   As filed with the Securities and Exchange Commission on July 20, 2000
                                                      Registration No. 333-33208
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------
                                 Pre-Effective

                              Amendment No. 5
                                       to
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------
                                SMTC Corporation
             (Exact name of registrant as specified in its charter)

         Delaware                    3672                    98-0197680
     (State or other          (Primary Standard           (I.R.S. Employer
       jurisdiction               Industrial            Identification No.)
   of incorporation or       Classification Code
      organization)                Number)
                                 635 Hood Road
                               Markham, Ontario,
                                 Canada L3R 4N6
                                 (905) 479-1810
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)
                                ---------------
                                  Paul Walker
                                   President
                                SMTC Corporation
                                 635 Hood Road
                        Markham, Ontario, Canada L3R 4N6
                                 (905) 479-1810
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ---------------
    Copies of all communications, including communications sent to agent for service, should be sent to:
          Alfred O. Rose, Esq.                   Phyllis G. Korff, Esq.
              Ropes & Gray                Skadden, Arps, Slate, Meagher & Flom
        One International Place                           LLP
    Boston, Massachusetts 02110-2624               Four Times Square
             (617) 951-7000                  New York, New York 10036-6522
                                ---------------      (212) 735-3000
  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ---------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                              Proposed          Proposed
                                          Maximum Offering      Maximum
  Title of Each Class of     Amount to be    Price Per     Aggregate Offering    Amount of
Securities to be Registered   Registered      Share(1)          Price(1)      Registration Fee
----------------------------------------------------------------------------------------------
 Common Stock, par value
  $.01 per share........      12,650,000       $16.00         $202,400,000       $53,434(2)
----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

(2)  $33,000 was paid on March 20, 2000, $7,750 was paid on May 23, 2000 and
     $160 was paid on June 19, 2000.
                                ---------------
   The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           IMPORTANT EXPLANATORY NOTE

   This Registration Statement contains two forms of prospectus: one to be used in connection with a firm-commitment underwritten initial public offering through a group of underwriters (the "Underwritten Offering"), and one to be used in connection with the issuance of common stock in exchange for the exchangeable shares to be offered in Canada by our subsidiary in an underwritten offering concurrent to our initial public offering in the United States (the "Exchange Offering"). The two prospectuses are identical in all respects except for the front and back cover pages; the "Recent Developments" section; the "Use of Proceeds" section; the section entitled "Underwriting" in the prospectus relating to the Underwritten Offering, which is replaced by a section entitled "Plan of Distribution" in the prospectus relating to the Exchange Offering; and references to our initial public offering, which are prospective in the prospectus relating the Underwritten Offering and retrospective in the prospectus relating to the Exchange Offering.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an +
+offer to sell securities and it is not soliciting an offer to buy these       +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                Subject to Completion, dated July 20, 2000.

PROSPECTUS

                             11,000,000 Shares
                            [SMTC LOGO APPEARS HERE]
                                SMTC CORPORATION

                                  Common Stock

           --------------------------------------------------------

  This is our initial public offering of shares of common stock. We are offering up to 11,000,000 shares of common stock. No public market currently exists for our shares.

  We propose to list our common stock on the Nasdaq National Market under the symbol "SMTX." The anticipated price range is $14.00 to $16.00 per share.

    Investing in the shares involves risks. "Risk Factors" begin on page 11.

                                                                 Per Share Total
                                                                 --------- -----
Public Offering Price...........................................   $       $
Underwriting Discounts and Commissions..........................   $       $
Proceeds, before expenses, to SMTC Corporation..................   $       $

  Concurrent with the offer and sale of shares of our common stock described in this prospectus, our subsidiary, SMTC Manufacturing Corporation of Canada, or SMTC Canada, is offering exchangeable shares for sale in an underwritten offering in Canada. Each exchangeable share will be exchangeable by the holder into one share of our common stock. We and SMTC Canada will sell a combined total of 11,000,000 shares of our common stock and exchangeable shares. We will reduce the number of shares of common stock we sell in this offering by the number of exchangeable shares sold by SMTC Canada in the concurrent offering. See "Prospectus Summary--Concurrent Offering."

  We have granted the underwriters a 30-day option to purchase up to 1,650,000 additional shares of common stock on the same terms and conditions as set forth above to cover over-allotments, if any.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

  Lehman Brothers, on behalf of the underwriters, expects to deliver the common
stock on or about      , 2000.

           --------------------------------------------------------

Lehman Brothers                                          RBC Dominion Securities

                                  -----------

Merrill Lynch & Co.                                          Robertson Stephens

      , 2000

                                  [COVER ART]


Description of front cover art: The cover art is comprised of a map of the world showing the location of SMTC's eight manufacturing and technology centers in "Denver, CO," "San Jose, CA," "Chihuahua, Mexico," "Toronto, Canada," "Boston, MA," "Charlotte, NC," "Austin, TX" and "Cork, Ireland," with captions over the map reading, "Fully Integrated Worldwide Facilities" and "Our global reach enables us to provide OEMs with the flexibility to manufacture products locally in several regions of the world." Bullet points appear under the map, reading "8 manufacturing & technology centers," "850,000 square feet of facilities," "3,000 employees worldwide" and "40 plus surface mount lines". It is also comprised of photographs of some of SMTC's facilities, products and processes, with captions reading "Fully Integrated Worldwide Facilities," "Web-Based Supply Chain Management Strategy," "Team Oriented Production System Focused by Customer," and "Comprehensive Suite of Design and Manufacturing Services."

                               TABLE OF CONTENTS

                                      Page
                                      ----
Prospectus Summary..................    1
About this Prospectus...............   10
Risk Factors........................   11
Use of Proceeds.....................   18
The Reclassification................   18
Dividend Policy.....................   19
Capitalization......................   20
Dilution............................   22
Unaudited Pro Forma Consolidated
 Financial Information..............   23
Selected Consolidated Financial
 Data...............................   39
Management's Discussion and Analysis
 of Financial Condition and Results
 of Operations......................   45

                                   Page
                                   ----
Business.........................   61
Management.......................   73
Related Party Transactions.......   84
Principal Stockholders...........   87
Description of Indebtedness......   89
Description of Capital Stock.....   90
Shares Eligible for Future Sale..   95
Underwriting.....................   98
Legal Matters....................  101
Experts..........................  101
Additional Information...........  102
Index to Financial Statements....  F-1

   You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock.

   This preliminary prospectus is subject to completion prior to this offering.

   Until       2000, all dealers that buy, sell or trade in shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

   This summary highlights information we present in greater detail elsewhere in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements as a result of factors described under "Risk Factors" and elsewhere in this prospectus.

                                SMTC Corporation

   We are a leading provider of advanced electronics manufacturing services, or EMS, to electronics industry original equipment manufacturers, or OEMs, worldwide. We service our customers through eight manufacturing and technology centers strategically located in key technology corridors in the United States, Canada, Europe and a cost-effective region of Mexico. Our full range of value-added services include product design, procurement, prototyping, assembly, test, final system build, comprehensive supply chain management, packaging, global distribution and after-sales support. Our business is focused on the fast-growing communications, networking and computing sectors. Based upon a comparison of our 1999 pro forma revenue of approximately $503 million with 1999 EMS industry revenue data provided by Technology Forecasters, Inc., or TFI, we are among the 15 largest EMS companies worldwide. We believe we are well-positioned to capitalize on the significant and growing market opportunity to provide advanced EMS solutions to OEMs on a global basis.

   We have customer relationships with over 50 OEMs, many of which date back more than five years. Our customers include industry leading OEMs such as ATI, Dell, EMC, IBM and Lucent Technologies. We developed these relationships by capitalizing on the continuing trend of OEMs to outsource manufacturing services, to consolidate their supply base and to form long-term strategic partnerships with selected high quality EMS providers. We also have relationships with a number of emerging companies in the high-growth communications and networking sectors, including Carrier Access, Cobalt Networks, Netopia, Suite Technologies and Sycamore Networks. In 1999, approximately 55% of our pro forma revenue was generated from the communications and networking sectors. We expect to continue to grow our business both through the addition of new, high quality customers and the expansion of our relationships with our existing customers.

   The EMS market is large and continues to grow rapidly. According to TFI, global EMS industry revenue is forecasted to grow at a compounded annual rate of approximately 20%, from $60.0 billion in 1998 to $149.4 billion in 2003. TFI forecasts that larger EMS companies with revenue of approximately $500 million or greater will grow at 30% or more annually during the same period. We believe that the growth for larger EMS companies is projected to be greater than the industry average because OEMs are increasingly outsourcing production to larger manufacturers that have the ability to provide a total service solution. Industry growth is being fueled by the overall growth of the electronics industry, the increased outsourcing of manufacturing by OEMs and the divestiture of OEM manufacturing assets to EMS businesses. We believe that OEMs decide to outsource in order to take advantage of the technology and manufacturing expertise of EMS companies, eliminate manufacturing overhead, reduce time-to-market of products and improve supply chain efficiency. TFI estimates that the percentage of total cost of goods sold in the electronics industry which is outsourced for manufacture by OEMs will increase from 9.5% in 1998 to 17.1% by 2003. According to TFI, the EMS industry is highly fragmented with over 3,000 independent EMS companies in existence and the 15 largest companies accounting for 42% of the worldwide market in 1998 based on revenue. The EMS industry has experienced, and is anticipated to continue to experience, significant consolidation. We believe that the fragmented nature of the industry will allow us to take advantage of acquisition opportunities to increase our scale and geographic scope as well as expand our customer relationships and service offerings.

   Since 1995 we and our predecessors have completed six acquisitions and one new site development which have substantially expanded our geographic reach, added manufacturing capacity, enabled us to diversify into new markets and broadened our technological capabilities and service offerings. Our corporate structure is the result of the July 1999 combination of the former SMTC Corporation, or Surface Mount, and HTM Holdings, Inc., or HTM. Combining Toronto, Ontario based Surface Mount and Denver, Colorado based HTM provided us with increased strategic and operating scale and greater geographic breadth. After the combination, we purchased Zenith Electronics' facility in Chihuahua, Mexico, which expanded our cost-effective manufacturing capabilities in an important geographic region. In September 1999, we established a manufacturing presence in the Northeastern United States and expanded our value-added services to include high precision enclosures capabilities by acquiring Boston, Massachusetts based W.F. Wood. We intend to continue to capitalize on the attractive acquisition opportunities that exist in the EMS marketplace. We are actively considering potential acquisitions in North America and Europe and are presently targeting Asia as an area for future expansion.

                                 Our Solutions

   Our solutions capitalize on our technological capabilities and the service offerings we deliver to OEMs. Key elements of our solutions include:

  . Customer-focused Team Oriented Production System, or T.O.P.S. Our cross-functional teams work as customer-focused business units without departmental barriers. As a result, we are able to tailor the manufacturing process for each customer resulting in reduced cycle times and quick time-to-market capabilities.

  . Comprehensive Supply Chain Management; Web-based System. Our supply chain management expertise enables us to rapidly scale operations to meet customer needs, shift capacity in response to product demand fluctuations, reduce material costs and effectively distribute products to our customers or their end-customers. In addition, we have available and are implementing a web-based supply chain management system which allows us to communicate, collaborate and plan with our suppliers and customers in real time.

  . Fully Integrated Worldwide Factories. Our global reach enables us to provide OEMs with the flexibility to manufacture products locally in several regions of the world. All of our assembly locations operate under the same model and with the same systems, allowing customers to seamlessly transfer their production from one of our facilities to another. This gives our customers greater flexibility to transfer production to the facility that suits their needs, enhances communication among facilities and allows our employees to work effectively at any of our sites.

                                  Our Strategy

   Our objective is to enhance our position as a leading EMS provider to OEMs worldwide. We intend to achieve this objective by pursuing the following strategies:

  .  Expand our global presence in strategic markets;

  .  Continue to provide leading edge supply chain management capabilities;

  . Strengthen our relationships with leading and emerging global OEMs in attractive EMS segments;

  . Provide advanced technological capabilities and comprehensive service offerings; and

  . Pursue selective acquisition opportunities, including asset divestitures by OEMs.

                              Recent Developments

   Pending Acquisition of Pensar Corporation. On May 23, 2000, we entered into an agreement to acquire Pensar Corporation, or Pensar, an EMS company specializing in design engineering services, headquartered in Appleton, Wisconsin. We expect to consummate the Pensar acquisition concurrently with the closing of this offering or shortly thereafter, subject to satisfaction of customary closing conditions. The purchase price is expected to be approximately $35.4 million, including acquisition related expenses of approximately $0.6 million. The consideration that we will issue and pay to the current shareholders of Pensar will consist of 1,187,883 shares of our common stock having an aggregate fair market value of approximately $17.8 million, and $17.0 million in cash. We will also assume $4.4 million of Pensar's outstanding debt. The purchase price was determined through arm's-length negotiations between the parties and represents a premium over tangible net book value of approximately $25.6 million, which will be amortized over ten years. The shareholders of Pensar are not affiliated with us or our shareholders.

   For the fiscal year ended December 31, 1999, Pensar had revenue of $53.0 million and earnings before interest, taxes, depreciation and amortization of $4.8 million. Pensar incurred approximately $0.5 million of one-time, non-recurring expenses and $0.1 million of acquisition related professional fees in 1999. We do not expect these costs to continue after the acquisition. Pensar's earnings before interest, taxes, depreciation and amortization for the fiscal year ended December 31, 1999 adjusted for one-time charges was $5.4 million.
We expect the Pensar acquisition to be accretive to earnings. See "Unaudited Pro Forma Consolidated Financial Information".

   Pensar provides a wide range of electronics design and manufacturing services to OEM customers primarily in the telecommunications, networking, medical, transportation and industrial sectors. Pensar operates a 75,000 square foot design and manufacturing facility in Appleton, Wisconsin, a design center in Minneapolis, Minnesota, and sales offices in Milwaukee, Wisconsin, Chicago, Illinois and Minneapolis, Minnesota. Pensar's front-end design engineering capabilities, extensive test development, design validation and electromagnetic compliance testing expertise make it an attractive acquisition for us. Pensar's focus on comprehensive front-end design services has positioned Pensar to support the needs of its OEM customers during the critical early phases of a product's life cycle. As a result of Pensar's design engineering strengths, it has become a preferred EMS supplier for the production of several customers' products. Pensar also has technology alliances with key partners such as Echelon, NETsilicon, SkyTel/MCI WorldCom and Texas Instruments, which strengthen Pensar's design engineering and build capabilities and enable it to accelerate the time-to-market of its customers' products. Pensar is also a developer of applications based on Echelon's LonWorks Technology and has expertise in providing design services in areas such as embedded Internet applications, control networking, digital signal processing, power electronics, and design for compliance with global safety and electromagnetic compatibility standards. Pensar's largest customer, Power Conversion Products, accounted for 22.2% of revenue in 1999. Pensar's next four largest customers in 1999 were Best Power Technologies, Computer Network Technology, Hunt Technologies and IMI Cornelius, together representing 32.9% of revenues.

   We believe that our pending acquisition of Pensar is an important component of our strategy to expand our value-added service offerings. Pensar will provide us with an enhanced design engineering and test capability, additional partnerships with leading technology suppliers, a diversification of our customer base and an expanded geographic presence in the Midwestern United States. Specifically, Pensar will expand our design engineering and test capabilities through the addition of 60 engineers and additional manufacturing capacity. We expect to achieve cost savings by combining our marketing efforts, shifting selected higher volume production to lower cost regions and through higher volume purchases of raw materials.

                                    Address

   SMTC Corporation is a Delaware corporation incorporated in 1998. Our principal executive office is located at 635 Hood Road, Markham, Ontario, Canada L3R 4N6 and our telephone number is (905) 479-1810. We maintain a website on the Internet at www.smtc.com. Our website, and the information contained therein, is not a part of this prospectus.

                                  The Offering

Shares offered....................... 11,000,000

  Common Stock offered by SMTC.....         shares

  Exchangeable Shares offered by            exchangeable shares
   SMTC Canada.....................

Common Stock to be outstanding after
 this offering.......................  26,026,412 shares of common stock. In calculating the number of shares, we
                                       included shares issuable upon exchange
                                       of all exchangeable shares that will be
                                       outstanding after this offering pursuant to the concurrent offering described under "Concurrent Offering."

Use of proceeds......................  We estimate we will receive approximately $146.0 million from this
                                       offering of common stock and
                                       exchangeable shares. We intend to use
                                       the proceeds from this offering to repay a substantial portion of our indebtedness and to fund the cash portion of the purchase price for the pending Pensar acquisition. See "Use of Proceeds" on page 18 of this prospectus.

Nasdaq National Market symbol for
 common stock........................  SMTX

Toronto Stock Exchange symbol for
 exchangeable shares.................  SMX

   In addition to the 26,026,412 shares of common stock and exchangeable shares that will be outstanding after this offering, as of the closing of this offering and based on the number of shares issued and options and warrants granted as of July 19, 2000, we expect to have additional shares of common stock available for issuance after this offering under the following plans and arrangements:

  .  2,497,806 shares issuable under our stock option plans, consisting of:

    . 493,829 shares underlying options outstanding at a weighted average exercise price of $5.75 per share, of which 52,889 are exercisable;

    .  2,003,977 shares available for future issuance; and

  . 577,363 shares issuable upon the exercise of warrants outstanding at a weighted average exercise price of $3.42 per share.

                              Concurrent Offering

   Concurrent with the offer and sale of shares of our common stock pursuant to this prospectus, our subsidiary, SMTC Canada, is offering exchangeable shares for sale in an underwritten offering in Canada. Each exchangeable share will be exchangeable at the option of the holder at any time into one share of our common stock, subject to compliance with applicable securities laws. We and SMTC Canada will sell a combined total of 11,000,000 shares of our common stock and exchangeable shares of SMTC Canada. We will reduce the number of shares of common stock we sell by the number of exchangeable shares sold by SMTC Canada in the concurrent offering. The exchangeable shares issued in the Canadian offering may not be resold or otherwise transferred in the United States except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or an exemption from registration under that Act. The issuance of the shares of our common stock issuable upon exchange of the exchangeable shares is registered under the same registration statement as the shares of common stock to be offered and sold pursuant to this prospectus. The offering of exchangeable shares will enable Canadian investors to acquire shares that are not foreign property for Canadian federal income tax purposes. The offering of common stock pursuant to this prospectus and the offering of the exchangeable shares by SMTC Canada are part of a single underwritten offering that will close at the same time.

  Summary Consolidated Historical and Pro Forma Financial Statements and Other
                                      Data

   The summary consolidated financial data set forth below is only a summary and you should read it together with "Selected Consolidated Financial Data," "Unaudited Pro Forma Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes appearing elsewhere in this prospectus.

  . The results of operations, other financial data and supplemental data for 1997 and 1998 represent the results of operations, financial data and supplemental data for HTM. For accounting purposes, HTM is considered to have acquired Surface Mount in the July 1999 combination.

  . The historic results of operations included in this prospectus for the year ended December 31, 1999 include a full year of results for HTM, as well as the results for Surface Mount from July 30, 1999 through December 31, 1999 and results for W.F. Wood from September 4, 1999 through December 31, 1999.

  . The unaudited as adjusted pro forma consolidated statement of operations data, other financial data and supplemental data for the year ended December 31, 1999 and three months ended March 31, 1999 give effect to the combination of Surface Mount and HTM, the acquisition of W.F. Wood and the pending acquisition of Pensar and reflect the receipt of the net proceeds from the sale of shares offered by us at an assumed initial public offering price of $15.00 per share and the application of the net proceeds of the offering as if these transactions had occurred on January 1, 1999. The unaudited as adjusted pro forma consolidated balance sheet data at December 31, 1999 give effect to the pending acquisition of Pensar and this offering as if these transactions had occurred on December 31, 1999. See "Use of Proceeds."

  . The unaudited as adjusted pro forma consolidated statement of operations data, other financial data and supplemental data for the three months ended April 2, 2000 give effect to the pending acquisition of Pensar and the offering as if these transactions had occurred on January 1, 1999. The unaudited as adjusted pro forma consolidated balance sheet data at April 2, 2000 give effect to the pending acquisition of Pensar and the offering as if these transactions occurred on April 2, 2000.

   Our consolidated financial statements and summary consolidated financial data have been prepared in accordance with generally accepted accounting principles, or GAAP, in the United States. These principles conform in all material respects with Canadian GAAP except as described in Note 23 to our consolidated financial statements. The differences between the line items under United States GAAP and those as determined under Canadian GAAP are not significant except that under Canadian GAAP the 1999 extraordinary loss would have been reported as a pre-tax expense of $2.1 million as part of other expenses; accordingly, the 1999 loss before income taxes recovery would be $2.8 million, income taxes recovery would be $0.7 million and net loss would be unchanged at $2.1 million under Canadian GAAP.



                                                                                            Pro forma
                                                        Pro forma                          as adjusted
                                                       as adjusted     Quarter Ended      Quarter Ended
                                                        Year Ended   ----------------- ------------------
                          Years Ended December 31,     December 31,  March 31, April 2, March 31, April 2,
                          ---------------------------  ------------  --------- -------- --------- --------
                           1997      1998      1999        1999        1999      2000     1999      2000
                          -------- --------  --------  ------------  --------- -------- --------- --------
                                        (in millions, except per share amounts)
SMTC Corporation
Consolidated Statement
of Operations Data:
United States GAAP (a)
Revenue.................  $  59.0  $   89.7  $  258.0     $502.7       $23.3    $124.3   $115.3    $140.6
Cost of sales...........     53.6      82.5     236.3      452.6        21.6     113.1    104.2     126.9
                          -------  --------  --------     ------       -----    ------   ------    ------
  Gross profit..........      5.4       7.2      21.7       50.1         1.7      11.2     11.1      13.7
Selling, general and
 administrative
 expenses...............      2.8       3.2      12.6       29.1         0.7       7.5      6.8       8.9
Amortization............      --        0.2       2.0        6.9         0.1       1.3      1.8       1.8
Recapitalization
 expenses (b)...........      --        2.2       --         --          --        --       --        --
Management fees (c).....      --        0.1       0.7        0.7         0.1       0.1      0.1       0.1
Former shareholders'
 compensation (d).......      --        --        --         0.6         --        --       0.1       0.1
Acquisition-related
 bonuses (e)............      --        --        --         2.6         --        --       --        --
                          -------  --------  --------     ------       -----    ------   ------    ------
Operating income........      2.6       1.5       6.4       10.2         0.8       2.3      2.3       2.9
Interest................      0.7       2.0       7.1        1.8         0.8       3.8      --        1.9
                          -------  --------  --------     ------       -----    ------   ------    ------
Earnings (loss) before
 income taxes...........      1.9      (0.5)     (0.7)       8.6         --       (1.5)     2.3       1.0
Income taxes
 (recovery).............      0.7      (0.2)      0.1        4.8         --       (0.1)     1.3       0.9
                          -------  --------  --------     ------       -----    ------   ------    ------
Earnings (loss) before
 extraordinary loss.....      1.2      (0.3)     (0.8)    $  3.8 (i)   $ --      $(1.4)    $1.0    $  0.1(i)
                                                          ======       =====    ======   ======    ======
Extraordinary loss (f)..      --        --       (1.3)
                          -------  --------  --------
Net earnings (loss).....  $   1.2  $   (0.3) $   (2.1)
                          =======  ========  ========
Earnings (loss) before
 extraordinary loss per
 common share (g):
  Basic.................  $  0.40  $  (0.44) $  (1.89)    $ 0.15       $0.03    $(1.16)  $ 0.04    $ 0.01
  Diluted...............     0.40     (0.44)    (1.89)      0.14        0.03     (1.16)    0.04      0.01
Weighted average number
 of shares outstanding
 (g):
  Basic.................      3.1       2.1       1.6       26.0         1.4       2.4     26.0      26.0
  Diluted...............      3.1       2.1       1.6       26.5         1.4       2.4     26.5      26.7
Other Financial Data:
Depreciation............  $   2.2  $    2.9  $    6.5     $ 10.2       $ 0.9    $  2.5   $  2.3    $  2.7
Amortization of
 goodwill...............      --        --        1.5        6.6         --        1.0      1.8       1.8
Amortization of
 financing costs........      --        0.2       0.5        0.1         0.1       0.3      --        --
Capital expenditures....      0.9       3.2       4.1       11.8         0.1       2.8      2.3       3.2
Cash flows from
 operating activities...     (0.4)     (3.8)     (6.6)                   6.0     (25.6)
Cash flows from
 financing activities...      1.2       4.3      49.6                   (5.1)     31.1
Cash flows from
 investing activities...     (0.4)     (0.5)    (41.4)                  (0.1)     (2.5)
Supplemental Data:
EBITDA (h)..............  $   4.8  $    4.6  $   14.9     $ 27.3       $ 1.8    $  6.1   $  6.4    $  7.3
Adjusted EBITDA (h).....      4.9       6.9      15.8       31.4         1.9       6.2      6.6       7.5

                                                               As of April 2,
                                  As of December 31, 1999           2000
                                  -------------------------- ------------------
                                                Pro forma            Pro forma
                                   Actual      as adjusted   Actual as adjusted
                                  ----------- -------------- ------ -----------
                                                 (in millions)
Consolidated Balance Sheet Data:
Cash and short-term
 investments....................  $       2.1   $       2.0  $  5.1   $  4.5
Working capital.................         53.4          65.6    84.3     95.9
Total assets....................        228.1         273.8   265.1    309.7
Total debt, including current
 maturities.....................        134.0          25.5   165.4     55.6
Shareholders' equity............          7.8         155.4     6.4    154.0

--------
(a) Refer to Note 23 to our consolidated financial statements for a description of differences between United States GAAP and Canadian GAAP.

(b) Leveraged recapitalization expenses of $2.2 million for the year ended December 31, 1998 include transaction costs and compensation expense related to our leveraged recapitalization.

(c) The expenses will terminate upon the closing of the offering.

(d) Reflects compensation paid to the former shareholders of W.F. Wood and Pensar.

(e) Acquisition-related bonuses for pro forma as adjusted December 31, 1999 consist of one-time bonuses of $2.3 million paid to management and $0.3 million paid to employees of W.F. Wood.

(f) The extraordinary loss of $1.3 million in 1999 arises from debt prepayment penalties of $0.8 million, the write-off of unamortized debt financing fees of $1.0 million and the write-off of unamortized debt discount of $0.3 million, net of a tax recovery of $0.8 million.

(g) Earnings (loss) per common share is calculated after providing for priority rights of preferred shares. Given the changes in our capital structure in connection with the 1999 combination of Surface Mount and HTM, historical earnings (loss) per share of common stock for the years ended December 31, 1997 and 1998 are not comparable to subsequent years. Pro forma earnings per share and pro forma weighted average number of common shares outstanding include all outstanding common stock and exchangeable shares adjusted to give effect to the reclassification assuming that this offering closes on July 27, 2000 and that the initial public offering price is $15.00.

(h) EBITDA means earnings before interest expense, income taxes, depreciation and amortization. EBITDA is presented because we believe it is a widely accepted financial indicator of an entity's ability to incur and service debt. Adjusted EBITDA is presented because it is used by our lenders as a basis for evaluating covenant compliance. Adjusted EBITDA means EBITDA adjusted for management fees, former shareholders' compensation and other charges described in the following table. However, neither EBITDA nor adjusted EBITDA should be considered as an alternative to cash flow from operating activities, as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with United States and Canadian GAAP. Our definition of adjusted EBITDA may differ from definitions of adjusted EBITDA used by other companies.

(h) Continued:

  The following table sets forth a reconciliation of EBITDA to adjusted EBITDA for each period included herein:



                                          Pro forma
                                         as adjusted                         Pro forma
                                          Year Ended                        as adjusted
                           Year Ended    December 31,   Quarter Ended      Quarter Ended
                          December 31,   (unaudited)  March 31, April 2, March 31, April 2,
                         --------------- ------------ --------- -------- --------- --------
                         1997 1998 1999      1999       1999      2000     1999      2000
                         ---- ---- ----- ------------ --------- -------- --------- --------
                                                   (in millions)
EBITDA.................. $4.8 $4.6 $14.9    $27.3       $1.8      $6.1     $6.4      $7.3
Loss on disposal of
 capital assets (1).....  0.1  --    0.2      0.2        --        --       --        --
Leveraged
 recapitalization
 expenses (2)...........  --   2.2   --       --         --        --       --        --
Management fees (3).....  --   0.1   0.7      0.7        0.1       0.1      0.1       0.1
Former W.F. Wood
 shareholders'
 compensation (4).......  --   --    --       0.1        --        --       0.1       --
Acquisition-related
 bonuses paid to W.F.
 Wood management and
 employees (5)..........  --   --    --       2.6        --        --       --        --
Compensation paid to
 former Pensar
 shareholders (6).......  --   --    --       0.5        --        --       --        0.1
                         ---- ---- -----    -----       ----      ----     ----      ----
Adjusted EBITDA......... $4.9 $6.9 $15.8    $31.4       $1.9      $6.2     $6.6      $7.5
                         ==== ==== =====    =====       ====      ====     ====      ====

  (1) Reflects losses on disposal of capital assets included in selling, general and administrative expenses.

  (2) Reflects transaction costs and compensation expense related to our leveraged recapitalization.

  (3) Reflects elimination of management fees paid to Bain Capital Partners VI, L.P., Celerity Partners, Inc. and Kilmer Electronics Group Limited under our Management Agreement, which will be terminated in connection with this offering.

  (4)  These expenses terminated at the time of the W.F. Wood acquisition.

  (5) Reflects one-time bonuses paid to management and employees of W.F. Wood in connection with our acquisition of W.F. Wood on September 3, 1999.

  (6) These expenses will terminate upon completion of the pending Pensar acquisition.

(i) The pro forma as adjusted earnings (loss) before extraordinary loss for the year ended December 31, 1999 and for the quarter ended April 2, 2000 does not reflect the after-tax effect of adjusting for the following acquisition-related, non-recurring adjustments and interest income:

  . $0.7 million and $0.1 million of pre-tax management fees paid to Bain Capital Partners VI, L.P., Celerity Partners, Inc. and Kilmer Electronics Group Limited for the year ended December 31, 1999 and for the quarter ended April 2, 2000, respectively, under a management agreement which will be terminated in connection with this offering;

  . $0.1 million of pre-tax compensation paid to former W.F. Wood shareholders for the year ended December 31, 1999;

  . $2.6 million of pre-tax acquisition-related bonuses paid to W.F. Wood management ($2.3 million) and W.F. Wood employees ($0.3 million) for the year ended December 31, 1999; and

  . $0.5 million and $0.1 million of pre-tax compensation paid to former Pensar shareholders for the year ended December 31, 1999 and for the quarter ended April 2, 2000, respectively.

   The effect of these adjustments is reflected in the following table:

                                                   Pro forma       Pro forma
                                                  as adjusted     as adjusted
                                                  Year Ended     Quarter Ended
                                               December 31, 1999 April 2, 2000
                                               ----------------- -------------
                                                        (in millions)
     Earnings before extraordinary loss.......       $ 3.8           $ 0.3
     Plus:
       Management fees........................         0.7             0.1
       Former W.F. Wood shareholders'
        compensation..........................         0.1             --
       Acquisition-related bonuses paid to
        management and employees of
        W.F. Wood.............................         2.6             --
       Former Pensar shareholders'
        compensation..........................         0.5             0.1
     Less:
       Tax effect of above adjustments at
        40%...................................        (1.6)           (0.1)
                                                     -----           -----
       Adjusted earnings before extraordinary
        loss..................................       $ 6.1           $ 0.4
                                                     =====           =====

                             ABOUT THIS PROSPECTUS

   The industry statistical data presented in this prospectus, except where otherwise noted, have been compiled from an electronics manufacturing services industry report, "Contract Manufacturing from a Global Perspective-1999 Update," and other data prepared by TFI, a California-based management consulting firm specializing in the electronics manufacturing industry. Although we have not independently verified the data, we believe that TFI is a reliable source of information. In addition, certain statistical data relating to us presented in this prospectus have been compiled from our internal surveys and schedules that, while believed by us to be reliable, have not been verified by any independent sources.

   Some of the statements under the captions "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" and elsewhere in this prospectus are forward-looking statements. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in this prospectus that are not historical facts. When used in this prospectus, the words "anticipates," "believes," "continue," "could," "estimate," "expects," "intends," "may," "plans," "seeks," "should," or "will," or the negative of these terms or similar expressions, are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including the factors discussed under "Risk Factors." You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We may not update these forward-looking statements after the date of this prospectus, even though our situation will change in the future. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

   We have applied for trademark protection for SMTC and the SMTC logo. This prospectus contains trademarks, service marks and trade names of companies and organizations other than SMTC Corporation.

   Except where the context otherwise requires,

 .   references in this prospectus to "SMTC," "we," " our," "us" and similar expressions are references to SMTC Corporation, together with its direct and indirect subsidiaries (and for periods prior to the July 1999 combination of our predecessors, SMTC Corporation and HTM Holdings, Inc., include both of our predecessors and their respective subsidiaries),

 .   references in this prospectus to "Surface Mount" are references to SMTC
    Corporation and its affiliated companies, including The Surface Mount Technology Centre Inc., prior to the July 1999 combination of SMTC Corporation and HTM Holdings, Inc.,

 .   references in this prospectus to "shares" are references, collectively, to shares of common stock offered by SMTC and the exchangeable shares offered by SMTC Canada in the concurrent offering described under "Concurrent Offering,"

 .   references in this prospectus to this "offering" are references to SMTC's offering of common stock and SMTC Canada's offering of exchangeable shares, and

 .   references in this prospectus to "US$" or "$" are to U.S. dollars and all references to "C$" are to Canadian dollars.

   Unless otherwise indicated, the information in this prospectus is presented as though (i) the reclassification described under "The Reclassification" has occurred, (ii) the exchangeable shares of SMTC Canada outstanding on the closing of this offering have been exchanged for our common stock, and (iii) the underwriters' over-allotment option is not exercised.

   With the exception of references to "pro forma revenue", unless otherwise indicated, the information in this prospectus is presented as though the pending acquisition of Pensar has not been completed.

                                  RISK FACTORS

   You should carefully consider the risks described below before making a decision to buy our shares. If any of the following risks actually occur, our business could be harmed. In that event, the trading price of our shares might decline, and you could lose all or part of your investment. You should also refer to the other information set forth in this prospectus, including our financial statements and related notes.

Risks Relating to Our Business and Industry

A majority of our revenue comes from a small number of customers; if we lose any of our largest customers, our revenue could decline significantly.

   Our largest customer in 1999 was Dell, which represented approximately 31.3% of our total pro forma revenue in 1999. Our next five largest customers collectively represented an additional 26.4% of our total pro forma revenue in 1999. We expect to continue to depend upon a relatively small number of customers for a significant percentage of our revenue. In addition to having a limited number of customers, we manufacture a limited number of products for each of our customers. If we lose any of our largest customers or any product line manufactured for one of our largest customers, we could experience a significant reduction in our revenue. For example, in 1999 we manufactured two products for Dell, servers, which represented 13.7%, or approximately $69 million, of our total pro forma revenue in 1999 of approximately $503 million, and riser cards, which represented 17.6%, or approximately $88 million, of our total pro forma revenue in 1999. In 1999 Dell informed us that, as part of its efforts to rationalize its supplier network, it intends to consolidate its server product manufacturing by shifting additional business to us while at the same time it intends to discontinue using us to manufacture its riser cards, a component used in personal computers. We expect that the Dell riser card business will not contribute any revenue beyond the second half of 2000. Also, the insolvency of one or more of our largest customers or the inability of one or more of our largest customers to pay for its orders could decrease revenue. As many of our costs and operating expenses are relatively fixed, a reduction in net revenue can decrease our profit margins and adversely affect our business, financial condition and results of operations.

Our industry is very competitive and we may not be successful if we fail to compete effectively.

   The EMS industry is highly competitive. We compete against numerous domestic and foreign EMS providers including Celestica Inc., Flextronics International Ltd., Jabil Circuit, Inc., SCI Systems, Inc. and Solectron Corporation. In addition, we may in the future encounter competition from other large electronics manufacturers that are selling, or may begin to sell, electronics manufacturing services. Many of our competitors have international operations, and some may have substantially greater manufacturing, financial, research and development and marketing resources and lower cost structures than we do. We also face competition from the manufacturing operations of current and potential customers, which are continually evaluating the merits of manufacturing products internally versus the advantages of using external manufacturers.

We may experience variability in our operating results, which could negatively impact the price of our shares.

   Our annual and quarterly results have fluctuated in the past. The reasons for these fluctuations may similarly affect us in the future. Historically, our calendar fourth quarter revenue has been highest and our calendar first quarter revenue has been lowest. Prospective investors should not rely on results of operations in any past period to indicate what our results will be for any future period. Our operating results may fluctuate in the future as a result of many factors, including:

  . variations in the timing and volume of customer orders relative to our manufacturing capacity;

  .  variations in the timing of shipments of products to customers;

  .  introduction and market acceptance of our customers' new products;

  .  changes in demand for our customers' existing products;

  . the accuracy of our customers' forecasts of future production requirements;

  .  effectiveness in managing our manufacturing processes;

  . changes in competitive and economic conditions generally or in our customers' markets;

  .  changes in the cost or availability of components or skilled labor; and

  . the timing of, and the price we pay for, acquisitions and related integration costs.

   In addition, most of our customers typically do not commit to firm production schedules more than 30 to 90 days in advance. Accordingly, we cannot forecast the level of customer orders with certainty. This makes it difficult to schedule production and maximize utilization of our manufacturing capacity. In the past, we have been required to increase staffing, purchase materials and incur other expenses to meet the anticipated demand of our customers. Sometimes anticipated orders from certain customers have failed to materialize, and sometimes delivery schedules have been deferred as a result of changes in a customer's business needs. Any material delay, cancellation or reduction of orders from our largest customers could cause our revenue to decline significantly. In addition, as many of our costs and operating expenses are relatively fixed, a reduction in customer demand can decrease our gross margins and adversely affect our business, financial condition and results of operations. On other occasions, customers have required rapid and unexpected increases in production which have placed burdens on our manufacturing capacity.

   Any of these factors or a combination of these factors could have a material adverse effect on our business, financial condition and results of operations.

Shortages or price fluctuations in component parts specified by our customers could delay product shipment and affect our profitability.

   A substantial portion of our revenue is derived from "turnkey" manufacturing. In turnkey manufacturing, we provide both the materials and the manufacturing services. If we fail to manage our inventory effectively, we may bear the risk of fluctuations in materials costs, scrap and excess inventory, all of which can have a material adverse effect on our business, financial condition and results of operations. We are required to forecast our future inventory needs based upon the anticipated demands of our customers. Inaccuracies in making these forecasts or estimates could result in a shortage or an excess of materials. A shortage of materials could lengthen production schedules and increase costs. An excess of materials may increase the costs of maintaining inventory and may increase the risk of inventory obsolescence, both of which may increase expenses and decrease profit margins and operating income.

   Many of the products we manufacture require one or more components that we order from sole-source suppliers. Supply shortages for a particular component can delay production of all products using that component or cause cost increases in the services we provide. In addition, in the past, some of the materials we use, such as memory and logic devices, have been subject to industry-wide shortages. As a result, suppliers have been forced to allocate available quantities among their customers and we have not been able to obtain all of the materials desired. Our inability to obtain these needed materials could slow production or assembly, delay shipments to our customers, increase costs and reduce operating income. Also, we may bear the risk of periodic component price increases. Accordingly, some component price increases could increase costs and reduce operating income. Also, we rely on a variety of common carriers for materials transportation and route materials through various world ports. A work stoppage, strike or shutdown of a major port or airport could result in manufacturing and shipping delays or expediting charges, which could have a material adverse effect on our business, financial condition and results of operations.

We have experienced significant growth in a short period of time and may have trouble integrating acquired businesses and managing our expansion.

   Since 1996, we and Surface Mount have together completed six acquisitions. Acquisitions may involve numerous risks, including difficulty in integrating operations, technologies, systems, and products and services of acquired companies, diversion of management's attention and disruption of operations, increased expenses and working capital requirements, entering markets in which we have limited or no prior experience and where competitors in such markets have stronger market positions and the potential loss of key employees and customers of acquired companies. In addition, acquisitions may involve financial risks, such as the potential liabilities of the acquired businesses, the dilutive effect of the issuance of additional equity securities, the incurrence of additional debt, the financial impact of transaction expenses and the amortization of goodwill and other intangible assets involved in any transactions that are accounted for using the purchase method of accounting, and possible adverse tax and accounting effects.

   We have a limited history of owning and operating our acquired businesses on a consolidated basis. There can be no assurance that we will be able to meet performance expectations or successfully integrate our acquired businesses on a timely basis without disrupting the quality and reliability of service to our customers or diverting management resources. Our rapid growth has placed and will continue to place a significant strain on management, our financial resources, and on our information, operating and financial systems. If we are unable to manage this growth effectively, it may have an adverse effect on our business, financial condition and results of operations.

Our acquisition strategy may not succeed.

   As part of our business strategy, we expect to continue to grow by pursuing acquisitions of other companies, assets or product lines that complement or expand our existing business. Competition for attractive companies in our industry is substantial. We cannot assure you that we will be able to identify suitable acquisition candidates or finance and complete transactions that we select. Our failure to execute our acquisition strategy may have a material adverse effect on our business, financial condition and results of operations. Also, if we are not able to successfully complete acquisitions, we may not be able to compete with larger EMS providers who are able to provide a total customer solution.

Our pending acquisition of Pensar may not be consummated or may not be successful.

   On May 23, 2000, we entered into a stock purchase agreement to acquire Pensar. The agreement is subject to customary closing conditions, which must be satisfied or waived for this transaction to be completed. Although we intend to consummate this transaction concurrently with this offering or shortly thereafter, there can be no assurance we will successfully complete this acquisition. In addition, if we are unable to effectively integrate Pensar's business into our existing business, it may have an adverse effect on our earnings or revenue growth.

If we do not effectively manage the expansion of our operations, our business may be harmed.

   We have grown rapidly in recent periods, and this growth may be difficult to sustain. Internal growth and further expansion of services may require us to expand our existing operations and relationships. We plan to expand our design and development services and our manufacturing capacity by expanding our facilities and by adding new equipment. Expansion has caused, and is expected to continue to cause, strain on our infrastructure, including our managerial, technical, financial and other resources. Our ability to manage future growth effectively will require us to attract, train, motivate and manage new employees successfully, to integrate new employees into our operations and to continue to improve our operational and information systems. We may experience inefficiencies as we integrate new operations and manage geographically dispersed operations. We may incur cost overruns. We may encounter construction delays, equipment delays or shortages, labor shortages and disputes, and production start-up problems that could adversely affect our growth and our ability to meet customers' delivery schedules. We may not be able to obtain funds for this expansion on acceptable terms or at all. In addition, we expect to incur new fixed operating expenses associated with our expansion efforts, including increases in depreciation expense and rental expense. If our revenue does not increase sufficiently to offset these expenses, our business, financial condition and results of operations would be adversely affected.

We are dependent upon the electronics industry which produces technologically advanced products with short life cycles.

   Substantially all of our customers are in the electronics industry, which is characterized by intense competition, short product life-cycles and significant fluctuations in product demand. In addition, the electronics industry is generally subject to rapid technological change and product obsolescence. If our customers are unable to create products that keep pace with the changing technological environment, their products could become obsolete and the demand for our services could significantly decline. Our success is largely dependent on the success achieved by our customers in developing and marketing their products. Furthermore, this industry is subject to economic cycles and has in the past experienced downturns. A recession or a downturn in the electronics industry would likely have a material adverse effect on our business, financial condition and results of operations.

If we are unable to respond to rapidly changing technology and process development, we may not be able to compete effectively.

   The market for our products and services is characterized by rapidly changing technology and continuing process development. The future success of our business will depend in large part upon our ability to maintain and enhance our technological capabilities, to develop and market products and services that meet changing customer needs, and to successfully anticipate or respond to technological changes on a cost-effective and timely basis. In addition, the EMS industry could in the future encounter competition from new or revised technologies that render existing technology less competitive or obsolete or that reduce the demand for our services. There can be no assurance that we will effectively respond to the technological requirements of the changing market. To the extent we determine that new technologies and equipment are required to remain competitive, the development, acquisition and implementation of such technologies and equipment may require us to make significant capital investments. There can be no assurance that capital will be available for these purposes in the future or that investments in new technologies will result in commercially viable technological processes.

Our business will suffer if we are unable to attract and retain key personnel and skilled employees.

   We depend on the services of our key senior executives, including Paul Walker, Edward Johnson, Philip Woodard, Gary Walker and Derek D'Andrade. Our business also depends on our ability to continue to recruit, train and retain skilled employees, particularly executive management, engineering and sales personnel. Recruiting personnel in our industry is highly competitive. In addition, our ability to successfully integrate acquired companies depends in part on our ability to retain key management and existing employees at the time of the acquisition. There can be no assurance that we will be able to retain our executive officers and key personnel or attract additional qualified management in the future.

Risks particular to our international operations could adversely affect our overall results.

   Our success will depend among other things on successful expansion into new foreign markets in order to offer our customers lower cost production options. Entry into new foreign markets may require considerable management time as well as start-up expenses for market development, hiring and establishing office facilities before any significant revenue is generated. As a result, operations in a new foreign market may operate at low profit margins or may be unprofitable.

   Pro forma revenue generated outside of the United States and Canada was approximately 5.5% in 1999. International operations are subject to inherent risks, including:

  .  fluctuations in the value of currencies and high levels of inflation;

  . longer payment cycles and greater difficulty in collecting accounts receivable;

  . unexpected changes in and the burdens and costs of compliance with a variety of foreign laws;

  .  political and economic instability;

  .  increases in duties and taxation;

  . inability to utilize net operating losses incurred by our foreign operations to reduce our U.S. and Canadian income taxes;

  . imposition of restrictions on currency conversion or the transfer of funds; and

  .  trade restrictions.

We are subject to a variety of environmental laws which expose us to potential financial liability.

   Our operations are regulated under a number of federal, state, provincial, local and foreign environmental and safety laws and regulations, which govern, among other things, the discharge of hazardous materials into the air and water as well as the handling, storage and disposal of such materials. Compliance with these environmental laws is a major consideration for us because we use metals and other hazardous materials in our manufacturing processes. We may be liable under environmental laws for the cost of cleaning up properties we own or operate if they are or become contaminated by the release of hazardous materials, regardless of whether we caused such release. In addition we, along with any other person who arranges for the disposal of our wastes, may be liable for costs associated with an investigation and remediation of sites at which we have arranged for the disposal of hazardous wastes, if such sites become contaminated, even if we fully comply with applicable environmental laws. In the event of a contamination or violation of environmental laws, we could be held liable for damages including fines, penalties and the costs of remedial actions and could also be subject to revocation of our discharge permits. Any such revocations could require us to cease or limit production at one or more of our facilities, thereby having a material adverse effect on our operations. Environmental laws could also become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with any violation, which could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Capital Structure

We expect to use substantially all of the net proceeds of this offering to repay indebtedness and, as a result, we may be unable to meet our future capital and liquidity requirements.

   We expect to use substantially all of the net proceeds of this offering to repay indebtedness. We expect that our principal sources of funds following this offering will be cash generated from operating activities and borrowings under our senior credit facility. After this offering, we expect to have $ million available to borrow under our senior credit facility. No assurance can be given that these funds will provide us with sufficient liquidity and capital resources for us to meet our current and future financial needs. In the past we have required and, after this offering we may require, additional equity or debt financing to meet our working capital requirements or to finance acquisitions. There can be no assurance that additional financing will be available when required or, if available, will be on terms satisfactory to us. Any failure to obtain such additional financing could prevent us from meeting our working capital requirements or from financing acquisitions, and could have a material adverse effect on our business, financial condition and results of operations.

Our future indebtedness could adversely affect our financial health and severely limit our ability to plan for or respond to changes in our business.

   We plan to incur indebtedness from time to time to finance acquisitions or capital expenditures or for other purposes. This debt could have adverse consequences for our business, including:

  .  We will be more vulnerable to adverse general economic conditions;

  . We will be required to dedicate a substantial portion of our cash flow from operations to repayment of debt, limiting the availability of cash for other purposes;

  . We may have difficulty obtaining additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes;

  . We may have limited flexibility in planning for, or reacting to, changes in our business and industry;

  . We could be limited by financial and other restrictive covenants in our credit arrangements in our borrowing of additional funds; and

  . We may fail to comply with the covenants under which we borrowed our indebtedness which could result in an event of default. If an event of default occurs and is not cured or waived, it could result in all amounts outstanding, together with accrued interest, becoming immediately due and payable. If we were unable to repay such amounts, the lenders could proceed against any collateral granted to them to secure that indebtedness.

   There can be no assurance that our leverage and such restrictions will not materially and adversely affect our ability to finance our future operations or capital needs or to engage in other business activities. In addition, our ability to pay principal and interest on our indebtedness, to meet our financial and restrictive covenants and to satisfy our other debt obligations will depend upon our future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond our control, as well as the availability of revolving credit borrowings under our senior credit facility or successor facilities.

The terms of our indebtedness agreements impose significant restrictions on our ability to operate.

   The terms of our current indebtedness agreements restrict, among other things, our ability to incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, merge, consolidate or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets. We are also required to maintain specified financial ratios and satisfy certain financial condition tests, which further restrict our ability to operate as we choose. Substantially all our assets and those of our subsidiaries are pledged as security under our senior credit facility. See "Description of Indebtedness."

Investment funds affiliated with Bain Capital, Inc., investment funds affiliated with Celerity Partners, Inc., Kilmer Electronics Group Limited and certain members of management will continue to have significant influence over our business after this offering, and could delay, deter or prevent a change of control or other business combination.

   Upon completion of this offering, investment funds affiliated with Bain Capital, Inc., investment funds affiliated with Celerity Partners, Inc., Kilmer Electronics Group Limited and certain members of management will hold approximately 16.3%, 14.4%, 7.9% and 13.4%, respectively, of our outstanding shares. In addition, up to three of the ten directors who will serve on our board following this offering will be representatives of the Bain funds, up to three will be representatives of the Celerity funds, up to two will be representatives of Kilmer Electronics Group Limited and up to two will be members of management. By virtue of such stock ownership and board representation, the Bain funds, the Celerity funds, Kilmer Electronics Group Limited and certain members of management will continue to have a significant influence over all matters submitted to our stockholders, including the election of our directors, and to exercise significant control over our business, policies and affairs. Such concentration of voting power could have the effect of delaying, deterring or preventing a change of control or other business combination that might otherwise be beneficial to our stockholders.

Provisions in our charter documents and state law may make it harder for others to obtain control of us even though some stockholders might consider such a development favorable.

   Provisions in our charter, by-laws and certain provisions under Delaware law may have the effect of delaying or preventing a change of control or changes in our management that stockholders consider favorable or beneficial. If a change of control or change in management is delayed or prevented, the market price of our shares could suffer. Please see "Description of Capital Stock."

Risks Related to this Offering

There may not be an active market for our shares, making it difficult to sell the shares you purchase.

   Prior to this offering, there has been no public market for our shares. We cannot assure you that an active trading market for our shares will develop or be sustained after this offering. We expect that approximately one-half of the shares sold in this offering will be shares of our common stock and approximately one-half will be exchangeable shares. Because the number of shares of common stock to be sold will be reduced by the number of exchangeable shares sold, in the event that a relatively large number of exchangeable shares are sold, the resulting smaller number of shares of our common stock tradeable in the public market could restrict the liquidity and depress the market price of our common stock. The initial public offering price for our shares will be determined by negotiations between the underwriters and us. We cannot assure you that the initial public offering price will correspond to the price at which our shares will trade in the public market subsequent to the offering or that the price of our shares available in the public market will reflect our actual financial performance.

Our share price could be volatile and could drop unexpectedly following this offering, possibly subjecting us to securities litigation.

   Historically, stock prices and trading volumes for newly public companies fluctuate widely for a number of reasons, including some reasons that may be unrelated to their businesses or results of operations. This type of market volatility could depress the price of our shares without regard to our operating performance. In addition, our operating results may be below the expectations of public market analysts or investors. If this were to occur, the market price of our shares could decrease, perhaps significantly.

   In the past, following periods of volatility in the market price of a particular company's securities, securities class action litigation has often been brought against that company. Many companies have been subject to this type of litigation. We may also become involved in this type of litigation. Litigation is often expensive and diverts management's attention and resources. Such litigation, if it were to occur, could have a material adverse effect upon our business, financial condition and results of operations.

Future sales of our shares, including those purchased in this offering, may depress our stock price.

   Sales of a substantial number of shares of our common stock in the public market by our stockholders after this offering could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. Based on shares outstanding as of May 31, 2000, upon completion of this offering we will have outstanding 26,026,412 shares of common stock, including shares of common stock issuable upon the exchange of exchangeable shares and assuming no exercise of the underwriters' over-allotment option. Of these shares, the shares of common stock sold in this offering will be freely tradeable, without restriction, in the public market. After the lock-up agreements pertaining to this offering expire 180 days from the date of this prospectus, an additional 13,594,357 shares of common stock will be eligible for sale in the public market, subject to compliance with applicable securities laws. See "Shares Eligible for Future Sale" for a description of shares of common stock that are available for future sale.

   In addition, 738,429 of the shares subject to outstanding options and warrants will be exercisable, and if exercised, available for sale 180 days after the date of this prospectus. Also, the exchangeable shares sold in this offering will be freely convertible to our common stock, and any such common stock will be freely tradeable without restriction in the public market in the United States, subject to compliance with applicable securities laws. After the lock-up agreements pertaining to this offering expire 180 days from the date of this prospectus, an additional 1,432,055 exchangeable shares will be freely convertible to our common stock, and any such common stock will be freely tradeable without restriction in the United States, subject to compliance with applicable securities laws. The exchange by the holders of exchangeable shares of a substantial number of exchangeable shares into shares of our common stock within a relatively short period of time could have the effect of depressing the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities.

The initial public offering price is significantly higher than the book value of our shares and you will experience immediate and substantial dilution in the value of your investment.

   The initial public offering price per share will significantly exceed the net tangible book value per share. Accordingly, investors purchasing shares in this offering will suffer immediate and substantial dilution of their investment. Additional dilution will occur upon the exercise of outstanding options. See "Dilution."

                                USE OF PROCEEDS

   Our net proceeds from the sale of the 11,000,000 shares offered in this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, including a fee of $1.8 million payable in connection with the termination of our management agreement, will be approximately $146.0 million. If the underwriters' over-allotment option is exercised in full, our net proceeds will be approximately $169.1 million. We intend to use the net proceeds to: (i) repay a portion of the amounts outstanding under the term loans and a portion of the amounts outstanding under the revolving credit facilities under our senior credit facility, (ii) repay all amounts outstanding under our subordinated notes, (iii) repay all amounts outstanding under our demand notes and (iv) finance the cash portion of the purchase price for the pending Pensar acquisition.

   Our senior credit facility consists of multi-tranche term loans and a revolving credit facility with final maturity dates in September 2006 and July 2004, respectively, and an aggregate principal balance of $162.4 million as of April 2, 2000. This indebtedness was incurred to refinance existing debt and to finance our acquisition of the Chihuahua facility and W.F. Wood. The loans under this facility bear interest at varying rates based, at our option, on either Eurodollar base rate plus 300 to 475 basis points or the bank rate plus 125 to 175 basis points. The weighted average interest rate for the loans outstanding under the senior credit facility at April 2, 2000 was 9.7%. In order to obtain additional working capital to finance the growth of our business, we entered into a senior subordinated loan agreement on May 18, 2000, under which we issued an aggregate of $5.0 million in principal amount of subordinated notes to some of our shareholders or their affiliates, including some of the Bain funds, Celerity Partners III, L.P., Kilmer, Paul Walker, Derek D'Andrade, Philip Woodard and General Electric Capital Corporation, in the amounts of $1,589,782, $1,268,381, $909,605, $529,190, $529,190, $101,694 and
$72,155, respectively. The subordinated notes bear simple interest at 15.0% per year and will be repaid on the completion of the offering with a portion of the net proceeds of the offering. In addition, on July 3, 2000 Kilmer and an affiliate of the Bain funds purchased demand notes from us, for a purchase price equal to the principal amount of the notes, in the amounts of $4,188,292 and $5,736,708, respectively. Of these demand notes, $5,925,000 in aggregate principal amount are secured by a portion of our fixed assets and the fixed assets of some of our subsidiaries. The demand notes bear interest of 3% of the principal amount accruing on the date of issuance and 13.75% per year and are payable to the holders of the notes at any time upon demand. See "Description of Indebtedness."

   The $1.8 million fee payable in connection with the termination of our management agreement will be paid to Bain Capital Partners VI, L.P., Celerity Partners, Inc. and Kilmer in the amounts of $720,000, $720,000 and $360,000, respectively. See "Related Party Transactions."

   Pending use of the net proceeds of this offering, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade marketable securities.

                              THE RECLASSIFICATION

   SMTC currently has three classes of common stock, designated as Class A common stock, Class L common stock and Class N common stock. The Class L common stock is identical to the Class A common stock, except that each share of Class L common stock is entitled to a preferential payment upon any distribution by SMTC to holders of SMTC capital stock, whether by dividend, liquidating distribution or otherwise, equal to the original cost of such share, $162.00, plus an amount which accrues on a daily basis at a rate of 12.0% per annum, compounded quarterly. After payment of this preference amount, each share of Class A common stock and Class L common stock shares equally in all distributions to holders of SMTC capital stock. As of July 27, 2000, the expected closing date of this offering, the preference amount will be $182.16 per share of Class L common stock. The Class N common stock is non-participating and represents voting rights only.

   In addition, SMTC Canada currently has outstanding Class L exchangeable shares that are exchangeable into shares of SMTC Class L common stock on a one-for-one basis. SMTC Canada also has outstanding Class Y shares that carry dividend and voting rights on the same basis as the Class L exchangeable shares. The holder of the Class Y shares has entered into an agreement with SMTC under which the Class Y shares are exchangeable for shares of Class L common stock on a one-for-one basis. See "Description of Capital Stock."

   Immediately prior to the completion of this offering, we will:

  . purchase the outstanding SMTC Canada Class Y shares in exchange for shares of Class L common stock;

  . convert each of the outstanding shares of Class L common stock into one share of Class A common stock plus an additional number of shares of Class A common stock determined by dividing the preference amount by the value of a share of Class A common stock based on the initial public offering price;

  . convert each share of Class A common stock into 3.7123 shares of common stock;

  . redeem all outstanding shares of Class N common stock and issue one share of special voting stock which will be held by a trustee for the benefit of the holders of exchangeable shares; and

  . convert each Class L exchangeable share into exchangeable shares of the same class as those being offered in this offering in the same ratio as shares of Class L common stock are converted to shares of common stock.

   The transactions described above are collectively referred to in this prospectus as the "reclassification."

   As of July 27, 2000, assuming an initial public offering price of $15.00 per share (the mid-point of the range set forth on the cover page of this prospectus), 15,026,412 shares of common stock will be outstanding immediately after the reclassification but prior to this offering, assuming the exchange of all exchangeable shares and the issuance of 1,187,883 shares in connection with the Pensar acquisition. The actual number of shares of common stock that will be issued as a result of the reclassification is subject to change based on the actual offering price and the closing date of this offering. Fractional shares otherwise issuable as a result of the reclassification will be rounded to the nearest whole number.

                                DIVIDEND POLICY

   SMTC Corporation has never declared or paid a cash dividend on its shares, and we currently do not anticipate paying any cash dividends in the foreseeable future. Our existing credit facilities restrict our ability to pay dividends. We currently intend to retain earnings and cash flow to finance future operations and expansion and to reduce indebtedness. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

   On closing of this offering, SMTC and its Canadian affiliates will enter into a support agreement under which SMTC will agree to maintain the economic equivalence of the exchangeable shares and the common stock by, among other things, not declaring and paying dividends on the common stock unless SMTC Canada is able to declare and pay economically equivalent dividends on the exchangeable shares in accordance with the terms of those shares. SMTC Canada may also declare stock dividends from time to time as necessary to maintain the one-for-one economic equivalence between exchangeable shares and shares of common stock. The SMTC Canada exchangeable shares do not carry any other right to receive dividends from SMTC Canada. Although SMTC Canada has paid dividends on its shares in the past, it does not currently anticipate paying any cash dividends on the exchangeable shares in the forseeable future.

                                 CAPITALIZATION

   The following table sets forth our cash and cash equivalents and our capitalization as of April 2, 2000 and April 30, 2000.

  .  on an actual basis; and

  . on a pro forma as adjusted basis after giving effect to (1) the reclassification as if it had occurred on April 2, 2000 or April 30, 2000, as applicable; (2) our sale of common stock and the common stock issuable upon exchange of the exchangeable shares offered by SMTC Canada (see "Prospectus Summary--Concurrent Offering"); and (3) the application of $146.0 million from the sale of shares in this offering to repay our long-term debt as described in "Use of Proceeds", assuming an initial public offering price of $15.00 per share (the mid-point of the range set forth on the cover page of this prospectus) and after deducting the estimated underwriting discounts and commissions and our estimated offering expenses.

   You should read this information together with our consolidated financial statements and the related notes to those statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in this prospectus.

                                     April 2, 2000         April 30, 2000
                                   -------------------   ----------------------
                                            Pro Forma                Pro Forma
                                   Actual  as adjusted   Actual     as adjusted
                                   ------  -----------   ------     -----------
                                     (in millions, except share data)
Cash and cash equivalents......... $  5.1    $  5.1      $  1.6       $  1.6
                                   ======    ======      ======       ======
Short-term obligations............    4.3       1.3         4.1          1.1
Long-term obligations:
  Long-term debt..................  159.4      16.4       156.5         13.5
  Capital lease obligations.......    1.6       1.6         1.5          1.5
                                   ------    ------      ------       ------
    Total long-term obligations...  161.0      18.0       158.0         15.0
Shareholders' equity:
  Common stock, $0.01 par value,
   no shares authorized or issued
   on an actual basis; 60,000,000
   shares authorized and
   26,026,412 shares issued and
   outstanding on a pro forma
   basis (a)......................     --       0.3          --          0.3
  Class A common stock, $0.001 par
   value, 12,820,000 shares
   authorized; 2,447,782 shares
   issued and outstanding on an
   actual basis; no shares
   authorized, issued and
   outstanding on a pro forma
   basis (b)......................     --        --          --           --
  Class L common stock, $0.001 par
   value, 300,000 shares
   authorized; 154,168 shares
   issued and outstanding on an
   actual basis; no shares
   authorized, issued and
   outstanding on a pro forma
   basis (c)......................     --        --          --           --
  Class N common stock, $0.001 par
   value, 125,000 shares
   authorized; 113,408 shares
   issued and outstanding on an
   actual basis; no shares
   authorized, issued and
   outstanding on a pro forma
   basis..........................     --        --          --           --
Additional paid-in capital........   11.8     157.5        11.8        157.5
Retained earnings (deficit).......   (5.8)     (8.1)(d)    (5.8)(e)     (8.1)(d)
Other.............................    0.3       0.3         0.3          0.3
                                   ------    ------      ------       ------
    Total shareholders' equity....    6.3     150.0         6.3        150.0
                                   ------    ------      ------       ------
    Total capitalization.......... $171.6    $169.3      $168.4       $166.1
                                   ======    ======      ======       ======

(a) Does not include (i) 675,958 shares of common stock reserved for issuance pursuant to our Amended and Restated 1998 Equity Incentive Plan or (ii) 577,363 shares of common stock reserved for issuance pursuant to outstanding warrants as of April 2, 2000 and April 30, 2000.
(b) Does not include shares of Class A common stock reserved for issuance pursuant to our stock option plan or shares of Class A common stock reserved for issuance pursuant to outstanding warrants as of April 2, 2000 and April 30, 2000.

(c) Does not include shares of Class L common stock reserved for issuance pursuant to our stock option plan, shares of Class L common stock reserved for issuance upon exchange of currently outstanding Class L exchangeable shares and Class Y shares of SMTC Canada, or shares of Class L common stock reserved for issuance pursuant to outstanding warrants, as of April 2, 2000 and April 30, 2000.

(d) As at April 2, 2000, adjusted to reflect an after-tax charge estimated to be $2.3 million, net of a $1.5 million tax recovery, on repayment of indebtedness with the net proceeds of the offering, comprised of the following items net of tax: $2.4 million for the write-off of unamortized deferred financing costs and deferred costs associated with the subordinated notes issued in May 2000; a $0.2 million premium payable with respect to the repayment of the senior credit facility; and a $0.3 million gain on termination of an interest rate swap.
(e) Such amounts for April 30, 2000 reflect the balances as of April 2, 2000, the most recent period for which such information is available.

                                   DILUTION

   Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the net tangible book value per share immediately after completion of this offering.

   As of April 2, 2000, assuming completion of the reclassification, net tangible book value was approximately $(38.4) million, or $(2.55) per share. Net tangible book value per share represents total tangible assets, less total liabilities, divided by the number of shares outstanding upon completion of the reclassification.

   After giving effect to the sale of 11,000,000 shares in this offering, our pro forma net tangible book value as of April 2, 2000 would have been approximately $115.2 million, or $4.43 per share. This represents an immediate increase in pro forma net tangible book value of $6.98 per share to our existing stockholders and an immediate dilution in pro forma net tangible book value of $10.57 per share to new investors in this offering. If the initial public offering price is higher or lower, the dilution to the new investors will be greater or less, respectively.

   The following table illustrates the dilution in pro forma net tangible book value per share to new investors:

     Assumed initial public offering price per share..............     $15.00
                                                                       ------
       Pro forma net tangible book value per share at April 2,
        2000......................................................      (2.55)
       Increase per share attributable to this offering...........       6.98
                                                                       ------
     Pro forma net tangible book value per share after this
      offering....................................................       4.43
                                                                       ------
     Dilution of pro forma net tangible book value per share to
      new investors...............................................     $10.57
                                                                       ======

   The table below assumes an initial public offering price of $15.00 per share before deducting underwriting discounts and commissions and estimated offering expenses payable by us and summarizes, as of April 2, 2000 on a pro forma basis, the differences between:

  . the number of shares purchased from us by our existing stockholders since our inception and the number of shares purchased by new investors in this offering;

  . the aggregate cash consideration paid by existing stockholders and to be paid by new investors; and

  . the average purchase price per share paid by the existing stockholders and to be paid by the new investors.

                                                                         Average
                                  Shares Purchased  Total Consideration   Price
                                 ------------------ --------------------   Per
                                   Number   Percent    Amount    Percent  Share
                                 ---------- ------- ------------ ------- -------
Existing stockholders........... 15,026,412  57.7%  $ 29,607,000  15.2%  $ 1.97
New investors................... 11,000,000  42.3    165,000,000  84.8   $15.00
                                 ----------  ----   ------------  ----   ------
  Total......................... 26,026,412   100%  $194,607,000   100%
                                 ==========  ====   ============  ====

   The above discussion and tables assume no exercise of any stock options or warrants outstanding as of April 2, 2000. As of April 2, 2000, there were options and warrants outstanding to purchase a total of 1,071,192 shares with a weighted average exercise price of $4.49 per share. If all of the currently exercisable options and warrants were exercised, the percent dilution to new investors would be 1.7%, and the average price per share to existing stockholders would be $2.14. See "Capitalization" and "Management."

   The above discussion and tables treat the 1,187,883 shares issuable in conjunction with the acquisition of Pensar as existing shares.

   The above discussion and tables also assume that this offering closes on July 27, 2000.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                          Quarter ended April 2, 2000

   The unaudited pro forma consolidated statement of earnings (loss) for the quarter ended April 2, 2000 gives pro forma effect to:

  .  the pending acquisition of Pensar;

  .  the reclassification as described under "The Reclassification"; and

  . the consummation of this offering and the application of the net proceeds therefrom, as described under "Use of Proceeds".

   The unaudited pro forma consolidated balance sheet gives effect to the acquisition, the reclassification and this offering as if each occurred on April 2, 2000.

   The unaudited pro forma consolidated statement of earnings (loss) gives effect to the acquisition, the reclassification and this offering as if each of these occurred on January 1, 1999.

   The accounting policies used in preparing the unaudited pro forma consolidated financial statements are those disclosed in our consolidated financial statements included in this prospectus.

   The unaudited pro forma consolidated financial information has been provided for informational purposes only and is not necessarily indicative of the results of operations or financial condition that actually would have been achieved if the combination, acquisition and other transactions had been completed on the date indicated, or that may be reported in the future. The unaudited pro forma financial information does not reflect expenses expected to be incurred to finalize the integration of the combined or acquired operations, or potential cost savings or improvements in revenue that we believe can be realized as a result of the acquisitions.

   The unaudited pro forma consolidated financial information has been prepared based on the unaudited consolidated information of SMTC Corporation (formerly HTM Holdings, Inc.) as of and for the quarter ended April 2, 2000 and the unaudited financial information of Pensar as of and for the quarter ended March 31, 2000.

   The unaudited pro forma consolidated financial information is based upon assumptions that we believe are reasonable and should be read in conjunction with the separate audited historical consolidated financial statements of SMTC Corporation (formerly HTM Holdings, Inc.) and Pensar. The assumptions underlying the offering and reclassification adjustments are subject to change when the initial offering price, gross proceeds and closing date are finalized.

   There are no differences between United States and Canadian GAAP that impact the pro forma consolidated financial information.

   The unaudited pro forma consolidated statement of earnings (loss) does not reflect the net after tax extraordinary loss of $2.3 million resulting from the prepayment of the $5.0 million subordinated notes issued in May 2000, the early extinguishment of debt resulting from the write-off of debt issuance costs, incurrence of the prepayment penalty and the gain from settlement of the interest rate swaps in connection with the prepayment of debt upon completion of the offering. The unaudited pro forma consolidated balance sheet, however, does reflect the extraordinary loss. The actual amount of this loss may be more or less depending on the closing date of the transaction.

The Reclassification

   Concurrent with the effectiveness of the offering, SMTC Corporation will complete a share capital reorganization that will be effected as follows, assuming a closing date for the offering of July 27, 2000 and an initial public offering price of $15.00 per share:

  . each outstanding Class Y share of SMTC Corporation's subsidiary, SMTC Manufacturing Corporation of Canada, will be purchased in exchange for shares of Class L common stock;

  . each outstanding share of Class L common stock will be converted into one share of Class A common stock plus an additional number of shares of Class A common stock determined by dividing the preference amount by the value of a share of Class A common stock based on the initial public offering price;

  .  each outstanding share of Class A common stock will be converted into
     3.7123 shares of common stock;

  . all outstanding shares of Class N common stock will be redeemed and one share of special voting stock will be issued which will be held by a trustee for the benefit of the holders of the exchangeable shares; and

  . each SMTC Canada Class L exchangeable share will be converted into exchangeable shares of the same class as those being offered in the offering in the same ratio as shares of Class L common stock are converted to shares of common stock.

   Subsequent to the reclassification, the share capital of SMTC Corporation will be as follows:

                                                     Number of shares
                          --------------------------------------------------------------------------
                          Additional                                                         Special
                           Paid in    Class A    Class L   Class N   Exchangeable   Common   Voting
                           Capital     Stock      Stock     Stock       Shares      Stock     Stock
                          ---------- ----------  --------  --------  ------------ ---------- -------
Balance, April 2, 2000..        --    2,447,782   154,168   113,408     113,408          --    --
Stock conversions.......        --   (2,447,782) (154,168) (113,408)  1,318,647   12,406,474     1
                           --------  ----------  --------  --------   ---------   ----------  ----
                                --          --        --        --    1,432,055   12,406,474     1
                           ========  ==========  ========  ========   =========   ==========  ====
                                                               Common Stock
                           Class A    Class L              ----------------------
                           Options    Options    Warrants  Options     Warrants
                          ---------- ----------  --------  --------  ------------
Balance April 2, 2000...    116,860       3,856   115,983       --          --
Option conversions......   (116,860)     (3,856)      --    493,829         --
Warrant conversions.....        --          --   (115,983)      --      577,363
                           --------  ----------  --------  --------   ---------
                                --          --        --    493,829     577,363
                           ========  ==========  ========  ========   =========
                                             Amount (in thousands of dollars)
                          --------------------------------------------------------------------------
                          Additional                                                         Special
                           Paid in    Class A    Class L   Class N   Exchangeable   Common   Voting
                           Capital     Stock      Stock     Stock       Shares      Stock     Stock
                          ---------- ----------  --------  --------  ------------ ---------- -------
Balance, April 2, 2000..   $ 11,804  $        3  $    --   $    --    $     --    $      --   $--
Stock conversions.......       (121)         (3)      --        --          --           124   --
                           --------  ----------  --------  --------   ---------   ----------  ----
                           $ 11,683  $      --   $    --   $    --    $     --    $      124  $--
                           ========  ==========  ========  ========   =========   ==========  ====

   The actual number of shares of common stock that will be issued as a result of the reclassification is subject to change based on the actual offering price and the closing date of this offering.

The Pending Acquisition of Pensar

   The unaudited pro forma consolidated financial information gives effect to our acquisition of all of the issued and outstanding shares of Pensar on the closing date of the initial public offering for approximately $35.4 million consisting of $17.0 million cash consideration, 1,187,883 of shares of our common stock having an aggregate fair market value of approximately $17.8 million and $600,000 of acquisition costs. The valuation of our shares to be issued as consideration is based on the initial public offering price. The total purchase price reflected in the unaudited pro forma consolidated financial information is preliminary and is based on the most recently available information. The final purchase price and purchase price allocation may vary from the preliminary amounts reflected herein and this may result in significant differences in certain pro forma adjustments.

                                SMTC CORPORATION

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                             (dollars in thousands)
                                 April 2, 2000
                                  (Unaudited)

                            SMTC       Pensar                  Pro forma                    Pro forma
                         Corporation Corporation               combined     Offering and   as adjusted
                          April 2,    March 31,  Acquisition   April 2,   reclassification  April 2,
                            2000        2000     adjustments     2000       adjustments       2000
                         ----------- ----------- -----------   ---------  ---------------- -----------
Assets
Current assets:
 Cash and short-term
  investments...........  $  5,111     $    27     $17,000 (a) $  4,538       $165,000 (b)  $  4,538
                                                   (17,600)(a)                 (19,000)(b)
                                                                              (131,075)(b)
                                                                               (14,925)(b)
                                                                                   (78)(b)
                                                                                  (400)(c)
                                                                                   478 (e)
 Accounts receivable....    80,651       8,334                   88,985                       88,985
 Inventories............    86,394       6,786                   93,180                       93,180
 Prepaid expenses.......     5,341         246                    5,587                        5,587
 Deferred income taxes..     1,044         --                     1,044            160 (c)
                                                                                 1,116 (d)
                                                                                  (191)(e)     2,568
                                                                                   439 (f)
                          --------     -------     -------     --------       --------      --------
                           178,541      15,393        (600)     193,334          1,524       194,858

Capital assets..........    35,311       4,859                   40,170                       40,170
Goodwill and excess of
 purchase price over
 tangible book value of
 net assets acquired....    39,791         --       25,602 (a)   65,393                       65,393
Other assets............    10,882         562                   11,444         (2,790)(d)     8,654
Deferred income taxes...       592         --                       592            --            592
                          --------     -------     -------     --------       --------      --------
                          $265,117     $20,814     $25,002     $310,933       $ (1,266)     $309,667
                          ========     =======     =======     ========       ========      ========
Liabilities and
 Shareholders' Equity

Current liabilities:
 Line of credit.........  $    --      $ 3,000     $           $  3,000       $ (3,000)(b)  $    --
 Accounts payable.......    59,039       4,996                   64,035                       64,035
 Accrued liabilities....    31,908       1,645                   33,553                       33,553
 Income taxes payable...       --          --                       --
 Current portion of
  long-term debt........     3,000         335                    3,335         (3,335)(b)       --
 Current portion of
  capital lease
  obligation............     1,335         --                     1,335                        1,335
                          --------     -------     -------     --------       --------      --------
                            95,282       9,976                  105,258         (6,335)       98,923

Capital lease
 obligations............     1,618         --                     1,618                        1,618
Long-term debt..........   159,417       1,040      17,000 (a)  177,457       (124,818)(b)    52,639
Deferred income taxes...     2,444         --                     2,444                        2,444
Shareholders' equity:
 Capital stock..........         3           1          (1)(a)        3            203 (g)       206
 Warrants...............       367         --                       367                          367
 Loans receivable.......       (60)       (415)        415 (a)      (60)                         (60)
 Additional paid-in
  capital...............    11,804       1,209      16,591 (a)   29,604        131,075 (b)   161,574
                                                                                  (203)(g)
                                                                                 1,098 (f)
 Retained earnings
  (deficit).............    (5,758)      9,003      (9,003)(a)   (5,758)          (240)(c)    (8,044)
                                                                                (1,674)(d)
                                                                                   287 (e)
                                                                                  (659)(f)
                          --------     -------     -------     --------       --------      --------
                             6,356       9,798       8,002       24,156        129,887       154,043
                          --------     -------     -------     --------       --------      --------
                          $265,117     $20,814     $25,002     $310,933       $ (1,266)     $309,667
                          ========     =======     =======     ========       ========      ========

    See accompanying notes to pro forma consolidated financial information.

                                SMTC CORPORATION

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                             (dollars in thousands)
                                 April 2, 2000
                                  (Unaudited)
Pro forma adjustments:

(a) Reflects the preliminary allocation of the purchase consideration for the pending acquisition of Pensar as follows:

   Current assets.................................................... $15,393
   Capital assets....................................................   4,859
   Other long-term assets............................................     562
   Excess of purchase price over tangible book value of net assets acquired.........................................................  25,602
   Liabilities assumed............................................... (11,016)
                                                                      -------
                                                                      $35,400
                                                                      =======

  The purchase price consists of $17,000 cash consideration, an ascribed value of $17,800 in shares of common stock of SMTC Corporation and $600 in acquisition costs.

  The pending acquisition will be accounted for by the purchase method. The total purchase consideration will be allocated to the identifiable assets acquired and liabilities assumed based on their respective fair values as at the date of acquisition, with the excess amounts allocated to goodwill, which will be amortized over ten years. The valuations and other studies required to determine the fair values of identifiable assets acquired and liabilities assumed has not been completed for the Pensar acquisition. Accordingly, the preliminary allocation is expected to change upon further study and as more current information becomes available.

(b) Reflects our sale of 11,000,000 shares of common stock and exchangeable shares generating gross proceeds of $165,000 and the use of the estimated net proceeds of $146,000, net of underwriting discounts and commissions and the estimated offering expenses totaling $19,000, and the $78 of proceeds from termination of the interest rate swap net of the prepayment penalty (notes (c) and (e)) to repay a portion of our outstanding indebtedness under our senior credit facility, Pensar debt, the $5,000 of subordinated notes issued in May 2000 and the $9,925 of demand notes issued in July 2000. The adjustment assumes the underwriters' over-allotment option is not exercised. See "Use of Proceeds" and "Description of Indebtedness."

(c) Reflects the prepayment premium of $400, before the $160 of related income tax recovery (at a 40% effective tax rate), resulting in an extraordinary loss of $240 in connection with the prepayment of the subordinated debt in connection with the offering. Amounts will differ based on the effective date of the offering.

(d) Reflects the write-off of $2,790 in capitalized debt issuance costs, before $1,116 of related income tax recovery (at a 40% effective tax rate), resulting in an after-tax extraordinary loss of $1,674 in connection with the repayment of outstanding debt. Amounts will differ based on the effective date of the offering.

(e) Reflects the recognition of a $478 gain, in connection with the termination of the swap on debt outstanding under the senior credit facility before $191 of related income tax expense (at a 40% effective tax rate), resulting in an extraordinary gain of $287. Amounts will differ based on the effective date of the offering.

(f) Reflects the value of the warrants, in excess of proceeds received, issued in May 2000 in connection with the subordinated notes and the related write-off of $1,098 before $439 of related income tax recovery (at a 40% effective tax rate) resulting in an extraordinary loss of $659 related to the prepayment of the subordinated notes.

(g) Represents the par value of shares issued in the offering and the reclassification of the existing common stock.

                                SMTC CORPORATION

              PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
     (dollars in thousands, except share quantities and per share amounts)
                          Quarter ended April 2, 2000
                                  (Unaudited)

                             SMTC       Pensar                                                  Pro forma
                          Corporation Corporation                                              as adjusted
                            Quarter     Quarter                                   Offering       Quarter
                             ended       ended                                      and           ended
                           April 2,    March 31,  Acquisition   Pro forma     reclassification  April 2,
                             2000        2000     adjustments   combined        adjustments       2000
                          ----------- ----------- -----------   ---------     ---------------- -----------
Revenue.................   $ 124,333    $16,283     $  --       $140,616                       $  140,616
Cost of sales...........     113,127     13,735        --        126,862                          126,862
                           ---------    -------     ------      --------                       ----------
Gross profit............      11,206      2,548        --         13,754                           13,754
Selling, general and
 administrative
 expenses...............       7,548      1,359        --          8,907                            8,907
Management fees.........         131        --         --            131                              131
Amortization............       1,272        --         640 (a)     1,912           $ (137)(e)       1,775
Former Pensar
 shareholders'
 compensation...........         --         114        --            114                              114
                           ---------    -------     ------      --------           ------      ----------
Operating income........       2,255      1,075       (640)        2,690              137           2,827
Interest................       3,789        103        373 (b)     4,265           (2,773)(f)       1,492
                           ---------    -------     ------      --------           ------      ----------
Earnings (loss) before
 income taxes...........      (1,534)       972     (1,013)       (1,575)           2,910           1,335
Income taxes (recovery):
 Current................        (316)       --        (305)(c)      (232)           1,109 (g)         877
                                                       389 (d)
 Deferred...............         225        --        (101)(c)       124               55 (g)         179
                           ---------    -------     ------      --------           ------      ----------
                                 (91)       --         (17)         (108)           1,164           1,056
                           ---------    -------     ------      --------           ------      ----------
Earnings (loss) ........   $  (1,443)   $   972     $ (996)     $ (1,467)(h)       $1,746             279(h)
                           =========    =======     ======      ========           ======      ==========
Income (loss) per common
 share:
 Earnings (loss) .......   $  (1,443)
 Less Class L preferred
  entitlement...........      (1,366)
                           ---------
Earnings (loss)
 attributable to common
 shareholders ..........   $  (2,809)
                           =========
Earnings (loss) per
 common share:
 Basic..................   $   (1.16)                                                          $     0.01
                           =========                                                           ==========
 Diluted................   $   (1.16)                                                          $     0.01
                           =========                                                           ==========
Weighted average number
 of shares outstanding:
 Basic..................   2,414,642                                                           26,026,412
                           =========                                                           ==========
 Diluted................   2,414,642                                                           26,709,150
                           =========                                                           ==========


    See accompanying notes to pro forma consolidated financial information.

                                SMTC CORPORATION

          NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
                             (dollars in thousands)
                          Quarter ended April 2, 2000
                                  (Unaudited)
Pro forma adjustments:

(a) Reflects the additional amortization expense related to the excess of purchase price over the tangible net book value of net assets to be acquired. The valuations and other studies required to determine the fair values of identifiable assets acquired and liabilities assumed has not been completed for the Pensar acquisition. The amortization is based on the estimated useful life of 10 years.

(b) Reflects the additional interest expense related to the borrowings required by us to complete the Pensar acquisition, based on our current incremental borrowing rate on April 2, 2000 of LIBOR plus 350 basis points.

(c) Reflects the income tax effect of adjustments (a) and (b) at a 40% effective tax rate. The goodwill amortization of $640 in connection with the pending acquisition of Pensar is tax deductible.

(d) Reflects the income tax effect of treating Pensar as a "C" Corporation. Prior to its pending acquisition by SMTC, Pensar held "S Corp." status for federal and state income tax purposes, thereby consenting to include the company's income in the shareholders' individual income tax returns.

(e)  Reflects the decrease in amortization of debt issuance costs.

(f) Reflects the decrease in interest expense in connection with the use of net proceeds from the offering to repay outstanding debt as follows:

   Pro forma combined interest expense................................. $ 4,265
   Elimination of historical and pro forma interest....................  (2,773)
                                                                        -------
   Pro forma interest expense subsequent to the offering............... $ 1,492
                                                                        =======

  The elimination of historical and pro forma interest is calculated by applying the assumed offering proceeds net of the prepayment penalty and swap termination proceeds to outstanding debt balances (including the debt related to our pending acquisition of Pensar) net of $5,000 to be applied to the subordinated notes issued in May 2000 and $9,925 of demand notes issued in July 2000 as if the proceeds were applied at January 1, 1999. The proceeds were applied against the entire balance outstanding on the subordinated debt, term loans, Pensar debt and a portion of the revolving credit facility.

(g) Reflects the income tax effect of adjustments (e) and (f) at a 40% effective tax rate.

                                SMTC CORPORATION

          NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
                             (dollars in thousands)
                          Quarter ended April 2, 2000
                                  (Unaudited)

(h) The pro forma combined and pro forma as adjusted earnings (loss) before extraordinary loss do not reflect the after-tax effect of adjusting for the following acquisition-related, non-recurring adjustments and interest income:

  . $131 of pre-tax management fees paid to Bain Capital Partners VI, L.P., Celerity Partners, Inc. and Kilmer Electronics Group Limited under a management agreement which will be terminated in connection with this offering.

  .  $114 of pre-tax compensation paid to Pensar shareholders.

   The effect of these adjustments is reflected in the following table:

                                                           Pro forma  Pro forma
                                                           combined  as adjusted
                                                           --------- -----------
   Earnings (loss) .......................................  $(1,467)    $279

   Plus:
     Management fees......................................      131      131
     Former Pensar shareholders' compensation.............      114      114

   Less:
     Tax effect of above adjustments at 40%...............      (98)     (98)
                                                            -------     ----
     Adjusted earnings (loss) ............................  $(1,320)    $426
                                                            =======     ====

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                          Year Ended December 31, 1999

   The unaudited pro forma consolidated statement of earnings (loss) for the year ended December 31, 1999 gives pro forma effect to:

  .  the combination of Surface Mount and HTM;

  .  the acquisition of W.F. Wood;

  .  the pending acquisition of Pensar;

  .  the reclassification as described under "The Reclassification"; and

  . the consummation of the offering and the application of the net proceeds therefrom, as described under "Use of Proceeds".

   The unaudited pro forma consolidated balance sheet gives effect to the pending acquisition of Pensar, the reclassification and the offering as if each occurred on December 31, 1999.

   The unaudited pro forma consolidated statement of earnings (loss) gives effect to the combination, the acquisitions, the reclassification and the offering as if each of these occurred on January 1, 1999.

   The accounting policies used in preparing the unaudited pro forma consolidated financial statements are those disclosed in our consolidated financial statements included in this prospectus.

   The unaudited pro forma consolidated financial information has been provided for informational purposes only and is not necessarily indicative of the results of operations or financial condition that actually would have been achieved if the combination, acquisition and other transactions had been completed on the date indicated, or that may be reported in the future. The unaudited pro forma financial information does not reflect expenses expected to be incurred to finalize the integration of the combined or acquired operations, or potential cost savings or improvements in revenue that we believe can be realized as a result of the acquisitions.

   The unaudited pro forma consolidated financial information has been prepared based on the audited consolidated financial statements of SMTC Corporation (HTM Holdings, Inc.) as of and for the year ended December 31, 1999, the unaudited financial statements of Surface Mount as of and for the period from January 1, 1999 to July 29, 1999, the audited financial statements of W.F. Wood, Incorporated as of and for the period from January 1, 1999 to September 3, 1999 and the audited financial statements of Pensar as of and for the year ended December 31, 1999.

   The unaudited pro forma consolidated financial information is based upon assumptions that we believe are reasonable and should be read in conjunction with the separate audited historical consolidated financial statements of SMTC, Surface Mount, W.F. Wood, Incorporated and Pensar. The assumptions underlying the offering and reclassification adjustments are subject to change when the initial offering price, gross proceeds and closing date are finalized.

   The unaudited pro forma consolidated financial information has been prepared in accordance with United States GAAP and the notes to the unaudited pro forma consolidated statement of earnings (loss) include a reconciliation to Canadian GAAP. There are no differences between United States and Canadian GAAP that impact the pro forma consolidated balance sheet.

   The unaudited pro forma consolidated statement of earnings (loss) does not reflect the net after-tax extraordinary loss of $2.4 million resulting from the prepayment of the $5.0 million subordinated notes issued in May 2000, the early extinguishment of debt resulting from the write-off of debt issuance costs, incurrence of the prepayment penalty and the gain from settlement of the interest rate swaps in connection with the prepayment of debt upon completion of the offering. The unaudited pro forma consolidated balance sheet, however, does reflect the extraordinary loss. The actual amount of this loss may be more or less than the pro forma amount based on the closing date of the transaction.

The Reclassification

   Concurrent with the effectiveness of the offering, SMTC Corporation will complete a share capital reorganization that will be effected as follows, assuming a closing date for the offering of July 27, 2000 and an initial public offering price of $15.00 per share:

  . each outstanding Class Y share of SMTC Corporation's subsidiary, SMTC Manufacturing Corporation of Canada, will be purchased in exchange for shares of Class L common stock;

  . each outstanding share of Class L common stock will be converted into one share of Class A common stock plus an additional number of shares of Class A common stock determined by dividing the preference amount by the value of a share of Class A common stock based on the initial public offering price;

  .  each outstanding share of Class A common stock will be converted into
     3.7123 shares of common stock;

  . all outstanding shares of Class N common stock will be redeemed and one share of special voting stock will be issued which will be held by a trustee for the benefit of the holders of the exchangeable shares; and

  . each SMTC Canada Class L exchangeable share will be converted into exchangeable shares of the same class as those being offered in the offering in the same ratio as shares of Class L common stock are converted to shares of common stock.

   Subsequent to the reclassification, the share capital of SMTC Corporation will be as follows:

                                                    Number of shares
                         --------------------------------------------------------------------------
                         Additional                                                         Special
                          Paid in    Class A    Class L   Class N   Exchangeable   Common   Voting
                          Capital     Stock      Stock     Stock       Shares      Stock     Stock
                         ---------- ----------  --------  --------  ------------ ---------- -------
Balance, December 31,
 1999...................       --    2,447,782   154,168   113,408     113,408          --     --
Stock conversions.......       --   (2,447,782) (154,168) (113,408)  1,318,647   12,406,474      1
                          --------  ----------  --------  --------   ---------   ----------  -----
                               --          --        --        --    1,432,055   12,406,474      1
                          ========  ==========  ========  ========   =========   ==========  =====
                                                              Common Stock
                                                          ----------------------
                          Class A    Class L
                          Options    Options    Warrants  Options     Warrants
                         ---------- ----------  --------  --------  ------------
Balance, December 31,
 1999...................   116,860       3,856   115,983       --          --
Option conversions......  (116,860)     (3,856)      --    493,829         --
Warrant conversions.....       --          --   (115,983)      --      577,363
                          --------  ----------  --------  --------   ---------
                               --          --        --    493,829     577,363
                          ========  ==========  ========  ========   =========

                                            Amount (in thousands of dollars)
                         --------------------------------------------------------------------------
                         Additional                                                         Special
                          Paid in    Class A    Class L   Class N   Exchangeable   Common   Voting
                          Capital     Stock      Stock     Stock       Shares      Stock     Stock
                         ---------- ----------  --------  --------  ------------ ---------- -------
Balance, December 31,
 1999...................  $ 11,804  $        3  $    --   $    --    $     --    $      --   $ --
Stock conversions.......      (121)         (3)      --        --          --           124    --
                          --------  ----------  --------  --------   ---------   ----------  -----
                          $ 11,683  $      --   $    --   $    --    $     --    $      124  $ --
                          ========  ==========  ========  ========   =========   ==========  =====

   The actual number of shares of common stock that will be issued as a result of the reclassification is subject to change based on the actual offering price and the closing date of this offering.

The Pending Acquisition of Pensar

   The unaudited pro forma consolidated financial information gives effect to our acquisition of all of the issued and outstanding shares of Pensar on the closing date of the initial public offering for approximately $35.4 million consisting of $17.0 million cash consideration, 1,187,883 of shares of our common stock having an aggregate fair market value of approximately $17.8 million and $600,000 of acquisition costs. The valuation of our shares to be issued as consideration is based on the initial public offering price. The total purchase price reflected in the unaudited pro forma consolidated financial information is preliminary and is based on the most recently available information. The final purchase price and purchase price allocation may vary from the preliminary amounts reflected herein and this may result in significant differences in certain pro forma adjustments.

                                SMTC CORPORATION
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                             (dollars in thousands)
                               December 31, 1999
                                  (Unaudited)

                             SMTC        Pensar                                                Pro forma
                         Corporation  Corporation                             Offering and    as adjusted
                         December 31, December 31, Acquisition   Pro forma  reclassification  December 31,
                             1999         1999     adjustments   combined     adjustments         1999
                         ------------ ------------ -----------   ---------  ----------------  ------------
Assets
Current assets:
 Cash and short-term
  investments...........   $  2,083     $   512      $17,000 (a) $  1,995      $ 165,000 (b)    $  1,995
                                                     (17,600)(a)                 (19,000)(b)
                                                                                (131,075)(b)
                                                                                 (14,925)(b)
                                                                                     (78)(b)
                                                                                    (400)(c)
                                                                                     478 (e)
 Accounts receivable....     71,597       9,781                    81,378                         81,378
 Inventories............     61,680       5,273                    66,953                         66,953
 Prepaid expenses.......      3,647         201                     3,848                          3,848
 Deferred income taxes..      1,527         --                      1,527            160 (c)       3,104
                                                                                   1,169 (d)
                                                                                    (191)(e)
                                                                                     439 (f)
                           --------     -------      -------     --------      ---------        --------
                            140,534      15,767         (600)     155,701          1,577         157,278

Capital assets..........     35,003       4,721                    39,724                         39,724
Goodwill and excess of
 purchase price over
 tangible book value of
 net assets acquired....     40,800         --        26,599 (a)   67,399                         67,399
Other assets............     11,145         511                    11,656         (2,921)(d)       8,735
Deferred income taxes...        623         --                        623                            623
                           --------     -------      -------     --------      ---------        --------
                           $228,105     $20,999      $25,999     $275,103      $  (1,344)       $273,759
                           ========     =======      =======     ========      =========        ========
Liabilities and
 Shareholders' Equity

Current liabilities:
 Line of credit.........   $    --      $ 4,215      $           $  4,215      $  (4,215)(b)    $    --
 Accounts payable.......     53,119       5,277                    58,396                         58,396
 Accrued liabilities....     29,307       1,293                    30,600                         30,600
 Income taxes payable...      1,127         --                      1,127                          1,127
 Current portion of
  long-term debt........      2,000         332                     2,332         (2,332)(b)         --
 Current portion of
  capital lease
  obligation............      1,541         --                      1,541                          1,541
                           --------     -------      -------     --------      ---------        --------
                             87,094      11,117                    98,211         (6,547)         91,664

Capital lease
 obligations............      1,537         --                      1,537                          1,537
Long-term debt..........    128,942       1,081       17,000 (a)  147,023       (124,606)(b)      22,417
Deferred income taxes...      2,733         --                      2,733                          2,733
Shareholders' equity:
 Capital stock..........          3           1           (1)(a)        3            203 (g)         206
 Warrants...............        367         --                        367                            367
 Loans receivable.......        (60)       (455)         455 (a)      (60)                           (60)
 Additional paid-in
  capital...............     11,804       1,209       16,591 (a)   29,604        131,075 (b)     161,574
                                                                                    (205)(g)
                                                                                   1,098 (f)
 Retained earnings
  (deficit).............     (4,315)      8,046       (8,046)(a)   (4,315)          (240)(c)      (6,679)
                                                                                  (1,752)(d)
                                                                                     287 (e)
                                                                                    (659)(f)
                           --------     -------      -------     --------      ---------        --------
                              7,799       8,801        8,999       25,599        129,809         155,408
                           --------     -------      -------     --------      ---------        --------
                           $228,105     $20,999      $25,999     $275,103      $  (1,344)       $273,759
                           ========     =======      =======     ========      =========        ========

    See accompanying notes to pro forma consolidated financial information.

                                SMTC CORPORATION

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                             (dollars in thousands)
                               December 31, 1999
                                  (Unaudited)
Pro forma adjustments:

(a) Reflects the preliminary allocation of the purchase consideration for the pending acquisition of Pensar as follows:

   Current assets...................................................  $ 15,767
   Capital assets...................................................     4,721
   Other long-term assets...........................................       511
   Goodwill and excess of purchase price over tangible book value of
    net assets acquired.............................................    26,599
   Liabilities assumed..............................................   (12,198)
                                                                      --------
                                                                      $ 35,400
                                                                      ========

   The purchase price consists of $17,000 cash consideration, an ascribed value of $17,800 in shares of common stock of SMTC Corporation and $600 in acquisition costs.

  The pending acquisition will be accounted for by the purchase method. The total purchase consideration will be allocated to the identifiable assets acquired and liabilities assumed based on their respective fair values as at the date of acquisition, with the excess amounts allocated to goodwill, which will be amortized over ten years. The valuations and other studies required to determine the fair values of identifiable assets acquired and liabilities assumed has not been completed for the Pensar acquisition. Accordingly, the preliminary allocation is expected to change upon further study and as more current information becomes available.

(b) Reflects our sale of 11,000,000 shares of common stock and exchangeable shares generating gross proceeds of $165,000 and the use of the estimated net proceeds of $146,000, net of underwriting discounts and commissions and the estimated offering expenses totaling $19,000, and the $78 of proceeds from termination of the interest rate swap net of the prepayment penalty (notes (c) and (e)) to repay a portion of our outstanding indebtedness under our senior credit facility, Pensar debt, the $5,000 subordinated notes issued in May 2000 and the $9,925 of demand notes issued in July 2000. The adjustment assumes the underwriters' over-allotment option is not exercised. See "Use of Proceeds" and "Description of Indebtedness."

(c) Reflects the prepayment premium of $400, before the $160 of related income tax recovery (at a 40% effective tax rate), resulting in an extraordinary loss of $240 in connection with the prepayment ofthe subordinated debt in connection with the offering. Amounts will differ based on the effective date of the offering.

(d) Reflects the write-off of $2,921 in capitalized debt issuance costs, before $1,169 of related income tax recovery (at a 40% effective tax rate), resulting in an after-tax extraordinary loss of $1,752 in connection with the repayment of outstanding debt. Amounts will differ based on the effective date of the offering.

(e) Reflects the recognition of a $478 gain, in connection with the termination of the swap on debt outstanding under the senior credit facility before $191 of related income tax expense (at a 40% effective tax rate), resulting in an extraordinary gain of $287. Amounts will differ based on the effective date of the offering.

(f) Reflects the value of the warrants, in excess of proceeds received, issued in May 2000 in connection with the subordinated notes and the related write-off of $1,098 before $439 of related income tax recovery (at a 40% effective tax rate), resulting in an extraordinary loss of $659 related to the prepayment of the subordinated notes.

(g) Represents the par value of shares issued in the offering and the reclassification of the existing common stock.

                                SMTC CORPORATION

              PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
     (dollars in thousands, except share quantities and per share amounts)
                          Year ended December 31, 1999
                                  (Unaudited)

                                                               W.F. Wood,
                                                              Incorporated
                                     SMTC      Surface Mount      from        Pensar                                 Offering
                                 Corporation  from January 1,  January 1,  Corporation                                  and
                                  Year ended      1999 to       1999 to     Year ended                               reclassi-
                                 December 31,    July 29,     September 3, December 31, Acquisition   Pro forma      fication
                                     1999          1999           1999         1999     adjustments   combined      adjustments
                                 ------------ --------------- ------------ ------------ -----------   ---------     -----------
Revenue.........                  $ 257,962      $168,553       $23,198      $52,996      $           $502,709       $
Cost of sales...                    236,331       152,330        20,072       43,859                   452,592
                                  ---------      --------       -------      -------      -------     --------       --------
Gross profit....                     21,631        16,223         3,126        9,137                    50,117
Selling, general
 and
 administrative
 expenses.......                     12,615        10,268         1,718        4,533                    29,134
Management
 fees...........                        717           --            --           --                        717
Amortization....                      1,990           --            --           --         5,275 (a)    7,265           (370)(f)
Former W.F. Wood
 shareholders'
 compensation...                        --            --            136          --                        136
Acquisition-
 related bonuses
 paid to
 management and
 employees of
 W.F. Wood......                        --            --          2,571          --                      2,571
Former Pensar
 shareholders'
 compensation...                        --            --            --           498                       498
Acquisition-
 related
 professional
 fees...........                        --            --            403           75         (478)(b)      --
                                  ---------      --------       -------      -------      -------     --------       --------
Operating
 income.........                      6,309         5,955        (1,702)       4,031       (4,797)       9,796            370
Interest........                      7,066         2,215            58          267        2,522 (c)   12,128        (10,554)(g)
                                  ---------      --------       -------      -------      -------     --------       --------
Earnings (loss)
 before income
 taxes..........                       (757)        3,740        (1,760)       3,764       (7,319)      (2,332)        10,924
Income taxes
 (recovery):
 Current........                        442         2,064           --           --        (1,843)(d)    1,465          4,222 (h)
                                                                                              802 (e)
 Deferred.......                       (335)         (195)          --           --          (505)(d)   (1,035)           148 (h)
                                  ---------      --------       -------      -------      -------     --------       --------
                                        107         1,869           --           --        (1,546)         430          4,370
                                  ---------      --------       -------      -------      -------     --------       --------
Earnings
 (loss).........                  $    (864)     $  1,871       $(1,760)     $ 3,764      $(5,773)    $ (2,762)(i)   $  6,554
                                  =========      ========       =======      =======      =======     ========       ========
Income (loss) per common share:
 Earnings
  (loss)........                  $    (864)
 Less Class L
  preferred
  entitlement...                     (2,185)
                                  ---------
Earnings (loss)
 attributable to
 common
 shareholders...                  $  (3,049)
                                  =========
Earnings (loss)
 per
 common share
 Basic..........                  $   (1.89)
                                  =========
 Diluted........                  $   (1.89)
                                  =========
Weighted average
 number of
 shares
 outstanding:
 Basic..........                  1,617,356
                                  =========
 Diluted........                  1,617,356
                                  =========
                                  Pro forma
                                 as adjusted
                                  Year ended
                                 December 31,
                                     1999
                                 ---------------
Revenue.........                 $   502,709
Cost of sales...                     452,592
                                 ---------------
Gross profit....                      50,117
Selling, general
 and
 administrative
 expenses.......                      29,134
Management
 fees...........                         717
Amortization....                       6,895
Former W.F. Wood
 shareholders'
 compensation...                         136
Acquisition-
 related bonuses
 paid to
 management and
 employees of
 W.F. Wood......                       2,571
Former Pensar
 shareholders'
 compensation...                         498
Acquisition-
 related
 professional
 fees...........                         --
                                 ---------------
Operating
 income.........                      10,166
Interest........                       1,574
                                 ---------------
Earnings (loss)
 before income
 taxes..........                       8,592
Income taxes
 (recovery):
 Current........                       5,687
 Deferred.......                        (887)
                                 ---------------
                                       4,800
                                 ---------------
Earnings
 (loss).........                 $     3,792(i)
                                 ===============
Income (loss) per common share:
 Earnings
  (loss)........
 Less Class L
  preferred
  entitlement...
Earnings (loss)
 attributable to
 common
 shareholders...
Earnings (loss)
 per
 common share
 Basic..........                 $      0.15
                                 ===============
 Diluted........                 $      0.14
                                 ===============
Weighted average
 number of
 shares
 outstanding:
 Basic..........                  26,026,412
                                 ===============
 Diluted........                  26,535,218
                                 ===============

    See accompanying notes to pro forma consolidated financial information.

                                SMTC CORPORATION

          NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
                             (dollars in thousands)
                          Year ended December 31, 1999
                                  (Unaudited)
Pro forma adjustments:

(a) Reflects the additional amortization expense related to the allocation of the purchase price to goodwill and excess of purchase price over tangible net book value of net assets acquired for the acquisitions. The valuations and other studies required to determine the fair values of identifiable assets acquired and liabilities assumed has not been completed for the Pensar acquisition. The amortization is based on an estimated useful life of 10 years for the goodwill.

(b) Reflects the elimination of the non-recurring acquisition-related professional fees incurred by W.F. Wood and Pensar.

(c) Reflects the additional interest expense related to the borrowings required by us to complete the W.F. Wood acquisition and the pending Pensar acquisition, based on our current incremental borrowing rate on December 31, 1999 of LIBOR plus 350 basis points.

(d) Reflects the income tax effect of adjustments (a), (b) and (c) at a 40% effective tax rate. The goodwill amortization of $4,407 in connection with the acquisition of W.F. Wood and the pending acquisition of Pensar is tax deductible.

(e) Reflects the income tax effect of treating W.F. Wood and Pensar as "C" Corporations. Prior to their acquisition by SMTC, W.F. Wood and Pensar held "S Corp." status for federal and state income tax purposes, thereby consenting to include the companies' income in the shareholders' individual income tax returns.

(f)  Reflects the decrease in amortization of debt issuance costs.

(g) Reflects the decrease in interest expense in connection with the use of net proceeds from the offering to repay outstanding debt as follows:

   Pro forma combined interest expense................................ $ 12,128
   Elimination of historical and pro forma interest...................  (10,554)
                                                                       --------
   Pro forma interest expense subsequent to the offering.............. $  1,574
                                                                       ========

  The elimination of historical and pro forma interest is calculated by applying the assumed offering proceeds net of the prepayment penalty and swap termination proceeds to outstanding debt balances (including the debt related to our acquisition of W.F. Wood and our pending acquisition of Pensar) as if the proceeds were applied at the beginning of the year. The proceeds, net of $5,000 applied to the subordinated notes issued in May 2000 and $9,925 of demand notes issued in July 2000, were applied against the entire balance outstanding on the subordinated debt, term loans and a portion of the revolving credit facility.

(h) Reflects the income tax effect of adjustments (f) and (g) at a 40% effective tax rate.

                                SMTC CORPORATION

          NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
                             (dollars in thousands)
                          Year ended December 31, 1999
                                  (Unaudited)
(i) The pro forma combined and pro forma as adjusted earnings (loss) before extraordinary loss do not reflect the after-tax effect of adjusting for the following acquisition-related, non-recurring adjustments and interest income:

  . $717 of pre-tax management fees paid to Bain Capital Partners VI, L.P., Celerity Partners, Inc. and Kilmer Electronics Group Limited under a management agreement which will be terminated in connection with this offering;

  .  $136 of pre-tax compensation paid to former W.F. Wood shareholders;

  . $2,571 of pre-tax acquisition-related bonuses paid to W.F. Wood management ($2,321) and W.F. Wood employees ($250); and

  .  $498 of pre-tax compensation paid to Pensar shareholders.

   The effect of these adjustments is reflected in the following table:

                                                         Pro forma  Pro forma
                                                         combined  as adjusted
                                                         --------- -----------
                                                              (unaudited)
   Earnings (loss)......................................  $(2,762)   $ 3,792

   Plus:
     Management fees....................................      717        717
     Former W.F. Wood shareholders' compensation........      136        136
     Acquisition-related bonuses paid to management and
      employees of W.F. Wood............................    2,571      2,571
     Former Pensar shareholders' compensation...........      498        498

   Less:
     Tax effect of above adjustments at 40%.............   (1,569)    (1,569)
                                                          -------    -------
     Adjusted earnings (loss)...........................  $  (409)   $ 6,145
                                                          =======    =======

                                SMTC CORPORATION

          NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
                             (dollars in thousands)
                          Year ended December 31, 1999
                                  (Unaudited)

(j) Differences between United States and Canadian GAAP:

     The pro forma consolidated financial information has been prepared in accordance with generally accepted accounting principles as applied in the United States. The significant differences between United States GAAP and Canadian GAAP and their effect on the pro forma consolidated financial statements are described below:

     Extraordinary loss:

     Under United States GAAP, the charges incurred as a result of early payment of the senior notes and subordinated notes and termination of the interest rate swap are recorded as an extraordinary loss and not presented for purposes of the pro forma consolidated statement of earnings (loss). Under Canadian GAAP, the charges would have been included in earnings
  (loss) before income taxes and the related tax benefit recorded in income taxes expense. Accordingly, the following amounts would have been reported in the pro forma consolidated statement of earnings (loss) under Canadian
  GAAP:

     Operating income.................................................. $10,166
     Interest..........................................................   1,574
     Debt extinguishment costs.........................................   6,031
                                                                        -------
     Earnings before income taxes......................................   2,561
     Income taxes (recovery):
       Current.........................................................   5,053
       Deferred........................................................  (2,506)
                                                                        -------
                                                                          2,547
                                                                        -------
     Net earnings ..................................................... $    14
                                                                        =======

                      SELECTED CONSOLIDATED FINANCIAL DATA

   The following selected consolidated financial data as of and for the dates and periods indicated have been derived from our consolidated financial statements.

  . The results of operations, other financial data and supplemental data for 1995, 1996, 1997 and 1998 represent the results of operations, financial data and supplemental data for HTM. For accounting purposes, HTM is considered to have acquired Surface Mount in the July 1999 combination.

  . The results of operations, other financial data and supplemental data for 1999 include a full year of results for HTM, as well as the results for Surface Mount from July 30, 1999 through December 31, 1999 and results for W.F. Wood from September 4, 1999 through December 31, 1999.

  . The unaudited combined pro forma results of operations, other financial data and supplemental data for the year ended December 31, 1999 and the three months ended March 31, 1999 give effect to the combination of Surface Mount and HTM, the acquisition of W.F. Wood and the pending acquisition of Pensar as if these transactions had occurred on January 1, 1999.

  . The unaudited combined pro forma results of operations, other financial data and supplemental data for the three months ended April 2, 2000 give effect to the pending acquisition of Pensar as if this transaction had occurred on January 1, 1999. The unaudited combined pro forma consolidated balance sheet data as at April 2, 2000 give effect to the pending acquisition of Pensar as if this transaction had occurred on April 2, 2000.

   You should read the data set forth below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes thereto appearing elsewhere in this prospectus.

   Our consolidated financial statements and our selected consolidated financial data have been prepared in accordance with United States GAAP. These principles conform in all material respects to Canadian GAAP except as described in Note 23 to our consolidated financial statements. The differences between the line items under United States GAAP and those as determined under Canadian GAAP are not significant except that under Canadian GAAP, the 1999 extraordinary loss would have been reported as a pre-tax expense of $2.1 million as part of other expenses; accordingly the 1999 loss before income taxes recovery would be $2.8 million, income taxes recovery would be $0.7 million and net loss would be unchanged at $2.1 million under Canadian GAAP.

   The consolidated financial statements and the selected consolidated financial data of Surface Mount have been prepared in accordance with Canadian GAAP. These principles conform in all material respects with United States GAAP except as disclosed in Note 17 to Surface Mount's consolidated financial statements.

                                                                    Pro forma
                                                                     combined
                                 Year Ended December 31,            Year Ended
                            -------------------------------------  December 31,
                             1995    1996   1997    1998    1999       1999
                            ------  ------  -----  ------  ------  ------------
                                 (in millions, except per share data)
SMTC Corporation
Consolidated Statement of
 Operations Data:
United States GAAP (a)
Revenue...................  $ 67.5  $ 70.8  $59.0  $ 89.7  $258.0     $502.7
Cost of sales.............    65.7    68.9   53.6    82.5   236.3      452.6
                            ------  ------  -----  ------  ------     ------
  Gross profit............     1.8     1.9    5.4     7.2    21.7       50.1
Selling, general and
 administrative expenses..     2.5     2.8    2.8     3.2    12.6       29.1
Amortization..............     --      --     --      0.2     2.0        7.3
Relocation expenses (b)...     --      0.5    --      --      --         --
Recapitalization expenses
 (c)......................     --      --     --      2.2     --         --
Management fees (d).......     --      --     --      0.1     0.7        0.7
Former shareholders'
 compensation (e).........     --      --     --      --      --         0.6
Acquisition-related
 bonuses paid to
 management and employees
 of W.F. Wood (f).........     --      --     --      --      --         2.6
                            ------  ------  -----  ------  ------     ------
Operating income (loss)...    (0.7)   (1.4)   2.6     1.5     6.4        9.8
Interest..................     0.6     0.7    0.7     2.0     7.1       12.1
                            ------  ------  -----  ------  ------     ------
Earnings (loss) before
 income taxes.............    (1.3)   (2.1)   1.9    (0.5)   (0.7)      (2.3)
Income taxes (recovery)...    (0.4)   (0.8)   0.7    (0.2)    0.1        0.4
                            ------  ------  -----  ------  ------     ------
Earnings (loss) before
 extraordinary loss.......    (0.9)   (1.3)   1.2    (0.3)   (0.8)    $ (2.7)(j)
                                                                      ======
Extraordinary loss (g)....     --      --     --      --     (1.3)
                            ------  ------  -----  ------  ------
Net earnings (loss).......  $ (0.9) $ (1.3) $ 1.2  $ (0.3) $ (2.1)
                            ======  ======  =====  ======  ======
Earnings (loss) before
 extraordinary loss per
 common share (h):
  Basic...................  $(0.30) $(0.40) $0.40  $(0.44) $(1.89)
Weighted average number of
 shares outstanding (h):
  Basic...................     3.1     3.1    3.1     2.1     1.6


Other Financial Data:
Depreciation..............  $  1.4  $  1.9  $ 2.2  $  2.9  $  6.5     $ 10.2
Amortization of goodwill..     --      --     --      --      1.5        6.8
Amortization of deferred
 financing costs..........     --      --     --      0.2     0.5        0.5
Capital expenditures......     0.8     0.6    0.9     3.2     4.1       12.3
Cash flows from operating
 activities...............    (5.3)    6.1   (0.4)   (3.8)   (6.6)
Cash flows from financing
 activities...............     4.9    (5.5)   1.2     4.3    49.6
Cash flows from investing
 activities...............    (0.6)   (0.6)  (0.4)   (0.5)  (41.4)


Supplemental Data:
EBITDA (i)................  $  0.7  $  0.5  $ 4.8  $  4.6  $ 14.9     $ 27.3
Adjusted EBITDA (i).......     0.7     1.0    4.9     6.9    15.8       31.4

                                           Quarter Ended
                               ---------------------------------------------
                                                          Pro forma
                                     Actual                combined
                               ---------------------  ----------------------
                               March 31,    April     March 31,     April
                                  1999     2, 2000       1999      2, 2000
                               ----------- ---------  -----------  ---------
                               (in millions, except per share data)
SMTC Corporation
Consolidated Statement of
 Operations Data:
United States GAAP (a)
Revenue......................    $   23.3  $   124.3   $   115.3   $   140.6
Cost of sales................        21.6      113.1       104.2       126.9
                                 --------  ---------   ---------   ---------
  Gross profit...............         1.7       11.2        11.1        13.7
Selling, general and
 administrative expenses.....         0.7        7.5         6.8         8.9
Amortization.................         0.1        1.3         1.8         1.9
Management fees (d)..........         0.1        0.1         0.1         0.1
Former shareholders'
 compensation (e)............         --         --          0.1         0.1
                                 --------  ---------   ---------   ---------
Operating income (loss)......         0.8        2.3         2.3         2.7
Interest.....................         0.8        3.8         2.3         4.3
                                 --------  ---------   ---------   ---------
Earnings (loss) before income
 taxes.......................         --        (1.5)        --         (1.6)
  Income taxes (recovery)....         --        (0.1)        0.4        (0.1)
                                 --------  ---------   ---------   ---------
Net earnings (loss)..........    $    --   $    (1.4)  $    (0.4)  $    (1.5)(j)
                                 ========  =========   =========   =========
Earnings (loss) per common
 share (h):
  Basic......................    $   0.03  $   (1.16)
Weighted average number of
 shares outstanding (h):
  Basic......................         1.4        2.4



Other Financial Data:
Depreciation.................    $    0.9  $     2.5   $     2.2   $     2.7
Amortization of goodwill.....         --         1.0         1.7         1.6
Amortization of deferred
 financing costs.............         0.1        0.3         0.1         0.3
Capital expenditures.........         0.1        2.8         2.3         3.2
Cash flows from operating
 activities..................         6.0      (25.6)
Cash flows from financing
 activities..................        (5.1)      31.1
Cash flows from investing
 activities..................        (0.1)      (2.5)


Supplemental Data:
EBITDA (i)...................    $    1.8  $     6.1   $     6.3   $     7.3
Adjusted EBITDA (i)..........         1.9        6.2         6.5         7.5

                                                               As of April 2,
                                   As of December 31,               2000
                             -------------------------------- ----------------
                                                                     Pro forma
                             1995  1996  1997   1998    1999  Actual combined
                             ----- ----- ----- ------  ------ ------ ---------
                                              (in millions)
Consolidated Balance Sheet
 Data:
Cash and short-term
 investments................ $ 0.1 $ 0.1 $ 0.4 $  0.5  $  2.1 $  5.1  $  4.5
Working capital.............   2.5   0.7   4.1    8.1    53.4   84.3    88.1
Total assets................  46.9  22.9  31.7   44.2   228.1  265.1   310.9
Total debt, including
 current maturities.........  12.3   7.0   8.2   35.5   134.0  165.4   186.7
Shareholders' equity
 (deficit)..................   8.3   7.1   8.4  (10.5)    7.8    6.4    24.2

                                               Fiscal  Year
                                             Ended August 31,     Period from
                                            ------------------ September 1, 1998
                                              1997     1998    to July 29, 1999
                                            -------- --------- -----------------
Statement of Operations Data:                          (in millions)
Surface Mount
Canadian GAAP (k)
Revenue.................................... $   96.8 $   210.2      $270.6
Cost of sales..............................     81.7     188.4       245.6
                                            -------- ---------      ------
  Gross profit............................. $   15.1 $    21.8      $ 25.0
                                            ======== =========      ======


                                               Fiscal  Year       Period from
                                            Ended December 31,  January 1, 1999
                                            ------------------  to September 3,
                                              1997     1998          1999
                                            -------- --------- -----------------
W.F. Wood                                              (in millions)
United States GAAP (l)
Net sales.................................. $   25.6 $    30.8      $ 23.2
Cost of sales..............................     20.9      25.2        20.1
                                            -------- ---------      ------
  Gross profit............................. $    4.7 $     5.6      $  3.1
                                            ======== =========      ======


                                                         Year Ended     Quarter
                                                        December 31,     Ended
                                                      ----------------- April 2,
                                                      1997  1998  1999    2000
                                                      ----- ----- ----- --------
Pensar                                                      (in millions)
United States GAAP (m)
Revenue.............................................. $51.0 $50.9 $53.0  $16.2
Cost of sales........................................  41.9  41.9  43.9   13.7
                                                      ----- ----- -----  -----
  Gross profit....................................... $ 9.1 $ 9.0 $ 9.1  $ 2.5
                                                      ===== ===== =====  =====

--------
(a) Refer to Note 23 to our consolidated financial statements for a description of differences between United States GAAP and Canadian GAAP.

(b) Relocation expenses include costs incurred to move equipment and employees from a facility in Longmont, Colorado to Denver, Colorado.

(c) Leveraged recapitalization expenses of $2.2 million for the year ended December 31, 1998 include transaction costs and compensation expense related to our leveraged recapitalization.

(d) These expenses will terminate in connection with the completion of this offering.

(e) Reflects compensation paid to the former shareholders of W.F. Wood and Pensar.

(f) Acquisition-related bonuses consist of one-time bonuses of $2.3 million paid to management and $0.3 million paid to employees.

(g) The extraordinary loss of $1.3 million in 1999 arises from debt prepayment penalties of $0.8 million, the write-off of unamortized debt financing fees of $1.0 million and the write-off of the unamortized debt discount of $0.3 million net of a tax recovery of $0.8 million.

(h) Earnings (loss) per common share is calculated after providing for priority rights of preferred shares. Given the changes in our capital structure in connection with the 1999 combination of Surface Mount and HTM, historical earnings (loss) per share of common stock for the years ended December 31, 1997 and 1998 are not comparable to subsequent years. Diluted earnings (loss) per share has not been disclosed as the effect of the potential conversion of dilutive securities is anti-dilutive.

(i) EBITDA means earnings before interest expense, income taxes, depreciation and amortization. EBITDA is presented because we believe it is a widely accepted financial indicator of an entity's ability to incur and service debt. Adjusted EBITDA is presented because it is used by our lenders as a basis for evaluating covenant compliance. Adjusted EBITDA means EBITDA adjusted for management fees, former shareholders' compensation and other charges described in the following table. However, neither EBITDA nor adjusted EBITDA should be considered as an alternative to cash flow from operating activities, as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with United States and Canadian GAAP. Our definition of adjusted EBITDA may differ from definitions of adjusted EBITDA used by other companies.

  The following table sets forth a reconciliation of EBITDA to adjusted EBITDA for each period included herein:

                                             Pro forma             Quarter   Pro forma
                                              combined    Quarter   Ended    combined
                              Year Ended     Year Ended    Ended    April  Quarter Ended
                             December 31,   December 31, March 31,   2,      April 2,
                            --------------- ------------ --------- ------- -------------
                            1997 1998 1999      1999       1999     2000       2000
                            ---- ---- ----- ------------ --------- ------- -------------
                                                   (in millions)
   EBITDA.................. $4.8 $4.6 $14.9    $27.3       $1.8     $6.1       $7.3
   Loss on disposal of
    capital assets (a).....  0.1   --   0.2      0.2         --       --         --
   Recapitalization
    expenses (b)...........   --  2.2    --       --         --       --         --
   Management fees (c).....   --  0.1   0.7      0.7        0.1      0.1        0.1
   Former W.F. Wood
    shareholders'
    compensation (d).......   --   --    --      0.1         --       --         --
   Acquisition-related
    bonuses paid to W.F.
    Wood management and
    employees (e)..........   --   --    --      2.6         --       --         --
   Former Pensar
    shareholders'
    compensation (f).......   --   --    --      0.5         --       --        0.1
                            ---- ---- -----    -----       ----     ----       ----
   Adjusted EBITDA......... $4.9 $6.9 $15.8    $31.4       $1.9     $6.2       $7.5
                            ==== ==== =====    =====       ====     ====       ====

  (a) Reflects losses on disposal of capital assets included in selling, general and administrative expenses.

  (b) Reflects transaction costs and compensation expense related to our leveraged recapitalization.

  (c) Reflects elimination of management fees paid to Bain Capital Partners VI, L.P., Celerity Partners, Inc. and Kilmer Electronics Group Limited under our Management Agreement, which will be terminated in connection with the offering.

  (d)  These expenses terminated at the time of the W.F. Wood acquisition.

  (e) Reflects one-time bonuses paid to management and employees of W.F. Wood in connection with our acquisition of W.F. Wood on September 3, 1999.

  (f) These expenses will terminate upon the completion of the pending Pensar acquisition.

(j) The pro forma combined earnings (loss) before extraordinary loss for the year ended December 31, 1999 and for the quarter ended April 2, 2000 does not reflect the after-tax effect of adjusting for the following acquisition-related and non-recurring adjustments:

  . $0.7 million and $0.1 million of pre-tax management fees paid to Bain Capital Partners VI, L.P., Celerity Partners, Inc. and Kilmer Electronics Group Limited for the year ended December 31, 1999 and for the quarter ended April 2, 2000, respectively, under a management agreement which will be terminated in connection with this offering;

  . $0.1 million of pre-tax compensation paid to former W.F. Wood shareholders for the year ended December 31, 1999;

  . $2.6 million of pre-tax acquisition-related bonuses paid to W.F. Wood management ($2.3 million) and W.F. Wood employees ($0.3 million) for the year ended December 31, 1999; and

  . $0.5 million and $0.1 million of pre-tax compensation paid to former Pensar shareholders for the year ended December 31, 1999 and for the quarter ended April 2, 2000, respectively.

   The effect of these adjustments is reflected in the following table:

                                                          Pro forma   Pro forma
                                                           combined   combined
                                                         December 31, April 2,
                                                             1999       2000
                                                         ------------ ---------
                                                             (in millions)
   Earnings (loss) before extraordinary loss...........     $(2.7)      $(1.5)

   Plus:
     Management fees...................................       0.7         0.1
     Former W.F. Wood shareholders' compensation.......       0.1         --
     Acquisition-related bonuses paid to management and
      employees of W.F. Wood...........................       2.6         --
     Former Pensar shareholders' compensation..........       0.5         0.1

   Less:
     Tax effect of above adjustments at 40%............      (1.6)       (0.1)
                                                            -----       -----
     Adjusted earnings (loss) before extraordinary
      loss.............................................     $(0.4)      $(1.4)
                                                            =====       =====

(k) Refer to Note 17 to Surface Mount's consolidated financial statements for a description of differences between Canadian and United States GAAP. These differences do not have a material effect on any statement of operations line item above operating income.

(l) Refer to Note 14 to W.F. Wood's financial statements for a description of differences between Canadian and United States GAAP. These differences do not have a material effect on any statement of operations line item.

(m) Refer to Note 15 to Pensar's financial statements for a description of differences between Canadian and United States GAAP. These differences do not have a material effect on any statement of operations line item.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   You should read the following discussion in conjunction with the "Selected Consolidated Financial Data" section of this prospectus and our consolidated financial statements and notes to those statements included elsewhere in this prospectus. The forward-looking statements in this discussion regarding the electronics manufacturing services industry, our expectations regarding our future performance, liquidity and capital resources and other non-historical statements in this discussion include numerous risks and uncertainties, as described in the "Risk Factors" section of this prospectus. Our actual results may differ materially from those contained in any forward-looking statements. You should read this discussion completely and with the understanding that our actual future results may be materially different from what we expect. We may not update these forward-looking statements after the date of this prospectus, even though our situation will change in the future. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

Overview

   We are a leading provider of advanced electronics manufacturing services, or EMS, to electronics industry original equipment manufacturers, or OEMs, worldwide. Our full range of value-added services include product design, procurement, prototyping, assembly, test, final system build, comprehensive supply chain management, packaging, global distribution and after sales support.

   SMTC Corporation, or SMTC, is the result of the July 1999 combination of the former SMTC Corporation, or Surface Mount, and HTM Holdings, Inc., or HTM. Upon completion of the combination, the former stockholders of HTM held approximately 58.0% of the outstanding shares of SMTC. We have accounted for the combination under the purchase method of accounting as a reverse acquisition of Surface Mount by HTM. Because HTM acquired Surface Mount for accounting purposes, HTM's assets and liabilities are included in our consolidated financial statements at their historical cost and the comparative figures reflect the results of operations of HTM. The results of operations of Surface Mount are included in our consolidated financial statements from the date of the combination. Results of operations of Surface Mount for the three years prior to the combination are disclosed in separate financial statements which are also included in this prospectus. Surface Mount was established in Toronto, Ontario in 1985. HTM was established in Denver, Colorado in 1990. SMTC was established in 1998.

   Our revenue has grown from approximately $59.0 million in 1997 to pro forma revenue of $502.7 million in 1999 through both internal growth and strategic acquisitions. Surface Mount developed a strategically located new site in San Jose, California in 1995. The July 1999 combination of Surface Mount and HTM provided us with increased strategic and operating scale and greater geographic breadth. In addition, as a result of the combination, we gained Carrier Access, Netopia, IBM and Lucent Technologies as customers. Collectively, since 1995 we have completed the following five acquisitions:

  . Radian Electronics' operations, which enabled our expansion into Austin, Texas and established our relationship with Dell, in 1996;

  . Ogden Atlantic Design's operations in Charlotte, North Carolina, which provided us with a facility in a major technology center in the Southeastern United States, in 1997;

  . Ogden International Europe's operations in Cork, Ireland, which expanded our global presence into Europe, in 1998;

  . Zenith Electronics' facility in Chihuahua, Mexico, which expanded our cost-effective manufacturing capabilities and added Zenith as a customer, in July 1999; and

  . W.F. Wood, based outside Boston, Massachusetts, which provided us with a manufacturing presence in the Northeastern United States and expanded our value-added services to include high precision enclosures capabilities, and added EMC and Sycamore Networks as customers, in September 1999.

   We seek acquisition opportunities that enable us to expand our geographic reach, add manufacturing capacity and diversify into new markets. Presently, we are actively considering potential acquisitions in North America and Europe and we are targeting Asia for future expansion. We intend to continue to capitalize on attractive acquisition opportunities in the EMS marketplace, and our goal is generally to have each acquisition be accretive to earnings after a transition period of approximately one year. We also plan to continue our strategy of augmenting our existing EMS capabilities with the addition of related value-added services. By expanding the services we offer, we believe that we will be able to expand our business with our existing customers and develop new opportunities with potential customers.

   Consistent with our past practices and normal course of business, we engage from time to time in discussions with respect to potential acquisitions. While we have identified several opportunities that would expand our global presence, add to our value-added services and establish strategic relationships with new customers, we are not currently party to any definitive acquisition agreements.

   The July 1999 combination of Surface Mount and HTM, and the acquisitions we completed in 1999 were financed with funds borrowed under the $155.0 million senior credit facility which we established in July 1999. As of April 2, 2000, we had borrowed approximately $162.4 million under this facility. We intend to repay the majority of our borrowings under the credit facility with the proceeds from this offering. We intend to borrow under either our existing credit facility or a new credit facility to finance working capital growth and to fund acquisitions.

   The EMS industry generally does not operate under long-term contracts. We have only one long-term customer production contract with Zenith Electronics that resulted from our acquisition of Zenith's facility in Chihuahua, Mexico. Our production agreement with Zenith, which expires in October 2000, requires Zenith to purchase minimum volumes on a quarterly basis and over the term of the agreement. If Zenith fails to achieve such volume targets, funds currently held in escrow will be remitted to us.

   We currently provide turnkey manufacturing services to the majority of our customers. In 1999, 96.9% of our pro forma revenue was from turnkey manufacturing services. By contrast, during 1999, under the terms of our production agreement with Zenith, we manufactured products for Zenith on a consignment basis. In a consignment arrangement we provide manufacturing services only, while the customer purchases the materials and components necessary for production. We expect that in 2000 we will begin to purchase materials for Zenith, and that as a result, our relationship with Zenith will evolve into a turnkey manufacturing relationship.

   With our turnkey manufacturing customers, we generally operate under contracts that provide a general framework for our business relationship. Our actual production volumes are based on purchase orders under which our customers do not commit to firm production schedules more than 30 to 90 days in advance. In order to minimize customers' inventory risk, we generally order materials and components only to the extent necessary to satisfy existing customer purchase orders. We do not generally undertake inventory risk. Fluctuations in material costs are typically passed through to customers. We may agree, upon request from our customers, to temporarily delay shipments, which causes a corresponding delay in our revenue recognition. Ultimately, however, our customers are generally responsible for all materials purchased and all goods manufactured on their behalf.

   A recent trend in the EMS industry has emerged in which customers are seeking to consolidate suppliers and are seeking manufacturers who can provide complete manufacturing solutions. In connection with Dell's realignment of its production, Dell selected us to be its sole global manufacturing provider for its high value-added, high profit margin server business, which represented approximately $69.0 million, or 13.7%, of our 1999 pro forma revenue of approximately $503.0 million. We believe that Dell's decision will allow us to capitalize on an exciting high growth market opportunity, and we believe our revenue from our Dell server business will grow accordingly. Dell has advised us that it plans to discontinue using us to build their relatively lower profit margin riser card, a component used in personal computers. While our Dell riser card business represented approximately $88.0 million, or 17.6%, of our 1999 pro forma revenue, we believe this realignment will provide us with an opportunity to focus our efforts on providing our services in a significantly more attractive market sector.

We expect that the Dell riser card business will not contribute any revenue beyond the second half of 2000. We believe that in 2000 approximately 50.0% of the lost revenue from the discontinuation of our Dell riser card business will be replaced by additional Dell server business, and we anticipate that by 2002 the volume of manufacturing services we will provide to Dell in connection with Dell's servers will more than offset the loss of Dell's riser card business.

   We service our customers through a total of eight facilities located in the United States, Canada, Mexico and Europe. In 1999, approximately 85.0% of our pro forma revenue was generated from operations in the United States, approximately 9.0% from Canada, approximately 2.0% from Mexico and approximately 4.0% from Europe. Our facility in Chihuahua was acquired in July 1999 from Zenith Electronics Corporation. We expect to increase revenue from this facility in 2000 with the inclusion of a full year of operations, with the transfer of certain production from other facilities and with the addition of new business and increased volume from our current business.

   The pro forma results of operations included in this prospectus for the year ended December 31, 1999 contain the results of Surface Mount, HTM, W.F. Wood, and Pensar as if both the combination of Surface Mount and HTM and the acquisition of W.F. Wood and the pending acquisition of Pensar had occurred on January 1, 1999. The historic results of operations included in this prospectus for the year ended December 31, 1999 include a full year of operating results for HTM, as well as the operating results for Surface Mount from July 30, 1999 through December 31, 1999 and operating results for W.F. Wood from September 4, 1999 through December 31, 1999. As such, the pro forma results have been adjusted to reflect seven months of additional goodwill amortization related to the reverse acquisition of Surface Mount by HTM, eight months of additional goodwill amortization related to the acquisition of W.F. Wood, twelve months of additional goodwill amortization related to the pending acquisition of Pensar, eight months of additional interest expense and income tax effects related to the borrowings required to complete the W.F. Wood acquisition, and twelve months of additional interest expense and income tax effects related to the borrowings required to complete the pending Pensar acquisition.

   Our fiscal year end is December 31. Prior to the combination, Surface Mount and HTM had August 31 and December 31 fiscal year ends, respectively. The consolidated financial statements of SMTC, including the consolidated financial statements of HTM for periods prior to the combinations, are prepared in accordance with United States GAAP, which conforms in all material respects to Canadian GAAP, except as disclosed in Note 23 to those financial statements. The consolidated financial statements of Surface Mount are prepared in accordance with Canadian GAAP, which conforms in all material respects to United States GAAP, except as disclosed in Note 17 to those financial statements.

   We begin our Management's Discussion and Analysis of Financial Condition and Results of Operations with a discussion of the pro forma quarter ended April 2, 2000 compared to the quarter ended March 31, 1999 and with a discussion of the pro forma year ended December 31, 1999. Because our historical financial statements do not fully reflect the July 1999 combination of HTM and Surface Mount, our September 1999 acquisition of W.F. Wood and our pending acquisition of Pensar, a discussion of our historical operations does not provide a sufficient understanding of the financial condition and results of operations of our business. Our pro forma results of operations include the results of operations of each of the businesses that will comprise our company following the consummation of our pending acquisition of Pensar. A discussion of our historical financial condition and results of operations follows our discussion of the pro forma quarter ended April 2, 2000 compared to the quarter ended March 31, 1999 and our discussion of the pro forma year ended December 31, 1999.

Results of Operations

   The following table sets forth certain operating data expressed as a percentage of revenue for the years indicated:

                                                          Pro forma                         Pro forma
                          Years ended December 31,         combined     Quarter ended       combined
                         -----------------------------    Year ended  ------------------  Quarter ended
                                                         December 31, March 31, April 2,    April 2,
                           1997      1998       1999         1999       1999      2000        2000
                         --------  --------   --------   ------------ --------- --------  -------------
Revenue.................    100.0%    100.0%     100.0%     100.0%      100.0%   100.0%       100.0%
Cost of sales...........     90.8      92.0       91.6       90.0        92.7     91.0         90.2
                         --------  --------   --------      -----       -----    -----        -----
Gross profit............      9.2       8.0        8.4       10.0         7.3      9.0          9.8
Selling, general and
 administrative
 expenses...............      4.7       3.6        4.9        5.8         3.1      6.1          6.3
Amortization............      --        0.2        0.8        1.5         0.3      1.0          1.4
Recapitalization
 expenses...............      --        2.5        --         --          --       --           --
Management fees.........      --        0.1        0.3        0.2         0.2      0.1          0.1
Former shareholders'
 compensation...........      --        --         --         0.1         --       --           0.1
Acquisition-related
 bonuses paid to
 management and
 employees of
 W.F. Wood..............      --        --         --         0.5         --       --           --
                         --------  --------   --------      -----       -----    -----        -----
Operating income........      4.5       1.6        2.4        1.9         3.7      1.8          1.9
Interest................      1.2       2.2        2.7        2.4         3.4      3.0          3.0
                         --------  --------   --------      -----       -----    -----        -----
Earnings (loss) before
 income taxes...........      3.3      (0.6)      (0.3)      (0.5)        0.3     (1.2)        (1.1)
Income taxes
 (recovery).............      1.2      (0.2)       --         --          0.1      --          (0.1)
                         --------  --------   --------      -----       -----    -----        -----
Earnings (loss) before
 extraordinary loss.....      2.1      (0.4)      (0.3)      (0.5)%       0.2     (1.2)        (1.0)%
                                                            =====                             =====
Extraordinary loss......      --        --        (0.5)                   --       --
                         --------  --------   --------                  -----    -----
Net earnings (loss).....      2.1%     (0.4)%     (0.8)%                  0.2%    (1.2)%
                         ========  ========   ========                  =====    =====

SMTC Corporation

Pro Forma quarter ended April 2, 2000 compared to the quarter ended March 31,
1999

 Pro Forma Revenue

   Pro forma revenue increased $25.3 million, or 21.9%, from $115.3 million in the first quarter of 1999 to $140.6 million in the first quarter of 2000. This increase resulted from the growth of revenue generated by our United States operations and the acquisition of our Chihuahua facility in July 1999. In the first quarter of 2000, 86.1% of our revenue was generated from operations in the United States, 8.4% from Canada, 3.7% from Europe and 2.3% from Mexico. In the first quarter of 1999, 85.5% of our revenue was generated from operations in the United States, 10.4% from Canada, 4.1% from Europe and none from Mexico.

   Revenue from Dell for the first quarter of 2000 was $32.6 million, or 23.2% of total revenue. In the first quarter of 1999, revenue from Dell was $32.2 million, or 27.9% of total revenue. No other customer represented more than 10.0% of revenue in the first quarter of 1999 or 2000.

 Pro Forma Gross Profit

   Gross profit increased $2.6 million from $11.1 million in the first quarter of 1999 to $13.7 million in the first quarter of 2000. Our gross profit margin improved from 9.6% in the first quarter of 1999 to 9.7% in the first quarter of 2000. The improvement in gross profit was due to the effect of the growth in revenue and the addition of our Chihuahua facility. The gross margin was higher in the first quarter of 2000 because revenues from our Chihuahua facility were on a consignment basis. Consignment sales typically result in lower revenue and higher gross profit margins but lower gross profit compared to turnkey services. In the second quarter of 2000 our Chihuahua facility became a turnkey operation.

 Pro Forma Selling, General and Administrative Expense

   Selling, general and administrative expenses increased $2.1 million from $6.8 million in the first quarter of 1999 to $8.9 million in the first quarter of 2000. As a percentage of revenue, selling, general and administrative expenses increased from 5.9% to 6.3% because the Chihuahua facility was operating at less than capacity during the quarter. As the Chihuahua facility provides higher revenue, we expect that selling, general and administrative expenses will decline as a percentage of revenue.

 Pro Forma Management Fees, Shareholder Bonuses

   Management fees to shareholders of $0.1 million were expensed in both the first quarter of 1999 and 2000. The Pensar shareholder bonuses increased by $0.1 million from none in 1999 to $0.1 million in the first quarter of 2000. Both of these expenses will be discontinued following this offering. In the first quarter of 1999, $0.1 million of W.F. Wood shareholder bonuses were paid. These expenses discontinued after our acquisition of W.F. Wood.

 Pro Forma Amortization

   Amortization of intangible assets of $1.8 million and $1.9 million were expensed in the first quarter of 1999 and the first quarter of 2000, respectively. Amortization includes the amortization of $0.6 million of goodwill related to the combination of Surface Mount and HTM, $0.4 million of goodwill related to the acquisition of W.F. Wood and $0.6 million related to the pending acquisition of Pensar. Also included in the amortization of intangible assets is the amortization of $0.2 million of deferred finance costs related to the establishment of our $155.0 million senior credit facility in July 1999 and $0.1 million of deferred equipment lease costs.

 Pro Forma Interest Expense

   Interest expense increased $2.0 million from $2.3 million in the first quarter of 1999 to $4.3 million in the first quarter of 2000 due to the debt incurred to purchase our Chihuahua facility and increased working capital requirements with the growth of the business.

 Pro Forma Income Tax Expense

   In the first quarter of 1999, we had an income tax expense of $0.4 million on income before taxes of zero as we were not able to claim a recovery on losses of $0.4 million incurred by our Irish subsidiary or deduct $0.1 million of goodwill expense related to the combination of Surface Mount and HTM.

   In the first quarter of 2000, we had an income tax recovery of $0.1 million on a loss before tax of $1.6 million as we were not able to claim a recovery on losses of $0.5 million incurred by our Irish subsidiary or deduct $0.6 million of goodwill expense related to the combination of Surface Mount and HTM.

SMTC Corporation

Pro forma year ended December 31, 1999

 Pro Forma Revenue

   Pro forma revenue for 1999 was $502.7 million, which consisted of $303.0 million contributed by Surface Mount, $102.6 million contributed by HTM, $34.2 million contributed by W.F. Wood, $53.0 million contributed by Pensar and $9.9 million contributed by our Chihuahua facility since our July 1999 acquisition of that facility. We expect our proportion of revenue from Mexico to increase in 2000 with a full year of operations at our Chihuahua facility, the transfer of production from other facilities to our Chihuahua facility and the addition of new business volume. We expect our revenue to increase in 2000 as we fully integrate and increase our utilization of capacity at our acquired facilities and as we include a full year of revenue for the acquired facilities in our results of operations. Revenue from Dell of $157.5 million represented approximately 31.3% of total pro forma revenue in 1999. Our next four largest customers in 1999, Carrier Access, EFI, EMC and IBM, together represented approximately 22.3% of our total pro forma revenue in 1999.

 Pro Forma Gross Profit

   Pro forma gross profit for 1999 was $50.1 million at a pro forma gross margin of 10.0%. Of this total, Surface Mount contributed $27.4 million at a pro forma gross margin of 9.0%, HTM contributed $7.5 million at a pro forma gross margin of 7.3%, W.F. Wood contributed $5.0 million at a pro forma gross margin of 14.6%, Pensar contributed $9.1 million at a gross margin of 17.2% and our Chihuahua facility contributed $1.1 million at a gross margin of 11.1%. Since our July 1999 acquisition of our Chihuahua facility, revenue from that facility was earned on a consignment basis, where revenue is lower and profit margins are higher than the revenue and profit margins in turnkey manufacturing. W.F. Wood's higher profit margin reflects the fact that the profit margins in the value-added high precision enclosure business are higher than profit margins in the electronics assembly business. We continue to seek to improve our overall profit margins by offering our customers a wider range of services and by pursuing acquisitions of businesses that provide value-added services.

 Pro Forma Selling, General and Administrative Expenses

   Pro forma selling, general and administrative expenses for 1999 were $29.1 million, or 5.8% of pro forma revenue. Of this total, Surface Mount contributed $17.7 million, or 5.8% of pro forma revenue, HTM contributed $2.9 million, or 2.8% of pro forma revenue, W.F. Wood contributed $2.6 million, or 7.6% of pro forma revenue, Pensar contributed $4.5 million, or 8.7% of revenue, and our Chihuahua facility contributed $1.4 million, or 14.1% of revenue. Pro forma selling, general and administrative expenses represent a higher percentage of our pro forma revenue than the corresponding percentages based on our historical selling, general and administrative expense and revenue figures described elsewhere in this discussion because the pro forma figures include full year results for acquired facilities that have administrative infrastructures capable of accommodating a higher volume of sales than was experienced in 1999. HTM's Denver facility has operated near full capacity and has leveraged its fixed administrative costs to a greater extent than the other facilities we acquired in 1999. In addition, the relatively higher gross margin, lower volume business conducted by

W.F. Wood causes pro forma selling, general and administrative expenses to represent a larger percentage of pro forma revenue than the relatively higher volume, lower profit margin business of HTM. Selling, general and administrative expenses represent a higher percentage of revenue for the Chihuahua facility because, as a consignment business in which costs of materials are paid directly by the customer, the Chihuahua facility produced relatively lower revenue.

 Pro Forma Amortization

   Pro forma amortization of intangible assets includes $2.4 million of goodwill amortization related to the combination of Surface Mount and HTM, $1.7 million of goodwill amortization related to the acquisition of W.F. Wood and $2.7 million of goodwill amortization related to the pending acquisition of Pensar, in each case as if the transactions had occurred on January 1, 1999. We are amortizing goodwill of $24.9 million resulting from the combination of Surface Mount and HTM, goodwill of $17.4 million resulting from the acquisition of W.F. Wood and goodwill of $26.6 million resulting from the pending acquisition of Pensar, over a period of ten years. Also included in pro forma amortization of intangible assets is the amortization of $0.3 million of deferred financing costs related to the $155.0 million senior credit facility we established in July 1999 and $0.2 million of deferred financing costs related to HTM's credit facility prior to refinancing. The costs associated with our $155.0 million senior credit facility are being amortized over the six and one-half year average term of the debt. We expect to write-off $2.5 million of the outstanding unamortized deferred costs at April 2, 2000 upon application of the offering proceeds to repay a portion of our long-term debt.

 Pro Forma Management Fees, Former Shareholders' Compensation and Acquisition-Related and Other Charges

   Management fees of $0.7 million, or 0.2% of pro forma revenue, were paid to certain of our principal stockholders during 1999. We expect these fees to discontinue after the completion of this offering. During pro forma 1999 we paid $0.1 million to the former shareholders of W.F. Wood. We also paid $2.6 million, or 0.6% of pro forma revenue, consisting of $2.3 million of bonuses paid to W.F. Wood management and $0.3 million of bonuses paid to W.F. Wood employees just prior to the consummation of the W.F. Wood acquisition. Pensar paid discretionary shareholder bonuses of $0.5 million.

 Pro Forma Interest Expense

   Pro forma interest expense of $12.1 million includes an adjustment of $2.5 million to reflect the interest on the $19.7 million of debt incurred under our senior credit facility in connection with the acquisition of W.F. Wood and the $17.0 million of debt incurred in connection with the pending acquisition of Pensar.

 Pro Forma Income Tax Expense

   No tax recovery is reflected on the pro forma loss before income taxes of $2.3 million because the goodwill expense of $2.4 million related to the combination of Surface Mount and HTM is non-deductible and the benefit of the losses of our Irish subsidiary has not been recorded. The $1.7 million of goodwill amortization and $2.7 million of goodwill amortization in connection with our acquisition of W.F. Wood and our pending acquisition of Pensar, respectively, is deductible.

 Adjusted Pro Forma EBITDA

   Adjusted EBITDA was $31.4 million, or 6.2% of pro forma revenue. For a description of our calculation of adjusted EBITDA refer to note (i) of the Selected Consolidated Financial Data.

Quarterly Pro Forma Combined Results of Operations

   The following tables set forth our unaudited historical quarterly results and pro forma quarterly results for the nine quarters ended April 2, 2000 and the five quarters ended April 2, 2000, respectively. This information has been prepared on the same basis as our annual consolidated financial statements and it includes all adjustments necessary for a fair presentation of the financial results of such periods. This information should be read in conjunction with our annual consolidated financial statements, and our consolidated pro forma statements for the years ended December 31, 1999 and 1998 and the quarter ended April 2, 2000. The operating results for any previous quarter are not necessarily indicative of results for any future period.

                                                               Historical Results
                                                                  Quarter ended
                        -------------------------------------------------------------------------------------------------
                        March 31, June 30, September 30, December 31, March 31, June 30, October 3, December 31, April 2,
                          1998      1998       1998          1998       1999      1999      1999        1999       2000
                        --------- -------- ------------- ------------ --------- -------- ---------- ------------ --------
                                                     (in millions, except per share amounts)
Revenue...............    $19.4    $ 17.3      $20.0        $33.0       $23.3    $23.3     $ 87.8      $123.6     $124.3
Gross profit..........      1.6       1.2        1.6          2.6         1.7      1.5        6.7        11.8       11.2
Earnings (loss) before
 extraordinary loss...      0.4      (1.3)       0.1          0.5          --       --       (0.7)       (0.2)      (1.4)
Net (loss) earnings ..      0.4      (1.3)       0.1          0.5          --       --       (2.0)       (0.2)      (1.4)
Earnings (loss) before
 extraordinary loss
 per share............     0.13     (0.71)      0.07         0.36          --       --      (0.76)      (0.62)     (1.16)

                                            Pro forma results
                                            Quarter ended (a)
                            -------------------------------------------------
                                                                       April
                            March 31, June 30, October 3, December 31,   2,
                              1999      1999      1999        1999      2000
                            --------- -------- ---------- ------------ ------
                                              (in millions)
Revenue....................  $115.3    $111.7    $135.1      $140.6    $140.6
Gross profit...............    11.1      10.4      13.2        15.4      13.7
Earnings (loss) before ex-
 traordinary loss..........    (0.5)     (1.2)     (1.7)        0.6      (1.5)

--------
(a) Prior to the combination of Surface Mount and HTM and the acquisition of W.F. Wood, the companies had different quarter ending dates. For Surface Mount, the first and second quarters ended March 28, 1999 and June 27, 1999, respectively, while HTM and W.F. Wood were on calendar quarter ends. Following the combination and acquisition, all three companies adopted a 13 week quarter reporting cycle and a December 31 year end.

SMTC Corporation (formerly HTM Holdings, Inc.)

Quarter ended April 2, 2000 compared to the quarter ended March 31, 1999

 Revenue

   Revenue increased $101.0 million, or 433.5%, from $23.3 million in the first quarter of 1999 to $124.3 million in the first quarter of 2000. This increase resulted from the combination of Surface Mount and HTM, the acquisition of our Chihuahua facility in July 1999 and our acquisition of W.F. Wood in September 1999. Surface Mount, W.F. Wood and our Chihuahua facility contributed $75.4 million, $11.3 million and $2.9 million, respectively to the increase in revenue. Revenue from Dell for the current quarter was $32.6 million, or 26.2% of total revenue. No other customer represented more than 10.0% of revenue. Revenue generated by our Denver facility, formerly HTM, increased $11.4 million, or 48.9%, from $23.3 million in 1999 to $34.7 million in 2000. In 1999, revenue from IBM of $11.0 million, from Carrier Access of $4.0 million and from Netopia of $2.8 million represented 47.2%, 17.2% and 12.0%, respectively, of total revenue.

   In the first quarter of 2000, 85.4% of our revenue was generated from operations in the United States, 9.7% from Canada, 2.6% from Europe and 2.3% from Mexico. In the first quarter of 1999, all of HTM's revenue was generated in the United States from our Denver facility.

 Gross profit

   Gross profit increased $9.5 million from $1.7 million in the first quarter of 1999 to $11.2 million in the first quarter of 2000. Our gross profit margin improved from 7.3% in the first quarter of 1999 to 9.0% in the first quarter of 2000. The improvements in gross profit and gross margin were due to the combination of Surface Mount and HTM as well as the acquisitions completed in 1999. The combination of Surface Mount and HTM added $5.8 million of gross profit at a gross margin of 7.7%, our W.F. Wood operation contributed $1.8 million at a gross margin of 15.9% and our Chihuahua facility added $1.2 million of gross profit at a gross margin of 41.4%.

   Our W.F. Wood operation contributed higher gross margins because the high precision enclosure products manufactured by that facility have higher profit margins than the products we have historically manufactured.

   Our Chihuahua facility provided us with higher gross margins because all of its sales were on a consignment basis during the quarter. Consignment sales typically result in lower revenue and higher gross profit margins but lower gross profit compared to turnkey services. In the second quarter of 2000 our Chihuahua facility became a turnkey operation.

   At our Denver facility, formerly HTM, gross profit increased $0.7 million, from $1.7 million in the first quarter of 1999 to $2.4 million in the first quarter of 2000 but the gross margin declined from 7.3% to 6.9% due to a change in customer mix.

 Selling, General and Administrative Expenses

   Selling, general and administrative expenses increased $6.8 million from $0.7 million in the first quarter of 1999 to $7.5 million in the first quarter of 2000. As a percentage of revenue, selling, general and administrative expenses increased from 3.1% to 6.1% because the facilities added in the combination of Surface Mount and HTM and through the acquisitions were operating at a lower rate of capacity than our Denver facility. At our Denver facility, selling, general and administrative expenses were unchanged at $0.7 million, but declined as a percentage of revenue from 3.1% to 2.0%.

 Management Fees

   In the first quarter of 2000, management fees of $0.1 million were paid to our principal stockholders. In the first quarter of 1999, management fees of $0.1 million were paid to the principal stockholders of HTM.

 Amortization

   Amortization of intangible assets in the first quarter of 2000 includes the amortization of $0.6 million of goodwill related to the combination of Surface Mount and HTM and $0.4 million of goodwill related to the acquisition of W.F. Wood. Also included in the amortization of intangible assets is the amortization of $0.3 million of deferred finance costs related to the establishment of our $155.0 million senior credit facility in July 1999 and $0.1 million of deferred equipment lease costs.

 Interest Expense

   Interest expense increased $3.0 million from $0.8 million in the first quarter of 1999 to $3.8 million in the first quarter of 2000 due to the debt incurred in connection with the combination of Surface Mount and HTM, the debt incurred to purchase our Chihuahua facility and W.F. Wood and increased working capital requirements with the growth of our business. The weighted average interest rates with respect to the debt for the first quarter of 1999 and the first quarter of 2000 were 9.8% and 10.0%, respectively.

 Income Tax Expense

   In the first quarter of 2000, an income tax recovery of $0.1 million on a loss before tax of $1.5 million produced an effective income tax recovery rate of 6.7% as we were not able to claim a recovery on losses of

$0.5 million incurred by our Irish subsidiary or deduct $0.6 million of goodwill expense related to the combination of Surface Mount and HTM. The effective income tax rate in the first quarter of 1999 was 37.5% on income before tax of $0.1 million recorded by our Denver facility, formerly HTM.

Year ended December 31, 1999 compared to the year ended December 31, 1998

 Revenue

   Revenue increased $168.3 million, or 187.6%, from $89.7 million in 1998 to $258.0 million in 1999. This increase resulted largely from the combination of Surface Mount and HTM, the acquisition of our Chihuahua facility in July 1999 and our acquisition of W.F. Wood in September 1999. Surface Mount, W.F. Wood and our Chihuahua facility contributed $134.5 million, $11.0 million and $9.9 million, respectively, to the increase in revenue. Surface Mount's largest customer was Dell. Revenue from Dell for the five month period from the date of the combination of Surface Mount and HTM to December 31, 1999 was $76.3 million, or 29.6% of total revenue for 1999. Revenue generated by our Denver facility, formerly HTM, increased $12.9 million, or 14.4%, from $89.7 million in 1998 to $102.6 million in 1999. In 1999, revenue from Carrier Access of $27.1 million and revenue from IBM of $25.7 million represented 10.5% and 10.0% of total revenue, respectively. No other customer represented more than 10.0% of our revenue in 1999.

   In 1999, 85.9% of our revenue was generated from operations in the United States, 7.4% from Canada, 3.8% from Mexico and 2.9% from Europe. Revenue generated outside the United States increased from zero in 1998 to $36.4 million or 14.1% of revenue in 1999. The increase is due to the combination of Surface Mount and HTM and the acquisition of our Chihuahua facility. We intend to enhance our position as a leading EMS provider by expanding our global presence in strategic markets with the addition of facilities in new cost-effective regions and geographic locations, and through the expansion of our international sales efforts.

 Gross Profit

   Gross profit increased $14.5 million from $7.2 million in 1998 to $21.7 million in 1999. Our gross margin improved from 8.0% in 1998 to 8.4% in 1999. The improvements in gross profit and gross margin were due to the acquisitions completed in 1999 as well as the combination of Surface Mount and HTM. The combination of Surface Mount and HTM added $11.1 million of gross profit at a gross margin of 8.3%, our Chihuahua facility contributed $1.1 million of gross profit at a gross margin of 11.1% and our W.F. Wood business added $1.8 million of gross profit at a gross margin of 16.4%.

   Our Chihuahua facility provided us with higher gross margins because it had a higher percentage of consignment sales, which typically result in lower revenue and higher gross profit margins but lower gross profit compared to turnkey services. We expect that in 2000 our Chihuahua facility will become primarily a turnkey manufacturing operation.

   Our W.F. Wood business contributes higher gross margins because the high precision enclosure products manufactured by that business have higher profit margins than the products we have historically manufactured. As we expand our range of value-added services through additional acquisitions, we will seek to manufacture higher gross margin products and to improve our overall gross margins.

   At our Denver facility, formerly HTM, gross profit increased $0.5 million, from $7.2 million in 1998 to $7.7 million in 1999, but the gross margin declined from 8.0% to 7.5% due to a change in our business at that facility toward manufacturing products with higher volumes and lower profit margins.

 Selling, General and Administrative Expenses

   Selling, general and administrative expenses increased $9.4 million from $3.2 million in 1998 to $12.6 million in 1999. Due to the acquisitions we have completed as well as the combination of Surface Mount and HTM, we have grown from one to eight facilities. As a percentage of revenue, selling, general and administrative expenses increased from 3.6% in 1998 to 4.9% in 1999 because the facilities added through our acquisitions and the combination of Surface Mount and HTM were operating at a lower rate of capacity than our Denver facility. We are focused on reducing selling, general and administrative expenses as a percentage of revenue. We plan to meet this goal by increasing utilization of our capacity. We believe that the facilities we have acquired have established an administrative infrastructure, including sales and marketing capabilities, that will enable us to develop and support a significant volume of new business. Selling, general and administrative expenses were unchanged from 1998 to 1999 at our Denver facility.

 Management Fees

   In 1999 management fees of $0.7 million were paid to our principal stockholders. In 1998 $0.1 million of management fees were paid to the principal stockholders of HTM.

 Amortization

   Amortization of intangible assets in 1999 includes the amortization of $0.9 million of goodwill related to the combination of Surface Mount and HTM and $0.6 million of goodwill related to the acquisition of W.F. Wood. We are amortizing goodwill of $24.9 million resulting from the combination of Surface Mount and HTM, and goodwill of $17.4 million resulting from the acquisition of W.F. Wood, over a period of ten years. There were no intangible items amortized in 1998. Also included in the amortization of intangible assets is the amortization of $0.3 million of deferred finance costs related to the establishment of our $155.0 million senior credit facility in July 1999 and $0.2 million of deferred finance costs related to HTM's credit facility prior to refinancing. In 1998, amortization of deferred finance costs was $0.2 million. The costs associated with our $155.0 million senior credit facility are being amortized over the six and one-half year average term of the debt.

 Interest Expense

   Interest expense increased $5.1 million from $2.0 million in 1998 to $7.1 million in 1999, primarily as the result of the increase in debt incurred in connection with the combination of Surface Mount and HTM and the debt incurred to purchase our Chihuahua facility and W.F. Wood. Debt of $35.5 million and $134.0 million was outstanding at December 31, 1998 and December 31, 1999, respectively. The weighted average interest rates with respect to such debt for 1998 and 1999 were 10.1% and 9.6%, respectively.

 Income Tax Expense

   Income tax expense in 1999 amounted to $0.1 million on a loss before tax of $0.7 million, at an effective tax rate of recovery of 13.8%, as we were not able to claim a recovery on losses of $0.5 million incurred by our Irish subsidiary, and we were not able to deduct $1.0 million of goodwill expense related to the combination of Surface Mount and HTM. We were able to reduce our tax expense by $0.4 million by applying $1.0 million of net operating tax losses available to our subsidiaries in the United States. Income tax expense in 1998 amounted to a recovery of $0.2 million on a loss before tax of $0.5 million, at an effective tax rate of 37.0%. As of December 31, 1999, we had total net operating loss carryforwards of $7.1 million available to apply against future income of certain subsidiaries.

 Extraordinary Loss

   The extraordinary loss of $1.3 million in 1999, net of the tax benefit of $0.8 million, arose from early payment penalties of $0.8 million, the write-off of $1.0 million of unamortized deferred financing fees and the write-off of the unamortized debt discount of $0.3 million associated with the repayment of senior and subordinated notes which were refinanced under the $155.0 million senior credit facility entered into in connection with the July 1999 combination of Surface Mount and HTM. There were no extraordinary gains or losses in 1998. The $1.3 million charge would not be presented as an extraordinary loss in accordance with Canadian GAAP. Rather, the $2.1 million pre-tax expense would be reported in loss before taxes and the tax benefit of $0.8 million would be reported as tax recovery.

SMTC Corporation (formerly HTM Holdings, Inc.)

Year ended December 31, 1998 compared to the year ended December 31, 1997

 Revenue

   Revenue increased $30.7 million, or 52.0%, from $59.0 million in 1997 to $89.7 million in 1998. IBM, our largest customer in 1998, contributed $19.3 million to such revenue growth, increasing from $19.2 million or approximately 32.5% of revenue in 1997 to $38.5 million or approximately 42.9% of revenue in 1998. The increase in revenue from IBM resulted largely from adding servers to the products manufactured for IBM in 1998. In 1997, revenue from Supra Products and from Lucent Technologies represented approximately 11.0% and 10.0% of sales, respectively.

 Gross Profit

   Gross profit increased $1.8 million, from $5.4 million in 1997 to $7.2 million in 1998, but the gross margin declined from 9.2% in 1997 to 8.0% in 1998. The decline in gross margin was due to our focus on increasing our higher volume turnkey manufacturing business and decreasing our consignment manufacturing business, which is characterized by higher profit margins. Consignment sales represented 7.2% of total revenue in 1997, as compared to 2.3% of total revenue in 1998.

 Selling, General and Administrative Expenses

   Selling, general and administrative expenses increased $0.4 million, from $2.8 million in 1997 to $3.2 million in 1998. This increase was caused by the growth of our business. As a percentage of revenue, selling, general and administrative expenses fell from 4.7% in 1997 to 3.6% in 1998 due to our ability to leverage fixed administrative costs as revenue expanded.

 Leveraged Recapitalization Expenses

   Leveraged recapitalization expenses expensed in 1998 include transaction costs of $0.1 million related to our leveraged recapitalization and compensation expense of $2.1 million arising from the settlement of stock options. There were no other charges in 1997.

 Interest Expense

   Interest expense increased $1.3 million, from $0.7 million in 1997 to $2.0 million in 1998 because of the leveraged recapitalization we consummated in June 1998. The recapitalization added approximately $25.0 million in new debt. Debt of $8.2 million and $35.5 million was outstanding at December 31, 1997 and December 31, 1998, respectively. The weighted average interest rates in connection with such debt for 1997 and 1998 were 9.3% and 10.1%, respectively.

 Income Tax Expense

   Income tax expense in 1998 amounted to a recovery of $0.2 million on a loss before tax of $0.5 million, at an effective tax rate of 37.0%. This compares to an expense of $0.7 million on pre-tax income of $2.0 million in 1997, at an effective tax rate of 37.0%.

Surface Mount

   We have provided Management's Discussion and Analysis of revenue and gross profit of Surface Mount for the eleven months ended July 29, 1999. Our revenue and gross profit for the year ended December 31, 1999 only includes the revenue and gross profit of Surface Mount from the date of acquisition and does not provide investors with information that reflects the historical operating results of the combined entity for periods prior to July 30, 1999. Due to the relative size of Surface Mount's revenue and gross profit compared to ours, we believe that this information is useful in understanding the impact of HTM's combination with Surface Mount on future operating results of the combined entity.

Eleven Months ended July 29, 1999 compared to the year ended August 31, 1998

 Revenue

   Revenue increased $60.4 million, or 28.7%, from $210.2 million in 1998 to $270.6 million for the eleven month period ended July 29, 1999 (just prior to the combination of Surface Mount and HTM). The increase in revenue was due to organic growth and the inclusion of a full year of results from our Cork, Ireland facility, which we acquired in January 1998. Revenue from Dell increased $57.7 million from $70.1 million in 1998, or 33.3% of our total revenue, to $127.8 million in 1999, or 47.2% of our total revenue. Sales of risers and servers to Dell increased from $45.8 million and $24.3 million respectively, in 1998, to $74.1 million and $53.7 million, respectively, in 1999. Revenue from EFI increased from $36.1 million in 1998, or 17.2% of our total revenue, to $37.2 million in 1999, or 13.7% of our total revenue.

 Gross Profit

   Gross profit increased $3.2 million from $21.8 million in 1998 to $25.0 million in 1999. Gross margin declined from 10.4% in 1998 to 9.2% in 1999 due to general industry competitive price pressures and due to specific price pressure from Dell to produce risers at a low cost. Also, consignment sales fell to 1.7% of revenue in 1999 from 2.5% in 1998.

Year ended August 31, 1998 compared to the year ended August 31, 1997

 Revenue

   Revenue increased $113.4 million, or 117.1%, from $96.8 million in 1997 to $210.2 million in 1998. Revenue increased due to our acquisition of Ogden Atlantic Design's operations in Charlotte, North Carolina in September 1997 and Ogden International Europe's operations in Cork, Ireland in January 1998. These acquisitions contributed $27.9 million of revenue from new customers and allowed us to expand our relationship with Dell beyond our Austin facility. Revenue from Dell was $70.1 million in 1998 or 33.3% of total revenue for the year. Revenue from EFI was $36.1 million or 17.2% of total 1998 revenue. No other customer represented more than 10.0% of revenue in 1998. In 1997, revenue from EFI, Aironet, IVI and Dell of $24.4 million, $19.7 million, $18.4 million and $12.2 million, respectively, represented 25.2%, 20.4%, 19.0% and 12.6%, respectively, of total revenue.

 Gross Profit

   Gross profit increased $6.7 million from $15.1 million in 1997 to $21.8 million in 1998. Gross margin declined from 15.6% in 1997 to 10.4% in 1998 as consignment sales represented 7.0% of total revenue in 1997 as compared to 2.5% of revenue in 1998. Also, we experienced profit margin pressure in 1998 as the result of the additional costs to ramp up for a significant volume of new business with Dell and the start-up costs associated with our Cork facility.

Liquidity and Capital Resources

   Our principal source of liquidity is cash provided from borrowings under our senior credit facility. Our principal uses of cash have been to finance mergers and acquisitions, meet debt service requirements and finance capital expenditures. We anticipate that these uses, including potential future acquisition opportunities, will continue to be our principal uses of cash in the future.


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

   Net cash provided by operating activities for the quarter ended March 31, 1999 was $6.0 million compared to net cash used in operating activities of $25.6 million for the quarter ended April 2, 2000. In 1999, our Denver facility, formerly HTM, reduced its working capital requirements while the growth of the combined companies in 2000 led to increased working capital needs.

   Net cash used by financing activities for the quarter ended March 31, 1999 was $5.1 million on the repayment of borrowings and capital lease payments. Net cash provided by financing activities for the quarter ended April 2, 2000 was $31.1 million due to increased borrowings under the revolving line of credit.

   Net cash used in investing activities was for capital expenditures of $0.1 million in the quarter ended March 31, 1999 compared to $2.5 million in the quarter ended April 2, 2000.

   Net cash used in operating activities for the years ended December 31, 1997, 1998 and 1999 was $0.4 million, $3.8 million, and $6.6 million, respectively. Fluctuations in net cash used by operating activities are primarily attributable to increases and decreases in working capital requirements related to revenue growth.

   Net cash provided by financing activities for the years ended December 31, 1997, 1998 and 1999 was $1.2 million, $4.3 million, and $49.6 million, respectively. Our principal financing activities in 1997 included increased borrowings and payment of capital leases. Our principal financing activities in 1998 included increased borrowings, issuances of common stock and repurchases of common stock. Our principal financing activities in 1999 included repayment of existing debt facilities and borrowings on our senior credit facility in connection with the combination of Surface Mount and HTM. As a result of our early repayment of this debt, we incurred charges of $2.1 million, or $1.3 million net of taxes, related to early payment penalties, write-offs of unamortized deferred financing fees and write-offs of the unamortized debt discount.

   Net cash used in investing activities for the years ended December 31, 1997, 1998 and 1999 was $0.4 million, $0.5 million and $41.4 million, respectively. Investing activities in 1999 included $31.6 million for acquisitions and $5.7 million held in escrow in connection with the acquisition of our Chihuahua facility. Capital expenditures were $0.5 million in both 1997 and 1998. Capital expenditures in 1999 of $4.1 million were incurred principally to upgrade our Chihuahua facility and to purchase and install our web-based collaborative planning system. We anticipate capital expenditures for 2000 will be consistent with 1999 levels.

   As of April 2, 2000, we had borrowings of approximately $162.4 million under our senior credit facility. The minimum principal payment obligation under our senior credit facility is $2.0 million for 2000. We intend to use the proceeds of this offering to repay the majority of our debt. We expect to incur an after-tax charge estimated to be $2.3 million, net of a $1.5 million tax recovery, on repayment of the debt comprised of the following items net of tax:
$1.7 million for the write-off of unamortized financing fees and a $0.2 million premium payable net of a $0.3 million gain on the termination of the interest rate swap and a $0.7 million charge for the excess of the value of the warrants over proceeds received issued in connection with the subordinated notes.

   On May 15, 2000, the senior credit facility was amended to increase the revolving credit facility by $7.5 million to $67.5 million, and certain of the financial covenants were modified to give us more flexibility to support our continued business growth.

   The senior credit facility is described below under "Description of Indebtedness."

   In May 2000, in order to provide us with additional working capital and to finance the growth of our business, certain of our stockholders purchased subordinated notes in the amount of $5.0 million and warrants in the amount of $2.5 million in connection with a senior subordinated loan agreement dated May 18, 2000. The subordinated notes were purchased by some of our shareholders or their affiliates, including some of the Bain funds, Celerity Partners III, L.P., Kilmer, Paul Walker, Derek D'Andrade, Philip Woodard and General Electric Capital Corporation, in the amounts of $1,589,782, $1,268,381, $909,605, $529,190, $529,190, $101,694 and

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


$72,155, respectively. The subordinated notes bear simple interest at the rate of 15% per year and will be repaid on completion of this offering with a portion of the net proceeds from this offering. The notes are subordinated to our senior indebtedness. The warrants will be exercised immediately prior to the consummation of this offering for an aggregate of 586,338 shares of common stock. Upon exercising these warrants, some of our shareholders or their affiliates, including some of the Bain funds, Celerity Partners III, L.P., Kilmer, Paul Walker, Derek D'Andrade, Philip Woodard and General Electric Capital Corporation, will receive 161,794, 97,549, 92,571, 53,856, 53,856,
10,350 and 7,343 shares, respectively. The warrants have been valued at $4.1 million based on an initial public offering price of $15.00 per share. No cash exercise price will be paid to us upon the exercise of the warrants in connection with the offering.

   On July 3, 2000, in order to provide us with additional working capital and to finance the growth of our business, certain of our stockholders purchased demand notes from us in the amount of $9,925,000. These demand notes were purchased by Kilmer and an affiliate of the Bain funds, for a purchase price equal to the principal amount of the notes, in the amounts of $4,188,292 and $5,736,708, respectively. Of these demand notes, $5,925,000 in aggregate principal amount are secured by a portion of our fixed assets and the fixed assets of some of our subsidiaries. The demand notes bear interest of 3% of the principal amount accruing on the date of issuance and 13.75% per year, and are payable to the holders of the notes at any time upon demand.

   Upon completion of this offering and application of the proceeds from this offering as discussed in "Use of Proceeds," and based upon our current level of operations, we believe that cash generated from operations, available cash and amounts available under our senior credit facility will be adequate to meet our debt service requirements, capital expenditures and working capital needs for at least the next twelve months, although no assurance can be given in this regard. Accordingly, there can be no assurance that our business will generate sufficient cash flow from operations or that future borrowings will be available to enable us to service our indebtedness. We may require additional financing if we decide to consummate acquisitions.

Quantitative and Qualitative Disclosure Relating to Market Risk

 Interest Rate Risk

   Our senior credit facility bears interest at a floating rate. The weighted average interest rate on our senior credit facility for 1999 was 9.5%. We reduce our exposure to interest rate risks through swap agreements. We have entered into swap agreements to hedge $65.0 million of our outstanding debt. Under the terms of our current swap agreement expiring on September 22, 2001, the maximum annual rate we will pay on the approximately $65.0 million of our debt is 9.66%. The remainder of our debt of $65.9 million bears interest based on the Eurodollar base rate. As of December 31, 1999, the Eurodollar base rate was 6.5%. If the Eurodollar base rate increased by 10% to 7.2%, our interest expense would increase by approximately $0.9 million in 2000.

   The revolving credit facility portion of our senior credit facility bears interest at (1) 1.25% per annum plus the greater of the United States prime rate or the Federal Reserve reported overnight funds rate plus 0.5% or
(2) 1.25% per annum plus the greater of a Canadian chartered bank's reference rate for U.S. dollar commercial loans made in Canada or the Federal Reserve reported overnight funds rate plus 0.5%. We do not anticipate having a material outstanding balance on this facility during the year ending December 31, 2000. Therefore, a 10% change in interest rates as of December 31, 1999 is not expected to materially affect the interest expense to be incurred on this facility during such period.

 Foreign Currency Exchange Risk

   Most of our sales and purchases are denominated in U.S. dollars, and as a result we have relatively little exposure to foreign currency exchange risk with respect to sales made. We do not use forward exchange contracts to hedge exposures denominated in foreign currencies or any other derivative financial instrument for

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

trading or speculative purposes. Therefore, the effect of a 10.0% change in exchange rates as of December 31, 1999 would not have a material impact on our operating results for the year ending December 31, 2000.

Impact of Inflation

   We believe that our results of operations will not be significantly affected by moderate changes in the inflation rate.

Recent Accounting Developments

   In December 1999, the SEC issued Staff Accounting Bulletin ("SAB") 101 and in March 2000 issued SAB 101A "Revenue Recognition," which provide guidelines in applying U.S. generally accepted accounting principles to revenue recognition in financial statements. We will be required to implement SAB 101 and 101A by the second quarter of 2000. We believe that our revenue recognition practices are consistent with the guidelines.

   In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. SFAS No. 133 requires all derivatives to be recognized either as assets or liabilities and measured at fair value. SFAS No. 137 delays the effective date of SFAS No. 133 to fiscal years beginning after June 15, 2000. We will be required to implement SFAS No. 133 for our fiscal year ended December 31, 2001. We have not assessed the impact of the adoption of SFAS No. 133 on our financial position, results of operations or cash flows.

   In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use." SOP 98-1 requires that entities capitalize certain costs related to internal-use software once certain criteria have been met. As required, we implemented this standard in 1999. The implementation did not have a material impact on our financial position, results of operations or cash flows.

   In April 1998, the AICPA issued SOP 98-5, "Reporting on the Costs of Start-Up Activities." SOP 98-5 requires that all start-up costs related to new operations must be expensed as incurred. In addition, all start-up costs that were capitalized in the past must be written off when SOP 98-5 is adopted. As required, we implemented this standard in 1999. The implementation did not have a material impact on our financial position, results of operations or cash flows.


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

                                    BUSINESS

Overview

   We are a leading provider of advanced electronics manufacturing services, or EMS, to electronics industry original equipment manufacturers, or OEMs, worldwide. We service our customers through eight manufacturing and technology centers strategically located in key technology corridors in the United States, Canada, Europe and a cost-effective region of Mexico. Our full range of value-added services include product design, procurement, prototyping, assembly, test, final system build, comprehensive supply chain management, packaging, global distribution and after-sales support. Our business is focused on the fast-growing fixed and wireless communications, networking and computing sectors. Based upon our comparison of our 1999 pro forma revenue of approximately $503 million, with 1999 EMS industry revenue data provided by TFI, we are among the 15 largest EMS companies worldwide. We believe we are well-positioned to capitalize on the significant and growing market opportunity to provide advanced EMS solutions to OEMs on a global basis.

   We have customer relationships with over 50 OEMs, many of which date back more than five years. Our customers include industry leading OEMs such as ATI, Dell, EMC, IBM and Lucent Technologies. We developed these relationships by capitalizing on the continuing trend of OEMs to outsource manufacturing services to consolidate their supply base and to form long-term strategic partnerships with selected high quality EMS providers. We also have relationships with a number of emerging companies in the high-growth communications and networking sectors, including Carrier Access, Cobalt Networks, Netopia, Suite Technologies and Sycamore Networks. In 1999, approximately 55% of our pro forma revenue was generated from the communications and networking sectors. We expect to continue to grow our business through the addition of new, high quality customers and the expansion of our relationships with existing customers.

   We believe that our key competitive advantages include our global manufacturing capabilities, customer focused team-based approach, global supply chain management capabilities and leading edge equipment and processes that are consistent from site to site. In addition, we have introduced an advanced web-based collaborative planning tool that will electronically link us with our customers and suppliers in real time, enhancing our supply chain management capabilities.

Industry Background

   The EMS industry provides manufacturing services to OEMs in the electronics marketplace. The EMS market is large and continues to grow rapidly. According to TFI, global EMS industry revenue is forecasted to grow at a compounded annual growth rate of approximately 20%, from $60.0 billion in 1998 to $149.4 billion in 2003. TFI forecasts that larger EMS companies with revenue of approximately $500 million or greater are expected to grow at 30% or more annually during the same period. We believe that the growth for larger EMS companies is projected to be greater than the industry average because OEMs are increasingly outsourcing production to larger manufacturers that have the ability to provide a total service solution. Industry growth is being fueled by the overall growth of the electronics industry, the increased outsourcing of manufacturing by OEMs, and the divestiture of OEM manufacturing assets to EMS businesses. We believe that OEMs decide to outsource in order to take advantage of the technology and manufacturing expertise of EMS companies, eliminate manufacturing overhead, reduce time-to-market of products, and improve supply chain efficiency. TFI estimates that the percentage of total cost of goods sold in the electronics industry which is outsourced for manufacture by OEMs will increase from 9.5% in 1998 to 17.1% by 2003, as depicted in the following chart.

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

[GRAPH APPEARS HERE]

   In addition, according to TFI, the EMS industry is highly fragmented with over 3,000 independent EMS companies in existence and the 15 largest companies accounting for approximately 42% of the worldwide market in 1998. The EMS industry has experienced, and is anticipated to continue to experience, significant consolidation. We believe that the fragmented nature of the industry will allow us to take advantage of acquisition opportunities to increase our scale and geographic scope as well as to expand our customer relationships and service offerings.

   Revenues generated by the EMS industry are relatively concentrated among the computing and fixed and wireless communications sectors. The following charts illustrate the continued importance of these industry sectors to the global EMS industry.



[PIE CHARTS APPEAR HERE]

   Historically, OEMs were vertically integrated manufacturers that invested significantly in manufacturing assets and facilities around the world to manufacture, service and distribute their products. EMS originated as primarily labor intensive functions outsourced by OEMs to obtain additional capacity during periods of high demand. Early EMS providers were essentially subcontractors, providing production capacity on a transactional basis. However, with significant advances in manufacturing process technology, EMS providers developed additional capabilities and were able to improve quality and dramatically reduce OEMs' costs. Furthermore, as the capabilities of EMS companies expanded, an increasing number of OEMs adopted and became dependent upon EMS outsourcing strategies. Over time, OEMs came to rely on EMS providers to perform a broader array of manufacturing services, including design and development activities. In recent years, EMS providers have further expanded their range of services to include advanced manufacturing, packaging and distribution and overall supply chain management. In addition, many OEMs are reducing the number of vendors from which outsourced services are purchased, and are partnering with EMS suppliers that can provide a total service solution on a national or global basis, in order to further lower costs and increase supplier accountability.

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

   By using EMS providers, OEMs are able to focus on their core competencies, including product development, sales and marketing, while leveraging the manufacturing efficiency and capital investment of EMS providers. OEMs use EMS providers to enhance their competitive position by:

  . Reducing Time-to-Market. Electronics products are experiencing increasingly shorter product life cycles, requiring OEMs to continually reduce the time required to bring new products to market. OEMs can significantly improve product development cycles and enhance time-to-market by benefitting from the expertise and infrastructure of EMS providers. This expertise includes capabilities relating to design, quick-turn prototype development and rapid ramp-up of new products to high volume production, with the critical support of worldwide supply chain management.

  . Improving Supply Chain Management. OEMs who manufacture internally are faced with greater complexities in planning, procurement and inventory management due to frequent design changes, short product life cycles and product demand fluctuations. OEMs can address these complexities by outsourcing to EMS providers which (1) possess sophisticated supply chain management capabilities and (2) can leverage significant component procurement advantages to lower product costs.

  .  Accessing Advanced Manufacturing Capabilities and Process
     Technologies. Electronics products and electronics manufacturing technology have become increasingly sophisticated and complex, making it difficult for many OEMs to maintain the necessary technological expertise and focus required to efficiently manufacture products internally. By working closely with EMS providers, OEMs gain access to high quality manufacturing expertise and capabilities in the areas of advanced process, interconnect and test technologies.

  . Improving Access to Global Markets. OEMs are generally increasing their international activities in an effort to expand sales through access to foreign markets. EMS companies with worldwide capabilities are able to offer such OEMs global manufacturing solutions enabling them to meet local content requirements to distribute products efficiently around the world at lower costs.

The SMTC Customer Solution

   We believe that the key competitive advantages of our solution include our customer-focused team based approach, comprehensive supply chain management capabilities and fully integrated worldwide facilities. Our customers benefit from the following components of the SMTC solution:

   Customer-focused Team Oriented Production System, or T.O.P.S. Our cross-functional teams work as customer-focused business units, without departmental barriers which allow for faster and more direct communication between our customers and the team responsible for their product. The removal of departmental barriers eliminates time wasted by internal communication between departments. Our teams provide the customer with the entire range of services from prototype to production to distribution. In addition, our cross-functional team structure enables us to tailor each team to specific custom requirements. In some cases we have employees on-site at customer locations. The result is a manufacturing process tailored to each customer which we believe accelerates time-to-market for our customers.

   Comprehensive Supply Chain Management; Web-based System. The systems and processes we employ in supply chain management enable us to rapidly scale operations to meet customer needs, shift capacity in response to product demand fluctuations, reduce material costs and effectively distribute products to our customers or their end-customers. We have available and are implementing a web-based system through which we can communicate, collaborate and plan with our customers in real time. This web-based system enables us to manage information rather than inventory. As a result, inventory risk and exposure are reduced. In addition, our customers can commit to delivering products to their customers knowing that the materials and capacity are available because they can monitor the status of our materials and capacity in real time through use of our web-based collaborative planning system.

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

   Fully Integrated Worldwide Factories. Our global reach enables us to provide OEMs with the flexibility to manufacture products locally in several regions of the world. All of our locations operate under the same model and with the same systems allowing customers to seamlessly transfer their production from one of our facilities to another. This gives our customers greater flexibility and the opportunity to reduce their costs by transferring production to the facility that suits their needs. The fact that each facility operates similarly also enhances communications among facilities, allows our employees to work effectively at any of our sites, improves quality control, allows us to acquire equipment at volume discounts and promotes adoption of best practices at each of our facilities. These factors reduce inefficiencies, improve product quality and ultimately reduce costs.

The SMTC Strategy

   Our objective is to enhance our position as a leading EMS provider to OEMs worldwide. We intend to achieve this objective by pursuing the following business strategies:

   Expand our Global Presence in Strategic Markets. In order to enhance our existing high standards of service to our global customers, we intend to continue to expand our global presence. We expect to tailor each facility acquired to the same high standards of excellence and to a similar plant layout as our current facilities. This will allow us to continue to enjoy the benefits of fully integrated factories. Since 1995, we have expanded from our first facility located in Toronto, Ontario to eight facilities located in the United States, Canada, Europe and Mexico. We intend to continue to expand our global infrastructure and are currently targeting Asia as an area for future expansion.

   Continue to Provide Leading Edge Supply Chain Management Capabilities. We remain fully committed to maintaining our leadership position in supply chain management through the use of innovative management strategies. We believe the introduction of our web-based collaborative planning system will enable us to rapidly scale operations to meet customer needs, shift capacity in response to product demand fluctuations, reduce material costs and effectively distribute products to our customers or their end-customers.

   Strengthen our Relationships with Leading and Emerging Global OEMs in Attractive EMS Segments. We plan to continue to focus on providing advanced electronic manufacturing services to industry leaders, particularly in the high growth, high value-added communications and networking sectors. Communications and networking companies, in particular, are dramatically increasing the amount of manufacturing they are outsourcing, and we believe our technological capabilities and global manufacturing platform are well suited to capitalize on this opportunity. In addition to our industry leading customers such as ATI, Dell, EMC, IBM and Lucent Technologies, we have relationships with a number of emerging companies in the communications and networking sectors including Carrier Access, Cobalt Networks, Netopia, Suite Technologies and Sycamore Networks.

   Provide Advanced Technological Capabilities and Comprehensive Service Offerings. We remain committed to enhancing our capabilities and value-added services to meet the ongoing needs of our customers. Through our continuing investment in leading-edge assembly and logistics technologies, as well as our investment in design, engineering and test capabilities, we are able to offer our customers a variety of advanced design and manufacturing solutions. These capabilities include micro ball grid arrays, complex circuitry layouts, manufacturing and testing of wireless products and manufacturing of ethernet cards, among others. Additionally, building on our integrated engineering and manufacturing capabilities, we provide our customers with services ranging from initial product design and prototype production to final product assembly, test and distribution directly to customers. We believe that this provides greater control over quality, delivery and costs and enables us to offer our customers a complete cost effective solution.

   Pursue Selective Acquisition Opportunities, including Asset Divestitures by OEMs. We intend to continue to target strategic acquisitions that will enable us to expand our geographic reach, add manufacturing capacity, secure key new customers, diversify into complementary product markets or broaden our technological capabilities and value-added service offerings. We have successfully completed six acquisitions and one new site development since 1995. As a result, we have developed and deployed a comprehensive integration strategy which includes establishing our team-oriented production system at all locations with broad-based workforce participation, utilization of similar manufacturing equipment and processes, deploying common information technology platforms, transferring best practices among operations company wide and leveraging wide-scale procurement.

Our Services

   Our full range of advanced value-added electronics manufacturing services include:

   New Product Development and Introduction. The key to our new product development approach is the cross-functionality of our teams. We integrate our design group, materials group and manufacturing group into a new product development team which works with our customers and suppliers throughout the development process to ensure that new designs are efficiently transitioned into production. We use advanced design tools to enable new product ideas to progress from design, to simulation and physical layout, to design for manufacturability. We work with our customers' product developers in the early stages of new product development. Our new product development team also coordinates the prototyping of new product designs, a critical stage in the development of new products. Our prototyping and new product introduction centers are strategically located, and we use electronic communications with our customers and suppliers in order to provide a quick response to customer demands and to facilitate greater collaboration between our new product development team, our customers and our suppliers.

   Supply Chain Management. We use our integrated resource planning and supply chain management system to optimize efficient materials management from supplier to end-customer. We provide our customers with a complete supply chain management solution, using advanced electronic schedule sharing methods with our customers and suppliers to plan, purchase, expedite and warehouse components and materials. We believe our inventory management and volume procurement capabilities reduce costs and shorten total cycle time. Effective management of the supply chain is critical to the success of OEMs because it reduces the time required to deliver products to market and the capital requirements associated with carrying inventory. The introduction of our web-based collaborative planning system will further link our suppliers and customers in a real time environment.

   Assembly and Integration. We use state-of-the-art technology in the assembly process, and continually focus, together with our customers and suppliers, on developing assembly techniques, improving quality, improving time-to-market of our customers' products and reducing costs. We are able to apply a broad range of assembly techniques, from pin-through-hole and surface mount to micro ball grid array assemblies. Our extensive test capabilities allow us to identify the cause of defects and determine the most appropriate corrective action. Our engineers work proactively with our customers and suppliers to implement solutions to defects before products are shipped. We also design and test packaging of products for bulk shipment or single end-customer use. We provide fully-integrated system build services to our customers. These services capitalize on our sophisticated logistical capabilities to rapidly acquire and assemble source components, perform complex testing and deliver products to our customers around the world. Our complete system integration capabilities, coupled with our strength in supply chain management, position us to meet our customers' growing demand for build-to-order system solutions.

   Global Distribution and After-sales Support. We have a sophisticated integrated system for managing complex international distribution, allowing us to efficiently ship worldwide and, in many cases, directly to the OEMs' end-customers. We also offer a wide range of after-sales support services including field failure analyses, product upgrades and repair services. We also assist our customers in improving design for manufacture.

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

Our Customers

   We target industry leading OEMs primarily in the high growth networking and fixed and wireless communications sectors. Pro forma 1999 revenue from customers was allocated as follows:

                            [PIE CHART APPEARS HERE]

   We have customer relationships with over 50 OEMs, many of which date back more than five years. Our customers include industry leading OEMs such as ATI, Dell, EMC, IBM and Lucent Technologies. We also have relationships with a number of emerging companies in the high-growth communications and networking sectors, including Carrier Access, Cobalt Networks, Netopia, Suite Technologies and Sycamore Networks. The electronic products we assemble and manufacture can be found in a wide array of end-products including:

  .  PBX switches           .  Routers            .  Personal computers

  .  Wireless base          .  Hubs               .  Multimedia
     stations                                        peripherals
                            .  Switches
  .  Wireless loop                                .  Video broadcasting
     systems                .  Mass storage
                               devices            .  Ethernet PCMCIA
  .  Modems                                          cards
                            .  Servers
  .  Fax machines                                 .  Semiconductor test
                            .  Workstations          equipment
  .  Components for T1
     and T3 broadband
     equipment

Marketing and Sales

   We market our services through a focused strategy that emphasizes our team based approach to servicing our customers. In addition to developing relationships with established industry leading OEMs, we also target selected emerging companies in high growth market segments. We target prospective customers in the networking, fixed and wireless communications, computing and peripheral and other industries which are leaders in their markets. We are focused on building relationships with customers that require a volume of production that complements our customer-focused team-based approach. In all cases, our goal is to allocate our program management, engineering and manufacturing resources, business systems and assets on a customer-by-customer basis, enabling each of our customers to have a dedicated environment that operates as a virtual extension of its business.

   We have a direct sales force with a global presence that focuses on new and existing customers to take advantage of our worldwide capabilities. We also have a mix of established direct sales representatives and manufacturer representative companies throughout Canada, the United States and Europe. Our sales offices are located within our manufacturing facilities. In addition, we have a sales office in Boston, Massachusetts. When a customer opportunity is identified by our direct or outside sales force, we dedicate a team to the potential customer, and that team becomes part of our marketing effort and will continue to service the customer throughout our relationship.

Supply Chain Management

   We believe that the basis of true collaboration is seamless integration across the enterprise-wide system, encompassing the customers' worldwide facilities, our global manufacturing sites, and our suppliers. We provide our customers with a complete supply chain management solution, using advanced electronic schedule sharing methods with our customers and suppliers to plan, purchase, expedite and warehouse components and materials. The systems and processes we currently employ in supply chain management enable us to rapidly scale operations to meet customer needs, shift capacity in response to product demand fluctuations, reduce material costs and effectively distribute products to our customers or their end-customers.

   In April 1999, we launched a major new initiative with the development of our web-based collaborative planning system. This system will initially be used to enhance our manufacturing execution capabilities through the use of web-based master scheduling, real time materials requirement planning and factory scheduling software. In conjunction with our enhanced manufacturing execution processes, we have introduced our web-based tools for customer demand management and supplier management.

   We believe that in order to continue to offer our customers leading services, we and our customers and suppliers must create virtual enterprises, sharing information and making joint decisions to ensure a fast and cost-effective response to the market. Our web-based collaborative planning tool features a "capable to promise" ability that we expect will improve flexibility and reduce cycle times in the supply chain for our customers. Through a web-based user interface, our customers and suppliers will have direct access to our supply chain management database. Customers will be able to monitor the availability and supply of component parts in real time. Simulation features will allow customers to explore "what-if" scenarios, enhancing our customers' forecasting and planning efficiency. Communication will be streamlined throughout the supply chain, allowing our customers to receive timely feedback from us and allowing us to receive real time input from our suppliers.

   Our goal is to gauge and optimize performance in real time. Our web-based tools will enable all activities in the supply chain to be synchronized, and will enable us and our trading partners to rapidly analyze, revise and fine-tune plans based on the latest customer information. WebPLAN and Lotus Notes are the foundation for our e-business solution.

   Our web-based collaborative planning system is currently operating at all of our locations. In the first half of 2000, we introduced the system to our customers and suppliers. Because our customers and suppliers will need only standard, low-cost web access capabilities to access our collaborative planning tool, and because the system represents a major advance over traditional electronic data interchange systems, we believe our customers and suppliers will readily adopt our leading-edge e-business solution to supply chain management.

Technology, Processes and Development

   We use advanced technology in the assembly and testing of the products we manufacture. We believe that our processes and skills are among the most sophisticated in the industry.

   Surface mount technology is the principal technology for the assembly of printed circuit boards. Our customer-focused factories include predominantly surface mount technology lines, which are highly flexible and are continually reconfigured to meet customer-specific product requirements. In addition to expertise in conventional surface mount technology, we have extensive capabilities utilizing a broad range of technologies, including:

  . chip scale packaging, which is a method of using integrated circuits (chips) without encapsulating them in epoxy, thereby utilizing less space on the circuit board;

  . flip chips, which are structures that house interconnected circuits and are utilized to minimize printed circuit board surface area when compact packaging is required;

  . tape automated bonding, which is a specialized assembly-process technology that involves the application of components onto a circuit board using temperature and pressure;

  . multichip module-laminates, which are a type of printed circuit board design that allows for the placement of multiple integrated circuits or other components in a limited surface area; and

  . micro ball grid array, which is a method of mounting an integrated circuit or other component to a printed circuit board. Rather than using pins, the component is attached with small balls of solder at each contact. This method allows for greater component density and is used in printed circuit boards with higher layer counts.

   We also work with a wide range of substrate types from thin flexible printed circuit boards to highly complex, dense multilayer boards.

   Our assembly capabilities are complemented by advanced test capabilities. These technologies include:

  . high speed functional testing, a method of testing products by simulating actual use modes in high volume;

  . burn-in testing, a test method where products are powered on for 24 hours to ensure product functionality;

  . vibration testing, a method that tests whether products can withstand forces encountered under normal use;

  .  in-circuit testing, an automated test for workmanship defects; and

  . in-situ dynamic thermal cycling stress testing, a test method of exposing products from high to low temperature extremes for several cycles, which identifies any early product failures.
   We believe that our inspection technology is among the most sophisticated in the EMS industry. Our inspection technology includes:

  . x-ray laminography, a method that utilizes an x-ray to view thin layers of a circuit board;

  . three-dimensional laser paste, a volumetric inspection method that utilizes a microscope with lasers; and

  . scanning electron microscopy, a scanning method that utilizes a microscope with 200 times magnification or greater.

   Our ongoing research and development activities include the development of processes and test technologies as well as some focused product development. We are proactive in developing manufacturing techniques which take advantage of the latest component and product designs and packaging.

Our Suppliers

   We order raw materials and components based on purchase orders received and accepted, and maintain minimal levels of inventory that are not identified for use in filling specific orders. We currently use electronic data interchange with our key suppliers, and ensure speed of supply through the use of automated receiving and full-service distribution capabilities. With the implementation of our web-based collaborative planning systems, our customers' needs will be integrated with our suppliers in a more efficient and cost effective manner than is achievable through traditional electronic data interchange. In pro forma 1999 we purchased in excess of $300 million in materials. We believe this volume of procurement enhances our ability to obtain better pricing, influence component packaging and design and obtain supply of components in constrained markets.

   We employ a strategy of risk minimization relative to our inventory and generally order materials and components only to the extent necessary to satisfy existing customer orders. We have implemented specific inventory management strategies with certain suppliers such as "line-side stocking" (pulling inventory at the production line on an as needed basis) and "real-time component pricing" (the ability to obtain the advantage of the most recent price change in component pricing) designed to minimize the risk to us of cost fluctuations. These strategies help protect us from the risk of fluctuations in inventory costs. In addition, these costs can generally be passed through to customers.

   During pro forma 1999, we did not rely significantly on any one supplier, with no supplier representing more than 10.0% of total purchases.

Competition

   The EMS industry is highly fragmented and comprised of a large number of domestic and foreign companies. The intense competition we face is provided by many independent sources as well as in-house manufacturing capabilities of current and potential customers who evaluate our capabilities against the merit of manufacturing products internally. We compete with different companies depending on the type of service or geographic area. Our competitors include Celestica Inc., Flextronics International Ltd., Jabil Circuit, Inc., SCI Systems, Inc. and Solectron Corporation. Certain of our competitors may have greater manufacturing, financial, research and development and marketing resources than we do. We believe that we are a leading EMS provider and that we are well positioned to compete against these larger competitors due to our product quality, flexibility and timeliness in responding to design and schedule changes, reliability in meeting product delivery schedules, pricing, technological sophistication, the provision of value-added services and geographic location.

Governmental Regulation

   Our operations are subject to certain federal, state, provincial and local regulatory requirements relating to environmental compliance and site cleanups, waste management and health and safety matters. In particular, we are subject to regulations promulgated by regulatory agencies pertaining to health and safety in the workplace and the use, storage, discharge and disposal of hazardous chemicals used in the manufacturing processes.

   To date, the costs of compliance and environmental remediation have not been material to us. Nevertheless, additional or modified requirements may be imposed in the future. If such additional or modified requirements are imposed on us, or if conditions requiring remediation were found to exist, we may be required to incur substantial additional expenditures.

Employees

   As of April 2, 2000, we employed approximately 3,000 full time employees worldwide. In addition, we employ varying levels of temporary employees as our production demands. Given the variable nature of our project flow and the quick response time required by our customers, it is critical that we be able to quickly ramp-up and ramp-down our production to maximize efficiency. To achieve this, our strategy has been to employ a skilled temporary labor force, as required. We use outside contractors to qualify our temporary employees on a site-by-site basis. Our production level temporary employees are compensated by the hour. We do not have any permanent leased employees. We believe we are team-oriented, dynamic and results-oriented with an emphasis on customer service and quality at all levels. We believe this environment is a critical factor for us to be able to fully utilize the intellectual capital of our employees. From time to time we relocate our management level employees as needed to fill open positions at our sites. Because of our training programs, we have not experienced difficulty in adequately staffing skilled employees.

   With the exception of approximately 400 of our employees in Mexico and 100 of our employees in Ireland, none of our employees is unionized. We have never experienced a work stoppage or strike and believe that our employee relations are good.

Facilities

   We conduct our operations within approximately 850,000 square feet of building space. We believe our facilities are currently adequate for our operating needs. Our principal service at all locations is assembly of electronic components, with the exception of the larger Boston facility where we manufacture precision enclosures. Our facilities are as follows:

                                                          Approx.
   Location                                             Square Feet Leased/Owned
   --------                                             ----------- ------------
   Toronto, Ontario....................................   100,000      Leased
   San Jose, California................................    75,000      Leased
   Austin, Texas.......................................    75,000      Leased
   Charlotte, North Carolina...........................   120,000      Leased
   Cork, Ireland.......................................    50,000      Leased
   Denver, Colorado....................................   100,000      Leased
   Chihuahua, Mexico...................................   250,000       Owned
   Boston, Massachusetts...............................    50,000      Leased
   Boston, Massachusetts...............................    30,000      Leased

   We have exercised an option under our Austin, Texas lease to purchase 20 acres adjacent to our existing facility. We are in the process of selling the property back to the developer in order to build a 145,000 square foot facility, which we intend to lease back. We expect to move our Austin operations to the new building and to be operational in the second quarter of 2001. We are also in the process of consolidating our two Boston, Massachusetts facilities into a new, approximately 150,000 square foot facility which we plan to occupy in late 2000.

   All of our principal facilities are ISO certified to ISO 9001 or ISO 9002 standards. ISO 9001 and ISO 9002 are commonly recognized standards in the EMS industry that are published by the International Standardization Organization and relate to quality management systems. ISO 9001 contains requirements for quality assurance in design, development, production, installation and servicing. ISO 9002 contains requirements for quality assurance in production, installation and servicing.

   The principal executive office of SMTC and SMTC Canada is located at 635 Hood Road, Markham, Ontario, Canada L3R 4N6.

Our Structure and Our History

   The following chart shows our current structure including our material subsidiaries and their jurisdictions of incorporation or organization. Unless otherwise indicated, all such subsidiaries are wholly-owned, directly or indirectly by SMTC.

                              [CHART APPEARS HERE]

 SMTC Corporation

   Our company's present corporate structure resulted from the July 1999 combination of Surface Mount and HTM in a transaction accounted for under the purchase method of accounting as the acquisition of Surface Mount by HTM. The transaction provided us with increased strategic and operating scale, as well as greater geographic breadth. Subsequent to the combination, all of Surface Mount's operating subsidiaries other than SMTC Canada have become subsidiaries of HTM.

   Since the combination, we acquired Zenith's facility in Chihuahua, Mexico, a transaction which expanded our cost-effective manufacturing capabilities in an important geographic region. In September 1999, we acquired the Boston, Massachusetts based systems integration and precision enclosures business of W.F. Wood, which expanded our operations into the Northeastern United States. We plan to continue to capitalize on attractive acquisitions and internal growth opportunities in the EMS marketplace and are presently targeting Asia as an area for future expansion.

 SMTC Canada

   SMTC Canada was incorporated in Canada in 1985 as The Surface Mount Technology Centre Inc., or SMTCI, and continued to Ontario in 1994. Prior to the July 1999 combination, SMTCI and its wholly-owned U.S. subsidiary, Surface Mount, completed a reorganization such that Surface Mount then became the parent of a group of companies which included SMTCI. In connection with the July 1999 reorganization, SMTC Nova Scotia Company, a wholly-owned subsidiary of SMTC, acquired all of the outstanding voting shares of SMTCI. On October 29, 1999, SMTCI changed its name to SMTC Manufacturing Corporation of Canada. On June 1, 2000, SMTCI adopted a French form of its name and eliminated several classes of unissued shares from its authorized capital.

 HTM Holdings, Inc.

   In June 1998, Hi-Tech Manufacturing Inc., or Hi-Tech Manufacturing, was recapitalized by investors led by Bain Capital and Celerity Partners, Inc., and HTM, a Delaware corporation, was organized such that Hi-Tech

Manufacturing became a wholly owned subsidiary of HTM. Organized in 1990, Thornton, Colorado based Hi-Tech Manufacturing was a turnkey contract manufacturer which focused on the assembly of completed printed circuit boards. Hi-Tech Manufacturing has changed its name to SMTC Manufacturing Corporation of Colorado.

Legal Proceedings

   We are a party to various legal actions arising in the ordinary course of our business. We believe that the resolution of these legal actions will not have a material adverse effect on our financial position or results of operations.

Backlog

   Although we obtain firm purchase orders from our customers, our customers typically do not make firm orders for delivery of products more than 30 to 90 days in advance. We do not believe that the backlog of expected product sales covered by firm purchase orders is a meaningful measure of future sales since orders may be rescheduled or canceled.

                                   MANAGEMENT

Directors, Executive Officers and Key Employees

   The following table sets forth our directors and executive officers, their ages as of December 31, 1999, the positions currently held by each person and their place of residence. All of the directors and executives have been with us since Surface Mount combined with HTM in July 1999, except Tom Harrington and Ian Loring.

Name and Municipality of
Residence                 Age Office
------------------------  --- ------
Paul Walker.............   42 President, Chief Executive Officer and Director(1)(2)
Unionville, Ontario

Edward Johnson..........   42 Executive Vice President, Business Development and Director
Longmont, Colorado

Philip Woodard..........   46 Senior Vice President, Enterprise Development and Integration(2)
Newmarket, Ontario

Gary Walker.............   39 Vice President and General Manager, San Jose and Director(2)
Monte Sereno, California

Derek D'Andrade.........   46 Vice President, Quality(2)
Richmond Hill, Ontario

Gary Itenson............   40 Vice President, Sales
Los Altos, California

Richard Smith...........   40 Vice President, Finance & Administration(2)
Toronto, Ontario

John Somerville.........   40 Vice President, Engineering
Austin, Texas

Tom Harrington..........   49 Vice President and General Manager, Enclosure Services
Westford, Massachusetts

Mark Gordon.............   41 Vice President, Supply Chain Optimization
Newmarket, Ontario

Robert Koss.............   53 Vice President, Strategic Accounts
Boulder, Colorado

James Laurion...........   43 Vice President, Program Management and Internal Audit
Boulder, Colorado

Brad Tesch..............   39 Vice President, Access Centers
Berthoud, Colorado

David Dominik...........   43 Director
Belvedere, California

Prescott Ashe...........   32 Director(1)
San Francisco,
 California

Ian Loring..............   34 Director
Dedham, Massachusetts

Stephen Adamson.........   43 Director
Los Angeles, California

Mark Benham.............   49 Director
Woodside, California

Michael Griffiths.......   48 Director(1)
Toronto, Ontario

Anthony Sigel...........   36 Director
Toronto, Ontario

--------
(1)  Also a member of the board of directors of SMTC Canada.

(2)  Also an officer of SMTC Canada.

   Paul Walker founded Surface Mount in 1985. Previously he was employed at Brock Electronics, a manufacturer and distributor of production equipment for the electronics industry, as Director of Business Management from 1982 to 1985 and at Motorola Canada, an integrated communications and embedded electronics solutions provider, as Program Manager from 1979 to 1982. Paul Walker is Gary Walker's brother.

   Edward Johnson has served as Executive Vice President, Business Development and Director of SMTC Corporation since the combination of Surface Mount and HTM in 1999. He was President and Chief Executive Officer of Hi-Tech Manufacturing, (the former operating subsidiary of HTM Holdings, Inc.) a turnkey contract manufacturer, from its inception in January 1990. He served as President of Digital Storage Systems, a provider of mass storage, back-up and archiving solutions from 1984 to 1990. Prior to joining Digital Storage, Mr. Johnson served as Controller of Aspen Peripherals, a tape drive systems manufacturer, and Cost Accountant at MiniScribe, a disk drive manufacturer.

   Philip Woodard joined Surface Mount in 1992 as Vice President, Materials. Previously he was employed at Motorola Canada, an integrated communications and embedded electronics solutions provider from 1977 to 1992 where he progressed through various positions to Director of Materials.

   Gary Walker founded Surface Mount in 1985. Previously he was employed at Brock Electronics, a manufacturer and distributor of production equipment for the electronics industry, as a Manufacturers Representative from 1982 to 1985 and at Motorola Canada, an integrated communications and embedded electronics solutions provider, from 1980 to 1982. Gary Walker is Paul Walker's brother.

   Derek D'Andrade founded Surface Mount in 1985. Formerly Vice President Engineering, he was previously employed at Motorola Canada, as Manufacturing Engineering Manager from 1979 to 1985 and at Sunbeam Canada, a manufacturer of home appliances, as Manufacturing Manager from 1975 to 1979.

   Gary Itenson joined Surface Mount in April 1996. Previously, he was employed at Future Electronics, an electronics components distributor, from 1981 to 1996 where his career progressed from field sales, to sales management, to strategic account/multi-region sales management to division general management.

   Richard Smith joined Surface Mount in August 1998. Previously, he was employed as Chief Financial Officer of Wolf Group Integrated Communications, an advertising and public relations company, from 1997 to 1998; Vice President Finance of Green Forest Lumber Corporation, a Toronto Stock Exchange listed forest products manufacturer from 1988 to 1997; Account Manager at a Canadian chartered bank, from 1985 to 1988; and auditor, Price Waterhouse, a public accounting firm, from 1982 to 1985.

   John Somerville joined Surface Mount in January 1999 as Director of Engineering, North American Operations and Acting Site Operations Manager for Austin, Texas. Previously, he was employed as Manufacturing Manager at Motorola from 1995 to 1998 and IBM Canada Toronto Manufacturing (now Celestica), an EMS provider, from 1984 to 1995. At IBM, he progressed through various positions to Engineering Manager.

   Tom Harrington has been with us since the acquisition of W.F. Wood in September 1999. He was President of W.F. Wood, a high precision enclosures manufacturer, from 1992 to 1999. Mr. Harrington worked for W. F. Wood for over twenty years.

   Mark Gordon joined Surface Mount in 1997 as Director of Logistics. He was promoted to Vice President, Supply Chain Optimization in April 1999. Prior to 1997 he was the Director of Logistics for Today's Business Products, an office supply products distributor, from 1996 to 1997 and for Lily Cups, a food service industry container manufacturer, from 1994 to 1996. From 1989 to 1994, Mr. Gordon worked in supply chain management with Motorola Canada in the communications division.

   James Laurion joined Hi-Tech Manufacturing, the former operating subsidiary of HTM Holdings, Inc., in July 1994 from Morton, Nehls & Tierney, SC, a Wisconsin and Florida public accounting firm where he was a principal and stockholder.

   Robert Koss joined Hi-Tech Manufacturing, the former operating subsidiary of HTM Holdings, Inc., in November 1992. Prior to joining HTM, Mr. Koss was Vice President of Sales and Marketing at Precision Power Systems, a power supply manufacturer.

   Brad Tesch joined Hi-Tech Manufacturing, the former operating subsidiary of HTM Holdings, Inc., in August 1990. He previously served as a member of the process planning and technical staffs at AT&T Manufacturing and Bell Telephone Laboratories, both telecommunications equipment manufacturers.

   David Dominik has served as a Director since July 1999. Mr. Dominik is a co-founder and managing director of Convergence Capital Group. He is also a special limited partner of Bain Capital, Inc., a private equity investment firm. He was a managing director of Bain Capital, Inc. from 1990 to March 2000. Previously, Mr. Dominik was a general partner of Zero Stage Capital, a venture capital firm focused on early-stage companies, and assistant to the chairman of Genzyme Corporation, a biotechnology firm. From 1982 to 1984, he worked as a management consultant at Bain & Company, a consulting firm. Mr. Dominik also serves as a director of ChipPAC, Inc., Integrated Circuit Systems, Inc., DDi Corp. and OneSource.

   Prescott Ashe has served as a Director since July 1999. Mr. Ashe is a co-founder and managing director of Convergence Capital Group. Mr. Ashe was a principal at Bain Capital, Inc., a private equity investment firm from June 1998 to March 2000 and was an associate at Bain Capital, Inc. from December 1992 to June 1998. Prior to that, he was an analyst at Bain Capital, Inc. and a consultant at Bain & Company, a consulting firm. Mr. Ashe also serves as a director of ChipPAC, Inc., Integrated Circuit Systems, Inc. and DDi Corp.

   Ian Loring has served as a Director of SMTC since June 2000. Mr. Loring joined Bain Capital, Inc., a private equity investment firm, in 1996; he has been a principal there since 1997. From 1993 to 1996, Mr. Loring was a Vice President at Berkshire Partners, where he worked in the specialty manufacturing, technology and retail industries. Mr. Loring also serves as a director of Therma-Wave, Inc.

   Stephen Adamson has served as a Director since July 1999. Mr. Adamson is a Partner of Celerity Partners, Inc. Prior to joining Celerity Partners, Inc., he was a Managing Director of W. E. Myers & Co., a merchant banking firm. Prior to
W. E. Myers & Co., Mr. Adamson was Managing Director with KD Equities, a private partnership specializing in middle market leveraged buyouts. Mr. Adamson is a director of Financial Pacific Insurance Group, Inc., Rapid Design Service, Inc., and Starcom Holdings, Inc.

   Mark Benham has served as a Director since July 1999. Mr. Benham was a co-founder of Celerity Partners, Inc., a private equity investment firm, and has been a Partner since 1992. Previously he was a Senior Investment Officer of Citicorp Venture Capital, Ltd., and prior to that he was an advisor to Yamaichi UniVen Co., Ltd., the venture capital subsidiary of Yamaichi Securities International. Mr. Benham is a director of DDi Corporation, Rapid Design Service, Inc., and Starcom Holdings, Inc.

   Michael Griffiths has served as a Director since July 1999. Mr. Griffiths has been Executive Vice President of Kilmer Van Nostrand Co. Limited, or KVN, a private investment holding company, since 1988 and has served there in various other capacities since 1979. Previously, Mr. Griffiths was a manager with Clarkson Gordon Chartered Accountants (now Ernst & Young), a public accounting firm with responsibility for the audit, tax and related management matters of a variety of public clients.

   Anthony Sigel has been Vice President, Corporate Development of KVN, a private investment holding company, since 1994. Mr. Sigel joined KVN in 1991 as Vice President of KVN's Palestra Group Limited. Prior to joining KVN, Mr. Sigel was an Associate within Bankers Trust Company's Merchant Bank, Toronto, Canada.

Board Composition

   Each of our directors is elected and serves until a successor is duly elected and qualified or until the earlier of his death, resignation or removal. All members of our board of directors set forth herein were elected by class vote pursuant to our certificate of incorporation. Paul Walker, Gary Walker and Mr. Johnson are representatives of management, Messrs. Dominik, Loring and Ashe are representatives of the Bain funds,

Messrs. Adamson and Benham are representatives of the Celerity funds and Messrs. Griffiths and Sigel are representatives of Kilmer Electronics Group Limited. Our executive officers are elected by and serve at the discretion of the board of directors.

   Prior to the completion of this offering, our board will be divided into three classes, as nearly equal in number as possible, with each director serving a three-year term and one class being elected at each year's annual meeting of stockholders. Gary Walker and Messrs. Dominik and Johnson will be in the class of directors whose term expires at the 2001 annual meeting of our stockholders. Messrs. Ashe, Benham and Sigel will be in the class of directors whose term expires at the 2002 annual meeting of our stockholders. Paul Walker and Messrs. Loring, Adamson and Griffiths will be in the class of directors whose term expires at the 2003 annual meeting of our stockholders. At each annual meeting of our stockholders, successors to the class of directors whose term expires at such meeting will be elected to serve for three-year terms or until their respective successors are elected and qualified.

Board Committees

   Prior to this offering, our board of directors had three committees: the audit committee, the compensation committee and the nominating committee. The board may also establish other committees to assist in the discharge of its responsibilities.

   The audit committee makes recommendations to the board of directors regarding the independent auditors to be nominated for election by the stockholders and reviews the independence of such auditors, approves the scope of the annual audit activities of the independent auditors, approves the audit fee payable to the independent auditors and reviews such audit results with the independent auditors. The audit committee is currently comprised of Messrs. Dominik, Griffiths and Sigel. KPMG LLP presently serves as our independent auditors.

   The compensation committee provides a general review of our compensation and benefit plans to ensure that they meet corporate objectives. In addition, the compensation committee reviews the chief executive officer's recommendations on compensation of all our officers and adopting and changing major compensation policies and practices, and reports its recommendations to the whole board of directors for approval and authorization. The compensation committee administers our stock plans and is comprised of Messrs. Ashe, Adamson and Sigel.

   The nominating committee identifies, screens and recommends qualified candidates to fill vacancies on the board of directors and is comprised of Paul Walker and Messrs. Loring, Adamson and Sigel.

Compensation of Directors

   We currently pay no compensation to our independent directors, and pay no additional remuneration to our employees or to our executives for serving as directors.

Compensation Committee Interlocks and Insider Participation

   No interlocking relationship exists between our board of directors or our compensation committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Executive Compensation

   The following table sets forth information concerning the compensation for the years ended December 31, 1999, 1998 and 1997 on a pro forma basis for our chief executive officer and four other most highly compensated executive officers at the end of our last fiscal year. For ease of reference, we collectively refer to these executive officers throughout this section as our "named executive officers."

                           SUMMARY COMPENSATION TABLE

                                    Annual              Long Term
                              Compensation(1)(2)      Compensation
                              ------------------- ---------------------
                                                  Restricted Securities
                                                    Stock    Underlying   All Other
Name and Principal             Salary     Bonus     Awards    Options    Compensation
Position                 Year    ($)       ($)       ($)        (#)          ($)
------------------       ---- --------- --------- ---------- ----------  ------------
Paul Walker............. 1999   168,612       --     --           --           --
 President and Chief     1998   167,853    16,458    --           --           --
 Executive Officer       1997   130,173       --     --           --           --
Edward Johnson(3)....... 1999   164,408    53,437    --        38,274(4)     9,235(9)
 Executive Vice
  President,                                                   19,021(5)
 Business Development                                           5,060(6)
                         1998   123,950    49,185    --        38,168(7)   164,909(10)
                         1997    92,702       --     --           --           --
Philip Woodard.......... 1999   134,889       --     --        26,914(8)       --
 Senior Vice President,  1998   134,282     2,596    --           --           --
 Enterprise Development
  and                    1997   109,068       --     --           --           --
 Integration
Gary Walker ............ 1999   200,000       --     --           --           --
 Vice President and
  General                1998   200,000   153,873    --           --           --
 Manager, San Jose       1997   166,238   233,605    --           --           --
Derek D'Andrade ........ 1999   134,889       --     --           --           --
 Vice President, Quality 1998   134,282    16,458    --           --           --
                         1997   117,716       --     --           --           --

--------
(1) Compensation information for Messrs. Walker, Woodard, Walker and D'Andrade includes compensation paid by Surface Mount during periods prior to the July 30, 1999 combination of Surface Mount and HTM, and by SMTC during periods after the combination. Compensation information for Mr. Johnson includes compensation paid by HTM during periods prior to the combination, and by SMTC during periods after the combination.

(2) Excludes perquisites and other personal benefits because such compensation did not exceed either $50,000 or 10% of the total annual salary and bonus for any of the named executive officers.

(3) During the years ended December 31, 1998 and 1997, and from January 1, 1999 until the July 30, 1999 combination of Surface Mount and HTM, Mr. Johnson served as President and Chief Executive Officer of HTM.

(4) The options represent options to purchase shares of our common stock at an exercise price equal to $0.49 per share issued in connection with the combination of Surface Mount and HTM to replace options to purchase shares of HTM common stock.

(5) The options represent options to purchase shares of our common stock at an exercise price equal to $9.31 per share issued in connection with the combination of Surface Mount and HTM to replace options to purchase shares of HTM common stock.

(6) The options represent options to purchase shares of common stock of HTM at an exercise price of $5.13 per share, which options were replaced by options to purchase shares of our common stock in connection with the combination of Surface Mount and HTM.

(7) The options represent options to purchase shares of common stock of HTM at an exercise price of $5.13 per share issued in connection with the recapitalization of HTM in June 1998 to replace options to purchase shares of HTM common stock. These options were replaced by options to purchase shares of our common stock in connection with the combination of Surface Mount and HTM.

(8) The options represent options to purchase shares of our common stock at an exercise price of $5.30 per share.

(9) Represents amounts paid to Mr. Johnson in respect of the cancellation of vested stock options exercisable for HTM common stock in connection with the June 1998 recapitalization of HTM.

(10) Represents amounts paid to Mr. Johnson in respect of the cancellation of vested stock options exercisable for HTM common stock in connection with the June 1998 recapitalization of HTM, which amounts were held in escrow for one year following the date of the recapitalization and were subsequently paid to Mr. Johnson.

Option Grants in Last Fiscal Year

   The following table sets forth information concerning grants of options to purchase shares of our common stock made to the named executive officers during the fiscal year ended December 31, 1999.

                          OPTION GRANTS IN FISCAL 1999

                                                                       Potential Realizable Value
                                                                       at Assumed Annual Rates of
                                                                        Stock Price Appreciation
                                       Individual Grants                  for Option Term (7)
                         --------------------------------------------- --------------------------
                         Number of   Percent of
                         Securities Total Options
                         Underlying  Granted to   Exercise
                          Options   Employees in  Price Per
                          Granted    Fiscal 1999    Share   Expiration
Name                        (#)        (%)(6)        ($)       Date       5% ($)       10% ($)
----                     ---------- ------------- --------- ---------- ------------ -------------
Paul Walker.............       --        --          --           --            --            --
Edward Johnson (1)...... 33,200(2)       6.5        0.49     6/9/2008      8,973.86     22,103.05
                          5,074(2)       1.0        0.49    4/30/2009      1,564.42      3,964.56
                         16,499(3)       3.8        9.31     6/9/2008             0             0
                          2,521(4)       0.6        9.31    4/30/2009             0             0
Philip Woodard.......... 26,914(5)       5.3        5.30    9/30/2009     89,727.04    227,385.93
Gary Walker.............       --        --          --           --            --            --
Derek D'Andrade.........       --        --          --           --            --            --

--------

(1) In connection with the combination of Surface Mount and HTM, options to purchase shares of common stock of HTM at an exercise price of $5.13 per share held by Mr. Johnson were rolled over and converted into options to purchase 38,274 shares of our common stock at an exercise price of $0.49 per share, and options to purchase 19,021 shares of our common stock at an exercise price of $9.31 per share.

(2) Represents options to purchase shares of our common stock. All of such options were vested and had been exercised as of December 31, 1999.

(3) Represents options to purchase shares of our common stock. Of this total, 4,124 were vested at December 31, 1999 and the remainder vested on June 8, 2000.

(4) Represents options to purchase shares of our common stock. None of the options was vested at December 31, 1999. Of this total, 631 vested on May 1, 2000 and the remainder vested on June 8, 2000.

(5) Represents options to purchase shares of our common stock. None of the options was vested as of December 31, 1999. The options will vest in four equal annual installments beginning September 30, 2000.

(6) Percentages are based upon the total number of options to purchase shares of common stock granted to our employees in 1999.

(7) At the time of the grant, there was no market for our common stock. For purposes of the calculations in this table, the fair market value of the common stock ($0.49 per share) issuable upon exercise of the options held by Mr. Johnson was determined by our board of directors based upon arm's-length sales of shares of common stock, and the fair market value of the common stock issuable upon exercise of the options held by Mr. Woodard was determined by our board of directors based upon its good faith estimate. There have been no arm's-length sales of common stock since July 30, 1999. In accordance with the rules of the Securities and Exchange Commission, the amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock, the optionholder's continued employment through the option period and the date on which the options are exercised.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

   The following table sets forth information for the named executive officers concerning stock option exercises during our last fiscal year and options outstanding at the end of the last fiscal year.

                  AGGREGATED OPTION EXERCISES IN FISCAL 1999
                       AND FISCAL YEAR-END OPTION VALUES

                                                       Number of Securities        Value of Unexercised
                                                      Underlying Unexercised      In-The-Money Options At
                         Shares Acquired   Value    Options At Fiscal Year-End        Fiscal Year-End
                           On Exercise    Realized  (Exercisable/Unexercisable) (Exercisable/Unexercisable)
Name                           (#)         ($)(2)               (#)                       ($)(2)
----                     --------------- ---------- --------------------------- ---------------------------
Paul Walker.............         --             --                   --                     --
Edward Johnson..........    38,274(1)    184,138.39                  --                     --
                                 --             --        4,124/12,374(3)                   0/0
                                                               0/2,521(4)                   0/0
Philip Woodard..........         --             --            0/26,914(5)                   0/0
Gary Walker.............         --             --                   --                     --
Derek D'Andrade.........         --             --                   --                     --

--------

(1) Represents shares of common stock purchased at an exercise price of $0.49 per share.

(2) Value is based on the difference between the option exercise price and the fair market value at December 31, 1999. The fair market value of the common stock, $5.30 per share, at December 31, 1999 was determined by the board of directors based upon its good faith estimate.

(3) Represents options to purchase common stock at an exercise price of $9.31 per share. The options to purchase such shares of common stock replaced options to purchase shares of common stock of HTM that were rolled over in connection with the combination of Surface Mount and HTM. Of this total, 4,124 were vested at December 31, 1999. Of the remaining 12,374 options, 4,124 vested on May 1, 2000 and the remainder vested on June 8, 2000.

(4) Represents options to purchase common stock at an exercise price of $9.31 per share. The options to purchase such shares of common stock replaced options to purchase shares of common stock of HTM that were rolled over in connection with the combination of Surface Mount and HTM. None of these options was vested at December 31, 1999. Of this total, 631 options vested on May 1, 2000 and the remainder vested on June 8, 2000.

(5) Represents options to purchase common stock at an exercise price of $5.30 per share. None of the options was vested as of December 31, 1999. The options will vest in four equal annual installments beginning September 30, 2000.

Employment Contracts, Termination of Employment and Change of Control
Arrangements

   Paul Walker is currently employed as our President and Chief Executive Officer pursuant to an employment agreement dated July 30, 1999 which is effective until December 31, 2001 and will automatically renew for successive one-year terms unless it is terminated by the parties in accordance with its terms. Under the employment agreement, Mr. Walker receives an annual salary of $250,000 per year and is eligible for an annual bonus based upon our achievement of certain EBITDA targets. Mr. Walker's employment agreement contains customary confidentiality provisions and a non-compete clause which is effective during the term of the agreement, for one year following termination of his employment if he is terminated for cause, and, under certain other circumstances, for two years following the termination of his employment. In the event Mr. Walker's employment is terminated by us without cause, or by Mr. Walker for good reason, the employment agreement provides that we will pay Mr. Walker his base salary for two years following such termination.

   Mr. Johnson is currently employed as our Executive Vice President, Business Development pursuant to an employment agreement dated May 18, 2000 which is effective until May 18, 2001 and will automatically renew for successive one-year terms unless it is terminated by the parties in accordance with its terms. Under the employment agreement, Mr. Johnson receives an annual salary of $225,000 per year and is eligible to participate in any bonus compensation program made available to management as determined by our board of directors. Mr. Johnson's employment agreement contains customary confidentiality provisions and a non-solicitation clause, which is effective during the term of the agreement and for six months following termination or expiration of his employment. In the event Mr. Johnson's employment is terminated by us without cause, or we elect not to renew Mr. Johnson's employment for an additional term, the employment agreement provides that we will pay Mr. Johnson his base salary for six months following such termination or expiration.

   Mr. Woodard is currently employed as our Senior Vice President, Enterprise Development and Integration pursuant to an employment agreement dated July 30, 1999 which is effective until December 31, 2001 and will automatically renew for successive one-year terms unless it is terminated by the parties in accordance with its terms. Under the employment agreement, Mr. Woodard receives an annual salary of $200,000 per year and is eligible for an annual bonus based upon our achievement of certain EBITDA targets. Mr. Woodard's employment agreement contains customary confidentiality provisions and a non-compete clause which is effective during the term of the agreement, for one year following termination of his employment if he is terminated for cause, and, under certain other circumstances, for two years following the termination of his employment. In the event Mr. Woodard's employment is terminated by us without cause, or by Mr. Woodard for good reason, the employment agreement provides that we will pay Mr. Woodard his base salary for two years following such termination.

   Gary Walker is currently employed as our Vice President and General Manager, San Jose pursuant to an employment agreement dated July 30, 1999 which is effective until December 31, 2001 and will automatically renew for successive one-year terms unless it is terminated by the parties in accordance with its terms. Under the employment agreement, Mr. Walker receives an annual salary of $200,000 per year and is eligible for an annual bonus based upon our achievement of certain EBITDA targets. Mr. Walker's employment agreement contains customary confidentiality provisions and a non-compete clause which is effective during the term of the agreement, for one year following termination of his employment if he is terminated for cause, and, under certain other circumstances, for two years following the termination of his employment. In the event Mr. Walker's employment is terminated by us without cause, or by Mr. Walker for good reason, the employment agreement provides that we will pay Mr. Walker his base salary for two years following such termination.

   Mr. D'Andrade is currently employed as our Vice President, Quality pursuant to an employment agreement dated July 30, 1999 which is effective until December 31, 2001 and will automatically renew for successive one-year terms unless it is terminated by the parties in accordance with its terms. Under the employment agreement, Mr. D'Andrade receives an annual salary of $200,000 per year and is eligible for an annual bonus based upon our achievement of certain EBITDA targets. Mr. D'Andrade's employment agreement contains customary confidentiality provisions and a non-compete clause which is effective during the term of the agreement, for one year following termination of his employment if he is terminated for cause and, under certain other circumstances, for two years following the termination of his employment. In the event Mr. D'Andrade's employment is terminated by us without cause, or by Mr. D'Andrade for good reason, the employment agreement provides that we will pay Mr. D'Andrade his base salary for two years following such termination.

   Mr. Koss is currently employed as our Vice President, Strategic Accounts pursuant to an employment agreement dated May 18, 2000 which is effective until May 18, 2001 and will automatically renew for successive one-year terms unless it is terminated by the parties in accordance with its terms. Under the employment agreement, Mr. Koss receives an annual salary of $105,000 per year and is eligible to participate in any bonus compensation program made available to management as determined by our board of directors. Mr. Koss's employment agreement contains customary confidentiality provisions and a non-solicitation clause, which is effective during the term of the agreement and for six months following termination or expiration of his employment. In the event Mr. Koss's employment is terminated by us without cause, or we elect not to renew Mr. Koss's employment for an additional term, the employment agreement provides that we will pay Mr. Koss his base salary for six months following such termination or expiration.

   Mr. Laurion is currently employed as our Vice President, Program Management and Internal Audit pursuant to an employment agreement dated May 18, 2000 which is effective until May 18, 2001 and will automatically renew for successive one-year terms unless it is terminated by the parties in accordance with its terms. Under the employment agreement, Mr. Laurion receives an annual salary of $165,000 per year and is eligible to participate in any bonus compensation program made available to management as determined by our board of directors. Mr. Laurion's employment agreement contains customary confidentiality provisions and a non-solicitation clause, which is effective during the term of this agreement and for six months following termination or expiration of his employment. In the event Mr. Laurion's employment is terminated by us without cause, or we elect not to renew Mr. Laurion's employment for an additional term, the employment agreement provides that we will pay Mr. Laurion his base salary for six months following such termination or expiration.

   Mr. Tesch is currently employed as our Vice President, Access Centers pursuant to an employment agreement dated May 18, 2000 which is effective until May 18, 2001 and will automatically renew for successive one-year terms unless it is terminated by the parties in accordance with its terms. Under the employment agreement, Mr. Tesch receives an annual salary of $150,000 per year and is eligible to participate in any bonus compensation program made available to management as determined by our board of directors. Mr. Tesch's employment agreement contains customary confidentiality provisions and a non-solicitation clause, which is effective during the term of the agreement and for six months following termination or expiration of his employment. In the event Mr. Tesch's employment is terminated by us without cause, or we elect not to renew Mr. Tesch's employment for an additional term, the employment agreement provides that we will pay Mr. Tesch's base salary for six months following such termination or expiration.

Stock Plans

 Amended and Restated 1998 Equity Incentive Plan

   On September 30, 1999, the board of directors adopted, and our stockholders approved, our Amended and Restated 1998 Equity Incentive Plan, or the 1998 Plan, which amended and restated in its entirety our 1998 Equity Incentive Plan. The 1998 Plan authorizes the granting of stock options to our executives or other key employees. Under the 1998 Plan, our board of directors is authorized to grant stock purchase options exercisable for up to 675,958 shares of our common stock, subject to adjustment upon the occurrence of certain events to prevent any dilution or expansion of the rights of participants that might otherwise result from the occurrence of such events, which grants may be made to such executives or key employees, in such quantities, at such exercise price and on such other terms and conditions as may be established by the board of directors. Currently there are options exercisable for 52,889 shares of common stock, available for issue under the 1998

Plan. A total of 184,168 options exercisable for common stock under the 1998 Plan were granted in connection with the July 1999 combination of Surface Mount and HTM in substitution of stock options previously granted by HTM to certain of its executives and key employees. Those options expire in April 2009 or June 2008, subject to earlier expiration in connection with the termination of the optionholder's employment. A total of 123,026 of the substituted options exercisable for common stock were immediately exercisable upon grant, but the shares of common stock acquired upon exercise are subject to certain transfer restrictions which lapse over the four year period beginning on the date of grant. The remainder of the substituted options exercisable for common stock vest over the four year period beginning on the date of grant. On May 18, 2000, the terms of the options held by four former HTM executives were amended to provide for the restrictions to lapse with respect to 89,827 shares of common stock held by such optionholders on June 8, 2000, and for options exercisable for 44,635 shares of common stock to become fully vested on June 8, 2000. An additional 432,692 options exercisable for our common stock under the 1998 Plan were granted by the board of directors on September 30, 1999. Those options expire in September 2009, subject to earlier termination in connection with the termination of the optionholder's employment. Those options become exercisable in four equal annual installments beginning on September 30, 2000. The vesting of an optionholder's unvested options is dependent upon continued employment with us. Upon termination of employment, all unexercised and unvested options expire and are forfeited. In the event of the acquisition of a majority or more of our voting securities by any person or "group" as defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, (other than our stockholders as of the date of the 1998 Plan and their affiliates), the compensation committee of the board of directors may provide for the automatic vesting of all unvested options, for the termination of unvested options, or for the receipt by holders of such options of the consideration offered per share of common stock less the exercise price of their options.

 2000 Equity Incentive Plan

   The SMTC/SMTC Manufacturing Corporation of Canada 2000 Equity Incentive Plan, or the 2000 Plan, is expected to be adopted by our board of directors and approved by our stockholders prior to the completion of this offering. As of the date of this prospectus, no awards have been made under the 2000 Plan. We intend to grant to some of our executive officers and employees options to purchase a total of approximately 150,000 shares of our common stock and exchangeable shares with an exercise price equal to the initial public offering price at the closing of this offering. No future grants will be made under existing plans upon the effectiveness of the 2000 Plan.

   The 2000 Plan provides for the grant of options to all employees, officers, directors and consultants of SMTC and its affiliates worldwide. In the United States, incentive stock options may be granted to our employees (including officers and employee directors) and nonstatutory stock options may be granted to our employees, directors and consultants. A nonstatutory stock option is a stock option that is not intended to qualify as an incentive stock option under
Section 422 of the Internal Revenue Code. The holder of a nonstatutory stock option generally is taxed on the difference between the exercise price and the fair market value when exercised. The 2000 Plan also provides for the grant of stock appreciation rights, restricted stock, unrestricted stock, deferred stock, and securities (other than stock options) which are convertible into or exchangeable for common stock, including options exercisable for SMTC Canada exchangeable shares, on such terms and conditions as our board determines.

   A total of (1) 1,821,848 shares of common stock, (2) any shares returned to existing plans as a result of the termination of options and (3) annual increases of 1.0% of our outstanding common stock to be added on the date of each annual meeting of our stockholders commencing in 2001, or such lesser amounts as may be determined by the board of directors, will be reserved for issuance pursuant to the 2000 Plan. For purposes of the preceding sentence, the following will not be considered to have been delivered under the 2000 Plan:

  . shares remaining under an award that terminates without having been exercised in full;

  . shares subject to an award, where cash is delivered to a participant in lieu of such shares;

  . shares of restricted stock that have been forfeited in accordance with the terms of the applicable award; and

  . shares held back, in satisfaction of the exercise price or tax withholding requirements, from shares that would otherwise have been delivered pursuant to an award.

   The number of shares of stock delivered under an award shall be determined net of any previously acquired shares tendered by the participant in payment of the exercise price or of withholding taxes. The maximum number of incentive stock options that may be issued pursuant to the 2000 Plan is 3,000,000. The maximum number of options exercisable for exchangeable shares that may be issued pursuant to the 2000 Plan is 1,000,000.

   The administrator of the 2000 Plan has the power to determine the terms of the options granted, including the exercise price of the option, the number of shares subject to each option, the exercisability thereof, and the form of consideration payable upon such exercise. In addition, our board of directors has the authority to amend, suspend or terminate the 2000 Plan, provided that no such action may affect any shares previously issued and sold or any option previously granted under the 2000 Plan. Cash performance grants, intended to qualify as "performance-based compensation," may be issued under the plan, subject to shareholder approval as required by Section 162(m) of the Internal Revenue Code.

   Options granted under the 2000 Plan are generally not transferable by the optionee, and each option is exercisable during the lifetime of the optionee and only by such optionee. Options granted under the 2000 Plan must generally be exercised within three months after the end of an optionee's status as an employee, director or consultant of SMTC, or within 12 months after such optionee's termination by death or disability, but in no event later than the expiration of the option term.

   The exercise price of all incentive stock options granted under the 2000 Plan must be at least equal to the fair market value of the underlying common stock or exchangeable shares on the date of the grant. The exercise price of nonstatutory stock options granted under the 2000 Plan is determined by the administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, the exercise price must be at least equal to the fair market value of the common stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of our outstanding capital stock, the exercise price of any incentive stock option granted must be at least equal to 110% of the fair market value on the grant date. The term of options granted under the 2000 Plan shall be determined by the administrator, provided that the term of certain options must not exceed 10 years.

   The 2000 Plan provides that in the event of our merger with or into another corporation, or a sale of substantially all of our assets, each option shall be assumed or an equivalent option substituted for by the successor corporation. If the outstanding options are not assumed or substituted for by the successor corporation, the administrator shall provide for the optionee to have the right to exercise the option as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. This may have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to gain control of us because our employees might have a reduced incentive to remain with us following a merger or sale.

                          RELATED PARTY TRANSACTIONS

   The following summary of the Reorganization and Merger Agreement, the Stockholders Agreement and the Management Agreement is a description of the material provisions of such agreements and is subject to, and qualified in its entirety by reference to, such agreements, each of which is filed as an exhibit hereto with the Securities and Exchange Commission.

Reorganization and Merger Agreement

   Surface Mount and HTM combined in July 1999 pursuant to a Reorganization and Merger Agreement.

   Immediately prior to the consummation of the combination of Surface Mount and HTM, certain of our principal stockholders, directors and executive officers, including the Bain Capital Funds, Celerity EMSIcon L.L.C., and Messrs. Johnson, Laurion, Tesch, Koss, Dominik, Loring, Ashe, Benham and Adamson, were beneficial holders of HTM stock. In addition, immediately prior to the consummation of the combination of Surface Mount and HTM, certain of our principal stockholders, directors and executive officers, including Kilmer Electronics Group Limited, or Kilmer, Paul Walker, Gary Walker, and Messrs. D'Andrade and Woodard, were beneficial holders of Surface Mount stock.

Stockholders Agreement

   All of our current stockholders and optionholders are parties to a stockholders agreement that, among other things, provides for registration rights and restrictions on the transfer of shares.

Management Agreements

   Under a management agreement entered into on July 30, 1999 among us, Bain Capital Partners VI, L.P., or Bain, Celerity Partners, Inc., or Celerity, and Kilmer, since the July 1999 combination of Surface Mount and HTM, Bain has been paid management fees of $104,166, Celerity has been paid management fees of $104,166 and Kilmer has been paid management fees of $52,083. In addition, we have reimbursed each of Bain, Celerity and Kilmer for their respective out-of-pocket expenses incurred in connection with the services provided under the management agreement. The management agreement contains customary indemnification provisions in favor of each of Bain, Celerity and Kilmer. Investment funds affiliated with Bain and Celerity are our largest stockholders. Our directors Messrs. Dominik, Loring and Ashe are affiliated with the Bain funds, our directors Messrs. Benham and Adamson are affiliated with the Celerity funds, and our directors Messrs. Griffiths and Sigel are affiliated with Kilmer. The management agreement will be terminated in connection with the offering for a termination fee of $1.8 million to be paid using a portion of the gross proceeds of the offering, with $720,000 to be paid to each of Bain and Celerity, and $360,000 to be paid to Kilmer.

   Under a management agreement entered into on June 8, 1998 among HTM, Bain and Celerity prior to the July 1999 combination of Surface Mount and HTM, Bain was paid management fees of approximately $83,333 and Celerity was paid management fees of approximately $83,333. In addition, Bain was paid a transaction fee of approximately $775,000 and Celerity was paid a transaction fee of approximately $775,000 in connection with the combination of Surface Mount and HTM. Also, each of Bain and Celerity was reimbursed for their respective out-of-pocket expenses incurred in connection with the services provided under the management agreement. The management agreement contained customary indemnification provisions in favor of each of Bain and Celerity. Investment funds affiliated with Bain and Celerity are our largest stockholders. Our directors Messrs. Dominik, Loring and Ashe are affiliated with the Bain funds, and our directors Messrs. Benham and Adamson are affiliated with the Celerity funds. The management agreement was terminated in connection with the combination of Surface Mount and HTM in July of 1999.

Certain Loans from Major Stockholders

   On April 26, 2000, Celerity Partners III, L.P., Kilmer, Paul Walker, Derek D'Andrade, Gary Walker and Philip Woodard purchased demand notes from us for a purchase price equal to the principal amount of the notes, in the amount of $1,400,000, $910,000, $1,000,000, $677,874, $600,000 and $150,000,
respectively. The demand notes bore interest at 15% per year, had a fee of 2% of the principal amount that was due upon repayment and were payable to the holders of the notes upon demand. The demand notes were repaid to Celerity Partners III, L.P., Kilmer, Paul Walker, Derek D'Andrade, Gary Walker and Philip Woodard in the aggregate amount of $1,441,233, $936,801, $1,029,452, $697,839, $617,671 and $154,418, respectively, on May 18, 2000. The demand notes were repurchased with cash proceeds from the sale of notes and warrants pursuant to a senior subordinated loan agreement and a warrant subscription agreement, each dated May 18, 2000. We repaid the demand notes and sold such notes and warrants in order to raise more capital than was originally provided by our sale of the demand notes in order to finance our growth and our working capital needs.

   Under a senior subordinated loan agreement dated May 18, 2000, some of our shareholders or their affiliates, including some of the Bain funds, Celerity Partners III, L.P., Kilmer, Paul Walker, Derek D'Andrade, Philip Woodard and General Electric Capital Corporation, purchased notes from us in the amounts of $1,589,782, $1,268,381, $909,605, $529,190, $529,190, $101,694 and $72,155,
respectively. The notes bear interest at 15% per year. Interest on the notes shall be paid through the issuance of additional notes on substantially the same terms. The notes, together with all accrued interest thereon, are mandatorily prepayable upon the consummation of this offering.

   In connection with the sale of notes under the Senior Subordinated Loan Agreement dated May 18, 2000 described above, under a warrant subscription agreement dated May 18, 2000 we sold warrants for $2,500,000 that are exercisable, given an offering price per share of $13.00 and a closing date of the offering of July 27, 2000, for an aggregate of 586,338 shares of common stock immediately prior to the consummation of this offering. Upon exercising these warrants, some of our shareholders or their affiliates, including some of the Bain funds, Celerity Partners III, L.P., Kilmer, Paul Walker, Derek D'Andrade, Philip Woodard and General Electric Capital Corporation will receive 161,794, 97,549, 92,571, 53,856, 53,856, 10,350 and 7,343 shares, respectively.

   On July 3, 2000 Kilmer and an affiliate of the Bain funds purchased demand notes from us, for a purchase price equal to the principal amount of the notes, in the amounts of $4,188,292 and $5,736,708, respectively. Of these demand notes, $5,925,000 in aggregate principal amount are secured by a portion of our fixed assets and the fixed assets of some of our subsidiaries. The demand notes bear interest of 3% of the principal amount accruing on the date of issuance and 13.75% per year and are payable to the holders of the notes at any time upon demand. The notes, together with all accrued interest thereon, will be repaid upon the consummation of this offering.

   The sale of the subordinated notes and warrants and the demand notes provided us with additional working capital to finance the growth of our business.

Directors' Relationships with Major Stockholders

   All of our current directors are affiliated with our major stockholders. Paul Walker, Edward Johnson and Gary Walker are executive officers, stockholders and directors. David Dominik, Ian Loring and Prescott Ashe are affiliated with the Bain Capital Funds. Stephen Adamson and Mark Benham are affiliated with Celerity Partners. Michael Griffiths and Anthony Sigel are affiliated with Kilmer Electronics Group Limited.

Other Related Party Payments

   The Bain Capital Funds and Celerity Partners, two of our principal stockholders, were stockholders of HTM prior to the combination of Surface Mount and HTM. In connection with the combination of Surface

Mount and HTM, the Bain Capital Funds and Celerity Partners, Inc. received shares of our capital stock in exchange for their shares of HTM and an additional cash payment of approximately $16.2 million. In addition, certain affiliates of the Bain Capital Funds held subordinated debt of HTM in the amount of approximately $13.5 million that was repaid in connection with the combination.

   The Surface Mount stockholders received a combination of cash and stock in exchange for their shares of Surface Mount. They reinvested a portion of their cash proceeds in our capital stock.

Purchases from an Affiliate of a Major Stockholder

   Investment funds affiliated with Bain and Celerity are also stockholders of DDi Corp., one of our suppliers. Our transactions with DDi, which totalled less than $2.5 million in 1999, are on equivalent terms as those with our other suppliers.

Certain Loans and Payments Made to Named Executive Officers

   Gary Walker holds all the Class Y shares of SMTC Canada. In connection with the reclassification, we have agreed to purchase all of his Class Y shares in exchange for an equivalent number of shares of Class L common stock. This purchase is subject to the conditions that we agree to fund any tax liability incurred by Mr. Walker as a result of the exchange by making an interest-free loan to him and that we compensate him for any tax payable by him on any imputed interest on such loan. We expect that we will be required to lend approximately $2.0 million to Mr. Walker pursuant to this arrangement. The loan will be secured by a first priority security interest over all of Mr. Walker's shares of capital stock of SMTC and will be repayable at such time and to the extent that Mr. Walker receives after-tax cash proceeds in respect of such shares.

   In connection with the exercise of certain options and the purchase of Class A common stock in 1999, we accepted as payment from Edward Johnson and other employees, secured promissory notes bearing interest at 5.70%. The aggregate principal amount outstanding as at July 30, 1999 under these promissory notes was approximately $60,000. We have agreed to permit these employees to repay their respective loan obligations with proceeds received from the sale of stock. As security for their obligations to us under their respective notes, these employees have pledged, pursuant to pledge agreements, certain of our shares that they own.

                             PRINCIPAL STOCKHOLDERS

   The following table sets forth, as of May 31, 2000, information regarding the beneficial ownership after giving effect to the reclassification, assuming an offering price of $15.00 per share and a closing date of July 27, 2000. The table sets forth the number of shares beneficially owned, and the percentage ownership before the offering and after the completion of the offering and Pensar acquisition, for:

  . each person who is known by us to own beneficially more than 5% of our outstanding shares of common stock;

  . each executive officer named in our summary compensation table and each director; and

  .  all executive officers and directors as a group.

   The actual number of shares of common stock to be issued to each holder of Class L common stock in the reclassification is subject to change based on the initial public offering price and the closing date of this offering. See "The Reclassification." The percentage ownership may change based on the final number of shares issued to holders of Pensar shares in consideration for the acquisition of Pensar. See "Prospectus Summary--Recent Developments" and "Unaudited Pro Forma Consolidated Financial Data."

   As of May 31, 2000, our outstanding equity securities consisted of 13,329,675 shares after giving effect to the reclassification, assuming an offering price of $15.00 per share and a closing date of July 27, 2000.

   Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, each entity or person listed below maintains a mailing address of c/o SMTC Corporation, 635 Hood Road, Markham, Ontario, Canada, L3R 4N6.

   The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission and assumes the underwriters do not exercise their over-allotment option. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after May 31, 2000 through the exercise of any stock option, warrant or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner.

                                                                    Percentage
                                   Shares Beneficially Owned (*)    of Shares
                                 --------------------------------- Beneficially
                                           Warrants                   Owned
                                             and                      After
Name and Address                  Shares   Options    Total    %     Offering
----------------                 --------- -------- --------- ---- ------------
Principal Stockholders:
Bain Capital Funds(1)(2)(3)....  3,708,895 739,158  4,448,052 31.6     16.6
  c/o Bain Capital, Inc.
   Two Copley Place
   Boston, Massachusetts 02116
Celerity EMSIcon L.L.C.(1)(3)..  3,410,094  97,549  3,507,643 26.1     13.4
  c/o Celerity Partners
   11111 Santa Monica Boulevard
   Suite 1127
   Los Angeles, California
   90025
Kilmer Electronics Group,
 Limited.......................  1,955,546  92,571  2,048,117 15.3      7.9
  50 Ashwarren Road
   Downsview, Ontario M3J 1Z5
Directors and Executive
 Officers:
Paul Walker(4).................  1,137,698  53,856  1,191,554  8.9      4.6
Gary Walker....................  1,137,698       0  1,137,698  8.5      4.4
Derek D'Andrade(5).............  1,137,698  53,856  1,191,554  8.9      4.6
Philip Woodard.................    218,632  10,350    228,982  1.7      0.9
Edward Johnson(1)(3)...........    120,523  19,021    139,544  1.0      0.5
David Dominik(1)(3)(6).........    859,789  51,114    910,903  6.8      3.5
Prescott Ashe(1)(3)(7).........    127,504   6,722    134,226  1.0      0.5
Ian Loring(1)(3)(8)............    127,504   6,722    134,226  1.0      0.5
Mark Benham(9).................  3,410,094  97,549  3,507,643 26.1     13.4
Stephen Adamson(9).............  3,410,094  97,549  3,507,643 26.1     13.4
Michael Griffiths..............        --      --         --   --       --
Anthony Sigel..................        --      --         --   --       --
All Directors and executive
 officers as a group
 (20 persons)..................  8,212,792 415,636  8,628,428 62.8     32.6

--------

 * The number of shares of common stock deemed outstanding on May 31, 2000 with respect to a person or group includes (a) 13,329,675 shares of common stock outstanding on such date and (b) all options and warrants that are currently exercisable or will be exercisable within 60 days of May 31, 2000 by the person or group in question.
(1) The shares of common stock included in the table include shares held through investment in EMSIcon Investments, LLC. Each member of EMSIcon Investments, LLC has sole voting and investment power as to shares held on such member's behalf by EMSIcon Investments, LLC.
(2) Includes shares of common stock held by Bain Capital Fund VI, L.P., ("Fund VI"); BCIP Associates II ("BCIP II"); BCIP Associates II-B ("BCIP II-B"); BCIP Associates II-C ("BCIP II-C"); Sankaty High Yield Asset Partners, L.P. ("Sankaty"); Bain Capital V Mezzanine Fund, L.P. ("Mezzanine"); BCM Capital Partners, L.P. ("BCM"); and BCIP Trust Associates II ("BCIP Trust II" and collectively with Fund VI, BCIP II, BCIP II-B, BCIP II-C, Sankaty, Mezzanine and BCM, the "Bain Capital Funds"). Does not include shares owned by other stockholders that are subject to the Stockholders Agreement.
(3) The shares of common stock included in the table include shares held through J&L Investments, LLC.
(4) Consists of shares owned by P.N. Walker Consulting Inc. Paul Walker is the sole stockholder of P.N. Walker Consulting Inc. and may be deemed to beneficially own shares owned by P.N. Walker Consulting Inc.
(5) Consists of shares owned by Nichal, Inc. Derek D'Andrade is the sole stockholder of Nichal, Inc. and may be deemed to beneficially own shares owned by Nichal, Inc.
(6) The shares of common stock included in the table represent shares held by BCIP II, BCIP II-C and BCIP Trust II. Mr. Dominik is a former Managing Director of Bain Capital, Inc. and is a former general partner of BCIP II, BCIP II-C and BCIP Trust II and, accordingly, may be deemed to beneficially own shares owned by such funds. Mr. Dominik disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest. The address of Mr. Dominik is c/o Bain Capital, Inc., Two Copley Place, Boston, Massachusetts 02116.
(7) The shares of common stock included in the table represent shares held by BCIP II-B. Mr. Ashe is a former principal of Bain Capital, Inc. and is a former partner of BCIP II-B, and, accordingly, may be deemed to beneficially own shares owned by such funds. Mr. Ashe disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest. The address of Mr. Ashe is c/o Bain Capital, Inc., Two Copley Plaza, Boston, Massachusetts 01116.
(8) The shares of common stock included in the table represent shares held by BCIP II-B. Mr. Loring is a principal of Bain Capital, Inc. and is a partner of BCIP II-B, and, accordingly, may be deemed to beneficially own shares owned by such funds. Mr. Loring disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest. The address of Mr. Loring is c/o Bain Capital, Inc., Two Copley Plaza, Boston, Massachusetts 01116.
(9) Mr. Benham and Mr. Adamson are both Managing Members of Celerity EMSIcon, LLC, and accordingly, may be deemed to beneficially own shares owned by Celerity EMSIcon, LLC. Mr. Benham and Mr. Adamson disclaim beneficial ownership of any such shares in which they do not have a pecuniary interest. The address for Mr. Benham is c/o Celerity Partners, 11111 Santa Monica Boulevard, Suite 1127, Los Angeles, California 90025.

                          DESCRIPTION OF INDEBTEDNESS

   After giving effect to this offering, we and our subsidiaries will have outstanding debt under our senior credit facility.

Senior Credit Facility

   We, together with our subsidiaries HTM Holdings Inc. and SMTC Manufacturing Corporation of Canada, have entered into an agreement with various banks and financial institutions, including Lehman Commercial Paper Inc. as a lender and as general administrative agent for the other lenders, providing for the senior credit facilities, which currently consist of:

  .  a US Tranche A facility of up to $20,000,000 in term loans;

  .  a US Tranche B facility of up to $50,000,000 in term loans;

  .  a US Tranche C facility of up to $10,000,000 in term loans;

  . a US revolving credit facility of up to $59,062,500 in revolving credit loans, swing line loans and letters of credit;

  .  a Canadian facility of up to US $15,000,000 in term loans; and

  . a Canadian revolving credit facility of up to US $8,437,500 in revolving credit loans, swing line loans, letters of credit, depository notes and bills of exchange.

   The indebtedness under this facility was approximately $162.4 million as of April 2, 2000.

   The senior credit facility is jointly and severally guaranteed by and secured by the assets and capital stock of our subsidiaries other than certain foreign subsidiaries, and our future subsidiaries, other than certain foreign subsidiaries, will guarantee the senior credit facility and secure that guarantee with their assets. The capital stock of our future subsidiaries, other than certain foreign subsidiaries, will also be pledged to secure the senior credit facility. The senior credit facility requires us to meet financial ratios and benchmarks and requires us and our subsidiaries to comply with other restrictive covenants. The senior credit facility contains customary restrictions on our ability to incur additional indebtedness or guarantee the indebtedness of others, create liens on our assets, enter into business combinations, liquidate or dissolve, dispose of assets other than in the ordinary course of business, declare or pay cash dividends, make capital expenditures in excess of established limits, make investments in third parties, modify or prepay debt instruments, engage in transactions with our affiliates, enter into sale and leaseback arrangements with respect to real property, change our fiscal year, enter into agreements that restrict our ability to create liens to secure the senior credit facility, restrict the ability of our subsidiaries to make distributions to us, engage in unrelated lines of business, conduct operating activities at SMTC or enter into hedging agreements other than in the ordinary course of business.

   We intend to repay a substantial portion of our borrowings under the senior credit facility with proceeds from this offering. The revolving credit facility terminates in July 2004. The Canadian revolving credit facility terminates in July 2004.

   Our borrowings under the US senior credit facility bear interest at varying rates based, at our option, on either the Eurodollar base rate plus 300 basis points or the US base rate plus 125 basis points (in the case of US Tranche A and the US revolving credit facility), the Eurodollar base rate plus 350 basis points or the US base rate plus 175 basis points (in the case of US Tranche B) and the Eurodollar base rate plus 475 basis points or the US base rate plus 300 basis points (in the case of US Tranche C).

   Our borrowings under the Canadian senior credit facility bear interest at varying rates based, at our option, on either the Eurodollar base rate plus 300 basis points or the Canadian base rate plus 125 basis points (in the case of the Canadian term loan) and the Eurodollar base rate plus 300 basis points, the Canadian base rate plus 125 basis points or the Canadian prime rate plus 125 basis points (in the case of the Canadian revolving credit facility).

   The overall effective interest rate at April 2, 2000 was 9.7%. We are required to pay to the lenders under the senior credit facility a commitment fee on the average unused portion of our US and Canadian revolving credit facility and a letter of credit fee on any letters of credit outstanding. We are required to pay to the lenders under the Canadian portion of the senior credit facility a stamping fee on depository notes and bills of exchange outstanding. We must apply proceeds of sales of debt, equity or material assets to prepayment of the senior credit facility, subject to some exceptions, and must also, in some circumstances, pay excess cash flow to the lenders under the senior credit facility.

   We anticipate amending our senior credit facility. Under the proposed amendment, our senior credit facility would include:

 .  a US Tranche A facility of up to $50,000,000 in term loans;

 .  a US Tranche C facility of up to $10,000,000 in term loans; and

 .  a revolving credit facility of up to $100,000,000.

   The existing US Tranche B term loan facility and Canadian term loan facility will be repaid with proceeds from this offering and would be eliminated under the proposed amendment.

   The senior credit facility, as proposed to be amended, would continue to require us to meet financial ratios and benchmarks, and would continue to require us and our subsidiaries to comply with other restrictive covenants.

Senior Subordinated Loan Agreement

   Under a Senior Subordinated Loan Agreement dated May 18, 2000, we issued subordinated notes in the aggregate principal amount of $5 million. The notes bear simple interest at 15% per year and will be repaid on completion of this offering.

Demand Notes

   On July 3, 2000, we issued demand notes in the aggregate principal amount of $9.925 million. Of these demand notes, $5,925,000 in aggregate principal amount are secured by a portion of our fixed assets and the fixed assets of some of our subsidiaries. The demand notes bear interest of 3% of the principal amount accruing on the date of issuance and 13.75% per year and are payable to the holders of the notes at any time upon demand and will be repaid on completion of this offering.

   The above summaries of the material provisions of the senior credit facility and the senior subordinated loan agreement are qualified in their entirety by reference to all of the provisions of the senior credit facility and the senior subordinated loan agreement, which have been filed as exhibits to the registration statement of which this prospectus forms a part. See "Additional Information."

                          DESCRIPTION OF CAPITAL STOCK

General Matters

   Upon completion of this offering, the total amount of our authorized capital stock will consist of 60,000,000 shares of common stock and 5,000,000 shares of one or more series of preferred stock.

   After giving effect to the offerings, assuming an offering price of $15.00 per share (the mid-point of the range set forth on the cover page of this prospectus) and a closing date of July 27, 2000, we will have 26,026,412 shares of common stock outstanding (consisting of our common stock and exchangeable shares issued by SMTC Canada that may be exchangeable into our common stock). We will have no shares of any series of preferred stock outstanding, other than the one share of special voting stock described below. As of April 2, 2000, we had 22 stockholders of record. The following summary of provisions of our capital stock describes all material provisions of, but does not purport to be complete and is subject to, and qualified in its entirety by, our certificate of incorporation and our by-laws, and by the provisions of applicable law.

   The certificate and by-laws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of our company unless such takeover or change in control is approved by our board of directors.

Common Stock

   The issued and outstanding shares of common stock are, and the shares of common stock to be issued by us in connection with the offering will be, validly issued, fully paid and nonassessable. Subject to the prior rights of the holders of any series of preferred stock, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefor at such time and in such amounts as the board of directors may from time to time determine. Please see "Dividend Policy." The shares of common stock are not convertible and the holders thereof have no preemptive or subscription rights to purchase any of our securities. Upon liquidation, dissolution or winding up of our company, the holders of common stock are entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of any series of preferred stock then outstanding. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There is no cumulative voting. Except as otherwise required by law or the restated certificate, the holders of common stock vote together as a single class on all matters submitted to a vote of stockholders.

   Our common stock has been approved for quotation on the Nasdaq National Market under the symbol "SMTX."

Preferred Stock

   Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in a series and may, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of common stock. The issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, the board of directors, without stockholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of common stock.

   There are no shares of preferred stock outstanding, and we have no current intention to issue any of our unissued, authorized shares of preferred stock, other than the one share of special voting stock described below. However, the issuance of any shares of preferred stock in the future could adversely affect the rights of the holders of common stock.

SMTC Canada Share Capital

   Each of the newly issued exchangeable shares will be exchangeable, at the option of the holder, at any time for one share of our common stock. Holders of the exchangeable shares will be entitled to dividend and liquidation rights that are, as nearly as practicable, economically equivalent to those of holders of shares of our common stock. However, the exchangeable shares generally do not have any voting rights in respect of

SMTC Canada. Holders of exchangeable shares will have certain rights to receive common stock in the event of any liquidation, dissolution or winding-up of SMTC Canada or SMTC or any other distribution of the assets of SMTC Canada or SMTC for the purpose of winding-up its respective affairs.

   On closing of this offering, we will enter into a voting and exchange trust agreement and issue one share of SMTC special voting stock to a trustee to be held for the benefit of the holders of exchangeable shares, other than companies with which we are affiliated. By furnishing instructions to the trustee, holders of exchangeable shares will be able to exercise essentially the same voting rights with respect to SMTC as they would have if they had exchanged their exchangeable shares for shares of our common stock.

   On closing of this offering, we will also enter into a support agreement under which we will agree to maintain the economic equivalency of the exchangeable shares and the common stock by, among other things, not declaring and paying dividends on the common stock unless SMTC Canada is able to declare and pay economically equivalent dividends on the SMTC Canada exchangeable shares in accordance with the terms of those shares. SMTC Canada may also declare stock dividends from time to time as necessary to maintain the one-for-one economic equivalence between SMTC Canada exchangeable shares and shares of common stock. The SMTC Canada exchangeable shares do not carry any other right to receive dividends from SMTC Canada.

   The support agreement provides that, in the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to the common stock is proposed by SMTC or is proposed to SMTC or its stockholders and is recommended by the board of directors of SMTC, or is otherwise effected or to be effected with the consent or approval of the board of directors of SMTC, and the exchangeable shares are not otherwise redeemed by SMTC Canada or SMTC Nova Scotia Company, SMTC will use its reasonable efforts to enable and permit holders of exchangeable shares to participate in such an offer to the same extent and on an economically equivalent basis as the holders of SMTC common stock. Without limiting the generality of the foregoing, SMTC will use its reasonable efforts to ensure that holders of exchangeable shares may participate in all such offers without being required to exercise their right to retract their exchangeable shares or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the offer and only to the extent necessary to tender to or deposit under the offer.

   The exchangeable shares are subject to adjustment or modification in the event of a stock split or other change to our capital structure so as to maintain the initial one-to-one relationship between the exchangeable shares
and our common stock. On or after July   , 2015, subject to acceleration in
certain circumstances, the board of directors of SMTC Canada may redeem all of the outstanding exchangeable shares by delivering to the holders one share of our common stock for each exchangeable share held.

   The exchangeable shares of SMTC Canada that will be outstanding on closing of the concurrent offering may not be resold or otherwise transferred in the United States except pursuant to an effective registration statement under the Securities Act or an exemption from registration under the Act. The issuance of the shares of our common stock issuable upon the exercise of the exchange rights granted to the holders of the exchangeable shares of SMTC Canada is registered by a prospectus included with the registration statement filed for this offering.

   SMTC Nova Scotia Company owns all of the 9,477,847 common shares and 6,331,517 Class C preferred shares that have been issued by SMTC Canada. Gary Walker holds all the 23,092 Class Y shares that have been issued by SMTC Canada. In connection with the reclassification, SMTC Nova Scotia Company has agreed to purchase all his Class Y shares in exchange for an equivalent number of Class L common shares. The Class Y shares entitle the holder to dividends based on the dividends payable on the exchangeable shares. Holders of Class Y shares are also entitled to receive, on a liquidation, dissolution or winding up of SMTC Canada, an amount based on the value of the exchangeable shares, as determined by our board of directors. The terms of the SMTC Canada common shares are substantially the same as the terms of our common stock. The Class C preferred shares are redeemable at any time at the option of SMTC Canada and entitle the holder to receive fixed preferential non-cumulative cash dividends of C$0.06 per share per year in priority to the holders of Class L exchangeable shares, Class Y shares and common shares. Holders of Class C preferred shares are also entitled to a preference payment of C$1.00 per share in the event of any liquidation, dissolution or winding-up of SMTC Canada, before any payment is made to the holders of SMTC Canada Class L exchangeable shares, Class Y shares and common shares. The common shares, the Class C preferred shares and the Class Y shares will not be changed in the reclassification and will remain outstanding after completion of this offering.

   The Toronto Stock Exchange has conditionally approved the listing of the exchangeable shares under the symbol "SMX." Listing is subject to SMTC Canada fulfilling all of the requirements of the Toronto Stock Exchange on or before August 30, 2000, including distribution of the exchangeable shares to a minimum number of public shareholders.

Registration Rights

   Under the stockholders agreement dated July 30, 1999 between us and our current stockholders, some of our stockholders will be entitled to rights with respect to the registration under the Securities Act of some or all of their shares as described below.

   Majority Stockholders Demand Registration Rights. At any time after 180 days following the effective date of any registration statement filed with this offering, the holders of a majority of the aggregate number of shares of common stock held by our stockholders who are parties to the stockholders agreement can request that we register all or a portion of their shares. We will only be required to file up to three registration statements on forms other than Form S-3 in response to such demand registration rights.

   Other Demand Registration Rights. At any time after July 30, 2003, stockholders holding a majority of the shares of common stock held by the Bain Capital Funds and their affiliates, by Celerity EMSIcon, LLC and its affiliates, and by P. N. Walker Consulting, Inc., Paul Walker, Nichal Inc., Derek D'Andrade, Gary Walker, Philip Woodard and Kilmer Electronics Group Limited, taken as a group, in each case holding at least 15% of our common stock then held by the parties to our Stockholders Agreement, can request that we register all or a portion of their shares. We will only be required to file up to three registration statements on forms other than Form S-3 in response to such demand registration rights. We will not be required to file a registration statement in response to their demand registration rights within 180 days following the effective date of any registration statement filed by us with respect to an underwritten public offering of our securities for our own account.

   Piggyback Registration Rights. If we register any securities for public sale after this initial public offering, the holders of shares of our common stock who are parties to the stockholders agreement will have the right to include their shares in the registration statement. This right does not apply to a registration statement relating to any of our employee benefit plans, a corporate reorganization or qualified public offerings unless such public offering has been initiated pursuant to the majority demand registration rights or other demand registration rights described above. The managing underwriter of any underwritten offering will have the right to limit the number of shares registered by these holders for marketing reasons.

   All shares could potentially be required to be registered in connection with the exercise of any of the registration rights described above.

   We will pay all expenses incurred in connection with the registrations described above, except for underwriters' and brokers' discounts and commissions, which will be paid by the selling stockholders.

   Holders of these registration rights have waived the exercise of these registration rights for 180 days following the date of this prospectus.

Other Provisions of the Certificate of Incorporation and By-laws

   Our certificate of incorporation provides for the board to be divided into three classes, as nearly equal in number as possible, serving staggered terms. Approximately one-third of the board will be elected each year. Please see "Management." Under the Delaware General Corporation Law, directors serving on a classified board can only be removed for cause. The provision for a classified board could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the board until the second annual stockholders meeting following the date the acquiror obtains the controlling stock interest. The classified board provision could have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of SMTC and could increase the likelihood that incumbent directors will retain their positions.

   Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. The certificate of incorporation and the by-laws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the chairman of the board, the chief executive officer or pursuant to a resolution adopted by a majority of the board of directors. Stockholders will not be permitted to call a special meeting or to require the board to call a special meeting.

   The by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our secretary timely written notice, in proper form, of such stockholder's intention to bring that business before the meeting. Although the by-laws do not give the board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the by-laws may have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of SMTC.

   The certificate of incorporation and by-laws provide that the affirmative vote of holders of at least 75% of the total votes eligible to be cast in the election of directors is required to amend, alter, change or repeal some of their provisions, unless such amendment or change has been approved by a majority of the directors not affiliated or associated with any person or entity holding 10% or more of the voting power of our outstanding capital stock. For purposes of calculating the votes of directors in such circumstances, neither the Bain Capital Funds, Celerity Partners nor Kilmer Electronics Group shall be deemed at any time to be an entity holding 10% or more of the voting power of SMTC's outstanding capital stock, without regard to the actual percentage of the voting power SMTC's capital stock held from time to time by any of them. This requirement of a super-majority vote to approve amendments to the certificate of incorporation and by-laws could enable a minority of our stockholders to exercise veto power over any such amendments.

Provisions of Delaware Law Governing Business Combinations

   Following the consummation of this offering, we will be subject to the "business combination" provisions of the Delaware General Corporation Law. In general, such provisions prohibit a publicly held Delaware corporation from engaging in various "business combination" transactions with any "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless:

  . the transaction is approved by the board of directors prior to the date the "interested stockholder" obtained such status;

  . upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  . on or subsequent to such date the "business combination" is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the "interested stockholder."

   A "business combination" is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an "interested stockholder" is a person who, together with affiliates and associates, owns 15% or more of a corporation's voting stock or within three years did own 15% or more of a corporation's voting stock. However, our Certificate of Incorporation provides that a stockholder affiliated or associated with the Bain Capital Funds, Celerity Partners or Kilmer Electronics Group Limited will not be considered an "interested stockholder," notwithstanding that stockholder's percentage of our voting stock. None of such stockholders has a present intention to engage in any transaction which would constitute a "business combination." The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to SMTC and, accordingly, may discourage attempts to acquire SMTC.

Limitations on Liability and Indemnification of Officers and Directors

   Our certificate of incorporation limits the liability of directors to the fullest extent permitted by the Delaware General Corporation Law. In addition, our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by such law. We expect to enter into indemnification agreements with our current directors and executive officers prior to the completion of the offering and expect to enter into a similar agreement with any new directors or executive officers.

Transfer Agent and Registrar

   The transfer agent and registrar for the common stock is ChaseMellon Shareholder Services, L.L.C. The transfer agent and registrar for the exchangeable shares is CIBC Mellon Trust Company.

                        SHARES ELIGIBLE FOR FUTURE SALE

   The sale of a substantial amount of our shares in the public market after this offering could adversely affect the prevailing market price of our shares. Furthermore, the sale of a substantial amount of shares in the public market after the contractual and legal restrictions on resale described below lapse could adversely affect the prevailing market price of our shares and our ability to raise equity capital in the future.

   Upon completion of this offering, we will have outstanding an aggregate of 26,026,412 shares, assuming no exercise of the underwriters' over-allotment option and no exercise of outstanding options. Of these shares, all of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless the shares are purchased by "affiliates" as that term is defined in Rule 144 under the Securities Act. Any shares purchased by an affiliate may not be resold except pursuant to an effective registration statement or an applicable exemption from registration, including an exemption under Rule 144 of the Securities Act. The remaining shares of common stock held by existing stockholders are "restricted securities" as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are summarized below.

   Upon the expiration of the lock-up agreements described below and subject to the provisions of Rule 144 and Rule 701, restricted shares totaling 13,594,357 will be available for sale in the public market 180 days after the date of this prospectus. The sale of these restricted securities is subject to the volume restrictions contained in those rules.

Lock-up Agreements

   We, our directors and executive officers and all of our stockholders, who
own in the aggregate     shares of our common stock, have entered into lock-up
agreements with the underwriters. Under those agreements, neither we nor any of our directors or executive officers nor any of those stockholders may dispose of or hedge any shares of common stock or securities convertible into or exchangeable for shares of common stock. These restrictions will be in effect for a period of 180 days after the date of this prospectus. At any time and without notice, both Lehman Brothers and RBC Dominion Securities may release all or some of the securities from these lock-up agreements. Transfers or dispositions can be made sooner, provided the transferee becomes bound by the terms of the lockup:

  . with the prior written consent of both Lehman Brothers and RBC Dominion Securities;

  .  in the case of some transfers to affiliates;

  .  as a bona fide gift; or

  .  to any trust.

Rule 144

   In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who has beneficially owned shares of our common stock for at least one year from the later of the date those shares of common stock were acquired from us or from an affiliate of ours would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

  . one percent of the number of shares of common stock then outstanding, which will equal approximately 260,000 shares immediately after this offering; or

  . the average weekly trading volume of the common stock on the Nasdaq National Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale of any shares of common stock.

The sales of any shares of common stock under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

   Under Rule 144(k), a person who is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years from the later of the date such shares of common stock were acquired from us or from an affiliate of ours, including the holding period of any prior owner other than an affiliate, is entitled to sell those shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. Immediately upon completion of this offering, no shares will be eligible for sale under Rule 144(k).

Rule 701

   In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchased shares from us in connection with a compensatory stock plan or other written agreement is eligible to resell those shares 90 days after the effective date of this offering in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

   No precise prediction can be made as to the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price of our common stock prevailing from time to time. We are unable to estimate the number of our shares that may be sold in the public market pursuant to Rule 144 or Rule 701 because this will depend on the market price of our common stock, the personal circumstances of the sellers and other factors. After this offering, there will be 52,889 shares available for sale under Rule 701. Nevertheless, sales of significant amounts of our common stock in the public market could adversely affect the market price of our common stock.

Stock Plans

   We intend to file a registration statement under the Securities Act covering 2,497,806 shares of common stock reserved for issuance under our 1998 Plan and our 2000 Plan. This registration statement is expected to be filed as soon as practicable after the effective date of this offering.

   Currently, there are options to purchase 493,829 shares of our common stock outstanding under our 1998 Plan. In addition, we intend to grant options to purchase approximately 150,000 shares of common stock under our 2000 Plan prior to the completion of this offering. All of these shares will be eligible for sale in the public market from time to time, subject to vesting provisions, Rule 144 volume limitations applicable to our affiliates and, in the case of some of the options, the expiration of lock-up agreements.

Registration Rights under Stockholders Agreement

   Following this offering, some of our stockholders will, under some circumstances, have the right to require us to register their shares for future sale. See "Description of Capital Stock--Registration Rights."

Sales in Canada--Exchangeable Shares

   On closing of this offering, excluding any exchangeable shares purchased in this offering and after giving effect to the share capital reclassification described under "The Reclassification", Canadian residents will hold 1,432,055 exchangeable shares and no options to purchase exchangeable shares. All of the outstanding exchangeable shares will be freely tradeable in Canada without restriction except for shares that may be held by controlling persons of SMTC Canada (generally, persons or companies, who alone or in combination with others hold a sufficient number of securities to affect materially the control of SMTC Canada or SMTC).

   Exchangeable shares issuable upon exercise of such options may not be sold or otherwise disposed of for value in Canada, except pursuant to a prospectus, a discretionary exemption or a statutory exemption available only in specific limited circumstances, for 12 months from the date that the Ontario Securities Commission issues a receipt for the prospectus to be used by SMTC Canada in connection with the concurrent offering of exchangeable shares.

   All of the exchangeable shares are freely exchangeable into common stock on a one-for-one basis and freely tradeable in the United States as such common stock, subject to compliance with applicable securities laws.

                                  UNDERWRITING

   Subject to the terms and conditions stated in the underwriting agreement dated the date hereof, the underwriters of the offering of shares of common stock and exchangeable shares, for whom Lehman Brothers Inc., RBC Dominion Securities Corporation, FleetBoston Robertson Stephens Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives, have each agreed to purchase from us the respective number of shares of common stock and exchangeable shares shown opposite its name below:

                                                                Number of Shares
U.S. Underwriters of Common Stock                               of Common Stock
---------------------------------                               ----------------
Lehman Brothers Inc............................................
RBC Dominion Securities Corporation............................
FleetBoston Robertson Stephens Inc.............................
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated..........................................
                                                                      ---
  Subtotal.....................................................
                                                                   Number of
                                                                  Exchangeable
Canadian Underwriters of Exchangeable Shares                         Shares
--------------------------------------------                    ----------------
Lehman Brothers Canada Inc.....................................
RBC Dominion Securities Inc....................................
Merrill Lynch Canada Inc.......................................
                                                                      ---
  Subtotal.....................................................
                                                                      ---
  Total........................................................
                                                                      ===

   The underwriting agreement provides that the obligations of the several underwriters to purchase shares included in this offering depend on the satisfaction of the conditions contained in the underwriting agreement, and that if any of the shares are purchased by the underwriters under the underwriting agreement, then all of the shares which the underwriters have agreed to purchase under the underwriting agreement must be purchased. The conditions contained in the underwriting agreement include the requirement that the representations and warranties made by us to the underwriters are true, that there is no material change in the financial markets and that we deliver to the underwriters customary closing documents.

   The representatives have advised us that the underwriters propose to offer the shares directly to the public at the public offering price set forth on the cover page of this prospectus, and to dealers, who may include the underwriters, at a public offering price less a selling concession not in
excess of $  per share of common stock or C$    per exchangeable share. The
underwriters may allow, and the dealers may reallow, a concession not in excess
of $  per share of common stock or C$    per exchangeable share to brokers and
dealers. After the offering, the underwriters may change the offering price and other selling terms.

   We have granted to the underwriters an option to purchase up to an aggregate of 1,650,000 additional shares of common stock, exercisable to cover over-allotments, if any, at the public offering price less the underwriting discounts and commissions shown on the cover page of this prospectus. The underwriters may exercise this option at any time until 30 days after the date of the underwriting agreement. If this option is exercised, each underwriter will be committed, so long as the conditions of the underwriting agreement are satisfied, to purchase a number of additional shares proportionate to the initial commitment of each underwriter as indicated in the preceding tables and we will be obligated, under the over-allotment option, to sell the shares to the underwriters.

   We have agreed that, without the prior consent of both Lehman Brothers and RBC Dominion Securities, we will not directly or indirectly, offer, sell or otherwise dispose of any shares of common stock or any securities which may be converted into or exchanged for any such shares of common stock (including exchangeable shares) for a period of 180 days from the date of this prospectus. All of our executive officers, directors, key employees and our current stockholders have agreed under lock-up agreements that, without the prior written consent of both Lehman Brothers and RBC Dominion Securities, they will not, directly or indirectly, offer, sell or otherwise dispose of any shares of common stock or any securities which may be converted into or exchanged for any of these shares of common stock (including exchangeable shares) for the period ending 180 days after the date of this prospectus.

   Prior to the offering, there has been no public market for the shares of common stock or the exchangeable shares. The initial public offering price of the shares will be negotiated between the representatives and us. In determining the initial public offering price the representatives will consider various factors, including:

  .  prevailing market conditions;

  .  our historical performance and capital structure;

  .  estimates of our business potential and earning prospects;

  .  an overall assessment of our management; and

  . the consideration of the above factors in relation to market valuation of companies in related businesses.

   Our shares of common stock will be quoted on the Nasdaq National Market under the symbol "SMTX." The Toronto Stock Exchange has conditionally approved the listing of the exchangeable shares under the symbol "SMX." Listing is subject to SMTC Canada fulfilling all of the requirements of the Toronto Stock Exchange on or before August 30, 2000, including distribution of the exchangeable shares to a minimum number of public shareholders.

   We have agreed in the underwriting agreement to indemnify the underwriters against certain liabilities under the Securities Act and the securities legislation of each Canadian province and to contribute to payments that the underwriters may be required to make for these liabilities.

   Until the distribution of the shares of common stock is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and selling group members to bid for and purchase shares of common stock. As an exception to these rules, the representatives are permitted to engage in transactions that stabilize the price of the shares of common stock. These transactions may consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the shares of common stock.

   The underwriters may create a short position in the shares of common stock in connection with the offering, which means that they may sell more shares of common stock than are set forth on the cover page of this prospectus. If the underwriters create a short position, then the representatives may reduce that short position by purchasing shares of common stock in the open market. The representatives also may elect to reduce any short position by exercising all or part of the over-allotment option. The underwriters have informed us that they do not intend to confirm sales to discretionary accounts that exceed 5% of the total number of shares of common stock offered by them.

   The representatives also may impose a penalty bid on underwriters and selling group members. This means that if the representatives purchase shares of common stock in the open market to reduce the underwriters' short position or to stabilize the price of the shares of common stock, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares of common stock as part of the offering.

   In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of these purchases. The imposition of a penalty bid might have an effect on the price of a security to the extent that it were to discourage resales of the security by purchasers in an offering.

   In accordance with a policy statement of the Ontario Securities Commission, the underwriters may not, throughout the period of distribution, bid for or purchase exchangeable shares. Exceptions, however, exist where the bid or purchase is not made to create the appearance of active trading in, or raising prices of the exchangeable shares. These exceptions include a bid or purchase permitted under the by-laws and rules of the Toronto Stock Exchange relating to market stabilization and passive market making activities and a bid or purchase made for and on behalf of a customer where the order was not solicited during the period of distribution. We have been advised that in connection with this offering and pursuant to the first exception mentioned above, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the exchangeable shares at levels other than those which might otherwise prevail on the open market.

   Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the shares of common stock or the exchangeable shares. In addition, neither we nor any of the underwriters makes any representation that the representatives will engage in these transactions or that such transactions, once commenced, will not be discontinued without notice.

   No action will be taken by us or by the underwriters in any other jurisdiction where action is required to permit a public offering offered in this prospectus. People who obtain this prospectus are required by us and the underwriters to inform themselves about and to observe any restrictions on the offering of the shares and the distribution of this prospectus.

   Purchasers of the shares offered in this prospectus may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the over page of this prospectus.

   At our request, the underwriters have reserved up to 481,250 shares offered by this prospectus for sale to our officers, directors, employees and their family members and to our business associates at the initial offering price set forth on the cover page of this prospectus. These persons must commit to purchase no later than the close of business on the day following the date of this prospectus. The number of shares available for sale to the general public will be reduced to the extent these persons purchase the reserved shares.

   Merrill Lynch will be facilitating Internet distribution for this offering to certain of its Internet subscription customers. Merrill Lynch intends to allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the website maintained by Merrill Lynch. Other than the prospectus in electronic format, the information on the Merrill Lynch website relating to this offering is not a part of this prospectus.

   An affiliate of Lehman Brothers is a lender under our senior credit facility, a portion of which will be repaid using the proceeds from this offering. Approximately $46 million was owed to the Lehman Brothers affililate under this facility as at December 31, 1999. Because more than ten percent of the net proceeds of the offering may be paid to members or affiliates of members of the National Association of Securities Dealers, Inc., or NASD, participating in the offering, the offering will be conducted in accordance with Rule 2710(c)(8) of the Conduct of Rules of the NASD, which requires that the public offering price of an equity security be no higher than the price recommended by a "qualified independent underwriter" which has participated in the preparation of the registration statement and performed its usual standard of due diligence with respect thereto. RBC Dominion Securities Corporation has agreed to act as qualified independent underwriter with respect to the offering, and the price of the common stock will be no higher than that recommended by RBC Dominion Securities Corporation.

   Persons associated with one of the underwriters own approximately 4,796 shares of Class A common stock and 558 shares of Class L common stock of SMTC which will be converted into common stock in the reclassification. Under applicable rules of the NASD, these shares have been deemed to be underwriting compensation and such persons have agreed not to sell, transfer, assign, pledge or hypothecate such shares for a period of one year from the date of this prospectus.

                                 LEGAL MATTERS

   The validity of the shares to be issued in the offerings will be passed upon for us by Ropes & Gray, Boston, Massachusetts and McMillan Binch, Toronto, Ontario. Some partners of Ropes & Gray are members in RGIP LLC, which beneficially owns 27,925 shares of common stock. RGIP LLC is also an investor in certain of the Bain Capital Funds. Legal matters in connection with this offering will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York and Blake, Cassels & Graydon LLP, Toronto, Ontario. Blake, Cassels & Graydon LLP, Toronto, Ontario has, from time to time, represented and may continue to represent Bain Capital Funds in connection with certain legal matters. Ropes & Gray, Boston, Massachusetts has, from time to time, represented and may continue to represent some of the underwriters in connection with various legal matters and the Bain Capital Funds and some of their affiliates, including us, in connection with certain legal matters. McMillan Binch, Toronto, Ontario has, from time to time, represented and may continue to represent some of the underwriters in connection with various legal matters and Kilmer Electronics Group Limited and Bain Capital Funds and some of their affiliates, including us, in connection with certain legal matters.

                                    EXPERTS

   Our consolidated financial statements and financial statement schedule as of December 31, 1999 and for the year then ended and the consolidated financial statements of SMTC Corporation, or Surface Mount, as of July 29, 1999 and August 31, 1998 and for the period from September 1, 1998 to July 29, 1999 and each of the years in the two year period ended August 31, 1998 included in this prospectus and elsewhere in the registration statement have been so included in reliance on the reports of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

   The audited consolidated financial statements and financial statement schedule of SMTC Corporation (formerly HTM Holdings, Inc.) as of and for the year ended December 31, 1998 included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

   The financial statements of SMTC Corporation (formerly Hi-Tech Manufacturing, Inc., subsequently HTM Holdings, Inc.) as of and for the year ended December 31, 1997 included in this prospectus and elsewhere in this registration statement have been audited by PricewaterhouseCoopers LLP, independent public accountants, as indicated in their report thereto, and are so included and given on the authority of said firm as experts in auditing and accounting.

   The financial statements of W.F. Wood, Incorporated as of September 3, 1999 and December 31, 1998 and 1997, and for the period from January 1, 1999 to September 3, 1999 and each of the three years in the period ended December 31, 1998 included in this prospectus have been so included in reliance on the report of Canby, Maloney & Co., Inc., independent accountants, appearing elsewhere herein, and upon the authority of such firm as experts in auditing and accounting.

   The financial statements of Pensar as of December 31, 1998 and 1999 and for each of the years in the three-year period ended December 31, 1999 included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

   On or about December 23, 1998, Hi-Tech Manufacturing, Inc. notified Arthur Andersen LLP that it would be engaged as its independent auditors, replacing PricewaterhouseCoopers LLP, who were dismissed as Hi-Tech Manufacturing, Inc.'s independent auditors during the last week of December 1998. The decision to change independent auditors was approved by Hi-Tech Manufacturing, Inc.'s board of directors. During their engagement, PricewaterhouseCoopers LLP issued no audit report which was qualified or modified as to uncertainty, audit scope or accounting principles, no adverse opinions or disclaimers of opinion on any of Hi-Tech Manufacturing, Inc.'s financial statements, and there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

   On September 20, 1999, we notified KPMG LLP that it would be engaged as our independent auditors, replacing Arthur Andersen LLP, who were dismissed as our independent auditors on September 20, 1999. KPMG LLP was the independent auditor for Surface Mount prior to the July 1999 combination of Surface Mount and HTM. The decision to change independent auditors was approved by our board of directors on September 17, 1999. During their engagement, Arthur Andersen LLP issued no audit report which was qualified or modified as to uncertainty, audit scope or accounting principles, no adverse opinions or disclaimers of opinion on any of our financial statements, and there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

                             ADDITIONAL INFORMATION

   We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits and schedules, under the Securities Act with respect to the common stock to be sold in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information about us and our common stock, you should refer to the registration statement. Any statements made in this prospectus as to the contents of any contract, agreement or other document are necessarily incomplete. With respect to each such contract, agreement or other document filed as an exhibit to the registration statement we refer you to the exhibit for a more complete description of the matter involved, and each statement in this prospectus shall be deemed qualified in its entirety by this reference.

   You may read and copy all or any portion of the registration statement or any reports, statements or other information in the files at the public reference facilities of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., 20549 and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet site maintained by the SEC at http://www.sec.gov.

   We will also file annual, quarterly and current reports, proxy statements and other information with the SEC. You can request copies of these documents, for a copying fee, by writing to the SEC. We intend to furnish our stockholders with annual reports containing financial statements audited by our independent auditors.

                                SMTC CORPORATION

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
SMTC Corporation:
Unaudited Pro Forma Consolidated Financial Information for the three
 months ended April 2, 2000...............................................   F-3
Notes to Pro Forma Consolidated Financial Information for the three months
 ended April 2, 2000 (unaudited)..........................................   F-4
Pro Forma Consolidated Balance Sheet as of April 2, 2000 (unaudited)......   F-7
Notes to Pro Forma Consolidated Balance Sheet as of April 2, 2000
 (unaudited)..............................................................   F-8
Pro Forma Consolidated Statement of Earnings (Loss) for the three months
 ended April 2, 2000 (unaudited)..........................................   F-9
Notes to Pro Forma Consolidated Statement of Earnings (Loss) for the three months ended April 2, 2000 (unaudited)...................................  F-10
Unaudited Pro Forma Consolidated Financial Information for the year ended
 December 31, 1999........................................................  F-12
Notes to Pro Forma Consolidated Financial Information for the year ended
 December 31, 1999 (unaudited)............................................  F-13
Pro Forma Consolidated Balance Sheet as of December 31, 1999 (unaudited)..  F-16
Notes to Pro Forma Consolidated Balance Sheet as of December 31, 1999
 (unaudited)..............................................................  F-17
Pro Forma Consolidated Statement of Earnings (Loss) for the year ended
 December 31, 1999 (unaudited)............................................  F-18
Notes to Pro Forma Consolidated Statement of Earnings (Loss) for the year ended December 31, 1999 (unaudited)......................................  F-19
SMTC Corporation (formerly HTM Holdings, Inc.):
Independent Auditors' Report..............................................  F-22
Report of Independent Public Accountants..................................  F-23
Report of Independent Accountants.........................................  F-24
Consolidated Balance Sheets as of December 31, 1998 and 1999 and April 2,
 2000 (unaudited).........................................................  F-25
Consolidated Statements of Earnings (Loss) for the years ended December
 31, 1997, 1998 and 1999 and the three months ended March 31, 1999 and
 April 2, 2000 (unaudited)................................................  F-26
Consolidated Statements of Changes in Shareholders' Equity (Deficiency)
 for the years ended December 31, 1997, 1998 and 1999 and the three months ended April 2, 2000 (unaudited)..........................................  F-27
Consolidated Statements of Cash Flows for the years ended December 31,
 1997, 1998 and 1999 and the three months ended March 31, 1999 and April
 2, 2000 (unaudited)......................................................  F-28
Notes to Consolidated Financial Statements................................  F-29
SMTC Corporation (formerly The Surface Mount Technology Centre
 Inc.)("Surface Mount"):
Auditors' Report..........................................................  F-53
Consolidated Balance Sheets as of August 31, 1998 and July 29, 1999.......  F-54
Consolidated Statements of Earnings and Retained Earnings (Deficit) for
 the years ended August 31, 1997 and 1998 and the period from September 1,
 1998 to July 29, 1999....................................................  F-55
Consolidated Statements of Cash Flows for the years ended August 31, 1997 and 1998 and the period from September 1, 1998 to July 29, 1999 .........  F-56
Notes to Consolidated Financial Statements................................  F-57

                                                                           Page
                                                                           ----
W.F. Wood, Incorporated:
Independent Auditor's Report.............................................  F-69
Balance Sheets as of December 31, 1997 and 1998 and September 3, 1999....  F-70
Statements of Income for the years ended December 31, 1996, 1997 and 1998 and the period from January 1, 1999 to September 3, 1999................  F-71
Statements of Stockholders Equity for the years ended December 31, 1996,
 1997 and 1998 and the period from January 1, 1999 to September 3, 1999..  F-72
Statements of Cash Flows for years ended December 31, 1996, 1997, 1998, and the period from January 1, 1999 to September 3, 1999................  F-73
Notes to Financial Statements............................................  F-75
Pensar Corporation:
Independent Auditors' Report.............................................  F-81
Balance Sheets as of December 31, 1998 and 1999 and March 31, 2000
 (unaudited).............................................................  F-82
Statements of Income for the years ending December 31, 1997, 1998 and
 1999 and the three months ended March 31, 1999 and 2000 (unaudited).....  F-83
Statements of Stockholders' Equity for the years ending December 31,
 1997, 1998 and 1999 and the three months ended March 31, 2000
 (unaudited).............................................................  F-84
Statements of Cash Flows for the years ending December 31, 1997, 1998 and
 1999 and the three months ended March 31, 1999 and 2000 (unaudited).....  F-85
Notes to Financial Statements............................................  F-86

                   UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                        INFORMATION OF SMTC CORPORATION
                        Three months ended April 2, 2000

   The unaudited pro forma consolidated statement of earnings (loss) for the three months ended April 2, 2000 gives pro forma effect to (1) the pending acquisition of Pensar Corporation by SMTC Corporation, (2) the reclassification as described under "The Reclassification" and (3) the consummation of the offering and the application of the net proceeds therefrom, as described under "Use of Proceeds". The unaudited pro forma consolidated statement of earnings
(loss) gives effect to the acquisition, the reclassification and the offering as if each of these occurred on January 1, 1999. The unaudited pro forma consolidated balance sheet as at April 2, 2000 gives effect to the acquisition, reclassification and offering as if each had occurred on April 2, 2000. The accounting policies used in preparing the unaudited pro forma consolidated financial information are those disclosed in the SMTC Corporation consolidated financial statements included in this prospectus.

   The unaudited pro forma consolidated financial information has been provided for information purposes only and is not necessarily indicative of the results of operations or financial condition that actually would have been achieved if the acquisition and other transactions had been completed on the date indicated or that may be reported in the future. The unaudited pro forma financial information does not reflect expenses expected to be incurred to finalize the integration of the acquired operations or potential cost savings or improvements in revenue that SMTC Corporation believes can be realized as a result of the acquisition. The pro forma financial information should be read in conjunction with the consolidated financial statements of SMTC Corporation and the acquired operation, including the respective notes, included elsewhere in this prospectus.

   The unaudited pro forma consolidated financial information has been prepared in accordance with United States GAAP. There are no differences between United States and Canadian GAAP that impact the unaudited pro forma consolidated financial information.

   The unaudited pro forma consolidated statement of earnings (loss) does not reflect the net after-tax extraordinary loss of $2.3 million resulting from the prepayment of the $5.0 million subordinated notes that were issued in May 2000, the early extinguishment of debt resulting from the write-off of debt issuance costs, incurrence of the prepayment penalty and the gain from settlement of the interest rate swaps in connection with the prepayment of debt upon completion of the offering. The unaudited pro forma consolidated balance sheet, however, does reflect the extraordinary loss. The actual amount of this loss may be more or less depending on the closing date of the transaction.

                                SMTC CORPORATION

             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                         (In thousands of U.S. dollars)
                        Three months ended April 2, 2000
                                  (Unaudited)
1. Basis of presentation:

     The unaudited pro forma consolidated financial information has been prepared in accordance with U.S. generally accepted accounting principles.

     The pro forma consolidated balance sheet and statement of earnings
  (loss) give effect to the following transactions:

    (i) The reclassification of the capital stock of the Company where all Class L common stock will be converted to Class A common stock which in turn will be converted to new common stock of the Company. Existing exchangeable shares of the Company's subsidiary, SMTC Manufacturing Corporation of Canada, will be converted into exchangeable shares of the same class as those being offered in this offering or exchanged for shares of Class L common stock that will be converted in the reclassification. See "The Reclassification", note 22(b) of the SMTC Corporation consolidated financial statements for the year ended December 31, 1999 and note 3 to the pro forma consolidated financial information.

    (ii) The initial public offering of common stock of the Company and exchangeable shares of its subsidiary with the net proceeds used to repay indebtedness. See "Use of Proceeds" and "Description of Indebtedness".

    (iii) SMTC Corporation's pending acquisition of all of the issued and outstanding shares of Pensar Corporation on the closing date of the initial public offering for approximately $35,400 including acquisition costs. The purchase consideration consists of $17,000 in cash, and 1,187,883 shares of common stock of SMTC Corporation. The valuation of the Company's shares to be issued as consideration is based on the Company's initial public offering price. The total purchase price reflected in the unaudited pro forma consolidated financial information is preliminary and is based on the most recently available information. The final purchase price and purchase price allocation may vary from the preliminary amounts reflected herein and this may result in significant differences in certain pro forma adjustments.

     The unaudited pro forma consolidated financial information for the three months ended April 2, 2000 has been prepared by management of SMTC Corporation based on the unaudited consolidated financial information of SMTC Corporation (formerly HTM Holdings, Inc.) for the three months ended April 2, 2000, and the unaudited financial information of Pensar Corporation for the three months ended April 2, 2000.

     The pending acquisition will be accounted for by the purchase method. The total purchase consideration will be allocated to the identifiable assets acquired and liabilities assumed based on their respective fair values as at the date of acquisition, with the excess amounts allocated to goodwill, which will be amortized over ten years. The valuations and other studies required to determine the fair values of identifiable assets acquired and liabilities assumed has not been completed for the Pensar Corporation acquisition. Accordingly, the preliminary allocation is expected to change upon further study and as more current information becomes available.

     Accounting policies used in the preparation of the unaudited pro forma consolidated information are those disclosed in the SMTC Corporation consolidated financial statements as at and for the year ended December 31, 1999 presented elsewhere in this prospectus. The unaudited pro forma consolidated information should be read in conjunction with the separate historical audited consolidated financial statements of SMTC Corporation (formerly HTM Holdings, Inc.), and Pensar Corporation.

                                SMTC CORPORATION

             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                         (In thousands of U.S. dollars)
                        Three months ended April 2, 2000
                                  (Unaudited)

     The pro forma consolidated financial information is not necessarily indicative of the actual results that would have occurred had the acquisition occurred on the date indicated and is not necessarily indicative of the results of operations or financial condition that actually would have been achieved if the acquisition had been completed on the date indicated, or that may be reported in the future. In preparing pro forma information, no adjustments have been made to reflect expenses expected to be incurred to finalize the integration of the acquired operations or the full impact of the operating synergies expected to result from combining the operations of SMTC Corporation and the acquired operations.

2. Significant assumptions and adjustments:

     The unaudited pro forma consolidated balance sheet gives effect to the pending Pensar acquisition, the reclassification and offering as if they had taken place April 2, 2000.

     The unaudited pro forma consolidated statement of earnings (loss) for the three months ended April 2, 2000 gives effect to the pending acquisition, the reclassification and offering as if these transactions had taken place on January 1, 1999.

     The assumptions underlying the offering and reclassification adjustments are subject to change when the initial offering price, gross proceeds and closing date are finalized.

3.The Reclassification:

   Concurrent with the effectiveness of the offering, SMTC Corporation will complete a share capital reorganization that will be effected as follows, assuming a closing date for the offering of July 27, 2000 and an initial public offering price of $15.00 per share:

  . each outstanding Class Y share of the Company's subsidiary, SMTC Manufacturing Corporation of Canada, will be purchased in exchange for shares of Class L common stock;

  . each outstanding share of Class L common stock will be converted into one share of Class A common stock plus an additional number of shares of Class A common stock determined by dividing the preference amount by the value of a share of Class A common stock based on the initial public offering price;

  .  each outstanding share of Class A common stock will be converted into
     3.7123 shares of common stock;

  . all outstanding Class N common stock will be redeemed and one share of special voting stock will be issued which will be held by a trustee for the benefit of the holders of the exchangeable shares; and

  . each Class L exchangeable share will be converted into exchangeable shares of the same class as those being offered in the offering in the same ratio as shares of Class L common stock are converted to shares of common stock.

                                SMTC CORPORATION

             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                         (In thousands of U.S. dollars)
                        Three months ended April 2, 2000
                                  (Unaudited)

   Subsequent to the reclassification, the share capital of the company will be as follows:

                                                     Number of shares
                          --------------------------------------------------------------------------
                          Additional                                                         Special
                           Paid in    Class A    Class L   Class N   Exchangeable   Common   Voting
                           Capital     Stock      Stock     Stock       Shares      Stock     Stock
                          ---------- ----------  --------  --------  ------------ ---------- -------
Balance, April 2, 2000..        --    2,447,782   154,168   113,408     113,408          --     --
Stock Conversions.......        --   (2,447,782) (154,168) (113,408)  1,318,647   12,406,474      1
                           --------  ----------  --------  --------   ---------   ----------  -----
                                --          --        --        --    1,432,055   12,406,474      1
                           ========  ==========  ========  ========   =========   ==========  =====
                                                               Common Stock
                           Class A    Class L              ----------------------
                           Options    Options    Warrants  Options     Warrants
                          ---------- ----------  --------  --------  ------------
Balance Apri1 2, 2000...    116,860       3,856   115,983       --          --
Option Conversions......   (116,860)     (3,856)      --    493,829         --
Warrant Conversions.....        --          --   (115,983)      --      577,363
                           --------  ----------  --------  --------   ---------
                                --          --        --    493,829     577,363
                           ========  ==========  ========  ========   =========

                                                          Amount
                          --------------------------------------------------------------------------
                          Additional                                                         Special
                           Paid in    Class A    Class L   Class N   Exchangeable   Common   Voting
                           Capital     Stock      Stock     Stock       Shares      Stock     Stock
                          ---------- ----------  --------  --------  ------------ ---------- -------
Balance, April 2, 2000..   $ 11,804  $        3  $    --   $    --    $     --    $      --   $ --
Stock Conversions.......       (121)         (3)      --        --          --           124    --
                           --------  ----------  --------  --------   ---------   ----------  -----
                           $ 11,683  $      --   $    --   $    --    $     --    $      124  $ --
                           ========  ==========  ========  ========   =========   ==========  =====

   The actual number of shares of common stock that will be issued as a result of the reclassification is subject to change based on the actual offering price and the closing date of this offering.

                                SMTC CORPORATION
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                         (In thousands of U.S. dollars)
                                 April 2, 2000
                                  (Unaudited)

                            SMTC       Pensar                  Pro forma                     Pro forma
                         Corporation Corporation               combined     Offering and    as adjusted
                          April 2,    March 31,  Acquisition   April 2,   reclassification   April 2,
                            2000        2000     adjustments     2000       adjustments        2000
                         ----------- ----------- -----------   ---------  ----------------  -----------
Assets
Current assets:
 Cash and short-term
  investments...........  $  5,111     $    27     $17,000 (a) $  4,538      $ 165,000 (b)   $  4,538
                                                   (17,600)(a)                  19,000 (b)
                                                                              (131,075)(b)
                                                                               (14,925)(b)
                                                                                   (78)(b)
                                                                                  (400)(c)
                                                                                   478 (e)
 Accounts receivable....    80,651       8,334                   88,985                        88,985
 Inventories............    86,394       6,786                   93,180                        93,180
 Prepaid expenses.......     5,341         246                    5,587                         5,587
 Deferred income taxes..     1,044         --                     1,044            160 (c)
                                                                                 1,116 (d)
                                                                                  (191)(e)      2,568
                                                                                   439 (f)
                          --------     -------     -------     --------      ---------       --------
                           178,541      15,393        (600)     193,334          1,524        194,858

Capital assets..........    35,311       4,859                   40,170                        40,170
Goodwill and excess of
 purchase price over
 tangible book value of
 net assets acquired....    39,791         --       25,602 (a)   65,393                        65,393
Other assets............    10,882         562                   11,444         (2,190)(d)      8,654
Deferred income taxes...       592         --                       592            --             592
                          --------     -------     -------     --------      ---------       --------
                          $265,117     $20,814     $25,002     $310,933      $  (1,266)      $309,667
                          ========     =======     =======     ========      =========       ========
Liabilities and
 Shareholders' Equity

Current liabilities:
 Line of credit.........  $    --      $ 3,000     $           $  3,000      $  (3,000)(b)   $    --
 Accounts payable.......    59,039       4,996                   64,035                        64,035
 Accrued liabilities....    31,908       1,645                   33,553                        33,553
 Income taxes payable...       --          --                       --
 Current portion of
  long-term debt........     3,000         335                    3,335         (3,335)(b)        --
 Current portion of
  capital lease
  obligation............     1,335         --                     1,335                         1,335
                          --------     -------     -------     --------      ---------       --------
                            95,282       9,976                  105,258         (6,335)        98,923

Capital lease
 obligations............     1,618         --                     1,618                         1,618
Long-term debt..........   159,417       1,040      17,000 (a)  177,457       (124,818)(b)     52,639
Deferred income taxes...     2,444         --                     2,444                         2,444
Shareholders' equity:
 Capital stock..........         3           1          (1)(a)        3            203 (g)        206
 Warrants...............       367         --                       367                           367
 Loans receivable.......       (60)       (415)        415 (a)      (60)                          (60)
 Additional paid-in
  capital...............    11,804       1,209      16,591 (a)   29,604        131,075 (b)    161,574
                                                                                  (203)(g)
                                                                                 1,098 (f)
 Retained earnings
  (deficit).............    (5,758)      9,003      (9,003)(a)   (5,758)          (240)(c)     (8,044)
                                                                                (1,674)(d)
                                                                                   287 (e)
                                                                                  (659)(f)
                          --------     -------     -------     --------      ---------       --------
                             6,356       9,798       8,002       24,156        129,887        154,043
                          --------     -------     -------     --------      ---------       --------
                          $265,117     $20,814     $25,002     $310,933      $  (1,266)      $309,667
                          ========     =======     =======     ========      =========       ========

    See accompanying notes to pro forma consolidated financial information.

                                SMTC CORPORATION

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                         (In thousands of U.S. dollars)
                                 April 2, 2000
                                  (Unaudited)
Pro forma adjustments:

(a) Reflects the preliminary allocation of the purchase consideration for the pending acquisition of Pensar Corporation as follows:

   Current assets................................................... $ 15,393
   Capital assets...................................................    4,859
   Other long-term assets...........................................      562
   Excess of purchase price over tangible book value of net assets
    acquired........................................................   25,602
   Liabilities assumed..............................................  (11,016)
                                                                     --------
                                                                     $ 35,400
                                                                     ========

  The purchase price consists of $17,000 cash consideration, an ascribed value of $17,800 in shares of common stock of SMTC Corporation and $600 in acquisition costs.

(b) Reflects the sale of 11,000,000 shares of common stock and exchangeable shares generating gross proceeds of $165,000 and the use of the estimated net proceeds of $146,000, net of underwriting discounts and commissions and the estimated offering expenses totaling $19,000, and the $78 of proceeds from termination of the interest rate swap net of the prepayment penalty (notes (c) and (e)) to repay a portion of our outstanding indebtedness under our senior credit facility, Pensar Corporation debt, the $5,000 of subordinated notes issued in May 2000 and the $9,925 of demand notes issued in July 2000. The adjustment assumes the underwriters' over-allotment option is not exercised. See "Use of Proceeds" and "Description of Indebtedness."

(c) Reflects the prepayment premium of $400, before the $160 of related income tax recovery (at a 40% effective tax rate), resulting in an extraordinary loss of $240 in connection with the prepayment of the subordinated debt in connection with the offering. Amounts will differ based on the effective date of the offering.

(d) Reflects the write-off of $2,790 in capitalized debt issuance costs, before $1,116 of related income tax recovery (at a 40% effective tax rate), resulting in an after-tax extraordinary loss of $1,674 in connection with the repayment of outstanding debt. Amounts will differ based on the effective date of the offering.

(e) Reflects the recognition of a $478 gain, in connection with the termination of the swap on debt outstanding under the senior credit facility before $191 of related income tax expense (at a 40% effective tax rate), resulting in an extraordinary gain of $287. Amounts will differ based on the effective date of the offering.

(f) Reflects the value of the warrants, in excess of proceeds received, issued in May 2000 in connection with the subordinated notes and the related write-off of $1,098 before $439 of related income tax recovery (at a 40% effective tax rate) resulting in an extraordinary loss of $659 related to the prepayment of the subordinated notes.

(g) Represents the par value of shares issued in the offering and the reclassification of the existing common stock.

                                SMTC CORPORATION

              PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
     (dollars in thousands, except share quantities and per share amounts)
                        Three months ended April 2, 2000
                                  (Unaudited)

                             SMTC
                          Corporation     Pensar                                                  Pro forma
                             Three     Corporation                                               as adjusted
                            months     Three months                                 Offering     Three months
                             ended        ended                                       and           ended
                           April 2,     March 31,   Acquisition   Pro forma     reclassification   April 2,
                             2000          2000     adjustments   combined        adjustments        2000
                          -----------  ------------ -----------   ---------     ---------------- ------------
Revenue.................  $  124,333     $16,283                  $140,616                       $   140,616
Cost of sales...........     113,127      13,735                   126,862                           126,862
                          ----------     -------                  --------                       -----------
Gross profit............      11,206       2,548                    13,754                            13,754
Selling, general and
 administrative
 expenses...............       7,548       1,359                     8,907                             8,907
Management fees.........         131         --                        131                               131
Amortization............       1,272         --       $  640 (a)     1,912           $ (137)(e)        1,775
Pensar Corporation
 shareholder bonuses....         --          114                       114                               114
                          ----------     -------      ------      --------           ------      -----------
Operating income........       2,255       1,075        (640)        2,690              137            2,827
Interest................       3,789         103         373 (b)     4,265           (2,773)(f)        1,492
                          ----------     -------      ------      --------           ------      -----------
Earnings (loss) before
 income taxes...........      (1,534)        972      (1,013)       (1,575)           2,910            1,335
Income taxes (recovery):
 Current................        (316)        --         (305)(c)      (232)           1,109 (g)          877
                                                         389 (d)
 Deferred...............         225         --         (101)(c)       124               55 (g)          179
                          ----------     -------      ------      --------           ------      -----------
                                 (91)        --          (17)         (108)           1,164            1,056
                          ----------     -------      ------      --------           ------      -----------
Earnings (loss).........  $   (1,443)    $   972      $ (996)     $ (1,467)(h)       $1,746      $       279(h)
                          ==========     =======      ======      ========           ======      ===========
Income (loss) per common
 share:
 Earnings (loss)........  $   (1,443)
 Less Class L preferred
  entitlement...........      (1,366)
                          ----------
Earnings (loss)
 attributable to common
 shareholders...........  $   (2,809)
                          ==========
 Earnings (loss) per
 common share:
  Basic.................  $    (1.16)                                                            $      0.01
                          ==========                                                             ===========
  Diluted...............  $    (1.16)                                                            $      0.01
                          ==========                                                             ===========
Weighted average number
 of shares outstanding:
 Basic..................   2,414,642                                                              26,026,412
                          ==========                                                             ===========
 Diluted................   2,414,642                                                              26,709,150
                          ==========                                                             ===========


    See accompanying notes to pro forma consolidated financial information.

                                SMTC CORPORATION

         NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
                         (In thousands of U.S. dollars)
                        Three months ended April 2, 2000
                                  (Unaudited)
   Pro forma adjustments:

   The pro forma consolidated statement of earnings (loss) gives effect to the acquisition of Pensar Corporation as if it had taken place on January 1, 1999. The following reflects the preliminary allocation of the purchase consideration for the pending acquisition in accordance with the purchase method of accounting.

   Current assets................................................... $ 15,393
   Capital assets...................................................    4,859
   Other long-term assets...........................................      562
   Excess of purchase price over tangible book value of net assets
    acquired........................................................   25,602
   Liabilities assumed..............................................  (11,016)
                                                                     --------
   Net assets acquired.............................................. $ 35,400
                                                                     ========

(a) Reflects the additional amortization expense related to the excess of purchase price over tangible book value of net assets to be acquired. The valuations and other studies required to determine the fair values of identifiable assets acquired and liabilities assumed has not been completed for the Pensar acquisition. The amortization is based on an estimated useful life of 10 years.

(b) Reflects the additional interest expense related to the borrowings required by SMTC Corporation to complete the Pensar Corporation acquisition based on the Company's current incremental borrowing rate on April 2, 2000 of LIBOR plus 350 basis points.

(c) Reflects the income tax effect of adjustments (a) and (b) at a 40% effective tax rate. The goodwill amortization of $640 in connection with the acquisition of Pensar Corporation is tax deductible.

(d) Reflects the income tax effect of treating Pensar Corporation as a "C" Corporation. Prior to its acquisition by SMTC Corporation, Pensar Corporation held subchapter "S" status for federal and state income tax purposes, thereby consenting to include the Company's income in the shareholders' individual income tax returns.

(e)  Reflects the decrease in amortization of debt issuance costs.

(f) Reflects the decrease in interest expense in connection with the use of net proceeds from the offering to repay outstanding debt as follows:

   Pro forma combined interest expense................................. $ 4,265
   Elimination of historical and pro forma interest....................  (2,773)
                                                                        -------
   Pro forma interest expense subsequent to the offering............... $ 1,492
                                                                        =======

  The elimination of historical and pro forma interest is calculated by applying the assumed offering proceeds net of the prepayment penalty, interest rate swap termination proceeds to outstanding debt balances (including the debt related to the Pensar Corporation acquisition) net of $5,000 to be applied to the subordinated notes issued in May 2000 and $9,925 of demand notes issued in July 2000, as if the proceeds were applied at January 1, 1999. The proceeds were applied against the entire balance outstanding on the subordinated debt, term loans, Pensar Corporation debt and a portion of the revolving credit facility.

(g) Reflects the income tax effect of adjustments (e) and (f) at a 40% effective tax rate.

                                SMTC CORPORATION

         NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
                         (In thousands of U.S. dollars)
                        Three months ended April 2, 2000
                                  (Unaudited)
(h) The pro forma combined and pro forma as adjusted earnings (loss) before extraordinary loss do not reflect the after-tax effect of adjusting for the following acquisition-related, non-recurring adjustments and interest income:

  . $131 of pre-tax management fees paid to Bain Capital Partners VI, L.P., Celerity Partners, Inc. and Kilmer Electronics Group Limited under a management agreement which is expected to be terminated in connection with this offering, although a termination agreement has not yet been finalized; and

  .  $114 of pre-tax bonuses paid to Pensar Corporation shareholders.

   The effect of these adjustments is reflected in the following table:

                                                           Pro forma  Pro forma
                                                           combined  as adjusted
                                                           --------- -----------
                                                                (unaudited)
   Earnings (loss)........................................  $(1,467)    $279
   Plus:
     Management fees......................................      131      131
     Former W.F. Wood shareholders' compensation..........      114      114
   Less:
     Tax effect of above adjustments at 40%...............      (98)     (98)
                                                            -------     ----
     Adjusted earnings (loss).............................  $(1,320)    $426
                                                            =======     ====

                   UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                        INFORMATION OF SMTC CORPORATION
                          Year ended December 31, 1999

   The unaudited pro forma consolidated statement of earnings (loss) for the year ended December 31, 1999 gives pro forma effect to (1) the acquisitions of SMTC Corporation (formerly The Surface Mount Technology Centre Inc.), W.F. Wood, Incorporated and the pending acquisition of Pensar Corporation by SMTC Corporation (pre-combination HTM Holdings, Inc.), (2) the reclassification as described under "The Reclassification" and (3) the consummation of the offering and the application of the net proceeds therefrom, as described under "Use of Proceeds". The unaudited pro forma consolidated statement of earnings (loss) gives effect to the acquisitions, the reclassification and the offering as if each of these occurred on January 1, 1999. The unaudited pro forma consolidated balance sheet as at December 31, 1999 gives effect to the acquisition of Pensar Corporation, the reclassification and offering as if each had occurred on December 31, 1999. The accounting policies used in preparing the unaudited pro forma consolidated financial information are those disclosed in the SMTC Corporation consolidated financial statements included in this prospectus.

   The unaudited pro forma consolidated financial information has been provided for information purposes only and is not necessarily indicative of the results of operations or financial condition that actually would have been achieved if the acquisitions and other transactions had been completed on the date indicated or that may be reported in the future. The unaudited pro forma financial information does not reflect expenses expected to be incurred to finalize the integration of SMTC Corporation and the acquired operations or potential cost savings or improvements in revenue that SMTC Corporation believes can be realized as a result of the acquisitions. The pro forma financial information should be read in conjunction with the consolidated financial statements of SMTC Corporation and the acquired operations, including the respective notes, included elsewhere in this prospectus.

   The unaudited pro forma consolidated financial information has been prepared in accordance with United States GAAP and the notes to the unaudited pro forma consolidated statement of earnings (loss) include a reconciliation to Canadian GAAP. There are no differences between United States and Canadian GAAP that impact the unaudited pro forma consolidated balance sheet.

   The unaudited pro forma consolidated statement of earnings (loss) does not reflect the net after-tax extraordinary loss of $2.4 million resulting from the prepayment of the $5.0 million subordinated notes issued in May 2000, the early extinguishment of debt resulting from the write-off of debt issuance costs, incurrence of the prepayment penalty and the gain from settlement of the interests rate swaps in connection with the prepayment of debt upon completion of the offering. The unaudited pro forma consolidated balance sheet, however, does reflect this extraordinary loss. The actual amount of this loss may be more or less than the pro forma amount based on the closing date of the transaction.

                                SMTC CORPORATION

             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                         (In thousands of U.S. dollars)
                          Year ended December 31, 1999
                                  (Unaudited)
1. Basis of presentation:

     The unaudited pro forma consolidated financial information has been prepared in accordance with U.S. generally accepted accounting principles.

     The pro forma consolidated balance sheet gives effect to the following transactions:

    (i) The reclassification of the capital stock of the Company where all Class L common stock will be converted to Class A common stock which in turn will be converted to new common stock of the Company. Existing exchangeable shares of the Company's subsidiary, SMTC Manufacturing Corporation of Canada, will be converted into exchangeable shares of the same class as those being offered in this offering or exchanged for shares of Class L common stock that will be converted in the reclassification. See "The Reclassification", note 22(b) of the SMTC Corporation consolidated financial statements for the year ended December 31, 1999 and note 3 to the pro forma consolidated financial information.

    (ii) The initial public offering of common stock of the Company and exchangeable shares of its subsidiary with the net proceeds used to repay indebtedness. See "Use of Proceeds" and "Description of Indebtedness".

    (iii) SMTC Corporation's pending acquisition of all of the issued and outstanding shares of Pensar Corporation on the closing date of the initial public offering for approximately $35,400 including acquisition costs. The purchase consideration consists of $17,000 in cash and 1,187,883 shares of common stock of SMTC Corporation. The valuation of the Company's shares to be issued as consideration is based on the Company's initial public offering price. The total purchase price reflected in the unaudited pro forma consolidated financial information is preliminary and is based on the most recently available information. The final purchase price and purchase price allocation may vary from the preliminary amounts reflected herein and this may result in significant differences in certain pro forma adjustments.

     The pro forma consolidated statement of earnings (loss) gives effect to the reclassification and the initial public offering described above, as well as the following transactions:

    (i) SMTC Corporation's acquisition of all of the issued and outstanding shares of HTM Holdings, Inc. on July 31, 1999 as part of a series of transactions including the issuance of SMTC Corporation shares to the shareholders of HTM Holdings, Inc. The acquisition is treated as a reverse takeover of SMTC Corporation by HTM Holdings, Inc. and is accounted for under the purchase method. The consolidated financial statements of the combined entity are issued under the name of the legal parent, SMTC Corporation, but are considered a continuation of the financial statements of the legal subsidiary, HTM Holdings, Inc.

    (ii) SMTC Corporation's acquisition of all of the issued and outstanding shares of W.F. Wood, Incorporated on September 3, 1999 for a total cash consideration of $19,672.

    (iii) SMTC Corporation's pending acquisition of all of the issued and outstanding shares of Pensar Corporation on the closing date of the initial public offering for approximately $35,400 including acquisition costs. The purchase consideration consists of $17,000 in cash and 1,187,883 shares of common stock of SMTC Corporation. The valuation of the Company's shares to be issued as consideration is based on the Company's initial public offering price. The total purchase price

                                SMTC CORPORATION

             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                         (In thousands of U.S. dollars)
                          Year ended December 31, 1999
                                  (Unaudited)
       reflected in the unaudited pro forma consolidated financial information is preliminary and is based on the most recently available information. The final purchase price and purchase price allocation may vary from the preliminary amounts reflected herein and this may result in significant differences in certain pro forma adjustments.

     The unaudited pro forma consolidated financial information for the year ended December 31, 1999 has been prepared by management of SMTC Corporation based on the audited consolidated financial statements of SMTC Corporation (formerly HTM Holdings, Inc.) for the year ended December 31, 1999, the unaudited financial statements of SMTC Corporation (formerly The Surface Mount Technology Centre Inc.) for the period from January 1, 1999 to July 29, 1999, the audited financial statements of W.F. Wood, Incorporated for the period from January 1, 1999 to September 3, 1999, and the audited financial statements of Pensar Corporation for the year ended December 31, 1999.

     The acquisitions have been accounted for by the purchase method. The total purchase considerations were allocated to the identifiable assets acquired and liabilities assumed based on their respective fair values as at the date of acquisition, with the excess amounts allocated to goodwill, which is being amortized over ten years. The valuations and other studies required to determine the fair values of identifiable assets acquired and liabilities assumed has not been completed for the Pensar Corporation acquisition. Accordingly, the preliminary allocation is expected to change upon further study and as more current information becomes available.

     Accounting policies used in the preparation of the unaudited pro forma consolidated information are those disclosed in the SMTC Corporation consolidated financial statements as at and for the year ended December 31, 1999 presented elsewhere in this prospectus. The unaudited pro forma consolidated information should be read in conjunction with the separate historical audited consolidated financial statements of SMTC Corporation (formerly HTM Holdings, Inc.), SMTC Corporation (formerly The Surface Mount Technology Centre Inc.), W.F. Wood, Incorporated and Pensar Corporation.

     The pro forma consolidated financial information is not necessarily indicative of the actual results that would have occurred had the acquisitions occurred on the date indicated and is not necessarily indicative of the results of operations or financial condition that actually would have been achieved if the acquisitions had been completed on the date indicated, or that may be reported in the future. In preparing pro forma information, no adjustments have been made to reflect expenses expected to be incurred to finalize the integration of SMTC Corporation and the acquired operations or the full impact of the operating synergies expected to result from combining the operations of SMTC Corporation and the acquired operations.

2. Significant assumptions and adjustments:

     The unaudited pro forma consolidated balance sheet gives effect to the Pensar acquisition, the reclassification and offering as if they had taken place December 31, 1999.

     The unaudited pro forma consolidated statement of earnings (loss) for the year ended December 31, 1999 gives effect to the acquisitions, the reclassification and offering as if these transactions had taken place at the beginning of the year.

   The assumptions underlying the offering and reclassification adjustments are subject to change when the initial offering price, gross proceeds and closing date are finalized.

                                SMTC CORPORATION

             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                         (In thousands of U.S. dollars)
                          Year ended December 31, 1999
                                  (Unaudited)

3. The Reclassification:

     Concurrent with the effectiveness of the offering, SMTC Corporation will complete a share capital reorganization that will be effected as follows, assuming a closing date for the offering of July 27, 2000 and an initial public offering price of $15.00 per share:

  . each outstanding Class Y share of the Company's subsidiary, SMTC Manufacturing Corporation of Canada, will be purchased in exchange for shares of Class L common stock;

  . each outstanding share of Class L common stock will be converted into one share of Class A common stock plus an additional number of shares of Class A common stock determined by dividing the preference amount by the value of a share of Class A common stock based on the initial public offering price;

  .  each outstanding share of Class A common stock will be converted into
     3.7123 shares of common stock;

  . all outstanding Class N common stock will be redeemed and one share of special voting stock will be issued which will be held by a trustee for the benefit of the holders of the exchangeable shares, and

  . each Class L exchangeable share will be converted into exchangeable shares of the same class as those being offered in the offering in the same ratio as shares of Class L common stock are converted to shares of common stock.

   Subsequent to the reclassification, the share capital of the company will be as follows:

                                                          Number of shares
                                    ---------------------------------------------------------------
                         Additional                                                         Special
                          Paid in    Class A    Class L   Class N   Exchangeable   Common   Voting
                          Capital     Stock      Stock     Stock       Stock       Stock     Stock
                         ---------- ----------  --------  --------  ------------ ---------- -------
Balance, December 31,
 1999...................       --    2,447,782   154,168   113,408     113,408          --     --
Stock Conversions ......            (2,447,782) (154,168) (113,408)  1,318,647   12,406,474      1
                          --------  ----------  --------  --------   ---------   ----------  -----
                               --          --        --        --    1,432,055   12,406,474      1
                          ========  ==========  ========  ========   =========   ==========  =====
                                                              Common Stock
                          Class A    Class L              ----------------------
                          Options    Options    Warrants  Options     Warrants
                         ---------- ----------  --------  --------  ------------
Balance December 31,
 1999...................   116,860       3,856   115,983       --          --
Option conversions......  (116,860)     (3,856)      --    493,829         --
Warrant conversions.....       --          --   (115,983)      --      577,363
                          --------  ----------  --------  --------   ---------
                               --          --        --    493,829     577,363
                          ========  ==========  ========  ========   =========
                                                         Amount
                         --------------------------------------------------------------------------
                         Additional                                                         Special
                          Paid in    Class A    Class L   Class N   Exchangeable   Common   Voting
                          Capital     Stock      Stock     Stock       Stock       Stock     Stock
                         ---------- ----------  --------  --------  ------------ ---------- -------
Balance, December 31,
 1999...................  $ 11,804  $        3  $    --   $    --    $     --    $      --   $ --
Stock Conversions ......      (121)         (3)      --        --          --           124    --
                          --------  ----------  --------  --------   ---------   ----------  -----
                          $ 11,683  $      --   $    --   $    --    $     --    $      124  $ --
                          ========  ==========  ========  ========   =========   ==========  =====

   The actual number of shares of common stock that will be issued as a result of the reclassification is subject to change based on the actual offering price and the closing date of this offering.

                                SMTC CORPORATION

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                         (In thousands of U.S. dollars)
                               December 31, 1999
                                  (Unaudited)

                             SMTC        Pensar                                               Pro forma
                         Corporation  Corporation                             Offering and   as adjusted
                         December 31, December 31, Acquisition   Pro forma  reclassification December 31,
                             1999         1999     adjustments   combined     adjustments        1999
                         ------------ ------------ -----------   ---------  ---------------- ------------
Assets
Current assets:
 Cash and short-term
  investments...........   $  2,083     $   512      $17,000 (a) $  1,995       $165,000 (b)   $  1,995
                                                     (17,600)(a)                 (19,000)(b)
                                                                                (131,075)(b)
                                                                                 (14,925)(b)
                                                                                     (78)(b)
                                                                                    (400)(c)
                                                                                     478 (e)
 Accounts receivable....     71,597       9,781                    81,378                        81,378
 Inventories............     61,680       5,273                    66,953                        66,953
 Prepaid expenses.......      3,647         201                     3,848                         3,848
 Deferred income taxes..      1,527         --                      1,527            160 (c)      3,104
                                                                                   1,169 (d)
                                                                                    (191)(e)
                                                                                     439 (f)
                           --------     -------      -------     --------       --------       --------
                            140,534      15,767         (600)     155,701          1,577        157,278
Capital assets..........     35,003       4,721                    39,724                        39,724
Goodwill and excess of
 purchase price over
 tangible book value of
 net assets acquired....     40,800         --        26,599 (a)   67,399                        67,399
Other assets............     11,145         511                    11,656         (2,921)(d)      8,735
Deferred income taxes...        623         --                        623                           623
                           --------     -------      -------     --------       --------       --------
                           $228,105     $20,999      $26,599     $275,103       $ (1,344)      $273,759
                           ========     =======      =======     ========       ========       ========
Liabilities and Shareholders' Equity
Current liabilities:
 Line of credit.........   $    --      $ 4,215      $           $  4,215       $ (4,215)(b)   $    --
 Accounts payable.......     53,119       5,277                    58,396                        58,396
 Accrued liabilities....     29,307       1,293                    30,600                        30,600
 Income taxes payable...      1,127         --                      1,127                         1,127
 Current portion of
  long-term debt........      2,000         332                     2,332         (2,332)(b)        --
 Current portion of
  capital lease
  obligation............      1,541         --                      1,541                         1,541
                           --------     -------      -------     --------       --------       --------
                             87,094      11,117                    98,211         (6,547)        91,664
Capital lease
 obligations............      1,537         --                      1,537                         1,537
Long-term debt..........    128,942       1,081       17,000 (a)  147,023       (124,606)(b)     22,417
Deferred income taxes...      2,733         --                      2,733                         2,733
Shareholders' equity:
 Capital stock..........          3           1           (1)(a)        3            203 (g)        206
 Warrants...............        367         --                        367                           367
 Loans receivable.......        (60)       (455)         455 (a)      (60)                          (60)
 Additional paid-in
  capital...............     11,804       1,209       16,391 (a)   29,604        131,075 (b)    161,574
                                                                                    (203)(g)
                                                                                   1,098 (f)
 Retained earnings
  (deficit).............     (4,315)      8,046       (8,046)(a)   (4,315)          (240)(c)     (6,679)
                                                                                  (1,752)(d)
                                                                                     287 (e)
                                                                                    (659)(f)
                           --------     -------      -------     --------       --------       --------
                              7,799       8,801        8,999       25,599        129,809        155,408
                           --------     -------      -------     --------       --------       --------
                           $228,105     $20,999      $25,999     $275,103       $ (1,344)      $273,759
                           ========     =======      =======     ========       ========       ========

    See accompanying notes to pro forma consolidated financial information.

                                SMTC CORPORATION

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                         (In thousands of U.S. dollars)
                               December 31, 1999
                                  (Unaudited)
Pro forma adjustments:

(a) Reflects the preliminary allocation of the purchase consideration for the pending acquisition of Pensar Corporation as follows:

   Current assets.................................................... $15,767
   Capital assets....................................................   4,721
   Other long-term assets............................................     511
   Excess of purchase price over tangible book value of net assets acquired.........................................................  26,599
   Liabilities assumed............................................... (12,198)
                                                                      -------
                                                                      $35,400
                                                                      =======

  The purchase price consists of $17,000 cash consideration, an ascribed value of $17,800 in shares of common stock of SMTC Corporation and $600 in acquisition costs.

(b) Reflects the sale of 11,000,000 shares of common stock and exchangeable shares generating gross proceeds of $165,000 and the use of the estimated net proceeds of $146,000, net of underwriting discounts and commissions and the estimated offering expenses totaling $19,000, and the $78 of proceeds from termination of the interest rate swap net of the prepayment penalty (notes (c) and (e)), to repay a portion of our outstanding indebtedness under our senior credit facility, Pensar Corporation debt, the $5,000 of subordinated notes issued in May 2000 and the $9,925 of demand notes issued in July 2000. The adjustment assumes the underwriters' over-allotment option is not exercised. See "Use of Proceeds" and "Description of Indebtedness."

(c) Reflects the prepayment premium of $400, before the $160 of related income tax recovery (at a 40% effective tax rate), resulting in an extraordinary loss of $240 in connection with the prepayment of the subordinated debt in connection with the offering. Amounts will differ based on the effective date of the offering.

(d) Reflects the write-off of $2,921 in capitalized debt issuance costs, before $1,169 of related income tax recovery (at a 40% effective tax rate), resulting in an after-tax extraordinary loss of $1,752 in connection with the repayment of outstanding debt. Amounts will differ based on the effective date of the offering.

(e) Reflects the recognition of a $478 gain, in connection with the termination of the swap on debt outstanding under the senior credit facility before $191 of related income tax expense (at a 40% effective tax rate), resulting in an extraordinary gain of $287. Amounts will differ based on the effective date of the offering.

(f) Reflects the value of the warrants, in excess of proceeds received, issued in May 2000 in connection with the subordinated notes and the related write-off of $1,098 before $439 of related income tax recovery (at a 40% effective tax rate) resulting in an extraordinary loss of $659 related to the prepayment of the subordinated notes.

(g) Represents the par value of shares issued in the offering and the reclassification of the existing common stock.

                                SMTC CORPORATION

              PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
 (In thousands of U.S. dollars, except share quantities and per share amounts)
                          Year ended December 31, 1999
                                  (Unaudited)

                                       SMTC Corporation
                                        (formerly The
                                        Surface Mount    W.F. Wood
                                          Technology    Incorporated
                              SMTC       Centre Inc.)       from        Pensar                                 Offering
                          Corporation  from January 1,   January 1,  Corporation                                  and
                           year ended      1999 to        1999 to     year ended                               reclassi-
                          December 31,     July 29,     September 3, December 31, Acquisition   Pro forma      fication
                              1999           1999           1999         1999     adjustments   combined      adjustments
                          ------------ ---------------- ------------ ------------ -----------   ---------     -----------
Revenue..........          $  257,962      $168,553       $23,198      $52,996      $           $502,709        $
Cost of sales....             236,331       152,330        20,072       43,859                   452,592
                           ----------      --------       -------      -------      -------     --------        -------
Gross profit.....              21,631        16,223         3,126        9,137                    50,117
Selling, general
 and
 administrative
 expenses........              12,615        10,268         1,718        4,533                    29,134
Management fees..                 717           --            --           --                        717
Amortization.....               1,990           --            --           --         5,275 (a)    7,265           (370)(f)
Former W.F. Wood
 shareholders'
 compensation....                 --            --            136          --                        136
Acquisition-
 related bonuses
 paid to
 management and
 employees of
 W.F. Wood.......                 --            --          2,571          --                      2,571
Pensar
 Corporation
 shareholder
 bonuses.........                 --            --            --           498                       498
Acquisition-
 related
 professional
 fees............                 --            --            403           75         (478)(b)      --
                           ----------      --------       -------      -------      -------     --------        -------
Operating income
 (loss)..........               6,309         5,955        (1,702)       4,031       (4,797)       9,796            370
Interest.........               7,066         2,215            58          267        2,522 (c)   12,128        (10,554)(g)
                           ----------      --------       -------      -------      -------     --------        -------
Earnings (loss)
 before income
 taxes...........                (757)        3,740        (1,760)       3,764       (7,319)      (2,332)        10,924
Income taxes
 (recovery):
 Current.........                 442         2,064           --           --        (1,843)(d)    1,465          4,222 (h)
                                                                                        802 (e)
 Deferred........                (335)         (195)          --           --          (505(d)    (1,035)           148 (h)
                           ----------      --------       -------      -------      -------     --------        -------
                                  107         1,869           --           --        (1,546)         430          4,370
                           ----------      --------       -------      -------      -------     --------        -------
Earnings (loss)
 ................          $     (864)     $  1,871       $(1,760)     $ 3,764      $(5,773)    $ (2,762)(i)    $ 6,554
                           ==========      ========       =======      =======      =======     ========        =======
Income (loss) per
 common share:
 Earnings (loss)
  ...............          $     (864)
 Less Class L
  preferred
  entitlement....              (2,185)
                           ----------
Earnings (loss)
 attributable
 to common shareholders..  $   (3,049)
                           ==========
Earnings (loss)
 per common
 share...........          $    (1.89)
                           ==========
 Diluted.........          $    (1.89)
                           ==========
Weighted average
 number of shares
 outstanding:
 Basic...........           1,617,356
                           ==========
 Diluted.........           1,617,356
                           ==========
                           Pro forma
                          as adjusted
                           year ended
                          December 31,
                              1999
                          ---------------
Revenue..........         $   502,709
Cost of sales....             452,592
                          ---------------
Gross profit.....              50,117
Selling, general
 and
 administrative
 expenses........              29,134
Management fees..                 717
Amortization.....               6,895
Former W.F. Wood
 shareholders'
 compensation....                 136
Acquisition-
 related bonuses
 paid to
 management and
 employees of
 W.F. Wood.......               2,571
Pensar
 Corporation
 shareholder
 bonuses.........                 498
Acquisition-
 related
 professional
 fees............                 --
                          ---------------
Operating income
 (loss)..........              10,166
Interest.........               1,574
                          ---------------
Earnings (loss)
 before income
 taxes...........               8,592
Income taxes
 (recovery):
 Current.........               5,687
 Deferred........                (887)
                          ---------------
                                4,800
                          ---------------
Earnings (loss)
 ................         $     3,792(i)
                          ===============
Income (loss) per
 common share:
 Earnings (loss)
  ...............
 Less Class L
  preferred
  entitlement....
Earnings (loss)
 attributable
 to common shareholders..
Earnings (loss)
 per common
 share...........         $      0.15
                          ===============
 Diluted.........         $      0.14
                          ===============
Weighted average
 number of shares
 outstanding:
 Basic...........          26,026,412
                          ===============
 Diluted.........          26,535,218
                          ===============


    See accompanying notes to pro forma consolidated financial information.

                                SMTC CORPORATION

          NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
                         (In thousands of U.S. dollars)
                          Year ended December 31, 1999
                                  (Unaudited)
   Pro forma adjustments:

   The pro forma consolidated statement of earnings (loss) gives effect to the acquisitions as if they had taken place at the beginning of the year. The following reflects the allocation of the purchase consideration for the two acquisitions in accordance with the purchase method of accounting as described in notes 1 and 3 to the SMTC Corporation consolidated financial statements for the year ended December 31, 1999:

                                  SMTC Corporation
                                    (formerly The
                                    Surface Mount       W.F. Wood,    Pensar
                               Technology Centre Inc.) Incorporated Corporation
                               ----------------------- ------------ -----------
   Current assets.............        $ 84,423           $ 6,354      $15,767
   Capital assets.............          21,093             1,695        4,721
   Other long-term assets.....             --                 20          511
   Goodwill and excess of
    purchase price over
    tangible book value of net
    assets acquired...........          24,863            17,468       26,599
   Liabilities assumed........        (105,676)           (5,865)     (12,198)
                                      --------           -------      -------
   Net assets acquired........        $ 24,703           $19,672      $35,400
                                      ========           =======      =======

(a) Reflects the additional amortization expense related to the allocation of the purchase price to goodwill and excess of purchase price over tangible book value of net assets acquired for the acquisitions. The valuations and other studies required to determine the fair values of identifiable assets acquired and liabilities assumed has not been completed for the Pensar acquisition. The amortization is based on an estimated useful life of 10 years.

(b) Reflects the elimination of acquisition-related professional fees incurred by W.F. Wood and Pensar Corporation.

(c) Reflects the additional interest expense related to the borrowings required by SMTC Corporation to complete the W.F. Wood, Incorporated and Pensar Corporation acquisitions, based on the Company's current incremental borrowing rate on December 31, 1999 of LIBOR plus 350 basis points.

(d) Reflects the income tax effect of adjustments (a), (b) and (c) at a 40% effective tax rate. The amortization of $4,407 of goodwill in connection with the acquisitions of W.F. Wood and Pensar Corporation is tax deductible.

(e) Reflects the income tax effect of treating W.F. Wood, Incorporated and Pensar Corporation as "C" Corporations. Prior to acquisition by SMTC Corporation, W.F. Wood, Incorporated and Pensar Corporation held "S Corp." status for federal and state income tax purposes, thereby consenting to include the Companies' income in the shareholders' individual income tax returns.

(f)  Reflects the decrease in amortization of debt issuance costs.

(g) Reflects the decrease in interest expense in connection with the use of net proceeds from the offering to repay outstanding debt as follows:

   Pro forma combined interest expense................................. $12,128
   Elimination of historical and pro forma interest.................... (10,554)
                                                                        -------
   Pro forma interest expense subsequent to the offering............... $ 1,574
                                                                        =======

                                SMTC CORPORATION

          NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
                         (In thousands of U.S. dollars)
                          Year ended December 31, 1999
                                  (Unaudited)

  The elimination of historical and pro forma interest is calculated by applying the assumed offering proceeds net of the prepayment penalty and interest rate swap termination proceeds to outstanding debt balances (including the debt related to the W.F. Wood and Pensar Corporation acquisitions) net of $5,000 to be applied to the subordinated notes issued in May 2000 and $9,925 of demand notes issued in July 2000 as if the proceeds were applied at the beginning of the year. The proceeds were applied against the entire balance outstanding on the subordinated debt, term loans and a portion of the revolving credit facility.

(h) Reflects the income tax effect of adjustments (f) and (g) at a 40% effective tax rate.

(i) The pro forma combined and pro forma as adjusted earnings (loss) before extraordinary loss do not reflect the after-tax effect of adjusting for the following acquisition-related, non-recurring adjustments and interest income:

  . $717 of pre-tax management fees paid to Bain Capital Partners VI, L.P., Celerity Partners, Inc. and Kilmer Electronics Group Limited under a management agreement which is expected to be terminated in connection with this offering, although a termination agreement has not yet been finalized;

  .  $136 of pre-tax compensation paid to former W.F. Wood shareholders;

  . $2,571 of pre-tax acquisition-related bonuses paid to W.F. Wood management ($2,321) and W.F. Wood employees ($250); and

  .  $498 of pre-tax bonuses paid to Pensar Corporation shareholders.

   The effect of these adjustments is reflected in the following table:

                                                         Pro forma  Pro forma
                                                         combined  as adjusted
                                                         --------- -----------
                                                              (unaudited)
   Earnings (loss)......................................  $(2,762)   $3,792

   Plus:
     Management fees....................................      717       717
     Former W.F. Wood shareholders' compensation........      136       136
     Acquisition-related bonuses paid to management and
      employees of W.F. Wood............................    2,571     2,571
     Pensar Corporation shareholder bonuses.............      498       498

   Less:
     Tax effect of above adjustments at 40%.............   (1,569)   (1,569)
                                                          -------    ------
     Adjusted earnings (loss)...........................  $  (409)   $6,145
                                                          =======    ======

                                SMTC CORPORATION

          NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
                         (In thousands of U.S. dollars)
                          Year ended December 31, 1999
                                  (Unaudited)

(j) Differences between United States and Canadian GAAP:

     The pro forma consolidated financial information has been prepared in accordance with generally accepted accounting principles as applied in the United States. The significant differences between United States GAAP and Canadian GAAP and their effect on the pro forma consolidated financial statements are described below:

     Extraordinary loss:

     Under United States GAAP, the charges incurred as a result of early payment of the senior notes and subordinated notes and termination of the interest rate swap are recorded as an extraordinary loss and not presented for purposes of the pro forma consolidated statement of earnings (loss). Under Canadian GAAP, the charges would have been included in earnings
  (loss) before income taxes and the related tax benefit recorded in income taxes expense. Accordingly, the following amounts would have been reported in the pro forma consolidated statement of earnings (loss) under Canadian
  GAAP:

     Operating income..............................................     $10,166
     Interest......................................................       1,574
     Debt extinguishment costs.....................................       6,031
                                                                        -------
     Earnings before income taxes..................................       2,561
     Income taxes (recovery):
       Current.....................................................       5,053
       Deferred....................................................      (2,506)
                                                                        -------
                                                                          2,547
                                                                        -------
     Net earnings..................................................     $    14
                                                                        =======

                          INDEPENDENT AUDITORS' REPORT

To the Directors of SMTC Corporation

   We have audited the consolidated balance sheet of SMTC Corporation (formerly HTM Holdings, Inc.) as at December 31, 1999 and the consolidated statements of earnings (loss) and changes in shareholders' equity (deficiency) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

   In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1999 and the results of its operations and its cash flows for the year then ended in accordance with United States generally accepted accounting principles.

   United States generally accepted accounting principles vary in certain significant respects from accounting principles generally accepted in Canada. Application of accounting principles generally accepted in Canada would have affected results of operations for the year ended December 31, 1999 and shareholders' equity (deficiency) as at December 31, 1999 to the extent summarized in note 23 to the consolidated financial statements.

                                                              /s/ KPMG LLP
                                                          Chartered Accountants

Toronto, Canada
February 18, 2000, except
as to note 22 which is as of

July 19, 2000

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of SMTC Corporation (formerly HTM Holdings, Inc.):

   We have audited the accompanying consolidated balance sheet of SMTC Corporation (a Delaware corporation, formerly HTM Holdings, Inc.) and its subsidiary as of December 31, 1998, and the related consolidated statements of earnings (loss), changes in shareholders' equity (deficiency) and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of SMTC Corporation (formerly HTM Holdings, Inc.) and its subsidiary as of December 31, 1998, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

                                                         /s/ ARTHUR ANDERSEN LLP

Denver, Colorado
March 10, 1999

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of
 SMTC Corporation (formerly Hi-Tech Manufacturing, Inc., subsequently HTM Holdings, Inc.):

   In our opinion, the consolidated statements of earnings (loss), changes in shareholders' equity (deficiency) and cash flows for the year ended December 31, 1997 (appearing on pages F-25 through F-52 of the SMTC Corporation registration statement on Form S-1) present fairly, in all material respects, the results of operations and cash flows of SMTC Corporation and its subsidiaries (formerly Hi-Tech Manufacturing, Inc., subsequently HTM Holdings, Inc. and the "Company") for the year ended December 31, 1997, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements of SMTC Corporation for any period subsequent to December 31, 1997.

Broomfield, Colorado                              /s/ PricewaterhouseCoopers LLP
March 22, 2000

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

                          CONSOLIDATED BALANCE SHEETS
                    (Expressed in thousands of U.S. dollars)

                                                 December 31,
                                               ------------------   April 2,
                                                 1998      1999       2000
                                               --------  --------  -----------
                                                                   (unaudited)
Assets
Current assets:
  Cash and short-term investments............. $    486  $  2,083   $  5,111
  Accounts receivable (note 4)................   21,780    71,597     80,651
  Inventories (note 5)........................   12,485    61,680     86,394
  Prepaid expenses............................       79     3,647      5,341
  Deferred income taxes.......................      855     1,527      1,044
                                               --------  --------   --------
                                                 35,685   140,534    178,541
Capital assets (note 6).......................    7,071    35,003     35,311
Goodwill (note 7).............................      --     40,800     39,791
Other assets (note 8).........................    1,489    11,145     10,882
Deferred income taxes.........................      --        623        592
                                               --------  --------   --------
                                               $ 44,245  $228,105   $265,117
                                               ========  ========   ========
Liabilities and Shareholders' Equity
 (Deficiency)
Current liabilities:
  Bank indebtedness (note 9).................. $  6,559  $    --      $  --
  Accounts payable............................   10,399    53,119     59,039
  Accrued liabilities.........................    8,208    29,307     31,908
  Income taxes payable........................      --      1,127        --
  Current portion of long-term debt (note 9)..      725     2,000      3,000
  Current portion of capital lease obligations
   (note 9)...................................    1,740     1,541      1,335
                                               --------  --------   --------
                                                 27,631    87,094     95,282
Capital lease obligations (note 9)............    2,419     1,537      1,618
Long-term debt (note 9).......................   24,063   128,942    159,417
Deferred income taxes.........................      600     2,733      2,444
Shareholders' equity (deficiency):
  Capital stock issued and outstanding as at
   December 31,1999 and
   April 2, 2000 (note 10):
    1,946,404 Common shares...................        6       --         --
    2,447,782 Class A shares..................      --          3          3
    154,168 Class L shares....................      --        --         --
    113,408 Class N shares....................      --        --         --
  Treasury stock..............................  (21,938)      --         --
  Warrants (note 10)..........................      367       367        367
  Loans receivable (note 10)..................      --        (60)       (60)
  Additional paid-in-capital..................   13,269    11,804     11,804
  Deficit.....................................   (2,172)   (4,315)    (5,758)
                                               --------  --------   --------
                                                (10,468)    7,799      6,356
Commitments and contingencies (notes 15 and
 16)..........................................
Subsequent events (note 22)...................
United States and Canadian accounting policy
 differences (note 23)........................
                                               --------  --------   --------
                                               $ 44,245  $228,105   $265,117
                                               ========  ========   ========

          See accompanying notes to consolidated financial statements.

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

                   CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

                           Years ended December 31,        Three months ended
                         ------------------------------  -----------------------
                                                          March 31,   April 2,
                           1997      1998       1999        1999        2000
                         --------- ---------  ---------  ----------- -----------
                                                         (unaudited) (unaudited)
Revenue................. $  59,031 $  89,687  $ 257,962   $  23,268   $ 124,333
Cost of sales...........    53,603    82,528    236,331      21,566     113,127
                         --------- ---------  ---------   ---------   ---------
Gross profit............     5,428     7,159     21,631       1,702      11,206
Selling, general and
 administrative
 expenses...............     2,769     3,144     12,615         715       7,548
Management fees (note
 13)....................       --        136        717          55         131
Amortization............       --        151      1,990          65       1,272
Leveraged
 recapitalization
 expenses (note 2(a))...       --      2,219        --          --          --
                         --------- ---------  ---------   ---------   ---------
Operating income........     2,659     1,509      6,309         867       2,255
Interest (note 9).......       673     2,030      7,066         795       3,789
                         --------- ---------  ---------   ---------   ---------
Earnings (loss) before
 income taxes...........     1,986      (521)      (757)         72      (1,534)
Income taxes:
  Current...............        34        15        442           1        (316)
  Deferred (recovery)...       708      (208)      (335)         26         225
                         --------- ---------  ---------   ---------   ---------
                               742      (193)       107          27         (91)
                         --------- ---------  ---------   ---------   ---------
Earnings (loss) before
 extraordinary loss.....     1,244      (328)      (864)         45      (1,443)
Extraordinary loss (net
 of tax recovery of
 $811) (note 17)........       --        --      (1,279)        --          --
                         --------- ---------  ---------   ---------   ---------
Net earnings (loss)..... $   1,244 $    (328) $  (2,143)  $      45   $  (1,443)
                         ========= =========  =========   =========   =========
Earnings (loss) per
 Class A share (note
 20):
  Earnings (loss) before
   extraordinary loss... $   1,244 $    (328) $    (864)  $      45   $  (1,443)
  Less preferred share
   dividends............       --       (609)       --          --
  Less Class L preferred
   entitlement..........       --                (2,185)        --       (1,366)
                         --------- ---------  ---------   ---------   ---------
  Earnings (loss) before
   extraordinary loss
   attributable to Class
   A shareholders.......     1,244      (937)    (3,049)         45      (2,809)
  Extraordinary loss....       --        --      (1,279)        --          --
                         --------- ---------  ---------   ---------   ---------
  Earnings (loss)
   attributable to Class
   A shareholders....... $   1,244 $    (937) $  (4,328)  $      45   $  (2,809)
                         ========= =========  =========   =========   =========
  Earnings (loss) per
   Class A share before
   extraordinary loss... $    0.40 $   (0.44) $   (1.89)  $    0.03   $   (1.16)
  Extraordinary loss per
   Class A share........       --        --       (0.79)        --          --
                         --------- ---------  ---------   ---------   ---------
                         $    0.40 $   (0.44)  $ (2.68)   $    0.03   $   (1.16)
                         ========= =========  =========   =========   =========
Diluted earnings (loss)
 per common share....... $    0.40 $   (0.44) $   (2.68)  $    0.03   $   (1.16)
                         ========= =========  =========   =========   =========
Weighted average number
 of shares outstanding:
  Basic................. 3,122,921 2,147,130  1,617,356   1,393,971   2,414,642
                         ========= =========  =========   =========   =========

          See accompanying notes to consolidated financial statements.

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

    CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIENCY)
                    (Expressed in thousands of U.S. dollars)

                                                          Additional            Retained  Shareholders'
                                                Treasury   paid-in     Loans    earnings      equity
                         Capital stock Warrants  stock     capital   receivable (deficit)  (deficiency)
                         ------------- -------- --------  ---------- ---------- --------  -------------
                           (note 10)
Balance, December 31,
 1996...................      $ 4        $ --   $     --   $ 5,971      $ --    $(3,088)    $  2,887
Net earnings............       --          --         --        --        --      1,244        1,244
                              ---        ----   --------   -------      ----    -------     --------
Balance, December 31,
 1997...................        4          --         --     5,971        --     (1,844)       4,131
Shares issued...........        2          --         --     7,907        --         --        7,909
Warrants issued.........       --         367         --        --        --         --          367
Preferred share
 dividends..............       --          --         --      (609)       --         --         (609)
Shares repurchased......       --          --    (21,938)       --        --         --      (21,938)
Loss for the year.......       --          --         --        --        --       (328)        (328)
                              ---        ----   --------   -------      ----    -------     --------
Balance, December 31,
 1998...................        6         367    (21,938)   13,269        --     (2,172)     (10,468)
Acquisition of SMTC
 Corporation............       (3)         --     21,938    (1,525)       --         --       20,410
Options exercised.......       --          --         --        60       (60)        --           --
Loss for the year.......       --          --         --        --        --     (2,143)      (2,143)
                              ---        ----   --------   -------      ----    -------     --------
Balance, December 31,
 1999...................        3         367         --    11,804       (60)    (4,315)       7,799
Loss for the three
 months.................       --          --         --        --        --     (1,443)      (1,443)
                              ---        ----   --------   -------      ----    -------     --------
Balance April 2, 2000...      $ 3        $367   $     --   $11,804      $(60)   $(5,758)    $  6,356
                              ===        ====   ========   =======      ====    =======     ========


          See accompanying notes to consolidated financial statements.

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                    (Expressed in thousands of U.S. dollars)

                            Years ended December 31,       Three months ended
                            ---------------------------  -----------------------
                                                          March 31,   April 2,
                             1997      1998      1999       1999        2000
                            -------  --------  --------  ----------- -----------
                                                         (unaudited) (unaudited)
Cash provided by (used
 in):
Operations:
  Net earnings (loss).....  $ 1,244  $   (328) $ (2,143)   $   45     $ (1,443)
  Items not involving
   cash:
    Amortization..........      --        151     1,990        65        1,272
    Depreciation..........    2,194     2,869     6,452       895        2,475
    Deferred income tax
     provision (benefit)..      708      (208)     (335)       26          225
    Loss (gain) on
     disposition of
     capital assets.......      118        (6)      160       --           (44)
    Loss on early
     extinguishment of
     debt.................      --        --      1,279       --           --
  Change in non-cash
   operating working
   capital:
    Accounts receivable...   (4,534)   (9,895)    4,441     7,583       (9,054)
    Inventory.............   (5,822)   (1,170)  (15,217)    2,721      (24,714)
    Prepaid expenses and
     other................      158       105    (1,705)     (100)      (1,694)
    Accounts payable and
     accrued liabilities..    5,493     4,709    (1,487)   (5,209)       7,394
                            -------  --------  --------    ------     --------
                               (441)   (3,773)   (6,565)    6,026      (25,583)
Financing:
  Increase in bank
   indebtedness...........    2,261     1,212       --        --           --
  Repayment of bank
   indebtedness...........      --        --     (6,559)   (4,605)         --
  Increase (decrease) in
   restricted cash........      400      (250)      --        --           --
  Increase in long-term
   debt...................      --        --    130,942       --        31,475
  Repayment of long-term
   debt...................      --        --    (69,261)      (81)         --
  Principal payments on
   notes payable..........     (265)     (175)       --       --           --
  Principal payments on
   capital leases.........   (1,235)   (1,319)   (1,571)     (418)        (418)
  Proceeds from notes
   payable................      --     25,000       --        --           --
  Proceeds from issuance
   of common stock........      --      9,252       --        --           --
  Dividends paid on
   preferred stock........      --       (609)      --        --           --
  Stock issuance costs....      --     (1,342)      --        --           --
  Repurchase of stock.....      --    (26,160)      --        --           --
  Debt issuance costs.....      --     (1,296)   (3,975)      --           --
                            -------  --------  --------    ------     --------
                              1,161     4,313    49,576    (5,104)      31,057
Investments:
  Acquisition of SMTC
   Corporation, net of
   $698 cash acquired.....      --        --     (3,595)      --           --
  Acquisition of W.F. Wood
   and Chihuahua, Mexico
   facility...............      --        --    (28,024)      --           --
  Purchases of capital
   assets.................     (469)     (505)   (4,130)      (62)      (2,490)
  Proceeds from sale of
   capital assets.........       55        30         8       --            44
  Cash in escrow..........      --        --     (5,735)      --           --
  Other...................       49       --         62       --           --
                            -------  --------  --------    ------     --------
                               (365)     (475)  (41,414)      (62)      (2,446)
                            -------  --------  --------    ------     --------
Increase in cash and cash
 equivalents..............      355        65     1,597       860        3,028
Cash and cash equivalents,
 beginning of year........       66       421       486       486        2,083
                            -------  --------  --------    ------     --------
Cash and cash equivalents,
 end of year..............  $   421  $    486  $  2,083    $1,346     $  5,111
                            =======  ========  ========    ======     ========

Supplemental cash flow disclosures (note 14)

          See accompanying notes to consolidated financial statements.

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

1. Nature of business:

     The Company is a worldwide provider of advanced electronics manufacturing services to original equipment manufacturers. The Company services its customers through eight manufacturing and technology centers located in the United States, Canada, Europe and Mexico.

     The Company's accounting principles are in accordance with accounting principles generally accepted in the United States, and, except as outlined in note 23, are, in all material respects, in accordance with accounting principles generally accepted in Canada.

2. Significant accounting policies:

    (a) Basis of presentation:

      (i) Business combination between HTM Holdings, Inc. and SMTC
  Corporation:

         Effective July 30, 1999, SMTC Corporation acquired 100% of the outstanding common shares of HTM Holdings Inc. SMTC Corporation issued 1,393,971 Class A shares and 154,168 Class L shares to the shareholders of HTM Holdings, Inc. for $16,739 cash consideration and 100% of the outstanding shares of HTM Holdings, Inc. Simultaneously, the former shareholders of SMTC Corporation subscribed for an additional 26,701 Class N shares for nominal consideration. Upon completion of these transactions, the former HTM Holdings, Inc. shareholders held 58% of the outstanding shares of SMTC Corporation. Accordingly, the acquisition is recorded as a reverse takeover of SMTC Corporation by HTM Holdings, Inc. and accounted for using the purchase method. Application of reverse takeover accounting results in the following:

      (a) The consolidated financial statements of the combined entity are issued under the name of the legal parent (SMTC Corporation) but are considered a continuation of the financial statements of the legal subsidiary (HTM Holdings, Inc.).

      (b) As HTM Holdings, Inc. is deemed to be the acquiror for accounting purposes, its assets and liabilities are included in the consolidated financial statements of the continuing entity at their carrying values and the comparative figures reflect the results of operations of HTM Holdings, Inc.

      (c) Control of the net assets and operations of SMTC Corporation is deemed to be acquired by HTM Holdings, Inc. effective July 30, 1999. For purposes of this transaction, the deemed consideration is $24,703, being the $20,410 fair value of the outstanding common shares of SMTC Corporation immediately prior to the business combination plus transaction costs of $4,293.

         Details of net assets acquired at fair value are as follows:

         Current assets.............................................. $  84,423
         Capital assets..............................................    21,093
         Goodwill....................................................    24,863
         Liabilities assumed.........................................  (105,676)
                                                                      ---------
         Net assets acquired......................................... $  24,703
                                                                      =========

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

       (ii) Recapitalization transaction:

         On June 8, 1998, HTM Holdings, Inc. completed a leveraged recapitalization and reorganization in which it sold 1,800,424 new shares to an investment company, reacquired 92% of its then outstanding common shares, retired its preferred stock and settled all options outstanding under its 1993 stock option plan.

         In connection with the recapitalization, the Company contributed substantially all of its assets and liabilities to a newly formed subsidiary in exchange for 100% of the subsidiary's stock, and changed its name from Hi-Tech Manufacturing, Inc. to HTM Holdings, Inc. The subsidiary adopted the Hi-Tech Manufacturing, Inc. name. The subsidiary borrowed $13,000 in senior debt and $12,000 in subordinated debt and entered into a $15,000 revolving line of credit agreement. The stock of the subsidiary was pledged as collateral for the senior debt and line of credit. The subsidiary loaned approximately $21,000 to the Company.

         The net sources and uses of proceeds were as follows:

       Borrowings...................................................... $23,700
       Stock proceeds..................................................   7,900
       Repurchase of stock............................................. (26,800)
                                                                        -------
                                                                        $ 4,800
                                                                        =======

         Subsequent to the leveraged recapitalization, an investment company held 92% of the outstanding common stock of the parent.

         Transaction costs related to the leveraged recapitalization and compensation expense arising from the settlement of stock options resulted in a $2,219 charge to operating income in fiscal 1998.

    (b) Principles of consolidation:

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated on consolidation.

    (c) Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting year. Actual results may differ from those estimates.

    (d) Revenue recognition:

     Revenue from the sale of products is recognized when goods are shipped to customers. Revenue from the provision of services is recognized when services are provided. The earnings process is complete upon shipment of products and provision of services.

    (e) Cash and short-term investments:

     Cash and short-term investments include cash on hand and deposits with banks with original maturities of less than three months.

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)


    (f) Inventories:

     Inventories are valued on a first-in, first-out basis at the lower of cost and replacement cost for raw materials and at the lower of cost and net realizable value for work in progress. Inventories include an application of relevant overhead.

    (g) Capital assets:

     Capital assets are recorded at cost and depreciated on a straight-line basis over their estimated useful lives as follows:

    ----------------------------------------------------------------------------
     Buildings....................................................      20 years
     Machinery and equipment......................................       7 years
     Office furniture and equipment...............................       7 years
     Computer hardware and software...............................       3 years
     Leasehold improvements....................................... Term of lease
    ----------------------------------------------------------------------------
    ----------------------------------------------------------------------------

    (h) Goodwill:

     Goodwill represents the excess of cost over the fair value of net tangible assets acquired in facility acquisitions and other business combinations. Goodwill is amortized on a straight-line basis over 10 years. The recoverability of goodwill is reviewed whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment of value is recorded if undiscounted projected future net cash flows of the acquired operation are determined to be insufficient to recover goodwill. The amount of goodwill impairment, if any, is measured based on projected discounted future net cash flows using a discount rate reflecting the Company's average cost of funds.

    (i) Other assets:

     Costs incurred relating to the issuance of debt are deferred and amortized over the term of the related debt. Amortization of debt issuance costs is included in amortization expense in the statement of earnings
  (loss). Deferred lease costs are amortized over the term of the lease.

    (j) Income taxes:

     Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable earnings. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized. The effect of changes in tax rates is recognized in the period in which the rate change occurs.

    (k) Stock-based compensation:

     The Company accounts for stock options issued to employees using the intrinsic value method of Accounting Principles Board Opinion No. 25. Compensation expense is recorded on the date stock options are granted only if the current fair value of the underlying stock exceeds the exercise price. The Company has provided the pro forma disclosures required by Statement of Financial Accounting Standards No. 123.

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

     o(l) Foreign currency translation:

     The functional currency of all foreign subsidiaries is the U.S. dollar. Monetary assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the year-end rate of exchange. Non-monetary assets and liabilities denominated in foreign currencies are translated at historic rates and revenues and expenses are translated at average exchange rates prevailing during the month of the transaction. Exchange gains or losses are reflected in the consolidated statements of earnings (loss).

    (m) Financial instruments and hedging:

     The Company enters into interest rate swap contracts to hedge its exposure to changes in interest rates on its long-term debt. The contracts have the effect of converting the floating rate of interest on $65,000 of the senior credit facility to a fixed rate. Net receipts, payments and accruals under the swap contracts are recorded as adjustments to interest expense.

     If a swap is terminated prior to its maturity, the gain or loss is recognized over the remaining original life of the swap if the item hedged remains outstanding or immediately, if the item hedged does not remain outstanding. If the swap is not terminated prior to maturity, but the underlying hedged item is no longer outstanding, the interest rate swap is marked to market and any unrealized gain or loss is recognized immediately.

    (n) Impairment of long-lived assets:

     The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets to be Disposed Of". This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairments whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

    (o) Recently issued accounting pronouncements:

    (i) Effective January 1, 1998, the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. During the years ended December 31, 1999, 1998 and 1997, comprehensive income was equal to net earnings as shown in the consolidated statements of earnings
        (loss).

    (ii) In fiscal 1999, the Company adopted the American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". SOP 98-1 provides guidance on accounting for the costs of computer software developed or obtained for internal use and for determining when specific costs should be capitalized and when they should be expensed. The impact of adopting SOP 98-1 was not significant to the Company's financial position, results of operations or cash flows.

    (iii) In fiscal 1999, the Company adopted AICPA SOP 98-5 "Reporting on the Costs of Start-Up Activities". SOP 98-5 requires that all start-up costs related to new operations be expensed as

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

       incurred. The impact of adopting SOP 98-5 was not significant to the Company's financial position, results of operations or cash flows.

    (iv) In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. SFAS No. 133 requires all derivatives to be recognized either as assets or liabilities and measured at fair value. As per SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities Deferral of the Effective Date of SFAS 133", the Company will be required to implement SFAS No. 133 for its fiscal year ended December 31, 2001. The Company has not yet determined the impact, if any, of SFAS No. 133 on its financial position, results of operations or cash flows.

    (p) Unaudited Financial Information

     The unaudited interim financial statements furnished herein reflect all adjustments, consisting only of normal recurring accruals, which are, in the opinion of management, necessary to present fairly the financial position of the Company as of April 2, 2000 and the results of operations and cash flows for the three months ended March 31, 1999 and April 2, 2000. The unaudited interim financial statements should be read in conjunction with the annual financial statements and notes thereto included herein. Results for the three months ended April 2, 2000 are not necessarily indicative of results to be achieved for the year ending December 31, 2000.

3. Acquisitions:

     In addition to the business combination between HTM Holdings, Inc. and SMTC Corporation (note 2(a)(i)), the Company completed two acquisitions during 1999 which were accounted for as purchases. The results of operations of the facilities acquired are included in these financial statements from their respective dates of acquisition.

     Acquisitions completed in 1999 were:

        (a) In July 1999, the Company acquired a manufacturing facility operated by Zenith Electronics Corporation in Chihuahua, Mexico. Zenith used the facility to manufacture components included in Zenith products. The transaction was effected through the acquisition of the outstanding shares of Cableproducts de Chihuahua, S.A. de C.V. ("Cableproducts") and Radio Components de Mexico, S.A. de C.V. ("Radio"). The total purchase price of $8,352 was financed with cash. Under the provisions of the purchase agreement, Zenith may claim additional consideration in the form of cash if certain production volumes are achieved through 2000. The contingent consideration will be amortized over the remaining term of the supply contract with Zenith if and when paid. $5,735 of the purchase price is being held in escrow and will be released pending the resolution of certain liabilities, including the settlement of a portion of the contingent consideration.

        (b) In September 1999, the Company acquired 100% of the issued and outstanding shares of W.F. Wood, Incorporated. W.F. Wood, Incorporated operates a manufacturing facility in Boston, Massachusetts. The total purchase price of $19,672 was financed with cash.

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)


     Details of the net assets acquired in these acquisitions, at fair value, are as follows:

                                                       Chihuahua
                                                     Manufacturing  W.F. Wood,
                                                       Facility    Incorporated
                                                     ------------- ------------
   Current assets...................................    $   --       $ 6,354
   Capital assets...................................     9,094         1,695
   Other long-term assets...........................        --            20
   Goodwill.........................................        --        17,468
   Liabilities assumed..............................        --        (5,865)
   Deferred income taxes............................      (742)           --
                                                        ------       -------
   Net assets acquired..............................    $8,352       $19,672
                                                        ======       =======

     The following unaudited pro forma consolidated financial information reflects the impact of the business combination with SMTC Corporation and the acquisition of W.F. Wood, Incorporated, assuming the acquisitions had occurred at the beginning of the periods presented. This unaudited pro forma consolidated financial information has been provided for information purposes only and is not necessarily indicative of the results of operations or financial condition that actually would have been achieved if the acquisitions had been on the date indicated, or that may be reported in the future:

                                                               1998      1999
                                                             --------  --------
                                                                (Unaudited)
   Revenue.................................................. $372,880  $449,713
   Loss before extraordinary loss...........................     (413)   (2,611)
   Basic loss per share before extraordinary loss...........    (0.26)    (3.43)

     The pro forma results do not give effect to any contingent payments that may be made in connection with the acquisition of Cableproducts and Radio.

4. Accounts receivable:

     Accounts receivable at December 31, 1999 are net of an allowance for doubtful accounts of $514 (1998--$195).

5. Inventories:

                                                      December 31,
                                                     ---------------  April 2,
                                                      1998    1999      2000
                                                     ------- ------- -----------
                                                                     (Unaudited)
Raw materials....................................... $ 6,036 $35,371   $54,588
Work in process.....................................   5,900  17,124    23,815
Finished goods......................................     298   8,578     7,184
Other...............................................     251     607       807
                                                     ------- -------   -------
                                                     $12,485 $61,680   $86,394
                                                     ======= =======   =======

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)


6. Capital assets:

                                                                          Net
                                                           Accumulated   book
   December 31, 1998                                Cost   depreciation  value
   -----------------                               ------- ------------ -------
   Machinery and equipment........................ $13,899   $ 8,066    $ 5,833
   Office furniture and equipment.................     404       276        128
   Computer hardware and software.................     988       709        279
   Leasehold improvements.........................   1,259       428        831
                                                   -------   -------    -------
                                                   $16,550   $ 9,479    $ 7,071
                                                   =======   =======    =======
                                                                          Net
                                                           Accumulated   book
   December 31, 1999                                Cost   depreciation  value
   -----------------                               ------- ------------ -------
   Land........................................... $ 2,060   $    --    $ 2,060
   Buildings......................................   5,099        59      5,040
   Machinery and equipment........................  31,150    12,789     18,361
   Office furniture and equipment.................   2,540       479      2,061
   Computer hardware and software.................   3,838     1,371      2,467
   Leasehold improvements.........................   6,065     1,051      5,014
                                                   -------   -------    -------
                                                   $50,752   $15,749    $35,003
                                                   =======   =======    =======

     Property and equipment recorded under capital leases included above at December 31, 1999 was $8,981 (1998--$ 8,583) and accumulated amortization of equipment under capital leases at December 31, 1999 was $8,123 (1998-- $6,765).

     Included in the total depreciation expense for the year ended December 31, 1999 of $6,452 (1998--$2,869; 1997--$2,194) is $1,358 (1998--$1,305;
  1997--$1,123) relating to the depreciation of equipment under capital lease.

7. Goodwill:

                                                         December 31, 1999
                                                    ----------------------------
                                                                           Net
                                                            Accumulated   book
                                                     Cost   amortization  value
                                                    ----------------------------
Goodwill........................................... $42,331    $1,531    $40,800
                                                    =======    ======    =======

8. Other assets:

                                                                 December 31,
                                                                ---------------
                                                                 1998    1999
                                                                ------ --------
Deferred financing costs net of accumulated amortization of
 $277 (1998--$151)............................................  $1,145 $  3,698
Restricted cash and cash held in escrow (note 3(b))...........     250    5,985
Deferred lease costs, net of accumulated amortization of $30..      --    1,430
Other.........................................................      94       32
                                                                ------ --------
                                                                $1,489 $ 11,145
                                                                ====== ========

                               SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)


9. Long-term debt, bank indebtedness and capital leases:

                                                                December 31,
                                                              -----------------
                                                               1998     1999
                                                              ------- ---------
Term loans (a)............................................... $    -- $  85,000
Revolving credit facilities (a)..............................      --    35,942
Subordinated debt (a)........................................      --    10,000
Senior notes payable (b).....................................  12,825        --
Subordinated notes (c).......................................  11,963        --
                                                              ------- ---------
                                                               24,788   130,942
Less current portion.........................................     725     2,000
                                                              ------- ---------
                                                              $24,063 $ 128,942
                                                              ======= =========

      (a) Concurrent with the business combination between HTM Holdings, Inc. and SMTC Corporation, the Company and certain of its subsidiaries entered into a senior credit facility that provides for $85,000 in term loans, $10,000 in subordinated debt and $60,000 in revolving credit loans, swing line loans and letters of credit. The senior credit facility is secured by a security agreement over all assets and requires the Company to meet certain financial ratios and benchmarks and to comply with certain restrictive covenants. The revolving credit facilities terminate in July 2004. The term loans mature in quarterly instalments from September 2000 to June 2004 for $35,000 of the term loans and from September 2000 to December 2005 for $50,000 of the term loans. The $10,000 subordinated debt is payable in one instalment on September 30, 2006.

     The credit loans and term loans bear interest at varying rates based on either the Eurodollar base rate plus 3.00% to 3.50%, the U.S. base rate plus 1.25% to 1.75% or the Canadian prime rate plus 1.25% to 1.75%.

     The subordinated debt bears interest at the Eurodollar plus 4.75% or the U.S. base rate plus 3.00%.

     The Company has entered into interest rate swaps to exchange the 90-day floating LIBOR rates on $65,000 of borrowings for a two-year fixed interest rate of 6.16% (before credit spread) per annum (note 12).

     The weighted average interest rate on the borrowings in 1999 was 9.5%.

     The Company is required to pay the lenders a commitment fee of 0.5% of the average unused portion of the revolving credit facility. $37 of commitment fees were incurred in 1999.

     As at December 31, 1999, principal repayments due within each of the next five years and thereafter are as follows:

   2000............................................................... $   2,000
   2001...............................................................     5,750
   2002...............................................................     9,250
   2003...............................................................    12,750
   2004...............................................................    59,192
   Thereafter.........................................................    42,000
                                                                       ---------
                                                                       $ 130,942
                                                                       =========

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)


      (b) The senior notes payable outstanding in 1998 and through July 30, 1999 bore interest based on the prime rate or LIBOR. The weighted average interest rate was 7.64% in 1999 and 8.3% in 1998.

      (c) The subordinated notes were issued in 1998 in connection with the leveraged recapitalization and were held by affiliates of certain shareholders of HTM Holdings, Inc. The weighted average interest rate was 11.5% in 1999 and 1998.

      (d) Lines of credit:

     For the period up to July 30, 1999, the Company had a line of credit for borrowings up to a maximum of $15,000. The weighted average interest rate on the line of credit was 7.35% in 1999 (1998--8.75%).

      (e) Capital lease obligations:

     Minimum lease payments for capital leases consist of the following at December 31, 1999:

   2000................................................................. $1,725
   2001.................................................................    749
   2002.................................................................    494
   2003.................................................................    426
   2004.................................................................     27
                                                                         ------
   Total minimum lease payments.........................................  3,421
   Less amount representing interest (8% to 11%)........................    343
                                                                         ------
                                                                          3,078
   Less current portion.................................................  1,541
                                                                         ------
   Long-term capital lease obligations.................................. $1,537
                                                                         ======

     The Company is required to maintain $250 in a certificate of deposit in connection with certain capital lease obligations.

      (f) Interest expense:

                                                             1997  1998   1999
                                                             ---- ------ ------
     Short-term obligations................................. $359 $  584 $  702
     Long-term:
       Bank debt and subordinated notes.....................   --  1,105  6,061
       Obligations under capital leases.....................  314    341    303
                                                             ---- ------ ------
                                                             $673 $2,030 $7,066
                                                             ==== ====== ======

10.Capital stock:

    (a) Authorized:

     To July 30, 1999:

     The authorized share capital of HTM Holdings, Inc. consists of:

    (i) 10,000,000 common shares, $0.01 par value per share;

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)


    (ii) 100,000 Series A preferred shares, convertible, $0.001 par value per share, mandatorily redeemable for $11.48 per share;

    (iii) 100,000 Series B preferred shares--$0.001 par value per share; mandatorily redeemable for $11.48 per share; and

    (iv) 250,000 Series C preferred shares, convertible, $0.001 par value per share, mandatorily redeemable for $11.25 per share.

     As a result of the business combination, described in note 2(a), HTM Holdings, Inc. became a wholly owned subsidiary of SMTC Corporation on July 30, 1999. The authorized share capital of SMTC Corporation at December 31, 1999 consists of:

    (i) 11,720,000 Class A-1 voting common shares, par value $0.001 per share:

          Holders are entitled to one vote per share and to share in dividends pro rata subject to any preferential rights of the Class L shares.

    (ii) 1,100,000 Class A-2 voting common shares, par value $0.001 per share:

          Holders are entitled to one vote per share and to share in dividends pro rata subject to any preferential rights of the Class L shares.

    (iii) 300,000 Class L voting common shares, par value $0.001 per share:

          The number of votes per share is determined by a prescribed formula and the holders are entitled to receive all dividends declared on common stock until there has been paid a specified amount based on an internal rate of return of 12% compounded quarterly and a recovery of the initial amount of $162 per Class L share, after which point, they are entitled to receive dividends pro rata.

    (iv)  125,000 Class N voting common shares, par value $0.001 per share:

          The number of votes per share is determined by a prescribed formula and the holders are not entitled to receive dividends. The holders of the Class N shares hold the exchangeable shares described in note 10(c).

          Each share of Class L and Class A-2 stock shall convert automatically, under certain conditions, into Class A-1 shares based on a prescribed formula for Class L shares and on a one-for-one basis for Class A-2 shares.

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

    (b) Issued and outstanding:

     HTM Holdings, Inc. to July 30, 1999:

                                                           Common    Preferred
     Number of shares                                      shares     shares
     ----------------                                    ----------  ---------
     Balance, December 31, 1997.........................  4,361,621   450,000
     Shares issued (i)..................................  1,800,424       --
     Shares repurchased (i)............................. (4,215,641) (450,000)
                                                         ----------  --------
     Balance, December 31, 1998, being balance July 30,
      1999..............................................  1,946,404       --
                                                         ==========  ========

     The 4,215,641 common shares repurchased are held in treasury stock.
                                                           Common    Preferred
     Amount                                                shares     shares
     ------                                              ----------  ---------
     Balance, December 31, 1997......................... $        4  $      1
     Shares issued (i)..................................          2       --
     Shares repurchased (i).............................        --         (1)
                                                         ----------  --------
     Balance, December 31, 1998, being balance July 30,
      1999.............................................. $        6  $    --
                                                         ==========  ========

    Capital transactions to July 30, 1999:

    (i) On June 8, 1998, HTM Holdings, Inc. completed a leveraged recapitalization and reorganization in which it sold 1,800,424 new shares to an investment company, reacquired 92% of its then outstanding common shares, declared and paid dividends of $609 on its preferred stock, retired its preferred stock at the original issued price of $4,500, and settled all options outstanding under its 1993 stock option plan. The mandatorily redeemable preferred stock was recorded outside of permanent shareholders' equity in the consolidated balance sheet.

      In connection with the recapitalization, the Company contributed substantially all of its assets and liabilities to a newly formed subsidiary in exchange for 100% of the subsidiary's stock, and changed its name from Hi-Tech Manufacturing, Inc. to HTM Holdings, Inc. The subsidiary adopted the Hi-Tech Manufacturing, Inc. name. The subsidiary borrowed $13,000 in senior debt and $12,000 in subordinated debt and entered into a $15,000 revolving line of credit agreement. The stock of the subsidiary was pledged as collateral for the senior debt and line of credit. The subsidiary loaned approximately $21,000 to the Company.

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)


    SMTC Corporation from July 30, 1999 to December 31, 1999:

       As a result of the application of reverse acquisition accounting to the business combination with HTM Holdings, Inc., the number of outstanding shares of the continuing consolidated entity consists of the number of outstanding shares of SMTC Corporation outstanding at July 30, 1999.

                                         Class A  Class L Class N Exchangeable
     Number of shares                    shares   shares  shares     shares
     ----------------                   --------- ------- ------- ------------
     Balance, July 29, 1999............ 1,020,671     --   86,707       --
     Issued to existing shareholders
      (i)..............................       --      --   26,701   113,408
     Share transactions related to the
      reverse acquisition (ii)......... 1,393,971 154,168     --        --
     Options exercised (iii)...........    33,140     --      --        --
                                        --------- ------- -------   -------
     Balance, December 31, 1999........ 2,447,782 154,168 113,408   113,408
                                        ========= ======= =======   =======
                                         Class A  Class L Class N Exchangeable
     Amount                              shares   shares  shares     shares
     ------                             --------- ------- ------- ------------
     Ascribed value at the date of the
      reverse takeover (ii)............ $       3 $   --  $   --    $   --
     Options exercised (iii)...........       --      --      --        --
                                        --------- ------- -------   -------
     Balance, December 31, 1999........ $       3 $   --  $   --    $   --
                                        ========= ======= =======   =======

       The difference between the par value of the capital stock and the accounting value ascribed at the date of the reverse takeover has been credited to additional paid-in capital.

     Capital transactions from July 30, 1999 to December 31, 1999:

    (i) In connection with the business combination on July 30, 1999, SMTC Corporation issued 26,701 Class N shares to its existing shareholders for nominal cash consideration. The existing shareholders also received the exchangeable shares described in (c) below.

    (ii) On July 30, 1999, SMTC Corporation issued 1,393,971 Class A shares and 154,168 Class L shares to the shareholders of HTM Holdings, Inc. in exchange for $16,739 cash consideration and 100% of the outstanding shares of HTM Holdings, Inc. The ascribed value of the shares issued is equal to the $20,410 fair value of SMTC Corporation at the time of the transaction.

    (iii) On July 30, 1999, 33,140 Class A restricted shares were granted upon the exercise of options for consideration of $60 in promissory notes receivable. The notes are secured by the shares granted and bear interest at 5.7%. The notes have been recorded as a reduction of shareholders' equity. The restrictions vest over the original vesting period of the underlying 1998 HTM Plan options. At December 31, 1999, 24,855 of the issued Class A shares are subject to restrictions.

  (c) Exchangeable shares:

     On July 30, 1999, SMTC Manufacturing Corporation of Canada, a 100% owned subsidiary of the Company, issued two classes of non-voting shares which can be exchanged into 113,408 Class L common shares of the Company on a one-for-one basis. The holders of the exchangeable shares are entitled to receive dividends equivalent to the dividends declared on Class L shares.

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)


  (d) Warrants:

     1998 transactions:

     In connection with the subordinated note, 384,619 detachable warrants were issued to the lenders who are also affiliates of shareholders of HTM Holdings, Inc. The warrants have a term of 10 years and an exercise price of $5.14 per share. The warrants are exercisable from the date of grant. The estimated fair value of the warrants at December 31, 1998 was $0.95 per warrant.

     1999 transactions:

     In connection with the business combination between SMTC Corporation and HTM Holdings, Inc., each existing warrant holder of HTM Holdings, Inc. was granted equivalent warrants in SMTC Corporation and the previous HTM Holdings, Inc. warrants were cancelled.

     At December 31, 1999, the following warrants are outstanding:

                                                          Number  Exercise price
                                                          ------- --------------
     Class A warrants.................................... 103,895    $  1.82
     Class L warrants....................................  12,088     147.57

     The warrants have a term of 10 years and are exercisable from the date of grant. Each warrant is convertible into one Class A common share or one Class L common share, respectively.

  (e) Stock options:

     1993 HTM Holdings Equity Plan:

     In connection with the leveraged recapitalization in 1998, the stock option plan adopted by HTM Holdings, Inc. in 1993 (the "1993 Plan") was cancelled. HTM Holdings, Inc. permitted its employees to exercise all outstanding options prior to the cancellation of the 1993 Plan by executing notes payable for the exercise price. The shares issued to the exercising employees were reacquired in connection with the leveraged recapitalization and both the shares issued and the notes payable were retired, resulting in a $2,108 non-recurring charge.

     The weighted average grant date fair value of options granted during 1998 was $3.46 (1997 - $0.54) per share.

     1998 HTM Plan:

     In June 1998, HTM Holdings, Inc. adopted a new stock option plan (the "1998 Plan") pursuant to which incentive stock options and non-qualified stock options to purchase shares of common stock may be issued. The Board of Directors authorized 122,685 shares to be issued under the 1998 Plan. Incentive stock options are granted at an exercise price not less than the fair market value of the common stock on the date of grant, as determined by the Board of Directors. Options generally vest over four years and expire 10 years from their respective dates of grant.

     The weighted average grant date fair value of options granted during 1998 was $0.95 per share.

     1998 SMTC Plan:

     In July 1999, the Company replaced the 1998 Plan with an equivalent stock option plan. Each HTM option holder was granted equivalent options in SMTC Corporation's stock. The Board of Directors

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

  authorized 165,000 Class A and 4,000 Class L options to be issued under the plan. The Class A options vest immediately and are exercisable for Class A restricted shares. The restrictions expire on the same basis as the Class L vesting periods. The Class L options vest over a four year period and expire after 10 years from the original grant date of the 1998 Plan options.

     The weighted average grant date fair value of options granted during 1999 was $17.13 per share.

     Stock option transactions were as follows:

                                       HTM Plans
                         ---------------------------------------
                              1993 Plan           1998 Plan               1998 SMTC Plan
                         -------------------- ------------------ ----------------------------------
                                     Weighted           Weighted          Weighted         Weighted
                                     average            average           average          average
                                     exercise           exercise Class A  exercise Class L exercise
                           Shares     price    Shares    price   Shares    price   Shares   price
                         ----------  -------- --------  -------- -------  -------- ------- --------
Options outstanding,
 January 1, 1997........    506,042   $4.59        --    $ --        --    $  --      --   $   --
Granted.................    925,347    3.14        --      --        --       --      --       --
Forfeited...............   (180,897)   4.89        --      --        --       --      --       --
                         ----------   -----   --------   -----   -------   ------   -----  -------
Balance, December 31,
 1997...................  1,250,492    3.48        --      --        --       --      --       --
Granted.................     33,212    3.10    115,603    5.14       --       --      --       --
Forfeited...............    (26,000)   3.67        --      --        --       --      --       --
Exercised............... (1,257,704)   3.46        --      --        --       --      --       --
                         ----------   -----   --------   -----   -------   ------   -----  -------
Balance, December 31,
 1998...................        --      --     115,603    5.14       --       --      --       --
Exchanged and issued at
 combination date.......        --      --    (115,603)  (5.14)   33,140     1.82   3,856   147.57
Issued..................        --      --         --      --    116,860    19.68     --       --
Exercised...............        --      --         --      --    (33,140)   (1.82)    --       --
                         ----------   -----   --------   -----   -------   ------   -----  -------
Balance, December 31,
 1999...................        --    $ --         --    $ --    116,860   $19.68   3,856  $147.57
                         ==========   =====   ========   =====   =======   ======   =====  =======

     The following options were outstanding as at December 31, 1999:

                                      Weighted             Weighted
                                      average              average   Remaining
                          Outstanding exercise Exercisable exercise contractual
   Option plan              options    price     options    price      life
   -----------            ----------- -------- ----------- -------- -----------
   1998 SMTC plan:
     Class L shares......     3,856   $147.57      964     $147.57        3
     Class A shares......   116,860     19.68      --          --         4

     The Company accounts for its employee stock plans using the intrinsic value method under APB No. 25. Compensation expense related to these plans has been recognized in the Company's financial statements as follows:

                                                                1997  1998  1999
                                                                ---- ------ ----
   Compensation expense........................................ $--  $2,108 $--

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)


     The table below sets out the pro forma amounts of earnings (loss) before extraordinary loss and earnings (loss) per share before extraordinary loss that would have resulted if the Company had accounted for its employee stock plans under the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation".

                                                        1997   1998    1999
                                                       ------ ------  -------
   Earnings (loss) before extraordinary loss:
     As reported...................................... $1,244 $ (328) $  (864)
     Pro forma........................................  1,088    975   (1,122)
                                                        1997   1998    1999
                                                       ------ ------  -------
   Basic earnings (loss) per share before
    extraordinary loss:
     As reported...................................... $ 0.40 $(0.44) $ (1.89)
     Pro forma........................................   0.35   0.16    (2.04)

     For purposes of computing pro forma net earnings, the fair value of each option grant is estimated on the date of grant using the minimum value method under which no volatility is assumed. Assumptions used to calculate the fair value were:

                                                            1997     1998  1999
                                                            ----     ----  ----
   Risk-free interest rate............................. 6.0% to 6.2% 5.5%  6.0%
   Dividend yield......................................          --  --    --
   Expected life (years)...............................            3   4   3-4

11. Income taxes:

     The components of income taxes are:

                                                               1997 1998   1999
                                                               ---- -----  ----
   Current:
     Federal.................................................. $ 34 $  15  $--
     Foreign..................................................  --    --    442
                                                               ---- -----  ----
                                                                 34    15   442
   Deferred:
     Federal..................................................  642  (198) (267)
     State....................................................   66   (10)  (47)
     Foreign..................................................  --    --    (21)
                                                               ---- -----  ----
                                                                708  (208) (335)
                                                               ---- -----  ----
                                                               $742 $(193) $107
                                                               ==== =====  ====

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)


     The overall effective income tax rate (expressed as a percentage of financial statement earnings (loss) before income taxes) varied from the U.S. statutory income tax rate as follows:

                                                       1997   1998    1999
                                                      ------  -----  -------
   Federal tax rate..................................   34.0%  34.0%    34.0%
   State income tax, net of federal tax benefit......    3.0    3.0      6.0
   Income of international subsidiaries taxed at
    different rates..................................    --     --       4.9
   Change in valuation allowance.....................    --     --      (6.3)
   Non-deductible goodwill amortization..............    --     --     (50.1)
   Other.............................................    --     --      (2.3)
                                                      ------  -----  -------
   Effective income tax rate.........................   37.0%  37.0%   (13.8)%
                                                      ======  =====  =======

     A tax benefit of $811 has been allocated to the extraordinary loss.

     Worldwide earnings (loss) before income taxes consisted of the following:

                                                       1997   1998    1999
                                                      ------  -----  -------
   U.S............................................... $1,986  $(521) $(1,269)
   Non-U.S...........................................    --     --       512
                                                      ------  -----  -------
                                                      $1,986  $(521)  $ (757)
                                                      ======  =====  =======

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company's deferred tax liabilities and assets are comprised of the following at December 31:

                                                                  1998   1999
                                                                  ----  ------
   Deferred tax assets:
     Net operating loss carryforwards............................ $467  $1,275
     Reserves, allowances and accruals...........................  388   1,429
                                                                  ----  ------
                                                                   855   2,704
     Valuation allowance.........................................  --     (554)
                                                                  ----  ------
                                                                   855   2,150
                                                                  ----  ------
   Deferred tax liabilities:
     Capital and other assets.................................... (600) (2,733)
                                                                  ----  ------
   Net deferred tax assets (liabilities)......................... $255  $ (583)
                                                                  ====  ======

     At December 31, 1999, the Company had total net operating loss carryforwards of approximately $7,100, which begin to expire in 2013. $1.4 million of losses in one of the subsidiaries may only be used against taxable income generated by that subsidiary. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of its deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income by the appropriate subsidiaries during those periods when the temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, change of

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

  control limitations, projected future taxable income and tax planning strategies in making this assessment. Based upon consideration of these factors, management believes the recorded valuation allowance related to the loss carryforwards of a specific subsidiary is appropriate.

     The valuation allowance in 1999 is higher than 1998 by $554 due to the acquisition of certain loss carryforwards in the business combination between HTM Holdings, Inc. and SMTC Corporation.

12.Financial instruments:

    (a) Interest rate swaps:

     On September 30, 1999, the Company entered into two interest rate swap transactions with a Canadian chartered bank for hedging purposes. The swaps expire on September 22, 2001 and involve the exchange by the Company of 90-day floating LIBOR rates for a two-year fixed interest rate of 6.16% before the credit spread of 3.00% to 3.50% per annum on a notional amount of $65,000.

    (b) Fair values:

     The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

    (i) The carrying amounts of cash and short-term investments, restricted cash, accounts receivable, accounts payable and accrued liabilities approximate fair values due to the short-term nature of these instruments.

    (ii) The fair value of long-term debt, including the current portion, is based on rates currently available to the Company for debt with similar terms and maturities.

    (iii) The fair value of interest rate swap contracts is estimated by obtaining quotes from a financial institution.

         The carrying amounts and fair values of the Company's financial instruments, where there are differences at December 31, 1999 and 1998, are as follows:

                                             1998                 1999
                                       ------------------  --------------------
                                       Carrying    Fair    Carrying     Fair
       Asset (liability)                amount    value     amount      value
       -----------------               --------  --------  ---------  ---------
       Long-term debt................. $(24,788) $(24,346) $(130,942) $(130,942)
       Interest rate swaps............      --        --         --         478

13.Related party transactions:

     The Company entered into related party transactions with certain shareholders as follows:

                                                             1997 1998  1999
                                                             ---- ---- ------
   Management fees expensed under formal management
    agreements.............................................. $--  $136 $  717
   Share issue costs incurred...............................  --   650    --
   Financing and acquisition related fees paid..............  --   --   1,741
   Lease costs expensed for the Colorado facility...........  456  535    535

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

14.Cash flows:

     Cash paid for interest and income taxes:

                                                             Three months ended
                                                             ------------------
                                                             March 31, April 2,
                                        1997   1998   1999     1999      2000
                                        ----- ------ ------- --------- --------
                                                                (unaudited)
Interest..............................  $ 300 $1,627 $ 6,767   $456     $3,919
Income taxes..........................     34     15   1,460    --         837

     Non-cash financing and investing activities:

                                                             Three months ended
                                                             ------------------
                                                             March 31, April 2,
                                        1997   1998   1999     1999      2000
                                        ----- ------ ------- --------- --------
                                                                (unaudited)
Acquisition of equipment under capital
 leases...............................  $ 401 $2,673 $   --     --        $293
Acquisition of SMTC Corporation for
 capital stock........................    --     --   20,410    --         --
Deferred lease costs arising from
 trade in of equipment................    --     --    1,460    --         --
Issuance of capital stock for notes
 receivable under option plan.........    --     --       60    --         --

15.Commitments:

     The Company leases manufacturing equipment and office space under various non-cancellable operating leases. Minimum future payments under non-cancellable operating lease agreements are as follows at December 31, 1999:

   2000................................................................. $10,332
   2001.................................................................   7,789
   2002.................................................................   6,486
   2003.................................................................   2,931
   2004.................................................................     661
   Subsequent to 2004...................................................      75
                                                                         -------
                                                                         $28,274
                                                                         =======

     Operating lease expenses were approximately $4,585, $1,414 and $1,225 for the years ended December 31, 1999, 1998 and 1997, respectively.

16.  Contingencies:

    (a) General:

     In the normal course of business, the Company may be subject to litigation and claims from customers, suppliers and former employees. Management believes that adequate provisions have been recorded in the accounts where required. Although it is not possible to estimate the extent of potential costs, if any, management believes that ultimate resolution of such contingencies would not have a material adverse effect on the financial position, results of operations and cash flows of the Company.

    (b) Acquisitions:

     A claim has been filed against one of the Company's subsidiaries alleging commissions are owing as a result of the acquisition of certain assets in Chihuahua, Mexico. The claim is for $800 plus interest and

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

  costs. The Company is vigorously defending this matter and management believes it has a strong defense against the claim. Future settlement, if any, of this claim will be accounted for as a cost of the asset acquisition.

17. Extraordinary loss:

     As a result of the early payment of the senior notes payable and subordinated notes that occurred concurrent with the business combination between SMTC Corporation and HTM Holdings, Inc., the Company incurred charges of $2,090 ($1,279 after tax) related to early payment penalties, write-off of unamortized deferred financing fees and write-off of the unamortized debt discount.

18. Segmented information:

     The Company derives its revenue from one dominant industry segment, the electronics manufacturing services industry. The Company is operated and managed geographically and has eight facilities in the United States, Canada, Europe and Mexico. The Company monitors the performance of its geographic operating segments based on EBITA (earnings before interest, taxes and amortization). Intersegment adjustments reflect intersegment sales that are generally recorded at prices that approximate arm's-length transactions. Information about the operating segments is as follows:

                                                                   Three months ended
                                                                     April 2, 2000
                             Year ended December 31, 1999             (unaudited)
                            -------------------------------  ------------------------------
                                                     Net                             Net
                              Total   Intersegment external   Total   Intersegment external
                             revenue    revenue    revenue   revenue    revenue    revenue
                            --------- ------------ --------  -------- ------------ --------
   United States........... $ 223,006   $(1,419)   $221,587  $106,796   $  (674)   $106,122
   Canada..................    21,675    (2,676)     18,999    13,038      (985)     12,053
   Europe..................     9,507    (1,995)      7,512     4,727    (1,476)      3,251
   Mexico..................     9,864       --        9,864     2,921       (14)      2,907
                            ---------   -------    --------  --------   -------    --------
                            $ 264,052   $(6,090)   $257,962  $127,482   $(3,149)   $124,333
                            =========   =======    ========  ========   =======    ========

   EBITA:
     United States.........                        $  6,917                        $  3,576
     Canada................                           2,107                             728
     Europe................                            (222)                           (494)
     Mexico................                            (503)                           (284)
                                                   --------                        --------
                                                      8,299                           3,527

   Interest................                           7,066                           3,789
   Amortization............                           1,990                           1,272
                                                   --------                        --------
   Loss before income
    taxes..................                        $   (757)                       $ (1,534)
                                                   ========                        ========
   Capital expenditures:
     United States.........                        $  2,713                        $  1,264
     Canada................                             840                             665
     Europe................                              30                             178
     Mexico................                             547                             676
                                                   --------                        --------
                                                   $  4,130                        $  2,783
                                                   ========                        ========

     Prior to July 30, 1999, the Company operated in one geographic segment-- the United States.

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)


     This segmented information incorporates the operations of SMTC Corporation and W.F. Wood, Incorporated from July 30, 1999 and September 4, 1999, as discussed in note 2(a) and note 3, respectively. SMTC Corporation has operated facilities in Canada, the United States and Europe for 14 years, 4 years and 2 years, respectively.

     The following enterprise-wide information is provided. Geographic revenue information reflects the destination of the product shipped. Long-lived assets information is based on the principal location of the asset.

                                   Year ended December 31,    Three months ended
                                 ---------------------------- ------------------
                                                              March 31, April 2,
                                  1997    1998       1999       1999      2000
                                 ------- ------- ------------ --------- --------
                                                                 (unaudited)
   Geographic revenue:
     United States.............. $58,799 $84,668   $225,772    $21,934  $110,881
     Canada.....................     --      --       8,983        --      3,304
     Europe.....................     232   5,019     19,965      1,125     7,795
     Asia.......................     --      --       3,242        209     2,353
                                 ------- -------   --------    -------  --------
                                 $59,031 $89,687   $257,962    $23,268  $124,333
                                 ======= =======   ========    =======  ========
                                                 December 31, March 31, April 2,
                                                     1999       1999      2000
                                                 ------------ --------- --------
                                                                 (unaudited)
   Long-lived assets:
     United States..............................   $ 40,304    $ 7,568  $ 44,234
     Canada.....................................     25,585        --     25,415
     Europe.....................................        735        --        837
     Mexico.....................................      9,179        --     15,498
                                                   --------    -------  --------
                                                   $ 75,803    $ 7,568  $ 85,984
                                                   ========    =======  ========

     In 1998 and 1997, all of the Company's long-lived assets were located in the United States.

19. Significant customers and concentration of credit risk:

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade receivables. Sales of the Company's products are concentrated among specific customers in the same industry. The Company generally does not require collateral. The Company considers concentrations of credit risk in establishing the reserves for bad debts and believes the recorded reserves are adequate.

     During 1999, three customers individually comprised 29%, 10% and 10% of total revenue across all geographic segments. At December 31, 1999, these customers represented 33%, 6% and 3%, respectively of the Company's accounts receivable.

     During 1998, one customer individually comprised 43% of total revenue generated in the United States. At December 31, 1998, this customer represented 48% of the Company's accounts receivable.

     During 1997, three customers individually comprised 33%, 11% and 10% of total revenue generated in the United States. At December 31, 1997, these customers represented 33%, 9% and 4%, respectively of the Company's accounts receivable.

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)


20. Earnings per share:

     The following table sets forth the computation of basic earnings (loss) per share before extraordinary loss:

                             Year ended December 31,         Three months ended
                         ---------------------------------  ---------------------
                                                            March 31,   April 2,
                            1997       1998        1999        1999       2000
                         ---------- ----------  ----------  ---------- ----------
                                                                 (unaudited)
Earnings (loss) before
 extraordinary loss..... $    1,244 $     (328) $     (864) $       45 $   (1,443)
Less preferred share
 dividends..............        --        (609)        --          --         --
Less Class L preferred
 entitlement............        --         --       (2,185)        --      (1,366)
                         ---------- ----------  ----------  ---------- ----------
Earnings (loss) before
 extraordinary loss
 available to Class A
 shareholders........... $    1,244 $     (937) $   (3,049) $       45 $   (2,809)
                         ========== ==========  ==========  ========== ==========
Weighted average
 shares--basic..........  3,122,921  2,147,130   1,617,356   1,393,971  2,422,927
                         ========== ==========  ==========  ========== ==========
Net earnings (loss) per
 share--basic........... $     0.40 $    (0.44) $    (1.89) $     0.03 $    (1.16)
                         ========== ==========  ==========  ========== ==========

     For purposes of calculating the basic number of weighted average shares outstanding, the Class A restricted shares have been excluded. Under reverse takeover accounting, the number of shares outstanding prior to July 30, 1999 is deemed to be the number of shares of SMTC Corporation issued to the shareholders of HTM Holdings, Inc., appropriately adjusted to take into account the effect of any change in the number of HTM Holdings, Inc. shares outstanding in that period.

     During fiscal 1999 and fiscal 1998, the exercise prices of the options and warrants were less than the average fair value price and were not included in the calculation of diluted loss per share as the effect would have been anti-dilutive. In addition, in fiscal 1999, the calculation did not include the Class A shares issuable upon conversion of the Class L shares and exchangeable shares as the effect would have been anti-dilutive.

     During fiscal 1997, the exercise prices of the options and warrants were higher than the average fair value price and were not included in the calculation of diluted earnings per share as the effect would have been anti-dilutive.

21. Comparative figures:

     Certain of the 1998 and 1997 figures presented for comparative purposes have been reclassified to conform with the current year's presentation.

22. Subsequent events:

    (a) Initial public offering:

     In March 2000, the Company filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission and a preliminary prospectus with the securities commission or similar regulatory authority in each of the Canadian provinces in connection with an initial public offering of common stock of the Company and exchangeable shares of its subsidiary, SMTC Manufacturing Corporation of Canada. The completion of this offering is subject to certain conditions. If successful, the estimated net proceeds of

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

  this offering of approximately $146,000 will be used by the Company to reduce its indebtedness under the senior credit facility and the subordinated notes issued in May, 2000 (note 22(d)). The Company will record an after-tax charge on repayment of the indebtedness and subordinated notes amounting to approximately $2,400 for the write-off of unamortized deferred financing costs and early payment fee for the subordinated debt, net of the gain on termination of the interest rate swap. The charge will be recorded as an extraordinary loss.

  The assumptions underlying the offering and reclassification adjustments are subject to change when the initial offering price, gross proceeds and closing date are finalized.

     (b)  Share reclassification:

     Concurrent with the effectiveness of the offering, SMTC Corporation will complete a share capital reorganization that will be effected as follows:

    . each outstanding Class Y share of the Company's subsidiary, SMTC Manufacturing Corporation of Canada, will be purchased in exchange for shares of Class L common stock;

    . each outstanding share of Class L common stock will be converted into one share of Class A common stock plus an additional number of shares of Class A common stock determined by dividing the preference amount by the value of a share of Class A common stock based on the initial public offering price;

    . each outstanding share of Class A common stock will be converted into approximately 3.7 shares of common stock;

    . all outstanding Class N common stock will be redeemed and one share of special voting stock will be issued which will be held by a trustee for the benefit of the holders of the exchangeable shares; and

    . each Class L exchangeable share will be converted into exchangeable shares of the same class as those being offered in the offering in the same ratio as shares of Class L common stock are converted to shares of common stock.

     Subsequent to the reclassification, the share capital of the Company will be as follows on a pro forma basis (unaudited) assuming a closing date for the offering of July 27, 2000 and an initial public offering price of $15.00 per share:

                            Additional Class  Class
                             Paid-in     A      L    Exchangeable   Common
                             Capital   Shares Shares    Shares       Stock
                            ---------- ------ ------ ------------ -----------
   Number of shares
    outstanding............      --      --     --     1,432,055   12,406,474
   Amount..................  $11,683   $ --   $ --    $      --   $       124

     The calculation of pro forma basic loss per share was determined by dividing net loss by the pro forma weighted average common shares outstanding after giving retroactive effect to the conversion of Class L common stock and exchangeable shares into shares of common stock upon the anticipated effectiveness of the Registration Statement on Form S-1.

                                               Year ended   Three months ended
                                              December 31,       April 2,
                                                  1999             2000
                                              ------------  ------------------
                                                               (unaudited)
   Pro forma net loss per share.............. $     (0.08)     $     (0.11)
   Pro forma weighted average shares
    outstanding..............................  10,911,495       13,192,263

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)


    (c) Pending acquisition of Pensar Corporation:

     In May 2000 the Company entered into an agreement to acquire Pensar Corporation, an electronics manufacturing services company specializing in design services and located in Wisconsin, United States. The Company expects to consummate the acquisition on the closing date of the initial public offering. The total purchase price including transaction costs is expected to be approximately $35,400. The purchase consideration consists of $17,000 cash and the balance in common shares of the Company.

    (d) Long-term debt and capital transactions:

     In May 2000 the Company's lenders increased the revolving credit facility from $60,000 to $67,500. The Company issued senior subordinated notes to certain shareholders for proceeds of $5,000. The notes bear interest at 15% per annum and mature in 2010. The Company also issued 41,667 warrants to certain shareholders for proceeds of $2,500. The warrants have a term of 10 years and are exercisable from November 2000. Each warrant is convertible into 9 Class A-1 common shares and 1 Class L common share. The exercise price for each warrant is equal to the Class L preference amount less $42.

     On July 3, 2000, we issued demand notes in the aggregate principal amount of $9,925. Of these demand notes, $5,925,000 in aggregate principal amount are secured by a portion of our fixed assets and the fixed assets of some of our subsidiaries. The demand notes bear interest of 3% of the principal amount accruing on the date of issuance and 13.75% per year and are payable to the holders of the notes at any time upon demand.

23. United States and Canadian accounting policy differences:

     The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles ("GAAP") as applied in the United States ("U.S."). The significant differences between U.S. GAAP and Canadian GAAP and their effect on the consolidated financial statements of the Company are described below:

    (a) Extraordinary loss:

     Under U.S. GAAP the charges incurred as a result of the early payment of the senior notes payable and subordinated notes described in note 17 are recorded as an extraordinary loss. Under Canadian GAAP, the charges would have been included in earnings (loss) before income taxes and the related tax benefit recorded in income taxes expense. Accordingly the following amounts would have been reported in fiscal 1999 under Canadian GAAP:

   Operating income.................................................. $  6,309
   Interest..........................................................    7,066
   Debt extinguishment costs.........................................    2,090
                                                                      --------
   Earnings (loss) before income taxes...............................   (2,847)
   Income taxes (recovery):
     Current.........................................................     (289)
     Deferred........................................................     (415)
                                                                      --------
                                                                          (704)
                                                                      --------
   Net earnings (loss)............................................... $ (2,143)
                                                                      ========

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)


    (b) Income taxes:

     The Company has adopted, on a retroactive basis, the new accounting standards approved by The Canadian Institute of Chartered Accountants dealing with accounting for income taxes. These new standards are substantially identical to U.S. GAAP as contained in FASB Statement No. 109.

    (c) Diluted earnings per share:

     Under Canadian GAAP, fully diluted earnings per share is calculated by assuming that all the outstanding options at the end of the year have been exercised at the beginning of the year or at the date granted, if later, and proceeds from the exercise of options have been used to generate investment income. Under U.S. GAAP, the calculations assume that the proceeds were used to acquire common shares of the Company at the average market price. Diluted earnings per share under Canadian GAAP is as follows:

                                                              1997  1998 1999
                                                              ----- ---- ----
   Fully diluted earnings per share in accordance with
    Canadian GAAP............................................ $0.36 N/A  N/A

     N/A--Fully diluted loss per share has not been disclosed as the effect of the potential conversion of dilutive securities is anti-dilutive under Canadian GAAP.

                                AUDITORS' REPORT

To the Directors of SMTC Corporation (formerly The Surface Mount Technology Centre Inc.) ("Surface Mount"):

   We have audited the consolidated balance sheets of SMTC Corporation (formerly The Surface Mount Technology Centre Inc.) as at July 29, 1999 and August 31, 1998 and the consolidated statements of earnings and retained earnings (deficit) and cash flows for the period from September 1, 1998 to July 29, 1999 and for each of the years ended August 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

   In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at July 29, 1999 and August 31, 1998 and the results of its operations and its cash flows for the period from September 1, 1998 to July 29, 1999 and for each of the years ended August 31, 1998 and 1997 in accordance with Canadian generally accepted accounting principles.

   Canadian generally accepted accounting principles vary in certain significant respects from accounting principles generally accepted in the United States. Application of accounting principles generally accepted in the United States would have affected results of operations for the period from September 1, 1998 to July 29, 1999 and each of the years ended August 31, 1998 and 1997 and shareholders' equity (deficiency) as at July 29, 1999 and August 31, 1998, to the extent summarized in note 17 to the consolidated financial statements.

                                                                    /s/ KPMG LLP
                                                           Chartered Accountants

Toronto, Canada
December 3, 1999

                                SMTC CORPORATION
     (FORMERLY THE SURFACE MOUNT TECHNOLOGY CENTRE INC.) ("SURFACE MOUNT")

                          CONSOLIDATED BALANCE SHEETS
                    (Expressed in thousands of U.S. dollars)

                                                           August 31, July 29,
                                                              1998      1999
                                                           ---------- --------
Assets
Current assets:
  Cash and short-term investments.........................  $ 4,704   $    698
  Accounts receivable.....................................   39,379     51,639
  Inventories.............................................   31,067     30,388
  Prepaid expenses........................................      864      1,698
                                                            -------   --------
                                                             76,014     84,423
Capital assets (note 4)...................................   18,501     21,093
                                                            -------   --------
                                                            $94,515   $105,516
                                                            =======   ========
Liabilities and Shareholders' Equity (Deficiency)
Current liabilities:
  Bank indebtedness (note 5)..............................  $27,099   $    --
  Accounts payable and accrued liabilities................   34,839     36,183
  Income taxes payable....................................    1,860      2,247
  Note payable............................................    3,335        --
  Preferred and non-voting shares of subsidiary (note 8)..      --      42,035
  Current portion of long-term debt (note 6)..............    2,378        --
  Current portion of obligations under capital leases
   (note 7)...............................................      191         95
                                                            -------   --------
                                                             69,702     80,560
Long-term debt (note 6)...................................    4,098     43,376
Obligations under capital leases (note 7).................       88        --
Deferred income taxes.....................................      787        512
Shareholders' equity (deficiency):
  Share capital (note 8)..................................    3,604          1
  Additional paid-in capital..............................      --           4
  Retained earnings (deficit).............................   15,856    (19,317)
  Currency translation account (note 2(c))................      380        380
                                                            -------   --------
                                                             19,840    (18,932)
Commitments (note 13).....................................
Contingencies (note 14)...................................
Subsequent events (note 16)...............................
                                                            -------   --------
                                                            $94,515   $105,516
                                                            =======   ========

See accompanying notes to consolidated financial statements.

                                SMTC CORPORATION
     (FORMERLY THE SURFACE MOUNT TECHNOLOGY CENTRE INC.) ("SURFACE MOUNT")

      CONSOLIDATED STATEMENTS OF EARNINGS AND RETAINED EARNINGS (DEFICIT)
                    (Expressed in thousands of U.S. dollars)

                                       Year ended Year ended September 1, 1998
                                       August 31, August 31,    to July 29,
                                          1997       1998          1999
                                       ---------- ---------- -----------------
Revenue...............................  $96,761    $210,213      $270,578
Cost of sales.........................   81,662     188,397       245,575
                                        -------    --------      --------
Gross profit..........................   15,099      21,816        25,003
Selling, general and administrative...    5,132      11,774        14,978
                                        -------    --------      --------
Operating income......................    9,967      10,042        10,025
Interest (note 9).....................      955       2,468         3,111
                                        -------    --------      --------
Earnings before income taxes..........    9,012       7,574         6,914
Income taxes:
  Current.............................    3,335       4,195         3,251
  Deferred (recovery).................      176         (71)         (195)
                                        -------    --------      --------
                                          3,511       4,124         3,056
                                        -------    --------      --------
Net earnings..........................    5,501       3,450         3,858
Retained earnings, beginning of
 period...............................    7,517      12,856        15,856
Dividends (note 8)....................     (162)       (450)         (387)
Increase in stated capital (note 8)...      --          --        (17,582)
Premium on redemption of shares of
 subsidiary (note 8)..................      --          --        (20,850)
Reorganization costs, net of tax of
 $79 (note 2(a))......................      --          --           (212)
                                        -------    --------      --------
Retained earnings (deficit), end of
 period...............................  $12,856    $ 15,856      $(19,317)
                                        =======    ========      ========


          See accompanying notes to consolidated financial statements.

                                SMTC CORPORATION
     (FORMERLY THE SURFACE MOUNT TECHNOLOGY CENTRE INC.) ("SURFACE MOUNT")

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                    (Expressed in thousands of U.S. dollars)

                                                                  September 1,
                                            Year ended Year ended     1998
                                            August 31, August 31, to July 29,
                                               1997       1998        1999
                                            ---------- ---------- ------------
Cash provided by (used in):
Operating activities:
  Net earnings.............................  $ 5,501    $  3,450    $  3,858
  Items not involving cash:
    Depreciation of capital assets.........    2,558       3,899       4,005
    Loss (gain) on disposal of capital
     assets................................       37         (23)        --
    Unrealized foreign exchange loss
     (gain)................................      (96)       (422)          8
    Deferred income taxes..................      176         (71)       (195)
  Change in non-cash operating working
   capital.................................   (8,557)    (19,777)    (10,684)
                                             -------    --------    --------
                                                (381)    (12,944)     (3,008)
Financing activities:
  Increase (decrease) in bank
   indebtedness............................      878      22,589     (27,099)
  Increase in long-term debt...............    3,610       1,793      39,348
  Repayment of long-term debt..............   (3,008)     (2,260)     (2,450)
  Repayment of note payable................      --          --       (3,335)
  Issuance of shares.......................      --          --            5
  Redemption of shares.....................      --          --           (1)
  Decrease in obligations under capital
   leases..................................     (214)       (458)       (184)
  Dividends paid...........................     (162)       (450)       (387)
                                             -------    --------    --------
                                               1,104      21,214       5,897
Investing activities:
  Purchase of capital assets...............   (3,657)     (1,555)     (6,596)
  Reorganization costs.....................      --          --         (291)
  Acquisitions.............................      --       (1,744)        --
  Proceeds on disposal of capital assets...      176          72         --
                                             -------    --------    --------
                                              (3,481)     (3,227)     (6,887)
Foreign exchange gain (loss) on cash held
 in foreign currency.......................       69          55          (8)
                                             -------    --------    --------
Increase (decrease) in cash................   (2,689)      5,098      (4,006)
Cash and short-term investments (bank
 indebtedness), beginning of period........    2,295        (394)      4,704
                                             -------    --------    --------
Cash and short-term investments (bank
 indebtedness), end of period..............  $  (394)   $  4,704    $    698
                                             =======    ========    ========

   Cash is defined as cash and short-term investments.

   Supplemental cash flow disclosures (note 11).

          See accompanying notes to consolidated financial statements.

                                SMTC CORPORATION
     (FORMERLY THE SURFACE MOUNT TECHNOLOGY CENTRE INC.) ("SURFACE MOUNT")

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  (Expressed in thousands of U.S. dollars, except for share quantities and per share amounts)

1. Nature of business:

     SMTC Corporation (formerly The Surface Mount Technology Centre Inc.) (the "Company") is a worldwide provider of electronics manufacturing services to original equipment manufacturers. The Company services its customers through five manufacturing and technology centres located in the United States, Canada and Europe.

     The Company's accounting principles are in accordance with accounting principles generally accepted in Canada, and, except as outlined in note 17, are in all material respects, in accordance with accounting principles generally accepted in the United States.

2. Significant accounting policies:

    (a) Basis of presentation:

     On July 28, 1999, The Surface Mount Technology Centre Inc. and its 100% owned U.S. subsidiary, SMTC Corporation, completed a reorganization such that SMTC Corporation then became the parent company of the group of companies which includes The Surface Mount Technology Centre Inc. ("the Reorganization.") The Reorganization provides a more effective corporate structure for tax, investing and financing purposes. As the Reorganization involved the transfer of entities under common control, the Reorganization has been accounted for as a continuity of interests in a manner similar to a pooling of interests. The expenses incurred in connection with the Reorganization have been charged directly to retained earnings.

    (b) Principles of consolidation:

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated on consolidation.

    (c) Change in functional currency:

     As a result of changes in underlying circumstances resulting in the U.S. dollar becoming the measurement currency in which most of the Company's and its subsidiaries' business was transacted, effective September 1, 1997 the Company adopted the U.S. dollar as its measurement currency for preparation of its consolidated financial statements resulting in a change from the previous use of the Canadian dollar as its measurement currency.

    (d) Revenue recognition:

     Revenue from sales of products is recognized when goods are shipped. Revenue from services is recognized when the services are provided.

    (e) Income taxes:

     The Company follows the deferral method of tax allocation in accounting for income taxes whereby the provision for income taxes is based on accounting income. Income taxes related to timing differences between accounting and taxable income are recorded as deferred income taxes.

    (f) Cash and short-term investments:

     Cash and short-term investments include cash on hand and deposits with banks with original maturities of less than three months.

                                SMTC CORPORATION
     (FORMERLY THE SURFACE MOUNT TECHNOLOGY CENTRE INC.) ("SURFACE MOUNT")

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) (Expressed in thousands of U.S. dollars except for share quantities and per share amounts)


    (g) Inventories:

     Inventories are valued at the lower of cost, on a first-in, first-out basis, and net realizable value. Inventories include an application of the relevant overhead.

    (h) Capital assets:

     Capital assets are stated at cost. Depreciation is provided using the following methods and annual rates:

    ------------------------------------------------------------------------

     Asset                                            Basis           Rate
    ---------------------------------------------------------------------------
     Manufacturing machinery and equipment..... Straight line        5-10 years
     Furniture and equipment................... Declining balance           20%
     Computer software and hardware............ Straight line           3 years
     Leasehold improvements.................... Straight line     Term of lease
    ---------------------------------------------------------------------------
    ---------------------------------------------------------------------------

    (i) Foreign currency translation:

     Transactions in foreign currencies are translated at the exchange rate in effect on the transaction date. Monetary items expressed in foreign currencies are translated at the exchange rate in effect at the balance sheet date. The resulting exchange gains and losses are included in the determination of net earnings for the period.

     The Company's foreign subsidiaries are classified as integrated foreign operations. As such, their monetary assets and monetary liabilities are translated using period-end exchange rates, and other assets and liabilities are translated at applicable historical rates of exchange. Revenue and expenses are translated at monthly average exchange rates, except for depreciation, which is translated at historical rates. Exchange gains and losses are included in earnings in the period they are incurred.

    (j) Accounting estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimates.

    (k) Statement of cash flows:

     Effective September 1, 1998, the Company adopted retroactively, the new recommendations of The Canadian Institute of Chartered Accountants ("CICA") with respect to the preparation of the statement of cash flows. As a result, this change has revised the definition of cash and cash equivalents to include only cash and highly liquid investments with a maturity of 90 days or less and does not include the Company's bank indebtedness under its credit facilities as was the case in prior years. In addition, non-cash transactions previously presented in the statement of changes in financial position are no longer presented in the statement of cash flows.

                                SMTC CORPORATION
     (FORMERLY THE SURFACE MOUNT TECHNOLOGY CENTRE INC.) ("SURFACE MOUNT")

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) (Expressed in thousands of U.S. dollars except for share quantities and per share amounts)

    (l) Recently issued accounting pronouncements:

     The CICA has issued Section 3465, "Income Taxes", that establishes new standards for accounting for income taxes. The recommendations require the use of the liability method whereby deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end. The Company will adopt the new recommendations effective July 30, 1999 and has estimated that the impact would be to decrease the recorded deferred income tax liability by $247.

3. Acquisitions:

      (a) On January 1, 1998, the Company acquired 100% of the issued and outstanding shares of Ogden Atlantic Design (Europe) Ltd. for $353. The purchase price consisted of $219 paid at closing and $134 of acquisition-related expenses. This acquisition was accounted for by the purchase method with the purchase price being allocated to capital assets.

      (b) Effective September 1, 1997, the Company acquired certain assets of Ogden Atlantic Design Company, Inc. located in Charlotte, North Carolina for $4,726. Under the terms of the purchase, the Company also assumed the property lease and certain operating leased equipment. The purchase price consisted of $1,155 paid at closing, $236 of acquisition related expenses and a $3,335 one year note, subordinated to the bank and bearing interest at 9% per annum. $1,391 of the purchase price was allocated to capital assets and $3,335 was allocated to inventory.

4. Capital assets:

                                                           Accumulated  Net book
   August 31, 1998                                  Cost   depreciation  value
   ---------------                                 ------- ------------ --------
   Manufacturing machinery and equipment.......... $21,904   $ 7,623    $14,281
   Furniture and equipment........................   1,331       489        842
   Computer software and hardware.................   2,210     1,080      1,130
   Leasehold improvements.........................   3,513     1,265      2,248
                                                   -------   -------    -------
                                                   $28,958   $10,457    $18,501
                                                   =======   =======    =======

                                                           Accumulated  Net book
   July 29, 1999                                    Cost   depreciation  value
   -------------                                   ------- ------------ --------
   Manufacturing machinery and equipment.......... $23,791   $ 9,571    $14,220
   Furniture and equipment........................   2,114       866      1,248
   Computer software and hardware.................   3,296     1,691      1,605
   Leasehold improvements.........................   6,005     1,985      4,020
                                                   -------   -------    -------
                                                   $35,206   $14,113    $21,093
                                                   =======   =======    =======

     Included in machinery and equipment at December 31, 1999 is equipment under capital lease with a cost of $443 (1998--$1,133) and accumulated depreciation of $203 (1998--$757).

     Included in the total depreciation expense for the year ended December 31, 1999 of $4,005 (1998--$3,899; 1997--$2,558) is $128 (1998--$402; 1997--
  $363) relating to the depreciation of equipment under capital lease.

                                SMTC CORPORATION
     (FORMERLY THE SURFACE MOUNT TECHNOLOGY CENTRE INC.) ("SURFACE MOUNT")

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) (Expressed in thousands of U.S. dollars except for share quantities and per share amounts)


5. Bank indebtedness:

     Up to July 29, 1999, the operating lines of credit were due on demand, bore interest at LIBOR plus 0.45% and rates ranging from the Company's bank prime rate (prime) plus 0.25% to prime plus 1% and were secured by a general security agreement covering all assets of the Company. All bank indebtedness outstanding on July 29, 1999 was refinanced under a new senior credit facility on July 30, 1999. The indebtedness has been classified as long-term, consistent with the terms of that facility (note 6).

6. Long-term debt:

     Up to July 29, 1999, the term loans bore interest at rates ranging from the Company's bank prime or base rate plus 0.50% to prime or base rate plus 1.5%. The loans could be repaid at any time or times without payment of bonus interest.

     On July 30, 1999, concurrent with the business combination with HTM Holdings, Inc. ("HTM") (note 16) the Company and HTM entered into a new senior credit facility that provides for $95,000 in term loans and $60,000 in revolving credit loans, swing line loans and letters of credit. The senior credit facility is secured by a security agreement over all assets and requires the Company to meet certain financial ratios and benchmarks and to comply with certain restrictive covenants. The revolving credit facilities terminate in July 2004. The term loans mature in quarterly instalments from September 2000 to June 2004 for $35,000 of the term loans and from September 2000 to December 2005 for $50,000 of the term loans. $10,000 of the term loans is payable in one instalment on September 30, 2006. The borrowings will bear interest at varying rates based on either the Eurodollar base rate plus 3%, the U.S. bank rate plus 1.25% or the Canadian prime rate plus 1.25%.

     The future minimum repayments under the new senior credit facility are:

   2000................................................................. $   --
   2001.................................................................   2,668
   2002.................................................................   5,335
   2003.................................................................   8,003
   2004 and thereafter..................................................  27,370
                                                                         -------
                                                                         $43,376
                                                                         =======

7. Obligations under capital leases:

     Obligations under capital leases consist of several leases for equipment bearing interest from 7% to 8% per annum.

8. Share capital:

    (a) Authorized:

     At July 29, 1999 (SMTC Corporation):

    (i) 1,720,000 Class A-1 voting common shares, par value $0.001 per share, holders are entitled to one vote per share, entitled to share in dividends pro rata subject to any preferential rights to the Class L shares;

                               SMTC CORPORATION
     (FORMERLY THE SURFACE MOUNT TECHNOLOGY CENTRE INC.) ("SURFACE MOUNT")

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) (Expressed in thousands of U.S. dollars except for share quantities and per share amounts)


    (ii) 1,100,000 Class A-2 voting common shares, par value $0.001 per share, holders are entitled to one vote per share, entitled to share in dividends pro rata subject to any preferential rights of the Class L shares;

    (iii) 300,000 Class L voting common shares, par value $0.001 per share, the number of votes per share is determined by a prescribed formula, entitled to receive all dividends declared on common stock until there has been paid a specified amount based on an internal annual rate of return of 12%; and

    (iv) 125,000 Class N voting common shares, par value $0.001 per share, the number of votes per share are determined by a prescribed formula, not entitled to receive dividends.

    Each share of Class L and Class A-2 stock shall convert automatically under certain conditions into Class A-1 shares based on a prescribed formula for Class L shares and on a one-for-one basis for Class A-2 shares.

   Prior to July 28, 1999 (The Surface Mount Technology Centre Inc.):

   The Company completed a capital reorganization on July 28, 1999 such that The Surface Mount Technology Centre Inc. became a wholly owned subsidiary of SMTC Corporation. Prior to the reorganization, the authorized capital stock of The Surface Mount Technology Centre Inc. was:

    (i) An unlimited number of Class B common shares, voting, convertible into 0.78 common or Class D shares and 0.22 Class C or Class E shares each;

    (ii) An unlimited number of Class C non-cumulative shares, voting, redeemable at $3.03 each, convertible into one common share each, and subject to a maximum dividend of $0.33 per share per year;

    (iii) An unlimited number of Class D non-cumulative shares, voting, convertible into one common share each;

    (iv) An unlimited number of Class E non-cumulative shares, voting, redeemable at $3.03 each, convertible into one common share each, and subject to a maximum dividend of $0.33 per share per year; and

    (v) An unlimited number of common shares.

   In order to facilitate the share capital reorganization, the Company amended its authorized share capital on July 28, 1999 to include new classes of shares including:

    (i) Unlimited number of Class A, Class B and Class C preferred shares, redeemable by the Company at $0.66 per share with an annual 6% non-cumulative dividend;

    (ii) Unlimited number of subordinate non-voting Class D and Class E shares; the Class D shares are convertible into Class E shares; and

    (iii) Class V voting shares.

                                SMTC CORPORATION
     (FORMERLY THE SURFACE MOUNT TECHNOLOGY CENTRE INC.) ("SURFACE MOUNT")

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) (Expressed in thousands of U.S. dollars except for share quantities and per share amounts)

    (b) Issued and outstanding:

     The Surface Mount Technology Centre Inc.

                                                           1998
                                            -----------------------------------
                                             Common   Class C   Class D Class E
     Number of shares                        shares    shares   shares  shares
     ----------------                       --------- --------  ------- -------
     Balance, August 31, 1997.............. 1,272,224  169,444  390,278  84,722
     Share conversion (i)..................   254,166 (169,444)     --  (84,722)
                                            --------- --------  ------- -------
     Balance, August 31, 1998.............. 1,526,390      --   390,278     --
                                            ========= ========  ======= =======
                                             Common   Class C   Class D Class E
     Amount                                  shares    shares   shares  shares
     ------                                 --------- --------  ------- -------
     Balance, August 31, 1997.............. $   2,392 $    319  $   734 $   159
     Share conversion (i)..................       478     (319)     --     (159)
                                            --------- --------  ------- -------
     Balance, August 31, 1998.............. $   2,870 $    --   $   734 $   --
                                            ========= ========  ======= =======

    1998 capital transactions:

    (i) On September 5, 1997, the issued Class C and Class E shares were converted into an equal number of common shares.

    (ii) During fiscal 1998, the Company paid dividends on its common and Class C shares in the amount of $397 and $53, respectively.

                                                       1999
                               ------------------------------------------------------
                                                      Class D    Class E
                                           Class D     shares     shares
                                 Common     shares     (non-      (non-    Preferred
     Number of shares            shares    (voting)   voting)    voting)     shares
     ----------------          ----------  --------  ---------- ---------- ----------
     Balance, August 31,
      1998...................   1,526,390   390,278         --         --         --
     Share capital
      reorganization (i).....  (1,521,390) (390,278) 12,301,570 26,399,229 32,731,788
                               ----------  --------  ---------- ---------- ----------
     Balance, July 29, 1999..       5,000       --   12,301,570 26,399,229 32,731,788
                               ==========  ========  ========== ========== ==========

                                                      Class D    Class E
                                           Class D     shares     shares
                                 Common     shares     (non-      (non-    Preferred
     Amount                      shares    (voting)   voting)    voting)     shares
     ------                    ----------  --------  ---------- ---------- ----------
     Balance, August 31,
      1998...................  $    2,870  $    734  $      --  $      --  $      --
     Share capital
      reorganization (i).....      (2,865)     (734)        --         --      21,185
                               ----------  --------  ---------- ---------- ----------
     Balance, July 29, 1999..  $        5  $    --   $      --  $      --  $   21,185
                               ==========  ========  ========== ========== ==========

       As a result of the capital reorganization, The Surface Mount Technology Centre Inc. acquired 100% of the outstanding voting shares of SMTC Corporation. The number of issued and outstanding shares of SMTC Corporation become the number of issued and outstanding shares of the continuing consolidated entity. The recorded value of the issued and outstanding shares of the continuing

                                SMTC CORPORATION
     (FORMERLY THE SURFACE MOUNT TECHNOLOGY CENTRE INC.) ("SURFACE MOUNT")

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) (Expressed in thousands of U.S. dollars except for share quantities and per share amounts)

    consolidated entity is the recorded value of the capital stock of The Surface Mount Technology Centre Inc. The issued and outstanding shares of the continuing consolidated entity are as follows:

                                                                   Number Amount
                                                                   ------ ------
     Class A-2 shares:
       Recorded value of The Surface Mount Technology Centre Inc.
        shares...................................................  2,500   $ 1
                                                                   -----   ---
     Balance, July 29, 1999......................................  2,500   $ 1
                                                                   =====   ===

       The $4 excess of The Surface Mount Technology Centre Inc. shares recorded value over the $1 par value of the Class A-2 shares has been recorded as additional paid-in capital.

    1999 capital transactions:

    (i) On July 27, 1999 and July 28, 1999, The Surface Mount Technology Centre Inc. and SMTC Corporation completed a series of transactions to complete the reorganization described in note 2(a). As a result of the reorganization, the Company increased the stated capital of certain classes of common shares with a corresponding charge to retained earnings of $17,582 and reduced the stated capital of other classes of shares; converted common shares into Class A, B or C common shares which in turn were exchanged into Class E non-voting shares, preferred shares and Class V voting shares; exchanged Class D shares into Class D non-voting shares and Class V voting shares; issued 5,000 common shares for $5 cash consideration; and redeemed the outstanding Class V voting shares for $1 cash consideration.

    (ii) In connection with the reorganization agreement and the business combination with HTM Holdings, Inc. that was consummated on July 30, 1999 (note 16), the Company committed to redeem the outstanding preferred shares and a portion of the outstanding Class D non-voting and Class E non-voting shares of The Surface Mount Technology Centre Inc. for $42,035. The redemption amount of these shares has been presented as a current liability in the consolidated financial statements at July 29, 1999. The $20,850 excess of the redemption amount over the $21,185 stated capital for the Class D, Class E and preferred shares has been recorded as a charge to retained earnings.

    (iii) During fiscal 1999, The Surface Mount Technology Centre Inc. paid dividends on its common shares in the amount of $387. The dividends were paid prior to the reorganization.

     Due to the corporate reorganization that took place effective July 29, 1999, the capital stock amount for accounting purposes differs from the legal stated capital amount.

                                SMTC CORPORATION
     (FORMERLY THE SURFACE MOUNT TECHNOLOGY CENTRE INC.) ("SURFACE MOUNT")

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) (Expressed in thousands of U.S. dollars except for share quantities and per share amounts)

9. Interest expense:

                                Year ended      Year ended    September 1, 1998
                              August 31, 1997 August 31, 1998 to July 29, 1999
                              --------------- --------------- -----------------
   Short-term:
     Bank indebtedness......       $533           $1,665           $2,615
     Interest on acquisition
      note payable..........        --               288              --
                                   ----           ------           ------
                                    533            1,953            2,615
   Long-term:
     Interest on bank debt..        349              469              478
     Interest on obligations
      under capital leases..         73               46               18
                                   ----           ------           ------
                                    422              515              496
                                   ----           ------           ------
                                   $955           $2,468           $3,111
                                   ====           ======           ======

10. Income taxes:

     Certain of the Company's subsidiaries have approximately $7,322 of losses available to reduce income taxes in future years. The losses begin to expire in 2017. The benefit of approximately $991 of these losses has been recognized in the financial statements as a reduction in the deferred tax liability. In fiscal 1998, tax expense was reduced by the benefit of losses of $1,100 which had not been previously recognized.

11. Cash flows:

     Change in non-cash operating working capital:

                                       Year ended Year ended September 1, 1998
                                       August 31, August 31,    to July 29,
                                          1997       1998          1999
                                       ---------- ---------- -----------------
   Accounts receivable................  $(3,188)   $(24,289)     $(12,260)
   Inventories........................   (7,355)    (18,787)          679
   Prepaid expenses...................     (147)       (553)         (835)
   Accounts payable and accrued lia-
    bilities..........................    1,727      23,704         1,345
   Income taxes payable...............      406         148           387
                                        -------    --------      --------
                                        $(8,557)   $(19,777)     $(10,684)
                                        =======    ========      ========

     Cash paid for interest and income taxes:

                                         Year ended Year ended September 1, 1998
                                         August 31, August 31,    to July 29,
                                            1997       1998          1999
                                         ---------- ---------- -----------------
   Interest.............................   $1,023     $2,258        $3,193
   Income taxes.........................    2,998      4,062         3,054

                                SMTC CORPORATION
     (FORMERLY THE SURFACE MOUNT TECHNOLOGY CENTRE INC.) ("SURFACE MOUNT")

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) (Expressed in thousands of U.S. dollars except for share quantities and per share amounts)


   Non-cash financing and investing activities:

  1999:

     Certain transactions arising from the share capital reorganization (notes 2(a) and 8) were non-cash transactions including the increase in stated capital and the exchange of common shares for preferred and non-voting shares.

  1998:

     On September 1, 1997, the Company acquired certain assets of Ogden Atlantic Design Company, Inc. located in Charlotte, North Carolina. A portion of the acquisition was financed by the issuance of a $3,335 one year note payable.

12. Economic dependence and concentration of credit risk:

     84% of sales for the period ended July 29, 1999 (year ended August 31, 1998--74%; year ended August 31, 1997--84%) and 81% of accounts receivable at July 29, 1999 (August 31, 1998--61%) arise from transactions with the Company's five largest customers.

13. Commitments:

     The Company is committed to future payments on operating leases for premises and equipment at July 29, 1999 as follows:

   2000.................................................................. $7,294
   2001..................................................................  6,635
   2002..................................................................  5,650
   2003..................................................................  2,659
   2004..................................................................    635
   Subsequent years......................................................    169

14. Contingencies:

    (a) General:

     In the normal course of business, the Company may be subjected to litigation and claims from customers, suppliers and former employees. Management believes that adequate provisions have been recorded in the accounts where required. Although it is not possible to estimate the extent of potential costs, if any, management believes the ultimate resolution of such contingencies would not have a material adverse effect on the financial position, results of operations or cash flows of the Company.

    (b) Uncertainty due to the Year 2000 Issue:

     The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to a significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that

                                SMTC CORPORATION
     (FORMERLY THE SURFACE MOUNT TECHNOLOGY CENTRE INC.) ("SURFACE MOUNT")

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) (Expressed in thousands of U.S. dollars except for share quantities and per share amounts)

  all aspects of the Year 2000 Issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

15. Comparative figures:

     Certain prior years' figures presented have been reclassified to conform with the current year's presentation.

16. Subsequent events:

    (a) Capital transactions:

     On July 30, 1999, the Company issued 1,018,171 Class A shares and 86,707 Class N shares to its existing shareholders for $2,036 cash consideration.

    (b) Business combination between HTM Holdings, Inc. and SMTC Corporation:

     Effective July 30, 1999, the Company acquired 100% of the outstanding common shares of HTM Holdings, Inc., a contract manufacturer in Denver, Colorado. The Company issued 1,393,971 Class A shares and 154,168 Class L shares to the shareholders of HTM Holdings, Inc. for $16,739 cash consideration and 100% of the outstanding shares of HTM Holdings, Inc. Simultaneously, the former shareholders of the Company subscribed for an additional 26,701 Class N shares for nominal consideration.

     Upon completion of these transactions, the former shareholders of HTM Holdings, Inc. held 58% of the outstanding shares of the Company and HTM Holdings, Inc. became a wholly owned subsidiary of the Company. As a result, the acquisition will be recorded as a reverse takeover of the Company by HTM Holdings, Inc. and accounted for using the purchase method. The purchase price is $24,703, including transaction costs of $4,293. The purchase price will be allocated to the fair value of the Company's net assets as follows:

     Current assets.................................................. $  84,423
     Capital assets..................................................    21,093
     Goodwill........................................................    24,863
     Liabilities and other...........................................  (105,676)
                                                                      ---------
     Net assets acquired............................................. $  24,703
                                                                      =========

    (c) Stock options and warrants:

     On July 30, 1999, in connection with the business combination described in note 16(b), each existing warrant holder and stock option holder of HTM Holdings, Inc. was granted equivalent warrants and stock options for Class A and Class L shares of SMTC Corporation.

     On September 30, 1999, the Company issued an additional 116,860 Class A stock options to certain employees.

                                SMTC CORPORATION
     (FORMERLY THE SURFACE MOUNT TECHNOLOGY CENTRE INC.) ("SURFACE MOUNT")

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) (Expressed in thousands of U.S. dollars except for share quantities and per share amounts)

    (d) Hedging activities:

     On September 20, 1999, the Company entered into, for hedging purposes, two interest rate swap transactions with a Canadian chartered bank. The swaps expire on September 22, 2001 and involve the exchange of 90-day floating LIBOR rates for a two-year fixed interest rate of 6.16% (before credit spread) per annum on a notional amount of $65,000.

17. Canadian and United States accounting policy differences:

     The consolidated financial statements of the Company have been prepared in accordance with the generally accepted accounting principles ("GAAP") in Canada. Material measurement differences between Canadian and U.S. GAAP and their effect on the Company's consolidated financial statements are summarized below:

     Consolidated statements of earnings:

                                      Year ended Year ended September 1, 1998
                                      August 31, August 31,    to July 29,
                                         1997       1998          1999
                                      ---------- ---------- -----------------
   Net earnings for the year in
    accordance with Canadian GAAP....   $5,501     $3,450        $3,858
   Adjustment to foreign
    exchange(i)......................      --         (87)          (58)
   Adjustment to deferred income
    taxes(ii)........................     (143)        48           152
   Adjustment to reorganization
    costs(iii).......................      --         --           (212)
                                        ------     ------        ------
   Net earnings for the year in
    accordance with U.S. GAAP........    5,358      3,411         3,740
   Currency translation adjustment...      380        --            --
                                        ------     ------        ------
   Comprehensive income--U.S. GAAP...   $5,738     $3,411        $3,740
                                        ======     ======        ======

     As a result of the adjustments to foreign exchange and deferred taxes, deferred income taxes would be $600 and $969 at July 29, 1999 and August 31, 1998, respectively and shareholders' equity (deficiency) would be $(19,020) and $19,658 at July 29, 1999 and August 31, 1998, respectively.

    (i) Under Canadian GAAP, deferred taxes of operations using the temporal method are translated at historical exchange rates, while under U.S. GAAP, deferred income taxes are translated at current exchange rates.

    (ii) Under Canadian GAAP, deferred income taxes are computed based on accounting income using the deferral method. Under U.S. GAAP, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end, based on enacted tax rates applicable in periods in which the differences are expected to reverse.

    (iii) Under Canadian GAAP, the costs associated with the Reorganization are charged directly to retained earnings. Under U.S. GAAP, because the transaction is between entities under common control and is accounted for in a manner similar to a pooling of interests, these costs are recorded as a charge to earnings.

    (iv) U.S. GAAP requires the reporting of comprehensive income in addition to net earnings. Comprehensive income includes net earnings plus other comprehensive income; specifically, all

                                SMTC CORPORATION
     (FORMERLY THE SURFACE MOUNT TECHNOLOGY CENTRE INC.) ("SURFACE MOUNT")

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) (Expressed in thousands of U.S. dollars except for share quantities and per share amounts)

       changes in equity of a company during the period arising from transactions and other events from non-owner sources.

    (v) Under Canadian GAAP, changes in bank overdraft balances are considered cash reductions and are not presented as financing activities. Under U.S. GAAP, any changes in bank overdrafts are considered to be financing activities. Accordingly, the cash provided by financing activities would have been $1,498 and $20,820 for the years ended August 31, 1998 and 1997, respectively, in accordance with U.S. GAAP. In addition, at the end of 1997 and beginning of 1998 cash would have been nil.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of SMTC Corporation (formerly HTM Holdings, Inc):

   We have audited the accompanying balance sheets of W.F. Wood, Incorporated (a Massachusetts corporation and a wholly owned subsidiary of HTM Holdings, Inc.) as of September 3, 1999, December 31, 1998, and 1997, and the related statements of income, stockholders' equity, and cash flows for the period ended September 3, 1999 and the years ended December 31, 1998, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of W.F. Wood, Incorporated as of September 3, 1999, December 31, 1998, and 1997, and the results of its operations and its cash flows for the period ended September 3, 1999 and the years ended December 31, 1998, 1997, and 1996 in conformity with United States generally accepted accounting principles.

Boston, Massachusetts                             /s/ Canby, Maloney & Co., Inc.
February 9, 2000.

                            W.F. WOOD, INCORPORATED

                                 BALANCE SHEETS
                           AS OF THE DATES INDICATED

                                         December 31, December 31, September 3,
                                             1997         1998         1999
                                         ------------ ------------ ------------
Assets
Current Assets:
  Cash..................................  $   70,282   $   22,991   $        3
  Accounts receivable, net of allowance
   for doubtful accounts of $20,000.....   1,953,774    2,599,745    2,619,517
  Inventories...........................   3,011,002    2,971,547    3,590,236
  Prepaid state income taxes............         --           --        59,820
  Other current assets..................      33,041       91,347       84,751
                                          ----------   ----------   ----------
    Total current assets................   5,068,099    5,685,630    6,354,327
                                          ----------   ----------   ----------
Equipment and Improvements, Net.........   1,412,241    1,414,924    1,695,208
                                          ----------   ----------   ----------
Other Assets:
  Due from related party................     624,609      484,609          --
  Deposits..............................       8,732        8,732       20,160
                                          ----------   ----------   ----------
                                             633,341      493,341       20,160
                                          ----------   ----------   ----------
                                          $7,113,681   $7,593,895   $8,069,695
                                          ==========   ==========   ==========
Liabilities and Stockholders' Equity
Current Liabilities:
  Demand note payable to a bank.........  $1,670,764   $      --    $      --
  Current maturities of capital lease
   obligations..........................      63,088       33,726        6,626
  Current maturities of long-term debt..     350,744      275,930      183,835
  Accounts payable......................   1,879,225    2,710,425    3,855,502
  Accrued expenses......................     211,369      279,862      570,166
  Accrued state income taxes............      26,703       26,000          --
                                          ----------   ----------   ----------
    Total current liabilities...........   4,201,893    3,325,943    4,616,129
                                          ----------   ----------   ----------
Capital Lease Obligations, less current
 maturities.............................      43,303          --           --
                                          ----------   ----------   ----------
Long-Term Debt, less current
 liabilities............................     473,529      465,013      394,833
                                          ----------   ----------   ----------
    Total Liabilities...................   4,718,725    3,790,956    5,010,962
                                          ==========   ==========   ==========
Stockholders' Equity:
Common stock, no par value
  Authorized--200,000 shares
  Issued and outstanding--80,000
  shares................................     985,000      985,000    3,806,393
Retained earnings (accumulated
 deficit)...............................   1,409,956    2,817,939     (747,660)
                                          ----------   ----------   ----------
                                           2,394,956    3,802,939    3,058,733
                                          ----------   ----------   ----------
                                          $7,113,681   $7,593,895   $8,069,695
                                          ==========   ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                            W.F. WOOD, INCORPORATED

                              STATEMENTS OF INCOME
                           FOR THE PERIODS INDICATED

                          For the Years Ended December 31,
                         -------------------------------------
                                                                For the Period Ended
                            1996         1997         1998       September 3, 1999
                         -----------  -----------  -----------  --------------------
Net Sales............... $16,822,612  $25,618,654  $30,783,620      $23,198,095
Cost of Sales...........  12,700,384   20,883,967   25,196,045       20,071,521
                         -----------  -----------  -----------      -----------
  Gross profit..........   4,122,228    4,734,687    5,587,575        3,126,574
                         -----------  -----------  -----------      -----------
Selling, General, and
 Administrative
 Expenses:
  Stockholders'
   compensation.........     166,057      248,805      214,619          135,525
  Professional fees
   related to sale
   transaction..........          --           --           --          402,610
  Bonuses paid to
   management and
   employees related to
   sale transaction.....          --           --           --        2,571,176
  Other selling,
   general, and
   administrative
   expenses.............   2,204,506    2,370,845    2,965,395        1,717,789
                         -----------  -----------  -----------      -----------
    Total selling,
     general, and
     administrative
     expenses...........   2,370,563    2,619,650    3,180,014        4,827,100
                         -----------  -----------  -----------      -----------
    Income (loss) from
     operations.........   1,751,665    2,115,037    2,407,561       (1,700,526)
                         -----------  -----------  -----------      -----------
Other Income (Expense):
  Interest expense,
   net..................    (179,160)    (220,593)    (132,578)         (58,078)
    Income (loss) before
     provision for state
     income taxes.......   1,572,505    1,894,444    2,274,983       (1,758,604)
Provision for State
 Income Taxes...........      45,000       79,000      103,000               --
                         -----------  -----------  -----------      -----------
  Net income (loss)..... $ 1,527,505  $ 1,815,444  $ 2,171,983      $(1,758,604)
                         ===========  ===========  ===========      ===========



   The accompanying notes are an integral part of these financial statements.

                            W.F. WOOD, INCORPORATED

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                           FOR THE PERIODS INDICATED

                                                  Common Stock
                                              --------------------
                                              Number of             Retained
                                               Shares               Earnings
                                               Issued     Amount    (Deficit)
                                              --------- ---------- -----------
BALANCE, December 31, 1995...................  80,000   $  985,000 $   220,385
  Net income.................................     --           --    1,527,505
  Distributions to stockholders..............     --           --   (1,069,810)
                                               ------   ---------- -----------
BALANCE, December 31, 1996...................  80,000      985,000     678,080
  Net income.................................     --           --    1,815,444
  Distributions to stockholders..............     --           --   (1,083,568)
                                               ------   ---------- -----------
BALANCE, December 31, 1997...................  80,000      985,000   1,409,956
  Net income.................................     --           --    2,171,983
  Distributions to stockholders..............     --           --     (764,000)
                                               ------   ---------- -----------
BALANCE, December 31, 1998...................  80,000      985,000   2,817,939
  Additional paid-in capital.................     --     2,821,393         --
  Net loss...................................     --           --   (1,758,604)
  Distributions to stockholders..............     --           --   (1,806,995)
                                               ------   ---------- -----------
BALANCE, September 3, 1999...................  80,000   $3,806,393 $  (747,660)
                                               ======   ========== ===========




   The accompanying notes are an integral part of these financial statements.

                            W.F. WOOD, INCORPORATED

                            STATEMENTS OF CASH FLOWS
                           FOR THE PERIODS INDICATED

                            For the Years Ended December 31,
                         ----------------------------------------
                                                                     For the
                                                                   Period Ended
                                                                   September 3,
                             1996          1997          1998          1999
                         ------------  ------------  ------------  ------------
Operating Activities:
  Collections from
   customers............ $ 15,693,172  $ 26,008,142  $ 30,137,649  $ 23,178,323
  Interest income
   collected............        3,750         4,143           555            36
  Payment of state
   income taxes.........      (22,033)     (103,730)     (111,470)      (82,564)
  Payment of operating
   expenses.............  (14,290,962)  (24,485,261)  (27,127,288)  (23,798,966)
  Payment of interest...     (193,518)     (215,707)     (161,872)      (66,169)
                         ------------  ------------  ------------  ------------
    Net cash provided by
     (used for)
     operating
     activities.........    1,190,409     1,207,587     2,737,574      (769,340)
                         ------------  ------------  ------------  ------------
Investing Activities:
  Proceeds from sale of
   equipment............       18,500        10,301        45,757         5,704
  Purchase of equipment
   and improvements.....     (638,596)     (281,560)     (181,863)     (222,911)
  Payment of deposits...      (19,402)       (3,576)           --       (11,428)
                         ------------  ------------  ------------  ------------
    Net cash used for
     investing
     activities.........     (639,498)     (274,835)     (136,106)     (228,635)
                         ------------  ------------  ------------  ------------
Financing Activities:
  Net proceeds from
   (payment of) demand
   note payable to a
   bank.................      232,734       259,581    (1,670,764)           --
  Proceeds from long-
   term debt............      389,920        71,469            --            --
  Payment of long-term
   debt.................     (181,605)     (205,387)     (281,330)     (227,776)
  Payment of capital
   lease obligations....       (8,219)      (62,674)      (72,665)      (27,100)
  Proceeds from
   (payments to) related
   party................      (11,622)       27,101       140,000        83,496
  Additional paid-in
   capital..............           --            --            --     2,552,249
  Distributions to
   stockholders.........   (1,069,810)   (1,083,568)     (764,000)   (1,405,882)
                         ------------  ------------  ------------  ------------
    Net cash provided by
     (used for)
     financing
     activities.........     (648,602)     (993,478)   (2,648,759)      974,987
                         ------------  ------------  ------------  ------------
Net decrease in cash....      (97,691)      (60,726)      (47,291)      (22,988)
Cash balance, beginning
 of period..............      228,699       131,008        70,282        22,991
                         ------------  ------------  ------------  ------------
Cash balance, end of
 period................. $    131,008  $     70,282  $     22,991  $          3
                         ============  ============  ============  ============


   The accompanying notes are an integral part of these financial statements.

                            W.F. WOOD, INCORPORATED

                           FOR THE PERIODS INDICATED

                              For the Years Ended December 31,
                              -----------------------------------
                                                                     For the
                                                                     Period
                                                                      Ended
                                                                    September
                                 1996         1997        1998       3, 1999
                              -----------  ----------  ----------  -----------
Reconciliation of Net Income
 (Loss) to Net Cash Provided
 by (Used for) Operating
 Activities
Net income (loss)...........  $ 1,527,705  $1,815,444  $2,171,983  $(1,758,604)
Adjustments to reconciled
 net income (loss) to net
 cash provided by (used for)
 operating activities:
  Depreciation and
   amortization.............      242,315     321,615     365,624      264,160
  (Gain) loss on disposal of
   equipment................       19,339      (8,307)    (34,301)       7,408
  (Increase) decrease in:
    Accounts receivable.....   (1,129,440)    389,488    (645,971)     (19,772)
    Inventories.............   (1,166,871)   (591,976)     39,455     (618,689)
    Prepaid state income
     taxes..................           --          --          --      (59,820)
    Other current assets....       (1,957)     18,588     (58,306)       6,596
  Increase (decrease) in:
    Accounts payable........    1,576,965    (656,910)    831,200    1,145,077
    Accrued expenses........       99,386     (65,737)     68,493      290,304
    Accrued state income
     taxes..................       22,967     (14,618)       (703)     (26,000)
                              -----------  ----------  ----------  -----------
    Net cash provided by
     (used for) operating
     activities.............  $ 1,190,409  $1,207,587  $2,737,574  $  (769,340)
                              ===========  ==========  ==========  ===========
Non-Cash Investing and
 Financing Activities
Payment of long-term debt
 with stockholders'
 additional paid-in
 capital....................  $        --  $       --  $       --  $   269,144
                              ===========  ==========  ==========  ===========
Distribution of due from
 related party to
 stockholders...............  $        --  $       --  $       --  $   401,113
                              ===========  ==========  ==========  ===========
Purchase of equipment in
 exchange for long-term
 debt.......................  $    32,778  $       --  $  198,000  $   334,645
                              ===========  ==========  ==========  ===========
Purchase of equipment in
 exchange for capital lease
 obligations................  $   105,689  $   71,595  $       --  $        --
                              ===========  ==========  ==========  ===========
Deposit applied to equipment
 purchase...................  $        --  $   17,746  $       --  $        --
                              ===========  ==========  ==========  ===========


   The accompanying notes are an integral part of these financial statements.

                            W.F. WOOD, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

(1) Summary of Significant Accounting Policies

   W.F. Wood, Incorporated (the "Company"), is engaged in the design, manufacture, finishing, and sale of sheet metal fabrication and metal products. The accompanying financial statements reflect the application of certain accounting policies as described in this note. Other policies and practices are covered in the remaining notes.

 (a) Inventories:

   Inventories, which include material, labor, and manufacturing overhead, are stated at the lower of cost (first-in, first-out) or market.

 (b) Equipment and Improvements:

   Purchased property and equipment is recorded at cost. Capital lease property and equipment is recorded at the lesser of cost or the present value of minimum lease payments required. The Company provides for depreciation and amortization by charges to income in amounts estimated to recover the cost of its equipment and improvements over their estimated useful lives or term of lease, using the straight-line method, as follows:

   Machinery and equipment........................................    5-10 Years
   Building improvements.......................................... Term of Lease
   Office equipment...............................................    3-10 Years
   Vehicles.......................................................       5 Years
   Office equipment under capital lease........................... Term of Lease

 (c) Income Taxes:

   As discussed in Note 10, the outstanding common stock of the Company was sold effective September 3, 1999 to HTM Holdings, Inc. This transaction terminated the Company's subchapter "S" status. Prior to this transaction, the former stockholders of the Company had elected subchapter "S" status for federal and Massachusetts income tax purposes, thereby consenting to include the Company's income in their individual income tax returns. Massachusetts "S" corporations with sales over $9 million are subject to a state corporate income tax of 4.5%. The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". This Statement requires the use of the asset and liability approach for financial accounting and reporting for income taxes.

 (d) Reclassification:

   Certain accounts in the financial statements for the years ended December 31, 1998 and 1997 have been reclassified to conform to the financial statement presentation for the period ended September 3, 1999.

 (e) Estimates:

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates.

(2) Related Party Transactions

 (a) Due from Related Party:

   Due from related party represents an amount due from Airedale Realty Trust (the "Trust"), which is an entity that the former majority stockholders of the Company are beneficiaries of. On September 3, 1999, the amount due from the Trust was distributed to the former majority stockholders. The due from related party was unsecured with no interest.

                            W.F. WOOD, INCORPORATED

 (b) Facility Lease:

   In connection with the sale of stock described in Note 10, the Company entered into a lease agreement with the Trust to lease a manufacturing facility for a term of one year with a four-year extension at the option of the Company. The annual base rent is $300,000, plus operating costs, as defined. The annual rent will range from approximately $319,000 in the first extension year to approximately $362,000 in the fourth extension year.

   Prior to the lease agreement described above, the Company leased the facility from the Trust on a tenant-at-will basis. Total rent expense was $202,500 for the period ended September 3, 1999 and $300,000 for each of the years ended December 31, 1998, 1997, and 1996.

(3) Inventories

                                          December 31, December 31, September 3,
                                              1997         1998         1999
                                          ------------ ------------ ------------
   Raw material..........................  $1,642,463   $1,360,722   $1,556,381
   Work in process.......................   1,228,417    1,524,611    1,994,284
   Finished goods........................     140,122       86,214       39,571
                                           ----------   ----------   ----------
                                           $3,011,002   $2,971,547   $3,590,236
                                           ==========   ==========   ==========

(4) Equipment and Improvements

   Equipment and improvements consisted of the following:

                                        December 31, December 31, September 3,
                                            1997         1998         1999
                                        ------------ ------------ ------------
   Machinery and equipment.............  $1,823,555   $2,003,146   $2,484,866
   Building improvements...............     251,093      325,593      377,248
   Office equipment....................     525,855      584,989      609,169
   Vehicles............................      49,023       32,778           --
                                         ----------   ----------   ----------
                                          2,649,526    2,946,506    3,471,283
   Less--Accumulated depreciation and
    amortization.......................   1,237,285    1,531,582    1,776,075
                                         ----------   ----------   ----------
                                         $1,412,241   $1,414,924   $1,695,208
                                         ==========   ==========   ==========

   Depreciation and amortization expense related to equipment and improvements, including the equipment under capital lease, was $264,160 for the period ended September 3, 1999 and $365,624, $321,615, and $242,315 for the years ended
December 31, 1998, 1997, and 1996, respectively.

(5) Demand Note Payable to a Bank

   In connection with the sale of common stock described in Note 10, the demand note payable to a bank and the security interest provided to the bank was terminated.

   In 1998 and 1997, the demand note payable to a bank represents borrowings under a line-of-credit agreement, renewable annually, in which the Company may borrow against qualified accounts receivable and inventories, less letters of credit, as defined in the loan agreement, subject to a maximum limit of $2,500,000. Borrowings under the agreement bear interest at the bank's prime rate (7.75% at December 31, 1998) plus 0.5%, are collateralized by substantially all assets of the Company and the Trust and are fully guaranteed by the Trust.

   The provisions of this agreement require, among other things, the Company to
(a) maintain a minimum cash flow coverage ratio as defined, (b) maintain a minimum tangible capital base (stockholders' equity less intangibles plus subordinated debt) as defined, (c) not allow senior debt to be four times greater than the tangible capital base and (d) places certain limits on distributions to the Company's stockholders.

                            W.F. WOOD, INCORPORATED

(6) Capital Lease Obligations

   The Company leases various office equipment under capital lease agreements with monthly principal and interest installments ranging from $3,300 to $6,672, expiring at various dates through October 2000, with effective interest rates of approximately 8% to 10%. The related equipment collateralizes each lease.

   At September 3, 1999, and December 31, 1998 and 1997, the capitalized cost of leased office equipment was approximately $177,000 as of each date and the related accumulated amortization was approximately $167,000, $126,000, and $67,000, respectively.

(7) Long-Term Debt

   Long-term debt at September 3, 1999, and December 31, 1998 and 1997, consists of the following:

                                         December 31, December 31, September 3,
                                             1997         1998         1999
                                         ------------ ------------ ------------
(a)  Installment note payable to a
     bank, due in monthly principal
     payments of $8,929 through January
     1999, with a final payment of
     $61,343 due February 1999. The
     note bears interest at the bank's
     prime rate (7.75% at December 31,
     1998) plus 0.5% and is
     collateralized by substantially
     all assets of the Company and the
     Trust. This note payable was
     refinanced in 1998 to extend its
     maturity date from November 1998
     to February 1999..................    $177,415     $ 70,272     $     --
(b)  Installment note payable to a
     bank, due in monthly principal
     payments of $7,690 plus interest
     at the bank's prime rate (7.75% at
     December 31, 1998) plus 0.5%
     through August 2002. Borrowings
     are collateralized by
     substantially all assets of the
     Company and the Trust ............     430,631      338,353           --
(c)  9.9% Installment note payable to a
     finance company, due in monthly
     principal and interest payments of
     $833 through March 2000. The note
     is collateralized by a motor
     vehicle ..........................      19,934       11,534           --
(d)  8.0% Installment note payable to a
     finance company, due in monthly
     principal and interest payments of
     $4,015 through August 2003. The
     note is collateralized by the
     related equipment ................          --      187,115      164,456
(e)  7.25% Installment note payable to
     a finance company, due in monthly
     principal and interest payments of
     $6,666 through May 2004. The note
     is collateralized by the related
     equipment.........................          --           --      320,628
(f)  10.2% Installment note payable to
     a finance company, due in monthly
     principal and interest payments of
     $6,672 through October 2000. The
     note is collateralized by the
     related equipment.................     196,293      133,669       93,584
                                           --------     --------     --------
                                            824,273      740,943      578,668
Less--Current maturities...............     350,744      275,930      183,835
                                           --------     --------     --------
                                           $473,529     $465,013     $394,833
                                           ========     ========     ========

                            W.F. WOOD, INCORPORATED

   The installment notes payable to a bank in (a) and (b) were fully repaid in connection with the sale of common stock described in Note 10, and the security interest provided to the bank was terminated.

   Principal payments on the long-term debt at September 3, 1999 are due as follows:

       Year Ending September 3,                                          Amount
       ------------------------                                         --------
         2000.........................................................  $183,835
         2001.........................................................   116,058
         2002.........................................................   111,110
         2003.........................................................   115,771
         2004.........................................................    51,894
                                                                        --------
                                                                        $578,668
                                                                        ========

(8) Commitments

 (a) Facility Lease:

   The Company leases a second manufacturing facility under a five-year lease agreement expiring January 2004. The lease requires the Company to pay annual base rent, plus a share of real estate taxes, operating costs and management fees as defined in the agreement. The agreement provides for one five-year option to extend the lease term.

   Future minimum lease payments (without regard to real estate taxes, operating costs and management fees) on the operating lease are as follows:

       Year Ending September 3,                                          Amount
       ------------------------                                         --------
         2000.........................................................  $189,092
         2001.........................................................   189,092
         2002.........................................................   198,791
         2003.........................................................   203,637
         2004.........................................................    67,877
                                                                        --------
                                                                        $848,489
                                                                        ========

 (b) Employment Agreements:

   The Company has entered into employment agreements with two officers of the Company. The Company is obligated to pay the officers one year's salary as severance if their employment is terminated by the Company without cause or terminated by the officers with good reason, as defined. The terms of the agreements expire in December 2001 and are automatically renewed each year until terminated by either party.

 (c) Employee Bonus Plan:

   In connection with the sale of stock described in Note 10, the Company adopted an employee bonus plan in which the Company provided a $250,000 bonus to its employees in recognition of their past service and will pay a $250,000 retention bonus as an incentive for employees to remain with the Company for at least six months subsequent to the sale of stock. As of September 3, 1999, the past service bonus of $250,000 has been reflected in the accompanying financial statements. The retention bonus will be recognized upon the completion of the required term of employment.

                            W.F. WOOD, INCORPORATED

(9) Profit Sharing Plan

   The Company has a defined contribution profit sharing plan covering both salaried and hourly employees under Section 401(k) of the Internal Revenue Code. Under the plan, employees may reduce up to 15% of their compensation per year as a contribution to the plan, subject to the limitations imposed under
Section 401(k). The matching contribution to the plan, if any, is determined annually at the discretion of the Company's directors. During the period ended September 3, 1999 and the years ended December 31, 1998, 1997, and 1996, there were no matching contributions by the Company.

(10) Concentrations

 (a) Concentration of Credit Risk:

   The Company extends credit to customers primarily located in Massachusetts who are manufacturers of various equipment, such as computers, computer-related equipment, and production equipment.

   The Company generally does not require its customers to secure the accounts receivable. Total accounts receivable outstanding at September 3, 1999, and December 31, 1998 and 1997, from Massachusetts customers in computer-related industries is approximately $1,794,000, $2,083,000, and $1,317,000, respectively.

 (b) Concentration of Credit Risk Arising from Cash Deposits in Excess of Insured Limits:

   The Company maintains its cash balances in one financial institution. The balances are insured up to $100,000. At September 3, 1999, the Company's uninsured cash balances totaled $1,021,812. The Company has not experienced any losses in such cash accounts and believes it is not exposed to any significant credit risk on cash.

 (c) Significant Customer:

   One customer accounted for approximately 80%, 87%, and 77% of net sales for the period ended September 3, 1999 and the years ended December 31, 1998 and 1997, respectively. Two customers accounted for approximately 67% of net sales for the year ended December 31, 1996. Total receivables from this significant customer was approximately $1,850,000, $1,989,000, and $1,033,000 at September 3, 1999 and December 31, 1998 and 1997, respectively.

(11) Sale of Common Stock and Change in Tax Status

   Effective on September 3, 1999, the stockholders sold their common stock of the Company to HTM Holdings, Inc. This transaction terminated the Company's subchapter "S" status and will become a taxable corporation. SFAS No. 109 requires recognizing a deferred tax asset and liability for temporary differences that exist at the date the Company's tax status changes from nontaxable to taxable. The deferred tax liability due to this change was immaterial and has not been reflected in the accompanying financial statements.

   As part of the stock purchase agreement relating to the sale of stock, HTM Holdings, Inc. may make an election under Section 338(h)(10) of the Internal Revenue Code, thereby treating the common stock sale of the Company as a sale of assets for tax reporting purposes. This would result in a gain on sale of assets for Massachusetts income tax reporting purposes. The potential state tax liability as a result of this election would be approximately $680,000. The accompanying financial statements do not reflect any adjustments for this as the election has not been made as of the date of this report.

                            W.F. WOOD, INCORPORATED

(12) Sale Related Professional Fees and Bonuses Paid to Management and
Employees

   Professional fees reflected in the accompanying statements of income for the period ended September 3, 1999 are non-recurring professional fees related to the Sale of the Company. Acquisition-related bonuses paid to management and employees reflect non-recurring bonuses paid by the Company upon sale of the Company to HTM Holdings, Inc.

(13) Additional paid-in capital

   The existing shareholders of the Company funded the bonuses paid to management and employees and certain professional fees (notes 12 and 8(c)) and paid off certain bank debt by contributing cash of $2,821,393 to the Company.

(14) Material Differences Between Generally Accepted Accounting Principles
    (GAAP) in United States and Canada

   The financial statements have been prepared in accordance with generally accepted accounting principles as applied in the United States. The financial statements also conform, in all material respects, with Canadian generally accepted accounting principles.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Pensar Corporation:

   We have audited the accompanying balance sheets of Pensar Corporation as of December 31, 1998 and 1999, and the related statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pensar Corporation as of December 31, 1998 and 1999, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1999 in conformity with United States generally accepted accounting principles.

                                                                        KPMG LLP

Milwaukee, Wisconsin
May 9, 2000

                               PENSAR CORPORATION

                                 BALANCE SHEETS
                   December 31, 1998, 1999 and March 31, 2000

                                              December 31,
                                         ------------------------   March 31,
                                            1998         1999         2000
                                         -----------  -----------  -----------
                                                                   (unaudited)
Assets
Current assets:
  Cash.................................. $   427,285  $   511,740  $    26,519
  Trade accounts receivable, net of
   allowance for doubtful receivables of
   $20,000 in 1998 and 1999.............   7,506,530    9,780,860    8,334,521
  Inventories...........................   2,473,339    5,273,489    6,785,942
  Prepaid expenses......................      65,960      200,994      245,777
                                         -----------  -----------  -----------
      Total current assets..............  10,473,114   15,767,083   15,392,759
                                         -----------  -----------  -----------
Property, plant and equipment, net......   3,436,303    4,720,574    4,858,638
Other assets............................     456,085      511,048      562,052
                                         -----------  -----------  -----------
                                         $14,365,502  $20,998,705  $20,813,449
                                         ===========  ===========  ===========
Liabilities and Stockholders' Equity

Current liabilities:
  Lines of credit....................... $ 1,500,000  $ 4,215,000  $ 3,000,000
  Current installments of long-term
   debt.................................     290,000      331,631      334,873
  Accounts payable......................   2,810,627    5,138,413    4,995,547
  Accrued liabilities...................   1,239,201    1,292,407    1,644,600
  Stockholders' distributions payable...     560,000      138,666          --
                                         -----------  -----------  -----------
      Total current liabilities.........   6,399,828   11,116,117    9,975,020
Long-term debt, less current
 installments...........................     830,000    1,080,867    1,039,705
                                         -----------  -----------  -----------
      Total liabilities.................   7,229,828   12,196,984   11,014,725
                                         -----------  -----------  -----------

Stockholders' equity:
  Common stock, $1 par value:
    Voting; 10,000 shares authorized,
     1,000 shares issued and
     outstanding........................       1,000        1,000        1,000
    Nonvoting; 40,000 shares authorized,
     no shares issued...................         --           --           --
    Additional paid-in capital..........   1,209,423    1,209,423    1,209,423
    Retained earnings...................   6,564,314    8,046,298    9,003,301
    Notes receivable from officers and
     stockholders.......................    (639,063)    (455,000)    (415,000)
                                         -----------  -----------  -----------
      Total stockholders' equity........   7,135,674    8,801,721    9,798,724
                                         -----------  -----------  -----------
                                         $14,365,502  $20,998,705  $20,813,449
                                         ===========  ===========  ===========

                See accompanying notes to financial statements.

                               PENSAR CORPORATION

                              STATEMENTS OF INCOME
                 Years ended December 31, 1997, 1998, 1999 and
                     quarters ended March 31, 1999 and 2000

                               Year ended December 31,       Quarter ended March 31,
                         ----------------------------------- -----------------------
                            1997        1998        1999        1999        2000
                         ----------- ----------- ----------- ----------- -----------
                                                             (unaudited) (unaudited)
Revenue:
  Manufacturing......... $49,863,694 $48,919,471 $50,018,206 $10,338,738 $15,441,633
  Engineering services..   1,167,940   1,978,051   2,977,675     444,740     841,160
                         ----------- ----------- ----------- ----------- -----------
    Total revenue.......  51,031,634  50,897,522  52,995,881  10,783,478  16,282,793
Cost of goods sold or
 services provided......  41,858,905  41,867,805  43,858,748   9,315,431  13,734,594
                         ----------- ----------- ----------- ----------- -----------
    Gross profit........   9,172,729   9,029,717   9,137,133   1,468,047   2,548,199
Operating expenses:
  Executive bonus
   compensation.........     642,037     528,764     497,692      17,253     114,213
  Professional fees
   related to sale
   transaction..........         --          --       75,000         --          --
  Other selling, general
   and administrative...   4,482,527   4,408,246   4,532,716     955,041   1,358,979
                         ----------- ----------- ----------- ----------- -----------
    Total selling,
     general
     administrative
     expenses...........   5,124,564   4,937,010   5,105,408     972,294   1,473,192
                         ----------- ----------- ----------- ----------- -----------
Operating income........   4,048,165   4,092,707   4,031,725     495,753   1,075,007
Other expense:
  Interest expense......     387,891     216,985     267,697      38,518     103,335
                         ----------- ----------- ----------- ----------- -----------
Net income.............. $ 3,660,274 $ 3,875,722 $ 3,764,028 $   457,235 $   971,672
                         =========== =========== =========== =========== ===========
Basic net income per
 common share........... $  3,812.79 $  3,875.72 $  3,764.03 $    457.24 $    971.67
                         =========== =========== =========== =========== ===========
Weighted average shares
 of common stock
 outstanding............         960       1,000       1,000       1,000       1,000
                         =========== =========== =========== =========== ===========
Diluted net income per
 common share........... $  3,734.97 $  3,875.72 $  3,764.03 $    457.24 $    971.67
                         =========== =========== =========== =========== ===========
Weighted average shares
 of common stock
 outstanding............         980       1,000       1,000       1,000       1,000
                         =========== =========== =========== =========== ===========

                See accompanying notes to financial statements.

                               PENSAR CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                Years ended December 31, 1997, 1998 and 1999 and
                          quarter ended March 31, 2000

                                                                             Notes
                                                 Additional             receivable from     Total
                                Voting Nonvoting  paid-in    Retained    officers and   stockholders'
                         Shares common  common    capital    earnings    stockholders      equity
                         ------ ------ --------- ---------- ----------  --------------- -------------
Balance at December 31,
 1996...................   960  $  960    --       809,463   4,116,635     (416,000)      4,511,058
Net income..............   --      --     --           --    3,660,274          --        3,660,274
Distributions...........   --      --     --           --   (2,256,121)         --       (2,256,121)
Collections of notes
 receivable.............   --      --     --           --          --        69,600          69,600
                         -----  ------    ---    ---------  ----------     --------      ----------
Balance at December 31,
 1997...................   960     960    --       809,463   5,520,788     (346,400)      5,984,811
Issuance of voting
 common stock...........    40      40    --       399,960         --      (400,000)            --
Net income..............   --      --     --           --    3,875,722          --        3,875,722
Distributions...........   --      --     --           --   (2,832,196)         --       (2,832,196)
Collections of notes
 receivable.............   --      --     --           --          --       107,337         107,337
                         -----  ------    ---    ---------  ----------     --------      ----------
Balance at December 31,
 1998................... 1,000   1,000    --     1,209,423   6,564,314     (639,063)      7,135,674
Net income..............   --      --     --           --    3,764,028          --        3,764,028
Distributions...........   --      --     --           --   (2,282,044)         --       (2,282,044)
Collections of notes
 receivable.............   --      --     --           --          --       184,063         184,063
                         -----  ------    ---    ---------  ----------     --------      ----------
Balance at December 31,
 1999................... 1,000  $1,000    --     1,209,423   8,046,298     (455,000)      8,801,721
Net income..............   --      --     --           --      971,672                      971,672
Distributions...........   --      --     --           --      (14,669)                     (14,669)
Collections of notes
 receivable.............   --      --     --           --                    40,000          40,000
                         -----  ------    ---    ---------  ----------     --------      ----------
Balance at March 31,
 2000................... 1,000  $1,000    --     1,209,423   9,003,301     (415,000)      9,798,724
                         =====  ======    ===    =========  ==========     ========      ==========


                See accompanying notes to financial statements.

                               PENSAR CORPORATION

                            STATEMENTS OF CASH FLOWS
                 Years ended December 31, 1997, 1998, 1999 and
                     quarters ended March 31, 1999 and 2000

                               Year ended December 31,           Quarter ended March 31,
                         --------------------------------------  ------------------------
                             1997         1998         1999         1999         2000
                         ------------  -----------  -----------  -----------  -----------
                                                                 (unaudited)  (unaudited)
Cash flows from
 operating activities:
 Net income............. $  3,660,274    3,875,722    3,764,028     457,235      971,672
 Adjustments to
  reconcile net income
  to net cash provided
  by operating
  activities:
 Depreciation...........      623,057      631,904      752,457     159,906      223,625
 Amortization of debt
  issuance costs........       15,684       15,680       26,729       6,684        2,814
 Loss (gain) on sale of
  property, plant and
  equipment.............          --        (2,913)       4,004         --           --
 Increase in cash
  surrender value of
  life insurance........      (72,040)     (78,119)     (83,766)    (21,600)     (53,818)
 Changes in assets and
  liabilities:
  Accounts receivable...   (1,416,342)     419,131   (2,274,330)  1,379,078    1,446,339
  Inventories...........      675,672      136,718   (2,800,150)   (924,056)  (1,512,453)
  Prepaid expenses......          194      (17,837)    (135,034)    (69,435)     (44,783)
  Accounts payable......     (331,939)    (541,775)   2,327,786     759,492     (142,866)
  Accrued liabilities...      441,783      (16,695)      53,206     117,267      352,193
                         ------------  -----------  -----------  ----------   ----------
   Net cash provided by
    operating
    activities..........    3,596,343    4,421,816    1,634,930   1,864,571    1,242,723
                         ------------  -----------  -----------  ----------   ----------
Cash flows from
 investing activities:
 Purchase of property,
  plant and equipment...     (321,365)    (691,407)  (2,054,857)   (344,349)    (361,689)
 Proceeds from sale of
  property, plant and
  equipment.............          --         3,325       14,125         --           --
 (Increase) decrease in
  debt service trust
  funds.................           (3)          (8)       2,074       2,074          --
                         ------------  -----------  -----------  ----------   ----------
   Net cash used for
    investing
    activities..........     (321,368)    (688,090)  (2,038,658)   (342,275)    (361,689)
                         ------------  -----------  -----------  ----------   ----------
Cash flows from
 financing activities:
 Proceeds from lines of
  credit................   30,385,000   18,625,000   26,050,000   4,875,000    5,135,000
 Payments on lines of
  credit................  (31,450,000) (18,325,000) (23,335,000) (6,225,000)  (6,350,000)
 Repayment of
  stockholders' notes
  payable...............          --      (300,000)         --          --           --
 Proceeds from issuance
  of long-term debt.....          --           --       500,000         --           --
 Repayments of long-term
  debt..................     (442,250)    (928,865)    (207,502)        --       (37,920)
 Distributions to
  stockholders..........   (1,402,121)  (3,126,196)  (2,703,378)   (659,444)    (153,335)
 Proceeds from
  collection of notes
  receivable from
  officers and
  stockholders..........       91,700      107,337      184,063      80,170       40,000
                         ------------  -----------  -----------  ----------   ----------
   Net cash provided by
    (used for) financing
    activities..........   (2,817,671)  (3,947,724)     488,183  (1,929,274)  (1,366,255)
                         ------------  -----------  -----------  ----------   ----------
   Increase (decrease)
    in cash.............      457,304     (213,998)      84,455    (406,978)    (485,221)
Cash:
 Beginning of period....      183,979      641,283      427,285     427,285      511,740
                         ------------  -----------  -----------  ----------   ----------
 End of period.......... $    641,283  $   427,285  $   511,740  $   20,307   $   26,519
                         ============  ===========  ===========  ==========   ==========
Supplemental cash flow
 information--Cash paid
 for interest........... $    372,467  $   213,917  $   227,749  $   31,832   $  100,521
                         ============  ===========  ===========  ==========   ==========
Non-cash investing and
 financing activities--
 Receipt of notes
 receivable for issuance
 of common stock........ $    --       $   400,000  $       --   $      --    $      --
                         ============  ===========  ===========  ==========   ==========

                See accompanying notes to financial statements.

                               PENSAR CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                        December 31, 1997, 1998 and 1999


(1)Nature of Business

     Pensar Corporation (the Company), based in Appleton, Wisconsin, designs and assembles custom made electronic products, most of which include printed circuit boards, for domestic manufacturers. The Company also provides engineering services relating to board design and microchip programming. The Company's raw materials are readily available, and the Company is not dependent on a single supplier or a limited number of suppliers.

     The Company's accounting principles are in accordance with accounting principles generally accepted in the United States, and, except as outlined in note 15, are, in all material respects, in accordance with accounting principles generally accepted in Canada.

(2)Summary of Significant Accounting Policies

    (a) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting year. Actual results may differ from those estimates.

    (b) Revenue Recognition

     Revenue from the sale of products is recognized when goods are shipped to customers. Revenue from the provision of engineering services is recognized as services are provided.

    (c) Inventories

     Inventories are valued on a first-in, first-out basis at the lower of cost or replacement value for raw materials and at the lower of cost or net realizable value for work in process and finished goods.

    (d) Property, Plant and Equipment

     Property, plant and equipment are recorded at cost and depreciated predominantly on a straight-line basis over their estimated useful lives as follows:

    ----------------------------------------------------------------------------
     Building........................................................   40 years
     Building improvements...........................................    5 years
     Machinery and equipment......................................... 5-10 years
     Office furniture and equipment..................................    7 years
     Computer hardware and software..................................  3-5 years
    ----------------------------------------------------------------------------
    ----------------------------------------------------------------------------

    (e) Other Assets

     Costs incurred relating to the issuance of debt are deferred and amortized to interest expense over the term of the related debt.

    (f) Income Taxes

     The Company has elected to be taxed as an S corporation under the provisions of the Internal Revenue Code and Wisconsin state statutes. Under those provisions, the Company does not pay Federal or Wisconsin corporate income taxes on its taxable income. Rather, the stockholders are individually liable

                               PENSAR CORPORATION

                        December 31, 1997, 1998 and 1999

  for Federal and Wisconsin income taxes on their respective shares of the Company's taxable income. The Company makes periodic distributions to its stockholders to enable them to pay the personal income taxes related to their respective shares of the Company's taxable income.

    (g) Impairment of Long-Lived Assets

     The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered permanently impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or the fair value less costs to sell.

    (h) Recently Issued Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. The Statement requires all derivatives to be recognized either as assets or liabilities and measured at fair value. In 1999, the FASB issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities Deferral of the Effective Date of SFAS 133, which defers the effective date of SFAS No. 133. The Company will be required to implement SFAS No. 133 for its fiscal year ended December 31, 2001. It is anticipated that SFAS No. 133 will not have a significant impact on the Company's financial position, results of operations or cash flows since it does not maintain any derivative financial instruments.

    (i) Advertising

     Advertising costs are charged to operations as selling expense when incurred. Advertising expense for the years ended December 31, 1997, 1998 and 1999 was approximately $21,700, $21,200 and $34,100, respectively.

    (j) Research and Development

     The Company expenses all research and development costs as incurred. For the years ending December 31, 1997, 1998 and 1999, research and development costs included in the respective statements of income were not significant to the Company's operations.

    (k) Earnings Per Share

     Basic net income per common share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding for the period. Basic net income per common share does not consider common stock equivalents. Diluted net income per common share reflects the dilution that would occur if convertible debt securities and stock options were exercised or converted into common shares or resulted in the issuance of common shares that then shared in the net income of the entity. The computation of diluted net income per common share uses the "if converted" and "treasury stock" methods to reflect dilution. The difference between basic net income per common

                               PENSAR CORPORATION

                        December 31, 1997, 1998 and 1999

  share and diluted net income per common share in 1997 relates to the outstanding stock options discussed in note 12.

    (l) Unaudited Financial Information

     The unaudited interim financial statements furnished herein reflect all adjustments which are, in the opinion of management, necessary to present fairly the financial position of the Company as of March 31, 2000 and the results of its operations and its cash flows for the three months ended March 31, 1999 and 2000. The unaudited interim financial statements should be read in conjunction with the annual financial statements and notes thereto included herein.

(3)Inventories

     Inventories as of December 31, 1998 and 1999 and March 31, 2000 are summarized as follows:

                                                    December 31,
                                                --------------------  March 31,
                                                   1998      1999       2000
                                                ---------- --------- -----------
                                                                     (unaudited)
Raw materials.................................. $1,646,169 2,865,416 $4,206,041
Work in process................................    806,766 2,406,257  2,508,329
Finished goods.................................     20,404     1,816     71,572
                                                ---------- --------- ----------
  Total inventories............................ $2,473,339 5,273,489 $6,785,942
                                                ========== ========= ==========

(4)Property, Plant and Equipment

     Property, plant and equipment at December 31, 1998 and 1999 are summarized as follows:

                                                            1998
                                              ---------------------------------
                                                         Accumulated  Net book
                                                 Cost    depreciation   value
                                              ---------- ------------ ---------
     Land.................................... $  162,847        --      162,847
     Building and building improvements......  2,497,237    418,633   2,078,604
     Machinery and equipment.................  4,032,582  3,261,890     770,692
     Office furniture and equipment..........    190,846    139,749      51,097
     Computer hardware and software..........  1,188,601    815,538     373,063
                                              ----------  ---------   ---------
                                              $8,072,113  4,635,810   3,436,303
                                              ==========  =========   =========
                                                            1999
                                              ---------------------------------
                                                         Accumulated  Net book
                                                 Cost    depreciation   value
                                              ---------- ------------ ---------
     Land.................................... $  162,847        --      162,847
     Building and building improvements......  2,596,407    495,301   2,101,106
     Machinery and equipment.................  5,529,471  3,676,185   1,853,286
     Office furniture and equipment..........    318,068    160,244     157,824
     Computer hardware and software..........  1,389,469    943,958     445,511
                                              ----------  ---------   ---------
                                              $9,996,262  5,275,688   4,720,574
                                              ==========  =========   =========

                               PENSAR CORPORATION

                        December 31, 1997, 1998 and 1999


(5)Other Assets

     Other assets at December 31, 1998 and 1999 are summarized as follows:

                                                                  1998    1999
                                                                -------- -------
     Cash surrender value of life insurance.................... $396,559 480,325
     Deferred financing costs, net.............................   57,452  30,723
     Debt service trust funds..................................    2,074     --
                                                                -------- -------
                                                                $456,085 511,048
                                                                ======== =======

(6)Accrued Liabilities

     Accrued liabilities at December 31, 1998 and 1999 are summarized as follows:

                                                            1998      1999
                                                         ---------- ---------
     Salaries and wages, payroll taxes and related
      withholdings...................................... $  402,571   574,595
     Vacation...........................................    429,889   480,381
     Health and dental benefits.........................    133,806   144,000
     Warranty costs.....................................     90,000       --
     Property taxes.....................................     68,691    64,392
     Customer rebates...................................     63,000     9,436
     Other..............................................     51,244    19,603
                                                         ---------- ---------
                                                         $1,239,201 1,292,407
                                                         ========== =========

(7)Lines of Credit

     The lines of credit balance at December 31, 1998 and 1999 is summarized as follows:

                                                            1998      1999
                                                         ---------- ---------
     Bank line of credit, $3,800,000 maximum available,
      interest at the prime rate minus 0.75% (7.75% at
      December 31, 1999) on the principal balance
      outstanding of $1,900,000 or less and prime rate
      minus 1.00% (7.50% at December 31, 1999) on the
      principal balance outstanding in excess of
      $1,900,000, due July 31, 2000....................  $1,500,000 3,800,000
     Bank line of credit, $500,000 maximum available,
      interest at the prime rate minus 0.75% (7.75% at
      December 31, 1999), due December 20, 2001........         --    415,000
                                                         ---------- ---------
                                                         $1,500,000 4,215,000
                                                         ========== =========

     At December 31, 1998 and 1999, the Company also has available a $400,000 line of credit with interest at prime minus 0.75% (7.75% at December 31, 1999). The line of credit is available through July 2000. At December 31, 1998 and 1999, there were no outstanding borrowings on this line of credit.

     The weighted average interest rates for the lines of credit outstanding during 1998 and 1999 were 7.85% and 7.35% respectively.

     The Company pays a commitment fee on the unused portion of its lines of credit at an annual rate of 0.25%.

                               PENSAR CORPORATION

                        December 31, 1997, 1998 and 1999


     The line of credit agreements contain various restrictive covenants including maintaining certain working capital and net worth requirements and prohibition against change in control of the Company. At December 31, 1999, the Company was in compliance with or has obtained waivers for covenants with which it was not in compliance. It is management's intent to pay off the $415,000 line of credit within the next year, and accordingly, it is presented as a current liability.

(8)Long-term Debt

     Long-term debt at December 31, 1998 and 1999 is summarized as follows:

                                                            1998       1999
                                                         ---------- ----------
     1993 City of Appleton, Wisconsin Industrial
      Development Revenue Bonds, due December 2003,
      variable interest rate adjusted weekly (5.6% at
      December 31, 1999), interest payments due
      monthly..........................................  $  600,000 $  600,000
     1994 City of Appleton, Wisconsin Industrial
      Development Revenue Bonds, due August 2001,
      variable interest rate adjusted weekly (5.6% at
      December 31, 1999), interest payments due
      monthly, with mandatory sinking fund payments of
      $175,000 due each August.........................     520,000    350,000
     Note payable to a financial institution, with
      interest at 7.9%, principal and interest payments
      of $15,660 due monthly through September 2002....         --     462,498
                                                         ---------- ----------
       Total long-term debt............................   1,120,000  1,412,498
     Less current installments.........................     290,000    331,631
                                                         ---------- ----------
       Long-term debt, less current installments.......  $  830,000 $1,080,867
                                                         ========== ==========

     The 1993 City of Appleton, Wisconsin Industrial Development Revenue Bonds are secured by an irrevocable bond letter of credit in the amount of $607,398. The letter of credit expires on December 15, 2003 and is secured by the assets of the Company.

     The 1994 City of Appleton, Wisconsin Industrial Development Revenue Bonds are secured by an irrevocable bond letter of credit in the amount of $354,375. The letter of credit expires on August 15, 2001 and is secured by the assets of the Company.

     The Industrial Development Revenue Bonds contain various restrictive covenants including maintaining certain working capital and net worth requirements and prohibition against change in control of the Company. At December 31, 1999, the Company was in compliance with or has obtained waivers for covenants with which it was not in compliance.

     Aggregate long-term debt principal payments and mandatory sinking fund payments due within the next five years and thereafter follows:

     Year ending December 31,
     ------------------------
       2000.......................................................... $  331,631
       2001..........................................................    344,674
       2002..........................................................    136,193
       2003..........................................................    600,000
                                                                      ----------
                                                                      $1,412,498
                                                                      ==========

                               PENSAR CORPORATION

                        December 31, 1997, 1998 and 1999


(9)Leases

   The Company leases certain manufacturing equipment and vehicles under noncancellable operating leases with initial or remaining terms in excess of one year.

     Future minimum rental payments required under these operating leases for the next five years and thereafter follows:

     Year ending December 31,
     ------------------------
       2000.......................................................... $  708,657
       2001..........................................................    426,172
       2002..........................................................    327,461
       2003..........................................................    211,876
       2004..........................................................    211,876
         Thereafter..................................................     12,397
                                                                      ----------
                                                                      $1,898,439
                                                                      ==========

     Rent expense, including executory costs, under all operating leases for the years ended December 31, 1997, 1998 and 1999 amounted to $322,568, $416,133 and $463,378, respectively.

(10)Employee Benefit Plans

     Substantially all employees participate in a discretionary bonus program in which cash payments are made to participants based on a guideline of net income in excess of a minimum return on total stockholders' equity at the beginning of the year. Bonus expense amounted to $1,658,620, $1,575,823 and $1,422,469 for the years ended December 31, 1997, 1998 and 1999, respectively.

     The Company maintains a 401(k) profit sharing plan. Virtually all employees are eligible to participate in the plan. During 1997 and 1998, employees could elect to contribute up to 20% of their compensation to the plan and during 1999, employees could elect to contribute up to 25% of their compensation to the plan. The Company's contribution to the plan is determined annually by the Board of Directors. There were no Company contributions for the years ended December 31, 1997, 1998 and 1999.

     On September 1, 1998, the Company entered into a Phantom Stock Agreement with an officer of the Company. Under the agreement, the officer received 50 phantom share units. Upon separation from service, the officer will receive his vested portion of the difference between the ending certificate of agreed value of the shares over the beginning certificate of agreed value of the shares. The agreed value is established at the discretion of the Board of Directors. The officer was immediately 40% vested and will vest an additional 15% per year on January 1, 2000 through January 1, 2003. At December 31, 1998 and 1999, the certificate of agreed value of the phantom shares was the same as the beginning certificate of agreed value, and thus the Company has not recorded a liability for this agreement.

(11)Stock and Related Party Transactions

     In the event of the death of a stockholder, the deceased stockholder's estate has the option to require the Company to purchase all stock owned by the estate. The Company is the beneficiary on life insurance policies of the major shareholders that would help cover the Company's obligation to purchase stock from a deceased stockholder's estate. The Company has the right of first refusal on all other transfers of common stock. Also, upon termination of employment, certain stockholders are required to sell and the Company is obligated to buy all of their shares of stock.

                               PENSAR CORPORATION

                        December 31, 1997, 1998 and 1999


     During 1994 and 1998, certain officers purchased common stock partially financed with notes payable to the Company. The notes, with interest at 6.25%, are collateralized by the stock. Interest is payable quarterly and principal is due annually in minimum amounts of $84,000 through 2004 and then $32,000 through 2008. During 1997, 1998 and 1999, the Company received $69,600, $107,337 and $184,063, respectively, in principal repayments and recorded approximately $26,000, $41,000 and $33,200, respectively, of interest income in connection with these notes.

     The Company recorded approximately $20,388 of interest expense for the year ended December 31, 1998, in connection with certain notes payable to the stockholders. The notes payable to the stockholders were paid in full by the Company during 1998.

(12)Stock Options

     In 1994, the Company awarded an employee stockholder options to purchase 40 shares of voting common stock at $10,000 per share, the estimated fair market value of the common stock. The employee vested in 10 shares of the options each January 1 from 1995 through 1998. The options were exercised on January 1, 1998 with the issuance to the Company of a $400,000 note, as discussed in note 11.

     The Company accounts for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees; as permitted by Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. Under APB Opinion No. 25, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price of the stock option.

     The table below sets out the pro forma amounts of net income and net income per common share that would have resulted if the Company had accounted for its employee stock plans under the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation.

                                                                        1997
                                                                     ----------
     Net income:
       As reported.................................................. $3,660,274
       Pro forma....................................................  3,638,363
                                                                     ==========
     Basic net income per common share:
       As reported..................................................   3,812.79
       Pro forma.................................................... $ 3,712.62
                                                                     ==========

     For purposes of computing pro forma net income, the fair value of each optional grant is estimated on the date of grant using the minimum value method under which no volatility is assumed. Assumptions used to calculate the fair value was a risk-free interest rate of 6.3%, no dividend yield and an expected life of 4 years.

(13)Fair Value of Financial Instruments

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

    (i) The carrying amounts of cash, trade accounts receivable, accounts payable, accrued liabilities and stockholders' distribution payable approximate fair values due to the short-term nature of these instruments.

                               PENSAR CORPORATION

                        December 31, 1997, 1998 and 1999


    (ii) The carrying amounts of the bank lines of credit approximate fair values due to the current interest rates approximating interest rates currently available to the Company for bank lines of credit with similar terms and availability.

    (iii) The fair value of long-term debt, including the current portion, is based on interest rates currently available to the Company for debt with similar terms and maturities. The fair value of long-term debt at December 31, 1998 and 1999 approximates book value.

(14)Segment Information

     The Company's principal operating segments are identified by the types of products and services from which revenues are derived and are consistent with the reporting structure of the Company's internal organization.

     The Company has two reportable segments: printed circuit boards and engineering services. The printed circuit boards segment includes the manufacture of surface mount, through-hole and mixed technology custom printed circuit boards for industrial uses. The engineering services segment includes various engineering services such as custom design, product research and development, prototyping and testing.

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance based on gross profit, which excludes operating expenses and other income and expenses. The Company's reportable segments are strategic business units that offer different products and services. They are managed separately due to the difference in the products and services offered by each segment.

                               PENSAR CORPORATION

                        December 31, 1997, 1998 and 1999


     The following is a summary of financial information concerning each of the Company's reportable segments:

                                Printed
                                circuit   Engineering     Total
     December 31, 1997          boards      services     Segments   Corporate   Total
     -----------------        ----------- ------------ ------------ --------- ----------
     Total revenue........... $49,863,694  1,167,940    51,031,634        --  51,031,634
     Depreciation and
      amortization...........     357,387     38,372       395,759    242,982    638,741
     Gross profit (loss).....   9,351,413   (178,684)   10,093,536        --   9,172,729
     Total assets............  10,957,829    328,742    11,286,571  3,709,403 14,995,974
     Capital expenditures....      88,180     68,496       156,676    164,689    321,365
                                Printed
                                circuit   Engineering     Total
     December 31, 1998          boards      services     Segments   Corporate   Total
     -----------------        ----------- ------------ ------------ --------- ----------
     Total revenue........... $48,919,471  1,978,051    50,897,522        --  50,897,522
     Depreciation and
      amortization...........     362,400     63,600       426,000    221,584    647,584
     Gross profit............   8,912,281    117,436     9,029,717        --   9,029,717
     Total assets............  10,486,696    464,438    10,951,134  3,414,368 14,365,502
     Capital expenditures....     445,562    107,478       553,040    138,367    691,407
                                Printed
                                circuit   Engineering     Total
     December 31, 1999          boards      services     Segments   Corporate   Total
     -----------------        ----------- ------------ ------------ --------- ----------
     Total revenue........... $50,018,206  2,977,675    52,995,881        --  52,995,881
     Depreciation and
      amortization...........     461,492    107,942       569,434    209,752    779,186
     Gross profit............   8,564,217    572,916     9,137,133        --   9,137,133
     Total assets............  16,296,672  1,039,411    17,336,083  3,662,622 20,998,705
     Capital expenditures....   1,673,837    201,282     1,875,119    179,738  2,054,857
                                Printed
     March 31, 1999             circuit   Engineering     Total
     (unaudited)                boards      services     Segments   Corporate   Total
     --------------           ----------- ------------ ------------ --------- ----------
     Total revenue........... $10,338,738    444,740    10,783,478        --  10,783,478
     Depreciation and
      amortization...........      89,250     26,406       115,656     50,934    166,590
     Gross profit (loss).....   1,621,789   (153,742)    1,468,047        --   1,468,047
     Total assets............  10,099,444    516,102    10,615,546  3,154,676 13,770,222
     Capital expenditures....     211,223     27,417       238,640    105,709    344,349
                                Printed
     March 31, 2000             circuit   Engineering     Total
     (unaudited)                boards      services     Segments   Corporate   Total
     --------------           ----------- ------------ ------------ --------- ----------
     Total revenue........... $15,441,633    841,160    16,282,793        --  16,282,793
     Depreciation and
      amortization...........     139,520     38,955       178,475     47,964    226,439
     Gross profit............   2,472,738     75,461     2,548,199        --   2,548,199
     Total assets............  16,540,858    962,605    17,503,463  3,309,986 20,813,449
     Capital expenditures....     175,880     78,739       254,619    107,070    361,689
     Reconciliation of
     segment                   December   December 31, December 31, March 31, March 31,
     data to net income:       31, 1997       1998         1999       1999       2000
     -------------------      ----------- ------------ ------------ --------- ----------
     Gross profit............ $ 9,172,729  9,029,717     9,137,133  1,468,047  2,548,199
     Selling, general
      administrative
      expenses...............   5,124,564  4,937,010     5,105,408    972,294  1,473,192
                              -----------  ---------    ----------  --------- ----------
     Operating income........   4,048,165  4,092,707     4,031,725    495,753  1,075,007
     Interest expense........     387,891    216,985       267,697     38,518    103,335
                              -----------  ---------    ----------  --------- ----------
     Net income.............. $ 3,660,274  3,875,722     3,764,028    457,235    971,672
                              ===========  =========    ==========  ========= ==========

                               PENSAR CORPORATION

                        December 31, 1997, 1998 and 1999


     At December 31, 1997, 1998 and 1999 segment assets represent the segments' respective share of trade accounts receivable, inventories and net property plant and equipment. All other assets are considered corporate assets.

     All of the Company's long-lived assets are located within the United States. Further, all of the Company's shipments of goods or engineering services are provided to domestic manufacturers.

     During 1997, a significant portion of the Company's net sales were generated from two customers, accounting for approximately 41% and 22% of the Company's total net sales. During 1998, a significant portion of the Company's net sales were generated from two customers, which comprised approximately 26% and 25%, of the Company's net sales, respectively and comprising approximately $1,251,000 and $1,477,000 of total trade accounts receivable, respectively at December 31, 1998. During 1999, a significant portion of the Company's net sales were generated from two customers, which comprised approximately 22% and 11%, of the Company's net sales, respectively and comprising approximately $1,404,000 and $1,305,000 of total trade accounts receivable, respectively at December 31, 1999.

(15)United States and Canadian Accounting Principle Differences

     The financial statements of the Company have been prepared in accordance with generally accepted accounting principles (GAAP) as applied in the United States (U.S.). The significant differences between U.S. GAAP and Canadian GAAP and their effect on the consolidated financial statements of the Company are described below and relate to the calculation of diluted net income per common share.

     Under Canadian GAAP, fully diluted net income per common share is calculated by assuming that all of the outstanding options at the end of the year have been exercised at the beginning of the year or at the date granted, if later, and proceeds from the exercise of options have been used to generate investment income. Under U.S. GAAP, fully diluted net income per common share is calculated by assuming that the proceeds were used to acquire common shares of the Company at the average market price. Diluted net income per common share under Canadian GAAP is $3,681.61 in 1997.

(16)Subsequent Event

     Subsequent to December 31, 1999, the Company's shareholders signed a memorandum of understanding to sell all of its outstanding common stock to SMTC Corporation. In 2000, 100% of the Company's outstanding common stock will be sold to SMTC Corporation.

                             11,000,000 Shares

                                 [LOGO OF SMTC]
                                SMTC Corporation

                                  Common Stock
                                 -------------
                                   PROSPECTUS
                                        , 2000
                                 -------------

      Lehman Brothers                    RBC Dominion Securities
                                 -------------

                              Merrill Lynch & Co.

                               Robertson Stephens

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an +
+offer to sell securities and it is not soliciting an offer to buy these       +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                Subject to Completion, dated July 20, 2000.

PROSPECTUS

                                        Shares

                            [SMTC LOGO APPEARS HERE]

                                SMTC CORPORATION

                                  Common Stock

           --------------------------------------------------------

  The shares of our common stock offered by this prospectus will be issued in exchange for exchangeable shares of SMTC Manufacturing Corporation of Canada, or SMTC Canada, a subsidiary of ours. We are bearing the expenses of registration of the shares in this prospectus.

  Our common stock is traded on the Nasdaq National Market under the symbol "SMTX". The exchangeable shares are traded on the Toronto Stock Exchange under the symbol "SMX". On July , 2000 the closing sale price of the common stock on Nasdaq was $ per share.

                                  -----------

  Investing in our common stock involves risks. "Risk Factors" begin on page
12.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                  -----------

                  The date of this prospectus is July  , 2000.

           --------------------------------------------------------

                               TABLE OF CONTENTS

                                      Page
                                      ----
Prospectus Summary..................    1
About this Prospectus...............   11
Risk Factors........................   12
Use of Proceeds.....................   18
The Reclassification................   18
Dividend Policy.....................   19
Capitalization......................   20
Dilution............................   22
Unaudited Pro Forma Consolidated
 Financial Information..............   23
Selected Consolidated Financial
 Data...............................   38
Management's Discussion and Analysis
 of Financial Condition and Results
 of Operations......................   44

                                      Page
                                      ----
Business............................   60
Management..........................   72
Related Party Transactions..........   83
Principal Stockholders..............   86
Description of Indebtedness.........   88
Description of Capital Stock........   89
Details of the Exchangeable
 Shares.............................   94
Shares Eligible for Future Sale.....  107
Plan of Distribution................  110
Legal Matters.......................  111
Experts.............................  111
Additional Information..............  112
Index to Financial Statements.......  F-1

   You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. We are offering to exchange exchangeable shares of SMTC Canada for shares of our common stock only in jurisdictions where such exchanges are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock.

                               PROSPECTUS SUMMARY

   This summary highlights information we present in greater detail elsewhere in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements as a result of factors described under "Risk Factors" and elsewhere in this prospectus.

                                SMTC Corporation

   We are a leading provider of advanced electronics manufacturing services, or EMS, to electronics industry original equipment manufacturers, or OEMs, worldwide. We service our customers through eight manufacturing and technology centers strategically located in key technology corridors in the United States, Canada, Europe and a cost-effective region of Mexico. Our full range of value-added services include product design, procurement, prototyping, assembly, test, final system build, comprehensive supply chain management, packaging, global distribution and after-sales support. Our business is focused on the fast-growing communications, networking and computing sectors. Based upon a comparison of our 1999 pro forma revenue of approximately $503 million with 1999 EMS industry revenue data provided by Technology Forecasters, Inc., or TFI, we are among the 15 largest EMS companies worldwide. We believe we are well-positioned to capitalize on the significant and growing market opportunity to provide advanced EMS solutions to OEMs on a global basis.

   We have customer relationships with over 50 OEMs, many of which date back more than five years. Our customers include industry leading OEMs such as ATI, Dell, EMC, IBM and Lucent Technologies. We developed these relationships by capitalizing on the continuing trend of OEMs to outsource manufacturing services, to consolidate their supply base and to form long-term strategic partnerships with selected high quality EMS providers. We also have relationships with a number of emerging companies in the high-growth communications and networking sectors, including Carrier Access, Cobalt Networks, Netopia, Suite Technologies and Sycamore Networks. In 1999, approximately 55% of our pro forma revenue was generated from the communications and networking sectors. We expect to continue to grow our business both through the addition of new, high quality customers and the expansion of our relationships with our existing customers.

   The EMS market is large and continues to grow rapidly. According to TFI, global EMS industry revenue is forecasted to grow at a compounded annual rate of approximately 20%, from $60.0 billion in 1998 to $149.4 billion in 2003. TFI forecasts that larger EMS companies with revenue of approximately $500 million or greater will grow at 30% or more annually during the same period. We believe that the growth for larger EMS companies is projected to be greater than the industry average because OEMs are increasingly outsourcing production to larger manufacturers that have the ability to provide a total service solution. Industry growth is being fueled by the overall growth of the electronics industry, the increased outsourcing of manufacturing by OEMs and the divestiture of OEM manufacturing assets to EMS businesses. We believe that OEMs decide to outsource in order to take advantage of the technology and manufacturing expertise of EMS companies, eliminate manufacturing overhead, reduce time-to-market of products and improve supply chain efficiency. TFI estimates that the percentage of total cost of goods sold in the electronics industry which is outsourced for manufacture by OEMs will increase from 9.5% in 1998 to 17.1% by 2003. According to TFI, the EMS industry is highly fragmented with over 3,000 independent EMS companies in existence and the 15 largest companies accounting for 42% of the worldwide market in 1998 based on revenue. The EMS industry has experienced, and is anticipated to continue to experience, significant consolidation. We believe that the fragmented nature of the industry will allow us to take advantage of acquisition opportunities to increase our scale and geographic scope as well as expand our customer relationships and service offerings.

   Since 1995 we and our predecessors have completed six acquisitions and one new site development which have substantially expanded our geographic reach, added manufacturing capacity, enabled us to diversify into new markets and broadened our technological capabilities and service offerings. Our corporate structure is the result of the July 1999 combination of the former SMTC Corporation, or Surface Mount, and HTM Holdings, Inc., or HTM. Combining Toronto, Ontario based Surface Mount and Denver, Colorado based HTM provided us with increased strategic and operating scale and greater geographic breadth. After the combination, we purchased Zenith Electronics' facility in Chihuahua, Mexico, which expanded our cost-effective manufacturing capabilities in an important geographic region. In September 1999, we established a manufacturing presence in the Northeastern United States and expanded our value-added services to include high precision enclosures capabilities by acquiring Boston, Massachusetts based W.F. Wood. We intend to continue to capitalize on the attractive acquisition opportunities that exist in the EMS marketplace. We are actively considering potential acquisitions in North America and Europe and are presently targeting Asia as an area for future expansion.

                                 Our Solutions

   Our solutions capitalize on our technological capabilities and the service offerings we deliver to OEMs. Key elements of our solutions include:

  . Customer-focused Team Oriented Production System, or T.O.P.S. Our cross-functional teams work as customer-focused business units without departmental barriers. As a result, we are able to tailor the manufacturing process for each customer resulting in reduced cycle times and quick time-to-market capabilities.

  . Comprehensive Supply Chain Management; Web-based System. Our supply chain management expertise enables us to rapidly scale operations to meet customer needs, shift capacity in response to product demand fluctuations, reduce material costs and effectively distribute products to our customers or their end-customers. In addition, we have available and are implementing a web-based supply chain management system which allows us to communicate, collaborate and plan with our suppliers and customers in real time.

  . Fully Integrated Worldwide Factories. Our global reach enables us to provide OEMs with the flexibility to manufacture products locally in several regions of the world. All of our assembly locations operate under the same model and with the same systems, allowing customers to seamlessly transfer their production from one of our facilities to another. This gives our customers greater flexibility to transfer production to the facility that suits their needs, enhances communication among facilities and allows our employees to work effectively at any of our sites.

                                  Our Strategy

   Our objective is to enhance our position as a leading EMS provider to OEMs worldwide. We intend to achieve this objective by pursuing the following strategies:

  .  Expand our global presence in strategic markets;

  .  Continue to provide leading edge supply chain management capabilities;

  . Strengthen our relationships with leading and emerging global OEMs in attractive EMS segments;

  . Provide advanced technological capabilities and comprehensive service offerings; and

  . Pursue selective acquisition opportunities, including asset divestitures by OEMs.

                              Recent Developments

   Initial Public Offering. On July  , 2000, we consummated an initial public
offering of     shares of our common stock and    exchangeable shares of our
subsidiary SMTC Manufacturing Corporation of Canada, or SMTC Canada. Each exchangeable share of SMTC Canada is exchangeable at the option of the holder at any time into one share of our common stock, subject to compliance with applicable securities laws.

   Our net proceeds from our initial public offering, after deducting the underwriting discounts and commissions and estimated offering expenses paid by us, including a fee of $1.8 million paid in connection with the termination of our management agreement, were approximately $ million. We used the net proceeds to: (i) repay $ million outstanding under the term loans and $ million outstanding under the revolving credit facilities under our senior
credit facility, (ii) repay $   million outstanding under our senior
subordinated notes and (iii) finance the $ million cash portion of the purchase price for our acquisition of Pensar Corporation.

   In connection with our initial public offering, we granted the underwriters a 30-day option, exercisable at any time before August , 2000, to purchase up
to   additional shares of our common stock and   additional exchangeable shares
of SMTC Canada on the same terms and conditions as were applicable to the July
 , 2000 closing. The purpose of this option is to cover over-allotments, if any.

   Acquisition of Pensar Corporation. On July , 2000, we acquired Pensar Corporation, or Pensar, an EMS company specializing in design engineering services, headquartered in Appleton, Wisconsin. The purchase price for Pensar was $ million, including acquisition related expenses of approximately $ million. The consideration that we issued and paid to the current shareholders
of Pensar consisted of       shares of our common stock having an aggregate
fair market value at the time it was issued of approximately $   million, and
$   million in cash. We also assumed $   million of Pensar's outstanding debt.
The purchase price was determined through arm's-length negotiations between the parties and represented a premium over tangible net book value of approximately $23.2 million, which will be amortized over ten years. The former shareholders of Pensar were not affiliated with us or our shareholders.

   For the fiscal year ended December 31, 1999, Pensar had revenue of $53.0 million and earnings before interest, taxes, depreciation and amortization of $4.8 million. Pensar incurred approximately $0.5 million of one-time, non-recurring expenses and $0.1 million of acquisition related professional fees in 1999. We do not expect these costs to continue after the acquisition. Pensar's earnings before interest, taxes, depreciation and amortization for the fiscal year ended December 31, 1999 adjusted for one-time charges was $5.4 million.
We expect the Pensar acquisition to be accretive to earnings. See "Unaudited Pro Forma Consolidated Financial Information".

   Pensar provides a wide range of electronics design and manufacturing services to OEM customers primarily in the telecommunications, networking, medical, transportation and industrial sectors. Pensar operates a 75,000 square foot design and manufacturing facility in Appleton, Wisconsin, a design center in Minneapolis, Minnesota, and sales offices in Milwaukee, Wisconsin, Chicago, Illinois and Minneapolis, Minnesota. Pensar's front-end design engineering capabilities, extensive test development, design validation and electromagnetic compliance testing expertise make it an attractive acquisition for us. Pensar's focus on comprehensive front-end design services has positioned Pensar to support the needs of its OEM customers during the critical early phases of a product's life cycle. As a result of Pensar's design engineering strengths, it has become a preferred EMS supplier for the production of several customers' products. Pensar also has technology alliances with key partners such as Echelon, NETsilicon, SkyTel/MCI WorldCom and Texas Instruments, which strengthen Pensar's design engineering and build capabilities and enable it to accelerate the time-to-market of its customers' products. Pensar is also a developer of applications based on Echelon's LonWorks Technology and has expertise in providing design services in areas such as embedded Internet applications, control networking, digital signal processing, power electronics, and design for compliance with global safety and electromagnetic compatibility standards. Pensar's largest customer, Power Conversion Products, accounted for 22.2% of revenue in 1999. Pensar's next four largest customers in 1999 were Best Power Technologies, Computer Network Technology, Hunt Technologies and IMI Cornelius, together representing 32.9% of revenues.

   We believe that our acquisition of Pensar is an important component of our strategy to expand our value-added service offerings. Pensar provides us with an enhanced design engineering and test capability, additional partnerships with leading technology suppliers, a diversification of our customer base and an expanded geographic presence in the Midwestern United States. Specifically, Pensar expands our design engineering and test capabilities through the addition of 60 engineers and additional manufacturing capacity. We expect to achieve cost savings by combining our marketing efforts, shifting selected higher volume production to lower cost regions and through higher volume purchases of raw materials.

                                    Address

   SMTC Corporation is a Delaware corporation incorporated in 1998. Our principal executive office is located at 635 Hood Road, Markham, Ontario, Canada L3R 4N6 and our telephone number is (905) 479-1810. We maintain a website on the Internet at www.smtc.com. Our website, and the information contained therein, is not a part of this prospectus.

                                  The Offering

Common Stock offered by SMTC in exchange for
 the outstanding exchangeable shares of
 SMTC Canada................................       shares

Use of proceeds.............................  SMTC will not receive any proceeds from the exchange of the exchangeable shares of SMTC
                                              Canada into shares of common stock.

Nasdaq National Market symbol for
 common stock...............................  SMTX

                            Exchange Procedure

   Holders of exchangeable shares may initiate the exchange of their exchangeable shares for common stock by exercising their retraction rights. The retraction right is exercised by presenting to SMTC Canada or to CIBC Mellon Trust Company, as trustee, (i) a certificate or certificates representing the number of exchangeable shares the holder desires to retract; (ii) a duly executed retraction request indicating the number of exchangeable shares the holder desires to retract and the retraction date; and (iii) such other documents as may be required to effect the retraction of the retracted exchangeable shares. A holder wishing to exercise the retraction right must present these documents to SMTC Canada or to the trustee at least 10 business days prior to the retraction date specified in the retraction request. The retraction rights of holders of exchangeable shares and the retraction procedure are described in greater detail under "Details of the Exchangeable Shares."

  Summary Consolidated Historical and Pro Forma Financial Statements and Other
                                      Data

   The summary consolidated financial data set forth below is only a summary and you should read it together with "Selected Consolidated Financial Data," "Unaudited Pro Forma Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes appearing elsewhere in this prospectus.

  . The results of operations, other financial data and supplemental data for 1997 and 1998 represent the results of operations, financial data and supplemental data for HTM. For accounting purposes, HTM is considered to have acquired Surface Mount in the July 1999 combination.

  . The historic results of operations included in this prospectus for the year ended December 31, 1999 include a full year of results for HTM, as well as the results for Surface Mount from July 30, 1999 through December 31, 1999 and results for W.F. Wood from September 4, 1999 through December 31, 1999.

  . The unaudited as adjusted pro forma consolidated statement of operations data, other financial data and supplemental data for the year ended December 31, 1999 and three months ended March 31, 1999 give effect to the combination of Surface Mount and HTM, the acquisition of W.F. Wood and the acquisition of Pensar and reflect the receipt of the net proceeds from the sale of shares offered by us at an initial public
     offering price of $    per share and the application of the net proceeds
     of our initial public offering as if these transactions had occurred on January 1, 1999. The unaudited as adjusted pro forma consolidated balance sheet data at December 31, 1999 give effect to the acquisition of Pensar and our initial public offering as if these transactions had occurred on December 31, 1999. See "Use of Proceeds."

  . The unaudited as adjusted pro forma consolidated statement of operations data, other financial data and supplemental data for the three months ended April 2, 2000 give effect to the acquisition of Pensar and our initial public offering as if these transactions had occurred on January 1, 1999. The unaudited as adjusted pro forma consolidated balance sheet data at April 2, 2000 give effect to the acquisition of Pensar and our initial public offering as if these transactions occurred on April 2, 2000.

   Our consolidated financial statements and summary consolidated financial data have been prepared in accordance with generally accepted accounting principles, or GAAP, in the United States. These principles conform in all material respects with Canadian GAAP except as described in Note 23 to our consolidated financial statements. The differences between the line items under United States GAAP and those as determined under Canadian GAAP are not significant except that under Canadian GAAP the 1999 extraordinary loss would have been reported as a pre-tax expense of $2.1 million as part of other expenses; accordingly, the 1999 loss before income taxes recovery would be $2.8 million, income taxes recovery would be $0.7 million and net loss would be unchanged at $2.1 million under Canadian GAAP.



                                                                                            Pro forma
                                                        Pro forma                          as adjusted
                                                       as adjusted     Quarter Ended      Quarter Ended
                                                        Year Ended   ------------------ -----------------
                          Years Ended December 31,     December 31,  March 31, April 2, March 31, April 2,
                          ---------------------------  ------------  --------- -------- --------- --------
                           1997      1998      1999        1999        1999      2000     1999      2000
                          -------- --------  --------  ------------  --------- -------- --------- --------
                                        (in millions, except per share amounts)
SMTC Corporation
Consolidated Statement
of Operations Data:
United States GAAP (a)
Revenue.................  $  59.0  $   89.7  $  258.0     $502.7       $23.3    $124.3   $115.3    $140.6
Cost of sales...........     53.6      82.5     236.3      452.6        21.6     113.1    104.2     126.9
                          -------  --------  --------     ------       -----    ------   ------    ------
  Gross profit..........      5.4       7.2      21.7       50.1         1.7      11.2     11.1      13.7
Selling, general and
 administrative
 expenses...............      2.8       3.2      12.6       29.1         0.7       7.5      6.8       8.9
Amortization............      --        0.2       2.0        6.9         0.1       1.3      1.8       1.8
Recapitalization
 expenses (b)...........      --        2.2       --         --          --        --       --        --
Management fees (c).....      --        0.1       0.7        0.7         0.1       0.1      0.1       0.1
Former shareholders'
 compensation (d).......      --        --        --         0.6         --        --       0.1       0.1
Acquisition-related
 bonuses (e)............      --        --        --         2.6         --        --       --        --
                          -------  --------  --------     ------       -----    ------   ------    ------
Operating income........      2.6       1.5       6.4       10.2         0.8       2.3      2.3       2.9
Interest................      0.7       2.0       7.1        1.8         0.8       3.8      --        1.9
                          -------  --------  --------     ------       -----    ------   ------    ------
Earnings (loss) before
 income taxes...........      1.9      (0.5)     (0.7)       8.6         --       (1.5)     2.3       1.0
Income taxes
 (recovery).............      0.7      (0.2)      0.1        4.8         --       (0.1)     1.3       0.9
                          -------  --------  --------     ------       -----    ------   ------    ------
Earnings (loss) before
 extraordinary loss.....      1.2      (0.3)     (0.8)    $  3.8 (i)   $ --      $(1.4)    $1.0    $  0.1(i)
                                                          ======       =====    ======   ======    ======
Extraordinary loss (f)..      --        --       (1.3)
                          -------  --------  --------
Net earnings (loss).....  $   1.2  $   (0.3) $   (2.1)
                          =======  ========  ========
Earnings (loss) before
 extraordinary loss per
 common share (g):
  Basic.................  $  0.40  $  (0.44) $  (1.89)    $ 0.15       $0.03    $(1.16)  $ 0.04    $ 0.01
  Diluted...............     0.40     (0.44)    (1.89)      0.14        0.03     (1.16)    0.04      0.01
Weighted average number
 of shares outstanding
 (g):
  Basic.................      3.1       2.1       1.6       26.0         1.4       2.4     26.0      26.0
  Diluted...............      3.1       2.1       1.6       26.5         1.4       2.4     26.5      26.7
Other Financial Data:
Depreciation............  $   2.2  $    2.9  $    6.5     $ 10.2       $ 0.9    $  2.5   $  2.3    $  2.7
Amortization of
 goodwill...............      --        --        1.5        6.6         --        1.0      1.8       1.8
Amortization of
 financing costs........      --        0.2       0.5        0.1         0.1       0.3      --        --
Capital expenditures....      0.9       3.2       4.1       11.8         0.1       2.8      2.3       3.2
Cash flows from
 operating activities...     (0.4)     (3.8)     (6.6)                   6.0     (25.6)
Cash flows from
 financing activities...      1.2       4.3      49.6                   (5.1)     31.1
Cash flows from
 investing activities...     (0.4)     (0.5)    (41.4)                  (0.1)     (2.5)
Supplemental Data:
EBITDA (h)..............  $   4.8  $    4.6  $   14.9     $ 27.3       $ 1.8    $  6.1   $  6.4    $  7.3
Adjusted EBITDA (h).....      4.9       6.9      15.8       31.4         1.9       6.2      6.6       7.5

                                                               As of April 2,
                                  As of December 31, 1999           2000
                                  -------------------------- ------------------
                                                Pro forma            Pro forma
                                   Actual      as adjusted   Actual as adjusted
                                  ----------- -------------- ------ -----------
                                                 (in millions)
Consolidated Balance Sheet Data:
Cash and short-term
 investments....................  $       2.1   $       2.0  $  5.1   $  4.5
Working capital.................         53.4          65.6    84.3     95.9
Total assets....................        228.1         273.8   265.1    309.7
Total debt, including current
 maturities.....................        134.0          25.5   165.4     55.6
Shareholders' equity............          7.8         155.4     6.4    154.0

--------
(a) Refer to Note 23 to our consolidated financial statements for a description of differences between United States GAAP and Canadian GAAP.

(b) Leveraged recapitalization expenses of $2.2 million for the year ended December 31, 1998 include transaction costs and compensation expense related to our leveraged recapitalization.

(c)  The expenses terminated upon the closing of our initial public offering.

(d) Reflects compensation paid to the former shareholders of W.F. Wood and Pensar.

(e) Acquisition-related bonuses for pro forma as adjusted December 31, 1999 consist of one-time bonuses of $2.3 million paid to management and $0.3 million paid to employees of W.F. Wood.

(f) The extraordinary loss of $1.3 million in 1999 arises from debt prepayment penalties of $0.8 million, the write-off of unamortized debt financing fees of $1.0 million and the write-off of unamortized debt discount of $0.3 million, net of a tax recovery of $0.8 million.

(g) Earnings (loss) per common share is calculated after providing for priority rights of preferred shares. Given the changes in our capital structure in connection with the 1999 combination of Surface Mount and HTM, historical earnings (loss) per share of common stock for the years ended December 31, 1997 and 1998 are not comparable to subsequent years. Pro forma earnings per share and pro forma weighted average number of common shares outstanding include all outstanding common stock and exchangeable shares.

(h) EBITDA means earnings before interest expense, income taxes, depreciation and amortization. EBITDA is presented because we believe it is a widely accepted financial indicator of an entity's ability to incur and service debt. Adjusted EBITDA is presented because it is used by our lenders as a basis for evaluating covenant compliance. Adjusted EBITDA means EBITDA adjusted for management fees, former shareholders' compensation and other charges described in the following table. However, neither EBITDA nor adjusted EBITDA should be considered as an alternative to cash flow from operating activities, as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with United States and Canadian GAAP. Our definition of adjusted EBITDA may differ from definitions of adjusted EBITDA used by other companies.

(h) Continued:

  The following table sets forth a reconciliation of EBITDA to adjusted EBITDA for each period included herein:



                                          Pro forma                          Pro forma
                                         as adjusted                        as adjusted
                                          Year Ended    Quarter Ended      Quarter Ended
                           Year Ended    December 31, ------------------ ------------------
                          December 31,   (unaudited)  March 31, April 2, March 31, April 2,
                         --------------- ------------ --------- -------- --------- --------
                         1997 1998 1999      1999       1999      2000     1999      2000
                         ---- ---- ----- ------------ --------- -------- --------- --------
                                                   (in millions)
EBITDA.................. $4.8 $4.6 $14.9    $27.3       $1.8      $6.1     $6.4      $7.3
Loss on disposal of
 capital assets (1).....  0.1  --    0.2      0.2        --        --       --        --
Leveraged
 recapitalization
 expenses (2)...........  --   2.2   --       --         --        --       --        --
Management fees (3).....  --   0.1   0.7      0.7        0.1       0.1      0.1       0.1
Former W.F. Wood
 shareholders'
 compensation (4).......  --   --    --       0.1        --        --       0.1       --
Acquisition-related
 bonuses paid to W.F.
 Wood management and
 employees (5)..........  --   --    --       2.6        --        --       --        --
Compensation paid to
 former Pensar
 shareholders (6).......  --   --    --       0.5        --        --       --        0.1
                         ---- ---- -----    -----       ----      ----     ----      ----
Adjusted EBITDA......... $4.9 $6.9 $15.8    $31.4       $1.9      $6.2     $6.6      $7.5
                         ==== ==== =====    =====       ====      ====     ====      ====

  (1) Reflects losses on disposal of capital assets included in selling, general and administrative expenses.

  (2) Reflects transaction costs and compensation expense related to our leveraged recapitalization.

  (3) Reflects elimination of management fees paid to Bain Capital Partners VI, L.P., Celerity Partners, Inc. and Kilmer Electronics Group Limited under our Management Agreement, which terminated in connection with our initial public offering.

  (4)  These expenses terminated at the time of the W.F. Wood acquisition.

  (5) Reflects one-time bonuses paid to management and employees of W.F. Wood in connection with our acquisition of W.F. Wood on September 3, 1999.

  (6)  These expenses terminated upon completion of the Pensar acquisition.

(i) The pro forma as adjusted earnings (loss) before extraordinary loss for the year ended December 31, 1999 and for the quarter ended April 2, 2000 does not reflect the after-tax effect of adjusting for the following acquisition-related, non-recurring adjustments and interest income:

  . $0.7 million and $0.1 million of pre-tax management fees paid to Bain Capital Partners VI, L.P., Celerity Partners, Inc. and Kilmer Electronics Group Limited for the year ended December 31, 1999 and for the quarter ended April 2, 2000, respectively, under a management agreement terminated in connection with our initial public offering;

  . $0.1 million of pre-tax compensation paid to former W.F. Wood shareholders for the year ended December 31, 1999;

  . $2.6 million of pre-tax acquisition-related bonuses paid to W.F. Wood management ($2.3 million) and W.F. Wood employees ($0.3 million) for the year ended December 31, 1999; and

  . $0.5 million and $0.1 million of pre-tax compensation paid to former Pensar shareholders for the year ended December 31, 1999 and for the quarter ended April 2, 2000, respectively.

   The effect of these adjustments is reflected in the following table:

                                                   Pro forma       Pro forma
                                                  as adjusted     as adjusted
                                                  Year Ended     Quarter Ended
                                               December 31, 1999 April 2, 2000
                                               ----------------- -------------
                                                        (in millions)
     Earnings before extraordinary loss.......       $ 3.8           $ 0.3
     Plus:
       Management fees........................         0.7             0.1
       Former W.F. Wood shareholders'
        compensation..........................         0.1             --
       Acquisition-related bonuses paid to
        management and employees of
        W.F. Wood.............................         2.6             --
       Former Pensar shareholders'
        compensation..........................         0.5             0.1
     Less:
       Tax effect of above adjustments at
        40%...................................        (1.6)           (0.1)
                                                     -----           -----
       Adjusted earnings before extraordinary
        loss..................................       $ 6.1           $ 0.4
                                                     =====           =====

                             ABOUT THIS PROSPECTUS

   The industry statistical data presented in this prospectus, except where otherwise noted, have been compiled from an electronics manufacturing services industry report, "Contract Manufacturing from a Global Perspective-1999 Update," and other data prepared by TFI, a California-based management consulting firm specializing in the electronics manufacturing industry. Although we have not independently verified the data, we believe that TFI is a reliable source of information. In addition, certain statistical data relating to us presented in this prospectus have been compiled from our internal surveys and schedules that, while believed by us to be reliable, have not been verified by any independent sources.

   Some of the statements under the captions "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" and elsewhere in this prospectus are forward-looking statements. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in this prospectus that are not historical facts. When used in this prospectus, the words "anticipates," "believes," "continue," "could," "estimate," "expects," "intends," "may," "plans," "seeks," "should," or "will," or the negative of these terms or similar expressions, are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including the factors discussed under "Risk Factors." You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We may not update these forward-looking statements after the date of this prospectus, even though our situation will change in the future. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

   We have applied for trademark protection for SMTC and the SMTC logo. This prospectus contains trademarks, service marks and trade names of companies and organizations other than SMTC Corporation.

   Except where the context otherwise requires,

  . references in this prospectus to "SMTC," "we," " our," "us" and similar expressions are references to SMTC Corporation, together with its direct and indirect subsidiaries (and for periods prior to the July 1999 combination of our predecessors, SMTC Corporation and HTM Holdings, Inc., include both of our predecessors and their respective subsidiaries),

  . references in this prospectus to "Surface Mount" are references to SMTC Corporation and its affiliated companies, including The Surface Mount Technology Centre Inc., prior to the July 1999 combination of SMTC Corporation and HTM Holdings, Inc.,

  . references in this prospectus to "shares" are references, collectively, to shares of common stock issued by SMTC and the exchangeable shares issued by SMTC Canada,

  . references in this prospectus to this "offering" are references to SMTC's offering of common stock in exchange for the outstanding exchangeable shares of SMTC Canada, and

  . references in this prospectus to "US$" or "$" are to U.S. dollars and all references to "C$" are to Canadian dollars.

  . references in this prospectus to our "initial public offering" are to the combined initial public offerings of our common stock and our exchangeable shares.

   Unless otherwise indicated, the information in this prospectus is presented as though all the exchangeable shares of SMTC Canada outstanding on the closing of our initial public offering have been exchanged for our common stock.

   With the exception of references to "pro forma revenue", unless otherwise indicated, the information in this prospectus is presented as though the acquisition of Pensar has not been completed.

                                  RISK FACTORS

   You should carefully consider the risks described below before making a decision to buy our shares. If any of the following risks actually occur, our business could be harmed. In that event, the trading price of our shares might decline, and you could lose all or part of your investment. You should also refer to the other information set forth in this prospectus, including our financial statements and related notes.

Risks Relating to Our Business and Industry

A majority of our revenue comes from a small number of customers; if we lose any of our largest customers, our revenue could decline significantly.

   Our largest customer in 1999 was Dell, which represented approximately 31.3% of our total pro forma revenue in 1999. Our next five largest customers collectively represented an additional 26.4% of our total pro forma revenue in 1999. We expect to continue to depend upon a relatively small number of customers for a significant percentage of our revenue. In addition to having a limited number of customers, we manufacture a limited number of products for each of our customers. If we lose any of our largest customers or any product line manufactured for one of our largest customers, we could experience a significant reduction in our revenue. For example, in 1999 we manufactured two products for Dell, servers, which represented 13.7%, or approximately $69 million, of our total pro forma revenue in 1999 of approximately $503 million, and riser cards, which represented 17.6%, or approximately $88 million, of our total pro forma revenue in 1999. In 1999 Dell informed us that, as part of its efforts to rationalize its supplier network, it intends to consolidate its server product manufacturing by shifting additional business to us while at the same time it intends to discontinue using us to manufacture its riser cards, a component used in personal computers. We expect that the Dell riser card business will not contribute any revenue beyond the second half of 2000. Also, the insolvency of one or more of our largest customers or the inability of one or more of our largest customers to pay for its orders could decrease revenue. As many of our costs and operating expenses are relatively fixed, a reduction in net revenue can decrease our profit margins and adversely affect our business, financial condition and results of operations.

Our industry is very competitive and we may not be successful if we fail to compete effectively.

   The EMS industry is highly competitive. We compete against numerous domestic and foreign EMS providers including Celestica Inc., Flextronics International Ltd., Jabil Circuit, Inc., SCI Systems, Inc. and Solectron Corporation. In addition, we may in the future encounter competition from other large electronics manufacturers that are selling, or may begin to sell, electronics manufacturing services. Many of our competitors have international operations, and some may have substantially greater manufacturing, financial, research and development and marketing resources and lower cost structures than we do. We also face competition from the manufacturing operations of current and potential customers, which are continually evaluating the merits of manufacturing products internally versus the advantages of using external manufacturers.

We may experience variability in our operating results, which could negatively impact the price of our shares.

   Our annual and quarterly results have fluctuated in the past. The reasons for these fluctuations may similarly affect us in the future. Historically, our calendar fourth quarter revenue has been highest and our calendar first quarter revenue has been lowest. Prospective investors should not rely on results of operations in any past period to indicate what our results will be for any future period. Our operating results may fluctuate in the future as a result of many factors, including:

  . variations in the timing and volume of customer orders relative to our manufacturing capacity;

  .  variations in the timing of shipments of products to customers;

  .  introduction and market acceptance of our customers' new products;

  .  changes in demand for our customers' existing products;

  . the accuracy of our customers' forecasts of future production requirements;

  .  effectiveness in managing our manufacturing processes;

  . changes in competitive and economic conditions generally or in our customers' markets;

  .  changes in the cost or availability of components or skilled labor; and

  . the timing of, and the price we pay for, acquisitions and related integration costs.

   In addition, most of our customers typically do not commit to firm production schedules more than 30 to 90 days in advance. Accordingly, we cannot forecast the level of customer orders with certainty. This makes it difficult to schedule production and maximize utilization of our manufacturing capacity. In the past, we have been required to increase staffing, purchase materials and incur other expenses to meet the anticipated demand of our customers. Sometimes anticipated orders from certain customers have failed to materialize, and sometimes delivery schedules have been deferred as a result of changes in a customer's business needs. Any material delay, cancellation or reduction of orders from our largest customers could cause our revenue to decline significantly. In addition, as many of our costs and operating expenses are relatively fixed, a reduction in customer demand can decrease our gross margins and adversely affect our business, financial condition and results of operations. On other occasions, customers have required rapid and unexpected increases in production which have placed burdens on our manufacturing capacity.

   Any of these factors or a combination of these factors could have a material adverse effect on our business, financial condition and results of operations.

Shortages or price fluctuations in component parts specified by our customers could delay product shipment and affect our profitability.

   A substantial portion of our revenue is derived from "turnkey" manufacturing. In turnkey manufacturing, we provide both the materials and the manufacturing services. If we fail to manage our inventory effectively, we may bear the risk of fluctuations in materials costs, scrap and excess inventory, all of which can have a material adverse effect on our business, financial condition and results of operations. We are required to forecast our future inventory needs based upon the anticipated demands of our customers. Inaccuracies in making these forecasts or estimates could result in a shortage or an excess of materials. A shortage of materials could lengthen production schedules and increase costs. An excess of materials may increase the costs of maintaining inventory and may increase the risk of inventory obsolescence, both of which may increase expenses and decrease profit margins and operating income.

   Many of the products we manufacture require one or more components that we order from sole-source suppliers. Supply shortages for a particular component can delay production of all products using that component or cause cost increases in the services we provide. In addition, in the past, some of the materials we use, such as memory and logic devices, have been subject to industry-wide shortages. As a result, suppliers have been forced to allocate available quantities among their customers and we have not been able to obtain all of the materials desired. Our inability to obtain these needed materials could slow production or assembly, delay shipments to our customers, increase costs and reduce operating income. Also, we may bear the risk of periodic component price increases. Accordingly, some component price increases could increase costs and reduce operating income. Also, we rely on a variety of common carriers for materials transportation and route materials through various world ports. A work stoppage, strike or shutdown of a major port or airport could result in manufacturing and shipping delays or expediting charges, which could have a material adverse effect on our business, financial condition and results of operations.

We have experienced significant growth in a short period of time and may have trouble integrating acquired businesses and managing our expansion.

   Since 1996, we and Surface Mount have together completed six acquisitions. Acquisitions may involve numerous risks, including difficulty in integrating operations, technologies, systems, and products and services of acquired companies, diversion of management's attention and disruption of operations, increased expenses and working capital requirements, entering markets in which we have limited or no prior experience and where competitors in such markets have stronger market positions and the potential loss of key employees and customers of acquired companies. In addition, acquisitions may involve financial risks, such as the potential liabilities of the acquired businesses, the dilutive effect of the issuance of additional equity securities, the incurrence of additional debt, the financial impact of transaction expenses and the amortization of goodwill and other intangible assets involved in any transactions that are accounted for using the purchase method of accounting, and possible adverse tax and accounting effects.

   We have a limited history of owning and operating our acquired businesses on a consolidated basis. There can be no assurance that we will be able to meet performance expectations or successfully integrate our acquired businesses on a timely basis without disrupting the quality and reliability of service to our customers or diverting management resources. Our rapid growth has placed and will continue to place a significant strain on management, our financial resources, and on our information, operating and financial systems. If we are unable to manage this growth effectively, it may have an adverse effect on our business, financial condition and results of operations.

Our acquisition strategy may not succeed.

   As part of our business strategy, we expect to continue to grow by pursuing acquisitions of other companies, assets or product lines that complement or expand our existing business. Competition for attractive companies in our industry is substantial. We cannot assure you that we will be able to identify suitable acquisition candidates or finance and complete transactions that we select. Our failure to execute our acquisition strategy may have a material adverse effect on our business, financial condition and results of operations. Also, if we are not able to successfully complete acquisitions, we may not be able to compete with larger EMS providers who are able to provide a total customer solution.

If we do not effectively manage the expansion of our operations, our business may be harmed.

   We have grown rapidly in recent periods, and this growth may be difficult to sustain. Internal growth and further expansion of services may require us to expand our existing operations and relationships. We plan to expand our design and development services and our manufacturing capacity by expanding our facilities and by adding new equipment. Expansion has caused, and is expected to continue to cause, strain on our infrastructure, including our managerial, technical, financial and other resources. Our ability to manage future growth effectively will require us to attract, train, motivate and manage new employees successfully, to integrate new employees into our operations and to continue to improve our operational and information systems. We may experience inefficiencies as we integrate new operations and manage geographically dispersed operations. We may incur cost overruns. We may encounter construction delays, equipment delays or shortages, labor shortages and disputes, and production start-up problems that could adversely affect our growth and our ability to meet customers' delivery schedules. We may not be able to obtain funds for this expansion on acceptable terms or at all. In addition, we expect to incur new fixed operating expenses associated with our expansion efforts, including increases in depreciation expense and rental expense. If our revenue does not increase sufficiently to offset these expenses, our business, financial condition and results of operations would be adversely affected.

We are dependent upon the electronics industry which produces technologically advanced products with short life cycles.

   Substantially all of our customers are in the electronics industry, which is characterized by intense competition, short product life-cycles and significant fluctuations in product demand. In addition, the electronics industry is generally subject to rapid technological change and product obsolescence. If our customers are unable to create products that keep pace with the changing technological environment, their products could become obsolete and the demand for our services could significantly decline. Our success is largely dependent on the success achieved by our customers in developing and marketing their products. Furthermore, this industry is subject to economic cycles and has in the past experienced downturns. A recession or a downturn in the electronics industry would likely have a material adverse effect on our business, financial condition and results of operations.

If we are unable to respond to rapidly changing technology and process development, we may not be able to compete effectively.

   The market for our products and services is characterized by rapidly changing technology and continuing process development. The future success of our business will depend in large part upon our ability to maintain and enhance our technological capabilities, to develop and market products and services that meet changing customer needs, and to successfully anticipate or respond to technological changes on a cost-effective and timely basis. In addition, the EMS industry could in the future encounter competition from new or revised technologies that render existing technology less competitive or obsolete or that reduce the demand for our services. There can be no assurance that we will effectively respond to the technological requirements of the changing market. To the extent we determine that new technologies and equipment are required to remain competitive, the development, acquisition and implementation of such technologies and equipment may require us to make significant capital investments. There can be no assurance that capital will be available for these purposes in the future or that investments in new technologies will result in commercially viable technological processes.

Our business will suffer if we are unable to attract and retain key personnel and skilled employees.

   We depend on the services of our key senior executives, including Paul Walker, Edward Johnson, Philip Woodard, Gary Walker and Derek D'Andrade. Our business also depends on our ability to continue to recruit, train and retain skilled employees, particularly executive management, engineering and sales personnel. Recruiting personnel in our industry is highly competitive. In addition, our ability to successfully integrate acquired companies depends in part on our ability to retain key management and existing employees at the time of the acquisition. There can be no assurance that we will be able to retain our executive officers and key personnel or attract additional qualified management in the future.

Risks particular to our international operations could adversely affect our overall results.

   Our success will depend among other things on successful expansion into new foreign markets in order to offer our customers lower cost production options. Entry into new foreign markets may require considerable management time as well as start-up expenses for market development, hiring and establishing office facilities before any significant revenue is generated. As a result, operations in a new foreign market may operate at low profit margins or may be unprofitable.

   Pro forma revenue generated outside of the United States and Canada was approximately 5.5% in 1999. International operations are subject to inherent risks, including:

  .  fluctuations in the value of currencies and high levels of inflation;

  . longer payment cycles and greater difficulty in collecting accounts receivable;

  . unexpected changes in and the burdens and costs of compliance with a variety of foreign laws;

  .  political and economic instability;

  .  increases in duties and taxation;

  . inability to utilize net operating losses incurred by our foreign operations to reduce our U.S. and Canadian income taxes;

  . imposition of restrictions on currency conversion or the transfer of funds; and

  .  trade restrictions.

We are subject to a variety of environmental laws which expose us to potential financial liability.

   Our operations are regulated under a number of federal, state, provincial, local and foreign environmental and safety laws and regulations, which govern, among other things, the discharge of hazardous materials into the air and water as well as the handling, storage and disposal of such materials. Compliance with these environmental laws is a major consideration for us because we use metals and other hazardous materials in our manufacturing processes. We may be liable under environmental laws for the cost of cleaning up properties we own or operate if they are or become contaminated by the release of hazardous materials, regardless of whether we caused such release. In addition we, along with any other person who arranges for the disposal of our wastes, may be liable for costs associated with an investigation and remediation of sites at which we have arranged for the disposal of hazardous wastes, if such sites become contaminated, even if we fully comply with applicable environmental laws. In the event of a contamination or violation of environmental laws, we could be held liable for damages including fines, penalties and the costs of remedial actions and could also be subject to revocation of our discharge permits. Any such revocations could require us to cease or limit production at one or more of our facilities, thereby having a material adverse effect on our operations. Environmental laws could also become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with any violation, which could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Capital Structure

We may be unable to meet our future capital and liquidity requirements.

   Our principal sources of funds are cash generated from operating activities and borrowings under our senior credit facility. Upon completion of our initial public offering, we had $ million available to borrow under our senior credit facility. No assurance can be given that these funds will provide us with sufficient liquidity and capital resources for us to meet our current and future financial needs. We have required in the past, and may require in the future, additional equity or debt financing to meet our working capital requirements or to finance acquisitions. There can be no assurance that additional financing will be available when required or, if available, will be on terms satisfactory to us. Any failure to obtain such additional financing could prevent us from meeting our working capital requirements or from financing acquisitions, and could have a material adverse effect on our business, financial condition and results of operations.

Our future indebtedness could adversely affect our financial health and severely limit our ability to plan for or respond to changes in our business.

   We plan to incur indebtedness from time to time to finance acquisitions or capital expenditures or for other purposes. This debt could have adverse consequences for our business, including:

  .  We will be more vulnerable to adverse general economic conditions;

  . We will be required to dedicate a substantial portion of our cash flow from operations to repayment of debt, limiting the availability of cash for other purposes;

  . We may have difficulty obtaining additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes;

  . We may have limited flexibility in planning for, or reacting to, changes in our business and industry;

  . We could be limited by financial and other restrictive covenants in our credit arrangements in our borrowing of additional funds; and

  . We may fail to comply with the covenants under which we borrowed our indebtedness which could result in an event of default. If an event of default occurs and is not cured or waived, it could result in all amounts outstanding, together with accrued interest, becoming immediately due and payable. If we were unable to repay such amounts, the lenders could proceed against any collateral granted to them to secure that indebtedness.

   There can be no assurance that our leverage and such restrictions will not materially and adversely affect our ability to finance our future operations or capital needs or to engage in other business activities. In addition, our ability to pay principal and interest on our indebtedness, to meet our financial and restrictive covenants and to satisfy our other debt obligations will depend upon our future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond our control, as well as the availability of revolving credit borrowings under our senior credit facility or successor facilities.

The terms of our indebtedness agreements impose significant restrictions on our ability to operate.

   The terms of our current indebtedness agreements restrict, among other things, our ability to incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, merge, consolidate or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets. We are also required to maintain specified financial ratios and satisfy certain financial condition tests, which further restrict our ability to operate as we choose. Substantially all our assets and those of our subsidiaries are pledged as security under our senior credit facility. See "Description of Indebtedness."

Investment funds affiliated with Bain Capital, Inc., investment funds affiliated with Celerity Partners, Inc., Kilmer Electronics Group Limited and certain members of management have significant influence over our business, and could delay, deter or prevent a change of control or other business combination.

   Upon completion of our initial public offering, investment funds affiliated with Bain Capital, Inc., investment funds affiliated with Celerity Partners, Inc., Kilmer Electronics Group Limited and certain members of management held approximately 16.3%, 14.4%, 7.9% and 13.4%, respectively, of our outstanding shares. In addition, three of the ten directors who serve on our board are representatives of the Bain funds, two are representatives of the Celerity funds, two are representatives of Kilmer Electronics Group Limited and three are members of management. By virtue of such stock ownership and board representation, the Bain funds, the Celerity funds, Kilmer Electronics Group Limited and certain members of management will continue to have a significant influence over all matters submitted to our stockholders, including the election of our directors, and to exercise significant control over our business, policies and affairs. Such concentration of voting power could have the effect of delaying, deterring or preventing a change of control or other business combination that might otherwise be beneficial to our stockholders.

Provisions in our charter documents and state law may make it harder for others to obtain control of us even though some stockholders might consider such a development favorable.

   Provisions in our charter, by-laws and certain provisions under Delaware law may have the effect of delaying or preventing a change of control or changes in our management that stockholders consider favorable or beneficial. If a change of control or change in management is delayed or prevented, the market price of our shares could suffer. Please see "Description of Capital Stock."

Our share price could be volatile and could drop unexpectedly, possibly subjecting us to securities litigation.

   Historically, stock prices and trading volumes for newly public companies fluctuate widely for a number of reasons, including some reasons that may be unrelated to their businesses or results of operations. This type of market volatility could depress the price of our shares without regard to our operating performance. In addition, our operating results may be below the expectations of public market analysts or investors. If this were to occur, the market price of our shares could decrease, perhaps significantly.

   In the past, following periods of volatility in the market price of a particular company's securities, securities class action litigation has often been brought against that company. Many companies have been subject to this type of litigation. We may also become involved in this type of litigation. Litigation is often expensive and diverts management's attention and resources. Such litigation, if it were to occur, could have a material adverse effect upon our business, financial condition and results of operations.

Future sales of our shares may depress our stock price.

   Sales of a substantial number of shares of our common stock in the public market by our stockholders could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. In addition, the exchange by the holders of exchangeable shares of a substantial number of exchangeable shares into shares of our common stock within a relatively short period of time could have the effect of depressing the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities.

                                USE OF PROCEEDS

   Because the shares of our common stock offered hereunder will be issued in exchange for the exchangeable shares of our subsidiary SMTC Canada, none of which will be held by us, we will receive no proceeds from the sale of such common stock.

                             THE RECLASSIFICATION

   Prior to the initial public offering, SMTC had three classes of common stock, designated as Class A common stock, Class L common stock and Class N common stock. The Class L common stock was identical to the Class A common stock, except that each share of Class L common stock was entitled to a preferential payment upon any distribution by SMTC to holders of SMTC capital stock, whether by dividend, liquidating distribution or otherwise, equal to the original cost of such share, $162.00, plus an amount which accrued on a daily basis at a rate of 12.0% per annum, compounded quarterly. After payment of this preference amount, each share of Class A common stock and Class L common stock was to share equally in all distributions to holders of SMTC capital stock. As of July 27, 2000, the closing date of our initial public offering, the preference amount was $182.16 per share of Class L common stock. The Class N common stock was non-participating and represented voting rights only.

   In addition, prior to our initial public offering, SMTC Canada had outstanding Class L exchangeable shares that were exchangeable into shares of SMTC Class L common stock on a one-for-one basis. SMTC Canada also had outstanding Class Y shares that carried dividend and voting rights on the same basis as the Class L exchangeable shares. The holder of the Class Y shares entered into an agreement with SMTC under which the Class Y shares are exchangeable for shares of Class L common stock on a one-for-one basis. See "Description of Capital Stock."

   In connection with the completion of the initial public offering, we

  . purchased the outstanding SMTC Canada Class Y shares in exchange for shares of Class L common stock;

  . converted each of the outstanding shares of Class L common stock into one share of Class A common stock plus an additional number of shares of Class A common stock determined by dividing the preference amount by the value of a share of Class A common stock based on the initial public offering price;

  . converted each share of Class A common stock into 3.7123 shares of common stock;

  . redeemed all outstanding shares of Class N common stock and issued one share of special voting stock which is held by a trustee for the benefit of the holders of exchangeable shares; and

  . converted each Class L exchangeable share into exchangeable shares of the same class as those offered in our initial public offering in the same ratio as shares of Class L common stock were converted to shares of common stock.

   The transactions described above are collectively referred to in this prospectus as the "reclassification."

                                DIVIDEND POLICY

   SMTC Corporation has never declared or paid a cash dividend on its shares, and we currently do not anticipate paying any cash dividends in the foreseeable future. Our existing credit facilities restrict our ability to pay dividends. We currently intend to retain earnings and cash flow to finance future operations and expansion and to reduce indebtedness. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

   On closing of our initial public offering, SMTC and its Canadian affiliates entered into a support agreement under which SMTC agreed to maintain the economic equivalence of the exchangeable shares and the common stock by, among other things, not declaring and paying dividends on the common stock unless SMTC Canada is able to declare and pay economically equivalent dividends on the exchangeable shares in accordance with the terms of those shares. SMTC Canada may also declare stock dividends from time to time as necessary to maintain the one-for-one economic equivalence between exchangeable shares and shares of common stock. The SMTC Canada exchangeable shares do not carry any other right to receive dividends from SMTC Canada. Although SMTC Canada has paid dividends on its shares in the past, it does not currently anticipate paying any cash dividends on the exchangeable shares in the forseeable future.

                                 CAPITALIZATION

   The following table sets forth our cash and cash equivalents and our capitalization as of April 2, 2000 and April 30, 2000.

  .  on an actual basis; and

  . on a pro forma as adjusted basis after giving effect to (1) the reclassification as if it had occurred on April 2, 2000 or April 30, 2000, as applicable; (2) our sale of common stock and the common stock issuable upon exchange of the exchangeable shares offered by SMTC Canada
     in our initial public offering; and (3) the application of $   million
     from the sale of shares in our initial public offering to repay our long-term debt.

   You should read this information together with our consolidated financial statements and the related notes to those statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in this prospectus.

                                     April 2, 2000         April 30, 2000
                                   -------------------   ----------------------
                                            Pro Forma                Pro Forma
                                   Actual  as adjusted   Actual     as adjusted
                                   ------  -----------   ------     -----------
                                     (in millions, except share data)
Cash and cash equivalents......... $  5.1    $  5.1      $  1.6       $  1.6
                                   ======    ======      ======       ======
Short-term obligations............    4.3       1.3         4.1          1.1
Long-term obligations:
  Long-term debt..................  159.4      16.4       156.5         13.5
  Capital lease obligations.......    1.6       1.6         1.5          1.5
                                   ------    ------      ------       ------
    Total long-term obligations...  161.0      18.0       158.0         15.0
Shareholders' equity:
  Common stock, $0.01 par value,
   no shares authorized or issued
   on an actual basis; 60,000,000
   shares authorized and
   26,026,412 shares issued and
   outstanding on a pro forma
   basis (a)......................     --       0.3          --          0.3
  Class A common stock, $0.001 par
   value, 12,820,000 shares
   authorized; 2,447,782 shares
   issued and outstanding on an
   actual basis; no shares
   authorized, issued and
   outstanding on a pro forma
   basis (b)......................     --        --          --           --
  Class L common stock, $0.001 par
   value, 300,000 shares
   authorized; 154,168 shares
   issued and outstanding on an
   actual basis; no shares
   authorized, issued and
   outstanding on a pro forma
   basis (c)......................     --        --          --           --
  Class N common stock, $0.001 par
   value, 125,000 shares
   authorized; 113,408 shares
   issued and outstanding on an
   actual basis; no shares
   authorized, issued and
   outstanding on a pro forma
   basis..........................     --        --          --           --
Additional paid-in capital........   11.8     157.5        11.8        157.5
Retained earnings (deficit).......   (5.8)     (8.1)(d)    (5.8)(e)     (8.1)(d)
Other.............................    0.3       0.3         0.3          0.3
                                   ------    ------      ------       ------
    Total shareholders' equity....    6.3     150.0         6.3        150.0
                                   ------    ------      ------       ------
    Total capitalization.......... $171.6    $169.3      $168.4       $166.1
                                   ======    ======      ======       ======

(a) Does not include (i) 675,958 shares of common stock reserved for issuance pursuant to our Amended and Restated 1998 Equity Incentive Plan or (ii) 577,363 shares of common stock reserved for issuance pursuant to outstanding warrants as of April 2, 2000 and April 30, 2000.
(b) Does not include shares of Class A common stock reserved for issuance pursuant to our stock option plan or shares of Class A common stock reserved for issuance pursuant to outstanding warrants as of April 2, 2000 and April 30, 2000.

(c) Does not include shares of Class L common stock reserved for issuance pursuant to our stock option plan, shares of Class L common stock reserved for issuance upon exchange of currently outstanding Class L exchangeable shares and Class Y shares of SMTC Canada, or shares of Class L common stock reserved for issuance pursuant to outstanding warrants, as of April 2, 2000 and April 30, 2000.

(d) As at April 2, 2000, adjusted to reflect an after-tax charge estimated to be $2.3 million, net of a $1.5 million tax recovery, on repayment of indebtedness with the net proceeds of the offering, comprised of the following items net of tax: $2.4 million for the write-off of unamortized deferred financing costs and deferred costs associated with the subordinated notes issued in May 2000; a $0.2 million premium payable with respect to the repayment of the senior credit facility; and a $0.3 million gain on termination of an interest rate swap.
(e) Such amounts for April 30, 2000 reflect the balances as of April 2, 2000, the most recent period for which such information is available.

                                    DILUTION

   This offering is for shares of common stock to be issued in exchange for currently outstanding exchangeable shares. The exchange of common stock for exchangeable shares will not result in any change to the net tangible book value per share before and after the exchange of shares. Investors should be aware, however, that the price of our shares may not bear any rational relationship to net tangible book value per share.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                          Quarter ended April 2, 2000

   The unaudited pro forma consolidated statement of earnings (loss) for the quarter ended April 2, 2000 gives pro forma effect to:

  .  the acquisition of Pensar;

  .  the reclassification as described under "The Reclassification"; and

  . the consummation of our initial public offering and the application of the net proceeds therefrom, as described under "Recent Developments".

   The unaudited pro forma consolidated balance sheet gives effect to the acquisition, the reclassification and our initial public offering as if each occurred on April 2, 2000.

   The unaudited pro forma consolidated statement of earnings (loss) gives effect to the acquisition, the reclassification and our initial public offering as if each of these occurred on January 1, 1999.

   The accounting policies used in preparing the unaudited pro forma consolidated financial statements are those disclosed in our consolidated financial statements included in this prospectus.

   The unaudited pro forma consolidated financial information has been provided for informational purposes only and is not necessarily indicative of the results of operations or financial condition that actually would have been achieved if the combination, acquisition and other transactions had been completed on the date indicated, or that may be reported in the future. The unaudited pro forma financial information does not reflect expenses expected to be incurred to finalize the integration of the combined or acquired operations, or potential cost savings or improvements in revenue that we believe can be realized as a result of the acquisitions.

   The unaudited pro forma consolidated financial information has been prepared based on the unaudited consolidated information of SMTC Corporation (formerly HTM Holdings, Inc.) as of and for the quarter ended April 2, 2000 and the unaudited financial information of Pensar as of and for the quarter ended March 31, 2000.

   The unaudited pro forma consolidated financial information is based upon assumptions that we believe are reasonable and should be read in conjunction with the separate audited historical consolidated financial statements of SMTC Corporation (formerly HTM Holdings, Inc.) and Pensar. The assumptions underlying the offering and reclassification adjustments are subject to change when the initial offering price, gross proceeds and closing date are finalized.

   There are no differences between United States and Canadian GAAP that impact the pro forma consolidated financial information.

   The unaudited pro forma consolidated statement of earnings (loss) does not reflect the net after tax extraordinary loss of $2.3 million resulting from the prepayment of the $5.0 million subordinated notes issued in May 2000, the early extinguishment of debt resulting from the write-off of debt issuance costs, incurrence of the prepayment penalty and the gain from settlement of the interest rate swaps in connection with the prepayment of debt upon completion of the offering. The unaudited pro forma consolidated balance sheet, however, does reflect the extraordinary loss. The actual amount of this loss may be more or less depending on the closing date of the transaction.

The Reclassification

   Concurrent with the effectiveness of our initial public offering, SMTC Corporation completed a share capital reorganization that was effected as follows:

  . each outstanding Class Y share of SMTC Corporation's subsidiary, SMTC Manufacturing Corporation of Canada, was purchased in exchange for shares of Class L common stock;

  . each outstanding share of Class L common stock was converted into one share of Class A common stock plus an additional number of shares of Class A common stock determined by dividing the preference amount by the value of a share of Class A common stock based on the initial public offering price;

  . each outstanding share of Class A common stock was converted into shares of common stock;

  . all outstanding shares of Class N common stock were redeemed and one share of special voting stock was issued which is held by a trustee for the benefit of the holders of the exchangeable shares; and

  . each SMTC Canada Class L exchangeable share was converted into exchangeable shares of the same class as those offered in our initial public offering in the same ratio as shares of Class L common stock are converted to shares of common stock.

   Subsequent to the reclassification but prior to our initial public offering, the share capital of SMTC Corporation was as follows:

                                                     Number of shares
                          --------------------------------------------------------------------------
                          Additional                                                         Special
                           Paid in    Class A    Class L   Class N   Exchangeable   Common   Voting
                           Capital     Stock      Stock     Stock       Shares      Stock     Stock
                          ---------- ----------  --------  --------  ------------ ---------- -------
Balance, April 2, 2000..        --    2,447,782   154,168   113,408     113,408          --    --
Stock conversions.......        --   (2,447,782) (154,168) (113,408)  1,318,647   12,406,474     1
                           --------  ----------  --------  --------   ---------   ----------  ----
                                --          --        --        --    1,432,055   12,406,474     1
                           ========  ==========  ========  ========   =========   ==========  ====
                                                               Common Stock
                           Class A    Class L              ----------------------
                           Options    Options    Warrants  Options     Warrants
                          ---------- ----------  --------  --------  ------------
Balance April 2, 2000...    116,860       3,856   115,983       --          --
Option conversions......   (116,860)     (3,856)      --    493,829         --
Warrant conversions.....        --          --   (115,983)      --      577,363
                           --------  ----------  --------  --------   ---------
                                --          --        --    493,829     577,363
                           ========  ==========  ========  ========   =========
                                             Amount (in thousands of dollars)
                          --------------------------------------------------------------------------
                          Additional                                                         Special
                           Paid in    Class A    Class L   Class N   Exchangeable   Common   Voting
                           Capital     Stock      Stock     Stock       Shares      Stock     Stock
                          ---------- ----------  --------  --------  ------------ ---------- -------
Balance, April 2, 2000..   $ 11,804  $        3  $    --   $    --    $     --    $      --   $--
Stock conversions.......       (121)         (3)      --        --          --           124   --
                           --------  ----------  --------  --------   ---------   ----------  ----
                           $ 11,683  $      --   $    --   $    --    $     --    $      124  $--
                           ========  ==========  ========  ========   =========   ==========  ====

The Acquisition of Pensar

   The unaudited pro forma consolidated financial information gives effect to our acquisition of all of the issued and outstanding shares of Pensar on the closing date of our initial public offering for approximately $35.4 million consisting of $17.0 million cash consideration, 1,187,883 of shares of our common stock having an aggregate fair market value of approximately $17.8 million and $600,000 of acquisition costs. The valuation of our shares to be issued as consideration was based on the initial public offering price.

                                SMTC CORPORATION

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                             (dollars in thousands)
                                 April 2, 2000
                                  (Unaudited)

                            SMTC       Pensar                  Pro forma                    Pro forma
                         Corporation Corporation               combined     Offering and   as adjusted
                          April 2,    March 31,  Acquisition   April 2,   reclassification  April 2,
                            2000        2000     adjustments     2000       adjustments       2000
                         ----------- ----------- -----------   ---------  ---------------- -----------
Assets
Current assets:
 Cash and short-term
  investments...........  $  5,111     $    27     $17,000 (a) $  4,538       $165,000 (b)  $  4,538
                                                   (17,600)(a)                 (19,000)(b)
                                                                              (131,075)(b)
                                                                               (14,925)(b)
                                                                                   (78)(b)
                                                                                  (400)(c)
                                                                                   478 (e)
 Accounts receivable....    80,651       8,334                   88,985                       88,985
 Inventories............    86,394       6,786                   93,180                       93,180
 Prepaid expenses.......     5,341         246                    5,587                        5,587
 Deferred income taxes..     1,044         --                     1,044            160 (c)
                                                                                 1,116 (d)
                                                                                  (191)(e)     2,568
                                                                                   439 (f)
                          --------     -------     -------     --------       --------      --------
                           178,541      15,393        (600)     193,334          1,524       194,858

Capital assets..........    35,311       4,859                   40,170                       40,170
Goodwill and excess of
 purchase price over
 tangible book value of
 net assets acquired....    39,791         --       25,602 (a)   65,393                       65,393
Other assets............    10,882         562                   11,444         (2,790)(d)     8,654
Deferred income taxes...       592         --                       592            --            592
                          --------     -------     -------     --------       --------      --------
                          $265,117     $20,814     $25,002     $310,933       $ (1,266)     $309,667
                          ========     =======     =======     ========       ========      ========
Liabilities and
 Shareholders' Equity

Current liabilities:
 Line of credit.........  $    --      $ 3,000     $           $  3,000       $ (3,000)(b)  $    --
 Accounts payable.......    59,039       4,996                   64,035                       64,035
 Accrued liabilities....    31,908       1,645                   33,553                       33,553
 Income taxes payable...       --          --                       --
 Current portion of
  long-term debt........     3,000         335                    3,335         (3,335)(b)       --
 Current portion of
  capital lease
  obligation............     1,335         --                     1,335                        1,335
                          --------     -------     -------     --------       --------      --------
                            95,282       9,976                  105,258         (6,335)       98,923

Capital lease
 obligations............     1,618         --                     1,618                        1,618
Long-term debt..........   159,417       1,040      17,000 (a)  177,457       (124,818)(b)    52,639
Deferred income taxes...     2,444         --                     2,444                        2,444
Shareholders' equity:
 Capital stock..........         3           1          (1)(a)        3            203 (g)       206
 Warrants...............       367         --                       367                          367
 Loans receivable.......       (60)       (415)        415 (a)      (60)                         (60)
 Additional paid-in
  capital...............    11,804       1,209      16,591 (a)   29,604        131,075 (b)   161,574
                                                                                  (203)(g)
                                                                                 1,098 (f)
 Retained earnings
  (deficit).............    (5,758)      9,003      (9,003)(a)   (5,758)          (240)(c)    (8,044)
                                                                                (1,674)(d)
                                                                                   287 (e)
                                                                                  (659)(f)
                          --------     -------     -------     --------       --------      --------
                             6,356       9,798       8,002       24,156        129,887       154,043
                          --------     -------     -------     --------       --------      --------
                          $265,117     $20,814     $25,002     $310,933       $ (1,266)     $309,667
                          ========     =======     =======     ========       ========      ========

    See accompanying notes to pro forma consolidated financial information.

                                SMTC CORPORATION

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                             (dollars in thousands)
                                 April 2, 2000
                                  (Unaudited)
Pro forma adjustments:

(a) Reflects the allocation of the purchase consideration for the acquisition of Pensar as follows:

   Current assets.................................................... $15,393
   Capital assets....................................................   4,859
   Other long-term assets............................................     562
   Excess of purchase price over tangible book value of net assets acquired.........................................................  25,602
   Liabilities assumed............................................... (11,016)
                                                                      -------
                                                                      $35,400
                                                                      =======

  The purchase price consists of $17,000 cash consideration, an ascribed value of $17,800 in shares of common stock of SMTC Corporation and $600 in acquisition costs.

  The acquisition was accounted for by the purchase method. The total purchase consideration will be allocated to the identifiable assets acquired and liabilities assumed based on their respective fair values as at the date of acquisition, with the excess amounts allocated to goodwill, which will be amortized over ten years. The valuations and other studies required to determine the fair values of identifiable assets acquired and liabilities assumed has not been completed for the Pensar acquisition. Accordingly, the preliminary allocation used in the preparation of the unaudited pro forma consolidated financial information is expected to change upon further study and as more current information becomes available.

(b) Reflects our sale of 11,000,000 shares of common stock and exchangeable shares in our initial public offering generating gross proceeds of $165,000 and the use of the estimated net proceeds of $146,000, net of underwriting discounts and commissions and the initial public offering expenses totaling $13,238, and the $78 of proceeds from termination of the interest rate swap net of the prepayment penalty (notes (c) and (e)) to repay a portion of our outstanding indebtedness under our senior credit facility, Pensar debt, the $5,000 of subordinated notes issued in May 2000, and the $9,925 of demand notes issued in July 2000. The adjustment assumes the underwriters' over-allotment option is not exercised.

(c) Reflects the prepayment premium of $400, before the $160 of related income tax recovery (at a 40% effective tax rate), resulting in an extraordinary loss of $240 in connection with the prepayment of the subordinated debt in connection with the offering.

(d) Reflects the write-off of $2,790 in capitalized debt issuance costs, before $1,116 of related income tax recovery (at a 40% effective tax rate), resulting in an after-tax extraordinary loss of $1,674 in connection with the repayment of outstanding debt.

(e) Reflects the recognition of a $478 gain, in connection with the termination of the swap on debt outstanding under the senior credit facility before $191 of related income tax expense (at a 40% effective tax rate), resulting in an extraordinary gain of $287.

(f) Reflects the value of the warrants, in excess of proceeds received, issued in May 2000 in connection with the subordinated notes and the related write-off of $1,098 before $439 of related income tax recovery (at a 40% effective tax rate) resulting in an extraordinary loss of $659 related to the prepayment of the subordinated notes.

(g) Represents the par value of shares issued in our initial public offering and the reclassification of common stock prior to our initial public offering.

                                SMTC CORPORATION

              PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
     (dollars in thousands, except share quantities and per share amounts)
                          Quarter ended April 2, 2000
                                  (Unaudited)

                             SMTC       Pensar                                                  Pro forma
                          Corporation Corporation                                              as adjusted
                            Quarter     Quarter                                   Offering       Quarter
                             ended       ended                                      and           ended
                           April 2,    March 31,  Acquisition   Pro forma     reclassification  April 2,
                             2000        2000     adjustments   combined        adjustments       2000
                          ----------- ----------- -----------   ---------     ---------------- -----------
Revenue.................   $ 124,333    $16,283     $  --       $140,616                       $  140,616
Cost of sales...........     113,127     13,735        --        126,862                          126,862
                           ---------    -------     ------      --------                       ----------
Gross profit............      11,206      2,548        --         13,754                           13,754
Selling, general and
 administrative
 expenses...............       7,548      1,359        --          8,907                            8,907
Management fees.........         131        --         --            131                              131
Amortization............       1,272        --         640 (a)     1,912           $ (137)(e)       1,775
Former Pensar
 shareholders'
 compensation...........         --         114        --            114                              114
                           ---------    -------     ------      --------           ------      ----------
Operating income........       2,255      1,075       (640)        2,690              137           2,827
Interest................       3,789        103        373 (b)     4,265           (2,773)(f)       1,492
                           ---------    -------     ------      --------           ------      ----------
Earnings (loss) before
 income taxes...........      (1,534)       972     (1,013)       (1,575)           2,910           1,335
Income taxes (recovery):
 Current................        (316)       --        (305)(c)      (232)           1,109 (g)         877
                                                       389 (d)
 Deferred...............         225        --        (101)(c)       124               55 (g)         179
                           ---------    -------     ------      --------           ------      ----------
                                 (91)       --        (17)          (108)           1,164           1,056
                           ---------    -------     ------      --------           ------      ----------
Earnings (loss) ........   $  (1,443)   $   972     $ (996)     $ (1,467)(h)       $1,746      $      279(h)
                           =========    =======     ======      ========           ======      ==========
Income (loss) per common
 share:
 Earnings (loss) .......   $  (1,443)
 Less Class L preferred
  entitlement...........      (1,366)
                           ---------
Earnings (loss)
 attributable to common
 shareholders ..........   $  (2,809)
                           =========
Earnings (loss) per
 common share:
 Basic..................   $   (1.16)                                                          $     0.01
                           =========                                                           ==========
 Diluted................   $   (1.16)                                                          $     0.01
                           =========                                                           ==========
Weighted average number
 of shares outstanding:
 Basic..................   2,414,642                                                           26,026,412
                           =========                                                           ==========
 Diluted................   2,414,642                                                           26,709,150
                           =========                                                           ==========


    See accompanying notes to pro forma consolidated financial information.

                                SMTC CORPORATION

          NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
                             (dollars in thousands)
                          Quarter ended April 2, 2000
                                  (Unaudited)
Pro forma adjustments:

(a) Reflects the additional amortization expense related to the excess of purchase price over the tangible net book value of net assets to be acquired. The valuations and other studies required to determine the fair values of identifiable assets acquired and liabilities assumed has not been completed for the Pensar acquisition. The amortization is based on the estimated useful life of 10 years.

(b) Reflects the additional interest expense related to the borrowings required by us to complete the Pensar acquisition, based on our current incremental borrowing rate on April 2, 2000 of LIBOR plus 350 basis points.

(c) Reflects the income tax effect of adjustments (a) and (b) at a 40% effective tax rate. The goodwill amortization of $640 in connection with the acquisition of Pensar is tax deductible.

(d) Reflects the income tax effect of treating Pensar as a "C" Corporation. Prior to its acquisition by SMTC, Pensar held "S Corp." status for federal and state income tax purposes, thereby consenting to include the company's income in the shareholders' individual income tax returns.

(e)  Reflects the decrease in amortization of debt issuance costs.

(f) Reflects the decrease in interest expense in connection with the use of net proceeds from our initial public offering to repay outstanding debt as follows:

   Pro forma combined interest expense................................. $ 4,265
   Elimination of historical and pro forma interest....................  (2,773)
                                                                        -------
   Pro forma interest expense subsequent to the offering............... $ 1,492
                                                                        =======

  The elimination of historical and pro forma interest is calculated by applying our initial public offering proceeds net of the prepayment penalty and swap termination proceeds to outstanding debt balances (including the debt related to our acquisition of Pensar) net of $5,000 to be applied to the subordinated notes issued in May 2000 and $9,925 of demand notes issued in July 2000 as if the proceeds were applied at January 1, 1999. The proceeds were applied against the entire balance outstanding on the subordinated debt, term loans, Pensar debt and a portion of the revolving credit facility.

(g) Reflects the income tax effect of adjustments (e) and (f) at a 40% effective tax rate.

                                SMTC CORPORATION

          NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
                             (dollars in thousands)
                          Quarter ended April 2, 2000
                                  (Unaudited)

(h) The pro forma combined and pro forma as adjusted earnings (loss) before extraordinary loss do not reflect the after-tax effect of adjusting for the following acquisition-related, non-recurring adjustments and interest income:

  . $131 of pre-tax management fees paid to Bain Capital Partners VI, L.P., Celerity Partners, Inc. and Kilmer Electronics Group Limited under a management agreement which was terminated in connection with our initial public offering; and

  .  $114 of pre-tax compensation paid to Pensar shareholders.

   The effect of these adjustments is reflected in the following table:

                                                           Pro forma  Pro forma
                                                           combined  as adjusted
                                                           --------- -----------
   Earnings (loss) .......................................  $(1,467)    $279

   Plus:
     Management fees......................................      131      131
     Former Pensar shareholders' compensation.............      114      114

   Less:
     Tax effect of above adjustments at 40%...............      (98)     (98)
                                                            -------     ----
     Adjusted earnings (loss) ............................  $(1,320)    $426
                                                            =======     ====

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                          Year Ended December 31, 1999

   The unaudited pro forma consolidated statement of earnings (loss) for the year ended December 31, 1999 gives pro forma effect to:

  .  the combination of Surface Mount and HTM;
  .  the acquisition of W.F. Wood;
  .  the acquisition of Pensar;
  . the reclassification as described under "The Reclassification"; and . the consummation of our initial public offering and the application of the net proceeds therefrom, as described under "Recent Developments".

   The unaudited pro forma consolidated balance sheet gives effect to the acquisition of Pensar, the reclassification and our initial public offering as if each occurred on December 31, 1999.

   The unaudited pro forma consolidated statement of earnings (loss) gives effect to the combination, the acquisitions, the reclassification and our initial public offering as if each of these occurred on January 1, 1999.

   The accounting policies used in preparing the unaudited pro forma consolidated financial statements are those disclosed in our consolidated financial statements included in this prospectus.

   The unaudited pro forma consolidated financial information has been provided for informational purposes only and is not necessarily indicative of the results of operations or financial condition that actually would have been achieved if the combination, acquisition and other transactions had been completed on the date indicated, or that may be reported in the future. The unaudited pro forma financial information does not reflect expenses expected to be incurred to finalize the integration of the combined or acquired operations, or potential cost savings or improvements in revenue that we believe can be realized as a result of the acquisitions.

   The unaudited pro forma consolidated financial information has been prepared based on the audited consolidated financial statements of SMTC Corporation (HTM Holdings, Inc.) as of and for the year ended December 31, 1999, the unaudited financial statements of Surface Mount as of and for the period from January 1, 1999 to July 29, 1999, the audited financial statements of W.F. Wood, Incorporated as of and for the period from January 1, 1999 to September 3, 1999 and the audited financial statements of Pensar as of and for the year ended December 31, 1999.

   The unaudited pro forma consolidated financial information is based upon assumptions that we believe are reasonable and should be read in conjunction with the separate audited historical consolidated financial statements of SMTC, Surface Mount, W.F. Wood, Incorporated and Pensar. The assumptions underlying the offering and reclassification adjustments are subject to change when the initial offering price, gross proceeds and closing date are finalized.

   The unaudited pro forma consolidated financial information has been prepared in accordance with United States GAAP and the notes to the unaudited pro forma consolidated statement of earnings (loss) include a reconciliation to Canadian GAAP. There are no differences between United States and Canadian GAAP that impact the pro forma consolidated balance sheet.

   The unaudited pro forma consolidated statement of earnings (loss) does not reflect the net after-tax extraordinary loss of $2.4 million resulting from the prepayment of the $5.0 million subordinated notes issued in May 2000, the early extinguishment of debt resulting from the write-off of debt issuance costs, incurrence of the prepayment penalty and the gain from settlement of the interest rate swaps in connection with the prepayment of debt upon completion of the offering. The unaudited pro forma consolidated balance sheet, however, does reflect the extraordinary loss. The actual amount of this loss may be more or less than the pro forma amount based on the closing date of the transaction.

The Reclassification

   Concurrent with the effectiveness of our initial public offering, SMTC Corporation completed a share capital reorganization that was effected as follows:

  . each outstanding Class Y share of SMTC Corporation's subsidiary, SMTC Canada, was purchased in exchange for shares of Class L common stock;

  . each outstanding share of Class L common stock was converted into one share of Class A common stock plus an additional number of shares of Class A common stock determined by dividing the preference amount by the value of a share of Class A common stock based on the initial public offering price;

  . each outstanding share of Class A common stock was converted into 3.7123 shares of common stock;

  . all outstanding shares of Class N common stock were redeemed and one share of special voting stock was issued which is held by a trustee for the benefit of the holders of the exchangeable shares; and

  . each SMTC Canada Class L exchangeable share was converted into exchangeable shares of the same class as those being offered in our initial public offering in the same ratio as shares of Class L common stock were converted to shares of common stock.

   Subsequent to the reclassification but prior to our initial public offering, the share capital of SMTC Corporation was as follows:

                                                    Number of shares
                         --------------------------------------------------------------------------
                         Additional                                                         Special
                          Paid in    Class A    Class L   Class N   Exchangeable   Common   Voting
                          Capital     Stock      Stock     Stock       Shares      Stock     Stock
                         ---------- ----------  --------  --------  ------------ ---------- -------
Balance, December 31,
 1999...................       --    2,447,782   154,168   113,408     113,408          --     --
Stock conversions.......       --   (2,447,782) (154,168) (113,408)  1,318,647   12,406,474      1
                          --------  ----------  --------  --------   ---------   ----------  -----
                               --          --        --        --    1,432,055   12,406,474      1
                          ========  ==========  ========  ========   =========   ==========  =====
                                                              Common Stock
                                                          ----------------------
                          Class A    Class L
                          Options    Options    Warrants  Options     Warrants
                         ---------- ----------  --------  --------  ------------
Balance, December 31,
 1999...................   116,860       3,856   115,983       --          --
Option conversions......  (116,860)     (3,856)      --    493,829         --
Warrant conversions.....       --          --   (115,983)      --      577,363
                          --------  ----------  --------  --------   ---------
                               --          --        --    493,829     577,363
                          ========  ==========  ========  ========   =========

                                            Amount (in thousands of dollars)
                         --------------------------------------------------------------------------
                         Additional                                                         Special
                          Paid in    Class A    Class L   Class N   Exchangeable   Common   Voting
                          Capital     Stock      Stock     Stock       Shares      Stock     Stock
                         ---------- ----------  --------  --------  ------------ ---------- -------
Balance, December 31,
 1999...................  $ 11,804  $        3  $    --   $    --    $     --    $      --   $ --
Stock conversions.......      (121)         (3)      --        --          --           124    --
                          --------  ----------  --------  --------   ---------   ----------  -----
                          $ 11,683  $      --   $    --   $    --    $     --    $      124  $ --
                          ========  ==========  ========  ========   =========   ==========  =====

The Acquisition of Pensar

   The unaudited pro forma consolidated financial information gives effect to our acquisition of all of the issued and outstanding shares of Pensar on the closing date of our initial public offering for approximately $35.4 million consisting of $17.0 million cash consideration, 1,187,883 of shares of our common stock having an aggregate fair market value of approximately $17.8 million and $600,000 of acquisition costs. The valuation of our shares to be issued as consideration was based on the initial public offering price.

                                SMTC CORPORATION
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                             (dollars in thousands)
                               December 31, 1999
                                  (Unaudited)

                             SMTC        Pensar                                                Pro forma
                         Corporation  Corporation                             Offering and    as adjusted
                         December 31, December 31, Acquisition   Pro forma  reclassification  December 31,
                             1999         1999     adjustments   combined     adjustments         1999
                         ------------ ------------ -----------   ---------  ----------------  ------------
Assets
Current assets:
 Cash and short-term
  investments...........   $  2,083     $   512      $17,000 (a) $  1,995      $ 165,000 (b)    $  1,995
                                                     (17,600)(a)                 (19,000)(b)
                                                                                (131,075)(b)
                                                                                 (14,925)(b)
                                                                                     (78)(b)
                                                                                    (400)(c)
                                                                                     478 (e)
 Accounts receivable....     71,597       9,781                    81,378                         81,378
 Inventories............     61,680       5,273                    66,953                         66,953
 Prepaid expenses.......      3,647         201                     3,848                          3,848
 Deferred income taxes..      1,527         --                      1,527            160 (c)       3,104
                                                                                   1,169 (d)
                                                                                    (191)(e)
                                                                                     439 (f)
                           --------     -------      -------     --------      ---------        --------
                            140,534      15,767         (600)     155,701          1,577         157,278

Capital assets..........     35,003       4,721                    39,724                         39,724
Goodwill and excess of
 purchase price over
 tangible book value of
 net assets acquired....     40,800         --        26,599 (a)   67,399                         67,399
Other assets............     11,145         511                    11,656         (2,921)(d)       8,735
Deferred income taxes...        623         --                        623                            623
                           --------     -------      -------     --------      ---------        --------
                           $228,105     $20,999      $25,999     $275,103      $  (1,344)       $273,759
                           ========     =======      =======     ========      =========        ========
Liabilities and
 Shareholders' Equity

Current liabilities:
 Line of credit.........   $    --      $ 4,215      $           $  4,215      $  (4,215)(b)    $    --
 Accounts payable.......     53,119       5,277                    58,396                         58,396
 Accrued liabilities....     29,307       1,293                    30,600                         30,600
 Income taxes payable...      1,127         --                      1,127                          1,127
 Current portion of
  long-term debt........      2,000         332                     2,332         (2,332)(b)         --
 Current portion of
  capital lease
  obligation............      1,541         --                      1,541                          1,541
                           --------     -------      -------     --------      ---------        --------
                             87,094      11,117                    98,211         (6,547)         91,664

Capital lease
 obligations............      1,537         --                      1,537                          1,537
Long-term debt..........    128,942       1,081       17,000 (a)  147,023       (124,606)(b)      22,417
Deferred income taxes...      2,733         --                      2,733                          2,733
Shareholders' equity:
 Capital stock..........          3           1           (1)(a)        3            203 (g)         206
 Warrants...............        367         --                        367                            367
 Loans receivable.......        (60)       (455)         455 (a)      (60)                           (60)
 Additional paid-in
  capital...............     11,804       1,209       16,591 (a)   29,604        131,075 (b)     161,574
                                                                                    (205)(g)
                                                                                   1,098 (f)
 Retained earnings
  (deficit).............     (4,315)      8,046       (8,046)(a)   (4,315)          (240)(c)      (6,679)
                                                                                  (1,752)(d)
                                                                                     287 (e)
                                                                                    (659)(f)
                           --------     -------      -------     --------      ---------        --------
                              7,799       8,801        8,999       25,599        129,809         155,408
                           --------     -------      -------     --------      ---------        --------
                           $228,105     $20,999      $25,999     $275,103      $  (1,344)       $273,759
                           ========     =======      =======     ========      =========        ========

    See accompanying notes to pro forma consolidated financial information.

                                SMTC CORPORATION

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                             (dollars in thousands)
                               December 31, 1999
                                  (Unaudited)
Pro forma adjustments:

(a) Reflects the allocation of the purchase consideration for the acquisition of Pensar as follows:

   Current assets...................................................  $ 15,767
   Capital assets...................................................     4,721
   Other long-term assets...........................................       511
   Goodwill and excess of purchase price over tangible book value of
    net assets acquired.............................................    26,599
   Liabilities assumed..............................................   (12,198)
                                                                      --------
                                                                      $ 35,400
                                                                      ========

   The purchase price consists of $17,000 cash consideration, an ascribed value of $17,800 in shares of common stock of SMTC Corporation and $600 in acquisition costs.

   The acquisition was accounted for by the purchase method. The total purchase consideration will be allocated to the identifiable assets acquired and liabilities assumed based on their respective fair values as at the date of acquisition, with the excess amounts allocated to goodwill, which will be amortized over ten years. The valuations and other studies required to determine the fair values of identifiable assets acquired and liabilities assumed has not been completed for the Pensar acquisition. Accordingly, the preliminary allocation used in the preparation of the unaudited pro forma consolidated financial information is expected to change upon further study and as more current information becomes available.

(b) Reflects our sale of 11,000,000 shares of common stock and exchangeable shares in our initial public offering generating gross proceeds of $165,000 and the use of the estimated net proceeds of $146,000, net of underwriting discounts and commissions and the initial public offering expenses totaling $19,000, and the $78 of proceeds from termination of the interest rate swap net of the prepayment penalty (notes (c) and (e)) to repay a portion of our outstanding indebtedness under our senior credit facility, Pensar debt, the $5,000 subordinated notes issued in May 2000 and the $9,925 of demand notes issued in July 2000. The adjustment assumes the underwriters' over-allotment option is not exercised.

(c) Reflects the prepayment premium of $400, before the $160 of related income tax recovery (at a 40% effective tax rate), resulting in an extraordinary loss of $240 in connection with the prepayment ofthe subordinated debt in connection with the offering.

(d) Reflects the write-off of $2,921 in capitalized debt issuance costs, before $1,169 of related income tax recovery (at a 40% effective tax rate), resulting in an after-tax extraordinary loss of $1,752 in connection with the repayment of outstanding debt.

(e) Reflects the recognition of a $478 gain, in connection with the termination of the swap on debt outstanding under the senior credit facility before $191 of related income tax expense (at a 40% effective tax rate), resulting in an extraordinary gain of $287.

(f) Reflects the value of the warrants, in excess of proceeds received, issued in May 2000 in connection with the subordinated notes and the related write-off of $1,098 before $439 of related income tax recovery (at a 40% effective tax rate), resulting in an extraordinary loss of $659 related to the prepayment of the subordinated notes.

(g) Represents the par value of shares issued in our initial public offering and the reclassification of the common stock prior to our initial public offering.

                                SMTC CORPORATION

              PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
     (dollars in thousands, except share quantities and per share amounts)
                          Year ended December 31, 1999
                                  (Unaudited)

                                                               W.F. Wood,
                                                              Incorporated
                                     SMTC      Surface Mount      from        Pensar                                 Offering
                                 Corporation  from January 1,  January 1,  Corporation                                  and
                                  Year ended      1999 to       1999 to     Year ended                               reclassi-
                                 December 31,    July 29,     September 3, December 31, Acquisition   Pro forma      fication
                                     1999          1999           1999         1999     adjustments   combined      adjustments
                                 ------------ --------------- ------------ ------------ -----------   ---------     -----------
Revenue.........                  $ 257,962      $168,553       $23,198      $52,996      $           $502,709       $
Cost of sales...                    236,331       152,330        20,072       43,859                   452,592
                                  ---------      --------       -------      -------      -------     --------       --------
Gross profit....                     21,631        16,223         3,126        9,137                    50,117
Selling, general
 and
 administrative
 expenses.......                     12,615        10,268         1,718        4,533                    29,134
Management
 fees...........                        717           --            --           --                        717
Amortization....                      1,990           --            --           --         5,275 (a)    7,265           (370)(f)
Former W.F. Wood
 shareholders'
 compensation...                        --            --            136          --                        136
Acquisition-
 related bonuses
 paid to
 management and
 employees of
 W.F. Wood......                        --            --          2,571          --                      2,571
Former Pensar
 shareholders'
 compensation...                        --            --            --           498                       498
Acquisition-
 related
 professional
 fees...........                        --            --            403           75         (478)(b)      --
                                  ---------      --------       -------      -------      -------     --------       --------
Operating
 income.........                      6,309         5,955        (1,702)       4,031       (4,797)       9,796            370
Interest........                      7,066         2,215            58          267        2,522 (c)   12,128        (10,554)(g)
                                  ---------      --------       -------      -------      -------     --------       --------
Earnings (loss)
 before income
 taxes..........                       (757)        3,740        (1,760)       3,764       (7,319)      (2,332)        10,924
Income taxes
 (recovery):
 Current........                        442         2,064           --           --        (1,843)(d)    1,465          4,222 (h)
                                                                                              802 (e)
 Deferred.......                       (335)         (195)          --           --          (505)(d)   (1,035)           148 (h)
                                  ---------      --------       -------      -------      -------     --------       --------
                                        107         1,869           --           --        (1,546)         430          4,370
                                  ---------      --------       -------      -------      -------     --------       --------
Earnings
 (loss).........                  $    (864)     $  1,871       $(1,760)     $ 3,764      $(5,773)    $ (2,762)(i)   $  6,554
                                  =========      ========       =======      =======      =======     ========       ========
Income (loss) per common share:
 Earnings
  (loss)........                  $    (864)
 Less Class L
  preferred
  entitlement...                     (2,185)
                                  ---------
Earnings (loss)
 attributable to
 common
 shareholders...                  $  (3,049)
                                  =========
Earnings (loss)
 per
 common share
 Basic..........                  $   (1.89)
                                  =========
 Diluted........                  $   (1.89)
                                  =========
Weighted average
 number of
 shares
 outstanding:
 Basic..........                  1,617,356
                                  =========
 Diluted........                  1,617,356
                                  =========
                                  Pro forma
                                 as adjusted
                                  Year ended
                                 December 31,
                                     1999
                                 ---------------
Revenue.........                 $   502,709
Cost of sales...                     452,592
                                 ---------------
Gross profit....                      50,117
Selling, general
 and
 administrative
 expenses.......                      29,134
Management
 fees...........                         717
Amortization....                       6,895
Former W.F. Wood
 shareholders'
 compensation...                         136
Acquisition-
 related bonuses
 paid to
 management and
 employees of
 W.F. Wood......                       2,571
Former Pensar
 shareholders'
 compensation...                         498
Acquisition-
 related
 professional
 fees...........                         --
                                 ---------------
Operating
 income.........                      10,166
Interest........                       1,574
                                 ---------------
Earnings (loss)
 before income
 taxes..........                       8,592
Income taxes
 (recovery):
 Current........                       5,687
 Deferred.......                        (887)
                                 ---------------
                                       4,800
                                 ---------------
Earnings
 (loss).........                 $     3,792(i)
                                 ===============
Income (loss) per common share:
 Earnings
  (loss)........
 Less Class L
  preferred
  entitlement...
Earnings (loss)
 attributable to
 common
 shareholders...
Earnings (loss)
 per
 common share
 Basic..........                 $      0.15
                                 ===============
 Diluted........                 $      0.14
                                 ===============
Weighted average
 number of
 shares
 outstanding:
 Basic..........                  26,026,412
                                 ===============
 Diluted........                  26,535,218
                                 ===============

    See accompanying notes to pro forma consolidated financial information.

                                SMTC CORPORATION

          NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
                             (dollars in thousands)
                          Year ended December 31, 1999
                                  (Unaudited)
Pro forma adjustments:

(a) Reflects the additional amortization expense related to the allocation of the purchase price to goodwill and excess of purchase price over tangible net book value of net assets acquired for the acquisitions. The valuations and other studies required to determine the fair values of identifiable assets acquired and liabilities assumed has not been completed for the Pensar acquisition. The amortization is based on an estimated useful life of 10 years for the goodwill.

(b) Reflects the elimination of the non-recurring acquisition-related professional fees incurred by W.F. Wood and Pensar.

(c) Reflects the additional interest expense related to the borrowings required by us to complete the W.F. Wood acquisition and the Pensar acquisition, based on our current incremental borrowing rate on December 31, 1999 of LIBOR plus 350 basis points.

(d) Reflects the income tax effect of adjustments (a), (b) and (c) at a 40% effective tax rate. The goodwill amortization of $4,407 in connection with the acquisition of W.F. Wood and the acquisition of Pensar is tax deductible.

(e) Reflects the income tax effect of treating W.F. Wood and Pensar as "C" Corporations. Prior to their acquisition by SMTC, W.F. Wood and Pensar held "S Corp." status for federal and state income tax purposes, thereby consenting to include the companies' income in the shareholders' individual income tax returns.

(f)  Reflects the decrease in amortization of debt issuance costs.

(g) Reflects the decrease in interest expense in connection with the use of net proceeds from the offering to repay outstanding debt as follows:

   Pro forma combined interest expense................................ $ 12,128
   Elimination of historical and pro forma interest...................  (10,554)
                                                                       --------
   Pro forma interest expense subsequent to the offering.............. $  1,574
                                                                       ========

  The elimination of historical and pro forma interest is calculated by applying our initial public offering proceeds net of the prepayment penalty and swap termination proceeds to outstanding debt balances (including the debt related to our acquisition of W.F. Wood and our acquisition of Pensar) as if the proceeds were applied at the beginning of the year. The proceeds, net of $5,000 applied to the subordinated notes issued in May 2000 and $9,925 of demand notes issued in July 2000, were applied against the entire balance outstanding on the subordinated debt, term loans and a portion of the revolving credit facility.

(h) Reflects the income tax effect of adjustments (f) and (g) at a 40% effective tax rate.

                                SMTC CORPORATION

          NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
                             (dollars in thousands)
                          Year ended December 31, 1999
                                  (Unaudited)
(i) The pro forma combined and pro forma as adjusted earnings (loss) before extraordinary loss do not reflect the after-tax effect of adjusting for the following acquisition-related, non-recurring adjustments and interest income:

  . $717 of pre-tax management fees paid to Bain Capital Partners VI, L.P., Celerity Partners, Inc. and Kilmer Electronics Group Limited under a management agreement which was terminated in connection with our initial public offering, although a termination agreement has not yet been finalized;

  .  $136 of pre-tax compensation paid to former W.F. Wood shareholders;

  . $2,571 of pre-tax acquisition-related bonuses paid to W.F. Wood management ($2,321) and W.F. Wood employees ($250); and

  .  $498 of pre-tax compensation paid to Pensar shareholders.

   The effect of these adjustments is reflected in the following table:

                                                         Pro forma  Pro forma
                                                         combined  as adjusted
                                                         --------- -----------
                                                              (unaudited)
   Earnings (loss)......................................  $(2,762)   $ 3,792

   Plus:
     Management fees....................................      717        717
     Former W.F. Wood shareholders' compensation........      136        136
     Acquisition-related bonuses paid to management and
      employees of W.F. Wood............................    2,571      2,571
     Former Pensar shareholders' compensation...........      498        498

   Less:
     Tax effect of above adjustments at 40%.............   (1,569)    (1,569)
                                                          -------    -------
     Adjusted earnings (loss)...........................  $  (409)   $ 6,145
                                                          =======    =======

                                SMTC CORPORATION

          NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
                             (dollars in thousands)
                          Year ended December 31, 1999
                                  (Unaudited)

(j) Differences between United States and Canadian GAAP:

     The pro forma consolidated financial information has been prepared in accordance with generally accepted accounting principles as applied in the United States. The significant differences between United States GAAP and Canadian GAAP and their effect on the pro forma consolidated financial statements are described below:

     Extraordinary loss:

     Under United States GAAP, the charges incurred as a result of early payment of the senior notes and subordinated notes and termination of the interest rate swap are recorded as an extraordinary loss and not presented for purposes of the pro forma consolidated statement of earnings (loss). Under Canadian GAAP, the charges would have been included in earnings
  (loss) before income taxes and the related tax benefit recorded in income taxes expense. Accordingly, the following amounts would have been reported in the pro forma consolidated statement of earnings (loss) under Canadian
  GAAP:

     Operating income.................................................. $10,166
     Interest..........................................................   1,574
     Debt extinguishment costs.........................................   6,031
                                                                        -------
     Earnings before income taxes......................................   2,561
     Income taxes (recovery):
       Current.........................................................   5,053
       Deferred........................................................  (2,506)
                                                                        -------
                                                                          2,547
                                                                        -------
     Net earnings ..................................................... $    14
                                                                        =======

                      SELECTED CONSOLIDATED FINANCIAL DATA

   The following selected consolidated financial data as of and for the dates and periods indicated have been derived from our consolidated financial statements.

  . The results of operations, other financial data and supplemental data for 1995, 1996, 1997 and 1998 represent the results of operations, financial data and supplemental data for HTM. For accounting purposes, HTM is considered to have acquired Surface Mount in the July 1999 combination.

  . The results of operations, other financial data and supplemental data for 1999 include a full year of results for HTM, as well as the results for Surface Mount from July 30, 1999 through December 31, 1999 and results for W.F. Wood from September 4, 1999 through December 31, 1999.

  . The unaudited combined pro forma results of operations, other financial data and supplemental data for the year ended December 31, 1999 and the three months ended March 31, 1999 give effect to the combination of Surface Mount and HTM, the acquisition of W.F. Wood and the acquisition of Pensar as if these transactions had occurred on January 1, 1999.

  . The unaudited combined pro forma results of operations, other financial data and supplemental data for the three months ended April 2, 2000 give effect to the acquisition of Pensar as if this transaction had occurred on January 1, 1999. The unaudited combined pro forma consolidated balance sheet data as at April 2, 2000 give effect to the acquisition of Pensar as if this transaction had occurred on April 2, 2000.

   You should read the data set forth below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes thereto appearing elsewhere in this prospectus.

   Our consolidated financial statements and our selected consolidated financial data have been prepared in accordance with United States GAAP. These principles conform in all material respects to Canadian GAAP except as described in Note 23 to our consolidated financial statements. The differences between the line items under United States GAAP and those as determined under Canadian GAAP are not significant except that under Canadian GAAP, the 1999 extraordinary loss would have been reported as a pre-tax expense of $2.1 million as part of other expenses; accordingly the 1999 loss before income taxes recovery would be $2.8 million, income taxes recovery would be $0.7 million and net loss would be unchanged at $2.1 million under Canadian GAAP.

   The consolidated financial statements and the selected consolidated financial data of Surface Mount have been prepared in accordance with Canadian GAAP. These principles conform in all material respects with United States GAAP except as disclosed in Note 17 to Surface Mount's consolidated financial statements.

                                                                    Pro forma
                                                                     combined
                                 Year Ended December 31,            Year Ended
                            -------------------------------------  December 31,
                             1995    1996   1997    1998    1999       1999
                            ------  ------  -----  ------  ------  ------------
                                 (in millions, except per share data)
SMTC Corporation
Consolidated Statement of
 Operations Data:
United States GAAP (a)
Revenue...................  $ 67.5  $ 70.8  $59.0  $ 89.7  $258.0     $502.7
Cost of sales.............    65.7    68.9   53.6    82.5   236.3      452.6
                            ------  ------  -----  ------  ------     ------
  Gross profit............     1.8     1.9    5.4     7.2    21.7       50.1
Selling, general and
 administrative expenses..     2.5     2.8    2.8     3.2    12.6       29.1
Amortization..............     --      --     --      0.2     2.0        7.3
Relocation expenses (b)...     --      0.5    --      --      --         --
Recapitalization expenses
 (c)......................     --      --     --      2.2     --         --
Management fees (d).......     --      --     --      0.1     0.7        0.7
Former shareholders'
 compensation (e).........     --      --     --      --      --         0.6
Acquisition-related
 bonuses paid to
 management and employees
 of W.F. Wood (f).........     --      --     --      --      --         2.6
                            ------  ------  -----  ------  ------     ------
Operating income (loss)...    (0.7)   (1.4)   2.6     1.5     6.4        9.8
Interest..................     0.6     0.7    0.7     2.0     7.1       12.1
                            ------  ------  -----  ------  ------     ------
Earnings (loss) before
 income taxes.............    (1.3)   (2.1)   1.9    (0.5)   (0.7)      (2.3)
Income taxes (recovery)...    (0.4)   (0.8)   0.7    (0.2)    0.1        0.4
                            ------  ------  -----  ------  ------     ------
Earnings (loss) before
 extraordinary loss.......    (0.9)   (1.3)   1.2    (0.3)   (0.8)    $ (2.7)(j)
                                                                      ======
Extraordinary loss (g)....     --      --     --      --     (1.3)
                            ------  ------  -----  ------  ------
Net earnings (loss).......  $ (0.9) $ (1.3) $ 1.2  $ (0.3) $ (2.1)
                            ======  ======  =====  ======  ======
Earnings (loss) before
 extraordinary loss per
 common share (h):
  Basic...................  $(0.30) $(0.40) $0.40  $(0.44) $(1.89)
Weighted average number of
 shares outstanding (h):
  Basic...................     3.1     3.1    3.1     2.1     1.6


Other Financial Data:
Depreciation..............  $  1.4  $  1.9  $ 2.2  $  2.9  $  6.5     $ 10.2
Amortization of goodwill..     --      --     --      --      1.5        6.8
Amortization of deferred
 financing costs..........     --      --     --      0.2     0.5        0.5
Capital expenditures......     0.8     0.6    0.9     3.2     4.1       12.3
Cash flows from operating
 activities...............    (5.3)    6.1   (0.4)   (3.8)   (6.6)
Cash flows from financing
 activities...............     4.9    (5.5)   1.2     4.3    49.6
Cash flows from investing
 activities...............    (0.6)   (0.6)  (0.4)   (0.5)  (41.4)


Supplemental Data:
EBITDA (i)................  $  0.7  $  0.5  $ 4.8  $  4.6  $ 14.9     $ 27.3
Adjusted EBITDA (i).......     0.7     1.0    4.9     6.9    15.8       31.4

                                           Quarter Ended
                               ---------------------------------------------
                                                          Pro forma
                                     Actual                combined
                               ---------------------  ----------------------
                               March 31,    April     March 31,     April
                                  1999     2, 2000       1999      2, 2000
                               ----------- ---------  -----------  ---------
                               (in millions, except per share data)
SMTC Corporation
Consolidated Statement of
 Operations Data:
United States GAAP (a)
Revenue......................    $   23.3  $   124.3   $   115.3   $   140.6
Cost of sales................        21.6      113.1       104.2       126.9
                                 --------  ---------   ---------   ---------
  Gross profit...............         1.7       11.2        11.1        13.7
Selling, general and
 administrative expenses.....         0.7        7.5         6.8         8.9
Amortization.................         0.1        1.3         1.8         1.9
Management fees (d)..........         0.1        0.1         0.1         0.1
Former shareholders'
 compensation (e)............         --         --          0.1         0.1
                                 --------  ---------   ---------   ---------
Operating income (loss)......         0.8        2.3         2.3         2.7
Interest.....................         0.8        3.8         2.3         4.3
                                 --------  ---------   ---------   ---------
Earnings (loss) before income
 taxes.......................         --        (1.5)        --         (1.6)
  Income taxes (recovery)....         --        (0.1)        0.4        (0.1)
                                 --------  ---------   ---------   ---------
Net earnings (loss)..........    $    --   $    (1.4)  $    (0.4)  $    (1.5)(j)
                                 ========  =========   =========   =========
Earnings (loss) per common
 share (h):
  Basic......................    $   0.03  $   (1.16)
Weighted average number of
 shares outstanding (h):
  Basic......................         1.4        2.4
Other Financial Data:
Depreciation.................    $    0.9  $     2.5   $     2.2   $     2.7
Amortization of goodwill.....         --         1.0         1.6         1.5
Amortization of deferred
 financing costs.............         0.1        0.3         0.1         0.3
Capital expenditures.........         0.1        2.8         2.3         3.2
Cash flows from operating
 activities..................         6.0      (25.6)
Cash flows from financing
 activities..................        (5.1)      31.1
Cash flows from investing
 activities..................        (0.1)      (2.5)


Supplemental Data:
EBITDA (i)...................    $    1.8  $     6.1   $     6.3   $     7.3
Adjusted EBITDA (i)..........         1.9        6.2         6.5         7.5

                                                               As of April 2,
                                   As of December 31,               2000
                             -------------------------------- ----------------
                                                                     Pro forma
                             1995  1996  1997   1998    1999  Actual combined
                             ----- ----- ----- ------  ------ ------ ---------
                                              (in millions)
Consolidated Balance Sheet
 Data:
Cash and short-term
 investments................ $ 0.1 $ 0.1 $ 0.4 $  0.5  $  2.1 $  5.1  $  4.5
Working capital.............   2.5   0.7   4.1    8.1    53.4   84.3    88.1
Total assets................  46.9  22.9  31.7   44.2   228.1  265.1   310.9
Total debt, including
 current maturities.........  12.3   7.0   8.2   35.5   134.0  165.4   186.7
Shareholders' equity
 (deficit)..................   8.3   7.1   8.4  (10.5)    7.8    6.4    24.2

                                               Fiscal  Year
                                             Ended August 31,     Period from
                                            ------------------ September 1, 1998
                                              1997     1998    to July 29, 1999
                                            -------- --------- -----------------
Statement of Operations Data:                          (in millions)
Surface Mount
Canadian GAAP (k)
Revenue.................................... $   96.8 $   210.2      $270.6
Cost of sales..............................     81.7     188.4       245.6
                                            -------- ---------      ------
  Gross profit............................. $   15.1 $    21.8      $ 25.0
                                            ======== =========      ======


                                               Fiscal  Year       Period from
                                            Ended December 31,  January 1, 1999
                                            ------------------  to September 3,
                                              1997     1998          1999
                                            -------- --------- -----------------
W.F. Wood                                              (in millions)
United States GAAP (l)
Net sales.................................. $   25.6 $    30.8      $ 23.2
Cost of sales..............................     20.9      25.2        20.1
                                            -------- ---------      ------
  Gross profit............................. $    4.7 $     5.6      $  3.1
                                            ======== =========      ======


                                                         Year Ended     Quarter
                                                        December 31,     Ended
                                                      ----------------- April 2,
                                                      1997  1998  1999    2000
                                                      ----- ----- ----- --------
Pensar                                                      (in millions)
United States GAAP (m)
Revenue.............................................. $51.0 $50.9 $53.0  $16.2
Cost of sales........................................  41.9  41.9  43.9   13.7
                                                      ----- ----- -----  -----
  Gross profit....................................... $ 9.1 $ 9.0 $ 9.1  $ 2.5
                                                      ===== ===== =====  =====

--------
(a) Refer to Note 23 to our consolidated financial statements for a description of differences between United States GAAP and Canadian GAAP.

(b) Relocation expenses include costs incurred to move equipment and employees from a facility in Longmont, Colorado to Denver, Colorado.

(c) Leveraged recapitalization expenses of $2.2 million for the year ended December 31, 1998 include transaction costs and compensation expense related to our leveraged recapitalization.

(d) These expenses terminated in connection with the completion of our initial public offering.

(e) Reflects compensation paid to the former shareholders of W.F. Wood and Pensar.

(f) Acquisition-related bonuses consist of one-time bonuses of $2.3 million paid to management and $0.3 million paid to employees.

(g) The extraordinary loss of $1.3 million in 1999 arises from debt prepayment penalties of $0.8 million, the write-off of unamortized debt financing fees of $1.0 million and the write-off of the unamortized debt discount of $0.3 million net of a tax recovery of $0.8 million.

(h) Earnings (loss) per common share is calculated after providing for priority rights of preferred shares. Given the changes in our capital structure in connection with the 1999 combination of Surface Mount and HTM, historical earnings (loss) per share of common stock for the years ended December 31, 1997 and 1998 are not comparable to subsequent years. Diluted earnings
    (loss) per share has not been disclosed as the effect of the potential conversion of dilutive securities is anti-dilutive.

(i) EBITDA means earnings before interest expense, income taxes, depreciation and amortization. EBITDA is presented because we believe it is a widely accepted financial indicator of an entity's ability to incur and service debt. Adjusted EBITDA is presented because it is used by our lenders as a basis for evaluating covenant compliance. Adjusted EBITDA means EBITDA adjusted for management fees, former shareholders' compensation and other charges described in the following table. However, neither EBITDA nor adjusted EBITDA should be considered as an alternative to cash flow from operating activities, as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with United States and Canadian GAAP. Our definition of adjusted EBITDA may differ from definitions of adjusted EBITDA used by other companies.

  The following table sets forth a reconciliation of EBITDA to adjusted EBITDA for each period included herein:

                                             Pro forma             Quarter   Pro forma
                                              combined    Quarter   Ended    combined
                              Year Ended     Year Ended    Ended    April  Quarter Ended
                             December 31,   December 31, March 31,   2,      April 2,
                            --------------- ------------ --------- ------- -------------
                            1997 1998 1999      1999       1999     2000       2000
                            ---- ---- ----- ------------ --------- ------- -------------
                                                   (in millions)
   EBITDA.................. $4.8 $4.6 $14.9    $27.3       $1.8     $6.1       $7.3
   Loss on disposal of
    capital assets (a).....  0.1   --   0.2      0.2         --       --         --
   Recapitalization
    expenses (b)...........   --  2.2    --       --         --       --         --
   Management fees (c).....   --  0.1   0.7      0.7        0.1      0.1        0.1
   Former W.F. Wood
    shareholders'
    compensation (d).......   --   --    --      0.1         --       --         --
   Acquisition-related
    bonuses paid to W.F.
    Wood management and
    employees (e)..........   --   --    --      2.6         --       --         --
   Former Pensar
    shareholders'
    compensation (f).......   --   --    --      0.5         --       --        0.1
                            ---- ---- -----    -----       ----     ----       ----
   Adjusted EBITDA......... $4.9 $6.9 $15.8    $31.4       $1.9     $6.2       $7.5
                            ==== ==== =====    =====       ====     ====       ====

  (a) Reflects losses on disposal of capital assets included in selling, general and administrative expenses.

  (b) Reflects transaction costs and compensation expense related to our leveraged recapitalization.

  (c) Reflects elimination of management fees paid to Bain Capital Partners VI, L.P., Celerity Partners, Inc. and Kilmer Electronics Group Limited under our Management Agreement, which terminated in connection with our initial public offering.

  (d)  These expenses terminated at the time of the W.F. Wood acquisition.

  (e) Reflects one-time bonuses paid to management and employees of W.F. Wood in connection with our acquisition of W.F. Wood on September 3, 1999.

  (f) These expenses terminated upon the completion of the Pensar acquisition.

(j) The pro forma combined earnings (loss) before extraordinary loss for the year ended December 31, 1999 and for the quarter ended April 2, 2000 does not reflect the after-tax effect of adjusting for the following acquisition-related and non-recurring adjustments:

  . $0.7 million and $0.1 million of pre-tax management fees paid to Bain Capital Partners VI, L.P., Celerity Partners, Inc. and Kilmer Electronics Group Limited for the year ended December 31, 1999 and for the quarter ended April 2, 2000, respectively, under a management agreement which terminated in connection with our initial public offering;

  . $0.1 million of pre-tax compensation paid to former W.F. Wood shareholders for the year ended December 31, 1999;

  . $2.6 million of pre-tax acquisition-related bonuses paid to W.F. Wood management ($2.3 million) and W.F. Wood employees ($0.3 million) for the year ended December 31, 1999; and

  . $0.5 million and $0.1 million of pre-tax compensation paid to former Pensar shareholders for the year ended December 31, 1999 and for the quarter ended April 2, 2000, respectively.

   The effect of these adjustments is reflected in the following table:

                                                          Pro forma   Pro forma
                                                           combined   combined
                                                         December 31, April 2,
                                                             1999       2000
                                                         ------------ ---------
                                                             (in millions)
   Earnings (loss) before extraordinary loss...........     $(2.7)      $(1.5)

   Plus:
     Management fees...................................       0.7         0.1
     Former W.F. Wood shareholders' compensation.......       0.1         --
     Acquisition-related bonuses paid to management and
      employees of W.F. Wood...........................       2.6         --
     Former Pensar shareholders' compensation..........       0.5         0.1

   Less:
     Tax effect of above adjustments at 40%............      (1.6)       (0.1)
                                                            -----       -----
     Adjusted earnings (loss) before extraordinary
      loss.............................................     $(0.4)      $(1.4)
                                                            =====       =====

(k) Refer to Note 17 to Surface Mount's consolidated financial statements for a description of differences between Canadian and United States GAAP. These differences do not have a material effect on any statement of operations line item above operating income.

(l) Refer to Note 14 to W.F. Wood's financial statements for a description of differences between Canadian and United States GAAP. These differences do not have a material effect on any statement of operations line item.

(m) Refer to Note 15 to Pensar's financial statements for a description of differences between Canadian and United States GAAP. These differences do not have a material effect on any statement of operations line item.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   You should read the following discussion in conjunction with the "Selected Consolidated Financial Data" section of this prospectus and our consolidated financial statements and notes to those statements included elsewhere in this prospectus. The forward-looking statements in this discussion regarding the electronics manufacturing services industry, our expectations regarding our future performance, liquidity and capital resources and other non-historical statements in this discussion include numerous risks and uncertainties, as described in the "Risk Factors" section of this prospectus. Our actual results may differ materially from those contained in any forward-looking statements. You should read this discussion completely and with the understanding that our actual future results may be materially different from what we expect. We may not update these forward-looking statements after the date of this prospectus, even though our situation will change in the future. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

Overview

   We are a leading provider of advanced electronics manufacturing services, or EMS, to electronics industry original equipment manufacturers, or OEMs, worldwide. Our full range of value-added services include product design, procurement, prototyping, assembly, test, final system build, comprehensive supply chain management, packaging, global distribution and after sales support.

   SMTC Corporation, or SMTC, is the result of the July 1999 combination of the former SMTC Corporation, or Surface Mount, and HTM Holdings, Inc., or HTM. Upon completion of the combination, the former stockholders of HTM held approximately 58.0% of the outstanding shares of SMTC. We have accounted for the combination under the purchase method of accounting as a reverse acquisition of Surface Mount by HTM. Because HTM acquired Surface Mount for accounting purposes, HTM's assets and liabilities are included in our consolidated financial statements at their historical cost and the comparative figures reflect the results of operations of HTM. The results of operations of Surface Mount are included in our consolidated financial statements from the date of the combination. Results of operations of Surface Mount for the three years prior to the combination are disclosed in separate financial statements which are also included in this prospectus. Surface Mount was established in Toronto, Ontario in 1985. HTM was established in Denver, Colorado in 1990. SMTC was established in 1998.

   Our revenue has grown from approximately $59.0 million in 1997 to pro forma revenue of $502.7 million in 1999 through both internal growth and strategic acquisitions. Surface Mount developed a strategically located new site in San Jose, California in 1995. The July 1999 combination of Surface Mount and HTM provided us with increased strategic and operating scale and greater geographic breadth. In addition, as a result of the combination, we gained Carrier Access, Netopia, IBM and Lucent Technologies as customers. Collectively, since 1995 we have completed the following five acquisitions:

  . Radian Electronics' operations, which enabled our expansion into Austin, Texas and established our relationship with Dell, in 1996;

  . Ogden Atlantic Design's operations in Charlotte, North Carolina, which provided us with a facility in a major technology center in the Southeastern United States, in 1997;

  . Ogden International Europe's operations in Cork, Ireland, which expanded our global presence into Europe, in 1998;

  . Zenith Electronics' facility in Chihuahua, Mexico, which expanded our cost-effective manufacturing capabilities and added Zenith as a customer, in July 1999; and

  . W.F. Wood, based outside Boston, Massachusetts, which provided us with a manufacturing presence in the Northeastern United States and expanded our value-added services to include high precision enclosures capabilities, and added EMC and Sycamore Networks as customers, in September 1999.

   We seek acquisition opportunities that enable us to expand our geographic reach, add manufacturing capacity and diversify into new markets. Presently, we are actively considering potential acquisitions in North America and Europe and we are targeting Asia for future expansion. We intend to continue to capitalize on attractive acquisition opportunities in the EMS marketplace, and our goal is generally to have each acquisition be accretive to earnings after a transition period of approximately one year. We also plan to continue our strategy of augmenting our existing EMS capabilities with the addition of related value-added services. By expanding the services we offer, we believe that we will be able to expand our business with our existing customers and develop new opportunities with potential customers.

   Consistent with our past practices and normal course of business, we engage from time to time in discussions with respect to potential acquisitions. While we have identified several opportunities that would expand our global presence, add to our value-added services and establish strategic relationships with new customers, we are not currently party to any definitive acquisition agreements.

   The July 1999 combination of Surface Mount and HTM, and the acquisitions we completed in 1999 were financed with funds borrowed under the $155.0 million senior credit facility which we established in July 1999. As of April 2, 2000, we had borrowed approximately $162.4 million under this facility. We intend to repay the majority of our borrowings under the credit facility with the proceeds from this offering. We intend to borrow under either our existing credit facility or a new credit facility to finance working capital growth and to fund acquisitions.

   The EMS industry generally does not operate under long-term contracts. We have only one long-term customer production contract with Zenith Electronics that resulted from our acquisition of Zenith's facility in Chihuahua, Mexico. Our production agreement with Zenith, which expires in October 2000, requires Zenith to purchase minimum volumes on a quarterly basis and over the term of the agreement. If Zenith fails to achieve such volume targets, funds currently held in escrow will be remitted to us.

   We currently provide turnkey manufacturing services to the majority of our customers. In 1999, 96.9% of our pro forma revenue was from turnkey manufacturing services. By contrast, during 1999, under the terms of our production agreement with Zenith, we manufactured products for Zenith on a consignment basis. In a consignment arrangement we provide manufacturing services only, while the customer purchases the materials and components necessary for production. We expect that in 2000 we will begin to purchase materials for Zenith, and that as a result, our relationship with Zenith will evolve into a turnkey manufacturing relationship.

   With our turnkey manufacturing customers, we generally operate under contracts that provide a general framework for our business relationship. Our actual production volumes are based on purchase orders under which our customers do not commit to firm production schedules more than 30 to 90 days in advance. In order to minimize customers' inventory risk, we generally order materials and components only to the extent necessary to satisfy existing customer purchase orders. We do not generally undertake inventory risk. Fluctuations in material costs are typically passed through to customers. We may agree, upon request from our customers, to temporarily delay shipments, which causes a corresponding delay in our revenue recognition. Ultimately, however, our customers are generally responsible for all materials purchased and all goods manufactured on their behalf.

   A recent trend in the EMS industry has emerged in which customers are seeking to consolidate suppliers and are seeking manufacturers who can provide complete manufacturing solutions. In connection with Dell's realignment of its production, Dell selected us to be its sole global manufacturing provider for its high value-added, high profit margin server business, which represented approximately $69.0 million, or 13.7%, of our 1999 pro forma revenue of approximately $503.0 million. We believe that Dell's decision will allow us to capitalize on an exciting high growth market opportunity, and we believe our revenue from our Dell server business will grow accordingly. Dell has advised us that it plans to discontinue using us to build their relatively lower profit margin riser card, a component used in personal computers. While our Dell riser card business represented approximately $88.0 million, or 17.6%, of our 1999 pro forma revenue, we believe this realignment will provide us with an opportunity to focus our efforts on providing our services in a significantly more attractive market sector.

We expect that the Dell riser card business will not contribute any revenue beyond the second half of 2000. We believe that in 2000 approximately 50.0% of the lost revenue from the discontinuation of our Dell riser card business will be replaced by additional Dell server business, and we anticipate that by 2002 the volume of manufacturing services we will provide to Dell in connection with Dell's servers will more than offset the loss of Dell's riser card business.

   We service our customers through a total of eight facilities located in the United States, Canada, Mexico and Europe. In 1999, approximately 85.0% of our pro forma revenue was generated from operations in the United States, approximately 9.0% from Canada, approximately 2.0% from Mexico and approximately 4.0% from Europe. Our facility in Chihuahua was acquired in July 1999 from Zenith Electronics Corporation. We expect to increase revenue from this facility in 2000 with the inclusion of a full year of operations, with the transfer of certain production from other facilities and with the addition of new business and increased volume from our current business.

   The pro forma results of operations included in this prospectus for the year ended December 31, 1999 contain the results of Surface Mount, HTM, W.F. Wood, and Pensar as if both the combination of Surface Mount and HTM and the acquisition of W.F. Wood and the pending acquisition of Pensar had occurred on January 1, 1999. The historic results of operations included in this prospectus for the year ended December 31, 1999 include a full year of operating results for HTM, as well as the operating results for Surface Mount from July 30, 1999 through December 31, 1999 and operating results for W.F. Wood from September 4, 1999 through December 31, 1999. As such, the pro forma results have been adjusted to reflect seven months of additional goodwill amortization related to the reverse acquisition of Surface Mount by HTM, eight months of additional goodwill amortization related to the acquisition of W.F. Wood, twelve months of additional goodwill amortization related to the pending acquisition of Pensar, eight months of additional interest expense and income tax effects related to the borrowings required to complete the W.F. Wood acquisition, and twelve months of additional interest expense and income tax effects related to the borrowings required to complete the pending Pensar acquisition.

   Our fiscal year end is December 31. Prior to the combination, Surface Mount and HTM had August 31 and December 31 fiscal year ends, respectively. The consolidated financial statements of SMTC, including the consolidated financial statements of HTM for periods prior to the combinations, are prepared in accordance with United States GAAP, which conforms in all material respects to Canadian GAAP, except as disclosed in Note 23 to those financial statements. The consolidated financial statements of Surface Mount are prepared in accordance with Canadian GAAP, which conforms in all material respects to United States GAAP, except as disclosed in Note 17 to those financial statements.

   We begin our Management's Discussion and Analysis of Financial Condition and Results of Operations with a discussion of the pro forma quarter ended April 2, 2000 compared to the quarter ended March 31, 1999 and with a discussion of the pro forma year ended December 31, 1999. Because our historical financial statements do not fully reflect the July 1999 combination of HTM and Surface Mount, our September 1999 acquisition of W.F. Wood and our acquisition of Pensar, a discussion of our historical operations does not provide a sufficient understanding of the financial condition and results of operations of our business. Our pro forma results of operations include the results of operations of each of the businesses that comprise our company. A discussion of our historical financial condition and results of operations follows our discussion of the pro forma quarter ended April 2, 2000 compared to the quarter ended March 31, 1999 and our discussion of the pro forma year ended December 31, 1999.

Results of Operations

   The following table sets forth certain operating data expressed as a percentage of revenue for the years indicated:

                                                          Pro forma                         Pro forma
                          Years ended December 31,         combined     Quarter ended       combined
                         -----------------------------    Year ended  ------------------  Quarter ended
                                                         December 31, March 31, April 2,    April 2,
                           1997      1998       1999         1999       1999      2000        2000
                         --------  --------   --------   ------------ --------- --------  -------------
Revenue.................    100.0%    100.0%     100.0%     100.0%      100.0%   100.0%       100.0%
Cost of sales...........     90.8      92.0       91.6       90.0        92.7     91.0         90.2
                         --------  --------   --------      -----       -----    -----        -----
Gross profit............      9.2       8.0        8.4       10.0         7.3      9.0          9.8
Selling, general and
 administrative
 expenses...............      4.7       3.6        4.9        5.8         3.1      6.1          6.3
Amortization............      --        0.2        0.8        1.5         0.3      1.0          1.4
Recapitalization
 expenses...............      --        2.5        --         --          --       --           --
Management fees.........      --        0.1        0.3        0.2         0.2      0.1          0.1
Former shareholders'
 compensation...........      --        --         --         0.1         --       --           0.1
Acquisition-related
 bonuses paid to
 management and
 employees of
 W.F. Wood..............      --        --         --         0.5         --       --           --
                         --------  --------   --------      -----       -----    -----        -----
Operating income........      4.5       1.6        2.4        1.9         3.7      1.8          1.9
Interest................      1.2       2.2        2.7        2.4         3.4      3.0          3.0
                         --------  --------   --------      -----       -----    -----        -----
Earnings (loss) before
 income taxes...........      3.3      (0.6)      (0.3)      (0.5)        0.3     (1.2)        (1.1)
Income taxes
 (recovery).............      1.2      (0.2)       --         --          0.1      --          (0.1)
                         --------  --------   --------      -----       -----    -----        -----
Earnings (loss) before
 extraordinary loss.....      2.1      (0.4)      (0.3)      (0.5)%       0.2     (1.2)        (1.0)%
                                                            =====                             =====
Extraordinary loss......      --        --        (0.5)                   --       --
                         --------  --------   --------                  -----    -----
Net earnings (loss).....      2.1%     (0.4)%     (0.8)%                  0.2%    (1.2)%
                         ========  ========   ========                  =====    =====

SMTC Corporation

Pro Forma quarter ended April 2, 2000 compared to the quarter ended March 31,
1999

 Pro Forma Revenue

   Pro forma revenue increased $25.3 million, or 21.9%, from $115.3 million in the first quarter of 1999 to $140.6 million in the first quarter of 2000. This increase resulted from the growth of revenue generated by our United States operations and the acquisition of our Chihuahua facility in July 1999. In the first quarter of 2000, 86.1% of our revenue was generated from operations in the United States, 8.4% from Canada, 3.7% from Europe and 2.3% from Mexico. In the first quarter of 1999, 85.5% of our revenue was generated from operations in the United States, 10.4% from Canada, 4.1% from Europe and none from Mexico.

   Revenue from Dell for the first quarter of 2000 was $32.6 million, or 23.2% of total revenue. In the first quarter of 1999, revenue from Dell was $32.2 million, or 27.9% of total revenue. No other customer represented more than 10.0% of revenue in the first quarter of 1999 or 2000.

 Pro Forma Gross Profit

   Gross profit increased $2.6 million from $11.1 million in the first quarter of 1999 to $13.7 million in the first quarter of 2000. Our gross profit margin improved from 9.6% in the first quarter of 1999 to 9.7% in the first quarter of 2000. The improvement in gross profit was due to the effect of the growth in revenue and the addition of our Chihuahua facility. The gross margin was higher in the first quarter of 2000 because revenues from our Chihuahua facility were on a consignment basis. Consignment sales typically result in lower revenue and higher gross profit margins but lower gross profit compared to turnkey services. In the second quarter of 2000 our Chihuahua facility became a turnkey operation.

 Pro Forma Selling, General and Administrative Expense

   Selling, general and administrative expenses increased $2.1 million from $6.8 million in the first quarter of 1999 to $8.9 million in the first quarter of 2000. As a percentage of revenue, selling, general and administrative expenses increased from 5.9% to 6.3% because the Chihuahua facility was operating at less than capacity during the quarter. As the Chihuahua facility provides higher revenue, we expect that selling, general and administrative expenses will decline as a percentage of revenue.

 Pro Forma Management Fees, Shareholder Bonuses

   Management fees to shareholders of $0.1 million were expensed in both the first quarter of 1999 and 2000. The Pensar shareholder bonuses increased by $0.1 million from none in 1999 to $0.1 million in the first quarter of 2000. Both of these expenses were discontinued following our initial public offering. In the first quarter of 1999, $0.1 million of W.F. Wood shareholder bonuses were paid. These expenses discontinued after our acquisition of W.F. Wood.

 Pro Forma Amortization

   Amortization of intangible assets of $1.8 million and $1.9 million were expensed in the first quarter of 1999 and the first quarter of 2000, respectively. Amortization includes the amortization of $0.6 million of goodwill related to the combination of Surface Mount and HTM, $0.4 million of goodwill related to the acquisition of W.F. Wood and $0.6 million related to the acquisition of Pensar. Also included in the amortization of intangible assets is the amortization of $0.2 million of deferred finance costs related to the establishment of our $155.0 million senior credit facility in July 1999 and $0.1 million of deferred equipment lease costs.

 Pro Forma Interest Expense

   Interest expense increased $2.0 million from $2.3 million in the first quarter of 1999 to $4.3 million in the first quarter of 2000 due to the debt incurred to purchase our Chihuahua facility and increased working capital requirements with the growth of the business.

 Pro Forma Income Tax Expense

   In the first quarter of 1999, we had an income tax expense of $0.4 million on income before taxes of zero as we were not able to claim a recovery on losses of $0.4 million incurred by our Irish subsidiary or deduct $0.1 million of goodwill expense related to the combination of Surface Mount and HTM.

   In the first quarter of 2000, we had an income tax recovery of $0.1 million on a loss before tax of $1.6 million as we were not able to claim a recovery on losses of $0.5 million incurred by our Irish subsidiary or deduct $0.6 million of goodwill expense related to the combination of Surface Mount and HTM.

SMTC Corporation

Pro forma year ended December 31, 1999

 Pro Forma Revenue

   Pro forma revenue for 1999 was $502.7 million, which consisted of $303.0 million contributed by Surface Mount, $102.6 million contributed by HTM, $34.2 million contributed by W.F. Wood, $53.0 million contributed by Pensar and $9.9 million contributed by our Chihuahua facility since our July 1999 acquisition of that facility. We expect our proportion of revenue from Mexico to increase in 2000 with a full year of operations at our Chihuahua facility, the transfer of production from other facilities to our Chihuahua facility and the addition of new business volume. We expect our revenue to increase in 2000 as we fully integrate and increase our utilization of capacity at our acquired facilities and as we include a full year of revenue for the acquired facilities in our results of operations. Revenue from Dell of $157.5 million represented approximately 31.3% of total pro forma revenue in 1999. Our next four largest customers in 1999, Carrier Access, EFI, EMC and IBM, together represented approximately 22.3% of our total pro forma revenue in 1999.

 Pro Forma Gross Profit

   Pro forma gross profit for 1999 was $50.1 million at a pro forma gross margin of 10.0%. Of this total, Surface Mount contributed $27.4 million at a pro forma gross margin of 9.0%, HTM contributed $7.5 million at a pro forma gross margin of 7.3%, W.F. Wood contributed $5.0 million at a pro forma gross margin of 14.6%, Pensar contributed $9.1 million at a gross margin of 17.2% and our Chihuahua facility contributed $1.1 million at a gross margin of 11.1%. Since our July 1999 acquisition of our Chihuahua facility, revenue from that facility was earned on a consignment basis, where revenue is lower and profit margins are higher than the revenue and profit margins in turnkey manufacturing. W.F. Wood's higher profit margin reflects the fact that the profit margins in the value-added high precision enclosure business are higher than profit margins in the electronics assembly business. We continue to seek to improve our overall profit margins by offering our customers a wider range of services and by pursuing acquisitions of businesses that provide value-added services.

 Pro Forma Selling, General and Administrative Expenses

   Pro forma selling, general and administrative expenses for 1999 were $29.1 million, or 5.8% of pro forma revenue. Of this total, Surface Mount contributed $17.7 million, or 5.8% of pro forma revenue, HTM contributed $2.9 million, or 2.8% of pro forma revenue, W.F. Wood contributed $2.6 million, or 7.6% of pro forma revenue, Pensar contributed $4.5 million, or 8.7% of revenue, and our Chihuahua facility contributed $1.4 million, or 14.1% of revenue. Pro forma selling, general and administrative expenses represent a higher percentage of our pro forma revenue than the corresponding percentages based on our historical selling, general and administrative expense and revenue figures described elsewhere in this discussion because the pro forma figures include full year results for acquired facilities that have administrative infrastructures capable of accommodating a higher volume of sales than was experienced in 1999. HTM's Denver facility has operated near full capacity and has leveraged its fixed administrative costs to a greater extent than the other facilities we acquired in 1999. In addition, the relatively higher gross margin, lower volume business conducted by

W.F. Wood causes pro forma selling, general and administrative expenses to represent a larger percentage of pro forma revenue than the relatively higher volume, lower profit margin business of HTM. Selling, general and administrative expenses represent a higher percentage of revenue for the Chihuahua facility because, as a consignment business in which costs of materials are paid directly by the customer, the Chihuahua facility produced relatively lower revenue.

 Pro Forma Amortization

   Pro forma amortization of intangible assets includes $2.4 million of goodwill amortization related to the combination of Surface Mount and HTM, $1.7 million of goodwill amortization related to the acquisition of W.F. Wood and $2.7 million of goodwill amortization related to the acquisition of Pensar, in each case as if the transactions had occurred on January 1, 1999. We are amortizing goodwill of $24.9 million resulting from the combination of Surface Mount and HTM, goodwill of $17.4 million resulting from the acquisition of W.F. Wood and goodwill of $26.6 million resulting from the acquisition of Pensar, over a period of ten years. Also included in pro forma amortization of intangible assets is the amortization of $0.3 million of deferred financing costs related to the $155.0 million senior credit facility we established in July 1999 and $0.2 million of deferred financing costs related to HTM's credit facility prior to refinancing. The costs associated with our $155.0 million senior credit facility are being amortized over the six and one-half year average term of the debt. We expect to write-off $2.5 million of the outstanding unamortized deferred costs at April 2, 2000 upon application of the offering proceeds to repay a portion of our long-term debt.

 Pro Forma Management Fees, Former Shareholders' Compensation and Acquisition-Related and Other Charges

   Management fees of $0.7 million, or 0.2% of pro forma revenue, were paid to certain of our principal stockholders during 1999. These fees discontinued after the completion of our initial public offering. During pro forma 1999 we paid $0.1 million to the former shareholders of W.F. Wood. We also paid $2.6 million, or 0.6% of pro forma revenue, consisting of $2.3 million of bonuses paid to W.F. Wood management and $0.3 million of bonuses paid to W.F. Wood employees just prior to the consummation of the W.F. Wood acquisition. Pensar paid discretionary shareholder bonuses of $0.5 million.

 Pro Forma Interest Expense

   Pro forma interest expense of $12.1 million includes an adjustment of $2.5 million to reflect the interest on the $19.7 million of debt incurred under our senior credit facility in connection with the acquisition of W.F. Wood and the $17.0 million of debt incurred in connection with the acquisition of Pensar.

 Pro Forma Income Tax Expense

   No tax recovery is reflected on the pro forma loss before income taxes of $2.3 million because the goodwill expense of $2.4 million related to the combination of Surface Mount and HTM is non-deductible and the benefit of the losses of our Irish subsidiary has not been recorded. The $1.7 million of goodwill amortization and $2.7 million of goodwill amortization in connection with our acquisition of W.F. Wood and our acquisition of Pensar, respectively, is deductible.

 Adjusted Pro Forma EBITDA

   Adjusted EBITDA was $31.4 million, or 6.2% of pro forma revenue. For a description of our calculation of adjusted EBITDA refer to note (i) of the Selected Consolidated Financial Data.

Quarterly Pro Forma Combined Results of Operations

   The following tables set forth our unaudited historical quarterly results and pro forma quarterly results for the nine quarters ended April 2, 2000 and the five quarters ended April 2, 2000, respectively. This information has been prepared on the same basis as our annual consolidated financial statements and it includes all adjustments necessary for a fair presentation of the financial results of such periods. This information should be read in conjunction with our annual consolidated financial statements, and our consolidated pro forma statements for the years ended December 31, 1999 and 1998 and the quarter ended April 2, 2000. The operating results for any previous quarter are not necessarily indicative of results for any future period.

                                                               Historical Results
                                                                  Quarter ended
                        -------------------------------------------------------------------------------------------------
                        March 31, June 30, September 30, December 31, March 31, June 30, October 3, December 31, April 2,
                          1998      1998       1998          1998       1999      1999      1999        1999       2000
                        --------- -------- ------------- ------------ --------- -------- ---------- ------------ --------
                                                     (in millions, except per share amounts)
Revenue...............    $19.4    $ 17.3      $20.0        $33.0       $23.3    $23.3     $ 87.8      $123.6     $124.3
Gross profit..........      1.6       1.2        1.6          2.6         1.7      1.5        6.7        11.8       11.2
Earnings (loss) before
 extraordinary loss...      0.4      (1.3)       0.1          0.5          --       --       (0.7)       (0.2)      (1.4)
Net (loss) earnings ..      0.4      (1.3)       0.1          0.5          --       --       (2.0)       (0.2)      (1.4)
Earnings (loss) before
 extraordinary loss
 per share............     0.13     (0.71)      0.07         0.36          --       --      (0.76)      (0.62)     (1.16)

                                            Pro forma results
                                            Quarter ended (a)
                            -------------------------------------------------
                                                                       April
                            March 31, June 30, October 3, December 31,   2,
                              1999      1999      1999        1999      2000
                            --------- -------- ---------- ------------ ------
                                              (in millions)
Revenue....................  $115.3    $111.7    $135.1      $140.6    $140.6
Gross profit...............    11.1      10.4      13.2        15.4      13.7
Earnings (loss) before ex-
 traordinary loss..........    (0.5)     (1.2)     (1.7)        0.6      (1.5)

--------
(a) Prior to the combination of Surface Mount and HTM and the acquisition of W.F. Wood, the companies had different quarter ending dates. For Surface Mount, the first and second quarters ended March 28, 1999 and June 27, 1999, respectively, while HTM and W.F. Wood were on calendar quarter ends. Following the combination and acquisition, all three companies adopted a 13 week quarter reporting cycle and a December 31 year end.

SMTC Corporation (formerly HTM Holdings, Inc.)

Quarter ended April 2, 2000 compared to the quarter ended March 31, 1999

 Revenue

   Revenue increased $101.0 million, or 433.5%, from $23.3 million in the first quarter of 1999 to $124.3 million in the first quarter of 2000. This increase resulted from the combination of Surface Mount and HTM, the acquisition of our Chihuahua facility in July 1999 and our acquisition of W.F. Wood in September 1999. Surface Mount, W.F. Wood and our Chihuahua facility contributed $75.4 million, $11.3 million and $2.9 million, respectively to the increase in revenue. Revenue from Dell for the current quarter was $32.6 million, or 26.2% of total revenue. No other customer represented more than 10.0% of revenue. Revenue generated by our Denver facility, formerly HTM, increased $11.4 million, or 48.9%, from $23.3 million in 1999 to $34.7 million in 2000. In 1999, revenue from IBM of $11.0 million, from Carrier Access of $4.0 million and from Netopia of $2.8 million represented 47.2%, 17.2% and 12.0%, respectively, of total revenue.

   In the first quarter of 2000, 85.4% of our revenue was generated from operations in the United States, 9.7% from Canada, 2.6% from Europe and 2.3% from Mexico. In the first quarter of 1999, all of HTM's revenue was generated in the United States from our Denver facility.

 Gross profit

   Gross profit increased $9.5 million from $1.7 million in the first quarter of 1999 to $11.2 million in the first quarter of 2000. Our gross profit margin improved from 7.3% in the first quarter of 1999 to 9.0% in the first quarter of 2000. The improvements in gross profit and gross margin were due to the combination of Surface Mount and HTM as well as the acquisitions completed in 1999. The combination of Surface Mount and HTM added $5.8 million of gross profit at a gross margin of 7.7%, our W.F. Wood operation contributed $1.8 million at a gross margin of 15.9% and our Chihuahua facility added $1.2 million of gross profit at a gross margin of 41.4%.

   Our W.F. Wood operation contributed higher gross margins because the high precision enclosure products manufactured by that facility have higher profit margins than the products we have historically manufactured.

   Our Chihuahua facility provided us with higher gross margins because all of its sales were on a consignment basis during the quarter. Consignment sales typically result in lower revenue and higher gross profit margins but lower gross profit compared to turnkey services. In the second quarter of 2000 our Chihuahua facility became a turnkey operation.

   At our Denver facility, formerly HTM, gross profit increased $0.7 million, from $1.7 million in the first quarter of 1999 to $2.4 million in the first quarter of 2000 but the gross margin declined from 7.3% to 6.9% due to a change in customer mix.

 Selling, General and Administrative Expenses

   Selling, general and administrative expenses increased $6.8 million from $0.7 million in the first quarter of 1999 to $7.5 million in the first quarter of 2000. As a percentage of revenue, selling, general and administrative expenses increased from 3.1% to 6.1% because the facilities added in the combination of Surface Mount and HTM and through the acquisitions were operating at a lower rate of capacity than our Denver facility. At our Denver facility, selling, general and administrative expenses were unchanged at $0.7 million, but declined as a percentage of revenue from 3.1% to 2.0%.

 Management Fees

   In the first quarter of 2000, management fees of $0.1 million were paid to our principal stockholders. In the first quarter of 1999, management fees of $0.1 million were paid to the principal stockholders of HTM.

 Amortization

   Amortization of intangible assets in the first quarter of 2000 includes the amortization of $0.6 million of goodwill related to the combination of Surface Mount and HTM and $0.4 million of goodwill related to the acquisition of W.F. Wood. Also included in the amortization of intangible assets is the amortization of $0.3 million of deferred finance costs related to the establishment of our $155.0 million senior credit facility in July 1999 and $0.1 million of deferred equipment lease costs.

 Interest Expense

   Interest expense increased $3.0 million from $0.8 million in the first quarter of 1999 to $3.8 million in the first quarter of 2000 due to the debt incurred in connection with the combination of Surface Mount and HTM, the debt incurred to purchase our Chihuahua facility and W.F. Wood and increased working capital requirements with the growth of our business. The weighted average interest rates with respect to the debt for the first quarter of 1999 and the first quarter of 2000 were 9.8% and 10.0%, respectively.

 Income Tax Expense

   In the first quarter of 2000, an income tax recovery of $0.1 million on a loss before tax of $1.5 million produced an effective income tax recovery rate of 6.7% as we were not able to claim a recovery on losses of

$0.5 million incurred by our Irish subsidiary or deduct $0.6 million of goodwill expense related to the combination of Surface Mount and HTM. The effective income tax rate in the first quarter of 1999 was 37.5% on income before tax of $0.1 million recorded by our Denver facility, formerly HTM.

Year ended December 31, 1999 compared to the year ended December 31, 1998

 Revenue

   Revenue increased $168.3 million, or 187.6%, from $89.7 million in 1998 to $258.0 million in 1999. This increase resulted largely from the combination of Surface Mount and HTM, the acquisition of our Chihuahua facility in July 1999 and our acquisition of W.F. Wood in September 1999. Surface Mount, W.F. Wood and our Chihuahua facility contributed $134.5 million, $11.0 million and $9.9 million, respectively, to the increase in revenue. Surface Mount's largest customer was Dell. Revenue from Dell for the five month period from the date of the combination of Surface Mount and HTM to December 31, 1999 was $76.3 million, or 29.6% of total revenue for 1999. Revenue generated by our Denver facility, formerly HTM, increased $12.9 million, or 14.4%, from $89.7 million in 1998 to $102.6 million in 1999. In 1999, revenue from Carrier Access of $27.1 million and revenue from IBM of $25.7 million represented 10.5% and 10.0% of total revenue, respectively. No other customer represented more than 10.0% of our revenue in 1999.

   In 1999, 85.9% of our revenue was generated from operations in the United States, 7.4% from Canada, 3.8% from Mexico and 2.9% from Europe. Revenue generated outside the United States increased from zero in 1998 to $36.4 million or 14.1% of revenue in 1999. The increase is due to the combination of Surface Mount and HTM and the acquisition of our Chihuahua facility. We intend to enhance our position as a leading EMS provider by expanding our global presence in strategic markets with the addition of facilities in new cost-effective regions and geographic locations, and through the expansion of our international sales efforts.

 Gross Profit

   Gross profit increased $14.5 million from $7.2 million in 1998 to $21.7 million in 1999. Our gross margin improved from 8.0% in 1998 to 8.4% in 1999. The improvements in gross profit and gross margin were due to the acquisitions completed in 1999 as well as the combination of Surface Mount and HTM. The combination of Surface Mount and HTM added $11.1 million of gross profit at a gross margin of 8.3%, our Chihuahua facility contributed $1.1 million of gross profit at a gross margin of 11.1% and our W.F. Wood business added $1.8 million of gross profit at a gross margin of 16.4%.

   Our Chihuahua facility provided us with higher gross margins because it had a higher percentage of consignment sales, which typically result in lower revenue and higher gross profit margins but lower gross profit compared to turnkey services. We expect that in 2000 our Chihuahua facility will become primarily a turnkey manufacturing operation.

   Our W.F. Wood business contributes higher gross margins because the high precision enclosure products manufactured by that business have higher profit margins than the products we have historically manufactured. As we expand our range of value-added services through additional acquisitions, we will seek to manufacture higher gross margin products and to improve our overall gross margins.

   At our Denver facility, formerly HTM, gross profit increased $0.5 million, from $7.2 million in 1998 to $7.7 million in 1999, but the gross margin declined from 8.0% to 7.5% due to a change in our business at that facility toward manufacturing products with higher volumes and lower profit margins.

 Selling, General and Administrative Expenses

   Selling, general and administrative expenses increased $9.4 million from $3.2 million in 1998 to $12.6 million in 1999. Due to the acquisitions we have completed as well as the combination of Surface Mount and HTM, we have grown from one to eight facilities. As a percentage of revenue, selling, general and administrative expenses increased from 3.6% in 1998 to 4.9% in 1999 because the facilities added through our acquisitions and the combination of Surface Mount and HTM were operating at a lower rate of capacity than our Denver facility. We are focused on reducing selling, general and administrative expenses as a percentage of revenue. We plan to meet this goal by increasing utilization of our capacity. We believe that the facilities we have acquired have established an administrative infrastructure, including sales and marketing capabilities, that will enable us to develop and support a significant volume of new business. Selling, general and administrative expenses were unchanged from 1998 to 1999 at our Denver facility.

 Management Fees

   In 1999 management fees of $0.7 million were paid to our principal stockholders. In 1998 $0.1 million of management fees were paid to the principal stockholders of HTM.

 Amortization

   Amortization of intangible assets in 1999 includes the amortization of $0.9 million of goodwill related to the combination of Surface Mount and HTM and $0.6 million of goodwill related to the acquisition of W.F. Wood. We are amortizing goodwill of $24.9 million resulting from the combination of Surface Mount and HTM, and goodwill of $17.4 million resulting from the acquisition of W.F. Wood, over a period of ten years. There were no intangible items amortized in 1998. Also included in the amortization of intangible assets is the amortization of $0.3 million of deferred finance costs related to the establishment of our $155.0 million senior credit facility in July 1999 and $0.2 million of deferred finance costs related to HTM's credit facility prior to refinancing. In 1998, amortization of deferred finance costs was $0.2 million. The costs associated with our $155.0 million senior credit facility are being amortized over the six and one-half year average term of the debt.

 Interest Expense

   Interest expense increased $5.1 million from $2.0 million in 1998 to $7.1 million in 1999, primarily as the result of the increase in debt incurred in connection with the combination of Surface Mount and HTM and the debt incurred to purchase our Chihuahua facility and W.F. Wood. Debt of $35.5 million and $134.0 million was outstanding at December 31, 1998 and December 31, 1999, respectively. The weighted average interest rates with respect to such debt for 1998 and 1999 were 10.1% and 9.6%, respectively.

 Income Tax Expense

   Income tax expense in 1999 amounted to $0.1 million on a loss before tax of $0.7 million, at an effective tax rate of recovery of 13.8%, as we were not able to claim a recovery on losses of $0.5 million incurred by our Irish subsidiary, and we were not able to deduct $1.0 million of goodwill expense related to the combination of Surface Mount and HTM. We were able to reduce our tax expense by $0.4 million by applying $1.0 million of net operating tax losses available to our subsidiaries in the United States. Income tax expense in 1998 amounted to a recovery of $0.2 million on a loss before tax of $0.5 million, at an effective tax rate of 37.0%. As of December 31, 1999, we had total net operating loss carryforwards of $7.1 million available to apply against future income of certain subsidiaries.

 Extraordinary Loss

   The extraordinary loss of $1.3 million in 1999, net of the tax benefit of $0.8 million, arose from early payment penalties of $0.8 million, the write-off of $1.0 million of unamortized deferred financing fees and the write-off of the unamortized debt discount of $0.3 million associated with the repayment of senior and subordinated notes which were refinanced under the $155.0 million senior credit facility entered into in connection with the July 1999 combination of Surface Mount and HTM. There were no extraordinary gains or losses in 1998. The $1.3 million charge would not be presented as an extraordinary loss in accordance with Canadian GAAP. Rather, the $2.1 million pre-tax expense would be reported in loss before taxes and the tax benefit of $0.8 million would be reported as tax recovery.

SMTC Corporation (formerly HTM Holdings, Inc.)

Year ended December 31, 1998 compared to the year ended December 31, 1997

 Revenue

   Revenue increased $30.7 million, or 52.0%, from $59.0 million in 1997 to $89.7 million in 1998. IBM, our largest customer in 1998, contributed $19.3 million to such revenue growth, increasing from $19.2 million or approximately 32.5% of revenue in 1997 to $38.5 million or approximately 42.9% of revenue in 1998. The increase in revenue from IBM resulted largely from adding servers to the products manufactured for IBM in 1998. In 1997, revenue from Supra Products and from Lucent Technologies represented approximately 11.0% and 10.0% of sales, respectively.

 Gross Profit

   Gross profit increased $1.8 million, from $5.4 million in 1997 to $7.2 million in 1998, but the gross margin declined from 9.2% in 1997 to 8.0% in 1998. The decline in gross margin was due to our focus on increasing our higher volume turnkey manufacturing business and decreasing our consignment manufacturing business, which is characterized by higher profit margins. Consignment sales represented 7.2% of total revenue in 1997, as compared to 2.3% of total revenue in 1998.

 Selling, General and Administrative Expenses

   Selling, general and administrative expenses increased $0.4 million, from $2.8 million in 1997 to $3.2 million in 1998. This increase was caused by the growth of our business. As a percentage of revenue, selling, general and administrative expenses fell from 4.7% in 1997 to 3.6% in 1998 due to our ability to leverage fixed administrative costs as revenue expanded.

 Leveraged Recapitalization Expenses

   Leveraged recapitalization expenses expensed in 1998 include transaction costs of $0.1 million related to our leveraged recapitalization and compensation expense of $2.1 million arising from the settlement of stock options. There were no other charges in 1997.

 Interest Expense

   Interest expense increased $1.3 million, from $0.7 million in 1997 to $2.0 million in 1998 because of the leveraged recapitalization we consummated in June 1998. The recapitalization added approximately $25.0 million in new debt. Debt of $8.2 million and $35.5 million was outstanding at December 31, 1997 and December 31, 1998, respectively. The weighted average interest rates in connection with such debt for 1997 and 1998 were 9.3% and 10.1%, respectively.

 Income Tax Expense

   Income tax expense in 1998 amounted to a recovery of $0.2 million on a loss before tax of $0.5 million, at an effective tax rate of 37.0%. This compares to an expense of $0.7 million on pre-tax income of $2.0 million in 1997, at an effective tax rate of 37.0%.

Surface Mount

   We have provided Management's Discussion and Analysis of revenue and gross profit of Surface Mount for the eleven months ended July 29, 1999. Our revenue and gross profit for the year ended December 31, 1999 only includes the revenue and gross profit of Surface Mount from the date of acquisition and does not provide investors with information that reflects the historical operating results of the combined entity for periods prior to July 30, 1999. Due to the relative size of Surface Mount's revenue and gross profit compared to ours, we believe that this information is useful in understanding the impact of HTM's combination with Surface Mount on future operating results of the combined entity.

Eleven Months ended July 29, 1999 compared to the year ended August 31, 1998

 Revenue

   Revenue increased $60.4 million, or 28.7%, from $210.2 million in 1998 to $270.6 million for the eleven month period ended July 29, 1999 (just prior to the combination of Surface Mount and HTM). The increase in revenue was due to organic growth and the inclusion of a full year of results from our Cork, Ireland facility, which we acquired in January 1998. Revenue from Dell increased $57.7 million from $70.1 million in 1998, or 33.3% of our total revenue, to $127.8 million in 1999, or 47.2% of our total revenue. Sales of risers and servers to Dell increased from $45.8 million and $24.3 million respectively, in 1998, to $74.1 million and $53.7 million, respectively, in 1999. Revenue from EFI increased from $36.1 million in 1998, or 17.2% of our total revenue, to $37.2 million in 1999, or 13.7% of our total revenue.

 Gross Profit

   Gross profit increased $3.2 million from $21.8 million in 1998 to $25.0 million in 1999. Gross margin declined from 10.4% in 1998 to 9.2% in 1999 due to general industry competitive price pressures and due to specific price pressure from Dell to produce risers at a low cost. Also, consignment sales fell to 1.7% of revenue in 1999 from 2.5% in 1998.

Year ended August 31, 1998 compared to the year ended August 31, 1997

 Revenue

   Revenue increased $113.4 million, or 117.1%, from $96.8 million in 1997 to $210.2 million in 1998. Revenue increased due to our acquisition of Ogden Atlantic Design's operations in Charlotte, North Carolina in September 1997 and Ogden International Europe's operations in Cork, Ireland in January 1998. These acquisitions contributed $27.9 million of revenue from new customers and allowed us to expand our relationship with Dell beyond our Austin facility. Revenue from Dell was $70.1 million in 1998 or 33.3% of total revenue for the year. Revenue from EFI was $36.1 million or 17.2% of total 1998 revenue. No other customer represented more than 10.0% of revenue in 1998. In 1997, revenue from EFI, Aironet, IVI and Dell of $24.4 million, $19.7 million, $18.4 million and $12.2 million, respectively, represented 25.2%, 20.4%, 19.0% and 12.6%, respectively, of total revenue.

 Gross Profit

   Gross profit increased $6.7 million from $15.1 million in 1997 to $21.8 million in 1998. Gross margin declined from 15.6% in 1997 to 10.4% in 1998 as consignment sales represented 7.0% of total revenue in 1997 as compared to 2.5% of revenue in 1998. Also, we experienced profit margin pressure in 1998 as the result of the additional costs to ramp up for a significant volume of new business with Dell and the start-up costs associated with our Cork facility.

Liquidity and Capital Resources

   Our principal source of liquidity is cash provided from borrowings under our senior credit facility. Our principal uses of cash have been to finance mergers and acquisitions, meet debt service requirements and finance capital expenditures. We anticipate that these uses, including potential future acquisition opportunities, will continue to be our principal uses of cash in the future.

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

   Net cash provided by operating activities for the quarter ended March 31, 1999 was $6.0 million compared to net cash used in operating activities of $25.6 million for the quarter ended April 2, 2000. In 1999, our Denver facility, formerly HTM, reduced its working capital requirements while the growth of the combined companies in 2000 led to increased working capital needs.

   Net cash used by financing activities for the quarter ended March 31, 1999 was $5.1 million on the repayment of borrowings and capital lease payments. Net cash provided by financing activities for the quarter ended April 2, 2000 was $31.1 million due to increased borrowings under the revolving line of credit.

   Net cash used in investing activities was for capital expenditures of $0.1 million in the quarter ended March 31, 1999 compared to $2.5 million in the quarter ended April 2, 2000.

   Net cash used in operating activities for the years ended December 31, 1997, 1998 and 1999 was $0.4 million, $3.8 million, and $6.6 million, respectively. Fluctuations in net cash used by operating activities are primarily attributable to increases and decreases in working capital requirements related to revenue growth.

   Net cash provided by financing activities for the years ended December 31, 1997, 1998 and 1999 was $1.2 million, $4.3 million, and $49.6 million, respectively. Our principal financing activities in 1997 included increased borrowings and payment of capital leases. Our principal financing activities in 1998 included increased borrowings, issuances of common stock and repurchases of common stock. Our principal financing activities in 1999 included repayment of existing debt facilities and borrowings on our senior credit facility in connection with the combination of Surface Mount and HTM. As a result of our early repayment of this debt, we incurred charges of $2.1 million, or $1.3 million net of taxes, related to early payment penalties, write-offs of unamortized deferred financing fees and write-offs of the unamortized debt discount.

   Net cash used in investing activities for the years ended December 31, 1997, 1998 and 1999 was $0.4 million, $0.5 million and $41.4 million, respectively. Investing activities in 1999 included $31.6 million for acquisitions and $5.7 million held in escrow in connection with the acquisition of our Chihuahua facility. Capital expenditures were $0.5 million in both 1997 and 1998. Capital expenditures in 1999 of $4.1 million were incurred principally to upgrade our Chihuahua facility and to purchase and install our web-based collaborative planning system. We anticipate capital expenditures for 2000 will be consistent with 1999 levels.

   As of April 2, 2000, we had borrowings of approximately $162.4 million under our senior credit facility. The minimum principal payment obligation under our senior credit facility is $2.0 million for 2000. We intend to use the proceeds of this offering to repay the majority of our debt. We expect to incur an after-tax charge estimated to be $2.3 million, net of a $1.5 million tax recovery, on repayment of the debt comprised of the following items net of tax:
$1.7 million for the write-off of unamortized financing fees and a $0.2 million premium payable net of a $0.3 million gain on the termination of the interest rate swap and a $0.7 million charge for the excess of the value of the warrants over proceeds received issued in connection with the subordinated notes.

   On May 15, 2000, the senior credit facility was amended to increase the revolving credit facility by $7.5 million to $67.5 million, and certain of the financial covenants were modified to give us more flexibility to support our continued business growth.

   The senior credit facility is described below under "Description of Indebtedness."

   In May 2000, in order to provide us with additional working capital and to finance the growth of our business, certain of our stockholders purchased subordinated notes in the amount of $5.0 million and warrants in the amount of $2.5 million in connection with a senior subordinated loan agreement dated May 18, 2000. The subordinated notes were purchased by some of our shareholders or their affiliates, including some of the Bain funds, Celerity Partners III, L.P., Kilmer, Paul Walker, Derek D'Andrade, Philip Woodard and General Electric Capital Corporation, in the amounts of $1,589,782, $1,268,381, $909,605, $529,190, $529,190,

$101,694 and $72,155, respectively. The subordinated notes bear simple interest at the rate of 15% per year and will be repaid on completion of this offering with a portion of the net proceeds from this offering. The notes are subordinated to our senior indebtedness. The warrants were exercised immediately prior to the consummation of our initial public offering for an aggregate of 586,338 shares of common stock. Upon exercising these warrants, some of our shareholders or their affiliates, including some of the Bain funds, Celerity Partners III, L.P., Kilmer, Paul Walker, Derek D'Andrade, Philip Woodard and General Electric Capital Corporation, received 161,794, 97,549, 92,571, 53,856, 53,856, 10,350 and 7,343 shares, respectively. The warrants have been valued at $4.1 million. No cash exercise price was paid to us upon the exercise of the warrants in connection with our initial public offering.

   On July 3, 2000, in order to provide us with additional working capital and to finance the growth of our business, certain of our stockholders purchased demand notes in the amount of $9,925,000. These demand notes were purchased by Kilmer and an affiliate of the Bain funds, for a purchase price equal to the principal amount of notes, in the amounts of $4,188,292 and $5,736,708, respectively. Of these demand notes, $5,925,000 in aggregate principal amount are secured by a portion of our fixed assets and the fixed assets of some source of our subsidiaries. The demand notes bear interest of 3% of the principal amount accruing on the date of issuance and 13.75% per year, and are payable to the holders of the notes at any time upon demand.

   Based upon our current level of operations, we believe that cash generated from operations, available cash and amounts available under our senior credit facility will be adequate to meet our debt service requirements, capital expenditures and working capital needs for at least the next twelve months, although no assurance can be given in this regard. Accordingly, there can be no assurance that our business will generate sufficient cash flow from operations or that future borrowings will be available to enable us to service our indebtedness. We may require additional financing if we decide to consummate acquisitions.

Quantitative and Qualitative Disclosure Relating to Market Risk

 Interest Rate Risk

   Our senior credit facility bears interest at a floating rate. The weighted average interest rate on our senior credit facility for 1999 was 9.5%. We reduce our exposure to interest rate risks through swap agreements. As of April 2, 2000, we had entered into swap agreements to hedge $65.0 million of our outstanding debt. Under the terms of our current swap agreement expiring on September 22, 2001, the maximum annual rate we will pay on the approximately $65.0 million of our debt is 9.66%. The remainder of our debt of $65.9 million bears interest based on the Eurodollar base rate. As of December 31, 1999, the Eurodollar base rate was 6.5%. If the Eurodollar base rate increased by 10% to 7.2%, our interest expense would increase by approximately $0.9 million in 2000.

   The revolving credit facility portion of our senior credit facility bears interest at (1) 1.25% per annum plus the greater of the United States prime rate or the Federal Reserve reported overnight funds rate plus 0.5% or
(2) 1.25% per annum plus the greater of a Canadian chartered bank's reference rate for U.S. dollar commercial loans made in Canada or the Federal Reserve reported overnight funds rate plus 0.5%. We do not anticipate having a material outstanding balance on this facility during the year ending December 31, 2000. Therefore, a 10% change in interest rates as of December 31, 1999 is not expected to materially affect the interest expense to be incurred on this facility during such period.

 Foreign Currency Exchange Risk

   Most of our sales and purchases are denominated in U.S. dollars, and as a result we have relatively little exposure to foreign currency exchange risk with respect to sales made. We do not use forward exchange contracts to hedge exposures denominated in foreign currencies or any other derivative financial instrument for trading or speculative purposes. Therefore, the effect of a 10.0% change in exchange rates as of December 31, 1999 would not have a material impact on our operating results for the year ending December 31, 2000.

Impact of Inflation

   We believe that our results of operations will not be significantly affected by moderate changes in the inflation rate.

Recent Accounting Developments

   In December 1999, the SEC issued Staff Accounting Bulletin ("SAB") 101 and in March 2000 issued SAB 101A "Revenue Recognition," which provide guidelines in applying U.S. generally accepted accounting principles to revenue recognition in financial statements. We will be required to implement SAB 101 and 101A by the second quarter of 2000. We believe that our revenue recognition practices are consistent with the guidelines.

   In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. SFAS No. 133 requires all derivatives to be recognized either as assets or liabilities and measured at fair value. SFAS No. 137 delays the effective date of SFAS No. 133 to fiscal years beginning after June 15, 2000. We will be required to implement SFAS No. 133 for our fiscal year ended December 31, 2001. We have not assessed the impact of the adoption of SFAS No. 133 on our financial position, results of operations or cash flows.

   In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use." SOP 98-1 requires that entities capitalize certain costs related to internal-use software once certain criteria have been met. As required, we implemented this standard in 1999. The implementation did not have a material impact on our financial position, results of operations or cash flows.

   In April 1998, the AICPA issued SOP 98-5, "Reporting on the Costs of Start-Up Activities." SOP 98-5 requires that all start-up costs related to new operations must be expensed as incurred. In addition, all start-up costs that were capitalized in the past must be written off when SOP 98-5 is adopted. As required, we implemented this standard in 1999. The implementation did not have a material impact on our financial position, results of operations or cash flows.

                                    BUSINESS

Overview

   We are a leading provider of advanced electronics manufacturing services, or EMS, to electronics industry original equipment manufacturers, or OEMs, worldwide. We service our customers through eight manufacturing and technology centers strategically located in key technology corridors in the United States, Canada, Europe and a cost-effective region of Mexico. Our full range of value-added services include product design, procurement, prototyping, assembly, test, final system build, comprehensive supply chain management, packaging, global distribution and after-sales support. Our business is focused on the fast-growing fixed and wireless communications, networking and computing sectors. Based upon our comparison of our 1999 pro forma revenue of approximately $503 million, with 1999 EMS industry revenue data provided by TFI, we are among the 15 largest EMS companies worldwide. We believe we are well-positioned to capitalize on the significant and growing market opportunity to provide advanced EMS solutions to OEMs on a global basis.

   We have customer relationships with over 50 OEMs, many of which date back more than five years. Our customers include industry leading OEMs such as ATI, Dell, EMC, IBM and Lucent Technologies. We developed these relationships by capitalizing on the continuing trend of OEMs to outsource manufacturing services to consolidate their supply base and to form long-term strategic partnerships with selected high quality EMS providers. We also have relationships with a number of emerging companies in the high-growth communications and networking sectors, including Carrier Access, Cobalt Networks, Netopia, Suite Technologies and Sycamore Networks. In 1999, approximately 55% of our pro forma revenue was generated from the communications and networking sectors. We expect to continue to grow our business through the addition of new, high quality customers and the expansion of our relationships with existing customers.

   We believe that our key competitive advantages include our global manufacturing capabilities, customer focused team-based approach, global supply chain management capabilities and leading edge equipment and processes that are consistent from site to site. In addition, we have introduced an advanced web-based collaborative planning tool that will electronically link us with our customers and suppliers in real time, enhancing our supply chain management capabilities.

Industry Background

   The EMS industry provides manufacturing services to OEMs in the electronics marketplace. The EMS market is large and continues to grow rapidly. According to TFI, global EMS industry revenue is forecasted to grow at a compounded annual growth rate of approximately 20%, from $60.0 billion in 1998 to $149.4 billion in 2003. TFI forecasts that larger EMS companies with revenue of approximately $500 million or greater are expected to grow at 30% or more annually during the same period. We believe that the growth for larger EMS companies is projected to be greater than the industry average because OEMs are increasingly outsourcing production to larger manufacturers that have the ability to provide a total service solution. Industry growth is being fueled by the overall growth of the electronics industry, the increased outsourcing of manufacturing by OEMs, and the divestiture of OEM manufacturing assets to EMS businesses. We believe that OEMs decide to outsource in order to take advantage of the technology and manufacturing expertise of EMS companies, eliminate manufacturing overhead, reduce time-to-market of products, and improve supply chain efficiency. TFI estimates that the percentage of total cost of goods sold in the electronics industry which is outsourced for manufacture by OEMs will increase from 9.5% in 1998 to 17.1% by 2003, as depicted in the following chart.

[GRAPH APPEARS HERE]

   In addition, according to TFI, the EMS industry is highly fragmented with over 3,000 independent EMS companies in existence and the 15 largest companies accounting for approximately 42% of the worldwide market in 1998. The EMS industry has experienced, and is anticipated to continue to experience, significant consolidation. We believe that the fragmented nature of the industry will allow us to take advantage of acquisition opportunities to increase our scale and geographic scope as well as to expand our customer relationships and service offerings.

   Revenues generated by the EMS industry are relatively concentrated among the computing and fixed and wireless communications sectors. The following charts illustrate the continued importance of these industry sectors to the global EMS industry.
[PIE CHARTS APPEAR HERE]




   Historically, OEMs were vertically integrated manufacturers that invested significantly in manufacturing assets and facilities around the world to manufacture, service and distribute their products. EMS originated as primarily labor intensive functions outsourced by OEMs to obtain additional capacity during periods of high demand. Early EMS providers were essentially subcontractors, providing production capacity on a transactional basis. However, with significant advances in manufacturing process technology, EMS providers developed additional capabilities and were able to improve quality and dramatically reduce OEMs' costs. Furthermore, as the capabilities of EMS companies expanded, an increasing number of OEMs adopted and became dependent upon EMS outsourcing strategies. Over time, OEMs came to rely on EMS providers to perform a broader array of manufacturing services, including design and development activities. In recent years, EMS providers have further expanded their range of services to include advanced manufacturing, packaging and distribution and overall supply chain management. In addition, many OEMs are reducing the number of vendors from which outsourced services are purchased, and are partnering with EMS suppliers that can provide a total service solution on a national or global basis, in order to further lower costs and increase supplier accountability.

   By using EMS providers, OEMs are able to focus on their core competencies, including product development, sales and marketing, while leveraging the manufacturing efficiency and capital investment of EMS providers. OEMs use EMS providers to enhance their competitive position by:

  . Reducing Time-to-Market. Electronics products are experiencing increasingly shorter product life cycles, requiring OEMs to continually reduce the time required to bring new products to market. OEMs can significantly improve product development cycles and enhance time-to-market by benefitting from the expertise and infrastructure of EMS providers. This expertise includes capabilities relating to design, quick-turn prototype development and rapid ramp-up of new products to high volume production, with the critical support of worldwide supply chain management.

  . Improving Supply Chain Management. OEMs who manufacture internally are faced with greater complexities in planning, procurement and inventory management due to frequent design changes, short product life cycles and product demand fluctuations. OEMs can address these complexities by outsourcing to EMS providers which (1) possess sophisticated supply chain management capabilities and (2) can leverage significant component procurement advantages to lower product costs.

  .  Accessing Advanced Manufacturing Capabilities and Process
     Technologies. Electronics products and electronics manufacturing technology have become increasingly sophisticated and complex, making it difficult for many OEMs to maintain the necessary technological expertise and focus required to efficiently manufacture products internally. By working closely with EMS providers, OEMs gain access to high quality manufacturing expertise and capabilities in the areas of advanced process, interconnect and test technologies.

  . Improving Access to Global Markets. OEMs are generally increasing their international activities in an effort to expand sales through access to foreign markets. EMS companies with worldwide capabilities are able to offer such OEMs global manufacturing solutions enabling them to meet local content requirements to distribute products efficiently around the world at lower costs.

The SMTC Customer Solution

   We believe that the key competitive advantages of our solution include our customer-focused team based approach, comprehensive supply chain management capabilities and fully integrated worldwide facilities. Our customers benefit from the following components of the SMTC solution:

   Customer-focused Team Oriented Production System, or T.O.P.S. Our cross-functional teams work as customer-focused business units, without departmental barriers which allow for faster and more direct communication between our customers and the team responsible for their product. The removal of departmental barriers eliminates time wasted by internal communication between departments. Our teams provide the customer with the entire range of services from prototype to production to distribution. In addition, our cross-functional team structure enables us to tailor each team to specific custom requirements. In some cases we have employees on-site at customer locations. The result is a manufacturing process tailored to each customer which we believe accelerates time-to-market for our customers.

   Comprehensive Supply Chain Management; Web-based System. The systems and processes we employ in supply chain management enable us to rapidly scale operations to meet customer needs, shift capacity in response to product demand fluctuations, reduce material costs and effectively distribute products to our customers or their end-customers. We have available and are implementing a web-based system through which we can communicate, collaborate and plan with our customers in real time. This web-based system enables us to manage information rather than inventory. As a result, inventory risk and exposure are reduced. In addition, our customers can commit to delivering products to their customers knowing that the materials and capacity are available because they can monitor the status of our materials and capacity in real time through use of our web-based collaborative planning system.

   Fully Integrated Worldwide Factories. Our global reach enables us to provide OEMs with the flexibility to manufacture products locally in several regions of the world. All of our locations operate under the same model and with the same systems allowing customers to seamlessly transfer their production from one of our facilities to another. This gives our customers greater flexibility and the opportunity to reduce their costs by transferring production to the facility that suits their needs. The fact that each facility operates similarly also enhances communications among facilities, allows our employees to work effectively at any of our sites, improves quality control, allows us to acquire equipment at volume discounts and promotes adoption of best practices at each of our facilities. These factors reduce inefficiencies, improve product quality and ultimately reduce costs.

The SMTC Strategy

   Our objective is to enhance our position as a leading EMS provider to OEMs worldwide. We intend to achieve this objective by pursuing the following business strategies:

   Expand our Global Presence in Strategic Markets. In order to enhance our existing high standards of service to our global customers, we intend to continue to expand our global presence. We expect to tailor each facility acquired to the same high standards of excellence and to a similar plant layout as our current facilities. This will allow us to continue to enjoy the benefits of fully integrated factories. Since 1995, we have expanded from our first facility located in Toronto, Ontario to eight facilities located in the United States, Canada, Europe and Mexico. We intend to continue to expand our global infrastructure and are currently targeting Asia as an area for future expansion.

   Continue to Provide Leading Edge Supply Chain Management Capabilities. We remain fully committed to maintaining our leadership position in supply chain management through the use of innovative management strategies. We believe the introduction of our web-based collaborative planning system will enable us to rapidly scale operations to meet customer needs, shift capacity in response to product demand fluctuations, reduce material costs and effectively distribute products to our customers or their end-customers.

   Strengthen our Relationships with Leading and Emerging Global OEMs in Attractive EMS Segments. We plan to continue to focus on providing advanced electronic manufacturing services to industry leaders, particularly in the high growth, high value-added communications and networking sectors. Communications and networking companies, in particular, are dramatically increasing the amount of manufacturing they are outsourcing, and we believe our technological capabilities and global manufacturing platform are well suited to capitalize on this opportunity. In addition to our industry leading customers such as ATI, Dell, EMC, IBM and Lucent Technologies, we have relationships with a number of emerging companies in the communications and networking sectors including Carrier Access, Cobalt Networks, Netopia, Suite Technologies and Sycamore Networks.

   Provide Advanced Technological Capabilities and Comprehensive Service Offerings. We remain committed to enhancing our capabilities and value-added services to meet the ongoing needs of our customers. Through our continuing investment in leading-edge assembly and logistics technologies, as well as our investment in design, engineering and test capabilities, we are able to offer our customers a variety of advanced design and manufacturing solutions. These capabilities include micro ball grid arrays, complex circuitry layouts, manufacturing and testing of wireless products and manufacturing of ethernet cards, among others. Additionally, building on our integrated engineering and manufacturing capabilities, we provide our customers with services ranging from initial product design and prototype production to final product assembly, test and distribution directly to customers. We believe that this provides greater control over quality, delivery and costs and enables us to offer our customers a complete cost effective solution.

   Pursue Selective Acquisition Opportunities, including Asset Divestitures by OEMs. We intend to continue to target strategic acquisitions that will enable us to expand our geographic reach, add manufacturing capacity, secure key new customers, diversify into complementary product markets or broaden our technological capabilities and value-added service offerings. We have successfully completed six acquisitions and one new site development since 1995. As a result, we have developed and deployed a comprehensive integration strategy which includes establishing our team-oriented production system at all locations with broad-based workforce participation, utilization of similar manufacturing equipment and processes, deploying common information technology platforms, transferring best practices among operations company wide and leveraging wide-scale procurement.

Our Services

   Our full range of advanced value-added electronics manufacturing services include:

   New Product Development and Introduction. The key to our new product development approach is the cross-functionality of our teams. We integrate our design group, materials group and manufacturing group into a new product development team which works with our customers and suppliers throughout the development process to ensure that new designs are efficiently transitioned into production. We use advanced design tools to enable new product ideas to progress from design, to simulation and physical layout, to design for manufacturability. We work with our customers' product developers in the early stages of new product development. Our new product development team also coordinates the prototyping of new product designs, a critical stage in the development of new products. Our prototyping and new product introduction centers are strategically located, and we use electronic communications with our customers and suppliers in order to provide a quick response to customer demands and to facilitate greater collaboration between our new product development team, our customers and our suppliers.

   Supply Chain Management. We use our integrated resource planning and supply chain management system to optimize efficient materials management from supplier to end-customer. We provide our customers with a complete supply chain management solution, using advanced electronic schedule sharing methods with our customers and suppliers to plan, purchase, expedite and warehouse components and materials. We believe our inventory management and volume procurement capabilities reduce costs and shorten total cycle time. Effective management of the supply chain is critical to the success of OEMs because it reduces the time required to deliver products to market and the capital requirements associated with carrying inventory. The introduction of our web-based collaborative planning system will further link our suppliers and customers in a real time environment.

   Assembly and Integration. We use state-of-the-art technology in the assembly process, and continually focus, together with our customers and suppliers, on developing assembly techniques, improving quality, improving time-to-market of our customers' products and reducing costs. We are able to apply a broad range of assembly techniques, from pin-through-hole and surface mount to micro ball grid array assemblies. Our extensive test capabilities allow us to identify the cause of defects and determine the most appropriate corrective action. Our engineers work proactively with our customers and suppliers to implement solutions to defects before products are shipped. We also design and test packaging of products for bulk shipment or single end-customer use. We provide fully-integrated system build services to our customers. These services capitalize on our sophisticated logistical capabilities to rapidly acquire and assemble source components, perform complex testing and deliver products to our customers around the world. Our complete system integration capabilities, coupled with our strength in supply chain management, position us to meet our customers' growing demand for build-to-order system solutions.

   Global Distribution and After-sales Support. We have a sophisticated integrated system for managing complex international distribution, allowing us to efficiently ship worldwide and, in many cases, directly to the OEMs' end-customers. We also offer a wide range of after-sales support services including field failure analyses, product upgrades and repair services. We also assist our customers in improving design for manufacture.

Our Customers

   We target industry leading OEMs primarily in the high growth networking and fixed and wireless communications sectors. Pro forma 1999 revenue from customers was allocated as follows:

                           [BAR CHART APPEARS HERE]

Percent of 1999 Pro forma Revenue

                 Networking                                      40.6%
                 Computing and industrial                        25.8%
                 Communications (including wireless)             16.8%
                 Consumer and other                              16.8%

   We have customer relationships with over 50 OEMs, many of which date back more than five years. Our customers include industry leading OEMs such as ATI, Dell, EMC, IBM and Lucent Technologies. We also have relationships with a number of emerging companies in the high-growth communications and networking sectors, including Carrier Access, Cobalt Networks, Netopia, Suite Technologies and Sycamore Networks. The electronic products we assemble and manufacture can be found in a wide array of end-products including:

  .  PBX switches           .  Routers             .  Personal computers

  .  Wireless base          .  Hubs                .  Multimedia
     stations                                         peripherals
                            .  Switches
  .  Wireless loop                                 .  Video broadcasting
     systems                .  Mass storage
                               devices             .  Ethernet PCMCIA
  .  Modems                                           cards
                            .  Servers
  .  Fax machines                                  .  Semiconductor test
                            .  Workstations           equipment
  .  Components for T1
     and T3 broadband
     equipment

Marketing and Sales

   We market our services through a focused strategy that emphasizes our team based approach to servicing our customers. In addition to developing relationships with established industry leading OEMs, we also target selected emerging companies in high growth market segments. We target prospective customers in the networking, fixed and wireless communications, computing and peripheral and other industries which are leaders in their markets. We are focused on building relationships with customers that require a volume of production that complements our customer-focused team-based approach. In all cases, our goal is to allocate our program management, engineering and manufacturing resources, business systems and assets on a customer-by-customer basis, enabling each of our customers to have a dedicated environment that operates as a virtual extension of its business.

   We have a direct sales force with a global presence that focuses on new and existing customers to take advantage of our worldwide capabilities. We also have a mix of established direct sales representatives and manufacturer representative companies throughout Canada, the United States and Europe. Our sales offices are located within our manufacturing facilities. In addition, we have a sales office in Boston, Massachusetts. When a customer opportunity is identified by our direct or outside sales force, we dedicate a team to the potential customer, and that team becomes part of our marketing effort and will continue to service the customer throughout our relationship.

Supply Chain Management

   We believe that the basis of true collaboration is seamless integration across the enterprise-wide system, encompassing the customers' worldwide facilities, our global manufacturing sites, and our suppliers. We provide our customers with a complete supply chain management solution, using advanced electronic schedule sharing methods with our customers and suppliers to plan, purchase, expedite and warehouse components and materials. The systems and processes we currently employ in supply chain management enable us to rapidly scale operations to meet customer needs, shift capacity in response to product demand fluctuations, reduce material costs and effectively distribute products to our customers or their end-customers.

   In April 1999, we launched a major new initiative with the development of our web-based collaborative planning system. This system will initially be used to enhance our manufacturing execution capabilities through the use of web-based master scheduling, real time materials requirement planning and factory scheduling software. In conjunction with our enhanced manufacturing execution processes, we have introduced our web-based tools for customer demand management and supplier management.

   We believe that in order to continue to offer our customers leading services, we and our customers and suppliers must create virtual enterprises, sharing information and making joint decisions to ensure a fast and cost-effective response to the market. Our web-based collaborative planning tool features a "capable to promise" ability that we expect will improve flexibility and reduce cycle times in the supply chain for our customers. Through a web-based user interface, our customers and suppliers will have direct access to our supply chain management database. Customers will be able to monitor the availability and supply of component parts in real time. Simulation features will allow customers to explore "what-if" scenarios, enhancing our customers' forecasting and planning efficiency. Communication will be streamlined throughout the supply chain, allowing our customers to receive timely feedback from us and allowing us to receive real time input from our suppliers.

   Our goal is to gauge and optimize performance in real time. Our web-based tools will enable all activities in the supply chain to be synchronized, and will enable us and our trading partners to rapidly analyze, revise and fine-tune plans based on the latest customer information. WebPLAN and Lotus Notes are the foundation for our e-business solution.

   Our web-based collaborative planning system is currently operating at all of our locations. In the first half of 2000, we introduced the system to our customers and suppliers. Because our customers and suppliers will need only standard, low-cost web access capabilities to access our collaborative planning tool, and because the system represents a major advance over traditional electronic data interchange systems, we believe our customers and suppliers will readily adopt our leading-edge e-business solution to supply chain management.

Technology, Processes and Development

   We use advanced technology in the assembly and testing of the products we manufacture. We believe that our processes and skills are among the most sophisticated in the industry.

   Surface mount technology is the principal technology for the assembly of printed circuit boards. Our customer-focused factories include predominantly surface mount technology lines, which are highly flexible and are continually reconfigured to meet customer-specific product requirements. In addition to expertise in conventional surface mount technology, we have extensive capabilities utilizing a broad range of technologies, including:

  . chip scale packaging, which is a method of using integrated circuits (chips) without encapsulating them in epoxy, thereby utilizing less space on the circuit board;

  . flip chips, which are structures that house interconnected circuits and are utilized to minimize printed circuit board surface area when compact packaging is required;

  . tape automated bonding, which is a specialized assembly-process technology that involves the application of components onto a circuit board using temperature and pressure;

  . multichip module-laminates, which are a type of printed circuit board design that allows for the placement of multiple integrated circuits or other components in a limited surface area; and

  . micro ball grid array, which is a method of mounting an integrated circuit or other component to a printed circuit board. Rather than using pins, the component is attached with small balls of solder at each contact. This method allows for greater component density and is used in printed circuit boards with higher layer counts.

   We also work with a wide range of substrate types from thin flexible printed circuit boards to highly complex, dense multilayer boards.

   Our assembly capabilities are complemented by advanced test capabilities. These technologies include:

  . high speed functional testing, a method of testing products by simulating actual use modes in high volume;

  . burn-in testing, a test method where products are powered on for 24 hours to ensure product functionality;

  . vibration testing, a method that tests whether products can withstand forces encountered under normal use;

  .  in-circuit testing, an automated test for workmanship defects; and

  . in-situ dynamic thermal cycling stress testing, a test method of exposing products from high to low temperature extremes for several cycles, which identifies any early product failures.
   We believe that our inspection technology is among the most sophisticated in the EMS industry. Our inspection technology includes:

  . x-ray laminography, a method that utilizes an x-ray to view thin layers of a circuit board;

  . three-dimensional laser paste, a volumetric inspection method that utilizes a microscope with lasers; and

  . scanning electron microscopy, a scanning method that utilizes a microscope with 200 times magnification or greater.

   Our ongoing research and development activities include the development of processes and test technologies as well as some focused product development. We are proactive in developing manufacturing techniques which take advantage of the latest component and product designs and packaging.

Our Suppliers

   We order raw materials and components based on purchase orders received and accepted, and maintain minimal levels of inventory that are not identified for use in filling specific orders. We currently use electronic data interchange with our key suppliers, and ensure speed of supply through the use of automated receiving and full-service distribution capabilities. With the implementation of our web-based collaborative planning systems, our customers' needs will be integrated with our suppliers in a more efficient and cost effective manner than is achievable through traditional electronic data interchange. In pro forma 1999 we purchased in excess of $300 million in materials. We believe this volume of procurement enhances our ability to obtain better pricing, influence component packaging and design and obtain supply of components in constrained markets.

   We employ a strategy of risk minimization relative to our inventory and generally order materials and components only to the extent necessary to satisfy existing customer orders. We have implemented specific inventory management strategies with certain suppliers such as "line-side stocking" (pulling inventory at the production line on an as needed basis) and "real-time component pricing" (the ability to obtain the advantage of the most recent price change in component pricing) designed to minimize the risk to us of cost fluctuations. These strategies help protect us from the risk of fluctuations in inventory costs. In addition, these costs can generally be passed through to customers.

   During pro forma 1999, we did not rely significantly on any one supplier, with no supplier representing more than 10.0% of total purchases.

Competition

   The EMS industry is highly fragmented and comprised of a large number of domestic and foreign companies. The intense competition we face is provided by many independent sources as well as in-house manufacturing capabilities of current and potential customers who evaluate our capabilities against the merit of manufacturing products internally. We compete with different companies depending on the type of service or geographic area. Our competitors include Celestica Inc., Flextronics International Ltd., Jabil Circuit, Inc., SCI Systems, Inc. and Solectron Corporation. Certain of our competitors may have greater manufacturing, financial, research and development and marketing resources than we do. We believe that we are a leading EMS provider and that we are well positioned to compete against these larger competitors due to our product quality, flexibility and timeliness in responding to design and schedule changes, reliability in meeting product delivery schedules, pricing, technological sophistication, the provision of value-added services and geographic location.

Governmental Regulation

   Our operations are subject to certain federal, state, provincial and local regulatory requirements relating to environmental compliance and site cleanups, waste management and health and safety matters. In particular, we are subject to regulations promulgated by regulatory agencies pertaining to health and safety in the workplace and the use, storage, discharge and disposal of hazardous chemicals used in the manufacturing processes.

   To date, the costs of compliance and environmental remediation have not been material to us. Nevertheless, additional or modified requirements may be imposed in the future. If such additional or modified requirements are imposed on us, or if conditions requiring remediation were found to exist, we may be required to incur substantial additional expenditures.

Employees

   As of April 2, 2000, we employed approximately 3,000 full time employees worldwide. In addition, we employ varying levels of temporary employees as our production demands. Given the variable nature of our project flow and the quick response time required by our customers, it is critical that we be able to quickly ramp-up and ramp-down our production to maximize efficiency. To achieve this, our strategy has been to employ a skilled temporary labor force, as required. We use outside contractors to qualify our temporary employees on a site-by-site basis. Our production level temporary employees are compensated by the hour. We do not have any permanent leased employees. We believe we are team-oriented, dynamic and results-oriented with an emphasis on customer service and quality at all levels. We believe this environment is a critical factor for us to be able to fully utilize the intellectual capital of our employees. From time to time we relocate our management level employees as needed to fill open positions at our sites. Because of our training programs, we have not experienced difficulty in adequately staffing skilled employees.

   With the exception of approximately 400 of our employees in Mexico and 100 of our employees in Ireland, none of our employees is unionized. We have never experienced a work stoppage or strike and believe that our employee relations are good.

Facilities

   We conduct our operations within approximately 850,000 square feet of building space. We believe our facilities are currently adequate for our operating needs. Our principal service at all locations is assembly of electronic components, with the exception of the larger Boston facility where we manufacture precision enclosures. Our facilities are as follows:

                                                          Approx.
   Location                                             Square Feet Leased/Owned
   --------                                             ----------- ------------
   Toronto, Ontario....................................   100,000      Leased
   San Jose, California................................    75,000      Leased
   Austin, Texas.......................................    75,000      Leased
   Charlotte, North Carolina...........................   120,000      Leased
   Cork, Ireland.......................................    50,000      Leased
   Denver, Colorado....................................   100,000      Leased
   Chihuahua, Mexico...................................   250,000       Owned
   Boston, Massachusetts...............................    50,000      Leased
   Boston, Massachusetts...............................    30,000      Leased

   We have exercised an option under our Austin, Texas lease to purchase 20 acres adjacent to our existing facility. We are in the process of selling the property back to the developer in order to build a 145,000 square foot facility, which we intend to lease back. We expect to move our Austin operations to the new building and to be operational in the second quarter of 2001. We are also in the process of consolidating our two Boston, Massachusetts facilities into a new, approximately 150,000 square foot facility which we plan to occupy in late 2000.

   All of our principal facilities are ISO certified to ISO 9001 or ISO 9002 standards. ISO 9001 and ISO 9002 are commonly recognized standards in the EMS industry that are published by the International Standardization Organization and relate to quality management systems. ISO 9001 contains requirements for quality assurance in design, development, production, installation and servicing. ISO 9002 contains requirements for quality assurance in production, installation and servicing.

   The principal executive office of SMTC and SMTC Canada is located at 635 Hood Road, Markham, Ontario, Canada L3R 4N6.

Our Structure and Our History

   The following chart shows our current structure including our material subsidiaries and their jurisdictions of incorporation or organization. Unless otherwise indicated, all such subsidiaries are wholly-owned, directly or indirectly by SMTC.

                              [CHART APPEARS HERE]

 SMTC Corporation

   Our company's present corporate structure resulted from the July 1999 combination of Surface Mount and HTM in a transaction accounted for under the purchase method of accounting as the acquisition of Surface Mount by HTM. The transaction provided us with increased strategic and operating scale, as well as greater geographic breadth. Subsequent to the combination, all of Surface Mount's operating subsidiaries other than SMTC Canada have become subsidiaries of HTM.

   Since the combination, we acquired Zenith's facility in Chihuahua, Mexico, a transaction which expanded our cost-effective manufacturing capabilities in an important geographic region. In September 1999, we acquired the Boston, Massachusetts based systems integration and precision enclosures business of W.F. Wood, which expanded our operations into the Northeastern United States. We plan to continue to capitalize on attractive acquisitions and internal growth opportunities in the EMS marketplace and are presently targeting Asia as an area for future expansion.

 SMTC Canada

   SMTC Canada was incorporated in Canada in 1985 as The Surface Mount Technology Centre Inc., or SMTCI, and continued to Ontario in 1994. Prior to the July 1999 combination, SMTCI and its wholly-owned U.S. subsidiary, Surface Mount, completed a reorganization such that Surface Mount then became the parent of a group of companies which included SMTCI. In connection with the July 1999 reorganization, SMTC Nova Scotia Company, a wholly-owned subsidiary of SMTC, acquired all of the outstanding voting shares of SMTCI. On October 29, 1999, SMTCI changed its name to SMTC Manufacturing Corporation of Canada. On June 1, 2000, SMTCI adopted a French form of its name and eliminated several classes of unissued shares from its authorized capital.

 HTM Holdings, Inc.

   In June 1998, Hi-Tech Manufacturing Inc., or Hi-Tech Manufacturing, was recapitalized by investors led by Bain Capital and Celerity Partners, Inc., and HTM, a Delaware corporation, was organized such that Hi-Tech Manufacturing became a wholly owned subsidiary of HTM. Organized in 1990, Thornton, Colorado based Hi-Tech Manufacturing was a turnkey contract manufacturer which focused on the assembly of completed printed circuit boards. Hi-Tech Manufacturing has changed its name to SMTC Manufacturing Corporation of Colorado.

Legal Proceedings

   We are a party to various legal actions arising in the ordinary course of our business. We believe that the resolution of these legal actions will not have a material adverse effect on our financial position or results of operations.

Backlog

   Although we obtain firm purchase orders from our customers, our customers typically do not make firm orders for delivery of products more than 30 to 90 days in advance. We do not believe that the backlog of expected product sales covered by firm purchase orders is a meaningful measure of future sales since orders may be rescheduled or canceled.

                                   MANAGEMENT

Directors, Executive Officers and Key Employees

   The following table sets forth our directors and executive officers, their ages as of December 31, 1999, the positions currently held by each person and their place of residence. All of the directors and executives have been with us since Surface Mount combined with HTM in July 1999, except Tom Harrington and Ian Loring.

Name and Municipality of
Residence                 Age Office
------------------------  --- ------
Paul Walker.............   42 President, Chief Executive Officer and Director(1)(2)
Unionville, Ontario

Edward Johnson..........   42 Executive Vice President, Business Development and Director
Longmont, Colorado

Philip Woodard..........   46 Senior Vice President, Enterprise Development and Integration(2)
Newmarket, Ontario

Gary Walker.............   39 Vice President and General Manager, San Jose and Director(2)
Monte Sereno, California

Derek D'Andrade.........   46 Vice President, Quality(2)
Richmond Hill, Ontario

Gary Itenson............   40 Vice President, Sales
Los Altos, California

Richard Smith...........   40 Vice President, Finance & Administration(2)
Toronto, Ontario

John Somerville.........   40 Vice President, Engineering
Austin, Texas

Tom Harrington..........   49 Vice President and General Manager, Enclosure Services
Westford, Massachusetts

Mark Gordon.............   41 Vice President, Supply Chain Optimization
Newmarket, Ontario

Robert Koss.............   53 Vice President, Strategic Accounts
Boulder, Colorado

James Laurion...........   43 Vice President, Program Management and Internal Audit
Boulder, Colorado

Brad Tesch..............   39 Vice President, Access Centers
Berthoud, Colorado

David Dominik...........   43 Director
Belvedere, California

Prescott Ashe...........   32 Director(1)
San Francisco,
 California

Ian Loring..............   34 Director
Dedham, Massachusetts

Stephen Adamson.........   43 Director
Los Angeles, California

Mark Benham.............   49 Director
Woodside, California

Michael Griffiths.......   48 Director(1)
Toronto, Ontario

Anthony Sigel...........   36 Director
Toronto, Ontario

--------
(1)  Also a member of the board of directors of SMTC Canada.

(2)  Also an officer of SMTC Canada.

   Paul Walker founded Surface Mount in 1985. Previously he was employed at Brock Electronics, a manufacturer and distributor of production equipment for the electronics industry, as Director of Business Management from 1982 to 1985 and at Motorola Canada, an integrated communications and embedded electronics solutions provider, as Program Manager from 1979 to 1982. Paul Walker is Gary Walker's brother.

   Edward Johnson has served as Executive Vice President, Business Development and Director of SMTC Corporation since the combination of Surface Mount and HTM in 1999. He was President and Chief Executive Officer of Hi-Tech Manufacturing, (the former operating subsidiary of HTM Holdings, Inc.) a turnkey contract manufacturer, from its inception in January 1990. He served as President of Digital Storage Systems, a provider of mass storage, back-up and archiving solutions from 1984 to 1990. Prior to joining Digital Storage, Mr. Johnson served as Controller of Aspen Peripherals, a tape drive systems manufacturer, and Cost Accountant at MiniScribe, a disk drive manufacturer.

   Philip Woodard joined Surface Mount in 1992 as Vice President, Materials. Previously he was employed at Motorola Canada, an integrated communications and embedded electronics solutions provider from 1977 to 1992 where he progressed through various positions to Director of Materials.

   Gary Walker founded Surface Mount in 1985. Previously he was employed at Brock Electronics, a manufacturer and distributor of production equipment for the electronics industry, as a Manufacturers Representative from 1982 to 1985 and at Motorola Canada, an integrated communications and embedded electronics solutions provider, from 1980 to 1982. Gary Walker is Paul Walker's brother.

   Derek D'Andrade founded Surface Mount in 1985. Formerly Vice President Engineering, he was previously employed at Motorola Canada, as Manufacturing Engineering Manager from 1979 to 1985 and at Sunbeam Canada, a manufacturer of home appliances, as Manufacturing Manager from 1975 to 1979.

   Gary Itenson joined Surface Mount in April 1996. Previously, he was employed at Future Electronics, an electronics components distributor, from 1981 to 1996 where his career progressed from field sales, to sales management, to strategic account/multi-region sales management to division general management.

   Richard Smith joined Surface Mount in August 1998. Previously, he was employed as Chief Financial Officer of Wolf Group Integrated Communications, an advertising and public relations company, from 1997 to 1998; Vice President Finance of Green Forest Lumber Corporation, a Toronto Stock Exchange listed forest products manufacturer from 1988 to 1997; Account Manager at a Canadian chartered bank, from 1985 to 1988; and auditor, Price Waterhouse, a public accounting firm, from 1982 to 1985.

   John Somerville joined Surface Mount in January 1999 as Director of Engineering, North American Operations and Acting Site Operations Manager for Austin, Texas. Previously, he was employed as Manufacturing Manager at Motorola from 1995 to 1998 and IBM Canada Toronto Manufacturing (now Celestica), an EMS provider, from 1984 to 1995. At IBM, he progressed through various positions to Engineering Manager.

   Tom Harrington has been with us since the acquisition of W.F. Wood in September 1999. He was President of W.F. Wood, a high precision enclosures manufacturer, from 1992 to 1999. Mr. Harrington worked for W. F. Wood for over twenty years.

   Mark Gordon joined Surface Mount in 1997 as Director of Logistics. He was promoted to Vice President, Supply Chain Optimization in April 1999. Prior to 1997 he was the Director of Logistics for Today's Business Products, an office supply products distributor, from 1996 to 1997 and for Lily Cups, a food service industry container manufacturer, from 1994 to 1996. From 1989 to 1994, Mr. Gordon worked in supply chain management with Motorola Canada in the communications division.

   James Laurion joined Hi-Tech Manufacturing, the former operating subsidiary of HTM Holdings, Inc., in July 1994 from Morton, Nehls & Tierney, SC, a Wisconsin and Florida public accounting firm where he was a principal and stockholder.

   Robert Koss joined Hi-Tech Manufacturing, the former operating subsidiary of HTM Holdings, Inc., in November 1992. Prior to joining HTM, Mr. Koss was Vice President of Sales and Marketing at Precision Power Systems, a power supply manufacturer.

   Brad Tesch joined Hi-Tech Manufacturing, the former operating subsidiary of HTM Holdings, Inc., in August 1990. He previously served as a member of the process planning and technical staffs at AT&T Manufacturing and Bell Telephone Laboratories, both telecommunications equipment manufacturers.

   David Dominik has served as a Director since July 1999. Mr. Dominik is a co-founder and managing director of Convergence Capital Group. He is also a special limited partner of Bain Capital, Inc., a private equity investment firm. He was a managing director of Bain Capital, Inc. from 1990 to March 2000. Previously, Mr. Dominik was a general partner of Zero Stage Capital, a venture capital firm focused on early-stage companies, and assistant to the chairman of Genzyme Corporation, a biotechnology firm. From 1982 to 1984, he worked as a management consultant at Bain & Company, a consulting firm. Mr. Dominik also serves as a director of ChipPAC, Inc., Integrated Circuit Systems, Inc., DDi Corp. and OneSource.

   Prescott Ashe has served as a Director since July 1999. Mr. Ashe is a co-founder and managing director of Convergence Capital Group. Mr. Ashe was a principal at Bain Capital, Inc., a private equity investment firm from June 1998 to March 2000 and was an associate at Bain Capital, Inc. from December 1992 to June 1998. Prior to that, he was an analyst at Bain Capital, Inc. and a consultant at Bain & Company, a consulting firm. Mr. Ashe also serves as a director of ChipPAC, Inc., Integrated Circuit Systems, Inc. and DDi Corp.

   Ian Loring has served as a Director of SMTC since June 2000. Mr. Loring joined Bain Capital, Inc., a private equity investment firm, in 1996; he has been a principal there since 1997. From 1993 to 1996, Mr. Loring was a Vice President at Berkshire Partners, where he worked in the specialty manufacturing, technology and retail industries. Mr. Loring also serves as a director of Therma-Wave, Inc.

   Stephen Adamson has served as a Director since July 1999. Mr. Adamson is a Partner of Celerity Partners, Inc. Prior to joining Celerity Partners, Inc., he was a Managing Director of W. E. Myers & Co., a merchant banking firm. Prior to
W. E. Myers & Co., Mr. Adamson was Managing Director with KD Equities, a private partnership specializing in middle market leveraged buyouts. Mr. Adamson is a director of Financial Pacific Insurance Group, Inc., Rapid Design Service, Inc., and Starcom Holdings, Inc.

   Mark Benham has served as a Director since July 1999. Mr. Benham was a co-founder of Celerity Partners, Inc., a private equity investment firm, and has been a Partner since 1992. Previously he was a Senior Investment Officer of Citicorp Venture Capital, Ltd., and prior to that he was an advisor to Yamaichi UniVen Co., Ltd., the venture capital subsidiary of Yamaichi Securities International. Mr. Benham is a director of DDi Corporation, Rapid Design Service, Inc., and Starcom Holdings, Inc.

   Michael Griffiths has served as a Director since July 1999. Mr. Griffiths has been Executive Vice President of Kilmer Van Nostrand Co. Limited, or KVN, a private investment holding company, since 1988 and has served there in various other capacities since 1979. Previously, Mr. Griffiths was a manager with Clarkson Gordon Chartered Accountants (now Ernst & Young), a public accounting firm with responsibility for the audit, tax and related management matters of a variety of public clients.

   Anthony Sigel has been Vice President, Corporate Development of KVN, a private investment holding company, since 1994. Mr. Sigel joined KVN in 1991 as Vice President of KVN's Palestra Group Limited. Prior to joining KVN, Mr. Sigel was an Associate within Bankers Trust Company's Merchant Bank, Toronto, Canada.

Board Composition

   Each of our directors is elected and serves until a successor is duly elected and qualified or until the earlier of his death, resignation or removal. All members of our board of directors set forth herein were elected by class vote pursuant to our certificate of incorporation. Paul Walker, Gary Walker and Mr. Johnson are representatives of management, Messrs. Dominik, Loring and Ashe are representatives of the Bain funds, Messrs. Adamson and Benham are representatives of the Celerity funds and Messrs. Griffiths and Sigel are representatives of Kilmer Electronics Group Limited. Our executive officers are elected by and serve at the discretion of the board of directors.

   Our board is divided into three classes, as nearly equal in number as possible, with each director serving a three-year term and one class being elected at each year's annual meeting of stockholders. Gary Walker and Messrs. Dominik and Johnson are in the class of directors whose term expires at the 2001 annual meeting of our stockholders. Messrs. Ashe, Benham and Sigel are in the class of directors whose term expires at the 2002 annual meeting of our stockholders. Paul Walker and Messrs. Loring, Adamson and Griffiths are in the class of directors whose term expires at the 2003 annual meeting of our stockholders. At each annual meeting of our stockholders, successors to the class of directors whose term expires at such meeting will be elected to serve for three-year terms or until their respective successors are elected and qualified.

Board Committees

   Our board of directors has three committees: the audit committee, the compensation committee and the nominating committee. The board may also establish other committees to assist in the discharge of its responsibilities.

   The audit committee makes recommendations to the board of directors regarding the independent auditors to be nominated for election by the stockholders and reviews the independence of such auditors, approves the scope of the annual audit activities of the independent auditors, approves the audit fee payable to the independent auditors and reviews such audit results with the independent auditors. The audit committee is currently comprised of Messrs. Dominik, Benham, Griffiths and Sigel. KPMG LLP presently serves as our independent auditors.

   The compensation committee provides a general review of our compensation and benefit plans to ensure that they meet corporate objectives. In addition, the compensation committee reviews the chief executive officer's recommendations on compensation of all our officers and adopting and changing major compensation policies and practices, and reports its recommendations to the whole board of directors for approval and authorization. The compensation committee administers our stock plans and is comprised of Messrs. Ashe, Adamson and Sigel.

   The nominating committee identifies, screens and recommends qualified candidates to fill vacancies on the board of directors and is comprised of Paul Walker and Messrs. Loring, Adamson and Sigel.

Compensation of Directors

   We currently pay no compensation to our independent directors, and pay no additional remuneration to our employees or to our executives for serving as directors.

Compensation Committee Interlocks and Insider Participation

   No interlocking relationship exists between our board of directors or our compensation committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Executive Compensation

   The following table sets forth information concerning the compensation for the years ended December 31, 1999, 1998 and 1997 on a pro forma basis for our chief executive officer and four other most highly compensated executive officers at the end of our last fiscal year. For ease of reference, we collectively refer to these executive officers throughout this section as our "named executive officers."

                           SUMMARY COMPENSATION TABLE

                                    Annual              Long Term
                              Compensation(1)(2)      Compensation
                              ------------------- ---------------------
                                                  Restricted Securities
                                                    Stock    Underlying   All Other
Name and Principal             Salary     Bonus     Awards    Options    Compensation
Position                 Year    ($)       ($)       ($)        (#)          ($)
------------------       ---- --------- --------- ---------- ----------  ------------
Paul Walker............. 1999   168,612       --     --           --           --
 President and Chief     1998   167,853    16,458    --           --           --
 Executive Officer       1997   130,173       --     --           --           --
Edward Johnson(3)....... 1999   164,408    53,437    --        38,274(4)     9,235(9)
 Executive Vice
  President,                                                   19,021(5)
 Business Development                                           5,060(6)
                         1998   123,950    49,185    --        38,168(7)   164,909(10)
                         1997    92,702       --     --           --           --
Philip Woodard.......... 1999   134,889       --     --        26,914(8)       --
 Senior Vice President,  1998   134,282     2,596    --           --           --
 Enterprise Development
  and                    1997   109,068       --     --           --           --
 Integration
Gary Walker ............ 1999   200,000       --     --           --           --
 Vice President and
  General                1998   200,000   153,873    --           --           --
 Manager, San Jose       1997   166,238   233,605    --           --           --
Derek D'Andrade ........ 1999   134,889       --     --           --           --
 Vice President, Quality 1998   134,282    16,458    --           --           --
                         1997   117,716       --     --           --           --

--------
(1) Compensation information for Messrs. Walker, Woodard, Walker and D'Andrade includes compensation paid by Surface Mount during periods prior to the July 30, 1999 combination of Surface Mount and HTM, and by SMTC during periods after the combination. Compensation information for Mr. Johnson includes compensation paid by HTM during periods prior to the combination, and by SMTC during periods after the combination.

(2) Excludes perquisites and other personal benefits because such compensation did not exceed either $50,000 or 10% of the total annual salary and bonus for any of the named executive officers.

(3) During the years ended December 31, 1998 and 1997, and from January 1, 1999 until the July 30, 1999 combination of Surface Mount and HTM, Mr. Johnson served as President and Chief Executive Officer of HTM.

(4) The options represent options to purchase shares of our common stock at an exercise price equal to $0.49 per share issued in connection with the combination of Surface Mount and HTM to replace options to purchase shares of HTM common stock.

(5) The options represent options to purchase shares of our common stock at an exercise price equal to $9.31 per share issued in connection with the combination of Surface Mount and HTM to replace options to purchase shares of HTM common stock.

(6) The options represent options to purchase shares of common stock of HTM at an exercise price of $5.13 per share, which options were replaced by options to purchase shares of our common stock in connection with the combination of Surface Mount and HTM.

(7) The options represent options to purchase shares of common stock of HTM at an exercise price of $5.13 per share issued in connection with the recapitalization of HTM in June 1998 to replace options to purchase shares of HTM common stock. These options were replaced by options to purchase shares of our common stock in connection with the combination of Surface Mount and HTM.

(8) The options represent options to purchase shares of our common stock at an exercise price of $5.30 per share.

(9) Represents amounts paid to Mr. Johnson in respect of the cancellation of vested stock options exercisable for HTM common stock in connection with the June 1998 recapitalization of HTM.

(10) Represents amounts paid to Mr. Johnson in respect of the cancellation of vested stock options exercisable for HTM common stock in connection with the June 1998 recapitalization of HTM, which amounts were held in escrow for one year following the date of the recapitalization and were subsequently paid to Mr. Johnson.

Option Grants in Last Fiscal Year

   The following table sets forth information concerning grants of options to purchase shares of our common stock made to the named executive officers during the fiscal year ended December 31, 1999.

                          OPTION GRANTS IN FISCAL 1999

                                                                       Potential Realizable Value
                                                                       at Assumed Annual Rates of
                                                                        Stock Price Appreciation
                                       Individual Grants                  for Option Term (7)
                         --------------------------------------------- --------------------------
                         Number of   Percent of
                         Securities Total Options
                         Underlying  Granted to   Exercise
                          Options   Employees in  Price Per
                          Granted    Fiscal 1999    Share   Expiration
Name                        (#)        (%)(6)        ($)       Date       5% ($)       10% ($)
----                     ---------- ------------- --------- ---------- ------------ -------------
Paul Walker.............       --        --          --           --            --            --
Edward Johnson (1)...... 33,200(2)       6.5        0.49     6/9/2008      8,973.86     22,103.05
                          5,074(2)       1.0        0.49    4/30/2009      1,564.42      3,964.56
                         16,499(3)       3.8        9.31     6/9/2008             0             0
                          2,521(4)       0.6        9.31    4/30/2009             0             0
Philip Woodard.......... 26,914(5)       5.3        5.30    9/30/2009     89,727.04    227,385.93
Gary Walker.............       --        --          --           --            --            --
Derek D'Andrade.........       --        --          --           --            --            --

--------

(1) In connection with the combination of Surface Mount and HTM, options to purchase shares of common stock of HTM at an exercise price of $5.13 per share held by Mr. Johnson were rolled over and converted into options to purchase 38,274 shares of our common stock at an exercise price of $0.49 per share, and options to purchase 19,021 shares of our common stock at an exercise price of $9.31 per share.

(2) Represents options to purchase shares of our common stock. All of such options were vested and had been exercised as of December 31, 1999.

(3) Represents options to purchase shares of our common stock. Of this total, 4,124 were vested at December 31, 1999 and the remainder vested on June 8, 2000.

(4) Represents options to purchase shares of our common stock. None of the options was vested at December 31, 1999. Of this total, 631 vested on May 1, 2000 and the remainder vested on June 8, 2000.

(5) Represents options to purchase shares of our common stock. None of the options was vested as of December 31, 1999. The options will vest in four equal annual installments beginning September 30, 2000.

(6) Percentages are based upon the total number of options to purchase shares of common stock granted to our employees in 1999.

(7) At the time of the grant, there was no market for our common stock. For purposes of the calculations in this table, the fair market value of the common stock ($0.49 per share) issuable upon exercise of the options held by Mr. Johnson was determined by our board of directors based upon arm's-length sales of shares of common stock, and the fair market value of the common stock issuable upon exercise of the options held by Mr. Woodard was determined by our board of directors based upon its good faith estimate. There have been no arm's-length sales of common stock since July 30, 1999. In accordance with the rules of the Securities and Exchange Commission, the amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock, the optionholder's continued employment through the option period and the date on which the options are exercised.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

   The following table sets forth information for the named executive officers concerning stock option exercises during our last fiscal year and options outstanding at the end of the last fiscal year.

                  AGGREGATED OPTION EXERCISES IN FISCAL 1999
                       AND FISCAL YEAR-END OPTION VALUES

                                                       Number of Securities        Value of Unexercised
                                                      Underlying Unexercised      In-The-Money Options At
                         Shares Acquired   Value    Options At Fiscal Year-End        Fiscal Year-End
                           On Exercise    Realized  (Exercisable/Unexercisable) (Exercisable/Unexercisable)
Name                           (#)         ($)(2)               (#)                       ($)(2)
----                     --------------- ---------- --------------------------- ---------------------------
Paul Walker.............         --             --                   --                     --
Edward Johnson..........    38,274(1)    184,138.39                  --                     --
                                 --             --        4,124/12,374(3)                   0/0
                                                               0/2,521(4)                   0/0
Philip Woodard..........         --             --            0/26,914(5)                   0/0
Gary Walker.............         --             --                   --                     --
Derek D'Andrade.........         --             --                   --                     --

--------

(1) Represents shares of common stock purchased at an exercise price of $0.49 per share.

(2) Value is based on the difference between the option exercise price and the fair market value at December 31, 1999. The fair market value of the common stock, $5.30 per share, at December 31, 1999 was determined by the board of directors based upon its good faith estimate.

(3) Represents options to purchase common stock at an exercise price of $9.31 per share. The options to purchase such shares of common stock replaced options to purchase shares of common stock of HTM that were rolled over in connection with the combination of Surface Mount and HTM. Of this total, 4,124 were vested at December 31, 1999. Of the remaining 12,374 options, 4,124 vested on May 1, 2000 and the remainder vested on June 8, 2000.

(4) Represents options to purchase common stock at an exercise price of $9.31 per share. The options to purchase such shares of common stock replaced options to purchase shares of common stock of HTM that were rolled over in connection with the combination of Surface Mount and HTM. None of these options was vested at December 31, 1999. Of this total, 631 options vested on May 1, 2000 and the remainder vested on June 8, 2000.

(5) Represents options to purchase common stock at an exercise price of $5.30 per share. None of the options was vested as of December 31, 1999. The options will vest in four equal annual installments beginning September 30, 2000.

Employment Contracts, Termination of Employment and Change of Control
Arrangements

   Paul Walker is currently employed as our President and Chief Executive Officer pursuant to an employment agreement dated July 30, 1999 which is effective until December 31, 2001 and will automatically renew for successive one-year terms unless it is terminated by the parties in accordance with its terms. Under the employment agreement, Mr. Walker receives an annual salary of $250,000 per year and is eligible for an annual bonus based upon our achievement of certain EBITDA targets. Mr. Walker's employment agreement contains customary confidentiality provisions and a non-compete clause which is effective during the term of the agreement, for one year following termination of his employment if he is terminated for cause, and, under certain other circumstances, for two years following the termination of his employment. In the event Mr. Walker's employment is terminated by us without cause, or by Mr. Walker for good reason, the employment agreement provides that we will pay Mr. Walker his base salary for two years following such termination.

   Mr. Johnson is currently employed as our Executive Vice President, Business Development pursuant to an employment agreement dated May 18, 2000 which is effective until May 18, 2001 and will automatically renew for successive one-year terms unless it is terminated by the parties in accordance with its terms. Under the employment agreement, Mr. Johnson receives an annual salary of $225,000 per year and is eligible to participate in any bonus compensation program made available to management as determined by our board of directors. Mr. Johnson's employment agreement contains customary confidentiality provisions and a non-solicitation clause, which is effective during the term of the agreement and for six months following termination or expiration of his employment. In the event Mr. Johnson's employment is terminated by us without cause, or we elect not to renew Mr. Johnson's employment for an additional term, the employment agreement provides that we will pay Mr. Johnson his base salary for six months following such termination or expiration.

   Mr. Woodard is currently employed as our Senior Vice President, Enterprise Development and Integration pursuant to an employment agreement dated July 30, 1999 which is effective until December 31, 2001 and will automatically renew for successive one-year terms unless it is terminated by the parties in accordance with its terms. Under the employment agreement, Mr. Woodard receives an annual salary of $200,000 per year and is eligible for an annual bonus based upon our achievement of certain EBITDA targets. Mr. Woodard's employment agreement contains customary confidentiality provisions and a non-compete clause which is effective during the term of the agreement, for one year following termination of his employment if he is terminated for cause, and, under certain other circumstances, for two years following the termination of his employment. In the event Mr. Woodard's employment is terminated by us without cause, or by Mr. Woodard for good reason, the employment agreement provides that we will pay Mr. Woodard his base salary for two years following such termination.

   Gary Walker is currently employed as our Vice President and General Manager, San Jose pursuant to an employment agreement dated July 30, 1999 which is effective until December 31, 2001 and will automatically renew for successive one-year terms unless it is terminated by the parties in accordance with its terms. Under the employment agreement, Mr. Walker receives an annual salary of $200,000 per year and is eligible for an annual bonus based upon our achievement of certain EBITDA targets. Mr. Walker's employment agreement contains customary confidentiality provisions and a non-compete clause which is effective during the term of the agreement, for one year following termination of his employment if he is terminated for cause, and, under certain other circumstances, for two years following the termination of his employment. In the event Mr. Walker's employment is terminated by us without cause, or by Mr. Walker for good reason, the employment agreement provides that we will pay Mr. Walker his base salary for two years following such termination.

   Mr. D'Andrade is currently employed as our Vice President, Quality pursuant to an employment agreement dated July 30, 1999 which is effective until December 31, 2001 and will automatically renew for successive one-year terms unless it is terminated by the parties in accordance with its terms. Under the employment agreement, Mr. D'Andrade receives an annual salary of $200,000 per year and is eligible for an annual bonus based upon our achievement of certain EBITDA targets. Mr. D'Andrade's employment agreement contains customary confidentiality provisions and a non-compete clause which is effective during the term of the agreement, for one year following termination of his employment if he is terminated for cause and, under certain other circumstances, for two years following the termination of his employment. In the event Mr. D'Andrade's employment is terminated by us without cause, or by Mr. D'Andrade for good reason, the employment agreement provides that we will pay Mr. D'Andrade his base salary for two years following such termination.

   Mr. Koss is currently employed as our Vice President, Strategic Accounts pursuant to an employment agreement dated May 18, 2000 which is effective until May 18, 2001 and will automatically renew for successive one-year terms unless it is terminated by the parties in accordance with its terms. Under the employment agreement, Mr. Koss receives an annual salary of $105,000 per year and is eligible to participate in any bonus compensation program made available to management as determined by our board of directors. Mr. Koss's employment agreement contains customary confidentiality provisions and a non-solicitation clause, which is effective during the term of the agreement and for six months following termination or expiration of his employment. In the event Mr. Koss's employment is terminated by us without cause, or we elect not to renew Mr. Koss's employment for an additional term, the employment agreement provides that we will pay Mr. Koss his base salary for six months following such termination or expiration.

   Mr. Laurion is currently employed as our Vice President, Program Management and Internal Audit pursuant to an employment agreement dated May 18, 2000 which is effective until May 18, 2001 and will automatically renew for successive one-year terms unless it is terminated by the parties in accordance with its terms. Under the employment agreement, Mr. Laurion receives an annual salary of $165,000 per year and is eligible to participate in any bonus compensation program made available to management as determined by our board of directors. Mr. Laurion's employment agreement contains customary confidentiality provisions and a non-solicitation clause, which is effective during the term of this agreement and for six months following termination or expiration of his employment. In the event Mr. Laurion's employment is terminated by us without cause, or we elect not to renew Mr. Laurion's employment for an additional term, the employment agreement provides that we will pay Mr. Laurion his base salary for six months following such termination or expiration.

   Mr. Tesch is currently employed as our Vice President, Access Centers pursuant to an employment agreement dated May 18, 2000 which is effective until May 18, 2001 and will automatically renew for successive one-year terms unless it is terminated by the parties in accordance with its terms. Under the employment agreement, Mr. Tesch receives an annual salary of $150,000 per year and is eligible to participate in any bonus compensation program made available to management as determined by our board of directors. Mr. Tesch's employment agreement contains customary confidentiality provisions and a non-solicitation clause, which is effective during the term of the agreement and for six months following termination or expiration of his employment. In the event Mr. Tesch's employment is terminated by us without cause, or we elect not to renew Mr. Tesch's employment for an additional term, the employment agreement provides that we will pay Mr. Tesch's base salary for six months following such termination or expiration.

Stock Plans

 Amended and Restated 1998 Equity Incentive Plan

   On September 30, 1999, the board of directors adopted, and our stockholders approved, our Amended and Restated 1998 Equity Incentive Plan, or the 1998 Plan, which amended and restated in its entirety our 1998 Equity Incentive Plan. The 1998 Plan authorizes the granting of stock options to our executives or other key employees. Under the 1998 Plan, our board of directors is authorized to grant stock purchase options exercisable for up to 675,958 shares of our common stock, subject to adjustment upon the occurrence of certain events to prevent any dilution or expansion of the rights of participants that might otherwise result from the occurrence of such events, which grants may be made to such executives or key employees, in such quantities, at such exercise price and on such other terms and conditions as may be established by the board of directors. Currently there are options exercisable for 52,889 shares of common stock, available for issue under the 1998

Plan. A total of 184,168 options exercisable for common stock under the 1998 Plan were granted in connection with the July 1999 combination of Surface Mount and HTM in substitution of stock options previously granted by HTM to certain of its executives and key employees. Those options expire in April 2009 or June 2008, subject to earlier expiration in connection with the termination of the optionholder's employment. A total of 123,026 of the substituted options exercisable for common stock were immediately exercisable upon grant, but the shares of common stock acquired upon exercise are subject to certain transfer restrictions which lapse over the four year period beginning on the date of grant. The remainder of the substituted options exercisable for common stock vest over the four year period beginning on the date of grant. On May 18, 2000, the terms of the options held by four former HTM executives were amended to provide for the restrictions to lapse with respect to 89,827 shares of common stock held by such optionholders on June 8, 2000, and for options exercisable for 44,635 shares of common stock to become fully vested on June 8, 2000. An additional 432,692 options exercisable for our common stock under the 1998 Plan were granted by the board of directors on September 30, 1999. Those options expire in September 2009, subject to earlier termination in connection with the termination of the optionholder's employment. Those options become exercisable in four equal annual installments beginning on September 30, 2000. The vesting of an optionholder's unvested options is dependent upon continued employment with us. Upon termination of employment, all unexercised and unvested options expire and are forfeited. In the event of the acquisition of a majority or more of our voting securities by any person or "group" as defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, (other than our stockholders as of the date of the 1998 Plan and their affiliates), the compensation committee of the board of directors may provide for the automatic vesting of all unvested options, for the termination of unvested options, or for the receipt by holders of such options of the consideration offered per share of common stock less the exercise price of their options.

 2000 Equity Incentive Plan

   The SMTC/SMTC Manufacturing Corporation of Canada 2000 Equity Incentive Plan, or the 2000 Plan, was adopted by our board of directors and approved by our stockholders prior to the completion of our initial public offering. We granted to some of our executive officers and employees options to purchase a total of approximately 150,000 shares of our common stock and exchangeable shares with an exercise price equal to the initial public offering price at the closing of our initial public offering.

   The 2000 Plan provides for the grant of options to all employees, officers, directors and consultants of SMTC and its affiliates worldwide. In the United States, incentive stock options may be granted to our employees (including officers and employee directors) and nonstatutory stock options may be granted to our employees, directors and consultants. A nonstatutory stock option is a stock option that is not intended to qualify as an incentive stock option under
Section 422 of the Internal Revenue Code. The holder of a nonstatutory stock option generally is taxed on the difference between the exercise price and the fair market value when exercised. The 2000 Plan also provides for the grant of stock appreciation rights, restricted stock, unrestricted stock, deferred stock, and securities (other than stock options) which are convertible into or exchangeable for common stock, including options exercisable for SMTC Canada exchangeable shares, on such terms and conditions as our board determines.

   A total of (1) 1,821,848 shares of common stock, (2) any shares returned to existing plans as a result of the termination of options and (3) annual increases of 1.0% of our outstanding common stock to be added on the date of each annual meeting of our stockholders commencing in 2001, or such lesser amounts as may be determined by the board of directors, will be reserved for issuance pursuant to the 2000 Plan. For purposes of the preceding sentence, the following will not be considered to have been delivered under the 2000 Plan:

  . shares remaining under an award that terminates without having been exercised in full;

  . shares subject to an award, where cash is delivered to a participant in lieu of such shares;

  . shares of restricted stock that have been forfeited in accordance with the terms of the applicable award; and

  . shares held back, in satisfaction of the exercise price or tax withholding requirements, from shares that would otherwise have been delivered pursuant to an award.

   The number of shares of stock delivered under an award shall be determined net of any previously acquired shares tendered by the participant in payment of the exercise price or of withholding taxes. The maximum number of incentive stock options that may be issued pursuant to the 2000 Plan is 3,000,000. The maximum number of options exercisable for exchangeable shares that may be issued pursuant to the 2000 Plan is 1,000,000.

   The administrator of the 2000 Plan has the power to determine the terms of the options granted, including the exercise price of the option, the number of shares subject to each option, the exercisability thereof, and the form of consideration payable upon such exercise. In addition, our board of directors has the authority to amend, suspend or terminate the 2000 Plan, provided that no such action may affect any shares previously issued and sold or any option previously granted under the 2000 Plan. Cash performance grants, intended to qualify as "performance-based compensation," may be issued under the plan, subject to shareholder approval as required by Section 162(m) of the Internal Revenue Code.

   Options granted under the 2000 Plan are generally not transferable by the optionee, and each option is exercisable during the lifetime of the optionee and only by such optionee. Options granted under the 2000 Plan must generally be exercised within three months after the end of an optionee's status as an employee, director or consultant of SMTC, or within 12 months after such optionee's termination by death or disability, but in no event later than the expiration of the option term.

   The exercise price of all incentive stock options granted under the 2000 Plan must be at least equal to the fair market value of the underlying common stock or exchangeable shares on the date of the grant. The exercise price of nonstatutory stock options granted under the 2000 Plan is determined by the administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, the exercise price must be at least equal to the fair market value of the common stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of our outstanding capital stock, the exercise price of any incentive stock option granted must be at least equal to 110% of the fair market value on the grant date. The term of all other options granted under the 2000 Plan shall be determined by the administrator, provided that the term of certain options must not exceed 10 years.

   The 2000 Plan provides that in the event of our merger with or into another corporation, or a sale of substantially all of our assets, each option shall be assumed or an equivalent option substituted for by the successor corporation. If the outstanding options are not assumed or substituted for by the successor corporation, the administrator shall provide for the optionee to have the right to exercise the option as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. This may have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to gain control of us because our employees might have a reduced incentive to remain with us following a merger or sale.

                          RELATED PARTY TRANSACTIONS

   The following summary of the Reorganization and Merger Agreement, the Stockholders Agreement and the Management Agreement is a description of the material provisions of such agreements and is subject to, and qualified in its entirety by reference to, such agreements, each of which is filed as an exhibit hereto with the Securities and Exchange Commission.

Reorganization and Merger Agreement

   Surface Mount and HTM combined in July 1999 pursuant to a Reorganization and Merger Agreement.

   Immediately prior to the consummation of the combination of Surface Mount and HTM, certain of our principal stockholders, directors and executive officers, including the Bain Capital Funds, Celerity EMSIcon L.L.C., and Messrs. Johnson, Laurion, Tesch, Koss, Dominik, Loring, Ashe, Benham and Adamson, were beneficial holders of HTM stock. In addition, immediately prior to the consummation of the combination of Surface Mount and HTM, certain of our principal stockholders, directors and executive officers, including Kilmer Electronics Group Limited, or Kilmer, Paul Walker, Gary Walker, and Messrs. D'Andrade and Woodard, were beneficial holders of Surface Mount stock.

Stockholders Agreement

   All of our current stockholders and optionholders are parties to a stockholders agreement that, among other things, provides for registration rights and restrictions on the transfer of shares.

Management Agreements

   Under a management agreement entered into on July 30, 1999 among us, Bain Capital Partners VI, L.P., or Bain, Celerity Partners, Inc., or Celerity, and Kilmer, since the July 1999 combination of Surface Mount and HTM, Bain has been paid management fees of $104,166, Celerity has been paid management fees of $104,166 and Kilmer has been paid management fees of $52,083. In addition, we have reimbursed each of Bain, Celerity and Kilmer for their respective out-of-pocket expenses incurred in connection with the services provided under the management agreement. The management agreement contains customary indemnification provisions in favor of each of Bain, Celerity and Kilmer. Investment funds affiliated with Bain and Celerity are our largest stockholders. Our directors Messrs. Dominik, Loring and Ashe are affiliated with the Bain funds, our directors Messrs. Benham and Adamson are affiliated with the Celerity funds, and our directors Messrs. Griffiths and Sigel are affiliated with Kilmer. The management agreement was terminated in connection with our initial public offering for a termination fee of $1.8 million paid using a portion of the gross proceeds of our initial public offering, with $720,000 paid to each of Bain and Celerity, and $360,000 paid to Kilmer.

   Under a management agreement entered into on June 8, 1998 among HTM, Bain and Celerity prior to the July 1999 combination of Surface Mount and HTM, Bain was paid management fees of approximately $83,333 and Celerity was paid management fees of approximately $83,333. In addition, Bain was paid a transaction fee of approximately $775,000 and Celerity was paid a transaction fee of approximately $775,000 in connection with the combination of Surface Mount and HTM. Also, each of Bain and Celerity was reimbursed for their respective out-of-pocket expenses incurred in connection with the services provided under the management agreement. The management agreement contained customary indemnification provisions in favor of each of Bain and Celerity. Investment funds affiliated with Bain and Celerity are our largest stockholders. Our directors Messrs. Dominik, Loring and Ashe are affiliated with the Bain funds, and our directors Messrs. Benham and Adamson are affiliated with the Celerity funds. The management agreement was terminated in connection with the combination of Surface Mount and HTM in July of 1999.

Certain Loans from Major Stockholders

   On April 26, 2000, Celerity Partners III, L.P., Kilmer, Paul Walker, Derek D'Andrade, Gary Walker and Philip Woodard purchased demand notes from us for a purchase price equal to the principal amount of the notes, in the amount of $1,400,000, $910,000, $1,000,000, $677,874, $600,000
and $150,000, respectively. The demand notes bore interest at 15% per year, had a fee of 2% of the principal amount that was due upon repayment and were payable to the holders of the notes upon demand. The demand notes were repaid to Celerity Partners III, L.P., Kilmer, Paul Walker, Derek D'Andrade, Gary Walker and Philip Woodard in the aggregate amount of $1,441,233, $936,801, $1,029,452, $697,839, $617,671 and $154,418, respectively, on May 18, 2000. The demand notes were repurchased with cash proceeds from the sale of notes and warrants pursuant to a senior subordinated loan agreement and warrant subscription agreement, each dated May 18, 2000. We repaid the demand notes and sold such notes and warrants in order to raise more capital than was originally provided by our sale of the demand notes, in order to finance our growth and our working capital needs.

   Under a senior subordinated loan agreement dated May 18, 2000, some of our shareholders or their affiliates, including some of the Bain funds, Celerity Partners III, L.P., Kilmer, Paul Walker, Derek D'Andrade, Philip Woodard and General Electric Capital Corporation, purchased notes from us in the amounts of $1,589,782, $1,268,381, $909,605, $529,190, $529,190, $101,694 and $72,155,
respectively. The notes bear interest at 15% per year. Interest on the notes shall be paid through the issuance of additional notes on substantially the same terms. The notes, together with all accrued interest thereon, were paid upon the consummation of our initial public offering.

   In connection with the sale of notes under the Senior Subordinated Loan Agreement dated May 18, 2000 described above, under a warrant subscription agreement dated May 18, 2000 we sold warrants for $2,500,000 that were exercised for an aggregate of 586,338 shares of common stock immediately prior to the consummation of our initial public offering. Upon exercising these warrants, some of our shareholders or their affiliates, including some of the Bain funds, Celerity Partners III, L.P., Kilmer, Paul Walker, Derek D'Andrade, Philip Woodard and General Electric Capital Corporation received 161,794, 97,549, 92,571, 53,856, 53,856, 10,350 and 7,343 shares, respectively.

   On July 3, 2000 Kilmer and an affiliate of the Bain funds purchased demand notes from us, for a purchase price equal to the principal amount of the notes, in the amounts of $4,188,292 and $5,736,708, respectively. Of these demand notes, $5,925,000 in aggregate principal amount are secured by a portion of our fixed assets and the fixed assets of some of our subsidiaries. The demand notes bear interest of 3% of the principal amount accruing on the date of issuance and 13.75% per year and are payable to the holders of the notes at any time upon demand. The notes, together with all accrued interest thereon, were paid upon the consummation of our initial public offering.

   The sale of the subordinated notes and warrants and the demand notes provided us with additional working capital to finance the growth of our business.

Directors' Relationships with Major Stockholders

   All of our current directors are affiliated with our major stockholders. Paul Walker, Edward Johnson and Gary Walker are executive officers, stockholders and directors. David Dominik, Ian Loring and Prescott Ashe are affiliated with the Bain Capital Funds. Stephen Adamson and Mark Benham are affiliated with Celerity Partners. Michael Griffiths and Anthony Sigel are affiliated with Kilmer Electronics Group Limited.

Other Related Party Payments

   The Bain Capital Funds and Celerity Partners, two of our principal stockholders, were stockholders of HTM prior to the combination of Surface Mount and HTM. In connection with the combination of Surface Mount and HTM, the Bain Capital Funds and Celerity Partners, Inc. received shares of our capital stock in exchange for their shares of HTM and an additional cash payment of approximately $16.2 million. In addition, certain affiliates of the Bain Capital Funds held subordinated debt of HTM in the amount of approximately $13.5 million that was repaid in connection with the combination.

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

   The Surface Mount stockholders received a combination of cash and stock in exchange for their shares of Surface Mount. They reinvested a portion of their cash proceeds in our capital stock.

Purchases from an Affiliate of a Major Stockholder

   Investment funds affiliated with Bain and Celerity are also stockholders of DDi Corp., one of our suppliers. Our transactions with DDi, which totalled less than $2.5 million in 1999, are on equivalent terms as those with our other suppliers.

Certain Loans and Payments Made to Named Executive Officers

   Prior to our initial public offering, Gary Walker held all the Class Y shares of SMTC Canada. In connection with the reclassification, we purchased all of his Class Y shares in exchange for an equivalent number of shares of Class L common stock. This purchase required us to fund the tax liability incurred by Mr. Walker as a result of the exchange by making an interest-free loan to him and to compensate him for the tax payable by him on any imputed interest on such loan. We have loaned $2.0 million to Mr. Walker pursuant to this arrangement. The loan is secured by a first priority security interest over all of Mr. Walker's shares of capital stock of SMTC and is repayable at such time and to the extent that Mr. Walker receives cash proceeds in respect of such shares.

   In connection with the exercise of certain options and the purchase of Class A common stock in 1999, we accepted as payment from Edward Johnson and other employees, secured promissory notes bearing interest at 5.70%. The aggregate principal amount outstanding as at July 30, 1999 under these promissory notes was approximately $60,000. We have agreed to permit these employees to repay their respective loan obligations with proceeds received from the sale of stock. As security for their obligations to us under their respective notes, these employees have pledged, pursuant to pledge agreements, certain of our shares that they own.

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

                             PRINCIPAL STOCKHOLDERS

   The following table sets forth, as of July   , 2000, information regarding
the beneficial ownership. The table sets forth the number of shares beneficially owned, and the percentage ownership after the completion of the Pensar acquisition, for:

  . each person who is known by us to own beneficially more than 5% of our outstanding shares of common stock;

  . each executive officer named in our summary compensation table and each director; and

  .  all executive officers and directors as a group.

   As of July   , 2000, our outstanding equity securities consisted of
shares.

   Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, each entity or person listed below maintains a mailing address of c/o SMTC Corporation, 635 Hood Road, Markham, Ontario, Canada, L3R 4N6.

   The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission and assumes the underwriters do not exercise their over-allotment option. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial
ownership within 60 days after July   , 2000 through the exercise of any stock
option, warrant or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner.

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

                                             Shares Beneficially Owned (*)
                                         -------------------------------------
                                                   Warrants and
Name and Address                          Shares     Options      Total    %
----------------                         --------- ------------ --------- ----
Principal Stockholders:
Bain Capital Funds(1)(2)(3)............  3,708,895   739,158    4,448,052 16.6
  c/o Bain Capital, Inc.
   Two Copley Place
   Boston, Massachusetts 02116
Celerity EMSIcon L.L.C.(1)(3)..........  3,410,094    97,549    3,507,643 13.4
  c/o Celerity Partners
   11111 Santa Monica Boulevard
   Suite 1127
   Los Angeles, California 90025
Kilmer Electronics Group, Limited......  1,955,546    92,571    2,048,117  7.9
  50 Ashwarren Road
   Downsview, Ontario M3J 1Z5
Directors and Executive Officers:
Paul Walker(4).........................  1,137,698    53,856    1,191,554  4.6
Gary Walker............................  1,137,698         0    1,137,698  4.4
Derek D'Andrade(5).....................  1,137,698    53,856    1,191,554  4.6
Philip Woodard.........................    218,632    10,350      228,982  0.9
Edward Johnson(1)(3)...................    120,523    19,021      139,544  0.5
David Dominik(1)(3)(6).................    859,789    51,114      910,903  3.5
Prescott Ashe(1)(3)(7).................    127,504     6,722      134,226  0.5
Ian Loring(1)(3)(8)....................    127,504     6,722      134,226  0.5
Mark Benham(9).........................  3,410,094    97,549    3,507,643 13.4
Stephen Adamson(9).....................  3,410,094    97,549    3,507,643 13.4
Michael Griffiths......................        --        --           --   --
Anthony Sigel..........................        --        --           --   --
All Directors and executive officers as
 a group (20 persons)..................  8,212,792   415,636    8,628,428 32.6

--------
 *   The number of shares of common stock deemed outstanding on July  , 2000
     with respect to a person or group includes (a)     shares of common stock
     outstanding on such date and (b) all options and warrants that are
     currently exercisable or will be exercisable within 60 days of    , 2000
     by the person or group in question.
(1) The shares of common stock included in the table include shares held through investment in EMSIcon Investments, LLC. Each member of EMSIcon Investments, LLC has sole voting and investment power as to shares held on such member's behalf by EMSIcon Investments, LLC.
(2) Includes shares of common stock held by Bain Capital Fund VI, L.P., ("Fund VI"); BCIP Associates II ("BCIP II"); BCIP Associates II-B ("BCIP II-B"); BCIP Associates II-C ("BCIP II-C"); Sankaty High Yield Asset Partners, L.P. ("Sankaty"); Bain Capital V Mezzanine Fund, L.P. ("Mezzanine"); BCM Capital Partners, L.P. ("BCM"); and BCIP Trust Associates II ("BCIP Trust II" and collectively with Fund VI, BCIP II, BCIP II-B, BCIP II-C, Sankaty, Mezzanine and BCM, the "Bain Capital Funds"). Does not include shares owned by other stockholders that are subject to the Stockholders Agreement.
(3) The shares of common stock included in the table include shares held through J&L Investments, LLC.
(4) Consists of shares owned by P.N. Walker Consulting Inc. Paul Walker is the sole stockholder of P.N. Walker Consulting Inc. and may be deemed to beneficially own shares owned by P.N. Walker Consulting Inc.
(5) Consists of shares owned by Nichal, Inc. Derek D'Andrade is the sole stockholder of Nichal, Inc. and may be deemed to beneficially own shares owned by Nichal, Inc.
(6) The shares of common stock included in the table represent shares held by BCIP II, BCIP II-C and BCIP Trust II. Mr. Dominik is a former Managing Director of Bain Capital, Inc. and is a former general partner of BCIP II, BCIP II-C and BCIP Trust II and, accordingly, may be deemed to beneficially own shares owned by such funds. Mr. Dominik disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest. The address of Mr. Dominik is c/o Bain Capital, Inc., Two Copley Place, Boston, Massachusetts 02116.
(7) The shares of common stock included in the table represent shares held by BCIP II-B. Mr. Ashe is a former principal of Bain Capital, Inc. and is a former partner of BCIP II-B, and, accordingly, may be deemed to beneficially own shares owned by such funds. Mr. Ashe disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest. The address of Mr. Ashe is c/o Bain Capital, Inc., Two Copley Plaza, Boston, Massachusetts 01116.
(8) The shares of common stock included in the table represent shares held by BCIP II-B. Mr. Loring is a principal of Bain Capital, Inc. and is a partner of BCIP II-B, and, accordingly, may be deemed to beneficially own shares owned by such funds. Mr. Loring disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest. The address of Mr. Loring is c/o Bain Capital, Inc., Two Copley Plaza, Boston, Massachusetts 01116.
(9) Mr. Benham and Mr. Adamson are both Managing Members of Celerity EMSIcon, LLC, and accordingly, may be deemed to beneficially own shares owned by Celerity EMSIcon, LLC. Mr. Benham and Mr. Adamson disclaim beneficial ownership of any such shares in which they do not have a pecuniary interest. The address for Mr. Benham is c/o Celerity Partners, 11111 Santa Monica Boulevard, Suite 1127, Los Angeles, California 90025.

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

                          DESCRIPTION OF INDEBTEDNESS

   We and our subsidiaries have outstanding debt under our senior credit facility.

Senior Credit Facility

   We, together with our subsidiaries HTM Holdings Inc. and SMTC Manufacturing Corporation of Canada, have entered into an agreement with various banks and financial institutions, including Lehman Commercial Paper Inc. as a lender and as general administrative agent for the other lenders, providing for our senior credit facilities. Prior to the amendment of the facility concurrent with consummation of our initial public offering, the senior credit facilities consisted of:

  .  a US Tranche A facility of up to $20,000,000 in term loans;

  .  a US Tranche B facility of up to $50,000,000 in term loans;

  .  a US Tranche C facility of up to $10,000,000 in term loans;

  . a US revolving credit facility of up to $59,062,500 in revolving credit loans, swing line loans and letters of credit;

  .  a Canadian facility of up to US $15,000,000 in term loans; and

  . a Canadian revolving credit facility of up to US $8,437,500 in revolving credit loans, swing line loans, letters of credit, depository notes and bills of exchange.

   The indebtedness under this facility was approximately $162.4 million as of April 2, 2000.

   The senior credit facility is jointly and severally guaranteed by and secured by the assets and capital stock of our subsidiaries other than certain foreign subsidiaries, and our future subsidiaries, other than certain foreign subsidiaries, will guarantee the senior credit facility and secure that guarantee with their assets. The capital stock of our future subsidiaries, other than certain foreign subsidiaries, will also be pledged to secure the senior credit facility. The senior credit facility requires us to meet financial ratios and benchmarks and requires us and our subsidiaries to comply with other restrictive covenants. The senior credit facility contains customary restrictions on our ability to incur additional indebtedness or guarantee the indebtedness of others, create liens on our assets, enter into business combinations, liquidate or dissolve, dispose of assets other than in the ordinary course of business, declare or pay cash dividends, make capital expenditures in excess of established limits, make investments in third parties, modify or prepay debt instruments, engage in transactions with our affiliates, enter into sale and leaseback arrangements with respect to real property, change our fiscal year, enter into agreements that restrict our ability to create liens to secure the senior credit facility, restrict the ability of our subsidiaries to make distributions to us, engage in unrelated lines of business, conduct operating activities at SMTC or enter into hedging agreements other than in the ordinary course of business.

   We repaid a substantial portion of our borrowings under the senior credit facility with proceeds from our initial public offering. The revolving credit facility terminates in July 2004. The Canadian revolving credit facility terminates in July 2004.

   Our borrowings under the US senior credit facility bear interest at varying rates based, at our option, on either the Eurodollar base rate plus 300 basis points or the US base rate plus 125 basis points (in the case of US Tranche A and the US revolving credit facility), the Eurodollar base rate plus 350 basis points or the US base rate plus 175 basis points (in the case of US Tranche B) and the Eurodollar base rate plus 475 basis points or the US base rate plus 300 basis points (in the case of US Tranche C).

   Our borrowings under the Canadian senior credit facility bear interest at varying rates based, at our option, on either the Eurodollar base rate plus 300 basis points or the Canadian base rate plus 125 basis points (in the case of the Canadian term loan) and the Eurodollar base rate plus 300 basis points, the Canadian base rate plus 125 basis points or the Canadian prime rate plus 125 basis points (in the case of the Canadian revolving credit facility).

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

   The overall effective interest rate at April 2, 2000 was 9.7%. We are required to pay to the lenders under the senior credit facility a commitment fee on the average unused portion of our US and Canadian revolving credit facility and a letter of credit fee on any letters of credit outstanding. We are required to pay to the lenders under the Canadian portion of the senior credit facility a stamping fee on depository notes and bills of exchange outstanding. We must apply proceeds of sales of debt, equity or material assets to prepayment of the senior credit facility, subject to some exceptions, and must also, in some circumstances, pay excess cash flow to the lenders under the senior credit facility.

   Concurrently with the consummation of our initial public offering, we amended our senior credit facility. As so amended, our senior credit facility consists of:

 .  a US Tranche A facility of up to $50,000,000 in term loans;

 .  a US Tranche C facility of up to $10,000,000 in term loans; and

 .  a revolving credit facility of up to $100,000,000.

   The US Tranche B term loan facility and Canadian term loan facility were repaid with proceeds from our initial public offering and were eliminated under the amendment.

   The senior credit facility, as amended, continues to require us to meet financial ratios and benchmarks, and continues to require us and our subsidiaries to comply with other restrictive covenants.

   The above summaries of the material provisions of the senior credit facility and the senior subordinated loan agreement are qualified in their entirety by reference to all of the provisions of the senior credit facility and the senior subordinated loan agreement, which have been filed as exhibits to the registration statement of which this prospectus forms a part. See "Additional Information."

                          DESCRIPTION OF CAPITAL STOCK

General Matters

   The total amount of our authorized capital stock consists of 60,000,000 shares of common stock and 5,000,000 shares of one or more series of preferred stock.

   We have 26,026,412 shares of common stock outstanding (consisting of our common stock and exchangeable shares issued by SMTC Canada that may be exchangeable into our common stock). We will have no shares of any series of preferred stock outstanding, other than the one share of special voting stock described below. As of April 2, 2000, we had 22 stockholders of record. The following summary of provisions of our capital stock describes all material provisions of, but does not purport to be complete and is subject to, and qualified in its entirety by, our certificate of incorporation and our by-laws, and by the provisions of applicable law.

   The certificate and by-laws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of our company unless such takeover or change in control is approved by our board of directors.

Common Stock

   The issued and outstanding shares of common stock are validly issued, fully paid and nonassessable. Subject to the prior rights of the holders of any series of preferred stock, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefor at such time and in such amounts as the board of directors may from time to time determine. Please see "Dividend Policy." The shares of common stock are not convertible and the holders thereof have no preemptive or subscription rights to purchase any of our securities. Upon liquidation, dissolution or winding up of our company, the holders of common stock are entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of any series of preferred stock then outstanding. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There is no cumulative voting. Except as otherwise required by law or the restated certificate, the holders of common stock vote together as a single class on all matters submitted to a vote of stockholders.

   Our common stock is listed for quotation on the Nasdaq National Market under the symbol "SMTX."

Preferred Stock

   Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in a series and may, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of common stock. The issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, the board of directors, without stockholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of common stock.

   There are no shares of preferred stock outstanding, and we have no current intention to issue any of our unissued, authorized shares of preferred stock, other than the one share of special voting stock described below. However, the issuance of any shares of preferred stock in the future could adversely affect the rights of the holders of common stock.

SMTC Canada Share Capital

   Each of the exchangeable shares issued in our initial public offering is exchangeable, at the option of the holder, at any time for one share of our common stock. Holders of the exchangeable shares are entitled to dividend and liquidation rights that are, as nearly as practicable, economically equivalent to those of holders of shares of our common stock. However, the exchangeable shares generally do not have any voting rights in respect of SMTC Canada. Holders of exchangeable shares have certain rights to receive common stock in the event of any liquidation, dissolution or winding-up of SMTC Canada or SMTC or any other distribution of the assets of SMTC Canada or SMTC for the purpose of winding-up its respective affairs.

   On closing of our initial public offering, we entered into a voting and exchange trust agreement and issued one share of SMTC special voting stock to a trustee to be held for the benefit of the holders of exchangeable shares, other than companies with which we are affiliated. By furnishing instructions to the trustee, holders of exchangeable shares are able to exercise essentially the same voting rights with respect to SMTC as they would have if they had exchanged their exchangeable shares for shares of our common stock.

   On closing of our initial public offering, we also entered into a support agreement under which we agreed to maintain the economic equivalency of the exchangeable shares and the common stock by, among other things, not declaring and paying dividends on the common stock unless SMTC Canada is able to declare and pay economically equivalent dividends on the SMTC Canada exchangeable shares in accordance with the terms of those shares. SMTC Canada may also declare stock dividends from time to time as necessary to maintain the one-for-one economic equivalence between SMTC Canada exchangeable shares and shares of common stock. The SMTC Canada exchangeable shares do not carry any other right to receive dividends from SMTC Canada.

   The support agreement provides that, in the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to the common stock is proposed by SMTC or is proposed to

SMTC or its stockholders and is recommended by the board of directors of SMTC, or is otherwise effected or to be effected with the consent or approval of the board of directors of SMTC, and the exchangeable shares are not otherwise redeemed by SMTC Canada or SMTC Nova Scotia Company, SMTC will use its reasonable efforts to enable and permit holders of exchangeable shares to participate in such an offer to the same extent and on an economically equivalent basis as the holders of SMTC common stock. Without limiting the generality of the foregoing, SMTC will use its reasonable efforts to ensure that holders of exchangeable shares may participate in all such offers without being required to exercise their right to retract their exchangeable shares or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the offer and only to the extent necessary to tender to or deposit under the offer.

   The exchangeable shares are subject to adjustment or modification in the event of a stock split or other change to our capital structure so as to maintain the initial one-to-one relationship between the exchangeable shares and our common stock. On or after July , 2015, subject to acceleration in certain circumstances, the board of directors of SMTC Canada may redeem all of the outstanding exchangeable shares by delivering to the holders one share of our common stock for each exchangeable share held.

   The exchangeable shares of SMTC Canada issued in our initial public offering may not have been resold or otherwise transferred in the United States except pursuant to an effective registration statement under the Securities Act or an exemption from registration under the Act. This prospectus is included in the registration statement that we have filed with respect to the issuance of the shares of our common stock issuable upon the exercise of the exchange rights granted to the holders of the exchangeable shares of SMTC Canada.

   SMTC Nova Scotia Company owns all of the 9,477,847 common shares and 6,331,517 Class C preferred shares that have been issued by SMTC Canada. Gary Walker holds all the 23,092 Class Y shares that have been issued by SMTC Canada. In connection with the reclassification, SMTC Nova Scotia Company has agreed to purchase all his Class Y shares in exchange for an equivalent number of Class L common shares. The Class Y shares entitle the holder to dividends based on the dividends payable on the exchangeable shares. Holders of Class Y shares are also entitled to receive, on a liquidation, dissolution or winding up of SMTC Canada, an amount based on the value of the exchangeable shares, as determined by our board of directors. The terms of the SMTC Canada common shares are substantially the same as the terms of our common stock. The Class C preferred shares are redeemable at any time at the option of SMTC Canada and entitle the holder to receive fixed preferential non-cumulative cash dividends of C$0.06 per share per year in priority to the holders of Class L exchangeable shares, Class Y shares and common shares. Holders of Class C preferred shares are also entitled to a preference payment of C$1.00 per share in the event of any liquidation, dissolution or winding-up of SMTC Canada, before any payment is made to the holders of SMTC Canada Class L exchangeable shares, Class Y shares and common shares. The common shares, the Class C preferred shares and the Class Y shares were not changed in the reclassification and remain outstanding after completion of our initial public offering.

   The Toronto Stock Exchange has conditionally approved the listing of the exchangeable shares under the symbol "SMX." Listing is subject to SMTC Canada fulfilling all of the requirements of the Toronto Stock Exchange on or before August 30, 2000, including distribution of the exchangeable shares to a minimum number of public shareholders.

Registration Rights

   Under the stockholders agreement dated July 30, 1999 between us and our current stockholders, some of our stockholders will be entitled to rights with respect to the registration under the Securities Act of some or all of their shares as described below.

   Majority Stockholders Demand Registration Rights. At any time after 180 days following the effective date of any registration statement filed with our initial public offering, the holders of a majority of the aggregate number of shares of common stock held by our stockholders who are parties to the stockholders agreement can request that we register all or a portion of their shares. We will only be required to file up to three registration statements on forms other than Form S-3 in response to such demand registration rights.

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

   Other Demand Registration Rights. At any time after July 30, 2003, stockholders holding a majority of the shares of common stock held by the Bain Capital Funds and their affiliates, by Celerity EMSIcon, LLC and its affiliates, and by P. N. Walker Consulting, Inc., Paul Walker, Nichal Inc., Derek D'Andrade, Gary Walker, Philip Woodard and Kilmer Electronics Group Limited, taken as a group, in each case holding at least 15% of our common stock then held by the parties to our Stockholders Agreement, can request that we register all or a portion of their shares. We will only be required to file up to three registration statements on forms other than Form S-3 in response to such demand registration rights. We will not be required to file a registration statement in response to their demand registration rights within 180 days following the effective date of any registration statement filed by us with respect to an underwritten public offering of our securities for our own account.

   Piggyback Registration Rights. If we register any securities for public sale after our initial public offering, the holders of shares of our common stock who are parties to the stockholders agreement will have the right to include their shares in the registration statement. This right does not apply to a registration statement relating to any of our employee benefit plans, a corporate reorganization or qualified public offerings unless such public offering has been initiated pursuant to the majority demand registration rights or other demand registration rights described above. The managing underwriter of any underwritten offering will have the right to limit the number of shares registered by these holders for marketing reasons.

   All shares could potentially be required to be registered in connection with the exercise of any of the registration rights described above.

   We will pay all expenses incurred in connection with the registrations described above, except for underwriters' and brokers' discounts and commissions, which will be paid by the selling stockholders.

   Holders of these registration rights have waived the exercise of these registration rights for 180 days following the date of this prospectus.

Other Provisions of the Certificate of Incorporation and By-laws

   Our certificate of incorporation provides for the board to be divided into three classes, as nearly equal in number as possible, serving staggered terms. Approximately one-third of the board will be elected each year. Please see "Management." Under the Delaware General Corporation Law, directors serving on a classified board can only be removed for cause. The provision for a classified board could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the board until the second annual stockholders meeting following the date the acquiror obtains the controlling stock interest. The classified board provision could have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of SMTC and could increase the likelihood that incumbent directors will retain their positions.

   Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. The certificate of incorporation and the by-laws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the chairman of the board, the chief executive officer or pursuant to a resolution adopted by a majority of the board of directors. Stockholders will not be permitted to call a special meeting or to require the board to call a special meeting.

   The by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our secretary timely written notice, in proper form, of such stockholder's intention to bring that business before the meeting. Although the by-laws do not give the board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or

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annual meeting, the by-laws may have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of SMTC.

   The certificate of incorporation and by-laws provide that the affirmative vote of holders of at least 75% of the total votes eligible to be cast in the election of directors is required to amend, alter, change or repeal some of their provisions, unless such amendment or change has been approved by a majority of the directors not affiliated or associated with any person or entity holding 10% or more of the voting power of our outstanding capital stock. For purposes of calculating the votes of directors in such circumstances, neither the Bain Capital Funds, Celerity Partners nor Kilmer Electronics Group shall be deemed at any time to be an entity holding 10% or more of the voting power of SMTC's outstanding capital stock, without regard to the actual percentage of the voting power SMTC's capital stock held from time to time by any of them. This requirement of a super-majority vote to approve amendments to the certificate of incorporation and by-laws could enable a minority of our stockholders to exercise veto power over any such amendments.

Provisions of Delaware Law Governing Business Combinations

   We are subject to the "business combination" provisions of the Delaware General Corporation Law. In general, such provisions prohibit a publicly held Delaware corporation from engaging in various "business combination" transactions with any "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless:

  . the transaction is approved by the board of directors prior to the date the "interested stockholder" obtained such status;

  . upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  . on or subsequent to such date the "business combination" is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the "interested stockholder."

   A "business combination" is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an "interested stockholder" is a person who, together with affiliates and associates, owns 15% or more of a corporation's voting stock or within three years did own 15% or more of a corporation's voting stock. However, our Certificate of Incorporation provides that a stockholder affiliated or associated with the Bain Capital Funds, Celerity Partners or Kilmer Electronics Group Limited will not be considered an "interested stockholder," notwithstanding that stockholder's percentage of our voting stock. None of such stockholders has a present intention to engage in any transaction which would constitute a "business combination." The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to SMTC and, accordingly, may discourage attempts to acquire SMTC.

Limitations on Liability and Indemnification of Officers and Directors

   Our certificate of incorporation limits the liability of directors to the fullest extent permitted by the Delaware General Corporation Law. In addition, our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by such law. We entered into indemnification agreements with our current directors and executive officers prior to the completion of our initial public offering and expect to enter into a similar agreement with any new directors or executive officers.

Transfer Agent and Registrar

   The transfer agent and registrar for the common stock is ChaseMellon Shareholder Services, L.L.C. The transfer agent and registrar for the exchangeable shares is CIBC Mellon Trust Company.

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                       DETAILS OF THE EXCHANGEABLE SHARES

   The following is a summary of the exchangeable share provisions and certain provisions of the Voting and Exchange Trust Agreement and the Exchangeable Share Support Agreement. This summary is qualified in its entirety by reference to the full text of the exchangeable share provisions, the Voting and Exchange Trust Agreement and the Exchangeable Share Support Agreement.

General

   The exchangeable shares are intended to be functionally and economically equivalent to the shares of our common stock and are exchangeable at any time at the option of the holder on a one-for-one basis for shares of common stock. SMTC Canada, SMTC and CIBC Mellon Trust Company, as trustee, have entered into a voting and exchange trust agreement pursuant to which SMTC issued one share of special voting stock, or special voting share, to the trustee to be held by the trustee for the benefit of the holders of exchangeable shares (other than SMTC and its affiliates). By furnishing instructions to the trustee under the Voting and Exchange Trust Agreement, holders of exchangeable shares will have the functionally equivalent voting rights with respect to SMTC as they would have upon an exchange of exchangeable shares for common stock. Holders of exchangeable shares will also be entitled to receive from SMTC Canada (i) cash dividends payable in U.S. dollars or Canadian dollars that are economically equivalent to cash dividends, if any, paid by SMTC on its common stock, and
(ii) stock dividends consisting of the same number of exchangeable shares as is equal to the number of shares of common stock, if any, paid by SMTC as a stock dividend on its common stock. The exchangeable shares are subject to adjustment or modification in the event of a stock split or other change to the capital structure of SMTC so as to maintain the initial one-to-one relationship between the exchangeable shares and the common stock.

Voting, Dividend and Liquidation Rights

   Voting Rights with Respect to SMTC Canada

   Except as required by law or under the Exchangeable Share Support Agreement, the terms of the exchangeable share provisions with respect to the amendment thereof or the Voting and Exchange Trust Agreement, the holders of exchangeable shares will not be entitled as such to receive notice of or attend any meeting of shareholders of SMTC Canada or to vote at any such meeting.

   In accordance with the terms of the Exchangeable Share Support Agreement, neither SMTC nor any of its affiliates will exercise any voting rights with respect to any exchangeable shares held by it, although it will appoint proxyholders with respect to such exchangeable shares for the sole purpose of attending meetings of the holders of exchangeable shares in order to be counted as part of the quorum for such meetings.

   Voting Rights with Respect to SMTC

   The special voting share held by the trustee for the benefit of the registered holders of the exchangeable shares (other than SMTC and its affiliates) will have attached thereto that number of votes, which may be cast at any meeting at which SMTC Stockholders are entitled to vote, equal to the number of exchangeable shares outstanding from time to time (other than exchangeable shares held by SMTC and its affiliates).

   Each registered holder of an exchangeable share (other than SMTC and its affiliates) on the record date for any meeting at which SMTC stockholders are entitled to vote will be entitled to instruct the trustee to exercise one of the votes attached to the special voting share for each exchangeable share held by such holder. The trustee will exercise each vote attached to the special voting share only as directed by the relevant holder and, in the absence of instructions from a registered holder as to voting, will not exercise such votes. A registered holder may, upon instructing the trustee, obtain a proxy from the trustee entitling the holder to vote directly at the relevant meeting the votes attached to the special voting share to which the holder is entitled. In connection with each meeting, to the extent that the trustee has not, upon such instructions, signed and delivered to

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registered holders proxies as aforesaid, the trustee shall exercise its voting rights as holder of the special voting share either by proxy or in person.

   The trustee will send to the registered holders of the exchangeable shares the notice of each meeting at which the SMTC stockholders are entitled to vote, together with the related meeting materials and a statement as to the manner in which the holder may instruct the trustee to exercise the votes attached to the special voting share. Such sending by the trustee shall commence on the same day as SMTC sends such notice and materials to the SMTC stockholders. The trustee will also send to the registered holders of exchangeable shares copies of all information statements, interim and annual financial statements, reports and other materials sent by SMTC to the SMTC stockholders at the same time as such materials are sent to the SMTC stockholders. If such materials are provided to the trustee by SMTC, the trustee will also send to the registered holders of the exchangeable shares all materials sent by third parties to SMTC stockholders, including dissident proxy circulars and tender and exchange offer circulars, as soon as reasonably practicable after such materials are delivered to the trustee.

   All rights of a registered holder of exchangeable shares to instruct the trustee to exercise votes attached to the special voting share will cease upon the exchange (whether by redemption, retraction or liquidation, or through the exercise of the related call rights) of all of such holder's exchangeable shares for common stock. In addition, the trust governing the rights of registered holders of exchangeable shares to instruct the trustee to exercise votes attaching to the special voting share may be terminated or amended with the approval of the holders of the exchangeable shares as set forth below under the heading "Amendment and Approval".

   Dividend Rights

   Holders of exchangeable shares will be entitled to receive, subject to applicable law and to the next paragraph, dividends (i) in the case of a cash dividend declared on the common stock, in an amount in cash for each exchangeable share corresponding to the cash dividend declared on each share of common stock; (ii) in the case of a stock dividend declared on the common stock to be paid in common stock, in such number of exchangeable shares for each exchangeable share as is equal to the number of shares of common stock to be paid on each share of common stock; or (iii) in the case of dividend declared on the common stock in property other than cash or common stock, in such type and amount of property as is the same as, or economically equivalent to the type and amount of property declared as a dividend on each share of common stock (as determined by SMTC Canada's board of directors in good faith and in its sole discretion). Cash dividends on the exchangeable shares are payable in U.S. dollars or the Canadian Dollar Equivalent thereof, at the option of SMTC Canada. The declaration date, record date and payment date for dividends on the exchangeable shares will be the same as those for the corresponding dividends on the common stock.

   In the case of a stock dividend declared on the common stock to be paid in common stock, in lieu of declaring a corresponding stock dividend on the exchangeable shares, the board of directors of SMTC Canada may, in its discretion and subject to applicable law, subdivide, redivide or change (each a "subdivision") each issued and unissued exchangeable share on the basis that each exchangeable share before the subdivision becomes that number of exchangeable shares as is equal to the sum of (i) one; and (ii) the number of shares of common stock to be paid as a stock dividend on each share of common stock. In such instance, such subdivision shall become effective on the effective date for the dividend declared on the common stock without any further act or formality on the part of the board of directors of SMTC Canada or of the holders of exchangeable shares. No approval of the holders of exchangeable shares to an amendment to the articles of SMTC Canada shall be required to give effect to such subdivision. The record date for the determination of the holders of exchangeable shares entitled to receive exchangeable shares in connection with any subdivision of exchangeable shares and the effective date of such subdivision shall be the same dates as the record date and payment date, respectively, for the corresponding stock dividend declared on common stock.

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   Liquidation Rights with Respect to SMTC Canada

   In the event of the liquidation, dissolution or winding-up of SMTC Canada or any other distribution of the assets of SMTC Canada among its shareholders for the purpose of winding-up its affairs, holders of exchangeable shares will have, subject to applicable law, preferential rights to receive from SMTC Canada the Company Liquidation Amount for each exchangeable share held. Upon the occurrence of such liquidation, dissolution or winding-up, SMTC Nova Scotia will have an overriding liquidation call right to purchase all of the outstanding exchangeable shares (other than exchangeable shares held by SMTC and its affiliates) from the holders thereof on the effective date of the liquidation, dissolution or winding-up of SMTC Canada for a purchase price per share equal to the Company Liquidation Amount. If SMTC Nova Scotia exercises the liquidation call right in respect of a holder's exchangeable shares and pays all amounts payable by it to such holder in connection with such exercise, SMTC Canada shall no longer be obligated to pay to the holder any declared and unpaid dividends on such exchangeable shares.

   Upon the occurrence and during the continuance of a Company Insolvency Event, each registered holder of exchangeable shares (other than SMTC and its affiliates) will be entitled to instruct the trustee to exercise the exchange right with respect to any or all of the exchangeable shares held by such holder, thereby requiring SMTC to purchase such exchangeable shares from the holder. As soon as practicable following the occurrence of a Company Insolvency Event or any event which may, with the passage of time and/or the giving of notice, become a Company Insolvency Event, SMTC Canada or SMTC will give written notice thereof to the trustee. As soon as practicable thereafter, the trustee will notify each registered holder of exchangeable shares of such event or potential event and will advise the holder of its rights with respect to the exchange right. The purchase price payable by SMTC for each exchangeable share purchased under the exchange right will be the Company Liquidation Amount. If SMTC purchases a holder's exchangeable shares under the exchange right, SMTC Canada shall no longer be obligated to pay to the holder any declared and unpaid dividends on such exchangeable shares.

   Liquidation Rights with Respect to SMTC

   In order for the holders of the exchangeable shares to participate on a pro rata basis with the holders of common stock, on the fifth business day prior to the effective date of an SMTC Liquidation Event, each exchangeable share (other than those held by SMTC and its affiliates) will, pursuant to an automatic exchange right, automatically be exchanged for the SMTC Liquidation Amount pursuant to the Voting and Exchange Trust Agreement. Upon a holder's request and surrender of exchangeable share certificates, duly endorsed in blank and accompanied by such instruments of transfer as SMTC may reasonably require, SMTC will deliver or cause the transfer agent to deliver (i) certificates representing the aggregate number of shares of common stock due in respect of the SMTC Liquidation Amount, registered in the name of the holder or in such name as the holder may request; and (ii) if applicable, a check for the aggregate amount of declared and unpaid dividends to the holder at the address recorded in the securities register, in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom. For a description of certain SMTC obligations with respect to the dividend and liquidation rights of the holders of exchangeable shares, see "- Support Obligation" below.

Retraction

   Subject to the exercise by SMTC Nova Scotia of its retraction call right, holders of exchangeable shares will be entitled to retract (that is, to require SMTC Canada to redeem) any or all of the exchangeable shares held by such holder for a retraction price per exchangeable share equal to one share of common stock plus any declared and unpaid dividends on such exchangeable share. Holders of the exchangeable shares may effect such retraction by presenting to SMTC Canada or to the trustee (i) a certificate or certificates representing the number of exchangeable shares the holder desires to retract; (ii) a duly executed retraction request indicating the number of exchangeable shares the holder desires to retract and the retraction date; and (iii) such other

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documents as may be required to effect the retraction of the retracted exchangeable shares. A holder wishing to exercise the retraction right must present the foregoing documents to SMTC Canada or to the trustee at least 10 business days prior to the retraction date specified in the retraction request.

   When a holder requests SMTC Canada to redeem retracted exchangeable shares, SMTC Nova Scotia will have an overriding retraction call right to purchase on the retraction date all but not less than all of the retracted exchangeable shares, at a purchase price per share equal to one share of common stock plus any declared and unpaid dividends on such exchangeable share for each retracted exchangeable share. Upon receipt of a retraction request, SMTC Canada will immediately notify SMTC Nova Scotia of the retraction request. SMTC Nova Scotia must then advise SMTC Canada within five business days as to whether the retraction call right will be exercised. If SMTC Nova Scotia does not so advise SMTC Canada, SMTC Canada will notify the holder as soon as possible thereafter that SMTC Nova Scotia will not exercise the retraction call right. If, within such five business day period, SMTC Nova Scotia advises SMTC Canada that SMTC Nova Scotia will exercise the retraction call right, then provided the retraction request is not revoked by the holder as described below, the retraction request shall thereupon be considered only to be an offer by the holder to sell the retracted exchangeable shares to SMTC Nova Scotia in accordance with the retraction call right. If SMTC Nova Scotia exercises the retraction call right in respect of a holder's retracted exchangeable shares and pays all amounts payable by it to such holder in connection with such exercise, SMTC Canada shall no longer be obligated to pay to the holder any declared and unpaid dividends on such retracted exchangeable shares.

   A holder may revoke its retraction request, in writing, at any time prior to the close of business on the business day preceding the retraction date, in which case the retracted exchangeable shares will neither be purchased by SMTC Nova Scotia nor be redeemed by SMTC Canada. If a holder does not revoke its retraction request, the retracted exchangeable shares will, on the retraction date, be purchased by SMTC Nova Scotia or redeemed by SMTC Canada, as the case may be, in each case as set out above. SMTC Canada or SMTC Nova Scotia, as the case may be, will deliver or cause the transfer agent to deliver (i) certificates, representing the aggregate number of shares of common stock due, registered in the name of the holder or in such other name as the holder may request; and (ii) if applicable, a check for the aggregate amount of declared and unpaid dividends to the holder at the address recorded in the securities register or at the address specified in the holder's retraction request or by holding the same for pick up by the holder at the registered office of SMTC Canada or the office of the transfer agent as specified by SMTC Canada, in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom.

   If, as a result of solvency requirements or applicable law, SMTC Canada is not permitted to redeem all retracted exchangeable shares tendered by a retracting holder, and provided that SMTC Nova Scotia has not exercised the retraction call right with respect to such retracted exchangeable shares, SMTC Canada will redeem only those retracted exchangeable shares tendered by the holder (rounded down to the nearest whole number of shares) as would not be contrary to such provisions of applicable law. The trustee, on behalf of the holder of any retracted exchangeable shares not so redeemed by SMTC Canada, will, pursuant to the exchange right, require SMTC to purchase the retracted exchangeable shares not redeemed on the retraction date.

Redemption

   Subject to applicable law and the redemption call right, SMTC Canada will, on the redemption date, redeem all but not less than all of the then outstanding exchangeable shares for a redemption price per exchangeable share equal to one share of common stock plus any declared and unpaid dividends on the exchangeable share. SMTC Canada will, at least 60 days prior to the redemption date, or such number of days as the board of directors of SMTC Canada may determine to be reasonably practicable under the circumstances in respect of a redemption date arising in connection with, among other events, an SMTC Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event, provide the registered holders of the exchangeable shares with written notice of the proposed redemption of the exchangeable shares by SMTC Canada or of the purchase of the exchangeable shares by SMTC Nova Scotia pursuant to the redemption call right described below.


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   SMTC Nova Scotia will have an overriding redemption call right to purchase on the redemption date all but not less than all of the exchangeable shares then outstanding (other than exchangeable shares held by SMTC and its affiliates) for a purchase price per exchangeable share equal to one share of common stock plus any declared and unpaid dividends on the exchangeable shares. Upon the exercise of the redemption call right, holders will be obligated to sell their exchangeable shares to SMTC Nova Scotia. If SMTC Nova Scotia exercises the redemption call right in respect of a holder's exchangeable shares and pays all amounts payable by it to such holder in connection with such exercise, SMTC Canada's right and obligation to redeem the exchangeable shares on such redemption date will terminate and it shall not be obligated to pay to the holder any declared and unpaid dividends on such exchangeable shares.

   The "redemption date" will be the date, if any, established by the board of directors of SMTC Canada for the redemption by SMTC Canada of all but not less than all of the outstanding exchangeable shares pursuant to the exchangeable share provisions, which date shall be no earlier than July , 2015, unless:

  (i) there are fewer than 500,000 exchangeable shares outstanding (other than exchangeable shares held by SMTC and its affiliates), as such number of shares may be adjusted by the board of directors of SMTC Canada to give effect to any subdivision or consolidation of or stock dividend on the exchangeable shares, any issue or distribution of rights to acquire exchangeable shares or securities exchangeable for or convertible into exchangeable shares, any issue or distribution of other securities or rights or evidences of indebtedness, or assets, or any other capital reorganization or other transaction affecting the exchangeable shares, in which case the board of directors of SMTC
      Canada may accelerate such redemption date to such date prior to July
       , 2015, as it may determine, upon at least 60 days' prior written notice to the registered holders of the exchangeable shares and the trustee;

  (ii) an SMTC Control Transaction occurs, in which case, provided that the board of directors of SMTC Canada determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the exchangeable shares in connection with such SMTC Control Transaction and that the redemption of all but not less than all of the outstanding exchangeable shares is necessary to enable the completion of such SMTC Control Transaction in accordance with its terms, the board of directors of SMTC Canada may accelerate such redemption date to such date prior to July , 2015 as it may determine upon such number of days' prior written notice to the registered holders of the exchangeable shares and the trustee as the board of directors of SMTC Canada may determine to be reasonably practicable in such circumstances;

  (iii) an Exchangeable Share Voting Event is proposed, in which case, provided that the board of directors of SMTC Canada has determined, in good faith and in its sole discretion, that it is not reasonably practicable to accomplish the business purpose intended by the Exchangeable Share Voting Event, which business purpose must be bona fide and not for the primary purpose of causing the occurrence of a redemption date, in any other commercially reasonable manner that does not result in an Exchangeable Share Voting Event, the redemption date shall be the business day prior to the record date for any meeting or vote of the holders of the exchangeable shares to consider the Exchangeable Share Voting Event, and the board of directors of SMTC Canada shall give such number of days' prior written notice of such redemption to the registered holders of the exchangeable shares and the trustee as it may determine to be reasonably practicable in such circumstances; or

  (iv) an Exempt Exchangeable Share Voting Event is proposed and the holders of the exchangeable shares fail to take the necessary action at a meeting or other vote of holders of exchangeable shares to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event, in which case the redemption date shall be the business day following the day on which the holders of the exchangeable shares failed to take such action, and the board of directors of SMTC Canada shall give such number of days' prior written notice of such redemption to the registered holders of the exchangeable shares and the trustee as it may determine to be reasonably practicable in such circumstances, provided, however, that the accidental failure or omission to give any notice of redemption under clause (i), (ii), (iii) or (iv) above to less than 10% of such holders of exchangeable shares shall not affect the validity of any such redemption.

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Tender Offers

   The Exchangeable Share Support Agreement provides that, in the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to the SMTC common stock is proposed by SMTC or is proposed to SMTC or its stockholders and is recommended by the board of directors of SMTC, or is otherwise effected or to be effected with the consent or approval of the board of directors of SMTC, and the exchangeable shares are not otherwise redeemed or repurchased by SMTC Canada or SMTC Nova Scotia, SMTC will use its reasonable efforts to enable and permit holders of exchangeable shares to participate in such offer to the same extent and on an economically equivalent basis as the holders of SMTC common stock. Without limiting the generality of the foregoing, SMTC will use its reasonable efforts to ensure that holders of exchangeable shares may participate in all offers without being required to exercise their right to retract their exchangeable shares as described under "- Retraction" or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the offer and only to the extent necessary to tender to or deposit under the offer.

Certain Restrictions

   Without the approval of the holders of the exchangeable shares as set forth below under the heading"" - Amendment and Approval", SMTC Canada will not:

  (a) pay any dividends on the common shares of SMTC Canada, or any other shares ranking junior to the exchangeable shares, other than stock dividends payable in common shares of SMTC Canada, or any such other shares ranking junior to the exchangeable shares, as the case may be;

  (b) redeem, purchase or make any capital distribution in respect of common shares of SMTC Canada, or any other shares ranking junior to the exchangeable shares;

  (c) redeem or purchase any other shares of SMTC Canada ranking equally with the exchangeable shares with respect to the payment of dividends or on any liquidation distribution;

  (d) issue any exchangeable shares; provided that SMTC Canada may at any time, with or without such approval, issue exchangeable shares (A) pursuant to any shareholder rights plan or equity incentive plan adopted by SMTC Canada; (B) by way of stock dividend to the holders of exchangeable shares; or (C) by way of any subdivision of exchangeable shares described above under the heading "- Voting, Dividend and Liquidation Rights"; or

  (e) issue any shares of SMTC Canada ranking equally with, or superior to, the exchangeable shares other than by way of stock dividends to the holders of such exchangeable shares.

   The restrictions in clauses (a), (b), (c) and (d) above will not apply at any time when the dividends on the outstanding exchangeable shares corresponding to dividends declared and paid on the common stock have been declared and paid in full.

Amendment and Approval

   The exchangeable share provisions may be added to, changed or removed only with the approval of the holders thereof. Any such approval or any other approval or consent to be given by the holders of the exchangeable shares will be deemed to have been sufficiently given if given in accordance with applicable law, subject to a minimum requirement that such approval or consent be evidenced by a resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of the holders of exchangeable shares duly called and held at which holders of at least 25% of the then-outstanding exchangeable shares are present or represented by proxy. If no such quorum is present at such meeting within one-half hour after the time appointed therefor, then the meeting will be adjourned to such place and time (not less than five days later) as may be designated by the chairman of such meeting. At such adjourned meeting, the holders of exchangeable shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution will constitute the approval or consent of the holders of the exchangeable shares.

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   In accordance with the terms of the Exchangeable Share Support Agreement, neither SMTC nor any of its Affiliates will exercise any voting rights with respect to any exchangeable shares held by it, although it will appoint proxyholders with respect to such exchangeable shares for the sole purpose of attending meetings of the holders of exchangeable shares in order to be counted as part of the quorum for such meetings.

Support Obligation

   Pursuant to an exchangeable share support agreement to be entered into by SMTC, SMTC Canada and SMTC Nova Scotia on closing of this offering, the Exchangeable Share Support Agreement, SMTC will make the following covenants for so long as any exchangeable shares (other than exchangeable shares owned by SMTC or its affiliates) remain outstanding:

  . SMTC will not declare or pay dividends on its common stock unless SMTC Canada is able to (A) declare and pay and simultaneously declares or pays, as the case may be, an equivalent dividend on the exchangeable shares; or (B) subdivide and simultaneously subdivides the exchangeable shares in lieu of a stock dividend (as provided for in the exchangeable share provisions);

  . SMTC will advise SMTC Canada in advance of the declaration of any dividend on the common stock and ensure that (A) the declaration date, record date and payment date for dividends on the exchangeable shares are the same as those for the corresponding dividend on the common stock; or (B) the record date and effective date for a subdivision of the exchangeable shares in lieu of a stock dividend (as provided for in the exchangeable share provisions) are the same as the record date and payment date for the corresponding stock dividend on the common stock;

  . SMTC will ensure that the record date for any dividend declared on the common stock is not less than 10 business days after the declaration date of such dividend;

  . SMTC will take all actions and do all things reasonably necessary or desirable to enable and permit SMTC Canada, in accordance with applicable law, to pay to the holders of the exchangeable shares and otherwise perform its obligations with respect to the satisfaction of the applicable Company Liquidation Amount in the event or a liquidation, dissolution or winding-up of SMTC Canada, or the exchange of exchangeable shares for common stock plus any declared and unpaid dividends on such exchangeable shares in the event of a retraction request by a holder of exchangeable shares or a redemption of exchangeable shares by SMTC Canada;

  . SMTC will take all actions and do all things reasonably necessary or desirable to enable and permit SMTC Nova Scotia, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the call rights, including the delivery of common stock to holders of exchangeable shares in accordance with the provisions of the applicable call right; and

  . if SMTC becomes a "specified financial institution" (as such term is defined in the Tax Act) or does not deal at arm's length with such a person, SMTC will take all such actions and do all such things as are reasonably necessary or desirable to cause SMTC Nova Scotia to exercise the retraction call right if requested to do so by a holder of exchangeable shares making a retraction request.

   The Exchangeable Share Support Agreement and the exchangeable share provisions will provide that, without the prior approval of SMTC Canada and the holders of the exchangeable shares given in the manner set forth above under the heading "- Amendment and Approval", SMTC will not issue or distribute additional common stock, securities exchangeable for or convertible into or carrying rights to acquire common stock, rights, options or warrants to subscribe therefor, evidences of indebtedness or other assets, to all or substantially all holders of common stock, nor shall SMTC subdivide, redivide, reduce, combine, reclassify or otherwise change the common stock, unless the same or an economically equivalent distribution on or change to the exchangeable shares (or in the rights of the holders thereof) is made simultaneously. SMTC Canada's board of directors will be conclusively empowered to determine in good faith and in its sole discretion whether any corresponding distribution on or change to the exchangeable shares is the same as or economically equivalent to any proposed distribution on or change to the common stock. In the event of any proposed tender offer, share

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exchange offer, issuer bid, take-over bid or similar transaction with respect to the common stock which is recommended by the SMTC board of directors and in connection with which the exchangeable shares are not redeemed by SMTC Canada or purchased by SMTC Nova Scotia pursuant to the redemption call right, SMTC will use reasonable efforts to take all actions necessary or desirable to enable holders of exchangeable shares to participate in such transaction to the same extent and on an economically equivalent basis as the holders of common stock.

   In order to assist SMTC in complying with its obligations under the Exchangeable Share Support Agreement and to permit SMTC Nova Scotia to exercise the call rights, SMTC Canada will be required to notify SMTC and SMTC Nova Scotia of the occurrence of certain events, such as the liquidation, dissolution or winding-up of SMTC Canada whether on a voluntary or involuntary basis, SMTC Canada's receipt of a retraction request from a holder of exchangeable shares, and the issuance by SMTC Canada of any exchangeable shares, rights, options or warrants to acquire exchangeable shares or other securities exchangeable for or convertible into exchangeable shares.

   Under the Exchangeable Share Support Agreement, SMTC will agree that it will not, and will cause its affiliates not to, exercise any voting rights attached to the exchangeable shares owned by it or them on any matter considered at meetings of holders of exchangeable shares. SMTC has also agreed to use its reasonable best efforts to enable SMTC Canada to maintain a listing for the exchangeable shares on a Canadian stock exchange.

   With the exception of administrative changes for the purpose of adding covenants of any or all parties, making certain necessary amendments or curing ambiguities or clerical errors (in each case, provided that the board of directors of each of SMTC, SMTC Canada and SMTC Nova Scotia are of the opinion that such amendments are not prejudicial to the interests of the holders of exchangeable shares), the Exchangeable Share Support Agreement may not be amended without the approval of the holders of exchangeable shares given in the manner set forth above under the heading "- Amendment and Approval".

Ranking

   The exchangeable shares will be entitled to a preference over SMTC Canada's common shares and any other shares ranking junior to the exchangeable shares with respect to the payment of dividends and the distribution of assets in the event of a liquidation, dissolution or winding-up of SMTC Canada, whether voluntary or involuntary, or any other distribution of the assets of SMTC Canada among its shareholders for the purpose of winding-up its affairs. The exchangeable shares will rank junior to the Class C preferred shares of SMTC Canada that are held by SMTC Nova Scotia and any other shares ranking prior to the exchangeable shares.

Withholding Rights

   SMTC Canada, SMTC Nova Scotia, SMTC and the transfer agents will be entitled to deduct and withhold from any dividends or consideration otherwise payable to any holder of exchangeable shares or common stock such amounts as SMTC Canada, SMTC Nova Scotia, SMTC or the transfer agents are required to deduct and withhold with respect to such payment under the Tax Act, the United States Internal Revenue Code of 1986, as amended, or any provision of provincial, state, local or foreign tax law. Any amounts withheld will be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. If the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the amount otherwise payable to the holder, SMTC Canada, SMTC Nova Scotia, SMTC or the transfer agents may sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to SMTC Canada, SMTC Nova Scotia, SMTC or the transfer agents, as the case may be, to enable it to comply with such deduction or withholding requirement. SMTC Canada, SMTC Nova Scotia, SMTC or the transfer agents, as the case may be, must notify the holder of any such sale and remit to such holder any unapplied balance of the net proceeds of such sale.

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Appraisal Rights

   In the event of a merger or consolidation of SMTC, holders of exchangeable shares would not have any appraisal rights under Section 262 of the General Corporation Law of Delaware. Holders of exchangeable shares who wish to exercise appraisal rights in connection with a proposed transaction could exchange their exchangeable shares into common stock prior to the record date for the determination of shareholders entitled to exercise appraisal rights.

Certain Canadian Federal Income Tax Considerations

   The following is a summary of the principal Canadian federal income tax considerations generally applicable to the redemption or exchange of exchangeable shares by holders who, for purposes of the Income Tax Act (Canada) (the "Tax Act"), are resident in Canada, hold their exchangeable shares, and will hold their shares of common stock, as capital property and deal at arm's length with SMTC Corporation, SMTC Nova Scotia and SMTC Canada. This summary does not apply to a holder with respect to whom SMTC Corporation is or will be a foreign affiliate within the meaning of the Tax Act.

   Exchangeable shares and shares of common stock will generally be considered to be capital property to a holder unless the shares are held in the course of carrying on a business or are acquired in a transaction considered to be an adventure in the nature of trade. Holders whose exchangeable shares might not otherwise qualify as capital property may be entitled to make an irrevocable election under subsection 39(4) of the Tax Act to have all their Canadian securities, including their exchangeable shares, treated as capital property in the taxation year in which the election is made and in all subsequent years. In addition, exchangeable shares and shares of common stock held by a financial institution, as defined for the purposes of the mark-to-market rules in the Tax Act, will generally not be considered to be capital property. Holders that are financial institutions should consult their own tax advisors to determine the tax consequences to them of the application of these rules.

   This summary is based on the current provisions of the Tax Act, the regulations thereunder and the current published administrative policies and assessment practices of the Canada Customs and Revenue Agency. This summary also takes into account all proposed amendments to the Tax Act and the regulations announced by the Minister of Finance before the date hereof. This summary does not otherwise take into account or anticipate changes in the law, whether by judicial, governmental or legislative action or decision, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations described herein.

   THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED AS, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER OF EXCHANGEABLE SHARES. ACCORDINGLY, HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE REDEMPTION OR EXCHANGE OF EXCHANGEABLE SHARES HAVING REGARD TO THEIR PARTICULAR CIRCUMSTANCES.

   For the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of shares of common stock must be expressed in Canadian dollars; amounts denominated in U.S. dollars must be converted into Canadian dollars based on the Canadian/US dollar exchange rate at the time the amounts arise.

Redemption or Exchange of Exchangeable Shares

   On the redemption (including a retraction) of an exchangeable share by SMTC Canada, the holder will be deemed to have received a dividend equal to the amount, if any, by which the redemption proceeds (the fair market value at that time of the shares of common stock plus the amount of any cash received on the redemption) exceeds the paid-up capital for purposes of the Tax Act of the exchangeable share at the time of the redemption.

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

   Any deemed dividend received on a redemption by a holder who is an individual will be included in computing the holder's income and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from a corporation resident in Canada.

   Any deemed dividend received on a redemption by a holder that is a corporation, other than a specified financial institution, as defined in the Tax Act, will be included in computing the holder's income and, subject to the discussion below respecting the denial of the inter-corporate dividend deduction, will generally be deductible in computing its taxable income.

   Any deemed dividend received on a redemption by a holder that is a specified financial institution will be deductible in computing its taxable income only if (i) the holder did not acquire the exchangeable shares in the ordinary course of its business, or (ii) at the time the deemed dividend is received, the exchangeable shares are listed on a prescribed stock exchange in Canada (which currently includes the TSE) and the holder, alone or together with persons with whom it does not deal at arm's length, does not receive and is not deemed to receive dividends in respect of more than 10% of the outstanding exchangeable shares either directly or through a partnership or, in certain cases, through a trust.

   If SMTC Corporation, or any other person with whom SMTC Corporation does not deal at arm's length, is a specified financial institution at the time of a redemption, then subject to the exemption described below, a holder that is a corporation will not be entitled to deduct the deemed dividend received on the redemption in computing its taxable income. In general, a corporation is a specified financial institution if it is a bank, a trust company, a credit union, an insurance corporation or a corporation whose principal business is lending money to, or purchasing debt obligations issued by, persons with whom the corporation is dealing at arm's length or a combination of these activities, or a corporation that is controlled by, or related to, one or more of such entities. SMTC Corporation is of the view that neither it nor any person with whom it does not deal at arm's length is a specified financial institution at the present time. There can be no assurance, however, that this status will not change before exchangeable shares are redeemed. In any event, this rule will not apply if, at the time a deemed dividend is received on a redemption, SMTC Corporation is related to SMTC Canada for purposes of the Tax Act and the exchangeable shares are listed on a prescribed stock exchange in Canada, unless deemed dividends in respect of more than 10% of the outstanding exchangeable shares are, or are deemed to be, paid to the holder or to the holder and persons with whom the holder does not deal at arm's length or any partnership or trust of which the holder or non-arm's length person is a member or beneficiary.

   A holder that is a private corporation, as defined in the Tax Act, or any other corporation resident in Canada and controlled or deemed to be controlled by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts) may be liable to pay a refundable tax under
Part IV of the Tax Act of 33 1/3% of any deemed dividend received on the redemption of exchangeable shares to the extent that such deemed dividend is deductible in computing the holder's taxable income. A holder that is a Canadian-controlled private corporation, as defined in the Tax Act, may be liable to pay an additional refundable tax of 6 2/3% on any deemed dividend that is not deductible in computing taxable income.

   On the redemption (including a retraction) of an exchangeable share by SMTC Canada, the holder will also be considered to have disposed of the exchangeable share for proceeds of disposition equal to the redemption proceeds less the amount of any deemed dividend received on the redemption and will generally realize a capital gain (or a capital loss) equal to the amount by which such proceeds of disposition exceed (or are less than) the holder's adjusted cost base of the exchangeable share. See "- Taxation of Capital Gains or Capital Losses" below. In some circumstances, the amount of any deemed dividend received on a redemption by a holder that is a corporation may be treated as proceeds of disposition and not as a dividend.

   Where an exchangeable share is exchanged with SMTC Corporation or SMTC Nova Scotia for shares of common stock, the holder will generally realize a capital gain (or a capital loss) to the extent the proceeds of disposition of the exchangeable share exceed (or are less than) the holder's adjusted cost base of the exchangeable share and any reasonable costs of disposition. For this purpose, the proceeds of disposition will

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be the aggregate of the fair market value at the time of the exchange of the shares of common stock received on the exchange and the amount of any cash received by the holder as part of the exchange consideration. See "- Taxation of Capital Gains or Capital Losses" below.

   Because of the existence of the call rights, the exchange right and the automatic exchange right, a holder of exchangeable shares cannot control whether such holder will receive shares of common stock by way of redemption of the exchangeable shares by SMTC Canada or by way of exchange of the exchangeable shares with SMTC Corporation or SMTC Nova Scotia. As described above, the Canadian federal income tax consequences of a redemption differ from those of an exchange.

Acquisition, Holding and Disposition of Common Stock

   The cost of the shares of common stock received on the redemption or exchange of an exchangeable share will be equal to the fair market value of such shares at the time of redemption or exchange and will be averaged with the adjusted cost base of other shares of common stock held by the holder as capital property at that time.

   Dividends received on shares of common stock will be included in the holder's income for the purposes of the Tax Act. Such dividends received by a holder who is an individual will not be subject to the gross-up and dividend tax credit rules in the Tax Act. A holder that is a corporation will not be entitled to deduct the amount of such dividends in computing its taxable income. A holder that is a Canadian-controlled private corporation may be liable to pay an additional refundable tax of 6 2/3% on such dividends. Subject to the detailed rules in the Tax Act, a holder may be entitled to a foreign tax credit or deduction for any United States non-resident withholding tax paid on dividends received on shares of common stock.

   A disposition or deemed disposition of common stock by a holder will generally result in a capital gain (or capital loss) to the extent that the proceeds of disposition exceed (or are less than) the holder's adjusted cost base to the shareholder of common stock and any reasonable costs of disposition. See -"Taxation of Capital Gains or Capital Losses" below.

Taxation of Capital Gains or Capital Losses

   Under proposed amendments to the Tax Act, two-thirds of any capital gain (a "taxable capital gain") will generally be included in the holder's income in the taxation year in which the disposition occurs and two-thirds of any capital loss (an "allowable capital loss") may be deducted against taxable capital gains in the taxation year in which the disposition occurs in accordance with the rules in the Tax Act and the proposed amendments. Allowable capital losses which cannot be deducted from taxable capital gains in the year of disposition may generally be carried back three years and forward indefinitely to offset taxable capital gains in the years to the extent and in the circumstances set out in the Tax Act and the proposed amendments.

   Capital gains realized by individuals and certain trusts may give rise to alternative minimum tax under the Tax Act. A holder that is a Canadian-controlled private corporation may be liable to pay an additional refundable tax of 6 2/3% on taxable capital gains.

   If the holder of an exchangeable share is a corporation, the amount of any capital loss arising on a disposition or deemed disposition of an exchangeable share may be reduced by the amount of dividends received or deemed to have been received by it on the share to the extent and in the circumstances prescribed by the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns exchangeable shares or where a trust or partnership of which a corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns any such shares.

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Qualified Investments

   Shares of common stock will be qualified investments under the Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans and deferred income plans, provided such shares are listed on a prescribed stock exchange. Shares of common stock will be foreign property under the Tax Act.

Foreign Property Investment Entity Status

   On June 22, 2000, the Minister of Finance introduced draft legislation (the "proposed rules") relating to the income tax treatment of investments by Canadian residents in foreign investment entities ("FIEs"). If the proposed rules are enacted in the form contained in the draft legislation, holders of exchangeable shares will be subject to special anti-deferral rules in each taxation year that begins after 2000, if SMTC Corporation is a FIE at the end of its last taxation year ended at or before the end of the relevant taxation year. If these rules applied, the tax consequences of a redemption or an exchange would differ from those described above. In simplified terms, a foreign corporation, like SMTC Corporation, will be an FIE within the meaning of the proposed rules at the end of a taxation year if, at that time, the "carrying value" of its "investment property" represents more than 50% of the "carrying value" of all of its property.

   The draft legislation has not been tabled in the House of Commons and its release was accompanied by an invitation from the Minister of Finance for comments from interested parties. Accordingly, it is impossible to predict whether the proposed rules will be enacted in the form contained in the draft legislation or what changes to the proposed rules might be made before they are enacted. However, SMTC Corporation believes that, if the proposed rules applied on the date hereof, it would not be a FIE and expects to conduct its affairs in such a manner that, if the proposed rules are enacted in the form contained in the draft legislation, it would not be a FIE at any relevant time in the foreseeable future.

Definitions

   Unless the context otherwise requires, the following terms shall have the meanings set forth below when used in the "Details of Exchangeables Shares" section.

   "Canadian Dollar Equivalent" means in respect of an amount expressed in a currency other than Canadian dollars at any date, the product obtained by multiplying:

  (i) the foreign currency amount; and

  (ii) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, if such noon spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the board of directors of SMTC Canada to be appropriate for such purpose.

   "Company Insolvency Event" means the consent of SMTC Canada to the institution of bankruptcy, insolvency or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation, the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), where SMTC Canada fails to contest in good faith any such proceedings commenced in respect of it within 30 days of becoming aware thereof, or the consent by SMTC Canada to the filing of any such petition or to the appointment of a receiver, or the institution by SMTC Canada of any such proceeding, or the making by SMTC Canada of a general assignment for the benefit of creditors, or the admission in writing by SMTC Canada of its inability to pay its debts generally as they become due, or SMTC Canada not being permitted, pursuant to solvency requirements of applicable law, to redeem any retracted exchangeable shares.

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   "Company Liquidation Amount" means, with respect to each exchangeable share, an amount equal to the current market price of a share of common stock on the last business day prior to the effective date of the liquidation, dissolution or winding-up of SMTC Canada, to be satisfied by the delivery of one share of common stock plus the full amount of all dividends, if any, declared and unpaid on each such exchangeable share held by a holder on any dividend record date occurring prior to such time.

   "Exchangeable Share Voting Event" means any matter in respect of which holders of exchangeable shares are entitled to vote as shareholders of SMTC Canada, other than an Exempt Exchangeable Share Voting Event, and, for greater certainty, excluding any matter in respect of which holders of exchangeable shares are entitled to vote (or instruct the trustee to vote) in their capacity as beneficiaries under the Voting and Exchange Trust Agreement.

   "Exempt Exchangeable Share Voting Event" means any matter in respect of which holders of exchangeable shares are entitled to vote as shareholders of SMTC Canada in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the exchangeable shares, where the approval or disapproval, as applicable, of such change would be required to maintain the equivalence of the exchangeable shares and the common stock.

   "SMTC Control Transaction" means any merger, amalgamation, tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving, for or by SMTC, or any proposal to take any such action.

   "SMTC Liquidation Amount" means, with respect to each exchangeable share, an amount equal to the current market price of a share of common stock on the fifth business day prior to the effective date of an SMTC Liquidation Event, to be satisfied by delivery of one share of common stock plus any declared and unpaid dividends.

   "SMTC Liquidation Event" means (i) any determination by the SMTC board of directors to institute voluntary liquidation, dissolution, or winding-up proceedings with respect to SMTC or to effect any other distribution of its assets among its shareholders for the purpose of winding-up its affairs; or
(ii) the earlier of (A) receipt by SMTC of notice of, and (B) SMTC becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of SMTC or to effect any other distribution of assets of SMTC among its shareholders for the purpose of winding-up its affairs, in each case of (A) or (B) above where SMTC has failed to contest in good faith any such proceeding commenced in respect of SMTC within 30 days of becoming aware thereof.

   "SMTC Nova Scotia" means SMTC Nova Scotia Company, a wholly-owned subsidiary of SMTC.

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                        SHARES ELIGIBLE FOR FUTURE SALE

   The sale of a substantial amount of our shares in the public market could adversely affect the prevailing market price of our shares. Furthermore, the sale of a substantial amount of shares in the public market after the contractual and legal restrictions on resale described below lapse could adversely affect the prevailing market price of our shares and our ability to raise equity capital in the future.

   Upon completion of our initial public offering, we had outstanding an aggregate of 26,026,412 shares, assuming no exercise of the underwriters' over-allotment option and no exercise of outstanding options. Of these shares, all of the shares sold in our initial public offering are freely tradable without restriction or further registration under the Securities Act, unless the shares are purchased by "affiliates" as that term is defined in Rule 144 under the Securities Act. Any shares purchased by an affiliate may not be resold except pursuant to an effective registration statement or an applicable exemption from registration, including an exemption under Rule 144 of the Securities Act. The remaining shares of common stock held by existing stockholders are "restricted securities" as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are summarized below.

   Upon the expiration of the lock-up agreements described below and subject to the provisions of Rule 144 and Rule 701, restricted shares totaling 13,594,357 will be available for sale in the public market 180 days after the date of our initial public offering. The sale of these restricted securities is subject to the volume restrictions contained in those rules.

Lock-up Agreements

   We, our directors and executive officers and all of our stockholders, who
own in the aggregate     shares of our common stock, have entered into lock-up
agreements with the underwriters of our initial public offering. Under those agreements, neither we nor any of our directors or executive officers nor any of those stockholders may dispose of or hedge any shares of common stock or securities convertible into or exchangeable for shares of common stock. These restrictions will be in effect for a period of 180 days after the date of our initial public offering. At any time and without notice, both Lehman Brothers and RBC Dominion Securities may release all or some of the securities from these lock-up agreements. Transfers or dispositions can be made sooner, provided the transferee becomes bound by the terms of the lockup:

  . with the prior written consent of both Lehman Brothers and RBC Dominion Securities;

  .  in the case of some transfers to affiliates;

  .  as a bona fide gift; or

  .  to any trust.

Rule 144

   In general, under Rule 144 as currently in effect, beginning 90 days after the date of our initial public offering, a person who has beneficially owned shares of our common stock for at least one year from the later of the date those shares of common stock were acquired from us or from an affiliate of ours would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

  . one percent of the number of shares of common stock then outstanding, which was equal to approximately 260,000 shares immediately after our initial public offering; or

  . the average weekly trading volume of the common stock on the Nasdaq National Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale of any shares of common stock.

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The sales of any shares of common stock under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

   Under Rule 144(k), a person who is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years from the later of the date such shares of common stock were acquired from us or from an affiliate of ours, including the holding period of any prior owner other than an affiliate, is entitled to sell those shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. Immediately upon completion of this offering, no shares will be eligible for sale under Rule 144(k).

Rule 701

   In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchased shares from us in connection with a compensatory stock plan or other written agreement is eligible to resell those shares 90 days after the effective date our initial public offering in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

   No precise prediction can be made as to the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price of our common stock prevailing from time to time. We are unable to estimate the number of our shares that may be sold in the public market pursuant to Rule 144 or Rule 701 because this will depend on the market price of our common stock, the personal circumstances of the sellers and other factors. After our initial public offering, there were 52,889 shares available for sale under Rule 701. Nevertheless, sales of significant amounts of our common stock in the public market could adversely affect the market price of our common stock.

Stock Plans

   We intend to file a registration statement under the Securities Act covering 2,497,806 shares of common stock reserved for issuance under our 1998 Plan and our 2000 Plan. This registration statement is expected to be filed as soon as practicable after the effective date of our initial public offering.

   There are options to purchase 493,829 shares of our common stock outstanding under our 1998 Plan. In addition, we granted options to purchase approximately 150,000 shares of common stock under our 2000 Plan prior to the completion of our initial public offering. All of these shares are eligible for sale in the public market from time to time, subject to vesting provisions, Rule 144 volume limitations applicable to our affiliates and, in the case of some of the options, the expiration of lock-up agreements.

Registration Rights under Stockholders Agreement

   Some of our stockholders, under some circumstances, have the right to require us to register their shares for future sale. See "Description of Capital Stock--Registration Rights."

Sales in Canada--Exchangeable Shares

   On closing of our initial public offering, Canadian residents held exchangeable shares and no options to purchase exchangeable shares. All of the outstanding exchangeable shares are freely tradeable in Canada without restriction except for shares that may be held by controlling persons of SMTC Canada (generally, persons or companies, who alone or in combination with others hold a sufficient number of securities to affect materially the control of SMTC Canada or SMTC).

   Exchangeable shares issuable upon exercise of such options may not be sold or otherwise disposed of for value in Canada, except pursuant to a prospectus, a discretionary exemption or a statutory exemption available only in specific limited circumstances, for 12 months from the date that the Ontario Securities Commission issues a receipt for the prospectus to be used by SMTC Canada in connection with the concurrent offering of exchangeable shares.

   All of the exchangeable shares are freely exchangeable into common stock on a one-for-one basis and freely tradeable in the United States as such common stock, subject to compliance with applicable securities laws.

                              PLAN OF DISTRIBUTION

   We have offered an aggregate of 9,625,000 shares of common stock pursuant to this offering and an underwritten public offering. A portion of the 9,625,000 shares was initially offered by our subsidiary, SMTC Canada, as exchangeable shares of its capital stock. The exchangeable shares of SMTC Canada may be exchanged at any time at the option of the holder on a one-for-one basis for shares of our common stock. The issuance of such shares of common stock in exchange for exchangeable shares is being registered by this prospectus. We have agreed to bear the expenses of registration of the shares in this prospectus.

   Holders of exchangeable shares may exchange their exchangeable shares for common stock by exercising their retraction rights, which are described under "Details of Exchangeable Shares--Retraction." A description of the tax effects of such exchange is also included under "Details of Exchangeable Shares."

   The exchangeable shares are intended to be functionally and economically equivalent to the shares of common stock, accordingly there are no material differences in the rights of the holders of common stock and the holders of exchangeable shares. Additional information on the rights of the holders of exchangeable shares is included under "Details of Exchangeable Shares."

                                 LEGAL MATTERS

   The validity of the shares to be issued in this offering will be passed upon for us by Ropes & Gray, Boston, Massachusetts. Some partners of Ropes & Gray are members in RGIP LLC, which beneficially owns 27,925 shares of common stock. RGIP LLC is also an investor in certain of the Bain Capital Funds. The "Details of Exchangeable Shares--Certain Canadian Federal Income Tax Considerations" has been passed upon for us by McMillan Binch, Toronto, Ontario.

                                    EXPERTS

   Our consolidated financial statements and financial statement schedule as of December 31, 1999 and for the year then ended and the consolidated financial statements of SMTC Corporation, or Surface Mount, as of July 29, 1999 and August 31, 1998 and for the period from September 1, 1998 to July 29, 1999 and each of the years in the two year period ended August 31, 1998 included in this prospectus and elsewhere in the registration statement have been so included in reliance on the reports of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

   The audited consolidated financial statements and financial statement schedule of SMTC Corporation (formerly HTM Holdings, Inc.) as of and for the year ended December 31, 1998 included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

   The financial statements of SMTC Corporation (formerly Hi-Tech Manufacturing, Inc., subsequently HTM Holdings, Inc.) as of and for the year ended December 31, 1997 included in this prospectus and elsewhere in this registration statement have been audited by PricewaterhouseCoopers LLP, independent public accountants, as indicated in their report thereto, and are so included and given on the authority of said firm as experts in auditing and accounting.

   The financial statements of W.F. Wood, Incorporated as of September 3, 1999 and December 31, 1998 and 1997, and for the period from January 1, 1999 to September 3, 1999 and each of the three years in the period ended December 31, 1998 included in this prospectus have been so included in reliance on the report of Canby, Maloney & Co., Inc., independent accountants, appearing elsewhere herein, and upon the authority of such firm as experts in auditing and accounting.

   The financial statements of Pensar as of December 31, 1998 and 1999 and for each of the years in the three-year period ended December 31, 1999 included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

   On or about December 23, 1998, Hi-Tech Manufacturing, Inc. notified Arthur Andersen LLP that it would be engaged as its independent auditors, replacing PricewaterhouseCoopers LLP, who were dismissed as Hi-Tech Manufacturing, Inc.'s independent auditors during the last week of December 1998. The decision to change independent auditors was approved by Hi-Tech Manufacturing, Inc.'s board of directors. During their engagement, PricewaterhouseCoopers LLP issued no audit report which was qualified or modified as to uncertainty, audit scope or accounting principles, no adverse opinions or disclaimers of opinion on any of Hi-Tech Manufacturing, Inc.'s financial statements, and there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

   On September 20, 1999, we notified KPMG LLP that it would be engaged as our independent auditors, replacing Arthur Andersen LLP, who were dismissed as our independent auditors on September 20, 1999. KPMG LLP was the independent auditor for Surface Mount prior to the July 1999 combination of Surface Mount and HTM. The decision to change independent auditors was approved by our board of directors on September 17, 1999. During their engagement, Arthur Andersen LLP issued no audit report which was qualified or modified as to uncertainty, audit scope or accounting principles, no adverse opinions or disclaimers of opinion on any of our financial statements, and there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

                             ADDITIONAL INFORMATION

   We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits and schedules, under the Securities Act with respect to the common stock to be sold in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information about us and our common stock, you should refer to the registration statement. Any statements made in this prospectus as to the contents of any contract, agreement or other document are necessarily incomplete. With respect to each such contract, agreement or other document filed as an exhibit to the registration statement we refer you to the exhibit for a more complete description of the matter involved, and each statement in this prospectus shall be deemed qualified in its entirety by this reference.

   You may read and copy all or any portion of the registration statement or any reports, statements or other information in the files at the public reference facilities of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., 20549 and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet site maintained by the SEC at http://www.sec.gov.

   We will also file annual, quarterly and current reports, proxy statements and other information with the SEC. You can request copies of these documents, for a copying fee, by writing to the SEC. We intend to furnish our stockholders with annual reports containing financial statements audited by our independent auditors.

                                SMTC CORPORATION

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
SMTC Corporation:
Unaudited Pro Forma Consolidated Financial Information for the three
 months ended April 2, 2000...............................................   F-3
Notes to Pro Forma Consolidated Financial Information for the three months
 ended April 2, 2000 (unaudited)..........................................   F-4
Pro Forma Consolidated Balance Sheet as of April 2, 2000 (unaudited)......   F-7
Notes to Pro Forma Consolidated Balance Sheet as of April 2, 2000
 (unaudited)..............................................................   F-8
Pro Forma Consolidated Statement of Earnings (Loss) for the three months
 ended April 2, 2000 (unaudited)..........................................   F-9
Notes to Pro Forma Consolidated Statement of Earnings (Loss) for the three months ended April 2, 2000 (unaudited)...................................  F-10
Unaudited Pro Forma Consolidated Financial Information for the year ended
 December 31, 1999........................................................  F-12
Notes to Pro Forma Consolidated Financial Information for the year ended
 December 31, 1999 (unaudited)............................................  F-13
Pro Forma Consolidated Balance Sheet as of December 31, 1999 (unaudited)..  F-16
Notes to Pro Forma Consolidated Balance Sheet as of December 31, 1999
 (unaudited)..............................................................  F-17
Pro Forma Consolidated Statement of Earnings (Loss) for the year ended
 December 31, 1999 (unaudited)............................................  F-18
Notes to Pro Forma Consolidated Statement of Earnings (Loss) for the year ended December 31, 1999 (unaudited)......................................  F-19
SMTC Corporation (formerly HTM Holdings, Inc.):
Independent Auditors' Report..............................................  F-22
Report of Independent Public Accountants..................................  F-23
Report of Independent Accountants.........................................  F-24
Consolidated Balance Sheets as of December 31, 1998 and 1999 and April 2,
 2000 (unaudited).........................................................  F-25
Consolidated Statements of Earnings (Loss) for the years ended December
 31, 1997, 1998 and 1999 and the three months ended March 31, 1999 and
 April 2, 2000 (unaudited)................................................  F-26
Consolidated Statements of Changes in Shareholders' Equity (Deficiency)
 for the years ended December 31, 1997, 1998 and 1999 and the three months ended April 2, 2000 (unaudited)..........................................  F-27
Consolidated Statements of Cash Flows for the years ended December 31,
 1997, 1998 and 1999 and the three months ended March 31, 1999 and April
 2, 2000 (unaudited)......................................................  F-28
Notes to Consolidated Financial Statements................................  F-29
SMTC Corporation (formerly The Surface Mount Technology Centre
 Inc.)("Surface Mount"):
Auditors' Report..........................................................  F-53
Consolidated Balance Sheets as of August 31, 1998 and July 29, 1999.......  F-54
Consolidated Statements of Earnings and Retained Earnings (Deficit) for
 the years ended August 31, 1997 and 1998 and the period from September 1,
 1998 to July 29, 1999....................................................  F-55
Consolidated Statements of Cash Flows for the years ended August 31, 1997 and 1998 and the period from September 1, 1998 to July 29, 1999 .........  F-56
Notes to Consolidated Financial Statements................................  F-57

                                                                           Page
                                                                           ----
W.F. Wood, Incorporated:
Independent Auditor's Report.............................................  F-69
Balance Sheets as of December 31, 1997 and 1998 and September 3, 1999....  F-70
Statements of Income for the years ended December 31, 1996, 1997 and 1998 and the period from January 1, 1999 to September 3, 1999................  F-71
Statements of Stockholders Equity for the years ended December 31, 1996,
 1997 and 1998 and the period from January 1, 1999 to September 3, 1999..  F-72
Statements of Cash Flows for years ended December 31, 1996, 1997, 1998, and the period from January 1, 1999 to September 3, 1999................  F-73
Notes to Financial Statements............................................  F-75
Pensar Corporation:
Independent Auditors' Report.............................................  F-81
Balance Sheets as of December 31, 1998 and 1999 and March 31, 2000
 (unaudited).............................................................  F-82
Statements of Income for the years ending December 31, 1997, 1998 and
 1999 and the three months ended March 31, 1999 and 2000 (unaudited).....  F-83
Statements of Stockholders' Equity for the years ending December 31,
 1997, 1998 and 1999 and the three months ended March 31, 2000
 (unaudited).............................................................  F-84
Statements of Cash Flows for the years ending December 31, 1997, 1998 and
 1999 and the three months ended March 31, 1999 and 2000 (unaudited).....  F-85
Notes to Financial Statements............................................  F-86

                   UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                        INFORMATION OF SMTC CORPORATION
                        Three months ended April 2, 2000

   The unaudited pro forma consolidated statement of earnings (loss) for the three months ended April 2, 2000 gives pro forma effect to (1) the acquisition of Pensar Corporation by SMTC Corporation, (2) the reclassification as described under "The Reclassification" and (3) the consummation of our initial public offering and the application of the net proceeds therefrom, as described under "Recent Developments". The unaudited pro forma consolidated statement of earnings (loss) gives effect to the acquisition, the reclassification and our initial public offering as if each of these occurred on January 1, 1999. The unaudited pro forma consolidated balance sheet as at April 2, 2000 gives effect to the acquisition, reclassification and our initial public offering as if each had occurred on April 2, 2000. The accounting policies used in preparing the unaudited pro forma consolidated financial information are those disclosed in the SMTC Corporation consolidated financial statements included in this prospectus.

   The unaudited pro forma consolidated financial information has been provided for information purposes only and is not necessarily indicative of the results of operations or financial condition that actually would have been achieved if the acquisition and other transactions had been completed on the date indicated or that may be reported in the future. The unaudited pro forma financial information does not reflect expenses expected to be incurred to finalize the integration of the acquired operations or potential cost savings or improvements in revenue that SMTC Corporation believes can be realized as a result of the acquisition. The pro forma financial information should be read in conjunction with the consolidated financial statements of SMTC Corporation and the acquired operation, including the respective notes, included elsewhere in this prospectus.

   The unaudited pro forma consolidated financial information has been prepared in accordance with United States GAAP. There are no differences between United States and Canadian GAAP that impact the unaudited pro forma consolidated financial information.

   The unaudited pro forma consolidated statement of earnings (loss) does not reflect the net after-tax extraordinary loss of $2.3 million resulting from the prepayment of the $5.0 million subordinated notes that were issued in May 2000, the early extinguishment of debt resulting from the write-off of debt issuance costs, incurrence of the prepayment penalty and the gain from settlement of the interest rate swaps in connection with the prepayment of debt upon completion of the offering. The unaudited pro forma consolidated balance sheet, however, does reflect the extraordinary loss. The actual amount of this loss may be more or less depending on the closing date of the transaction.

                                SMTC CORPORATION

             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                         (In thousands of U.S. dollars)
                        Three months ended April 2, 2000
                                  (Unaudited)
1. Basis of presentation:

     The unaudited pro forma consolidated financial information has been prepared in accordance with U.S. generally accepted accounting principles.

     The pro forma consolidated balance sheet and statement of earnings
  (loss) give effect to the following transactions:

    (i) The reclassification of the capital stock of the Company where all Class L common stock was converted to Class A common stock and in turn converted to new common stock of the Company. Existing exchangeable shares of the Company's subsidiary, SMTC Manufacturing Corporation of Canada, were converted into exchangeable shares of the same class as those offered in the initial public offering or were exchanged for shares of Class L common stock that will be converted in the reclassification. See "The Reclassification", note 22(b) of the SMTC Corporation consolidated financial statements for the year ended December 31, 1999 and note 3 to the pro forma consolidated financial information.

    (ii) The initial public offering of common stock of the Company and exchangeable shares of its subsidiary with the net proceeds used to repay indebtedness. See "Recent Developments" and "Description of Indebtedness".

    (iii) SMTC Corporation's acquisition of all of the issued and outstanding shares of Pensar Corporation on the closing date of the initial public offering for approximately $35,400 including acquisition costs. The purchase consideration consists of $17,000 in cash, and 1,187,883 shares of common stock of SMTC Corporation. The valuation of the Company's shares to be issued as consideration is based on the Company's initial public offering price.

     The unaudited pro forma consolidated financial information for the three months ended April 2, 2000 has been prepared by management of SMTC Corporation based on the unaudited consolidated financial information of SMTC Corporation (formerly HTM Holdings, Inc.) for the three months ended April 2, 2000, and the unaudited financial information of Pensar Corporation for the three months ended April 2, 2000.

     The acquisition was accounted for by the purchase method. The total purchase consideration will be allocated to the identifiable assets acquired and liabilities assumed based on their respective fair values as at the date of acquisition, with the excess amounts allocated to goodwill, which will be amortized over ten years. The valuations and other studies required to determine the fair values of identifiable assets acquired and liabilities assumed has not been completed for the Pensar Corporation acquisition. Accordingly, the preliminary allocation used in preparation of the unaudited pro forma consolidated financial information is expected to change upon further study and as more current information becomes available.

     Accounting policies used in the preparation of the unaudited pro forma consolidated information are those disclosed in the SMTC Corporation consolidated financial statements as at and for the year ended December 31, 1999 presented elsewhere in this prospectus. The unaudited pro forma consolidated information should be read in conjunction with the separate historical audited consolidated financial statements of SMTC Corporation (formerly HTM Holdings, Inc.), and Pensar Corporation.

                                SMTC CORPORATION

             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                         (In thousands of U.S. dollars)
                        Three months ended April 2, 2000
                                  (Unaudited)

     The pro forma consolidated financial information is not necessarily indicative of the actual results that would have occurred had the acquisition occurred on the date indicated and is not necessarily indicative of the results of operations or financial condition that actually would have been achieved if the acquisition had been completed on the date indicated, or that may be reported in the future. In preparing pro forma information, no adjustments have been made to reflect expenses expected to be incurred to finalize the integration of the acquired operations or the full impact of the operating synergies expected to result from combining the operations of SMTC Corporation and the acquired operations.

2. Significant assumptions and adjustments:

     The unaudited pro forma consolidated balance sheet gives effect to the Pensar acquisition, the reclassification and the initial public offering as if they had taken place April 2, 2000.

     The unaudited pro forma consolidated statement of earnings (loss) for the three months ended April 2, 2000 gives effect to the acquisition, the reclassification and the intial public offering as if these transactions had taken place on January 1, 1999.

     The assumptions underlying the offering and reclassification adjustments are subject to change when the initial offering price, gross proceeds and closing date are finalized.

3.The Reclassification:

   Concurrent with the effectiveness of the initial public offering, SMTC Corporation completed a share capital reorganization that was effected as follows:

  . each outstanding Class Y share of the Company's subsidiary, SMTC Manufacturing Corporation of Canada, was purchased in exchange for shares of Class L common stock;

  . each outstanding share of Class L common stock was converted into one share of Class A common stock plus an additional number of shares of Class A common stock determined by dividing the preference amount by the value of a share of Class A common stock based on the initial public offering price;

  . each outstanding share of Class A common stock was converted into shares of common stock;

  . all outstanding Class N common stock were redeemed and one share of special voting stock was issued which is held by a trustee for the benefit of the holders of the exchangeable shares; and

  . each Class L exchangeable share was converted into exchangeable shares of the same class as those offered in the initial public offering in the same ratio as shares of Class L common stock were converted to shares of common stock.

                                SMTC CORPORATION

             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                         (In thousands of U.S. dollars)
                        Three months ended April 2, 2000
                                  (Unaudited)

   Subsequent to the reclassification, but prior to the intial public offering, the share capital of the company will be as follows:

                                                     Number of shares
                          --------------------------------------------------------------------------
                          Additional                                                         Special
                           Paid in    Class A    Class L   Class N   Exchangeable   Common   Voting
                           Capital     Stock      Stock     Stock       Shares      Stock     Stock
                          ---------- ----------  --------  --------  ------------ ---------- -------
Balance, April 2, 2000..        --    2,447,782   154,168   113,408     113,408          --     --
Stock Conversions.......        --   (2,447,782) (154,168) (113,408)  1,318,647   12,406,474      1
                           --------  ----------  --------  --------   ---------   ----------  -----
                                --          --        --        --    1,432,055   12,406,474      1
                           ========  ==========  ========  ========   =========   ==========  =====


                                                               Common Stock
                           Class A    Class L              ----------------------
                           Options    Options    Warrants  Options     Warrants
                          ---------- ----------  --------  --------  ------------
Balance Apri1 2, 2000...    116,860       3,856   115,983       --          --
Option Conversions......   (116,860)     (3,856)      --    493,829         --
Warrant Conversions.....        --          --   (115,983)      --      577,363
                           --------  ----------  --------  --------   ---------
                                --          --        --    499,829     577,363
                           ========  ==========  ========  ========   =========


                                                          Amount
                          --------------------------------------------------------------------------
                          Additional                                                         Special
                           Paid in    Class A    Class L   Class N   Exchangeable   Common   Voting
                           Capital     Stock      Stock     Stock       Shares      Stock     Stock
                          ---------- ----------  --------  --------  ------------ ---------- -------
Balance, April 2, 2000..   $ 11,804  $        3  $    --   $    --    $     --    $      --   $ --
Stock Conversions.......       (121)         (3)      --        --          --           124    --
                           --------  ----------  --------  --------   ---------   ----------  -----
                           $ 11,683  $      --   $    --   $    --    $     --    $      124  $ --
                           ========  ==========  ========  ========   =========   ==========  =====

                                SMTC CORPORATION
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                         (In thousands of U.S. dollars)
                                 April 2, 2000
                                  (Unaudited)

                            SMTC       Pensar                  Pro forma                     Pro forma
                         Corporation Corporation               combined     Offering and    as adjusted
                          April 2,    March 31,  Acquisition   April 2,   reclassification   April 2,
                            2000        2000     adjustments     2000       adjustments        2000
                         ----------- ----------- -----------   ---------  ----------------  -----------
Assets
Current assets:
 Cash and short-term
  investments...........  $  5,111     $    27     $17,000 (a) $  4,538      $ 165,000 (b)   $  4,538
                                                   (17,600)(a)                 (19,000)(b)
                                                                              (131,075)(b)
                                                                               (14,925)(b)
                                                                                   (78)(b)
                                                                                  (400)(c)
                                                                                   478 (e)
 Accounts receivable....    80,651       8,334                   88,985                        88,985
 Inventories............    86,394       6,786                   93,180                        93,180
 Prepaid expenses.......     5,341         246                    5,587                         5,587
 Deferred income taxes..     1,044         --                     1,044            160 (c)
                                                                                 1,116 (d)
                                                                                  (191)(e)      2,568
                                                                                   439 (f)
                          --------     -------     -------     --------      ---------       --------
                           178,541      15,393        (600)     193,334          1,524        174,858

Capital assets..........    35,311       4,859                   40,170                        40,170
Goodwill and excess of
 purchase price over
 tangible book value of
 net assets acquired....    39,791         --       25,602       65,393                        65,393
Other assets............    10,882         562                   11,444         (2,190)(d)      8,654
Deferred income taxes...       592         --                       592            --             592
                          --------     -------     -------     --------      ---------       --------
                          $265,117     $20,814     $25,002     $310,933      $  (1,266)      $309,667
                          ========     =======     =======     ========      =========       ========
Liabilities and
 Shareholders' Equity

Current liabilities:
 Line of credit.........  $    --      $ 3,000     $           $  3,000      $  (3,000)(b)   $    --
 Accounts payable.......    59,039       4,996                   64,035                        64,035
 Accrued liabilities....    31,908       1,645                   33,553                        33,553
 Income taxes payable...       --          --                       --
 Current portion of
  long-term debt........     3,000         335                    3,335         (3,335)(b)        --
 Current portion of
  capital lease
  obligation............     1,335         --                     1,335                         1,335
                          --------     -------     -------     --------      ---------       --------
                            95,282       9,976                  105,258         (6,335)        98,923

Capital lease
 obligations............     1,618         --                     1,618                         1,618
Long-term debt..........   159,417       1,040      17,000 (a)  177,457       (124,818)(b)     52,639
Deferred income taxes...     2,444         --                     2,444                         2,444
Shareholders' equity:
 Capital stock..........         3           1          (1)(a)        3            203 (g)        206
 Warrants...............       367         --                       367                           367
 Loans receivable.......       (60)       (415)        415 (a)      (60)                          (60)
 Additional paid-in
  capital...............    11,804       1,209      16,591 (a)   29,604        131,075 (b)    161,574
                                                                                  (203)(g)
                                                                                 1,098 (f)
 Retained earnings
  (deficit).............    (5,758)      9,003      (9,003)(a)   (5,758)          (240)(c)     (8,044)
                                                                                (1,674)(d)
                                                                                   287 (e)
                                                                                  (659)(f)
                          --------     -------     -------     --------      ---------       --------
                             6,356       9,798       8,002       24,156        129,887        154,043
                          --------     -------     -------     --------      ---------       --------
                          $265,117     $20,814     $25,002     $310,933      $  (1,266)      $309,667
                          ========     =======     =======     ========      =========       ========

    See accompanying notes to pro forma consolidated financial information.

                                SMTC CORPORATION

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                         (In thousands of U.S. dollars)
                                 April 2, 2000
                                  (Unaudited)
Pro forma adjustments:

(a) Reflects the preliminary allocation of the purchase consideration for the pending acquisition of Pensar Corporation as follows:

   Current assets................................................... $ 15,393
   Capital assets...................................................    4,859
   Other long-term assets...........................................      562
   Excess of purchase price over tangible book value of net assets
    acquired........................................................   25,602
   Liabilities assumed..............................................  (11,016)
                                                                     --------
                                                                     $ 35,400
                                                                     ========

  The purchase price consists of $17,000 cash consideration, an ascribed value of $17,800 in shares of common stock of SMTC Corporation and $600 in acquisition costs.

(b) Reflects the sale of 11,000,000 shares of common stock and exchangeable shares in the initial public offering generating gross proceeds of $165,000 and the use of the estimated net proceeds of $146,000, net of underwriting discounts and commissions and the initial public offering expenses totaling $19,000, and the $78 of proceeds from termination of the interest rate swap net of the prepayment penalty (notes (c) and (e)) to repay a portion of our outstanding indebtedness under our senior credit facility, Pensar Corporation debt, the $5,000 of subordinated notes issued in May 2000 and the $9,925 of demand notes issued in July 2000. The adjustment assumes the underwriters' over-allotment option is not exercised. See "Recent Developments" and "Description of Indebtedness."

(c) Reflects the prepayment premium of $400, before the $160 of related income tax recovery (at a 40% effective tax rate), resulting in an extraordinary loss of $240 in connection with the prepayment of the subordinated debt in connection with the offering. Amounts will differ based on the effective date of the offering.

(d) Reflects the write-off of $2,790 in capitalized debt issuance costs, before $1,116 of related income tax recovery (at a 40% effective tax rate), resulting in an after-tax extraordinary loss of $1,674 in connection with the repayment of outstanding debt. Amounts will differ based on the effective date of the offering.

(e) Reflects the recognition of a $478 gain, in connection with the termination of the swap on debt outstanding under the senior credit facility before $191 of related income tax expense (at a 40% effective tax rate), resulting in an extraordinary gain of $287. Amounts will differ based on the effective date of the offering.

(f) Reflects the value of the warrants, in excess of proceeds received, issued in May 2000 in connection with the subordinated notes and the related write-off of $1,098 before $439 of related income tax recovery (at a 40% effective tax rate) resulting in an extraordinary loss of $659 related to the prepayment of the subordinated notes.

(g) Represents the par value of shares issued in the initial public offering and the reclassification of the existing common stock.

                             SMTC CORPORATION

              PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
     (dollars in thousands, except share quantities and per share amounts)
                        Three months ended April 2, 2000
                                  (Unaudited)

                             SMTC
                          Corporation    Pensar                                                  Pro forma
                             Three    Corporation                                               as adjusted
                            months    Three months                                 Offering     Three months
                             ended       ended                                       and           ended
                           April 2,    March 31,   Acquisition   Pro forma     reclassification   April 2,
                             2000         2000     adjustments   combined        adjustments        2000
                          ----------- ------------ -----------   ---------     ---------------- ------------
Revenue.................   $ 124,333    $16,283                  $140,616                        $  140,616
Cost of sales...........     113,127     13,735                   126,862                           126,862
                           ---------    -------                  --------                        ----------
Gross profit............      11,206      2,548                    13,754                            13,754
Selling, general and
 administrative
 expenses...............       7,548      1,359                     8,907                             8,907
Management fees.........         131        --                        131                               131
Amortization............       1,272        --       $  640 (a)     1,912           $ (137)(e)        1,775
Pensar Corporation
 shareholder bonuses....         --         114                       114                               114
                           ---------    -------      ------      --------           ------       ----------
Operating income........       2,255      1,075        (640)        2,690              137            2,827
Interest................       3,789        103         373 (b)     4,265           (2,773)(f)        1,492
                           ---------    -------      ------      --------           ------       ----------
Earnings (loss) before
 income taxes...........      (1,534)       972      (1,013)       (1,575)           2,910            1,335
Income taxes (recovery):
 Current................        (316)       --         (305)(c)      (232)           1,109 (g)          877
                                                        389 (d)
 Deferred...............         225        --         (101)(c)       124               55 (g)          179
                           ---------    -------      ------      --------           ------       ----------
                                 (91)       --          (17)         (108)           1,164            1,056
                           ---------    -------      ------      --------           ------       ----------
Earnings (loss).........   $  (1,443)   $   972      $ (996)     $ (1,467)(h)       $1,746       $   279(h)
                           =========    =======      ======      ========           ======       ==========
Income (loss) per common
 share:
 Earnings (loss)........   $  (1,443)
 Less Class L preferred
  entitlement...........      (1,366)
                           ---------
Earnings (loss)
 attributable to common
 shareholders...........   $  (2,809)
                           =========
 Earnings (loss) per
 common share:
  Basic.................   $   (1.16)                                                            $     0.01
                           =========                                                             ==========
  Diluted...............   $   (1.16)                                                            $     0.01
                           =========                                                             ==========
Weighted average number
 of shares outstanding:
 Basic..................   2,414,642                                                             26,026,412
                           =========                                                             ==========
 Diluted................   2,414,642                                                             26,709,150
                           =========                                                             ==========


    See accompanying notes to pro forma consolidated financial information.

                                SMTC CORPORATION

         NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
                         (In thousands of U.S. dollars)
                        Three months ended April 2, 2000
                                  (Unaudited)
   Pro forma adjustments:

   The pro forma consolidated statement of earnings (loss) gives effect to the acquisition of Pensar Corporation as if it had taken place on January 1, 1999. The following reflects the preliminary allocation of the purchase consideration for the pending acquisition in accordance with the purchase method of accounting.

   Current assets................................................... $ 15,393
   Capital assets...................................................    4,859
   Other long-term assets...........................................      562
   Excess of purchase price over tangible book value of net assets
    acquired........................................................   25,602
   Liabilities assumed..............................................  (11,016)
                                                                     --------
   Net assets acquired.............................................. $ 35,400
                                                                     ========

(a) Reflects the additional amortization expense related to the excess of purchase price over tangible book value of net assets to be acquired. The valuations and other studies required to determine the fair values of identifiable assets acquired and liabilities assumed has not been completed for the Pensar acquisition. The amortization is based on an estimated useful life of 10 years.

(b) Reflects the additional interest expense related to the borrowings required by SMTC Corporation to complete the Pensar Corporation acquisition based on the Company's current incremental borrowing rate on April 2, 2000 of LIBOR plus 350 basis points.

(c) Reflects the income tax effect of adjustments (a) and (b) at a 40% effective tax rate. The goodwill amortization of $640 in connection with the acquisition of Pensar Corporation is tax deductible.

(d) Reflects the income tax effect of treating Pensar Corporation as a "C" Corporation. Prior to its acquisition by SMTC Corporation, Pensar Corporation held subchapter "S" status for federal and state income tax purposes, thereby consenting to include the Company's income in the shareholders' individual income tax returns.

(e)  Reflects the decrease in amortization of debt issuance costs.

(f) Reflects the decrease in interest expense in connection with the use of net proceeds from the initial public offering to repay outstanding debt as follows:

   Pro forma combined interest expense............................... $ 4,265
   Elimination of historical and pro forma interest..................  (2,773)
                                                                      -------
   Pro forma interest expense subsequent to the initial public offering......................................................... $ 1,492
                                                                      =======

  The elimination of historical and pro forma interest is calculated by applying the initial public offering proceeds net of the prepayment penalty, interest rate swap termination proceeds to outstanding debt balances (including the debt related to the Pensar Corporation acquisition) net of $5,000 to be applied to the subordinated notes issued in May 2000 and $9,925 of demand notes issued in July 2000, as if the proceeds were applied at January 1, 1999. The proceeds were applied against the entire balance outstanding on the subordinated debt, term loans, Pensar Corporation debt and a portion of the revolving credit facility.

(g) Reflects the income tax effect of adjustments (e) and (f) at a 40% effective tax rate.

                                SMTC CORPORATION

         NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
                         (In thousands of U.S. dollars)
                        Three months ended April 2, 2000
                                  (Unaudited)
(h) The pro forma combined and pro forma as adjusted earnings (loss) before extraordinary loss do not reflect the after-tax effect of adjusting for the following acquisition-related, non-recurring adjustments and interest income:

  . $131 of pre-tax management fees paid to Bain Capital Partners VI, L.P., Celerity Partners, Inc. and Kilmer Electronics Group Limited under a management agreement which was terminated in connection with the initial public offering; and

  .  $114 of pre-tax bonuses paid to Pensar Corporation shareholders.

   The effect of these adjustments is reflected in the following table:

                                                           Pro forma  Pro forma
                                                           combined  as adjusted
                                                           --------- -----------
                                                                (unaudited)
   Earnings (loss)........................................  $(1,467)    $279
   Plus:
     Management fees......................................      131      131
     Former W.F. Wood shareholders' compensation..........      114      114
   Less:
     Tax effect of above adjustments at 40%...............      (98)     (98)
                                                            -------     ----
     Adjusted earnings (loss).............................  $(1,320)    $426
                                                            =======     ====

                   UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                        INFORMATION OF SMTC CORPORATION
                          Year ended December 31, 1999

   The unaudited pro forma consolidated statement of earnings (loss) for the year ended December 31, 1999 gives pro forma effect to (1) the acquisitions of SMTC Corporation (formerly The Surface Mount Technology Centre Inc.), W.F. Wood, Incorporated and the acquisition of Pensar Corporation by SMTC Corporation (pre-combination HTM Holdings, Inc.), (2) the reclassification as described under "The Reclassification" and (3) the consummation of the initial public offering and the application of the net proceeds therefrom, as described under "Recent Developments". The unaudited pro forma consolidated statement of earnings (loss) gives effect to the acquisitions, the reclassification and the initial public offering as if each of these occurred on January 1, 1999. The unaudited pro forma consolidated balance sheet as at December 31, 1999 gives effect to the acquisition of Pensar Corporation, the reclassification and the initial public offering as if each had occurred on December 31, 1999. The accounting policies used in preparing the unaudited pro forma consolidated financial information are those disclosed in the SMTC Corporation consolidated financial statements included in this prospectus.

   The unaudited pro forma consolidated financial information has been provided for information purposes only and is not necessarily indicative of the results of operations or financial condition that actually would have been achieved if the acquisitions and other transactions had been completed on the date indicated or that may be reported in the future. The unaudited pro forma financial information does not reflect expenses expected to be incurred to finalize the integration of SMTC Corporation and the acquired operations or potential cost savings or improvements in revenue that SMTC Corporation believes can be realized as a result of the acquisitions. The pro forma financial information should be read in conjunction with the consolidated financial statements of SMTC Corporation and the acquired operations, including the respective notes, included elsewhere in this prospectus.

   The unaudited pro forma consolidated financial information has been prepared in accordance with United States GAAP and the notes to the unaudited pro forma consolidated statement of earnings (loss) include a reconciliation to Canadian GAAP. There are no differences between United States and Canadian GAAP that impact the unaudited pro forma consolidated balance sheet.

   The unaudited pro forma consolidated statement of earnings (loss) does not reflect the net after-tax extraordinary loss of $2.4 million resulting from the prepayment of the $5.0 million subordinated notes issued in May 2000, the early extinguishment of debt resulting from the write-off of debt issuance costs, incurrence of the prepayment penalty and the gain from settlement of the interests rate swaps in connection with the prepayment of debt upon completion of the offering. The unaudited pro forma consolidated balance sheet, however, does reflect this extraordinary loss. The actual amount of this loss may be more or less than the pro forma amount based on the closing date of the transaction.

                                SMTC CORPORATION

             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                         (In thousands of U.S. dollars)
                          Year ended December 31, 1999
                                  (Unaudited)
1. Basis of presentation:

     The unaudited pro forma consolidated financial information has been prepared in accordance with U.S. generally accepted accounting principles.

     The pro forma consolidated balance sheet gives effect to the following transactions:

    (i) The reclassification of the capital stock of the Company where all Class L common stock was converted to Class A common stock and in turn was converted to new common stock of the Company. Existing exchangeable shares of the Company's subsidiary, SMTC Manufacturing Corporation of Canada, were converted into exchangeable shares of the same class as those being offered in the initial public offering or exchanged for shares of Class L common stock that were converted in the reclassification. See "The Reclassification", note 22(b) of the SMTC Corporation consolidated financial statements for the year ended December 31, 1999 and note 3 to the pro forma consolidated financial information.

    (ii) The initial public offering of common stock of the Company and exchangeable shares of its subsidiary with the net proceeds used to repay indebtedness. See "Recent Developments" and "Description of Indebtedness".

    (iii) SMTC Corporation's acquisition of all of the issued and outstanding shares of Pensar Corporation on the closing date of the initial public offering for approximately $35,400 including acquisition costs. The purchase consideration consists of $17,000 in cash and 1,187,884 shares of common stock of SMTC Corporation. The valuation of the Company's shares to be issued as consideration is based on the Company's initial public offering price.

     The pro forma consolidated statement of earnings (loss) gives effect to the reclassification and the initial public offering described above, as well as the following transactions:

    (i) SMTC Corporation's acquisition of all of the issued and outstanding shares of HTM Holdings, Inc. on July 31, 1999 as part of a series of transactions including the issuance of SMTC Corporation shares to the shareholders of HTM Holdings, Inc. The acquisition is treated as a reverse takeover of SMTC Corporation by HTM Holdings, Inc. and is accounted for under the purchase method. The consolidated financial statements of the combined entity are issued under the name of the legal parent, SMTC Corporation, but are considered a continuation of the financial statements of the legal subsidiary, HTM Holdings, Inc.

    (ii) SMTC Corporation's acquisition of all of the issued and outstanding shares of W.F. Wood, Incorporated on September 3, 1999 for a total cash consideration of $19,672.

    (iii) SMTC Corporation's acquisition of all of the issued and outstanding shares of Pensar Corporation on the closing date of the initial public offering for approximately $35,400 including acquisition costs. The purchase consideration consists of $17,000 in cash and 1,187,884 shares of common stock of SMTC Corporation. The valuation of the Company's shares issued as consideration was based on the Company's initial public offering price.

                                SMTC CORPORATION

             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                         (In thousands of U.S. dollars)
                          Year ended December 31, 1999
                                  (Unaudited)

     The unaudited pro forma consolidated financial information for the year ended December 31, 1999 has been prepared by management of SMTC Corporation based on the audited consolidated financial statements of SMTC Corporation (formerly HTM Holdings, Inc.) for the year ended December 31, 1999, the unaudited financial statements of SMTC Corporation (formerly The Surface Mount Technology Centre Inc.) for the period from January 1, 1999 to July 29, 1999, the audited financial statements of W.F. Wood, Incorporated for the period from January 1, 1999 to September 3, 1999, and the audited financial statements of Pensar Corporation for the year ended December 31, 1999.

     The acquisitions have been accounted for by the purchase method. The total purchase considerations were allocated to the identifiable assets acquired and liabilities assumed based on their respective fair values as at the date of acquisition, with the excess amounts allocated to goodwill, which is being amortized over ten years. The valuations and other studies required to determine the fair values of identifiable assets acquired and liabilities assumed has not been completed for the Pensar Corporation acquisition. Accordingly, the preliminary allocation is expected to change upon further study and as more current information becomes available.

     Accounting policies used in the preparation of the unaudited pro forma consolidated information are those disclosed in the SMTC Corporation consolidated financial statements as at and for the year ended December 31, 1999 presented elsewhere in this prospectus. The unaudited pro forma consolidated information should be read in conjunction with the separate historical audited consolidated financial statements of SMTC Corporation (formerly HTM Holdings, Inc.), SMTC Corporation (formerly The Surface Mount Technology Centre Inc.), W.F. Wood, Incorporated and Pensar Corporation.

     The pro forma consolidated financial information is not necessarily indicative of the actual results that would have occurred had the acquisitions occurred on the date indicated and is not necessarily indicative of the results of operations or financial condition that actually would have been achieved if the acquisitions had been completed on the date indicated, or that may be reported in the future. In preparing pro forma information, no adjustments have been made to reflect expenses expected to be incurred to finalize the integration of SMTC Corporation and the acquired operations or the full impact of the operating synergies expected to result from combining the operations of SMTC Corporation and the acquired operations.

2. Significant assumptions and adjustments:

     The unaudited pro forma consolidated balance sheet gives effect to the Pensar acquisition, the reclassification and the initial public offering as if they had taken place December 31, 1999.

     The unaudited pro forma consolidated statement of earnings (loss) for the year ended December 31, 1999 gives effect to the acquisitions, the reclassification and the initial public offering as if these transactions had taken place at the beginning of the year.

     The assumptions underlying the offering and reclassification adjustments are subject to change when the initial offering price, gross proceeds and closing date are finalized.

                                SMTC CORPORATION

             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                         (In thousands of U.S. dollars)
                          Year ended December 31, 1999
                                  (Unaudited)

3. The Reclassification:

     Concurrent with the effectiveness of the initial public offering, SMTC Corporation completed a share capital reorganization that was effected as follows:

  . each outstanding Class Y share of the Company's subsidiary, SMTC Manufacturing Corporation of Canada, was purchased in exchange for shares of Class L common stock;

  . each outstanding share of Class L common stock was converted into one share of Class A common stock plus an additional number of shares of Class A common stock determined by dividing the preference amount by the value of a share of Class A common stock based on the initial public offering price;

  . each outstanding share of Class A common stock was converted into . shares of common stock;

  . all outstanding Class N common stock were redeemed and one share of special voting stock was issued which is held by a trustee for the benefit of the holders of the exchangeable shares, and

  . each Class L exchangeable share was converted into exchangeable shares of the same class as those offered in the initial public offering in the same ratio as shares of Class L common stock were converted to shares of common stock.

   Subsequent to the reclassification, but prior to the initial public offering, the share capital of the company will be as follows:

                                                          Number of shares
                                    ---------------------------------------------------------------
                         Additional                                                         Special
                          Paid in    Class A    Class L   Class N   Exchangeable   Common   Voting
                          Capital     Stock      Stock     Stock       Stock       Stock     Stock
                         ---------- ----------  --------  --------  ------------ ---------- -------
Balance, December 31,
 1999...................       --    2,447,782   154,168   113,408     113,408          --     --
Stock Conversions ......            (2,447,782) (154,168) (113,408)  1,318,647   12,406,474      1
                          --------  ----------  --------  --------   ---------   ----------  -----
                               --          --        --        --    1,432,055   12,406,474      1
                          ========  ==========  ========  ========   =========   ==========  =====


                                                              Common Stock
                          Class A    Class L              ----------------------
                          Options    Options    Warrants  Options     Warrants
                         ---------- ----------  --------  --------  ------------
Balance December 31,
 1999...................   116,860       3,856   115,983       --          --

Option conversions......  (116,860)     (3,856)      --    493,829         --
Warrant conversions.....       --          --   (115,983)      --      577,363
                          --------  ----------  --------  --------   ---------
                               --          --        --    493,829     577,363
                          ========  ==========  ========  ========   =========


                                                         Amount
                         --------------------------------------------------------------------------
                         Additional                                                         Special
                          Paid in    Class A    Class L   Class N   Exchangeable   Common   Voting
                          Capital     Stock      Stock     Stock       Stock       Stock     Stock
                         ---------- ----------  --------  --------  ------------ ---------- -------
Balance, December 31,
 1999...................  $ 11,804  $        3  $    --   $    --    $     --    $      --   $ --
Stock Conversions ......      (121)         (3)      --        --          --           124    --
                          --------  ----------  --------  --------   ---------   ----------  -----
                          $ 11,683  $      --   $    --   $    --    $     --    $      124  $ --
                          ========  ==========  ========  ========   =========   ==========  =====

                                SMTC CORPORATION

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                         (In thousands of U.S. dollars)
                               December 31, 1999
                                  (Unaudited)

                             SMTC        Pensar                                               Pro forma
                         Corporation  Corporation                             Offering and   as adjusted
                         December 31, December 31, Acquisition   Pro forma  reclassification December 31,
                             1999         1999     adjustments   combined     adjustments        1999
                         ------------ ------------ -----------   ---------  ---------------- ------------
Assets
Current assets:
 Cash and short-term
  investments...........   $  2,083     $   512      $17,000 (a) $  1,995       $165,000 (b)   $  1,995
                                                     (17,600)(a)                  19,000 (b)
                                                                                (131,075)(b)
                                                                                 (14,925)(b)
                                                                                     (78)(b)
                                                                                    (400)(c)
                                                                                     478 (e)
 Accounts receivable....     71,597       9,781                    81,378                        81,378
 Inventories............     61,680       5,273                    66,953                        66,953
 Prepaid expenses.......      3,647         201                     3,848                         3,848
 Deferred income taxes..      1,527         --                      1,527            160 (c)      3,104
                                                                                   1,169 (d)
                                                                                    (191)(e)
                                                                                     439 (f)
                           --------     -------      -------     --------       --------       --------
                            140,534      15,767         (600)     155,701          1,577        157,278
Capital assets..........     35,003       4,721                    39,724                        39,724
Goodwill and excess of
 purchase price over
 tangible book value of
 net assets acquired....     40,800         --        26,599 (a)   67,399                        67,399
Other assets............     11,145         511                    11,656         (2,921)(d)      8,735
Deferred income taxes...        623         --                        623                           623
                           --------     -------      -------     --------       --------       --------
                           $228,105     $20,999      $26,599     $275,103       $ (1,344)      $273,759
                           ========     =======      =======     ========       ========       ========
Liabilities and Shareholders' Equity
Current liabilities:
 Line of credit.........   $    --      $ 4,215      $           $  4,215       $ (4,215)(b)   $    --
 Accounts payable.......     53,119       5,277                    58,396                        58,396
 Accrued liabilities....     29,307       1,293                    30,600                        30,600
 Income taxes payable...      1,127         --                      1,127                         1,127
 Current portion of
  long-term debt........      2,000         332                     2,332         (2,332)(b)        --
 Current portion of
  capital lease
  obligation............      1,541         --                      1,541                         1,541
                           --------     -------      -------     --------       --------       --------
                             87,094      11,117                    98,211         (6,547)        91,664
Capital lease
 obligations............      1,537         --                      1,537                         1,537
Long-term debt..........    128,942       1,081       17,000 (a)  147,023       (124,606)(b)     22,417
Deferred income taxes...      2,733         --                      2,733                         2,733
Shareholders' equity:
 Capital stock..........          3           1           (1)(a)        3            203 (g)        206
 Warrants...............        367         --                        367                           367
 Loans receivable.......        (60)       (455)         455 (a)      (60)                          (60)
 Additional paid-in
  capital...............     11,804       1,209       16,591 (a)   29,604        131,075 (b)    161,574
                                                                                    (203)(g)
                                                                                   1,098 (f)
 Retained earnings
  (deficit).............     (4,315)      8,046       (8,046)(a)   (4,315)          (240)(c)     (6,679)
                                                                                  (1,752)(d)
                                                                                     287 (e)
                                                                                    (659)(f)
                           --------     -------      -------     --------       --------       --------
                              7,799       8,801        8,999       25,599        129,809        155,408
                           --------     -------      -------     --------       --------       --------
                           $228,105     $20,999      $25,999     $275,103       $ (1,344)      $273,759
                           ========     =======      =======     ========       ========       ========

    See accompanying notes to pro forma consolidated financial information.

                                SMTC CORPORATION

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                         (In thousands of U.S. dollars)
                               December 31, 1999
                                  (Unaudited)
Pro forma adjustments:

(a) Reflects the preliminary allocation of the purchase consideration for the pending acquisition of Pensar Corporation as follows:

   Current assets.................................................... $15,767
   Capital assets....................................................   4,721
   Other long-term assets............................................     511
   Excess of purchase price over tangible book value of net assets acquired.........................................................  26,599
   Liabilities assumed............................................... (12,198)
                                                                      -------
                                                                      $35,400
                                                                      =======

  The purchase price consists of $17,000 cash consideration, an ascribed value of $17,800 in shares of common stock of SMTC Corporation and $600 in acquisition costs.

(b) Reflects the sale of 11,000,000 shares of common stock and exchangeable shares in the initial public offering generating gross proceeds of $165,000 and the use of the estimated net proceeds of $146,000, net of underwriting discounts and commissions and the initial public offering expenses totaling $19,000, and the $78 of proceeds from termination of the interest rate swap net of the prepayment penalty (notes (c) and (e)), to repay a portion of our outstanding indebtedness under our senior credit facility, Pensar Corporation debt, the $5,000 of subordinated notes issued in May 2000 and the $9,925 of demand notes issued in July 2000. The adjustment assumes the underwriters' over-allotment option is not exercised. See "Recent Developments" and "Description of Indebtedness."

(c) Reflects the prepayment premium of $400, before the $160 of related income tax recovery (at a 40% effective tax rate), resulting in an extraordinary loss of $240 in connection with the prepayment of the subordinated debt in connection with the offering. Amounts will differ based on the effective date of the offering.

(d) Reflects the write-off of $2,921 in capitalized debt issuance costs, before $1,169 of related income tax recovery (at a 40% effective tax rate), resulting in an after-tax extraordinary loss of $1,752 in connection with the repayment of outstanding debt. Amounts will differ based on the effective date of the offering.

(e) Reflects the recognition of a $478 gain, in connection with the termination of the swap on debt outstanding under the senior credit facility before $191 of related income tax expense (at a 40% effective tax rate), resulting in an extraordinary gain of $287. Amounts will differ based on the effective date of the offering.

(f) Reflects the value of the warrants, in excess of proceeds received, issued in May 2000 in connection with the subordinated notes and the related write-off of $1,098 before $439 of related income tax recovery (at a 40% effective tax rate) resulting in an extraordinary loss of $659 related to the prepayment of the subordinated notes.

(g) Represents the par value of shares issued in the initial public offering and the reclassification of the existing common stock.

                                SMTC CORPORATION

              PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
 (In thousands of U.S. dollars, except share quantities and per share amounts)
                          Year ended December 31, 1999
                                  (Unaudited)

                                       SMTC Corporation
                                        (formerly The
                                        Surface Mount    W.F. Wood
                                          Technology    Incorporated
                              SMTC       Centre Inc.)       from        Pensar                                 Offering
                          Corporation  from January 1,   January 1,  Corporation                                  and
                           year ended      1999 to        1999 to     year ended                               reclassi-
                          December 31,     July 29,     September 3, December 31, Acquisition   Pro forma      fication
                              1999           1999           1999         1999     adjustments   combined      adjustments
                          ------------ ---------------- ------------ ------------ -----------   ---------     -----------
Revenue..........          $  257,962      $168,553       $23,198      $52,996      $           $502,709        $
Cost of sales....             236,331       152,330        20,072       43,859                   452,592
                           ----------      --------       -------      -------      -------     --------        ------
Gross profit.....              21,631        16,223         3,126        9,137                    50,117
Selling, general
 and
 administrative
 expenses........              12,615        10,268         1,718        4,533                    29,134
Management fees..                 717           --            --           --                        717
Amortization.....               1,990           --            --           --         5,275 (a)    7,265          (370)(f)
Former W.F. Wood
 shareholders'
 compensation....                 --            --            136          --                        136
Acquisition-
 related bonuses
 paid to
 management and
 employees of
 W.F. Wood.......                 --            --          2,571          --                      2,571
Pensar
 Corporation
 shareholder
 bonuses.........                 --            --            --           498                       498
Acquisition-
 related
 professional
 fees............                 --            --            403           75         (478)(b)      --
                           ----------      --------       -------      -------      -------     --------        ------
Operating income
 (loss)..........               6,309         5,955        (1,702)       4,031       (4,797)       9,796           370
Interest.........               7,066         2,215            58          267        2,522 (c)   12,128        10,554 (g)
                           ----------      --------       -------      -------      -------     --------        ------
Earnings (loss)
 before income
 taxes...........                (757)        3,740        (1,760)       3,764       (7,319)      (2,332)       10,924
Income taxes
 (recovery):
 Current.........                 442         2,064           --           --        (1,843)(d)    1,465         4,222 (h)
                                                                                        802 (e)
 Deferred........                (335)         (195)          --           --          (505)(d)   (1,035)          148 (h)
                           ----------      --------       -------      -------      -------     --------        ------
                                  107         1,869           --           --        (1,546)         430         4,370
                           ----------      --------       -------      -------      -------     --------        ------
Earnings (loss)
 ................          $     (864)     $  1,871       $(1,760)     $ 3,764      $(5,773)    $ (2,762)(i)    $6,554
                           ==========      ========       =======      =======      =======     ========        ======
Income (loss) per
 common share:
 Earnings (loss)
  ...............          $     (864)
 Less Class L
  preferred
  entitlement....              (2,185)
                           ----------
Earnings (loss)
 attributable
 to common shareholders..  $   (3,049)
                           ==========
Earnings (loss)
 per common
 share...........          $    (1.89)
                           ==========
 Diluted.........          $    (1.89)
                           ==========
Weighted average
 number of shares
 outstanding:
 Basic...........           1,617,356
                           ==========
 Diluted.........           1,617,356
                           ==========
                           Pro forma
                          as adjusted
                           year ended
                          December 31,
                              1999
                          ---------------
Revenue..........         $   502,709
Cost of sales....             452,592
                          ---------------
Gross profit.....              50,117
Selling, general
 and
 administrative
 expenses........              29,134
Management fees..                 717
Amortization.....               6,895
Former W.F. Wood
 shareholders'
 compensation....                 136
Acquisition-
 related bonuses
 paid to
 management and
 employees of
 W.F. Wood.......               2,571
Pensar
 Corporation
 shareholder
 bonuses.........                 498
Acquisition-
 related
 professional
 fees............                 --
                          ---------------
Operating income
 (loss)..........              10,166
Interest.........               1,574
                          ---------------
Earnings (loss)
 before income
 taxes...........               8,592
Income taxes
 (recovery):
 Current.........               5,687
 Deferred........                (887)
                          ---------------
                                4,800
                          ---------------
Earnings (loss)
 ................         $     3,792(i)
                          ===============
Income (loss) per
 common share:
 Earnings (loss)
  ...............
 Less Class L
  preferred
  entitlement....
Earnings (loss)
 attributable
 to common shareholders..
Earnings (loss)
 per common
 share...........         $      0.15
                          ===============
 Diluted.........         $      0.14
                          ===============
Weighted average
 number of shares
 outstanding:
 Basic...........          26,026,412
                          ===============
 Diluted.........          26,535,218
                          ===============


    See accompanying notes to pro forma consolidated financial information.

                                SMTC CORPORATION

          NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
                         (In thousands of U.S. dollars)
                          Year ended December 31, 1999
                                  (Unaudited)
   Pro forma adjustments:

   The pro forma consolidated statement of earnings (loss) gives effect to the acquisitions as if they had taken place at the beginning of the year. The following reflects the allocation of the purchase consideration for the two acquisitions in accordance with the purchase method of accounting as described in notes 1 and 3 to the SMTC Corporation consolidated financial statements for the year ended December 31, 1999:

                                  SMTC Corporation
                                    (formerly The
                                    Surface Mount       W.F. Wood,    Pensar
                               Technology Centre Inc.) Incorporated Corporation
                               ----------------------- ------------ -----------
   Current assets.............        $ 84,423           $ 6,354      $15,767
   Capital assets.............          21,093             1,695        4,721
   Other long-term assets.....             --                 20          511
   Goodwill and excess of
    purchase price over
    tangible book value of net
    assets acquired...........          24,863            17,468       24,199
   Liabilities assumed........        (105,676)           (5,865)     (12,198)
                                      --------           -------      -------
   Net assets acquired........        $ 24,703           $19,672      $33,000
                                      ========           =======      =======

(a) Reflects the additional amortization expense related to the allocation of the purchase price to goodwill and excess of purchase price over tangible book value of net assets acquired for the acquisitions. The valuations and other studies required to determine the fair values of identifiable assets acquired and liabilities assumed has not been completed for the Pensar acquisition. The amortization is based on an estimated useful life of 10 years.

(b) Reflects the elimination of acquisition-related professional fees incurred by W.F. Wood and Pensar Corporation.

(c) Reflects the additional interest expense related to the borrowings required by SMTC Corporation to complete the W.F. Wood, Incorporated and Pensar Corporation acquisitions, based on the Company's current incremental borrowing rate on December 31, 1999 of LIBOR plus 350 basis points.

(d) Reflects the income tax effect of adjustments (a), (b) and (c) at a 40% effective tax rate. The amortization of $4,407 of goodwill in connection with the acquisitions of W.F. Wood and Pensar Corporation is tax deductible.

(e) Reflects the income tax effect of treating W.F. Wood, Incorporated and Pensar Corporation as "C" Corporations. Prior to acquisition by SMTC Corporation, W.F. Wood, Incorporated and Pensar Corporation held "S Corp." status for federal and state income tax purposes, thereby consenting to include the Companies' income in the shareholders' individual income tax returns.

(f)  Reflects the decrease in amortization of debt issuance costs.

(g) Reflects the decrease in interest expense in connection with the use of net proceeds from the intial public offering to repay outstanding debt as follows:

   Pro forma combined interest expense............................... $12,128
   Elimination of historical and pro forma interest.................. (10,554)
                                                                      -------
   Pro forma interest expense subsequent to the initial public offering......................................................... $ 1,574
                                                                      =======

                                SMTC CORPORATION

          NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
                         (In thousands of U.S. dollars)
                          Year ended December 31, 1999
                                  (Unaudited)

  The elimination of historical and pro forma interest is calculated by applying the initial public offering proceeds net of the prepayment penalty and interest rate swap termination proceeds to outstanding debt balances (including the debt related to the W.F. Wood and Pensar Corporation acquisitions) net of $5,000 to be applied to the subordinated notes issued in May 2000 and $9,925 of demand notes issued in July 2000 as if the proceeds were applied at the beginning of the year. The proceeds were applied against the entire balance outstanding on the subordinated debt, term loans and a portion of the revolving credit facility.

(h) Reflects the income tax effect of adjustments (f) and (g) at a 40% effective tax rate.

(i) The pro forma combined and pro forma as adjusted earnings (loss) before extraordinary loss do not reflect the after-tax effect of adjusting for the following acquisition-related, non-recurring adjustments and interest income:

  . $717 of pre-tax management fees paid to Bain Capital Partners VI, L.P., Celerity Partners, Inc. and Kilmer Electronics Group Limited under a management agreement which was terminated in connection with the intial public offering;

  .  $136 of pre-tax compensation paid to former W.F. Wood shareholders;

  . $2,571 of pre-tax acquisition-related bonuses paid to W.F. Wood management ($2,321) and W.F. Wood employees ($250); and

  .  $498 of pre-tax bonuses paid to Pensar Corporation shareholders.

   The effect of these adjustments is reflected in the following table:

                                                         Pro forma  Pro forma
                                                         combined  as adjusted
                                                         --------- -----------
                                                              (unaudited)
   Earnings (loss)......................................  $(2,762)   $3,792

   Plus:
     Management fees....................................      717       717
     Former W.F. Wood shareholders' compensation........      136       136
     Acquisition-related bonuses paid to management and
      employees of W.F. Wood............................    2,571     2,571
     Pensar Corporation shareholder bonuses.............      498       498

   Less:
     Tax effect of above adjustments at 40%.............   (1,569)   (1,569)
                                                          -------    ------
     Adjusted earnings (loss)...........................  $  (409)   $6,145
                                                          =======    ======

                                SMTC CORPORATION

          NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
                         (In thousands of U.S. dollars)
                          Year ended December 31, 1999
                                  (Unaudited)

(j) Differences between United States and Canadian GAAP:

     The pro forma consolidated financial information has been prepared in accordance with generally accepted accounting principles as applied in the United States. The significant differences between United States GAAP and Canadian GAAP and their effect on the pro forma consolidated financial statements are described below:

     Extraordinary loss:

     Under United States GAAP, the charges incurred as a result of early payment of the senior notes and subordinated notes and termination of the interest rate swap are recorded as an extraordinary loss and not presented for purposes of the pro forma consolidated statement of earnings (loss). Under Canadian GAAP, the charges would have been included in earnings
  (loss) before income taxes and the related tax benefit recorded in income taxes expense. Accordingly, the following amounts would have been reported in the pro forma consolidated statement of earnings (loss) under Canadian
  GAAP:

     Operating income..............................................     $10,166
     Interest......................................................       1,574
     Debt extinguishment costs.....................................       6,031
                                                                        -------
     Earnings before income taxes..................................       2,561
     Income taxes (recovery):
       Current.....................................................       5,053
       Deferred....................................................      (2,506)
                                                                        -------
                                                                          2,547
                                                                        -------
     Net earnings..................................................     $    14
                                                                        =======

                          INDEPENDENT AUDITORS' REPORT

To the Directors of SMTC Corporation

   We have audited the consolidated balance sheet of SMTC Corporation (formerly HTM Holdings, Inc.) as at December 31, 1999 and the consolidated statements of earnings (loss) and changes in shareholders' equity (deficiency) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

   In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1999 and the results of its operations and its cash flows for the year then ended in accordance with United States generally accepted accounting principles.

   United States generally accepted accounting principles vary in certain significant respects from accounting principles generally accepted in Canada. Application of accounting principles generally accepted in Canada would have affected results of operations for the year ended December 31, 1999 and shareholders' equity (deficiency) as at December 31, 1999 to the extent summarized in note 23 to the consolidated financial statements.

                                                              /s/ KPMG LLP
                                                          Chartered Accountants

Toronto, Canada
February 18, 2000, except
as to note 22 which is as of

July 19, 2000

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of SMTC Corporation (formerly HTM Holdings, Inc.):

   We have audited the accompanying consolidated balance sheet of SMTC Corporation (a Delaware corporation, formerly HTM Holdings, Inc.) and its subsidiary as of December 31, 1998, and the related consolidated statements of earnings (loss), changes in shareholders' equity (deficiency) and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of SMTC Corporation (formerly HTM Holdings, Inc.) and its subsidiary as of December 31, 1998, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

                                                         /s/ ARTHUR ANDERSEN LLP

Denver, Colorado
March 10, 1999

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of
 SMTC Corporation (formerly Hi-Tech Manufacturing, Inc., subsequently HTM Holdings, Inc.):

   In our opinion, the consolidated statements of earnings (loss), changes in shareholders' equity (deficiency) and cash flows for the year ended December 31, 1997 (appearing on pages F-25 through F-52 of the SMTC Corporation registration statement on Form S-1) present fairly, in all material respects, the results of operations and cash flows of SMTC Corporation and its subsidiaries (formerly Hi-Tech Manufacturing, Inc., subsequently HTM Holdings, Inc. and the "Company") for the year ended December 31, 1997, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements of SMTC Corporation for any period subsequent to December 31, 1997.

Broomfield, Colorado                              /s/ PricewaterhouseCoopers LLP
March 22, 2000

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

                          CONSOLIDATED BALANCE SHEETS
                    (Expressed in thousands of U.S. dollars)

                                                 December 31,
                                               ------------------   April 2,
                                                 1998      1999       2000
                                               --------  --------  -----------
                                                                   (unaudited)
Assets
Current assets:
  Cash and short-term investments............. $    486  $  2,083   $  5,111
  Accounts receivable (note 4)................   21,780    71,597     80,651
  Inventories (note 5)........................   12,485    61,680     86,394
  Prepaid expenses............................       79     3,647      5,341
  Deferred income taxes.......................      855     1,527      1,044
                                               --------  --------   --------
                                                 35,685   140,534    178,541
Capital assets (note 6).......................    7,071    35,003     35,311
Goodwill (note 7).............................      --     40,800     39,791
Other assets (note 8).........................    1,489    11,145     10,882
Deferred income taxes.........................      --        623        592
                                               --------  --------   --------
                                               $ 44,245  $228,105   $265,117
                                               ========  ========   ========
Liabilities and Shareholders' Equity
 (Deficiency)
Current liabilities:
  Bank indebtedness (note 9).................. $  6,559  $    --      $  --
  Accounts payable............................   10,399    53,119     59,039
  Accrued liabilities.........................    8,208    29,307     31,908
  Income taxes payable........................      --      1,127        --
  Current portion of long-term debt (note 9)..      725     2,000      3,000
  Current portion of capital lease obligations
   (note 9)...................................    1,740     1,541      1,335
                                               --------  --------   --------
                                                 27,631    87,094     95,282
Capital lease obligations (note 9)............    2,419     1,537      1,618
Long-term debt (note 9).......................   24,063   128,942    159,417
Deferred income taxes.........................      600     2,733      2,444
Shareholders' equity (deficiency):
  Capital stock issued and outstanding as at
   December 31,1999 and
   April 2, 2000 (note 10):
    1,946,404 Common shares...................        6       --         --
    2,447,782 Class A shares..................      --          3          3
    154,168 Class L shares....................      --        --         --
    113,408 Class N shares....................      --        --         --
  Treasury stock..............................  (21,938)      --         --
  Warrants (note 10)..........................      367       367        367
  Loans receivable (note 10)..................      --        (60)       (60)
  Additional paid-in-capital..................   13,269    11,804     11,804
  Deficit.....................................   (2,172)   (4,315)    (5,758)
                                               --------  --------   --------
                                                (10,468)    7,799      6,356
Commitments and contingencies (notes 15 and
 16)..........................................
Subsequent events (note 22)...................
United States and Canadian accounting policy
 differences (note 23)........................
                                               --------  --------   --------
                                               $ 44,245  $228,105   $265,117
                                               ========  ========   ========

          See accompanying notes to consolidated financial statements.

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

                   CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

                           Years ended December 31,        Three months ended
                         ------------------------------  -----------------------
                                                          March 31,   April 2,
                           1997      1998       1999        1999        2000
                         --------- ---------  ---------  ----------- -----------
                                                         (unaudited) (unaudited)
Revenue................. $  59,031 $  89,687  $ 257,962   $  23,268   $ 124,333
Cost of sales...........    53,603    82,528    236,331      21,566     113,127
                         --------- ---------  ---------   ---------   ---------
Gross profit............     5,428     7,159     21,631       1,702      11,206
Selling, general and
 administrative
 expenses...............     2,769     3,144     12,615         715       7,548
Management fees (note
 13)....................       --        136        717          55         131
Amortization............       --        151      1,990          65       1,272
Leveraged
 recapitalization
 expenses (note 2(a))...       --      2,219        --          --          --
                         --------- ---------  ---------   ---------   ---------
Operating income........     2,659     1,509      6,309         867       2,255
Interest (note 9).......       673     2,030      7,066         795       3,789
                         --------- ---------  ---------   ---------   ---------
Earnings (loss) before
 income taxes...........     1,986      (521)      (757)         72      (1,534)
Income taxes:
  Current...............        34        15        442           1        (316)
  Deferred (recovery)...       708      (208)      (335)         26         225
                         --------- ---------  ---------   ---------   ---------
                               742      (193)       107          27         (91)
                         --------- ---------  ---------   ---------   ---------
Earnings (loss) before
 extraordinary loss.....     1,244      (328)      (864)         45      (1,443)
Extraordinary loss (net
 of tax recovery of
 $811) (note 17)........       --        --      (1,279)        --          --
                         --------- ---------  ---------   ---------   ---------
Net earnings (loss)..... $   1,244 $    (328) $  (2,143)  $      45   $  (1,443)
                         ========= =========  =========   =========   =========
Earnings (loss) per
 Class A share (note
 20):
  Earnings (loss) before
   extraordinary loss... $   1,244 $    (328) $    (864)  $      45   $  (1,443)
  Less preferred share
   dividends............       --       (609)       --          --
  Less Class L preferred
   entitlement..........       --                (2,185)        --       (1,366)
                         --------- ---------  ---------   ---------   ---------
  Earnings (loss) before
   extraordinary loss
   attributable to Class
   A shareholders.......     1,244      (937)    (3,049)         45      (2,809)
  Extraordinary loss....       --        --      (1,279)        --          --
                         --------- ---------  ---------   ---------   ---------
  Earnings (loss)
   attributable to Class
   A shareholders....... $   1,244 $    (937) $  (4,328)  $      45   $  (2,809)
                         ========= =========  =========   =========   =========
  Earnings (loss) per
   Class A share before
   extraordinary loss... $    0.40 $   (0.44) $   (1.89)  $    0.03   $   (1.16)
  Extraordinary loss per
   Class A share........       --        --       (0.79)        --          --
                         --------- ---------  ---------   ---------   ---------
                         $    0.40 $   (0.44)  $ (2.68)   $    0.03   $   (1.16)
                         ========= =========  =========   =========   =========
Diluted earnings (loss)
 per common share....... $    0.40 $   (0.44) $   (2.68)  $    0.03   $   (1.16)
                         ========= =========  =========   =========   =========
Weighted average number
 of shares outstanding:
  Basic................. 3,122,921 2,147,130  1,617,356   1,393,971   2,414,642
                         ========= =========  =========   =========   =========

          See accompanying notes to consolidated financial statements.

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

    CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIENCY)
                    (Expressed in thousands of U.S. dollars)

                                                          Additional            Retained  Shareholders'
                                                Treasury   paid-in     Loans    earnings      equity
                         Capital stock Warrants  stock     capital   receivable (deficit)  (deficiency)
                         ------------- -------- --------  ---------- ---------- --------  -------------
                           (note 10)
Balance, December 31,
 1996...................      $ 4        $ --   $     --   $ 5,971      $ --    $(3,088)    $  2,887
Net earnings............       --          --         --        --        --      1,244        1,244
                              ---        ----   --------   -------      ----    -------     --------
Balance, December 31,
 1997...................        4          --         --     5,971        --     (1,844)       4,131
Shares issued...........        2          --         --     7,907        --         --        7,909
Warrants issued.........       --         367         --        --        --         --          367
Preferred share
 dividends..............       --          --         --      (609)       --         --         (609)
Shares repurchased......       --          --    (21,938)       --        --         --      (21,938)
Loss for the year.......       --          --         --        --        --       (328)        (328)
                              ---        ----   --------   -------      ----    -------     --------
Balance, December 31,
 1998...................        6         367    (21,938)   13,269        --     (2,172)     (10,468)
Acquisition of SMTC
 Corporation............       (3)         --     21,938    (1,525)       --         --       20,410
Options exercised.......       --          --         --        60       (60)        --           --
Loss for the year.......       --          --         --        --        --     (2,143)      (2,143)
                              ---        ----   --------   -------      ----    -------     --------
Balance, December 31,
 1999...................        3         367         --    11,804       (60)    (4,315)       7,799
Loss for the three
 months.................       --          --         --        --        --     (1,443)      (1,443)
                              ---        ----   --------   -------      ----    -------     --------
Balance April 2, 2000...      $ 3        $367   $     --   $11,804      $(60)   $(5,758)    $  6,356
                              ===        ====   ========   =======      ====    =======     ========


          See accompanying notes to consolidated financial statements.

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                    (Expressed in thousands of U.S. dollars)

                            Years ended December 31,       Three months ended
                            ---------------------------  -----------------------
                                                          March 31,   April 2,
                             1997      1998      1999       1999        2000
                            -------  --------  --------  ----------- -----------
                                                         (unaudited) (unaudited)
Cash provided by (used
 in):
Operations:
  Net earnings (loss).....  $ 1,244  $   (328) $ (2,143)   $   45     $ (1,443)
  Items not involving
   cash:
    Amortization..........      --        151     1,990        65        1,272
    Depreciation..........    2,194     2,869     6,452       895        2,475
    Deferred income tax
     provision (benefit)..      708      (208)     (335)       26          225
    Loss (gain) on
     disposition of
     capital assets.......      118        (6)      160       --           (44)
    Loss on early
     extinguishment of
     debt.................      --        --      1,279       --           --
  Change in non-cash
   operating working
   capital:
    Accounts receivable...   (4,534)   (9,895)    4,441     7,583       (9,054)
    Inventory.............   (5,822)   (1,170)  (15,217)    2,721      (24,714)
    Prepaid expenses and
     other................      158       105    (1,705)     (100)      (1,694)
    Accounts payable and
     accrued liabilities..    5,493     4,709    (1,487)   (5,209)       7,394
                            -------  --------  --------    ------     --------
                               (441)   (3,773)   (6,565)    6,026      (25,583)
Financing:
  Increase in bank
   indebtedness...........    2,261     1,212       --        --           --
  Repayment of bank
   indebtedness...........      --        --     (6,559)   (4,605)         --
  Increase (decrease) in
   restricted cash........      400      (250)      --        --           --
  Increase in long-term
   debt...................      --        --    130,942       --        31,475
  Repayment of long-term
   debt...................      --        --    (69,261)      (81)         --
  Principal payments on
   notes payable..........     (265)     (175)       --       --           --
  Principal payments on
   capital leases.........   (1,235)   (1,319)   (1,571)     (418)        (418)
  Proceeds from notes
   payable................      --     25,000       --        --           --
  Proceeds from issuance
   of common stock........      --      9,252       --        --           --
  Dividends paid on
   preferred stock........      --       (609)      --        --           --
  Stock issuance costs....      --     (1,342)      --        --           --
  Repurchase of stock.....      --    (26,160)      --        --           --
  Debt issuance costs.....      --     (1,296)   (3,975)      --           --
                            -------  --------  --------    ------     --------
                              1,161     4,313    49,576    (5,104)      31,057
Investments:
  Acquisition of SMTC
   Corporation, net of
   $698 cash acquired.....      --        --     (3,595)      --           --
  Acquisition of W.F. Wood
   and Chihuahua, Mexico
   facility...............      --        --    (28,024)      --           --
  Purchases of capital
   assets.................     (469)     (505)   (4,130)      (62)      (2,490)
  Proceeds from sale of
   capital assets.........       55        30         8       --            44
  Cash in escrow..........      --        --     (5,735)      --           --
  Other...................       49       --         62       --           --
                            -------  --------  --------    ------     --------
                               (365)     (475)  (41,414)      (62)      (2,446)
                            -------  --------  --------    ------     --------
Increase in cash and cash
 equivalents..............      355        65     1,597       860        3,028
Cash and cash equivalents,
 beginning of year........       66       421       486       486        2,083
                            -------  --------  --------    ------     --------
Cash and cash equivalents,
 end of year..............  $   421  $    486  $  2,083    $1,346     $  5,111
                            =======  ========  ========    ======     ========

Supplemental cash flow disclosures (note 14)

          See accompanying notes to consolidated financial statements.

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

1. Nature of business:

     The Company is a worldwide provider of advanced electronics manufacturing services to original equipment manufacturers. The Company services its customers through eight manufacturing and technology centers located in the United States, Canada, Europe and Mexico.

     The Company's accounting principles are in accordance with accounting principles generally accepted in the United States, and, except as outlined in note 23, are, in all material respects, in accordance with accounting principles generally accepted in Canada.

2. Significant accounting policies:

    (a) Basis of presentation:

      (i) Business combination between HTM Holdings, Inc. and SMTC
  Corporation:

         Effective July 30, 1999, SMTC Corporation acquired 100% of the outstanding common shares of HTM Holdings Inc. SMTC Corporation issued 1,393,971 Class A shares and 154,168 Class L shares to the shareholders of HTM Holdings, Inc. for $16,739 cash consideration and 100% of the outstanding shares of HTM Holdings, Inc. Simultaneously, the former shareholders of SMTC Corporation subscribed for an additional 26,701 Class N shares for nominal consideration. Upon completion of these transactions, the former HTM Holdings, Inc. shareholders held 58% of the outstanding shares of SMTC Corporation. Accordingly, the acquisition is recorded as a reverse takeover of SMTC Corporation by HTM Holdings, Inc. and accounted for using the purchase method. Application of reverse takeover accounting results in the following:

      (a) The consolidated financial statements of the combined entity are issued under the name of the legal parent (SMTC Corporation) but are considered a continuation of the financial statements of the legal subsidiary (HTM Holdings, Inc.).

      (b) As HTM Holdings, Inc. is deemed to be the acquiror for accounting purposes, its assets and liabilities are included in the consolidated financial statements of the continuing entity at their carrying values and the comparative figures reflect the results of operations of HTM Holdings, Inc.

      (c) Control of the net assets and operations of SMTC Corporation is deemed to be acquired by HTM Holdings, Inc. effective July 30, 1999. For purposes of this transaction, the deemed consideration is $24,703, being the $20,410 fair value of the outstanding common shares of SMTC Corporation immediately prior to the business combination plus transaction costs of $4,293.

         Details of net assets acquired at fair value are as follows:

         Current assets.............................................. $  84,423
         Capital assets..............................................    21,093
         Goodwill....................................................    24,863
         Liabilities assumed.........................................  (105,676)
                                                                      ---------
         Net assets acquired......................................... $  24,703
                                                                      =========

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

       (ii) Recapitalization transaction:

         On June 8, 1998, HTM Holdings, Inc. completed a leveraged recapitalization and reorganization in which it sold 1,800,424 new shares to an investment company, reacquired 92% of its then outstanding common shares, retired its preferred stock and settled all options outstanding under its 1993 stock option plan.

         In connection with the recapitalization, the Company contributed substantially all of its assets and liabilities to a newly formed subsidiary in exchange for 100% of the subsidiary's stock, and changed its name from Hi-Tech Manufacturing, Inc. to HTM Holdings, Inc. The subsidiary adopted the Hi-Tech Manufacturing, Inc. name. The subsidiary borrowed $13,000 in senior debt and $12,000 in subordinated debt and entered into a $15,000 revolving line of credit agreement. The stock of the subsidiary was pledged as collateral for the senior debt and line of credit. The subsidiary loaned approximately $21,000 to the Company.

         The net sources and uses of proceeds were as follows:

       Borrowings...................................................... $23,700
       Stock proceeds..................................................   7,900
       Repurchase of stock............................................. (26,800)
                                                                        -------
                                                                        $ 4,800
                                                                        =======

         Subsequent to the leveraged recapitalization, an investment company held 92% of the outstanding common stock of the parent.

         Transaction costs related to the leveraged recapitalization and compensation expense arising from the settlement of stock options resulted in a $2,219 charge to operating income in fiscal 1998.

    (b) Principles of consolidation:

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated on consolidation.

    (c) Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting year. Actual results may differ from those estimates.

    (d) Revenue recognition:

     Revenue from the sale of products is recognized when goods are shipped to customers. Revenue from the provision of services is recognized when services are provided. The earnings process is complete upon shipment of products and provision of services.

    (e) Cash and short-term investments:

     Cash and short-term investments include cash on hand and deposits with banks with original maturities of less than three months.

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)


    (f) Inventories:

     Inventories are valued on a first-in, first-out basis at the lower of cost and replacement cost for raw materials and at the lower of cost and net realizable value for work in progress. Inventories include an application of relevant overhead.

    (g) Capital assets:

     Capital assets are recorded at cost and depreciated on a straight-line basis over their estimated useful lives as follows:

    ----------------------------------------------------------------------------
     Buildings....................................................      20 years
     Machinery and equipment......................................       7 years
     Office furniture and equipment...............................       7 years
     Computer hardware and software...............................       3 years
     Leasehold improvements....................................... Term of lease
    ----------------------------------------------------------------------------
    ----------------------------------------------------------------------------

    (h) Goodwill:

     Goodwill represents the excess of cost over the fair value of net tangible assets acquired in facility acquisitions and other business combinations. Goodwill is amortized on a straight-line basis over 10 years. The recoverability of goodwill is reviewed whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment of value is recorded if undiscounted projected future net cash flows of the acquired operation are determined to be insufficient to recover goodwill. The amount of goodwill impairment, if any, is measured based on projected discounted future net cash flows using a discount rate reflecting the Company's average cost of funds.

    (i) Other assets:

     Costs incurred relating to the issuance of debt are deferred and amortized over the term of the related debt. Amortization of debt issuance costs is included in amortization expense in the statement of earnings
  (loss). Deferred lease costs are amortized over the term of the lease.

    (j) Income taxes:

     Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable earnings. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized. The effect of changes in tax rates is recognized in the period in which the rate change occurs.

    (k) Stock-based compensation:

     The Company accounts for stock options issued to employees using the intrinsic value method of Accounting Principles Board Opinion No. 25. Compensation expense is recorded on the date stock options are granted only if the current fair value of the underlying stock exceeds the exercise price. The Company has provided the pro forma disclosures required by Statement of Financial Accounting Standards No. 123.

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

    (l) Foreign currency translation:

     The functional currency of all foreign subsidiaries is the U.S. dollar. Monetary assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the year-end rate of exchange. Non-monetary assets and liabilities denominated in foreign currencies are translated at historic rates and revenues and expenses are translated at average exchange rates prevailing during the month of the transaction. Exchange gains or losses are reflected in the consolidated statements of earnings (loss).

    (m) Financial instruments and hedging:

     The Company enters into interest rate swap contracts to hedge its exposure to changes in interest rates on its long-term debt. The contracts have the effect of converting the floating rate of interest on $65,000 of the senior credit facility to a fixed rate. Net receipts, payments and accruals under the swap contracts are recorded as adjustments to interest expense.

     If a swap is terminated prior to its maturity, the gain or loss is recognized over the remaining original life of the swap if the item hedged remains outstanding or immediately, if the item hedged does not remain outstanding. If the swap is not terminated prior to maturity, but the underlying hedged item is no longer outstanding, the interest rate swap is marked to market and any unrealized gain or loss is recognized immediately.

    (n) Impairment of long-lived assets:

     The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets to be Disposed Of". This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairments whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

    (o) Recently issued accounting pronouncements:

    (i) Effective January 1, 1998, the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. During the years ended December 31, 1999, 1998 and 1997, comprehensive income was equal to net earnings as shown in the consolidated statements of earnings
        (loss).

    (ii) In fiscal 1999, the Company adopted the American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". SOP 98-1 provides guidance on accounting for the costs of computer software developed or obtained for internal use and for determining when specific costs should be capitalized and when they should be expensed. The impact of adopting SOP 98-1 was not significant to the Company's financial position, results of operations or cash flows.

    (iii) In fiscal 1999, the Company adopted AICPA SOP 98-5 "Reporting on the Costs of Start-Up Activities". SOP 98-5 requires that all start-up costs related to new operations be expensed as

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

       incurred. The impact of adopting SOP 98-5 was not significant to the Company's financial position, results of operations or cash flows.

    (iv) In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. SFAS No. 133 requires all derivatives to be recognized either as assets or liabilities and measured at fair value. As per SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities Deferral of the Effective Date of SFAS 133", the Company will be required to implement SFAS No. 133 for its fiscal year ended December 31, 2001. The Company has not yet determined the impact, if any, of SFAS No. 133 on its financial position, results of operations or cash flows.

    (p) Unaudited Financial Information

     The unaudited interim financial statements furnished herein reflect all adjustments, consisting only of normal recurring accruals, which are, in the opinion of management, necessary to present fairly the financial position of the Company as of April 2, 2000 and the results of operations and cash flows for the three months ended March 31, 1999 and April 2, 2000. The unaudited interim financial statements should be read in conjunction with the annual financial statements and notes thereto included herein. Results for the three months ended April 2, 2000 are not necessarily indicative of results to be achieved for the year ending December 31, 2000.

3. Acquisitions:

     In addition to the business combination between HTM Holdings, Inc. and SMTC Corporation (note 2(a)(i)), the Company completed two acquisitions during 1999 which were accounted for as purchases. The results of operations of the facilities acquired are included in these financial statements from their respective dates of acquisition.

     Acquisitions completed in 1999 were:

        (a) In July 1999, the Company acquired a manufacturing facility operated by Zenith Electronics Corporation in Chihuahua, Mexico. Zenith used the facility to manufacture components included in Zenith products. The transaction was effected through the acquisition of the outstanding shares of Cableproducts de Chihuahua, S.A. de C.V. ("Cableproducts") and Radio Components de Mexico, S.A. de C.V. ("Radio"). The total purchase price of $8,352 was financed with cash. Under the provisions of the purchase agreement, Zenith may claim additional consideration in the form of cash if certain production volumes are achieved through 2000. The contingent consideration will be amortized over the remaining term of the supply contract with Zenith if and when paid. $5,735 of the purchase price is being held in escrow and will be released pending the resolution of certain liabilities, including the settlement of a portion of the contingent consideration.

        (b) In September 1999, the Company acquired 100% of the issued and outstanding shares of W.F. Wood, Incorporated. W.F. Wood, Incorporated operates a manufacturing facility in Boston, Massachusetts. The total purchase price of $19,672 was financed with cash.

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)


     Details of the net assets acquired in these acquisitions, at fair value, are as follows:

                                                       Chihuahua
                                                     Manufacturing  W.F. Wood,
                                                       Facility    Incorporated
                                                     ------------- ------------
   Current assets...................................    $   --       $ 6,354
   Capital assets...................................     9,094         1,695
   Other long-term assets...........................        --            20
   Goodwill.........................................        --        17,468
   Liabilities assumed..............................        --        (5,865)
   Deferred income taxes............................      (742)           --
                                                        ------       -------
   Net assets acquired..............................    $8,352       $19,672
                                                        ======       =======

     The following unaudited pro forma consolidated financial information reflects the impact of the business combination with SMTC Corporation and the acquisition of W.F. Wood, Incorporated, assuming the acquisitions had occurred at the beginning of the periods presented. This unaudited pro forma consolidated financial information has been provided for information purposes only and is not necessarily indicative of the results of operations or financial condition that actually would have been achieved if the acquisitions had been on the date indicated, or that may be reported in the future:

                                                               1998      1999
                                                             --------  --------
                                                                (Unaudited)
   Revenue.................................................. $372,880  $449,713
   Loss before extraordinary loss...........................     (413)   (2,611)
   Basic loss per share before extraordinary loss...........    (0.26)    (3.43)

     The pro forma results do not give effect to any contingent payments that may be made in connection with the acquisition of Cableproducts and Radio.

4. Accounts receivable:

     Accounts receivable at December 31, 1999 are net of an allowance for doubtful accounts of $514 (1998--$195).

5. Inventories:

                                                      December 31,
                                                     ---------------  April 2,
                                                      1998    1999      2000
                                                     ------- ------- -----------
                                                                     (Unaudited)
Raw materials....................................... $ 6,036 $35,371   $54,588
Work in process.....................................   5,900  17,124    23,815
Finished goods......................................     298   8,578     7,184
Other...............................................     251     607       807
                                                     ------- -------   -------
                                                     $12,485 $61,680   $86,394
                                                     ======= =======   =======

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)


6. Capital assets:

                                                                          Net
                                                           Accumulated   book
   December 31, 1998                                Cost   depreciation  value
   -----------------                               ------- ------------ -------
   Machinery and equipment........................ $13,899   $ 8,066    $ 5,833
   Office furniture and equipment.................     404       276        128
   Computer hardware and software.................     988       709        279
   Leasehold improvements.........................   1,259       428        831
                                                   -------   -------    -------
                                                   $16,550   $ 9,479    $ 7,071
                                                   =======   =======    =======
                                                                          Net
                                                           Accumulated   book
   December 31, 1999                                Cost   depreciation  value
   -----------------                               ------- ------------ -------
   Land........................................... $ 2,060   $    --    $ 2,060
   Buildings......................................   5,099        59      5,040
   Machinery and equipment........................  31,150    12,789     18,361
   Office furniture and equipment.................   2,540       479      2,061
   Computer hardware and software.................   3,838     1,371      2,467
   Leasehold improvements.........................   6,065     1,051      5,014
                                                   -------   -------    -------
                                                   $50,752   $15,749    $35,003
                                                   =======   =======    =======

     Property and equipment recorded under capital leases included above at December 31, 1999 was $8,981 (1998--$ 8,583) and accumulated amortization of equipment under capital leases at December 31, 1999 was $8,123 (1998-- $6,765).

     Included in the total depreciation expense for the year ended December 31, 1999 of $6,452 (1998--$2,869; 1997--$2,194) is $1,358 (1998--$1,305;
  1997--$1,123) relating to the depreciation of equipment under capital lease.

7. Goodwill:

                                                         December 31, 1999
                                                    ----------------------------
                                                                           Net
                                                            Accumulated   book
                                                     Cost   amortization  value
                                                    ----------------------------
Goodwill........................................... $42,331    $1,531    $40,800
                                                    =======    ======    =======

8. Other assets:

                                                                 December 31,
                                                                ---------------
                                                                 1998    1999
                                                                ------ --------
Deferred financing costs net of accumulated amortization of
 $277 (1998--$151)............................................  $1,145 $  3,698
Restricted cash and cash held in escrow (note 3(b))...........     250    5,985
Deferred lease costs, net of accumulated amortization of $30..      --    1,430
Other.........................................................      94       32
                                                                ------ --------
                                                                $1,489 $ 11,145
                                                                ====== ========

                               SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)


9. Long-term debt, bank indebtedness and capital leases:

                                                                December 31,
                                                              -----------------
                                                               1998     1999
                                                              ------- ---------
Term loans (a)............................................... $    -- $  85,000
Revolving credit facilities (a)..............................      --    35,942
Subordinated debt (a)........................................      --    10,000
Senior notes payable (b).....................................  12,825        --
Subordinated notes (c).......................................  11,963        --
                                                              ------- ---------
                                                               24,788   130,942
Less current portion.........................................     725     2,000
                                                              ------- ---------
                                                              $24,063 $ 128,942
                                                              ======= =========

      (a) Concurrent with the business combination between HTM Holdings, Inc. and SMTC Corporation, the Company and certain of its subsidiaries entered into a senior credit facility that provides for $85,000 in term loans, $10,000 in subordinated debt and $60,000 in revolving credit loans, swing line loans and letters of credit. The senior credit facility is secured by a security agreement over all assets and requires the Company to meet certain financial ratios and benchmarks and to comply with certain restrictive covenants. The revolving credit facilities terminate in July 2004. The term loans mature in quarterly instalments from September 2000 to June 2004 for $35,000 of the term loans and from September 2000 to December 2005 for $50,000 of the term loans. The $10,000 subordinated debt is payable in one instalment on September 30, 2006.

     The credit loans and term loans bear interest at varying rates based on either the Eurodollar base rate plus 3.00% to 3.50%, the U.S. base rate plus 1.25% to 1.75% or the Canadian prime rate plus 1.25% to 1.75%.

     The subordinated debt bears interest at the Eurodollar plus 4.75% or the U.S. base rate plus 3.00%.

     The Company has entered into interest rate swaps to exchange the 90-day floating LIBOR rates on $65,000 of borrowings for a two-year fixed interest rate of 6.16% (before credit spread) per annum (note 12).

     The weighted average interest rate on the borrowings in 1999 was 9.5%.

     The Company is required to pay the lenders a commitment fee of 0.5% of the average unused portion of the revolving credit facility. $37 of commitment fees were incurred in 1999.

     As at December 31, 1999, principal repayments due within each of the next five years and thereafter are as follows:

   2000............................................................... $   2,000
   2001...............................................................     5,750
   2002...............................................................     9,250
   2003...............................................................    12,750
   2004...............................................................    59,192
   Thereafter.........................................................    42,000
                                                                       ---------
                                                                       $ 130,942
                                                                       =========

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)


      (b) The senior notes payable outstanding in 1998 and through July 30, 1999 bore interest based on the prime rate or LIBOR. The weighted average interest rate was 7.64% in 1999 and 8.3% in 1998.

      (c) The subordinated notes were issued in 1998 in connection with the leveraged recapitalization and were held by affiliates of certain shareholders of HTM Holdings, Inc. The weighted average interest rate was 11.5% in 1999 and 1998.

      (d) Lines of credit:

     For the period up to July 30, 1999, the Company had a line of credit for borrowings up to a maximum of $15,000. The weighted average interest rate on the line of credit was 7.35% in 1999 (1998--8.75%).

      (e) Capital lease obligations:

     Minimum lease payments for capital leases consist of the following at December 31, 1999:

   2000................................................................. $1,725
   2001.................................................................    749
   2002.................................................................    494
   2003.................................................................    426
   2004.................................................................     27
                                                                         ------
   Total minimum lease payments.........................................  3,421
   Less amount representing interest (8% to 11%)........................    343
                                                                         ------
                                                                          3,078
   Less current portion.................................................  1,541
                                                                         ------
   Long-term capital lease obligations.................................. $1,537
                                                                         ======

     The Company is required to maintain $250 in a certificate of deposit in connection with certain capital lease obligations.

      (f) Interest expense:

                                                             1997  1998   1999
                                                             ---- ------ ------
     Short-term obligations................................. $359 $  584 $  702
     Long-term:
       Bank debt and subordinated notes.....................   --  1,105  6,061
       Obligations under capital leases.....................  314    341    303
                                                             ---- ------ ------
                                                             $673 $2,030 $7,066
                                                             ==== ====== ======

10.Capital stock:

    (a) Authorized:

     To July 30, 1999:

     The authorized share capital of HTM Holdings, Inc. consists of:

    (i) 10,000,000 common shares, $0.01 par value per share;

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)


    (ii) 100,000 Series A preferred shares, convertible, $0.001 par value per share, mandatorily redeemable for $11.48 per share;

    (iii) 100,000 Series B preferred shares--$0.001 par value per share; mandatorily redeemable for $11.48 per share; and

    (iv) 250,000 Series C preferred shares, convertible, $0.001 par value per share, mandatorily redeemable for $11.25 per share.

     As a result of the business combination, described in note 2(a), HTM Holdings, Inc. became a wholly owned subsidiary of SMTC Corporation on July 30, 1999. The authorized share capital of SMTC Corporation at December 31, 1999 consists of:

    (i) 11,720,000 Class A-1 voting common shares, par value $0.001 per share:

          Holders are entitled to one vote per share and to share in dividends pro rata subject to any preferential rights of the Class L shares.

    (ii) 1,100,000 Class A-2 voting common shares, par value $0.001 per share:

          Holders are entitled to one vote per share and to share in dividends pro rata subject to any preferential rights of the Class L shares.

    (iii) 300,000 Class L voting common shares, par value $0.001 per share:

          The number of votes per share is determined by a prescribed formula and the holders are entitled to receive all dividends declared on common stock until there has been paid a specified amount based on an internal rate of return of 12% compounded quarterly and a recovery of the initial amount of $162 per Class L share, after which point, they are entitled to receive dividends pro rata.

    (iv) 125,000 Class N voting common shares, par value $0.001 per share:

          The number of votes per share is determined by a prescribed formula and the holders are not entitled to receive dividends. The holders of the Class N shares hold the exchangeable shares described in note 10(c).

          Each share of Class L and Class A-2 stock shall convert automatically, under certain conditions, into Class A-1 shares based on a prescribed formula for Class L shares and on a one-for-one basis for Class A-2 shares.

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

    (b) Issued and outstanding:

     HTM Holdings, Inc. to July 30, 1999:

                                                           Common    Preferred
     Number of shares                                      shares     shares
     ----------------                                    ----------  ---------
     Balance, December 31, 1997.........................  4,361,621   450,000
     Shares issued (i)..................................  1,800,424       --
     Shares repurchased (i)............................. (4,215,641) (450,000)
                                                         ----------  --------
     Balance, December 31, 1998, being balance July 30,
      1999..............................................  1,946,404       --
                                                         ==========  ========

     The 4,215,641 common shares repurchased are held in treasury stock.
                                                           Common    Preferred
     Amount                                                shares     shares
     ------                                              ----------  ---------
     Balance, December 31, 1997......................... $        4  $      1
     Shares issued (i)..................................          2       --
     Shares repurchased (i).............................        --         (1)
                                                         ----------  --------
     Balance, December 31, 1998, being balance July 30,
      1999.............................................. $        6  $    --
                                                         ==========  ========

    Capital transactions to July 30, 1999:

    (i) On June 8, 1998, HTM Holdings, Inc. completed a leveraged recapitalization and reorganization in which it sold 1,800,424 new shares to an investment company, reacquired 92% of its then outstanding common shares, declared and paid dividends of $609 on its preferred stock, retired its preferred stock at the original issued price of $4,500, and settled all options outstanding under its 1993 stock option plan. The mandatorily redeemable preferred stock was recorded outside of permanent shareholders' equity in the consolidated balance sheet.

      In connection with the recapitalization, the Company contributed substantially all of its assets and liabilities to a newly formed subsidiary in exchange for 100% of the subsidiary's stock, and changed its name from Hi-Tech Manufacturing, Inc. to HTM Holdings, Inc. The subsidiary adopted the Hi-Tech Manufacturing, Inc. name. The subsidiary borrowed $13,000 in senior debt and $12,000 in subordinated debt and entered into a $15,000 revolving line of credit agreement. The stock of the subsidiary was pledged as collateral for the senior debt and line of credit. The subsidiary loaned approximately $21,000 to the Company.

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)


    SMTC Corporation from July 30, 1999 to December 31, 1999:

       As a result of the application of reverse acquisition accounting to the business combination with HTM Holdings, Inc., the number of outstanding shares of the continuing consolidated entity consists of the number of outstanding shares of SMTC Corporation outstanding at July 30, 1999.

                                         Class A  Class L Class N Exchangeable
     Number of shares                    shares   shares  shares     shares
     ----------------                   --------- ------- ------- ------------
     Balance, July 29, 1999............ 1,020,671     --   86,707       --
     Issued to existing shareholders
      (i)..............................       --      --   26,701   113,408
     Share transactions related to the
      reverse acquisition (ii)......... 1,393,971 154,168     --        --
     Options exercised (iii)...........    33,140     --      --        --
                                        --------- ------- -------   -------
     Balance, December 31, 1999........ 2,447,782 154,168 113,408   113,408
                                        ========= ======= =======   =======
                                         Class A  Class L Class N Exchangeable
     Amount                              shares   shares  shares     shares
     ------                             --------- ------- ------- ------------
     Ascribed value at the date of the
      reverse takeover (ii)............ $       3 $   --  $   --    $   --
     Options exercised (iii)...........       --      --      --        --
                                        --------- ------- -------   -------
     Balance, December 31, 1999........ $       3 $   --  $   --    $   --
                                        ========= ======= =======   =======

       The difference between the par value of the capital stock and the accounting value ascribed at the date of the reverse takeover has been credited to additional paid-in capital.

     Capital transactions from July 30, 1999 to December 31, 1999:

    (i) In connection with the business combination on July 30, 1999, SMTC Corporation issued 26,701 Class N shares to its existing shareholders for nominal cash consideration. The existing shareholders also received the exchangeable shares described in (c) below.

    (ii) On July 30, 1999, SMTC Corporation issued 1,393,971 Class A shares and 154,168 Class L shares to the shareholders of HTM Holdings, Inc. in exchange for $16,739 cash consideration and 100% of the outstanding shares of HTM Holdings, Inc. The ascribed value of the shares issued is equal to the $20,410 fair value of SMTC Corporation at the time of the transaction.

    (iii) On July 30, 1999, 33,140 Class A restricted shares were granted upon the exercise of options for consideration of $60 in promissory notes receivable. The notes are secured by the shares granted and bear interest at 5.7%. The notes have been recorded as a reduction of shareholders' equity. The restrictions vest over the original vesting period of the underlying 1998 HTM Plan options. At December 31, 1999, 24,855 of the issued Class A shares are subject to restrictions.

  (c) Exchangeable shares:

     On July 30, 1999, SMTC Manufacturing Corporation of Canada, a 100% owned subsidiary of the Company, issued two classes of non-voting shares which can be exchanged into 113,408 Class L common shares of the Company on a one-for-one basis. The holders of the exchangeable shares are entitled to receive dividends equivalent to the dividends declared on Class L shares.

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)


  (d) Warrants:

     1998 transactions:

     In connection with the subordinated note, 384,619 detachable warrants were issued to the lenders who are also affiliates of shareholders of HTM Holdings, Inc. The warrants have a term of 10 years and an exercise price of $5.14 per share. The warrants are exercisable from the date of grant. The estimated fair value of the warrants at December 31, 1998 was $0.95 per warrant.

     1999 transactions:

     In connection with the business combination between SMTC Corporation and HTM Holdings, Inc., each existing warrant holder of HTM Holdings, Inc. was granted equivalent warrants in SMTC Corporation and the previous HTM Holdings, Inc. warrants were cancelled.

     At December 31, 1999, the following warrants are outstanding:

                                                          Number  Exercise price
                                                          ------- --------------
     Class A warrants.................................... 103,895    $  1.82
     Class L warrants....................................  12,088     147.57

     The warrants have a term of 10 years and are exercisable from the date of grant. Each warrant is convertible into one Class A common share or one Class L common share, respectively.

  (e) Stock options:

     1993 HTM Holdings Equity Plan:

     In connection with the leveraged recapitalization in 1998, the stock option plan adopted by HTM Holdings, Inc. in 1993 (the "1993 Plan") was cancelled. HTM Holdings, Inc. permitted its employees to exercise all outstanding options prior to the cancellation of the 1993 Plan by executing notes payable for the exercise price. The shares issued to the exercising employees were reacquired in connection with the leveraged recapitalization and both the shares issued and the notes payable were retired, resulting in a $2,108 non-recurring charge.

     The weighted average grant date fair value of options granted during 1998 was $3.46 (1997 - $0.54) per share.

     1998 HTM Plan:

     In June 1998, HTM Holdings, Inc. adopted a new stock option plan (the "1998 Plan") pursuant to which incentive stock options and non-qualified stock options to purchase shares of common stock may be issued. The Board of Directors authorized 122,685 shares to be issued under the 1998 Plan. Incentive stock options are granted at an exercise price not less than the fair market value of the common stock on the date of grant, as determined by the Board of Directors. Options generally vest over four years and expire 10 years from their respective dates of grant.

     The weighted average grant date fair value of options granted during 1998 was $0.95 per share.

     1998 SMTC Plan:

     In July 1999, the Company replaced the 1998 Plan with an equivalent stock option plan. Each HTM option holder was granted equivalent options in SMTC Corporation's stock. The Board of Directors

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

  authorized 165,000 Class A and 4,000 Class L options to be issued under the plan. The Class A options vest immediately and are exercisable for Class A restricted shares. The restrictions expire on the same basis as the Class L vesting periods. The Class L options vest over a four year period and expire after 10 years from the original grant date of the 1998 Plan options.

     The weighted average grant date fair value of options granted during 1999 was $17.13 per share.

     Stock option transactions were as follows:

                                       HTM Plans
                         ---------------------------------------
                              1993 Plan           1998 Plan               1998 SMTC Plan
                         -------------------- ------------------ ----------------------------------
                                     Weighted           Weighted          Weighted         Weighted
                                     average            average           average          average
                                     exercise           exercise Class A  exercise Class L exercise
                           Shares     price    Shares    price   Shares    price   Shares   price
                         ----------  -------- --------  -------- -------  -------- ------- --------
Options outstanding,
 January 1, 1997........    506,042   $4.59        --    $ --        --    $  --      --   $   --
Granted.................    925,347    3.14        --      --        --       --      --       --
Forfeited...............   (180,897)   4.89        --      --        --       --      --       --
                         ----------   -----   --------   -----   -------   ------   -----  -------
Balance, December 31,
 1997...................  1,250,492    3.48        --      --        --       --      --       --
Granted.................     33,212    3.10    115,603    5.14       --       --      --       --
Forfeited...............    (26,000)   3.67        --      --        --       --      --       --
Exercised............... (1,257,704)   3.46        --      --        --       --      --       --
                         ----------   -----   --------   -----   -------   ------   -----  -------
Balance, December 31,
 1998...................        --      --     115,603    5.14       --       --      --       --
Exchanged and issued at
 combination date.......        --      --    (115,603)  (5.14)   33,140     1.82   3,856   147.57
Issued..................        --      --         --      --    116,860    19.68     --       --
Exercised...............        --      --         --      --    (33,140)   (1.82)    --       --
                         ----------   -----   --------   -----   -------   ------   -----  -------
Balance, December 31,
 1999...................        --    $ --         --    $ --    116,860   $19.68   3,856  $147.57
                         ==========   =====   ========   =====   =======   ======   =====  =======

     The following options were outstanding as at December 31, 1999:

                                      Weighted             Weighted
                                      average              average   Remaining
                          Outstanding exercise Exercisable exercise contractual
   Option plan              options    price     options    price      life
   -----------            ----------- -------- ----------- -------- -----------
   1998 SMTC plan:
     Class L shares......     3,856   $147.57      964     $147.57        3
     Class A shares......   116,860     19.68      --          --         4

     The Company accounts for its employee stock plans using the intrinsic value method under APB No. 25. Compensation expense related to these plans has been recognized in the Company's financial statements as follows:

                                                                1997  1998  1999
                                                                ---- ------ ----
   Compensation expense........................................ $--  $2,108 $--

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)


     The table below sets out the pro forma amounts of earnings (loss) before extraordinary loss and earnings (loss) per share before extraordinary loss that would have resulted if the Company had accounted for its employee stock plans under the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation".

                                                        1997   1998    1999
                                                       ------ ------  -------
   Earnings (loss) before extraordinary loss:
     As reported...................................... $1,244 $ (328) $  (864)
     Pro forma........................................  1,088    975   (1,122)
                                                        1997   1998    1999
                                                       ------ ------  -------
   Basic earnings (loss) per share before
    extraordinary loss:
     As reported...................................... $ 0.40 $(0.44) $ (1.89)
     Pro forma........................................   0.35   0.16    (2.04)

     For purposes of computing pro forma net earnings, the fair value of each option grant is estimated on the date of grant using the minimum value method under which no volatility is assumed. Assumptions used to calculate the fair value were:

                                                            1997     1998  1999
                                                            ----     ----  ----
   Risk-free interest rate............................. 6.0% to 6.2% 5.5%  6.0%
   Dividend yield......................................          --  --    --
   Expected life (years)...............................            3   4   3-4

11. Income taxes:

     The components of income taxes are:

                                                               1997 1998   1999
                                                               ---- -----  ----
   Current:
     Federal.................................................. $ 34 $  15  $--
     Foreign..................................................  --    --    442
                                                               ---- -----  ----
                                                                 34    15   442
   Deferred:
     Federal..................................................  642  (198) (267)
     State....................................................   66   (10)  (47)
     Foreign..................................................  --    --    (21)
                                                               ---- -----  ----
                                                                708  (208) (335)
                                                               ---- -----  ----
                                                               $742 $(193) $107
                                                               ==== =====  ====

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)


     The overall effective income tax rate (expressed as a percentage of financial statement earnings (loss) before income taxes) varied from the U.S. statutory income tax rate as follows:

                                                       1997   1998    1999
                                                      ------  -----  -------
   Federal tax rate..................................   34.0%  34.0%    34.0%
   State income tax, net of federal tax benefit......    3.0    3.0      6.0
   Income of international subsidiaries taxed at
    different rates..................................    --     --       4.9
   Change in valuation allowance.....................    --     --      (6.3)
   Non-deductible goodwill amortization..............    --     --     (50.1)
   Other.............................................    --     --      (2.3)
                                                      ------  -----  -------
   Effective income tax rate.........................   37.0%  37.0%   (13.8)%
                                                      ======  =====  =======

     A tax benefit of $811 has been allocated to the extraordinary loss.

     Worldwide earnings (loss) before income taxes consisted of the following:

                                                       1997   1998    1999
                                                      ------  -----  -------
   U.S............................................... $1,986  $(521) $(1,269)
   Non-U.S...........................................    --     --       512
                                                      ------  -----  -------
                                                      $1,986  $(521)  $ (757)
                                                      ======  =====  =======

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company's deferred tax liabilities and assets are comprised of the following at December 31:

                                                                  1998   1999
                                                                  ----  ------
   Deferred tax assets:
     Net operating loss carryforwards............................ $467  $1,275
     Reserves, allowances and accruals...........................  388   1,429
                                                                  ----  ------
                                                                   855   2,704
     Valuation allowance.........................................  --     (554)
                                                                  ----  ------
                                                                   855   2,150
                                                                  ----  ------
   Deferred tax liabilities:
     Capital and other assets.................................... (600) (2,733)
                                                                  ----  ------
   Net deferred tax assets (liabilities)......................... $255  $ (583)
                                                                  ====  ======

     At December 31, 1999, the Company had total net operating loss carryforwards of approximately $7,100, which begin to expire in 2013. $1.4 million of losses in one of the subsidiaries may only be used against taxable income generated by that subsidiary. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of its deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income by the appropriate subsidiaries during those periods when the temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, change of

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

  control limitations, projected future taxable income and tax planning strategies in making this assessment. Based upon consideration of these factors, management believes the recorded valuation allowance related to the loss carryforwards of a specific subsidiary is appropriate.

     The valuation allowance in 1999 is higher than 1998 by $554 due to the acquisition of certain loss carryforwards in the business combination between HTM Holdings, Inc. and SMTC Corporation.

12.Financial instruments:

    (a) Interest rate swaps:

     On September 30, 1999, the Company entered into two interest rate swap transactions with a Canadian chartered bank for hedging purposes. The swaps expire on September 22, 2001 and involve the exchange by the Company of 90-day floating LIBOR rates for a two-year fixed interest rate of 6.16% before the credit spread of 3.00% to 3.50% per annum on a notional amount of $65,000.

    (b) Fair values:

     The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

    (i) The carrying amounts of cash and short-term investments, restricted cash, accounts receivable, accounts payable and accrued liabilities approximate fair values due to the short-term nature of these instruments.

    (ii) The fair value of long-term debt, including the current portion, is based on rates currently available to the Company for debt with similar terms and maturities.

    (iii) The fair value of interest rate swap contracts is estimated by obtaining quotes from a financial institution.

         The carrying amounts and fair values of the Company's financial instruments, where there are differences at December 31, 1999 and 1998, are as follows:

                                             1998                 1999
                                       ------------------  --------------------
                                       Carrying    Fair    Carrying     Fair
       Asset (liability)                amount    value     amount      value
       -----------------               --------  --------  ---------  ---------
       Long-term debt................. $(24,788) $(24,346) $(130,942) $(130,942)
       Interest rate swaps............      --        --         --         478

13.Related party transactions:

     The Company entered into related party transactions with certain shareholders as follows:

                                                             1997 1998  1999
                                                             ---- ---- ------
   Management fees expensed under formal management
    agreements.............................................. $--  $136 $  717
   Share issue costs incurred...............................  --   650    --
   Financing and acquisition related fees paid..............  --   --   1,741
   Lease costs expensed for the Colorado facility...........  456  535    535

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

14.Cash flows:

     Cash paid for interest and income taxes:

                                                             Three months ended
                                                             ------------------
                                                             March 31, April 2,
                                        1997   1998   1999     1999      2000
                                        ----- ------ ------- --------- --------
                                                                (unaudited)
Interest..............................  $ 300 $1,627 $ 6,767   $456     $3,919
Income taxes..........................     34     15   1,460    --         837

     Non-cash financing and investing activities:

                                                             Three months ended
                                                             ------------------
                                                             March 31, April 2,
                                        1997   1998   1999     1999      2000
                                        ----- ------ ------- --------- --------
                                                                (unaudited)
Acquisition of equipment under capital
 leases...............................  $ 401 $2,673 $   --     --        $293
Acquisition of SMTC Corporation for
 capital stock........................    --     --   20,410    --         --
Deferred lease costs arising from
 trade in of equipment................    --     --    1,460    --         --
Issuance of capital stock for notes
 receivable under option plan.........    --     --       60    --         --

15.Commitments:

     The Company leases manufacturing equipment and office space under various non-cancellable operating leases. Minimum future payments under non-cancellable operating lease agreements are as follows at December 31, 1999:

   2000................................................................. $10,332
   2001.................................................................   7,789
   2002.................................................................   6,486
   2003.................................................................   2,931
   2004.................................................................     661
   Subsequent to 2004...................................................      75
                                                                         -------
                                                                         $28,274
                                                                         =======

     Operating lease expenses were approximately $4,585, $1,414 and $1,225 for the years ended December 31, 1999, 1998 and 1997, respectively.

16.  Contingencies:

    (a) General:

     In the normal course of business, the Company may be subject to litigation and claims from customers, suppliers and former employees. Management believes that adequate provisions have been recorded in the accounts where required. Although it is not possible to estimate the extent of potential costs, if any, management believes that ultimate resolution of such contingencies would not have a material adverse effect on the financial position, results of operations and cash flows of the Company.

    (b) Acquisitions:

     A claim has been filed against one of the Company's subsidiaries alleging commissions are owing as a result of the acquisition of certain assets in Chihuahua, Mexico. The claim is for $800 plus interest and

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

  costs. The Company is vigorously defending this matter and management believes it has a strong defense against the claim. Future settlement, if any, of this claim will be accounted for as a cost of the asset acquisition.

17. Extraordinary loss:

     As a result of the early payment of the senior notes payable and subordinated notes that occurred concurrent with the business combination between SMTC Corporation and HTM Holdings, Inc., the Company incurred charges of $2,090 ($1,279 after tax) related to early payment penalties, write-off of unamortized deferred financing fees and write-off of the unamortized debt discount.

18. Segmented information:

     The Company derives its revenue from one dominant industry segment, the electronics manufacturing services industry. The Company is operated and managed geographically and has eight facilities in the United States, Canada, Europe and Mexico. The Company monitors the performance of its geographic operating segments based on EBITA (earnings before interest, taxes and amortization). Intersegment adjustments reflect intersegment sales that are generally recorded at prices that approximate arm's-length transactions. Information about the operating segments is as follows:

                                                                   Three months ended
                                                                     April 2, 2000
                             Year ended December 31, 1999             (unaudited)
                            -------------------------------  ------------------------------
                                                     Net                             Net
                              Total   Intersegment external   Total   Intersegment external
                             revenue    revenue    revenue   revenue    revenue    revenue
                            --------- ------------ --------  -------- ------------ --------
   United States........... $ 223,006   $(1,419)   $221,587  $106,796   $  (674)   $106,122
   Canada..................    21,675    (2,676)     18,999    13,038      (985)     12,053
   Europe..................     9,507    (1,995)      7,512     4,727    (1,476)      3,251
   Mexico..................     9,864       --        9,864     2,921       (14)      2,907
                            ---------   -------    --------  --------   -------    --------
                            $ 264,052   $(6,090)   $257,962  $127,482   $(3,149)   $124,333
                            =========   =======    ========  ========   =======    ========

   EBITA:
     United States.........                        $  6,917                        $  3,576
     Canada................                           2,107                             728
     Europe................                            (222)                           (494)
     Mexico................                            (503)                           (284)
                                                   --------                        --------
                                                      8,299                           3,527

   Interest................                           7,066                           3,789
   Amortization............                           1,990                           1,272
                                                   --------                        --------
   Loss before income
    taxes..................                        $   (757)                       $ (1,534)
                                                   ========                        ========
   Capital expenditures:
     United States.........                        $  2,713                        $  1,264
     Canada................                             840                             665
     Europe................                              30                             178
     Mexico................                             547                             676
                                                   --------                        --------
                                                   $  4,130                        $  2,783
                                                   ========                        ========

     Prior to July 30, 1999, the Company operated in one geographic segment-- the United States.

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)


     This segmented information incorporates the operations of SMTC Corporation and W.F. Wood, Incorporated from July 30, 1999 and September 4, 1999, as discussed in note 2(a) and note 3, respectively. SMTC Corporation has operated facilities in Canada, the United States and Europe for 14 years, 4 years and 2 years, respectively.

     The following enterprise-wide information is provided. Geographic revenue information reflects the destination of the product shipped. Long-lived assets information is based on the principal location of the asset.

                                   Year ended December 31,    Three months ended
                                 ---------------------------- ------------------
                                                              March 31, April 2,
                                  1997    1998       1999       1999      2000
                                 ------- ------- ------------ --------- --------
                                                                 (unaudited)
   Geographic revenue:
     United States.............. $58,799 $84,668   $225,772    $21,934  $110,881
     Canada.....................     --      --       8,983        --      3,304
     Europe.....................     232   5,019     19,965      1,125     7,795
     Asia.......................     --      --       3,242        209     2,353
                                 ------- -------   --------    -------  --------
                                 $59,031 $89,687   $257,962    $23,268  $124,333
                                 ======= =======   ========    =======  ========
                                                 December 31, March 31, April 2,
                                                     1999       1999      2000
                                                 ------------ --------- --------
                                                                 (unaudited)
   Long-lived assets:
     United States..............................   $ 40,304    $ 7,568  $ 44,234
     Canada.....................................     25,585        --     25,415
     Europe.....................................        735        --        837
     Mexico.....................................      9,179        --     15,498
                                                   --------    -------  --------
                                                   $ 75,803    $ 7,568  $ 85,984
                                                   ========    =======  ========

     In 1998 and 1997, all of the Company's long-lived assets were located in the United States.

19. Significant customers and concentration of credit risk:

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade receivables. Sales of the Company's products are concentrated among specific customers in the same industry. The Company generally does not require collateral. The Company considers concentrations of credit risk in establishing the reserves for bad debts and believes the recorded reserves are adequate.

     During 1999, three customers individually comprised 29%, 10% and 10% of total revenue across all geographic segments. At December 31, 1999, these customers represented 33%, 6% and 3%, respectively of the Company's accounts receivable.

     During 1998, one customer individually comprised 43% of total revenue generated in the United States. At December 31, 1998, this customer represented 48% of the Company's accounts receivable.

     During 1997, three customers individually comprised 33%, 11% and 10% of total revenue generated in the United States. At December 31, 1997, these customers represented 33%, 9% and 4%, respectively of the Company's accounts receivable.

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)


20. Earnings per share:

     The following table sets forth the computation of basic earnings (loss) per share before extraordinary loss:

                             Year ended December 31,         Three months ended
                         ---------------------------------  ---------------------
                                                            March 31,   April 2,
                            1997       1998        1999        1999       2000
                         ---------- ----------  ----------  ---------- ----------
                                                                 (unaudited)
Earnings (loss) before
 extraordinary loss..... $    1,244 $     (328) $     (864) $       45 $   (1,443)
Less preferred share
 dividends..............        --        (609)        --          --         --
Less Class L preferred
 entitlement............        --         --       (2,185)        --      (1,366)
                         ---------- ----------  ----------  ---------- ----------
Earnings (loss) before
 extraordinary loss
 available to Class A
 shareholders........... $    1,244 $     (937) $   (3,049) $       45 $   (2,809)
                         ========== ==========  ==========  ========== ==========
Weighted average
 shares--basic..........  3,122,921  2,147,130   1,617,356   1,393,971  2,422,927
                         ========== ==========  ==========  ========== ==========
Net earnings (loss) per
 share--basic........... $     0.40 $    (0.44) $    (1.89) $     0.03 $    (1.16)
                         ========== ==========  ==========  ========== ==========

     For purposes of calculating the basic number of weighted average shares outstanding, the Class A restricted shares have been excluded. Under reverse takeover accounting, the number of shares outstanding prior to July 30, 1999 is deemed to be the number of shares of SMTC Corporation issued to the shareholders of HTM Holdings, Inc., appropriately adjusted to take into account the effect of any change in the number of HTM Holdings, Inc. shares outstanding in that period.

     During fiscal 1999 and fiscal 1998, the exercise prices of the options and warrants were less than the average fair value price and were not included in the calculation of diluted loss per share as the effect would have been anti-dilutive. In addition, in fiscal 1999, the calculation did not include the Class A shares issuable upon conversion of the Class L shares and exchangeable shares as the effect would have been anti-dilutive.

     During fiscal 1997, the exercise prices of the options and warrants were higher than the average fair value price and were not included in the calculation of diluted earnings per share as the effect would have been anti-dilutive.

21. Comparative figures:

     Certain of the 1998 and 1997 figures presented for comparative purposes have been reclassified to conform with the current year's presentation.

22. Subsequent events:

    (a) Initial public offering:

     In March 2000, the Company filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission and a preliminary prospectus with the securities commission or similar regulatory authority in each of the Canadian provinces in connection with an initial public offering of common stock of the Company and exchangeable shares of its subsidiary, SMTC Manufacturing Corporation of Canada. The completion of this offering is subject to certain conditions. If successful, the estimated net proceeds of

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

  this offering of approximately $146,000 will be used by the Company to reduce its indebtedness under the senior credit facility and the subordinated notes issued in May, 2000 (note 22(d)). The Company will record an after-tax charge on repayment of the indebtedness and subordinated notes amounting to approximately $2,400 for the write-off of unamortized deferred financing costs and early payment fee for the subordinated debt, net of the gain on termination of the interest rate swap. The charge will be recorded as an extraordinary loss.

     The assumptions underlying the offering and reclassification adjustments are subject to change when the initial offering price, gross proceeds and closing date are finalized.

     (b)  Share reclassification:

     Concurrent with the effectiveness of the offering, SMTC Corporation will complete a share capital reorganization that will be effected as follows:

    . each outstanding Class Y share of the Company's subsidiary, SMTC Manufacturing Corporation of Canada, will be purchased in exchange for shares of Class L common stock;

    . each outstanding share of Class L common stock will be converted into one share of Class A common stock plus an additional number of shares of Class A common stock determined by dividing the preference amount by the value of a share of Class A common stock based on the initial public offering price;

    . each outstanding share of Class A common stock will be converted into approximately 3.7 shares of common stock;

    . all outstanding Class N common stock will be redeemed and one share of special voting stock will be issued which will be held by a trustee for the benefit of the holders of the exchangeable shares; and

    . each Class L exchangeable share will be converted into exchangeable shares of the same class as those being offered in the offering in the same ratio as shares of Class L common stock are converted to shares of common stock.

     Subsequent to the reclassification, the share capital of the Company will be as follows on a pro forma basis (unaudited) assuming a closing date for the offering of July 27, 2000 and an initial public offering price of $15.00 per share:

                            Additional Class  Class
                             Paid-in     A      L    Exchangeable   Common
                             Capital   Shares Shares    Shares       Stock
                            ---------- ------ ------ ------------ -----------
   Number of shares
    outstanding............      --      --     --     1,432,055   12,406,474
   Amount..................  $11,683   $ --   $ --    $      --   $       124

     The calculation of pro forma basic loss per share was determined by dividing net loss by the pro forma weighted average common shares outstanding after giving retroactive effect to the conversion of Class L common stock and exchangeable shares into shares of common stock upon the anticipated effectiveness of the Registration Statement on Form S-1.

                                               Year ended   Three months ended
                                              December 31,       April 2,
                                                  1999             2000
                                              ------------  ------------------
                                                               (unaudited)
   Pro forma net loss per share.............. $     (0.08)     $     (0.11)
   Pro forma weighted average shares
    outstanding..............................  10,911,495       13,192,263

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)


    (c) Pending acquisition of Pensar Corporation:

     In May 2000 the Company entered into an agreement to acquire Pensar Corporation, an electronics manufacturing services company specializing in design services and located in Wisconsin, United States. The Company expects to consummate the acquisition on the closing date of the initial public offering. The total purchase price including transaction costs is expected to be approximately $35,400. The purchase consideration consists of $17,000 cash and the balance in common shares of the Company.

    (d) Long-term debt and capital transactions:

     In May 2000 the Company's lenders increased the revolving credit facility from $60,000 to $67,500. The Company issued senior subordinated notes to certain shareholders for proceeds of $5,000. The notes bear interest at 15% per annum and mature in 2010. The Company also issued 41,667 warrants to certain shareholders for proceeds of $2,500. The warrants have a term of 10 years and are exercisable from November 2000. Each warrant is convertible into 9 Class A-1 common shares and 1 Class L common share. The exercise price for each warrant is equal to the Class L preference amount less $42.

     On July 3, 2000, we issued demand notes in the aggregate principal amount of $9,925. Of these demand notes, $5,925,000 in aggregate principal amount are secured by a portion of our fixed assets and the fixed assets of some of our subsidiaries. The demand notes bear interest of 3% of the principal amount accruing on the date of issuance and 13.75% per year and are payable to the holders of the notes at any time upon demand.

23. United States and Canadian accounting policy differences:

     The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles ("GAAP") as applied in the United States ("U.S."). The significant differences between U.S. GAAP and Canadian GAAP and their effect on the consolidated financial statements of the Company are described below:

    (a) Extraordinary loss:

     Under U.S. GAAP the charges incurred as a result of the early payment of the senior notes payable and subordinated notes described in note 17 are recorded as an extraordinary loss. Under Canadian GAAP, the charges would have been included in earnings (loss) before income taxes and the related tax benefit recorded in income taxes expense. Accordingly the following amounts would have been reported in fiscal 1999 under Canadian GAAP:

   Operating income.................................................. $  6,309
   Interest..........................................................    7,066
   Debt extinguishment costs.........................................    2,090
                                                                      --------
   Earnings (loss) before income taxes...............................   (2,847)
   Income taxes (recovery):
     Current.........................................................     (289)
     Deferred........................................................     (415)
                                                                      --------
                                                                          (704)
                                                                      --------
   Net earnings (loss)............................................... $ (2,143)
                                                                      ========

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
 (Expressed in thousands of U.S. dollars, except share quantities and per share amounts)


    (b) Income taxes:

     The Company has adopted, on a retroactive basis, the new accounting standards approved by The Canadian Institute of Chartered Accountants dealing with accounting for income taxes. These new standards are substantially identical to U.S. GAAP as contained in FASB Statement No. 109.

    (c) Diluted earnings per share:

     Under Canadian GAAP, fully diluted earnings per share is calculated by assuming that all the outstanding options at the end of the year have been exercised at the beginning of the year or at the date granted, if later, and proceeds from the exercise of options have been used to generate investment income. Under U.S. GAAP, the calculations assume that the proceeds were used to acquire common shares of the Company at the average market price. Diluted earnings per share under Canadian GAAP is as follows:

                                                              1997  1998 1999
                                                              ----- ---- ----
   Fully diluted earnings per share in accordance with
    Canadian GAAP............................................ $0.36 N/A  N/A

     N/A--Fully diluted loss per share has not been disclosed as the effect of the potential conversion of dilutive securities is anti-dilutive under Canadian GAAP.

                                AUDITORS' REPORT

To the Directors of SMTC Corporation (formerly The Surface Mount Technology Centre Inc.) ("Surface Mount"):

   We have audited the consolidated balance sheets of SMTC Corporation (formerly The Surface Mount Technology Centre Inc.) as at July 29, 1999 and August 31, 1998 and the consolidated statements of earnings and retained earnings (deficit) and cash flows for the period from September 1, 1998 to July 29, 1999 and for each of the years ended August 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

   In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at July 29, 1999 and August 31, 1998 and the results of its operations and its cash flows for the period from September 1, 1998 to July 29, 1999 and for each of the years ended August 31, 1998 and 1997 in accordance with Canadian generally accepted accounting principles.

   Canadian generally accepted accounting principles vary in certain significant respects from accounting principles generally accepted in the United States. Application of accounting principles generally accepted in the United States would have affected results of operations for the period from September 1, 1998 to July 29, 1999 and each of the years ended August 31, 1998 and 1997 and shareholders' equity (deficiency) as at July 29, 1999 and August 31, 1998, to the extent summarized in note 17 to the consolidated financial statements.

                                                                    /s/ KPMG LLP
                                                           Chartered Accountants

Toronto, Canada
December 3, 1999

                                SMTC CORPORATION
     (FORMERLY THE SURFACE MOUNT TECHNOLOGY CENTRE INC.) ("SURFACE MOUNT")

                          CONSOLIDATED BALANCE SHEETS
                    (Expressed in thousands of U.S. dollars)

                                                           August 31, July 29,
                                                              1998      1999
                                                           ---------- --------
Assets
Current assets:
  Cash and short-term investments.........................  $ 4,704   $    698
  Accounts receivable.....................................   39,379     51,639
  Inventories.............................................   31,067     30,388
  Prepaid expenses........................................      864      1,698
                                                            -------   --------
                                                             76,014     84,423
Capital assets (note 4)...................................   18,501     21,093
                                                            -------   --------
                                                            $94,515   $105,516
                                                            =======   ========
Liabilities and Shareholders' Equity (Deficiency)
Current liabilities:
  Bank indebtedness (note 5)..............................  $27,099   $    --
  Accounts payable and accrued liabilities................   34,839     36,183
  Income taxes payable....................................    1,860      2,247
  Note payable............................................    3,335        --
  Preferred and non-voting shares of subsidiary (note 8)..      --      42,035
  Current portion of long-term debt (note 6)..............    2,378        --
  Current portion of obligations under capital leases
   (note 7)...............................................      191         95
                                                            -------   --------
                                                             69,702     80,560
Long-term debt (note 6)...................................    4,098     43,376
Obligations under capital leases (note 7).................       88        --
Deferred income taxes.....................................      787        512
Shareholders' equity (deficiency):
  Share capital (note 8)..................................    3,604          1
  Additional paid-in capital..............................      --           4
  Retained earnings (deficit).............................   15,856    (19,317)
  Currency translation account (note 2(c))................      380        380
                                                            -------   --------
                                                             19,840    (18,932)
Commitments (note 13).....................................
Contingencies (note 14)...................................
Subsequent events (note 16)...............................
                                                            -------   --------
                                                            $94,515   $105,516
                                                            =======   ========

          See accompanying notes to consolidated financial statements.

                                SMTC CORPORATION
     (FORMERLY THE SURFACE MOUNT TECHNOLOGY CENTRE INC.) ("SURFACE MOUNT")

      CONSOLIDATED STATEMENTS OF EARNINGS AND RETAINED EARNINGS (DEFICIT)
                    (Expressed in thousands of U.S. dollars)

                                       Year ended Year ended September 1, 1998
                                       August 31, August 31,    to July 29,
                                          1997       1998          1999
                                       ---------- ---------- -----------------
Revenue...............................  $96,761    $210,213      $270,578
Cost of sales.........................   81,662     188,397       245,575
                                        -------    --------      --------
Gross profit..........................   15,099      21,816        25,003
Selling, general and administrative...    5,132      11,774        14,978
                                        -------    --------      --------
Operating income......................    9,967      10,042        10,025
Interest (note 9).....................      955       2,468         3,111
                                        -------    --------      --------
Earnings before income taxes..........    9,012       7,574         6,914
Income taxes:
  Current.............................    3,335       4,195         3,251
  Deferred (recovery).................      176         (71)         (195)
                                        -------    --------      --------
                                          3,511       4,124         3,056
                                        -------    --------      --------
Net earnings..........................    5,501       3,450         3,858
Retained earnings, beginning of
 period...............................    7,517      12,856        15,856
Dividends (note 8)....................     (162)       (450)         (387)
Increase in stated capital (note 8)...      --          --        (17,582)
Premium on redemption of shares of
 subsidiary (note 8)..................      --          --        (20,850)
Reorganization costs, net of tax of
 $79 (note 2(a))......................      --          --           (212)
                                        -------    --------      --------
Retained earnings (deficit), end of
 period...............................  $12,856    $ 15,856      $(19,317)
                                        =======    ========      ========


          See accompanying notes to consolidated financial statements.

                                SMTC CORPORATION
     (FORMERLY THE SURFACE MOUNT TECHNOLOGY CENTRE INC.) ("SURFACE MOUNT")

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                    (Expressed in thousands of U.S. dollars)

                                                                  September 1,
                                            Year ended Year ended     1998
                                            August 31, August 31, to July 29,
                                               1997       1998        1999
                                            ---------- ---------- ------------
Cash provided by (used in):
Operating activities:
  Net earnings.............................  $ 5,501    $  3,450    $  3,858
  Items not involving cash:
    Depreciation of capital assets.........    2,558       3,899       4,005
    Loss (gain) on disposal of capital
     assets................................       37         (23)        --
    Unrealized foreign exchange loss
     (gain)................................      (96)       (422)          8
    Deferred income taxes..................      176         (71)       (195)
  Change in non-cash operating working
   capital.................................   (8,557)    (19,777)    (10,684)
                                             -------    --------    --------
                                                (381)    (12,944)     (3,008)
Financing activities:
  Increase (decrease) in bank
   indebtedness............................      878      22,589     (27,099)
  Increase in long-term debt...............    3,610       1,793      39,348
  Repayment of long-term debt..............   (3,008)     (2,260)     (2,450)
  Repayment of note payable................      --          --       (3,335)
  Issuance of shares.......................      --          --            5
  Redemption of shares.....................      --          --           (1)
  Decrease in obligations under capital
   leases..................................     (214)       (458)       (184)
  Dividends paid...........................     (162)       (450)       (387)
                                             -------    --------    --------
                                               1,104      21,214       5,897
Investing activities:
  Purchase of capital assets...............   (3,657)     (1,555)     (6,596)
  Reorganization costs.....................      --          --         (291)
  Acquisitions.............................      --       (1,744)        --
  Proceeds on disposal of capital assets...      176          72         --
                                             -------    --------    --------
                                              (3,481)     (3,227)     (6,887)
Foreign exchange gain (loss) on cash held
 in foreign currency.......................       69          55          (8)
                                             -------    --------    --------
Increase (decrease) in cash................   (2,689)      5,098      (4,006)
Cash and short-term investments (bank
 indebtedness), beginning of period........    2,295        (394)      4,704
                                             -------    --------    --------
Cash and short-term investments (bank
 indebtedness), end of period..............  $  (394)   $  4,704    $    698
                                             =======    ========    ========

   Cash is defined as cash and short-term investments.

   Supplemental cash flow disclosures (note 11).

          See accompanying notes to consolidated financial statements.

                                SMTC CORPORATION
     (FORMERLY THE SURFACE MOUNT TECHNOLOGY CENTRE INC.) ("SURFACE MOUNT")

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  (Expressed in thousands of U.S. dollars, except for share quantities and per share amounts)

1. Nature of business:

     SMTC Corporation (formerly The Surface Mount Technology Centre Inc.) (the "Company") is a worldwide provider of electronics manufacturing services to original equipment manufacturers. The Company services its customers through five manufacturing and technology centres located in the United States, Canada and Europe.

     The Company's accounting principles are in accordance with accounting principles generally accepted in Canada, and, except as outlined in note 17, are in all material respects, in accordance with accounting principles generally accepted in the United States.

2. Significant accounting policies:

    (a) Basis of presentation:

     On July 28, 1999, The Surface Mount Technology Centre Inc. and its 100% owned U.S. subsidiary, SMTC Corporation, completed a reorganization such that SMTC Corporation then became the parent company of the group of companies which includes The Surface Mount Technology Centre Inc. ("the Reorganization.") The Reorganization provides a more effective corporate structure for tax, investing and financing purposes. As the Reorganization involved the transfer of entities under common control, the Reorganization has been accounted for as a continuity of interests in a manner similar to a pooling of interests. The expenses incurred in connection with the Reorganization have been charged directly to retained earnings.

    (b) Principles of consolidation:

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated on consolidation.

    (c) Change in functional currency:

     As a result of changes in underlying circumstances resulting in the U.S. dollar becoming the measurement currency in which most of the Company's and its subsidiaries' business was transacted, effective September 1, 1997 the Company adopted the U.S. dollar as its measurement currency for preparation of its consolidated financial statements resulting in a change from the previous use of the Canadian dollar as its measurement currency.

    (d) Revenue recognition:

     Revenue from sales of products is recognized when goods are shipped. Revenue from services is recognized when the services are provided.

    (e) Income taxes:

     The Company follows the deferral method of tax allocation in accounting for income taxes whereby the provision for income taxes is based on accounting income. Income taxes related to timing differences between accounting and taxable income are recorded as deferred income taxes.

    (f) Cash and short-term investments:

     Cash and short-term investments include cash on hand and deposits with banks with original maturities of less than three months.

                                SMTC CORPORATION
     (FORMERLY THE SURFACE MOUNT TECHNOLOGY CENTRE INC.) ("SURFACE MOUNT")

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) (Expressed in thousands of U.S. dollars except for share quantities and per share amounts)


    (g) Inventories:

     Inventories are valued at the lower of cost, on a first-in, first-out basis, and net realizable value. Inventories include an application of the relevant overhead.

    (h) Capital assets:

     Capital assets are stated at cost. Depreciation is provided using the following methods and annual rates:

    ------------------------------------------------------------------------

     Asset                                            Basis           Rate
    ---------------------------------------------------------------------------
     Manufacturing machinery and equipment..... Straight line        5-10 years
     Furniture and equipment................... Declining balance           20%
     Computer software and hardware............ Straight line           3 years
     Leasehold improvements.................... Straight line     Term of lease
    ---------------------------------------------------------------------------
    ---------------------------------------------------------------------------

    (i) Foreign currency translation:

     Transactions in foreign currencies are translated at the exchange rate in effect on the transaction date. Monetary items expressed in foreign currencies are translated at the exchange rate in effect at the balance sheet date. The resulting exchange gains and losses are included in the determination of net earnings for the period.

     The Company's foreign subsidiaries are classified as integrated foreign operations. As such, their monetary assets and monetary liabilities are translated using period-end exchange rates, and other assets and liabilities are translated at applicable historical rates of exchange. Revenue and expenses are translated at monthly average exchange rates, except for depreciation, which is translated at historical rates. Exchange gains and losses are included in earnings in the period they are incurred.

    (j) Accounting estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimates.

    (k) Statement of cash flows:

     Effective September 1, 1998, the Company adopted retroactively, the new recommendations of The Canadian Institute of Chartered Accountants ("CICA") with respect to the preparation of the statement of cash flows. As a result, this change has revised the definition of cash and cash equivalents to include only cash and highly liquid investments with a maturity of 90 days or less and does not include the Company's bank indebtedness under its credit facilities as was the case in prior years. In addition, non-cash transactions previously presented in the statement of changes in financial position are no longer presented in the statement of cash flows.

                                SMTC CORPORATION
     (FORMERLY THE SURFACE MOUNT TECHNOLOGY CENTRE INC.) ("SURFACE MOUNT")

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) (Expressed in thousands of U.S. dollars except for share quantities and per share amounts)

    (l) Recently issued accounting pronouncements:

     The CICA has issued Section 3465, "Income Taxes", that establishes new standards for accounting for income taxes. The recommendations require the use of the liability method whereby deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end. The Company will adopt the new recommendations effective July 30, 1999 and has estimated that the impact would be to decrease the recorded deferred income tax liability by $247.

3. Acquisitions:

      (a) On January 1, 1998, the Company acquired 100% of the issued and outstanding shares of Ogden Atlantic Design (Europe) Ltd. for $353. The purchase price consisted of $219 paid at closing and $134 of acquisition-related expenses. This acquisition was accounted for by the purchase method with the purchase price being allocated to capital assets.

      (b) Effective September 1, 1997, the Company acquired certain assets of Ogden Atlantic Design Company, Inc. located in Charlotte, North Carolina for $4,726. Under the terms of the purchase, the Company also assumed the property lease and certain operating leased equipment. The purchase price consisted of $1,155 paid at closing, $236 of acquisition related expenses and a $3,335 one year note, subordinated to the bank and bearing interest at 9% per annum. $1,391 of the purchase price was allocated to capital assets and $3,335 was allocated to inventory.

4. Capital assets:

                                                           Accumulated  Net book
   August 31, 1998                                  Cost   depreciation  value
   ---------------                                 ------- ------------ --------
   Manufacturing machinery and equipment.......... $21,904   $ 7,623    $14,281
   Furniture and equipment........................   1,331       489        842
   Computer software and hardware.................   2,210     1,080      1,130
   Leasehold improvements.........................   3,513     1,265      2,248
                                                   -------   -------    -------
                                                   $28,958   $10,457    $18,501
                                                   =======   =======    =======

                                                           Accumulated  Net book
   July 29, 1999                                    Cost   depreciation  value
   -------------                                   ------- ------------ --------
   Manufacturing machinery and equipment.......... $23,791   $ 9,571    $14,220
   Furniture and equipment........................   2,114       866      1,248
   Computer software and hardware.................   3,296     1,691      1,605
   Leasehold improvements.........................   6,005     1,985      4,020
                                                   -------   -------    -------
                                                   $35,206   $14,113    $21,093
                                                   =======   =======    =======

     Included in machinery and equipment at December 31, 1999 is equipment under capital lease with a cost of $443 (1998--$1,133) and accumulated depreciation of $203 (1998--$757).

     Included in the total depreciation expense for the year ended December 31, 1999 of $4,005 (1998--$3,899; 1997--$2,558) is $128 (1998--$402; 1997--
  $363) relating to the depreciation of equipment under capital lease.

                                SMTC CORPORATION
     (FORMERLY THE SURFACE MOUNT TECHNOLOGY CENTRE INC.) ("SURFACE MOUNT")

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) (Expressed in thousands of U.S. dollars except for share quantities and per share amounts)


5. Bank indebtedness:

     Up to July 29, 1999, the operating lines of credit were due on demand, bore interest at LIBOR plus 0.45% and rates ranging from the Company's bank prime rate (prime) plus 0.25% to prime plus 1% and were secured by a general security agreement covering all assets of the Company. All bank indebtedness outstanding on July 29, 1999 was refinanced under a new senior credit facility on July 30, 1999. The indebtedness has been classified as long-term, consistent with the terms of that facility (note 6).

6. Long-term debt:

     Up to July 29, 1999, the term loans bore interest at rates ranging from the Company's bank prime or base rate plus 0.50% to prime or base rate plus 1.5%. The loans could be repaid at any time or times without payment of bonus interest.

     On July 30, 1999, concurrent with the business combination with HTM Holdings, Inc. ("HTM") (note 16) the Company and HTM entered into a new senior credit facility that provides for $95,000 in term loans and $60,000 in revolving credit loans, swing line loans and letters of credit. The senior credit facility is secured by a security agreement over all assets and requires the Company to meet certain financial ratios and benchmarks and to comply with certain restrictive covenants. The revolving credit facilities terminate in July 2004. The term loans mature in quarterly instalments from September 2000 to June 2004 for $35,000 of the term loans and from September 2000 to December 2005 for $50,000 of the term loans. $10,000 of the term loans is payable in one instalment on September 30, 2006. The borrowings will bear interest at varying rates based on either the Eurodollar base rate plus 3%, the U.S. bank rate plus 1.25% or the Canadian prime rate plus 1.25%.

     The future minimum repayments under the new senior credit facility are:

   2000................................................................. $   --
   2001.................................................................   2,668
   2002.................................................................   5,335
   2003.................................................................   8,003
   2004 and thereafter..................................................  27,370
                                                                         -------
                                                                         $43,376
                                                                         =======

7. Obligations under capital leases:

     Obligations under capital leases consist of several leases for equipment bearing interest from 7% to 8% per annum.

8. Share capital:

    (a) Authorized:

     At July 29, 1999 (SMTC Corporation):

    (i) 1,720,000 Class A-1 voting common shares, par value $0.001 per share, holders are entitled to one vote per share, entitled to share in dividends pro rata subject to any preferential rights to the Class L shares;

                               SMTC CORPORATION
     (FORMERLY THE SURFACE MOUNT TECHNOLOGY CENTRE INC.) ("SURFACE MOUNT")

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) (Expressed in thousands of U.S. dollars except for share quantities and per share amounts)


    (ii) 1,100,000 Class A-2 voting common shares, par value $0.001 per share, holders are entitled to one vote per share, entitled to share in dividends pro rata subject to any preferential rights of the Class L shares;

    (iii) 300,000 Class L voting common shares, par value $0.001 per share, the number of votes per share is determined by a prescribed formula, entitled to receive all dividends declared on common stock until there has been paid a specified amount based on an internal annual rate of return of 12%; and

    (iv) 125,000 Class N voting common shares, par value $0.001 per share, the number of votes per share are determined by a prescribed formula, not entitled to receive dividends.

    Each share of Class L and Class A-2 stock shall convert automatically under certain conditions into Class A-1 shares based on a prescribed formula for Class L shares and on a one-for-one basis for Class A-2 shares.

   Prior to July 28, 1999 (The Surface Mount Technology Centre Inc.):

   The Company completed a capital reorganization on July 28, 1999 such that The Surface Mount Technology Centre Inc. became a wholly owned subsidiary of SMTC Corporation. Prior to the reorganization, the authorized capital stock of The Surface Mount Technology Centre Inc. was:

    (i) An unlimited number of Class B common shares, voting, convertible into 0.78 common or Class D shares and 0.22 Class C or Class E shares each;

    (ii) An unlimited number of Class C non-cumulative shares, voting, redeemable at $3.03 each, convertible into one common share each, and subject to a maximum dividend of $0.33 per share per year;

    (iii) An unlimited number of Class D non-cumulative shares, voting, convertible into one common share each;

    (iv) An unlimited number of Class E non-cumulative shares, voting, redeemable at $3.03 each, convertible into one common share each, and subject to a maximum dividend of $0.33 per share per year; and

    (v) An unlimited number of common shares.

   In order to facilitate the share capital reorganization, the Company amended its authorized share capital on July 28, 1999 to include new classes of shares including:

    (i) Unlimited number of Class A, Class B and Class C preferred shares, redeemable by the Company at $0.66 per share with an annual 6% non-cumulative dividend;

    (ii) Unlimited number of subordinate non-voting Class D and Class E shares; the Class D shares are convertible into Class E shares; and

    (iii) Class V voting shares.

                                SMTC CORPORATION
     (FORMERLY THE SURFACE MOUNT TECHNOLOGY CENTRE INC.) ("SURFACE MOUNT")

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) (Expressed in thousands of U.S. dollars except for share quantities and per share amounts)

    (b) Issued and outstanding:

     The Surface Mount Technology Centre Inc.

                                                           1998
                                            -----------------------------------
                                             Common   Class C   Class D Class E
     Number of shares                        shares    shares   shares  shares
     ----------------                       --------- --------  ------- -------
     Balance, August 31, 1997.............. 1,272,224  169,444  390,278  84,722
     Share conversion (i)..................   254,166 (169,444)     --  (84,722)
                                            --------- --------  ------- -------
     Balance, August 31, 1998.............. 1,526,390      --   390,278     --
                                            ========= ========  ======= =======
                                             Common   Class C   Class D Class E
     Amount                                  shares    shares   shares  shares
     ------                                 --------- --------  ------- -------
     Balance, August 31, 1997.............. $   2,392 $    319  $   734 $   159
     Share conversion (i)..................       478     (319)     --     (159)
                                            --------- --------  ------- -------
     Balance, August 31, 1998.............. $   2,870 $    --   $   734 $   --
                                            ========= ========  ======= =======

    1998 capital transactions:

    (i) On September 5, 1997, the issued Class C and Class E shares were converted into an equal number of common shares.

    (ii) During fiscal 1998, the Company paid dividends on its common and Class C shares in the amount of $397 and $53, respectively.

                                                       1999
                               ------------------------------------------------------
                                                      Class D    Class E
                                           Class D     shares     shares
                                 Common     shares     (non-      (non-    Preferred
     Number of shares            shares    (voting)   voting)    voting)     shares
     ----------------          ----------  --------  ---------- ---------- ----------
     Balance, August 31,
      1998...................   1,526,390   390,278         --         --         --
     Share capital
      reorganization (i).....  (1,521,390) (390,278) 12,301,570 26,399,229 32,731,788
                               ----------  --------  ---------- ---------- ----------
     Balance, July 29, 1999..       5,000       --   12,301,570 26,399,229 32,731,788
                               ==========  ========  ========== ========== ==========

                                                      Class D    Class E
                                           Class D     shares     shares
                                 Common     shares     (non-      (non-    Preferred
     Amount                      shares    (voting)   voting)    voting)     shares
     ------                    ----------  --------  ---------- ---------- ----------
     Balance, August 31,
      1998...................  $    2,870  $    734  $      --  $      --  $      --
     Share capital
      reorganization (i).....      (2,865)     (734)        --         --      21,185
                               ----------  --------  ---------- ---------- ----------
     Balance, July 29, 1999..  $        5  $    --   $      --  $      --  $   21,185
                               ==========  ========  ========== ========== ==========

       As a result of the capital reorganization, The Surface Mount Technology Centre Inc. acquired 100% of the outstanding voting shares of SMTC Corporation. The number of issued and outstanding shares of SMTC Corporation become the number of issued and outstanding shares of the continuing consolidated entity. The recorded value of the issued and outstanding shares of the continuing

                                SMTC CORPORATION
     (FORMERLY THE SURFACE MOUNT TECHNOLOGY CENTRE INC.) ("SURFACE MOUNT")

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) (Expressed in thousands of U.S. dollars except for share quantities and per share amounts)

    consolidated entity is the recorded value of the capital stock of The Surface Mount Technology Centre Inc. The issued and outstanding shares of the continuing consolidated entity are as follows:

                                                                   Number Amount
                                                                   ------ ------
     Class A-2 shares:
       Recorded value of The Surface Mount Technology Centre Inc.
        shares...................................................  2,500   $ 1
                                                                   -----   ---
     Balance, July 29, 1999......................................  2,500   $ 1
                                                                   =====   ===

       The $4 excess of The Surface Mount Technology Centre Inc. shares recorded value over the $1 par value of the Class A-2 shares has been recorded as additional paid-in capital.

    1999 capital transactions:

    (i) On July 27, 1999 and July 28, 1999, The Surface Mount Technology Centre Inc. and SMTC Corporation completed a series of transactions to complete the reorganization described in note 2(a). As a result of the reorganization, the Company increased the stated capital of certain classes of common shares with a corresponding charge to retained earnings of $17,582 and reduced the stated capital of other classes of shares; converted common shares into Class A, B or C common shares which in turn were exchanged into Class E non-voting shares, preferred shares and Class V voting shares; exchanged Class D shares into Class D non-voting shares and Class V voting shares; issued 5,000 common shares for $5 cash consideration; and redeemed the outstanding Class V voting shares for $1 cash consideration.

    (ii) In connection with the reorganization agreement and the business combination with HTM Holdings, Inc. that was consummated on July 30, 1999 (note 16), the Company committed to redeem the outstanding preferred shares and a portion of the outstanding Class D non-voting and Class E non-voting shares of The Surface Mount Technology Centre Inc. for $42,035. The redemption amount of these shares has been presented as a current liability in the consolidated financial statements at July 29, 1999. The $20,850 excess of the redemption amount over the $21,185 stated capital for the Class D, Class E and preferred shares has been recorded as a charge to retained earnings.

    (iii) During fiscal 1999, The Surface Mount Technology Centre Inc. paid dividends on its common shares in the amount of $387. The dividends were paid prior to the reorganization.

     Due to the corporate reorganization that took place effective July 29, 1999, the capital stock amount for accounting purposes differs from the legal stated capital amount.

                                SMTC CORPORATION
     (FORMERLY THE SURFACE MOUNT TECHNOLOGY CENTRE INC.) ("SURFACE MOUNT")

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) (Expressed in thousands of U.S. dollars except for share quantities and per share amounts)

9. Interest expense:

                                Year ended      Year ended    September 1, 1998
                              August 31, 1997 August 31, 1998 to July 29, 1999
                              --------------- --------------- -----------------
   Short-term:
     Bank indebtedness......       $533           $1,665           $2,615
     Interest on acquisition
      note payable..........        --               288              --
                                   ----           ------           ------
                                    533            1,953            2,615
   Long-term:
     Interest on bank debt..        349              469              478
     Interest on obligations
      under capital leases..         73               46               18
                                   ----           ------           ------
                                    422              515              496
                                   ----           ------           ------
                                   $955           $2,468           $3,111
                                   ====           ======           ======

10. Income taxes:

     Certain of the Company's subsidiaries have approximately $7,322 of losses available to reduce income taxes in future years. The losses begin to expire in 2017. The benefit of approximately $991 of these losses has been recognized in the financial statements as a reduction in the deferred tax liability. In fiscal 1998, tax expense was reduced by the benefit of losses of $1,100 which had not been previously recognized.

11. Cash flows:

     Change in non-cash operating working capital:

                                       Year ended Year ended September 1, 1998
                                       August 31, August 31,    to July 29,
                                          1997       1998          1999
                                       ---------- ---------- -----------------
   Accounts receivable................  $(3,188)   $(24,289)     $(12,260)
   Inventories........................   (7,355)    (18,787)          679
   Prepaid expenses...................     (147)       (553)         (835)
   Accounts payable and accrued lia-
    bilities..........................    1,727      23,704         1,345
   Income taxes payable...............      406         148           387
                                        -------    --------      --------
                                        $(8,557)   $(19,777)     $(10,684)
                                        =======    ========      ========

     Cash paid for interest and income taxes:

                                         Year ended Year ended September 1, 1998
                                         August 31, August 31,    to July 29,
                                            1997       1998          1999
                                         ---------- ---------- -----------------
   Interest.............................   $1,023     $2,258        $3,193
   Income taxes.........................    2,998      4,062         3,054

                                SMTC CORPORATION
     (FORMERLY THE SURFACE MOUNT TECHNOLOGY CENTRE INC.) ("SURFACE MOUNT")

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) (Expressed in thousands of U.S. dollars except for share quantities and per share amounts)


   Non-cash financing and investing activities:

  1999:

     Certain transactions arising from the share capital reorganization (notes 2(a) and 8) were non-cash transactions including the increase in stated capital and the exchange of common shares for preferred and non-voting shares.

  1998:

     On September 1, 1997, the Company acquired certain assets of Ogden Atlantic Design Company, Inc. located in Charlotte, North Carolina. A portion of the acquisition was financed by the issuance of a $3,335 one year note payable.

12. Economic dependence and concentration of credit risk:

     84% of sales for the period ended July 29, 1999 (year ended August 31, 1998--74%; year ended August 31, 1997--84%) and 81% of accounts receivable at July 29, 1999 (August 31, 1998--61%) arise from transactions with the Company's five largest customers.

13. Commitments:

     The Company is committed to future payments on operating leases for premises and equipment at July 29, 1999 as follows:

   2000.................................................................. $7,294
   2001..................................................................  6,635
   2002..................................................................  5,650
   2003..................................................................  2,659
   2004..................................................................    635
   Subsequent years......................................................    169

14. Contingencies:

    (a) General:

     In the normal course of business, the Company may be subjected to litigation and claims from customers, suppliers and former employees. Management believes that adequate provisions have been recorded in the accounts where required. Although it is not possible to estimate the extent of potential costs, if any, management believes the ultimate resolution of such contingencies would not have a material adverse effect on the financial position, results of operations or cash flows of the Company.

    (b) Uncertainty due to the Year 2000 Issue:

     The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to a significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that

                                SMTC CORPORATION
     (FORMERLY THE SURFACE MOUNT TECHNOLOGY CENTRE INC.) ("SURFACE MOUNT")

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) (Expressed in thousands of U.S. dollars except for share quantities and per share amounts)

  all aspects of the Year 2000 Issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

15. Comparative figures:

     Certain prior years' figures presented have been reclassified to conform with the current year's presentation.

16. Subsequent events:

    (a) Capital transactions:

     On July 30, 1999, the Company issued 1,018,171 Class A shares and 86,707 Class N shares to its existing shareholders for $2,036 cash consideration.

    (b) Business combination between HTM Holdings, Inc. and SMTC Corporation:

     Effective July 30, 1999, the Company acquired 100% of the outstanding common shares of HTM Holdings, Inc., a contract manufacturer in Denver, Colorado. The Company issued 1,393,971 Class A shares and 154,168 Class L shares to the shareholders of HTM Holdings, Inc. for $16,739 cash consideration and 100% of the outstanding shares of HTM Holdings, Inc. Simultaneously, the former shareholders of the Company subscribed for an additional 26,701 Class N shares for nominal consideration.

     Upon completion of these transactions, the former shareholders of HTM Holdings, Inc. held 58% of the outstanding shares of the Company and HTM Holdings, Inc. became a wholly owned subsidiary of the Company. As a result, the acquisition will be recorded as a reverse takeover of the Company by HTM Holdings, Inc. and accounted for using the purchase method. The purchase price is $24,703, including transaction costs of $4,293. The purchase price will be allocated to the fair value of the Company's net assets as follows:

     Current assets.................................................. $  84,423
     Capital assets..................................................    21,093
     Goodwill........................................................    24,863
     Liabilities and other...........................................  (105,676)
                                                                      ---------
     Net assets acquired............................................. $  24,703
                                                                      =========

    (c) Stock options and warrants:

     On July 30, 1999, in connection with the business combination described in note 16(b), each existing warrant holder and stock option holder of HTM Holdings, Inc. was granted equivalent warrants and stock options for Class A and Class L shares of SMTC Corporation.

     On September 30, 1999, the Company issued an additional 116,860 Class A stock options to certain employees.

                                SMTC CORPORATION
     (FORMERLY THE SURFACE MOUNT TECHNOLOGY CENTRE INC.) ("SURFACE MOUNT")

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) (Expressed in thousands of U.S. dollars except for share quantities and per share amounts)

    (d) Hedging activities:

     On September 20, 1999, the Company entered into, for hedging purposes, two interest rate swap transactions with a Canadian chartered bank. The swaps expire on September 22, 2001 and involve the exchange of 90-day floating LIBOR rates for a two-year fixed interest rate of 6.16% (before credit spread) per annum on a notional amount of $65,000.

17. Canadian and United States accounting policy differences:

     The consolidated financial statements of the Company have been prepared in accordance with the generally accepted accounting principles ("GAAP") in Canada. Material measurement differences between Canadian and U.S. GAAP and their effect on the Company's consolidated financial statements are summarized below:

     Consolidated statements of earnings:

                                      Year ended Year ended September 1, 1998
                                      August 31, August 31,    to July 29,
                                         1997       1998          1999
                                      ---------- ---------- -----------------
   Net earnings for the year in
    accordance with Canadian GAAP....   $5,501     $3,450        $3,858
   Adjustment to foreign
    exchange(i)......................      --         (87)          (58)
   Adjustment to deferred income
    taxes(ii)........................     (143)        48           152
   Adjustment to reorganization
    costs(iii).......................      --         --           (212)
                                        ------     ------        ------
   Net earnings for the year in
    accordance with U.S. GAAP........    5,358      3,411         3,740
   Currency translation adjustment...      380        --            --
                                        ------     ------        ------
   Comprehensive income--U.S. GAAP...   $5,738     $3,411        $3,740
                                        ======     ======        ======

     As a result of the adjustments to foreign exchange and deferred taxes, deferred income taxes would be $600 and $969 at July 29, 1999 and August 31, 1998, respectively and shareholders' equity (deficiency) would be $(19,020) and $19,658 at July 29, 1999 and August 31, 1998, respectively.

    (i) Under Canadian GAAP, deferred taxes of operations using the temporal method are translated at historical exchange rates, while under U.S. GAAP, deferred income taxes are translated at current exchange rates.

    (ii) Under Canadian GAAP, deferred income taxes are computed based on accounting income using the deferral method. Under U.S. GAAP, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end, based on enacted tax rates applicable in periods in which the differences are expected to reverse.

    (iii) Under Canadian GAAP, the costs associated with the Reorganization are charged directly to retained earnings. Under U.S. GAAP, because the transaction is between entities under common control and is accounted for in a manner similar to a pooling of interests, these costs are recorded as a charge to earnings.

    (iv) U.S. GAAP requires the reporting of comprehensive income in addition to net earnings. Comprehensive income includes net earnings plus other comprehensive income; specifically, all

                                SMTC CORPORATION
     (FORMERLY THE SURFACE MOUNT TECHNOLOGY CENTRE INC.) ("SURFACE MOUNT")

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued) (Expressed in thousands of U.S. dollars except for share quantities and per share amounts)

       changes in equity of a company during the period arising from transactions and other events from non-owner sources.

    (v) Under Canadian GAAP, changes in bank overdraft balances are considered cash reductions and are not presented as financing activities. Under U.S. GAAP, any changes in bank overdrafts are considered to be financing activities. Accordingly, the cash provided by financing activities would have been $1,498 and $20,820 for the years ended August 31, 1998 and 1997, respectively, in accordance with U.S. GAAP. In addition, at the end of 1997 and beginning of 1998 cash would have been nil.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of SMTC Corporation (formerly HTM Holdings, Inc):

   We have audited the accompanying balance sheets of W.F. Wood, Incorporated (a Massachusetts corporation and a wholly owned subsidiary of HTM Holdings, Inc.) as of September 3, 1999, December 31, 1998, and 1997, and the related statements of income, stockholders' equity, and cash flows for the period ended September 3, 1999 and the years ended December 31, 1998, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of W.F. Wood, Incorporated as of September 3, 1999, December 31, 1998, and 1997, and the results of its operations and its cash flows for the period ended September 3, 1999 and the years ended December 31, 1998, 1997, and 1996 in conformity with United States generally accepted accounting principles.

Boston, Massachusetts                             /s/ Canby, Maloney & Co., Inc.
February 9, 2000.

                            W.F. WOOD, INCORPORATED

                                 BALANCE SHEETS
                           AS OF THE DATES INDICATED

                                         December 31, December 31, September 3,
                                             1997         1998         1999
                                         ------------ ------------ ------------
Assets
Current Assets:
  Cash..................................  $   70,282   $   22,991   $        3
  Accounts receivable, net of allowance
   for doubtful accounts of $20,000.....   1,953,774    2,599,745    2,619,517
  Inventories...........................   3,011,002    2,971,547    3,590,236
  Prepaid state income taxes............         --           --        59,820
  Other current assets..................      33,041       91,347       84,751
                                          ----------   ----------   ----------
    Total current assets................   5,068,099    5,685,630    6,354,327
                                          ----------   ----------   ----------
Equipment and Improvements, Net.........   1,412,241    1,414,924    1,695,208
                                          ----------   ----------   ----------
Other Assets:
  Due from related party................     624,609      484,609          --
  Deposits..............................       8,732        8,732       20,160
                                          ----------   ----------   ----------
                                             633,341      493,341       20,160
                                          ----------   ----------   ----------
                                          $7,113,681   $7,593,895   $8,069,695
                                          ==========   ==========   ==========
Liabilities and Stockholders' Equity
Current Liabilities:
  Demand note payable to a bank.........  $1,670,764   $      --    $      --
  Current maturities of capital lease
   obligations..........................      63,088       33,726        6,626
  Current maturities of long-term debt..     350,744      275,930      183,835
  Accounts payable......................   1,879,225    2,710,425    3,855,502
  Accrued expenses......................     211,369      279,862      570,166
  Accrued state income taxes............      26,703       26,000          --
                                          ----------   ----------   ----------
    Total current liabilities...........   4,201,893    3,325,943    4,616,129
                                          ----------   ----------   ----------
Capital Lease Obligations, less current
 maturities.............................      43,303          --           --
                                          ----------   ----------   ----------
Long-Term Debt, less current
 liabilities............................     473,529      465,013      394,833
                                          ----------   ----------   ----------
    Total Liabilities...................   4,718,725    3,790,956    5,010,962
                                          ==========   ==========   ==========
Stockholders' Equity:
Common stock, no par value
  Authorized--200,000 shares
  Issued and outstanding--80,000
  shares................................     985,000      985,000    3,806,393
Retained earnings (accumulated
 deficit)...............................   1,409,956    2,817,939     (747,660)
                                          ----------   ----------   ----------
                                           2,394,956    3,802,939    3,058,733
                                          ----------   ----------   ----------
                                          $7,113,681   $7,593,895   $8,069,695
                                          ==========   ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                            W.F. WOOD, INCORPORATED

                              STATEMENTS OF INCOME
                           FOR THE PERIODS INDICATED

                          For the Years Ended December 31,
                         -------------------------------------
                                                                For the Period Ended
                            1996         1997         1998       September 3, 1999
                         -----------  -----------  -----------  --------------------
Net Sales............... $16,822,612  $25,618,654  $30,783,620      $23,198,095
Cost of Sales...........  12,700,384   20,883,967   25,196,045       20,071,521
                         -----------  -----------  -----------      -----------
  Gross profit..........   4,122,228    4,734,687    5,587,575        3,126,574
                         -----------  -----------  -----------      -----------
Selling, General, and
 Administrative
 Expenses:
  Stockholders'
   compensation.........     166,057      248,805      214,619          135,525
  Professional fees
   related to sale
   transaction..........          --           --           --          402,610
  Bonuses paid to
   management and
   employees related to
   sale transaction.....          --           --           --        2,571,176
  Other selling,
   general, and
   administrative
   expenses.............   2,204,506    2,370,845    2,965,395        1,717,789
                         -----------  -----------  -----------      -----------
    Total selling,
     general, and
     administrative
     expenses...........   2,370,563    2,619,650    3,180,014        4,827,100
                         -----------  -----------  -----------      -----------
    Income (loss) from
     operations.........   1,751,665    2,115,037    2,407,561       (1,700,526)
                         -----------  -----------  -----------      -----------
Other Income (Expense):
  Interest expense,
   net..................    (179,160)    (220,593)    (132,578)         (58,078)
    Income (loss) before
     provision for state
     income taxes.......   1,572,505    1,894,444    2,274,983       (1,758,604)
Provision for State
 Income Taxes...........      45,000       79,000      103,000               --
                         -----------  -----------  -----------      -----------
  Net income (loss)..... $ 1,527,505  $ 1,815,444  $ 2,171,983      $(1,758,604)
                         ===========  ===========  ===========      ===========



   The accompanying notes are an integral part of these financial statements.

                            W.F. WOOD, INCORPORATED

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                           FOR THE PERIODS INDICATED

                                                  Common Stock
                                              --------------------
                                              Number of             Retained
                                               Shares               Earnings
                                               Issued     Amount    (Deficit)
                                              --------- ---------- -----------
BALANCE, December 31, 1995...................  80,000   $  985,000 $   220,385
  Net income.................................     --           --    1,527,505
  Distributions to stockholders..............     --           --   (1,069,810)
                                               ------   ---------- -----------
BALANCE, December 31, 1996...................  80,000      985,000     678,080
  Net income.................................     --           --    1,815,444
  Distributions to stockholders..............     --           --   (1,083,568)
                                               ------   ---------- -----------
BALANCE, December 31, 1997...................  80,000      985,000   1,409,956
  Net income.................................     --           --    2,171,983
  Distributions to stockholders..............     --           --     (764,000)
                                               ------   ---------- -----------
BALANCE, December 31, 1998...................  80,000      985,000   2,817,939
  Additional paid-in capital.................     --     2,821,393         --
  Net loss...................................     --           --   (1,758,604)
  Distributions to stockholders..............     --           --   (1,806,995)
                                               ------   ---------- -----------
BALANCE, September 3, 1999...................  80,000   $3,806,393 $  (747,660)
                                               ======   ========== ===========




   The accompanying notes are an integral part of these financial statements.

                            W.F. WOOD, INCORPORATED

                            STATEMENTS OF CASH FLOWS
                           FOR THE PERIODS INDICATED

                            For the Years Ended December 31,
                         ----------------------------------------
                                                                     For the
                                                                   Period Ended
                                                                   September 3,
                             1996          1997          1998          1999
                         ------------  ------------  ------------  ------------
Operating Activities:
  Collections from
   customers............ $ 15,693,172  $ 26,008,142  $ 30,137,649  $ 23,178,323
  Interest income
   collected............        3,750         4,143           555            36
  Payment of state
   income taxes.........      (22,033)     (103,730)     (111,470)      (82,564)
  Payment of operating
   expenses.............  (14,290,962)  (24,485,261)  (27,127,288)  (23,798,966)
  Payment of interest...     (193,518)     (215,707)     (161,872)      (66,169)
                         ------------  ------------  ------------  ------------
    Net cash provided by
     (used for)
     operating
     activities.........    1,190,409     1,207,587     2,737,574      (769,340)
                         ------------  ------------  ------------  ------------
Investing Activities:
  Proceeds from sale of
   equipment............       18,500        10,301        45,757         5,704
  Purchase of equipment
   and improvements.....     (638,596)     (281,560)     (181,863)     (222,911)
  Payment of deposits...      (19,402)       (3,576)           --       (11,428)
                         ------------  ------------  ------------  ------------
    Net cash used for
     investing
     activities.........     (639,498)     (274,835)     (136,106)     (228,635)
                         ------------  ------------  ------------  ------------
Financing Activities:
  Net proceeds from
   (payment of) demand
   note payable to a
   bank.................      232,734       259,581    (1,670,764)           --
  Proceeds from long-
   term debt............      389,920        71,469            --            --
  Payment of long-term
   debt.................     (181,605)     (205,387)     (281,330)     (227,776)
  Payment of capital
   lease obligations....       (8,219)      (62,674)      (72,665)      (27,100)
  Proceeds from
   (payments to) related
   party................      (11,622)       27,101       140,000        83,496
  Additional paid-in
   capital..............           --            --            --     2,552,249
  Distributions to
   stockholders.........   (1,069,810)   (1,083,568)     (764,000)   (1,405,882)
                         ------------  ------------  ------------  ------------
    Net cash provided by
     (used for)
     financing
     activities.........     (648,602)     (993,478)   (2,648,759)      974,987
                         ------------  ------------  ------------  ------------
Net decrease in cash....      (97,691)      (60,726)      (47,291)      (22,988)
Cash balance, beginning
 of period..............      228,699       131,008        70,282        22,991
                         ------------  ------------  ------------  ------------
Cash balance, end of
 period................. $    131,008  $     70,282  $     22,991  $          3
                         ============  ============  ============  ============


   The accompanying notes are an integral part of these financial statements.

                            W.F. WOOD, INCORPORATED

                           FOR THE PERIODS INDICATED

                              For the Years Ended December 31,
                              -----------------------------------
                                                                     For the
                                                                     Period
                                                                      Ended
                                                                    September
                                 1996         1997        1998       3, 1999
                              -----------  ----------  ----------  -----------
Reconciliation of Net Income
 (Loss) to Net Cash Provided
 by (Used for) Operating
 Activities
Net income (loss)...........  $ 1,527,705  $1,815,444  $2,171,983  $(1,758,604)
Adjustments to reconciled
 net income (loss) to net
 cash provided by (used for)
 operating activities:
  Depreciation and
   amortization.............      242,315     321,615     365,624      264,160
  (Gain) loss on disposal of
   equipment................       19,339      (8,307)    (34,301)       7,408
  (Increase) decrease in:
    Accounts receivable.....   (1,129,440)    389,488    (645,971)     (19,772)
    Inventories.............   (1,166,871)   (591,976)     39,455     (618,689)
    Prepaid state income
     taxes..................           --          --          --      (59,820)
    Other current assets....       (1,957)     18,588     (58,306)       6,596
  Increase (decrease) in:
    Accounts payable........    1,576,965    (656,910)    831,200    1,145,077
    Accrued expenses........       99,386     (65,737)     68,493      290,304
    Accrued state income
     taxes..................       22,967     (14,618)       (703)     (26,000)
                              -----------  ----------  ----------  -----------
    Net cash provided by
     (used for) operating
     activities.............  $ 1,190,409  $1,207,587  $2,737,574  $  (769,340)
                              ===========  ==========  ==========  ===========
Non-Cash Investing and
 Financing Activities
Payment of long-term debt
 with stockholders'
 additional paid-in
 capital....................  $        --  $       --  $       --  $   269,144
                              ===========  ==========  ==========  ===========
Distribution of due from
 related party to
 stockholders...............  $        --  $       --  $       --  $   401,113
                              ===========  ==========  ==========  ===========
Purchase of equipment in
 exchange for long-term
 debt.......................  $    32,778  $       --  $  198,000  $   334,645
                              ===========  ==========  ==========  ===========
Purchase of equipment in
 exchange for capital lease
 obligations................  $   105,689  $   71,595  $       --  $        --
                              ===========  ==========  ==========  ===========
Deposit applied to equipment
 purchase...................  $        --  $   17,746  $       --  $        --
                              ===========  ==========  ==========  ===========


   The accompanying notes are an integral part of these financial statements.

                            W.F. WOOD, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

(1) Summary of Significant Accounting Policies

   W.F. Wood, Incorporated (the "Company"), is engaged in the design, manufacture, finishing, and sale of sheet metal fabrication and metal products. The accompanying financial statements reflect the application of certain accounting policies as described in this note. Other policies and practices are covered in the remaining notes.

 (a) Inventories:

   Inventories, which include material, labor, and manufacturing overhead, are stated at the lower of cost (first-in, first-out) or market.

 (b) Equipment and Improvements:

   Purchased property and equipment is recorded at cost. Capital lease property and equipment is recorded at the lesser of cost or the present value of minimum lease payments required. The Company provides for depreciation and amortization by charges to income in amounts estimated to recover the cost of its equipment and improvements over their estimated useful lives or term of lease, using the straight-line method, as follows:

   Machinery and equipment........................................    5-10 Years
   Building improvements.......................................... Term of Lease
   Office equipment...............................................    3-10 Years
   Vehicles.......................................................       5 Years
   Office equipment under capital lease........................... Term of Lease

 (c) Income Taxes:

   As discussed in Note 10, the outstanding common stock of the Company was sold effective September 3, 1999 to HTM Holdings, Inc. This transaction terminated the Company's subchapter "S" status. Prior to this transaction, the former stockholders of the Company had elected subchapter "S" status for federal and Massachusetts income tax purposes, thereby consenting to include the Company's income in their individual income tax returns. Massachusetts "S" corporations with sales over $9 million are subject to a state corporate income tax of 4.5%. The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". This Statement requires the use of the asset and liability approach for financial accounting and reporting for income taxes.

 (d) Reclassification:

   Certain accounts in the financial statements for the years ended December 31, 1998 and 1997 have been reclassified to conform to the financial statement presentation for the period ended September 3, 1999.

 (e) Estimates:

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates.

(2) Related Party Transactions

 (a) Due from Related Party:

   Due from related party represents an amount due from Airedale Realty Trust (the "Trust"), which is an entity that the former majority stockholders of the Company are beneficiaries of. On September 3, 1999, the amount due from the Trust was distributed to the former majority stockholders. The due from related party was unsecured with no interest.

                            W.F. WOOD, INCORPORATED

 (b) Facility Lease:

   In connection with the sale of stock described in Note 10, the Company entered into a lease agreement with the Trust to lease a manufacturing facility for a term of one year with a four-year extension at the option of the Company. The annual base rent is $300,000, plus operating costs, as defined. The annual rent will range from approximately $319,000 in the first extension year to approximately $362,000 in the fourth extension year.

   Prior to the lease agreement described above, the Company leased the facility from the Trust on a tenant-at-will basis. Total rent expense was $202,500 for the period ended September 3, 1999 and $300,000 for each of the years ended December 31, 1998, 1997, and 1996.

(3) Inventories

                                        December 31, December 31, September 3,
                                            1997         1998         1999
                                        ------------ ------------ ------------
   Raw material........................  $1,642,463   $1,360,722   $1,556,381
   Work in process.....................   1,228,417    1,524,611    1,994,284
   Finished goods......................     140,122       86,214       39,571
                                         ----------   ----------   ----------
                                         $3,011,002   $2,971,547   $3,590,236
                                         ==========   ==========   ==========

(4) Equipment and Improvements

   Equipment and improvements consisted of the following:

                                        December 31, December 31, September 3,
                                            1997         1998         1999
                                        ------------ ------------ ------------
   Machinery and equipment.............  $1,823,555   $2,003,146   $2,484,866
   Building improvements...............     251,093      325,593      377,248
   Office equipment....................     525,855      584,989      609,169
   Vehicles............................      49,023       32,778           --
                                         ----------   ----------   ----------
                                          2,649,526    2,946,506    3,471,283
   Less--Accumulated depreciation and
    amortization.......................   1,237,285    1,531,582    1,776,075
                                         ----------   ----------   ----------
                                         $1,412,241   $1,414,924   $1,695,208
                                         ==========   ==========   ==========

   Depreciation and amortization expense related to equipment and improvements, including the equipment under capital lease, was $264,160 for the period ended September 3, 1999 and $365,624, $321,615, and $242,315 for the years ended
December 31, 1998, 1997, and 1996, respectively.

(5) Demand Note Payable to a Bank

   In connection with the sale of common stock described in Note 10, the demand note payable to a bank and the security interest provided to the bank was terminated.

   In 1998 and 1997, the demand note payable to a bank represents borrowings under a line-of-credit agreement, renewable annually, in which the Company may borrow against qualified accounts receivable and inventories, less letters of credit, as defined in the loan agreement, subject to a maximum limit of $2,500,000. Borrowings under the agreement bear interest at the bank's prime rate (7.75% at December 31, 1998) plus 0.5%, are collateralized by substantially all assets of the Company and the Trust and are fully guaranteed by the Trust.

   The provisions of this agreement require, among other things, the Company to
(a) maintain a minimum cash flow coverage ratio as defined, (b) maintain a minimum tangible capital base (stockholders' equity less intangibles plus subordinated debt) as defined, (c) not allow senior debt to be four times greater than the tangible capital base and (d) places certain limits on distributions to the Company's stockholders.

                            W.F. WOOD, INCORPORATED

(6) Capital Lease Obligations

   The Company leases various office equipment under capital lease agreements with monthly principal and interest installments ranging from $3,300 to $6,672, expiring at various dates through October 2000, with effective interest rates of approximately 8% to 10%. The related equipment collateralizes each lease.

   At September 3, 1999, and December 31, 1998 and 1997, the capitalized cost of leased office equipment was approximately $177,000 as of each date and the related accumulated amortization was approximately $167,000, $126,000, and $67,000, respectively.

(7) Long-Term Debt

   Long-term debt at September 3, 1999, and December 31, 1998 and 1997, consists of the following:

                                         December 31, December 31, September 3,
                                             1997         1998         1999
                                         ------------ ------------ ------------
(a)  Installment note payable to a
     bank, due in monthly principal
     payments of $8,929 through January
     1999, with a final payment of
     $61,343 due February 1999. The
     note bears interest at the bank's
     prime rate (7.75% at December 31,
     1998) plus 0.5% and is
     collateralized by substantially
     all assets of the Company and the
     Trust. This note payable was
     refinanced in 1998 to extend its
     maturity date from November 1998
     to February 1999..................    $177,415     $ 70,272     $     --
(b)  Installment note payable to a
     bank, due in monthly principal
     payments of $7,690 plus interest
     at the bank's prime rate (7.75% at
     December 31, 1998) plus 0.5%
     through August 2002. Borrowings
     are collateralized by
     substantially all assets of the
     Company and the Trust ............     430,631      338,353           --
(c)  9.9% Installment note payable to a
     finance company, due in monthly
     principal and interest payments of
     $833 through March 2000. The note
     is collateralized by a motor
     vehicle ..........................      19,934       11,534           --
(d)  8.0% Installment note payable to a
     finance company, due in monthly
     principal and interest payments of
     $4,015 through August 2003. The
     note is collateralized by the
     related equipment ................          --      187,115      164,456
(e)  7.25% Installment note payable to
     a finance company, due in monthly
     principal and interest payments of
     $6,666 through May 2004. The note
     is collateralized by the related
     equipment.........................          --           --      320,628
(f)  10.2% Installment note payable to
     a finance company, due in monthly
     principal and interest payments of
     $6,672 through October 2000. The
     note is collateralized by the
     related equipment.................     196,293      133,669       93,584
                                           --------     --------     --------
                                            824,273      740,943      578,668
Less--Current maturities...............     350,744      275,930      183,835
                                           --------     --------     --------
                                           $473,529     $465,013     $394,833
                                           ========     ========     ========

                            W.F. WOOD, INCORPORATED

   The installment notes payable to a bank in (a) and (b) were fully repaid in connection with the sale of common stock described in Note 10, and the security interest provided to the bank was terminated.

   Principal payments on the long-term debt at September 3, 1999 are due as follows:

       Year Ending September 3,                                          Amount
       ------------------------                                         --------
         2000.........................................................  $183,835
         2001.........................................................   116,058
         2002.........................................................   111,110
         2003.........................................................   115,771
         2004.........................................................    51,894
                                                                        --------
                                                                        $578,668
                                                                        ========

(8) Commitments

 (a) Facility Lease:

   The Company leases a second manufacturing facility under a five-year lease agreement expiring January 2004. The lease requires the Company to pay annual base rent, plus a share of real estate taxes, operating costs and management fees as defined in the agreement. The agreement provides for one five-year option to extend the lease term.

   Future minimum lease payments (without regard to real estate taxes, operating costs and management fees) on the operating lease are as follows:

       Year Ending September 3,                                          Amount
       ------------------------                                         --------
         2000.........................................................  $189,092
         2001.........................................................   189,092
         2002.........................................................   198,791
         2003.........................................................   203,637
         2004.........................................................    67,877
                                                                        --------
                                                                        $848,489
                                                                        ========

 (b) Employment Agreements:

   The Company has entered into employment agreements with two officers of the Company. The Company is obligated to pay the officers one year's salary as severance if their employment is terminated by the Company without cause or terminated by the officers with good reason, as defined. The terms of the agreements expire in December 2001 and are automatically renewed each year until terminated by either party.

 (c) Employee Bonus Plan:

   In connection with the sale of stock described in Note 10, the Company adopted an employee bonus plan in which the Company provided a $250,000 bonus to its employees in recognition of their past service and will pay a $250,000 retention bonus as an incentive for employees to remain with the Company for at least six months subsequent to the sale of stock. As of September 3, 1999, the past service bonus of $250,000 has been reflected in the accompanying financial statements. The retention bonus will be recognized upon the completion of the required term of employment.

                            W.F. WOOD, INCORPORATED

(9) Profit Sharing Plan

   The Company has a defined contribution profit sharing plan covering both salaried and hourly employees under Section 401(k) of the Internal Revenue Code. Under the plan, employees may reduce up to 15% of their compensation per year as a contribution to the plan, subject to the limitations imposed under
Section 401(k). The matching contribution to the plan, if any, is determined annually at the discretion of the Company's directors. During the period ended September 3, 1999 and the years ended December 31, 1998, 1997, and 1996, there were no matching contributions by the Company.

(10) Concentrations

 (a) Concentration of Credit Risk:

   The Company extends credit to customers primarily located in Massachusetts who are manufacturers of various equipment, such as computers, computer-related equipment, and production equipment.

   The Company generally does not require its customers to secure the accounts receivable. Total accounts receivable outstanding at September 3, 1999, and December 31, 1998 and 1997, from Massachusetts customers in computer-related industries is approximately $1,794,000, $2,083,000, and $1,317,000, respectively.

 (b) Concentration of Credit Risk Arising from Cash Deposits in Excess of Insured Limits:

   The Company maintains its cash balances in one financial institution. The balances are insured up to $100,000. At September 3, 1999, the Company's uninsured cash balances totaled $1,021,812. The Company has not experienced any losses in such cash accounts and believes it is not exposed to any significant credit risk on cash.

 (c) Significant Customer:

   One customer accounted for approximately 80%, 87%, and 77% of net sales for the period ended September 3, 1999 and the years ended December 31, 1998 and 1997, respectively. Two customers accounted for approximately 67% of net sales for the year ended December 31, 1996. Total receivables from this significant customer was approximately $1,850,000, $1,989,000, and $1,033,000 at September 3, 1999 and December 31, 1998 and 1997, respectively.

(11) Sale of Common Stock and Change in Tax Status

   Effective on September 3, 1999, the stockholders sold their common stock of the Company to HTM Holdings, Inc. This transaction terminated the Company's subchapter "S" status and will become a taxable corporation. SFAS No. 109 requires recognizing a deferred tax asset and liability for temporary differences that exist at the date the Company's tax status changes from nontaxable to taxable. The deferred tax liability due to this change was immaterial and has not been reflected in the accompanying financial statements.

   As part of the stock purchase agreement relating to the sale of stock, HTM Holdings, Inc. may make an election under Section 338(h)(10) of the Internal Revenue Code, thereby treating the common stock sale of the Company as a sale of assets for tax reporting purposes. This would result in a gain on sale of assets for Massachusetts income tax reporting purposes. The potential state tax liability as a result of this election would be approximately $680,000. The accompanying financial statements do not reflect any adjustments for this as the election has not been made as of the date of this report.

                            W.F. WOOD, INCORPORATED

(12) Sale Related Professional Fees and Bonuses Paid to Management and
Employees

   Professional fees reflected in the accompanying statements of income for the period ended September 3, 1999 are non-recurring professional fees related to the Sale of the Company. Acquisition-related bonuses paid to management and employees reflect non-recurring bonuses paid by the Company upon sale of the Company to HTM Holdings, Inc.

(13) Additional paid-in capital

   The existing shareholders of the Company funded the bonuses paid to management and employees and certain professional fees (notes 12 and 8(c)) and paid off certain bank debt by contributing cash of $2,821,393 to the Company.

(14) Material Differences Between Generally Accepted Accounting Principles
    (GAAP) in United States and Canada

   The financial statements have been prepared in accordance with generally accepted accounting principles as applied in the United States. The financial statements also conform, in all material respects, with Canadian generally accepted accounting principles.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Pensar Corporation:

   We have audited the accompanying balance sheets of Pensar Corporation as of December 31, 1998 and 1999, and the related statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pensar Corporation as of December 31, 1998 and 1999, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1999 in conformity with United States generally accepted accounting principles.

                                                                        KPMG LLP

Milwaukee, Wisconsin
May 9, 2000

                               PENSAR CORPORATION

                                 BALANCE SHEETS
                   December 31, 1998, 1999 and March 31, 2000

                                              December 31,
                                         ------------------------   March 31,
                                            1998         1999         2000
                                         -----------  -----------  -----------
                                                                   (unaudited)
Assets
Current assets:
  Cash.................................. $   427,285  $   511,740  $    26,519
  Trade accounts receivable, net of
   allowance for doubtful receivables of
   $20,000 in 1998 and 1999.............   7,506,530    9,780,860    8,334,521
  Inventories...........................   2,473,339    5,273,489    6,785,942
  Prepaid expenses......................      65,960      200,994      245,777
                                         -----------  -----------  -----------
      Total current assets..............  10,473,114   15,767,083   15,392,759
                                         -----------  -----------  -----------
Property, plant and equipment, net......   3,436,303    4,720,574    4,858,638
Other assets............................     456,085      511,048      562,052
                                         -----------  -----------  -----------
                                         $14,365,502  $20,998,705  $20,813,449
                                         ===========  ===========  ===========
Liabilities and Stockholders' Equity

Current liabilities:
  Lines of credit....................... $ 1,500,000  $ 4,215,000  $ 3,000,000
  Current installments of long-term
   debt.................................     290,000      331,631      334,873
  Accounts payable......................   2,810,627    5,138,413    4,995,547
  Accrued liabilities...................   1,239,201    1,292,407    1,644,600
  Stockholders' distributions payable...     560,000      138,666          --
                                         -----------  -----------  -----------
      Total current liabilities.........   6,399,828   11,116,117    9,975,020
Long-term debt, less current
 installments...........................     830,000    1,080,867    1,039,705
                                         -----------  -----------  -----------
      Total liabilities.................   7,229,828   12,196,984   11,014,725
                                         -----------  -----------  -----------

Stockholders' equity:
  Common stock, $1 par value:
    Voting; 10,000 shares authorized,
     1,000 shares issued and
     outstanding........................       1,000        1,000        1,000
    Nonvoting; 40,000 shares authorized,
     no shares issued...................         --           --           --
    Additional paid-in capital..........   1,209,423    1,209,423    1,209,423
    Retained earnings...................   6,564,314    8,046,298    9,003,301
    Notes receivable from officers and
     stockholders.......................    (639,063)    (455,000)    (415,000)
                                         -----------  -----------  -----------
      Total stockholders' equity........   7,135,674    8,801,721    9,798,724
                                         -----------  -----------  -----------
                                         $14,365,502  $20,998,705  $20,813,449
                                         ===========  ===========  ===========

                See accompanying notes to financial statements.

                               PENSAR CORPORATION

                              STATEMENTS OF INCOME
                 Years ended December 31, 1997, 1998, 1999 and
                     quarters ended March 31, 1999 and 2000

                               Year ended December 31,       Quarter ended March 31,
                         ----------------------------------- -----------------------
                            1997        1998        1999        1999        2000
                         ----------- ----------- ----------- ----------- -----------
                                                             (unaudited) (unaudited)
Revenue:
  Manufacturing......... $49,863,694 $48,919,471 $50,018,206 $10,338,738 $15,441,633
  Engineering services..   1,167,940   1,978,051   2,977,675     444,740     841,160
                         ----------- ----------- ----------- ----------- -----------
    Total revenue.......  51,031,634  50,897,522  52,995,881  10,783,478  16,282,793
Cost of goods sold or
 services provided......  41,858,905  41,867,805  43,858,748   9,315,431  13,734,594
                         ----------- ----------- ----------- ----------- -----------
    Gross profit........   9,172,729   9,029,717   9,137,133   1,468,047   2,548,199
Operating expenses:
  Executive bonus
   compensation.........     642,037     528,764     497,692      17,253     114,213
  Professional fees
   related to sale
   transaction..........         --          --       75,000         --          --
  Other selling, general
   and administrative...   4,482,527   4,408,246   4,532,716     955,041   1,358,979
                         ----------- ----------- ----------- ----------- -----------
    Total selling,
     general
     administrative
     expenses...........   5,124,564   4,937,010   5,105,408     972,294   1,473,192
                         ----------- ----------- ----------- ----------- -----------
Operating income........   4,048,165   4,092,707   4,031,725     495,753   1,075,007
Other expense:
  Interest expense......     387,891     216,985     267,697      38,518     103,335
                         ----------- ----------- ----------- ----------- -----------
Net income.............. $ 3,660,274 $ 3,875,722 $ 3,764,028 $   457,235 $   971,672
                         =========== =========== =========== =========== ===========
Basic net income per
 common share........... $  3,812.79 $  3,875.72 $  3,764.03 $    457.24 $    971.67
                         =========== =========== =========== =========== ===========
Weighted average shares
 of common stock
 outstanding............         960       1,000       1,000       1,000       1,000
                         =========== =========== =========== =========== ===========
Diluted net income per
 common share........... $  3,734.97 $  3,875.72 $  3,764.03 $    457.24 $    971.67
                         =========== =========== =========== =========== ===========
Weighted average shares
 of common stock
 outstanding............         980       1,000       1,000       1,000       1,000
                         =========== =========== =========== =========== ===========

                See accompanying notes to financial statements.

                               PENSAR CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                Years ended December 31, 1997, 1998 and 1999 and
                          quarter ended March 31, 2000

                                                                             Notes
                                                 Additional             receivable from     Total
                                Voting Nonvoting  paid-in    Retained    officers and   stockholders'
                         Shares common  common    capital    earnings    stockholders      equity
                         ------ ------ --------- ---------- ----------  --------------- -------------
Balance at December 31,
 1996...................   960  $  960    --       809,463   4,116,635     (416,000)      4,511,058
Net income..............   --      --     --           --    3,660,274          --        3,660,274
Distributions...........   --      --     --           --   (2,256,121)         --       (2,256,121)
Collections of notes
 receivable.............   --      --     --           --          --        69,600          69,600
                         -----  ------    ---    ---------  ----------     --------      ----------
Balance at December 31,
 1997...................   960     960    --       809,463   5,520,788     (346,400)      5,984,811
Issuance of voting
 common stock...........    40      40    --       399,960         --      (400,000)            --
Net income..............   --      --     --           --    3,875,722          --        3,875,722
Distributions...........   --      --     --           --   (2,832,196)         --       (2,832,196)
Collections of notes
 receivable.............   --      --     --           --          --       107,337         107,337
                         -----  ------    ---    ---------  ----------     --------      ----------
Balance at December 31,
 1998................... 1,000   1,000    --     1,209,423   6,564,314     (639,063)      7,135,674
Net income..............   --      --     --           --    3,764,028          --        3,764,028
Distributions...........   --      --     --           --   (2,282,044)         --       (2,282,044)
Collections of notes
 receivable.............   --      --     --           --          --       184,063         184,063
                         -----  ------    ---    ---------  ----------     --------      ----------
Balance at December 31,
 1999................... 1,000  $1,000    --     1,209,423   8,046,298     (455,000)      8,801,721
Net income..............   --      --     --           --      971,672                      971,672
Distributions...........   --      --     --           --      (14,669)                     (14,669)
Collections of notes
 receivable.............   --      --     --           --                    40,000          40,000
                         -----  ------    ---    ---------  ----------     --------      ----------
Balance at March 31,
 2000................... 1,000  $1,000    --     1,209,423   9,003,301     (415,000)      9,798,724
                         =====  ======    ===    =========  ==========     ========      ==========


                See accompanying notes to financial statements.

                               PENSAR CORPORATION

                            STATEMENTS OF CASH FLOWS
                 Years ended December 31, 1997, 1998, 1999 and
                     quarters ended March 31, 1999 and 2000

                               Year ended December 31,           Quarter ended March 31,
                         --------------------------------------  ------------------------
                             1997         1998         1999         1999         2000
                         ------------  -----------  -----------  -----------  -----------
                                                                 (unaudited)  (unaudited)
Cash flows from
 operating activities:
 Net income............. $  3,660,274    3,875,722    3,764,028     457,235      971,672
 Adjustments to
  reconcile net income
  to net cash provided
  by operating
  activities:
 Depreciation...........      623,057      631,904      752,457     159,906      223,625
 Amortization of debt
  issuance costs........       15,684       15,680       26,729       6,684        2,814
 Loss (gain) on sale of
  property, plant and
  equipment.............          --        (2,913)       4,004         --           --
 Increase in cash
  surrender value of
  life insurance........      (72,040)     (78,119)     (83,766)    (21,600)     (53,818)
 Changes in assets and
  liabilities:
  Accounts receivable...   (1,416,342)     419,131   (2,274,330)  1,379,078    1,446,339
  Inventories...........      675,672      136,718   (2,800,150)   (924,056)  (1,512,453)
  Prepaid expenses......          194      (17,837)    (135,034)    (69,435)     (44,783)
  Accounts payable......     (331,939)    (541,775)   2,327,786     759,492     (142,866)
  Accrued liabilities...      441,783      (16,695)      53,206     117,267      352,193
                         ------------  -----------  -----------  ----------   ----------
   Net cash provided by
    operating
    activities..........    3,596,343    4,421,816    1,634,930   1,864,571    1,242,723
                         ------------  -----------  -----------  ----------   ----------
Cash flows from
 investing activities:
 Purchase of property,
  plant and equipment...     (321,365)    (691,407)  (2,054,857)   (344,349)    (361,689)
 Proceeds from sale of
  property, plant and
  equipment.............          --         3,325       14,125         --           --
 (Increase) decrease in
  debt service trust
  funds.................           (3)          (8)       2,074       2,074          --
                         ------------  -----------  -----------  ----------   ----------
   Net cash used for
    investing
    activities..........     (321,368)    (688,090)  (2,038,658)   (342,275)    (361,689)
                         ------------  -----------  -----------  ----------   ----------
Cash flows from
 financing activities:
 Proceeds from lines of
  credit................   30,385,000   18,625,000   26,050,000   4,875,000    5,135,000
 Payments on lines of
  credit................  (31,450,000) (18,325,000) (23,335,000) (6,225,000)  (6,350,000)
 Repayment of
  stockholders' notes
  payable...............          --      (300,000)         --          --           --
 Proceeds from issuance
  of long-term debt.....          --           --       500,000         --           --
 Repayments of long-term
  debt..................     (442,250)    (928,865)    (207,502)        --       (37,920)
 Distributions to
  stockholders..........   (1,402,121)  (3,126,196)  (2,703,378)   (659,444)    (153,335)
 Proceeds from
  collection of notes
  receivable from
  officers and
  stockholders..........       91,700      107,337      184,063      80,170       40,000
                         ------------  -----------  -----------  ----------   ----------
   Net cash provided by
    (used for) financing
    activities..........   (2,817,671)  (3,947,724)     488,183  (1,929,274)  (1,366,255)
                         ------------  -----------  -----------  ----------   ----------
   Increase (decrease)
    in cash.............      457,304     (213,998)      84,455    (406,978)    (485,221)
Cash:
 Beginning of period....      183,979      641,283      427,285     427,285      511,740
                         ------------  -----------  -----------  ----------   ----------
 End of period.......... $    641,283  $   427,285  $   511,740  $   20,307   $   26,519
                         ============  ===========  ===========  ==========   ==========
Supplemental cash flow
 information--Cash paid
 for interest........... $    372,467  $   213,917  $   227,749  $   31,832   $  100,521
                         ============  ===========  ===========  ==========   ==========
Non-cash investing and
 financing activities--
 Receipt of notes
 receivable for issuance
 of common stock........ $    --       $   400,000  $       --   $      --    $      --
                         ============  ===========  ===========  ==========   ==========

                See accompanying notes to financial statements.

                               PENSAR CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                        December 31, 1997, 1998 and 1999


(1)Nature of Business

     Pensar Corporation (the Company), based in Appleton, Wisconsin, designs and assembles custom made electronic products, most of which include printed circuit boards, for domestic manufacturers. The Company also provides engineering services relating to board design and microchip programming. The Company's raw materials are readily available, and the Company is not dependent on a single supplier or a limited number of suppliers.

     The Company's accounting principles are in accordance with accounting principles generally accepted in the United States, and, except as outlined in note 15, are, in all material respects, in accordance with accounting principles generally accepted in Canada.

(2)Summary of Significant Accounting Policies

    (a) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting year. Actual results may differ from those estimates.

    (b) Revenue Recognition

     Revenue from the sale of products is recognized when goods are shipped to customers. Revenue from the provision of engineering services is recognized as services are provided.

    (c) Inventories

     Inventories are valued on a first-in, first-out basis at the lower of cost or replacement value for raw materials and at the lower of cost or net realizable value for work in process and finished goods.

    (d) Property, Plant and Equipment

     Property, plant and equipment are recorded at cost and depreciated predominantly on a straight-line basis over their estimated useful lives as follows:

    ----------------------------------------------------------------------------
     Building........................................................   40 years
     Building improvements...........................................    5 years
     Machinery and equipment......................................... 5-10 years
     Office furniture and equipment..................................    7 years
     Computer hardware and software..................................  3-5 years
    ----------------------------------------------------------------------------
    ----------------------------------------------------------------------------

    (e) Other Assets

     Costs incurred relating to the issuance of debt are deferred and amortized to interest expense over the term of the related debt.

    (f) Income Taxes

     The Company has elected to be taxed as an S corporation under the provisions of the Internal Revenue Code and Wisconsin state statutes. Under those provisions, the Company does not pay Federal or Wisconsin corporate income taxes on its taxable income. Rather, the stockholders are individually liable

                               PENSAR CORPORATION

                        December 31, 1997, 1998 and 1999

  for Federal and Wisconsin income taxes on their respective shares of the Company's taxable income. The Company makes periodic distributions to its stockholders to enable them to pay the personal income taxes related to their respective shares of the Company's taxable income.

    (g) Impairment of Long-Lived Assets

     The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered permanently impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or the fair value less costs to sell.

    (h) Recently Issued Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. The Statement requires all derivatives to be recognized either as assets or liabilities and measured at fair value. In 1999, the FASB issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities Deferral of the Effective Date of SFAS 133, which defers the effective date of SFAS No. 133. The Company will be required to implement SFAS No. 133 for its fiscal year ended December 31, 2001. It is anticipated that SFAS No. 133 will not have a significant impact on the Company's financial position, results of operations or cash flows since it does not maintain any derivative financial instruments.

    (i) Advertising

     Advertising costs are charged to operations as selling expense when incurred. Advertising expense for the years ended December 31, 1997, 1998 and 1999 was approximately $21,700, $21,200 and $34,100, respectively.

    (j) Research and Development

     The Company expenses all research and development costs as incurred. For the years ending December 31, 1997, 1998 and 1999, research and development costs included in the respective statements of income were not significant to the Company's operations.

    (k) Earnings Per Share

     Basic net income per common share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding for the period. Basic net income per common share does not consider common stock equivalents. Diluted net income per common share reflects the dilution that would occur if convertible debt securities and stock options were exercised or converted into common shares or resulted in the issuance of common shares that then shared in the net income of the entity. The computation of diluted net income per common share uses the "if converted" and "treasury stock" methods to reflect dilution. The difference between basic net income per common

                               PENSAR CORPORATION

                        December 31, 1997, 1998 and 1999

  share and diluted net income per common share in 1997 relates to the outstanding stock options discussed in note 12.

    (l) Unaudited Financial Information

     The unaudited interim financial statements furnished herein reflect all adjustments which are, in the opinion of management, necessary to present fairly the financial position of the Company as of March 31, 2000 and the results of its operations and its cash flows for the three months ended March 31, 1999 and 2000. The unaudited interim financial statements should be read in conjunction with the annual financial statements and notes thereto included herein.

(3)Inventories

     Inventories as of December 31, 1998 and 1999 and March 31, 2000 are summarized as follows:

                                                    December 31,
                                                --------------------  March 31,
                                                   1998      1999       2000
                                                ---------- --------- -----------
                                                                     (unaudited)
Raw materials.................................. $1,646,169 2,865,416 $4,206,041
Work in process................................    806,766 2,406,257  2,508,329
Finished goods.................................     20,404     1,816     71,572
                                                ---------- --------- ----------
  Total inventories............................ $2,473,339 5,273,489 $6,785,942
                                                ========== ========= ==========

(4)Property, Plant and Equipment

     Property, plant and equipment at December 31, 1998 and 1999 are summarized as follows:

                                                            1998
                                              ---------------------------------
                                                         Accumulated  Net book
                                                 Cost    depreciation   value
                                              ---------- ------------ ---------
     Land.................................... $  162,847        --      162,847
     Building and building improvements......  2,497,237    418,633   2,078,604
     Machinery and equipment.................  4,032,582  3,261,890     770,692
     Office furniture and equipment..........    190,846    139,749      51,097
     Computer hardware and software..........  1,188,601    815,538     373,063
                                              ----------  ---------   ---------
                                              $8,072,113  4,635,810   3,436,303
                                              ==========  =========   =========
                                                            1999
                                              ---------------------------------
                                                         Accumulated  Net book
                                                 Cost    depreciation   value
                                              ---------- ------------ ---------
     Land.................................... $  162,847        --      162,847
     Building and building improvements......  2,596,407    495,301   2,101,106
     Machinery and equipment.................  5,529,471  3,676,185   1,853,286
     Office furniture and equipment..........    318,068    160,244     157,824
     Computer hardware and software..........  1,389,469    943,958     445,511
                                              ----------  ---------   ---------
                                              $9,996,262  5,275,688   4,720,574
                                              ==========  =========   =========

                               PENSAR CORPORATION

                        December 31, 1997, 1998 and 1999


(5)Other Assets

     Other assets at December 31, 1998 and 1999 are summarized as follows:

                                                                  1998    1999
                                                                -------- -------
     Cash surrender value of life insurance.................... $396,559 480,325
     Deferred financing costs, net.............................   57,452  30,723
     Debt service trust funds..................................    2,074     --
                                                                -------- -------
                                                                $456,085 511,048
                                                                ======== =======

(6)Accrued Liabilities

     Accrued liabilities at December 31, 1998 and 1999 are summarized as follows:

                                                            1998      1999
                                                         ---------- ---------
     Salaries and wages, payroll taxes and related
      withholdings...................................... $  402,571   574,595
     Vacation...........................................    429,889   480,381
     Health and dental benefits.........................    133,806   144,000
     Warranty costs.....................................     90,000       --
     Property taxes.....................................     68,691    64,392
     Customer rebates...................................     63,000     9,436
     Other..............................................     51,244    19,603
                                                         ---------- ---------
                                                         $1,239,201 1,292,407
                                                         ========== =========

(7)Lines of Credit

     The lines of credit balance at December 31, 1998 and 1999 is summarized as follows:

                                                            1998      1999
                                                         ---------- ---------
     Bank line of credit, $3,800,000 maximum available,
      interest at the prime rate minus 0.75% (7.75% at
      December 31, 1999) on the principal balance
      outstanding of $1,900,000 or less and prime rate
      minus 1.00% (7.50% at December 31, 1999) on the
      principal balance outstanding in excess of
      $1,900,000, due July 31, 2000....................  $1,500,000 3,800,000
     Bank line of credit, $500,000 maximum available,
      interest at the prime rate minus 0.75% (7.75% at
      December 31, 1999), due December 20, 2001........         --    415,000
                                                         ---------- ---------
                                                         $1,500,000 4,215,000
                                                         ========== =========

     At December 31, 1998 and 1999, the Company also has available a $400,000 line of credit with interest at prime minus 0.75% (7.75% at December 31, 1999). The line of credit is available through July 2000. At December 31, 1998 and 1999, there were no outstanding borrowings on this line of credit.

     The weighted average interest rates for the lines of credit outstanding during 1998 and 1999 were 7.85% and 7.35% respectively.

     The Company pays a commitment fee on the unused portion of its lines of credit at an annual rate of 0.25%.

                               PENSAR CORPORATION

                        December 31, 1997, 1998 and 1999


     The line of credit agreements contain various restrictive covenants including maintaining certain working capital and net worth requirements and prohibition against change in control of the Company. At December 31, 1999, the Company was in compliance with or has obtained waivers for covenants with which it was not in compliance. It is management's intent to pay off the $415,000 line of credit within the next year, and accordingly, it is presented as a current liability.

(8)Long-term Debt

     Long-term debt at December 31, 1998 and 1999 is summarized as follows:

                                                            1998       1999
                                                         ---------- ----------
     1993 City of Appleton, Wisconsin Industrial
      Development Revenue Bonds, due December 2003,
      variable interest rate adjusted weekly (5.6% at
      December 31, 1999), interest payments due
      monthly..........................................  $  600,000 $  600,000
     1994 City of Appleton, Wisconsin Industrial
      Development Revenue Bonds, due August 2001,
      variable interest rate adjusted weekly (5.6% at
      December 31, 1999), interest payments due
      monthly, with mandatory sinking fund payments of
      $175,000 due each August.........................     520,000    350,000
     Note payable to a financial institution, with
      interest at 7.9%, principal and interest payments
      of $15,660 due monthly through September 2002....         --     462,498
                                                         ---------- ----------
       Total long-term debt............................   1,120,000  1,412,498
     Less current installments.........................     290,000    331,631
                                                         ---------- ----------
       Long-term debt, less current installments.......  $  830,000 $1,080,867
                                                         ========== ==========

     The 1993 City of Appleton, Wisconsin Industrial Development Revenue Bonds are secured by an irrevocable bond letter of credit in the amount of $607,398. The letter of credit expires on December 15, 2003 and is secured by the assets of the Company.

     The 1994 City of Appleton, Wisconsin Industrial Development Revenue Bonds are secured by an irrevocable bond letter of credit in the amount of $354,375. The letter of credit expires on August 15, 2001 and is secured by the assets of the Company.

     The Industrial Development Revenue Bonds contain various restrictive covenants including maintaining certain working capital and net worth requirements and prohibition against change in control of the Company. At December 31, 1999, the Company was in compliance with or has obtained waivers for covenants with which it was not in compliance.

     Aggregate long-term debt principal payments and mandatory sinking fund payments due within the next five years and thereafter follows:

     Year ending December 31,
     ------------------------
       2000.......................................................... $  331,631
       2001..........................................................    344,674
       2002..........................................................    136,193
       2003..........................................................    600,000
                                                                      ----------
                                                                      $1,412,498
                                                                      ==========

                               PENSAR CORPORATION

                        December 31, 1997, 1998 and 1999


(9)Leases

   The Company leases certain manufacturing equipment and vehicles under noncancellable operating leases with initial or remaining terms in excess of one year.

     Future minimum rental payments required under these operating leases for the next five years and thereafter follows:

     Year ending December 31,
     ------------------------
       2000.......................................................... $  708,657
       2001..........................................................    426,172
       2002..........................................................    327,461
       2003..........................................................    211,876
       2004..........................................................    211,876
         Thereafter..................................................     12,397
                                                                      ----------
                                                                      $1,898,439
                                                                      ==========

     Rent expense, including executory costs, under all operating leases for the years ended December 31, 1997, 1998 and 1999 amounted to $322,568, $416,133 and $463,378, respectively.

(10)Employee Benefit Plans

     Substantially all employees participate in a discretionary bonus program in which cash payments are made to participants based on a guideline of net income in excess of a minimum return on total stockholders' equity at the beginning of the year. Bonus expense amounted to $1,658,620, $1,575,823 and $1,422,469 for the years ended December 31, 1997, 1998 and 1999, respectively.

     The Company maintains a 401(k) profit sharing plan. Virtually all employees are eligible to participate in the plan. During 1997 and 1998, employees could elect to contribute up to 20% of their compensation to the plan and during 1999, employees could elect to contribute up to 25% of their compensation to the plan. The Company's contribution to the plan is determined annually by the Board of Directors. There were no Company contributions for the years ended December 31, 1997, 1998 and 1999.

     On September 1, 1998, the Company entered into a Phantom Stock Agreement with an officer of the Company. Under the agreement, the officer received 50 phantom share units. Upon separation from service, the officer will receive his vested portion of the difference between the ending certificate of agreed value of the shares over the beginning certificate of agreed value of the shares. The agreed value is established at the discretion of the Board of Directors. The officer was immediately 40% vested and will vest an additional 15% per year on January 1, 2000 through January 1, 2003. At December 31, 1998 and 1999, the certificate of agreed value of the phantom shares was the same as the beginning certificate of agreed value, and thus the Company has not recorded a liability for this agreement.

(11)Stock and Related Party Transactions

     In the event of the death of a stockholder, the deceased stockholder's estate has the option to require the Company to purchase all stock owned by the estate. The Company is the beneficiary on life insurance policies of the major shareholders that would help cover the Company's obligation to purchase stock from a deceased stockholder's estate. The Company has the right of first refusal on all other transfers of common stock. Also, upon termination of employment, certain stockholders are required to sell and the Company is obligated to buy all of their shares of stock.

                               PENSAR CORPORATION

                        December 31, 1997, 1998 and 1999


     During 1994 and 1998, certain officers purchased common stock partially financed with notes payable to the Company. The notes, with interest at 6.25%, are collateralized by the stock. Interest is payable quarterly and principal is due annually in minimum amounts of $84,000 through 2004 and then $32,000 through 2008. During 1997, 1998 and 1999, the Company received $69,600, $107,337 and $184,063, respectively, in principal repayments and recorded approximately $26,000, $41,000 and $33,200, respectively, of interest income in connection with these notes.

     The Company recorded approximately $20,388 of interest expense for the year ended December 31, 1998, in connection with certain notes payable to the stockholders. The notes payable to the stockholders were paid in full by the Company during 1998.

(12)Stock Options

     In 1994, the Company awarded an employee stockholder options to purchase 40 shares of voting common stock at $10,000 per share, the estimated fair market value of the common stock. The employee vested in 10 shares of the options each January 1 from 1995 through 1998. The options were exercised on January 1, 1998 with the issuance to the Company of a $400,000 note, as discussed in note 11.

     The Company accounts for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees; as permitted by Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. Under APB Opinion No. 25, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price of the stock option.

     The table below sets out the pro forma amounts of net income and net income per common share that would have resulted if the Company had accounted for its employee stock plans under the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation.

                                                                        1997
                                                                     ----------
     Net income:
       As reported.................................................. $3,660,274
       Pro forma....................................................  3,638,363
                                                                     ==========
     Basic net income per common share:
       As reported..................................................   3,812.79
       Pro forma.................................................... $ 3,712.62
                                                                     ==========

     For purposes of computing pro forma net income, the fair value of each optional grant is estimated on the date of grant using the minimum value method under which no volatility is assumed. Assumptions used to calculate the fair value was a risk-free interest rate of 6.3%, no dividend yield and an expected life of 4 years.

(13)Fair Value of Financial Instruments

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

    (i) The carrying amounts of cash, trade accounts receivable, accounts payable, accrued liabilities and stockholders' distribution payable approximate fair values due to the short-term nature of these instruments.

                               PENSAR CORPORATION

                        December 31, 1997, 1998 and 1999


    (ii) The carrying amounts of the bank lines of credit approximate fair values due to the current interest rates approximating interest rates currently available to the Company for bank lines of credit with similar terms and availability.

    (iii) The fair value of long-term debt, including the current portion, is based on interest rates currently available to the Company for debt with similar terms and maturities. The fair value of long-term debt at December 31, 1998 and 1999 approximates book value.

(14)Segment Information

     The Company's principal operating segments are identified by the types of products and services from which revenues are derived and are consistent with the reporting structure of the Company's internal organization.

     The Company has two reportable segments: printed circuit boards and engineering services. The printed circuit boards segment includes the manufacture of surface mount, through-hole and mixed technology custom printed circuit boards for industrial uses. The engineering services segment includes various engineering services such as custom design, product research and development, prototyping and testing.

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance based on gross profit, which excludes operating expenses and other income and expenses. The Company's reportable segments are strategic business units that offer different products and services. They are managed separately due to the difference in the products and services offered by each segment.

                               PENSAR CORPORATION

                        December 31, 1997, 1998 and 1999


     The following is a summary of financial information concerning each of the Company's reportable segments:

                                Printed
                                circuit   Engineering     Total
     December 31, 1997          boards      services     Segments   Corporate   Total
     -----------------        ----------- ------------ ------------ --------- ----------
     Total revenue........... $49,863,694  1,167,940    51,031,634        --  51,031,634
     Depreciation and
      amortization...........     357,387     38,372       395,759    242,982    638,741
     Gross profit (loss).....   9,351,413   (178,684)   10,093,536        --   9,172,729
     Total assets............  10,957,829    328,742    11,286,571  3,709,403 14,995,974
     Capital expenditures....      88,180     68,496       156,676    164,689    321,365
                                Printed
                                circuit   Engineering     Total
     December 31, 1998          boards      services     Segments   Corporate   Total
     -----------------        ----------- ------------ ------------ --------- ----------
     Total revenue........... $48,919,471  1,978,051    50,897,522        --  50,897,522
     Depreciation and
      amortization...........     362,400     63,600       426,000    221,584    647,584
     Gross profit............   8,912,281    117,436     9,029,717        --   9,029,717
     Total assets............  10,486,696    464,438    10,951,134  3,414,368 14,365,502
     Capital expenditures....     445,562    107,478       553,040    138,367    691,407
                                Printed
                                circuit   Engineering     Total
     December 31, 1999          boards      services     Segments   Corporate   Total
     -----------------        ----------- ------------ ------------ --------- ----------
     Total revenue........... $50,018,206  2,977,675    52,995,881        --  52,995,881
     Depreciation and
      amortization...........     461,492    107,942       569,434    209,752    779,186
     Gross profit............   8,564,217    572,916     9,137,133        --   9,137,133
     Total assets............  16,296,672  1,039,411    17,336,083  3,662,622 20,998,705
     Capital expenditures....   1,673,837    201,282     1,875,119    179,738  2,054,857
                                Printed
     March 31, 1999             circuit   Engineering     Total
     (unaudited)                boards      services     Segments   Corporate   Total
     --------------           ----------- ------------ ------------ --------- ----------
     Total revenue........... $10,338,738    444,740    10,783,478        --  10,783,478
     Depreciation and
      amortization...........      89,250     26,406       115,656     50,934    166,590
     Gross profit (loss).....   1,621,789   (153,742)    1,468,047        --   1,468,047
     Total assets............  10,099,444    516,102    10,615,546  3,154,676 13,770,222
     Capital expenditures....     211,223     27,417       238,640    105,709    344,349
                                Printed
     March 31, 2000             circuit   Engineering     Total
     (unaudited)                boards      services     Segments   Corporate   Total
     --------------           ----------- ------------ ------------ --------- ----------
     Total revenue........... $15,441,633    841,160    16,282,793        --  16,282,793
     Depreciation and
      amortization...........     139,520     38,955       178,475     47,964    226,439
     Gross profit............   2,472,738     75,461     2,548,199        --   2,548,199
     Total assets............  16,540,858    962,605    17,503,463  3,309,986 20,813,449
     Capital expenditures....     175,880     78,739       254,619    107,070    361,689
     Reconciliation of
     segment                   December   December 31, December 31, March 31, March 31,
     data to net income:       31, 1997       1998         1999       1999       2000
     -------------------      ----------- ------------ ------------ --------- ----------
     Gross profit............ $ 9,172,729  9,029,717     9,137,133  1,468,047  2,548,199
     Selling, general
      administrative
      expenses...............   5,124,564  4,937,010     5,105,408    972,294  1,473,192
                              -----------  ---------    ----------  --------- ----------
     Operating income........   4,048,165  4,092,707     4,031,725    495,753  1,075,007
     Interest expense........     387,891    216,985       267,697     38,518    103,335
                              -----------  ---------    ----------  --------- ----------
     Net income.............. $ 3,660,274  3,875,722     3,764,028    457,235    971,672
                              ===========  =========    ==========  ========= ==========

                               PENSAR CORPORATION

                        December 31, 1997, 1998 and 1999


     At December 31, 1997, 1998 and 1999 segment assets represent the segments' respective share of trade accounts receivable, inventories and net property plant and equipment. All other assets are considered corporate assets.

     All of the Company's long-lived assets are located within the United States. Further, all of the Company's shipments of goods or engineering services are provided to domestic manufacturers.

     During 1997, a significant portion of the Company's net sales were generated from two customers, accounting for approximately 41% and 22% of the Company's total net sales. During 1998, a significant portion of the Company's net sales were generated from two customers, which comprised approximately 26% and 25%, of the Company's net sales, respectively and comprising approximately $1,251,000 and $1,477,000 of total trade accounts receivable, respectively at December 31, 1998. During 1999, a significant portion of the Company's net sales were generated from two customers, which comprised approximately 22% and 11%, of the Company's net sales, respectively and comprising approximately $1,404,000 and $1,305,000 of total trade accounts receivable, respectively at December 31, 1999.

(15)United States and Canadian Accounting Principle Differences

     The financial statements of the Company have been prepared in accordance with generally accepted accounting principles (GAAP) as applied in the United States (U.S.). The significant differences between U.S. GAAP and Canadian GAAP and their effect on the consolidated financial statements of the Company are described below and relate to the calculation of diluted net income per common share.

     Under Canadian GAAP, fully diluted net income per common share is calculated by assuming that all of the outstanding options at the end of the year have been exercised at the beginning of the year or at the date granted, if later, and proceeds from the exercise of options have been used to generate investment income. Under U.S. GAAP, fully diluted net income per common share is calculated by assuming that the proceeds were used to acquire common shares of the Company at the average market price. Diluted net income per common share under Canadian GAAP is $3,681.61 in 1997.

(16)Subsequent Event

     Subsequent to December 31, 1999, the Company's shareholders signed a memorandum of understanding to sell all of its outstanding common stock to SMTC Corporation. In 2000, 100% of the Company's outstanding common stock will be sold to SMTC Corporation.

                                        Shares

                                 [LOGO OF SMTC]
                                SMTC Corporation

                                  Common Stock
                              ------------------
                                   PROSPECTUS
                                        , 2000
                              ------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

   The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates, except the Securities and Exchange Commission registration fee and the National Association of Securities Dealers, Inc. filing fee.

   Securities and Exchange Commission Registration fee.............. $   53,434
   National Association of Securities Dealers, Inc. filing fee......     13,000
   Nasdaq National Market listing fee...............................     95,000
   Printing and engraving expenses..................................    800,000
   Legal fees and expenses..........................................  2,615,000
   Accounting fees and expenses.....................................    950,000
   Blue sky fees and expenses.......................................      5,000
   Transfer agent and Registrar fees................................      3,500
   Miscellaneous....................................................     63,500
                                                                     ----------
     Total.......................................................... $4,598,434
                                                                     ==========

Item 14. Indemnification of Directors and Officers.

   The Registrant's Certificate of Incorporation provides that the Registrant's directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. The By-Laws provide that the Registrant shall indemnify its directors to the full extent permitted by the laws of the State of Delaware.

   Prior to the consummation of this offering, the Company will enter into indemnification agreements with each of its directors and executive officers that provide for indemnification and expense advancement to the fullest extent permitted under the Delaware General Corporation Law.

Item 15. Recent Sales of Unregistered Securities.

   Since its incorporation in 1998, SMTC has issued the following securities without registration under the Securities Act of 1933, as amended (the "Securities Act"):

     (1) The combination of Surface Mount and HTM was completed on July 30, 1999. In connection with the combination, SMTC issued an aggregate of 2,414,647.7 shares of its Class A common stock, 154,167.8 shares of its Class L common stock, 113,407.9 shares of its Class N common stock and warrants exercisable for an aggregate of 103,894.9 shares of its Class A common stock and 12,088.2 shares of its Class L common stock to pre-combination stockholders of Surface Mount, including certain members of management of Surface Mount and other investors and pre-combination stockholders of HTM, including affiliates of Bain Capital, Inc., affiliates of Celerity Partners, L.L.C., certain members of management of HTM and other investors, in exchange for pre-combination securities of Surface Mount, pre-combination securities of HTM and an aggregate of approximately $16.7 million.

     (2) On July 30, 1999, pursuant to an employee stock option plan, SMTC issued an aggregate of 33,140.2 options to purchase its Class A common stock and 3,855.9 options to purchase its Class L common stock. The options to purchase Class A common stock were fully vested when granted, and were immediately exercised for an aggregate of 33,140.2 shares of Class A common stock at an aggregate exercise price of $60,374. These shares are subject to certain restrictions on transferability and certain repurchase rights.

     (3) On September 30, 1999, pursuant to an employee stock option plan, SMTC issued an aggregate of 116,860 shares of its Class A common stock.

     (4) On May 18, 2000, we issued warrants to purchase 41,666.67 shares of Class L common stock and 375,000.03 shares of Class A common stock, subject to adjustment provisions in the warrants and sold notes in the aggregate amount of $5 million. The issuance of the notes and warrants was exempt from registration under the Securities Act because the purchasers of the notes and warrants included only foreign persons, qualified institutional buyers and three large institutional accredited investors.

All such shares were exempt from registration under the Securities Act of 1933, as amended, pursuant to (S)4(2) thereof or Rule 701 thereunder.

Item 16. Exhibits and Financial Statement Schedules.

 (a) Exhibits:

  1.1#    Form of Underwriting Agreement.
  2.1#+   Reorganization and Merger Agreement dated as of July 26, 1999.
  2.2#+   Stock Purchase Agreement dated as of September 3, 1999.
  2.3#+   Stock Purchase Agreement dated as of May 23, 2000.
  3.1#    Form of Amended and Restated Certificate of Incorporation.
  3.2#    Form of Amended and Restated By-laws.
  3.3#    Form of Certificate of Designation.
  4.1#    Form of Stockholders Agreement.
  4.2#    Form of certificate representing shares of common stock.
  4.3#    Warrant to purchase shares of Class L common stock and schedule of warrants attached thereto.
  4.4#    Warrant to purchase shares of Class A-1 common stock and schedule of warrants attached thereto.
  4.5#    Warrant to purchase units of Class A-1 common stock and Class L common stock and schedule of warrants attached thereto.
  4.6#    15% Senior Subordinated Note and schedule of notes attached thereto..
  4.7#    Form of Exchangeable Share Provisions attaching to the exchangeable shares of SMTC Manufacturing Corporation of Canada.
  4.8#    Form of Exchangeable Share Support Agreement among SMTC, SMTC Nova
          Scotia Company and SMTC Manufacturing Corporation of Canada.
  4.9#    Form of Voting and Exchange Trust Agreement among SMTC, SMTC Nova
          Scotia Company, SMTC Manufacturing Corporation of Canada and CIBC
          Mellon Trust Company.
  4.10#   Secured Demand Note of SMTC Manufacuring Corporation of Canada dated
          July 3, 2000.
  4.11#   Secured Demand Note of HTM Holdings, Inc. dated July 3, 2000.
  4.12#   Secured Demand Note of HTM Holdings, Inc. dated July 3, 2000.
  4.13#   Demand Note of SMTC Manufacuring Corporation of Canada dated July 3,
          2000.
  4.14#   Secured Demand Note of HTM Holdings, Inc. dated July 3, 2000.
  4.15#   Secured Demand Note of HTM Holdings, Inc. dated July 3, 2000.
  4.16#   Demand Note of HTM Holdings, Inc. dated July 3, 2000.
  5.1     Opinion of Ropes & Gray.
 10.1.1#+ Credit and Guarantee Agreement dated as of July 28, 1999.
 10.1.2#  First Amendment dated as of November 4, 1999 to the Credit and
          Guarantee Agreement dated as of July 28, 1999.
 10.1.3#  Second Amendment dated as of December 14, 1999 to the Credit and
          Guarantee Agreement dated as of July 28, 1999.
 10.1.4#  Third Amendment dated as of May 15, 2000 to the Credit and Guarantee
          Agreement dated as of
          July 28, 1999.

 10.2#    Amended and Restated SMTC (HTM) 1998 Equity Incentive Plan dated as of September 30, 1999.
 10.3#    Management Agreement dated July 30, 1999.
 10.4.1#  Real Property Lease dated September 1, 1993 between Ogden Atlantic
          Design Company, Inc. and Garrett and Garrett.
 10.4.2#  Lease Renewal Agreement dated as of September 1, 1996 between
          Atlantic Design Company, Inc. and Garrett and Garrett.
 10.4.3#  Assignment of Lease dated as of September 16, 1997 between Ogden
          Atlantic Design Company, Inc. and The SMT Centre S.E. Inc.
 10.5#    Form of Real Property Lease dated December 22, 1998 between Third
          Franklin Trust and W.F. Wood, Incorporated.
 10.6#    Real Property Lease dated May 9, 1995 between Logitech Ireland
          Limited and Ogden Atlantic Design (Europe) Limited.
 10.7#    Real Property Sublease Agreement dated March 29, 1996 between Radian
          International, LLC and The SMT Centre of Texas Inc.
 10.8#    Real Property Lease dated August 11, 1997 between Edwin A. Helwig and
          Barbara G. Helwig and The SMT Centre, Inc., Lease Addendum and Work
          Letter Agreement.
 10.9#    Real Property Lease dated as of September 15, 1998 between Warden-
          McPherson Developments Ltd. and The Surface Mount Technology Centre
          Inc.
 10.10#   Real Property Lease dated September 3, 1999 between Airedale Realty
          Trust and W. F. Wood, Incorporated.
 10.11.1# Real Property Revised Lease Agreement dated January 14, 1994 between
          HTM Building Investors, LLC and Hi-Tech Manufacturing, Inc.
 10.11.2# First Amendment to Lease.
 10.11.3# Second Amendment to Lease.
 10.12#   Derek D'Andrade Employment Agreement dated July 30, 1999.
 10.13#   Edward Johnson Employment Agreement dated May 18, 2000.
 10.14#   Gary Walker Employment Agreement dated July 30, 1999.
 10.15#   Paul Walker Employment Agreement dated July 30, 1999.
 10.16#   Philip Woodard Employment Agreement dated July 30, 1999.
 10.17#   Warrant Subscription Agreement dated as of May 18, 2000.
 10.18#   Senior Subordinated Loan Agreement dated as of May 18, 2000.
 10.19#   Form of SMTC Corporation/SMTC Manufacturing Corporation of Canada
          2000 Equity Incentive Plan.
 10.20#   Letter Agreement dated June 19, 2000 regarding Stockholders Agreement
          Lock-Up.
 16.1#    Letter from PricewaterhouseCoopers LLP regarding change in certifying accountants.
 16.2#    Letter from Arthur Andersen LLP regarding change in certifying accountants.
 21.1#    Subsidiaries of the registrant.
 23.1     Consent of KPMG LLP, Toronto, Canada.
 23.2     Consent of Arthur Andersen LLP.
 23.3     Consent of PricewaterhouseCoopers LLP.
 23.4     Consent of Canby, Maloney & Co., Inc.
 23.5     Consent of Ropes & Gray (included in the opinion filed as Exhibit
          5.1).
 23.6     Consent of KPMG LLP, Milwaukee, Wisconsin.
 24.1#    Power of attorney pursuant to which amendments to this registration statement may be filed.
 27.1#    SMTC Corporation Amended Financial Data Schedule.

--------
# Previously filed.

+ The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit to such agreement upon request by the SEC.

   (b) Financial Statement Schedules.

   Schedule II-Valuation and Qualifying Accounts

   The schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission (other than the schedule listed above) are not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements.

Item 17. Undertakings.

   The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such manner as requested by the underwriters to permit prompt delivery to each purchaser.

   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (5) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under "Item 14--Indemnification of Directors and Officers" above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, SMTC Corporation has duly caused this Pre-Effective Amendment to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Markham, Province of Ontario, on this 20th day of July, 2000.

                                          SMTC Corporation

                                                      /s/ Paul Walker
                                          By: _________________________________
                                             Name: Paul Walker
                                             Title: President

                                    * * * *

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

Signature                                        Title                   Date
---------                                        -----                   ----

           /s/ Paul Walker             President, Chief Executive    July 20, 2000
______________________________________  Officer (Principal
             Paul Walker                Executive Officer) and
                                        Director

          /s/ Richard Smith            Vice President, Finance &     July 20, 2000
______________________________________  Administration (Principal
            Richard Smith               Financial and Accounting
                                        Officer)

             /s/    *                  Executive Vice President,     July 20, 2000
______________________________________  Business Development and
            Edward Johnson              Director


             /s/    *                  Vice President and General    July 20, 2000
______________________________________  Manager, San Jose and
             Gary Walker                Director

             /s/    *                  Director                      July 20, 2000
______________________________________
            David Dominik

             /s/    *                  Director                      July 20, 2000
______________________________________
            Prescott Ashe

             /s/    *                  Director                      July 20, 2000
______________________________________
           Stephen Adamson

             /s/    *                  Director                      July 20, 2000
______________________________________
             Mark Benham

             /s/    *                  Director                      July 20, 2000
______________________________________
          Michael Griffiths

             /s/    *                  Director                      July 20, 2000
______________________________________
            Anthony Sigel

   *See Power of Attorney executed by each such officer and/or director on the Registration Statement on Form S-1 previously filed with the SEC on March 24, 2000, appointing Paul Walker and Richard Smith, and each of them singly, as true and lawful attorney-in-fact and agent with full power to sign this and any and all amendments (including post-effective amendements) to this Registration Statement.

                     Report of Independent Accountants on a
                          Financial Statement Schedule

To the Board of Directors and Shareholders of SMTC Corporation (formerly Hi-Tech Manufacturing, Inc., subsequently HTM Holdings, Inc.):

   Our audit of the financial statements referred to in our report dated March 22, 2000 appearing in this Registration Statement on Form S-1 also included an audit of the financial statement schedule included in this Registration Statement. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements.

                                          /s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Broomfield, Colorado
March 22, 2000

                    Report of Independent Public Accountants

To the Board of Directors of SMTC Corporation (formerly HTM Holdings, Inc.):

   We have audited in accordance with auditing standards generally accepted in the United States, the consolidated financial statements as of and for the year ended December 31, 1998, of SMTC Corporation (a Delaware corporation, formerly HTM Holdings, Inc.) and its subsidiary included in this registration statement and have issued our report thereon dated March 10, 1999. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The Schedule II--Valuation and Qualifying Accounts is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the 1998 financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          /s/ Arthur Andersen LLP

Denver, Colorado
March 10, 1999

The Board of Directors
SMTC Corporation:

   The audit referred to in the form of our report dated February 18, 2000 included the related financial statement schedules of SMTC Corporation (formerly HTM Holdings, Inc.) for the year ended December 31, 1999 included in the registration statement. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

   We consent to the use of the form of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                             /s/ KMPG LLP

Toronto, Canada
May 23, 2000

                                SMTC CORPORATION
                         (FORMERLY HTM HOLDINGS, INC.)

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
                    (Expressed in thousands of U.S. dollars)

                                                             Years ended
                                                            December 31,
                                                         ---------------------
                                                         1997   1998    1999
                                                         -----  -----  -------
Reserves for Inventory
Balance, beginning of year.............................. $(778) $(354) $  (521)
Charge to expense ......................................  (120)  (255)    (915)
Written off.............................................   544     88      560
Added through acquisition...............................   --     --      (952)
                                                         -----  -----  -------
  Balance, end of year.................................. $(354) $(521) $(1,828)
                                                         =====  =====  =======
                                                             Years ended
                                                            December 31,
                                                         ---------------------
                                                         1997   1998    1999
                                                         -----  -----  -------
Reserves for Accounts Receivable
Balance, beginning of year.............................. $(203) $(180) $  (195)
Charge to expense ......................................  (120)  (120)    (120)
Written off.............................................   143    105       50
Added through acquisition...............................   --     --      (249)
                                                         -----  -----  -------
  Balance, end of year.................................. $(180) $(195) $  (514)
                                                         =====  =====  =======

                                 EXHIBIT INDEX

  1.1#    Form of Underwriting Agreement.
  2.1#+   Reorganization and Merger Agreement dated as of July 26, 1999.
  2.2#+   Stock Purchase Agreement dated as of September 3, 1999.
  2.3#+   Stock Purchase Agreement dated as of May 23, 2000.
  3.1#    Form of Amended and Restated Certificate of Incorporation.
  3.2#    Form of Amended and Restated By-laws.
  3.3#    Form of Certificate of Designation.
  4.1#    Form of Stockholders Agreement.
  4.2#    Form of certificate representing shares of common stock.
  4.3#    Warrant to purchase shares of Class L common stock and schedule of warrants attached thereto.
  4.4#    Warrant to purchase shares of Class A-1 common stock and schedule of warrants attached thereto.
  4.5#    Warrant to purchase units of Class A-1 common stock and Class L common stock and schedule of warrants attached thereto.
  4.6#    15% Senior Subordinated Note and schedule of notes attached thereto.
  4.7#    Form of Exchangeable Share Provisions attaching to the exchangeable shares of SMTC Manufacturing Corporation of Canada.
  4.8#    Form of Exchangeable Share Support Agreement among SMTC, SMTC Nova
          Scotia Company and SMTC Manufacturing Corporation of Canada.
  4.9#    Form of Voting and Exchange Trust Agreement among SMTC, SMTC Nova
          Scotia Company, SMTC Manufacturing Corporation of Canada and CIBC
          Mellon Trust Company.
 4.10#    Secured Demand Note of SMTC Manufacturing Corporation of Canada dated
          July 3, 2000.
 4.11#    Secured Demand Note of HTM Holdings, Inc. dated July 3, 2000.
 4.12#    Secured Demand Note of HTM Holdings, Inc. dated July 3, 2000.
 4.13#    Demand Note of SMTC Manufacturing Corporation of Canada dated July 3,
          2000.
 4.14#    Secured Demand Note of HTM Holdings, Inc. dated July 3, 2000.
 4.15#    Secured Demand Note of HTM Holdings, Inc. dated July 3, 2000.
 4.16#    Demand Note of HTM Holdings, Inc. dated July 3, 2000.
 5.1      Opinion of Ropes & Gray.
 10.1.1#+ Credit and Guarantee Agreement dated as of July 28, 1999.
 10.1.2#  First Amendment dated as of November 4, 1999 to the Credit and
          Guarantee Agreement dated as of July 28, 1999.
 10.1.3#  Second Amendment dated as of December 14, 1999 to the Credit and
          Guarantee Agreement dated as of July 28, 1999.
 10.1.4#  Third Amendment dated as of May 15, 2000 to the Credit and Guarantee
          Agreement dated as of
          July 28, 1999.
 10.2#    Amended and Restated SMTC (HTM) 1998 Equity Incentive Plan dated as of September 30, 1999.
 10.3#    Management Agreement dated July 30, 1999.
 10.4.1#  Real Property Lease dated September 1, 1993 between Ogden Atlantic
          Design Company, Inc. and Garrett and Garrett.
 10.4.2#  Lease Renewal Agreement dated as of September 1, 1996 between
          Atlantic Design Company, Inc. and Garrett and Garrett.
 10.4.3#  Assignment of Lease dated as of September 16, 1997 between Ogden
          Atlantic Design Company, Inc. and The SMT Centre S.E. Inc.
 10.5#    Form of Real Property Lease dated December 22, 1998 between Third
          Franklin Trust and W.F. Wood, Incorporated.
 10.6#    Real Property Lease dated May 9, 1995 between Logitech Ireland
          Limited and Ogden Atlantic Design (Europe) Limited.
 10.7#    Real Property Sublease Agreement dated March 29, 1996 between Radian
          International, LLC and The SMT Centre of Texas Inc.
 10.8#    Real Property Lease dated August 11, 1997 between Edwin A. Helwig and
          Barbara G. Helwig and The SMT Centre, Inc., Lease Addendum and Work
          Letter Agreement.

 10.9#    Real Property Lease dated as of September 15, 1998 between Warden-
          McPherson Developments Ltd. and The Surface Mount Technology Centre
          Inc.
 10.10#   Real Property Lease dated September 3, 1999 between Airedale Realty
          Trust and W. F. Wood, Incorporated.
 10.11.1# Real Property Revised Lease Agreement dated January 14, 1994 between
          HTM Building Investors, LLC and Hi-Tech Manufacturing, Inc.
 10.11.2# First Amendment to Lease.
 10.11.3# Second Amendment to Lease.
 10.12#   Derek D'Andrade Employment Agreement dated July 30, 1999.
 10.13#   Edward Johnson Employment Agreement dated May 18, 2000.
 10.14#   Gary Walker Employment Agreement dated July 30, 1999.
 10.15#   Paul Walker Employment Agreement dated July 30, 1999.
 10.16#   Philip Woodard Employment Agreement dated July 30, 1999.
 10.17#   Warrant Subscription Agreement dated as of May 18, 2000.
 10.18#   Senior Subordinated Loan Agreement dated as of May 18, 2000.
 10.19#   Form of SMTC Corporation/SMTC Manufacturing Corporation of Canada
          2000 Equity Incentive Plan.
 10.20#   Letter Agreement dated June 19, 2000 regarding Stockholders Agreement
          Lock-Up.
 16.1#    Letter from PricewaterhouseCoopers LLP regarding change in certifying accountants.
 16.2#    Letter from Arthur Andersen LLP regarding change in certifying accountants.
 21.1#    Subsidiaries of the registrant.
 23.1     Consent of KPMG LLP, Toronto, Canada.
 23.2     Consent of Arthur Andersen LLP.
 23.3     Consent of PricewaterhouseCoopers LLP.
 23.4     Consent of Canby, Maloney & Co., Inc.
 23.5     Consent of Ropes & Gray (included in the opinion filed as Exhibit
          5.1).
 23.6     Consent of KPMG LLP, Milwaukee, Wisconsin.
 24.1#    Power of attorney pursuant to which amendments to this registration statement may be filed.
 27.1#    SMTC Corporation Amended Financial Data Schedule.

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# Previously filed.

+ The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit to such agreement upon request by the SEC.